                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                           o2wireless Solutions, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                           O2WIRELESS SOLUTIONS, INC.
                         2355 Industrial Park Boulevard
                             Cumming, Georgia 30041
                           Telephone: (678) 513-1501

                        SPECIAL MEETING OF SHAREHOLDERS
                 MERGER PROPOSAL -- YOUR VOTE IS VERY IMPORTANT

To the Shareholders of o2wireless Solutions, Inc.:

     You are cordially invited to attend a special meeting of our shareholders, which we will hold at 5:00 p.m., local time, on Tuesday, November 12, 2002, at the Doubletree Guest Suites, Atlanta Galleria, 2780 Windy Ridge Parkway, Atlanta, GA 30339.

     o2wireless Solutions, Inc. has signed a merger agreement with Baran Group Ltd. If the merger is completed, o2wireless will merge with and into a wholly-owned subsidiary of Baran. Each holder of o2wireless common stock will be entitled to receive 0.014919 ordinary shares of Baran in exchange for their shares of o2wireless common stock. Baran will not issue fractional ordinary shares in the merger. Holders of o2wireless common stock who would otherwise have received a fraction of a Baran ordinary share will receive cash equal to the product of the fractional share multiplied by $13.9103.

     At the special meeting, we will ask you to vote on a proposal to approve the merger agreement and the merger of o2wireless with Baran Acquisition Sub, Inc., a wholly-owned subsidiary of Baran, whereby o2wireless will merge into Baran Sub. The board of directors of o2wireless has unanimously approved the merger agreement and the merger, has determined that the merger is advisable and that the transactions contemplated by the merger agreement and other related agreements are fair to, and in the best interests of, the o2wireless shareholders, and recommends that you approve the merger and the merger agreement with Baran.

     If the merger is completed, the o2wireless shareholders will, in the aggregate, receive approximately 454,000 ordinary shares of Baran, or approximately 5.4% of the outstanding shares of Baran. The Baran ordinary shares are listed on the Tel Aviv Stock Exchange under the trading symbol "BRAN" and on October 17, 2002, Baran ordinary shares closed at U.S.$5.06 per share, assuming a foreign currency exchange rate of 1 U.S.$ to 4.76 NIS. In addition, upon the completion of the merger, the Baran ordinary shares will be quoted on the Nasdaq National Market under the symbol "BRAN".

     Only shareholders of record who hold shares of o2wireless common stock at the close of business on September 3, 2002, the record date for the special meeting, will be entitled to vote at the special meeting of o2wireless shareholders. A list of shareholders entitled to vote will be kept at the offices of o2wireless, 2355 Industrial Park Boulevard, Cumming, Georgia 30041, for the ten days prior to the special meeting.

     YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" COMMENCING ON PAGE 26 OF THE ENCLOSED PROXY STATEMENT-PROSPECTUS BEFORE VOTING. PLEASE REVIEW CAREFULLY THE ENTIRE PROXY STATEMENT-PROSPECTUS.

     It is important that your shares are represented and voted at the special meeting, whether or not you are able to attend personally. If you do not return your proxy card, the effect will be a vote against the merger agreement and the merger. You are therefore urged to complete, sign, date and return the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States. You are, of course, welcome to attend the meeting and vote in person, even if you have previously returned your proxy card.

     Thank you for your cooperation.
                                          Sincerely,

                                          /s/ ANDREW D. ROSCOE
                                          Andrew D. Roscoe
                                          Chairman of the Board and co-Chief
                                          Executive Officer

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROXY STATEMENT-PROSPECTUS IS TRUTHFUL OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE INFORMATION IN THIS PROXY
STATEMENT-PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.

     THIS PROXY STATEMENT-PROSPECTUS IS DATED OCTOBER 24, 2002 AND IS FIRST BEING MAILED TO O2WIRELESS SHAREHOLDERS ON OR ABOUT OCTOBER 28, 2002.

                           O2WIRELESS SOLUTIONS, INC.
                         2355 Industrial Park Boulevard
                             Cumming, Georgia 30041
                           Telephone: (678) 513-1501

      NOTICE OF SPECIAL MEETING OF O2WIRELESS SOLUTIONS, INC. SHAREHOLDERS
                    TO BE HELD ON TUESDAY, NOVEMBER 12, 2002

     Notice is hereby given that a special meeting of the shareholders of O2WIRELESS SOLUTIONS, INC. will be held on Tuesday, November 12, 2002 at 5:00 p.m. local time at the Doubletree Guest Suites, Atlanta Galleria, 2780 Windy Ridge Parkway, Atlanta, GA 30339.

     At the meeting, we will ask you to vote on a proposal to approve the merger agreement and the merger of o2wireless with Baran Acquisition Sub, Inc., a wholly-owned subsidiary of Baran Group Ltd., whereby o2wireless will merge into Baran Sub.

     We will transact no other business at the special meeting, except business that may be properly brought before the special meeting or any adjournment or postponement of the special meeting.

     Only holders of record of shares of o2wireless common stock at the close of business on September 3, 2002, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting.

     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. You may vote in person at the special meeting, even if you have returned a proxy.

                                          By Order of the Board of Directors,

                                          /s/ ANDREW D. ROSCOE
                                          Andrew D. Roscoe
                                          Chairman of the Board and co-Chief
                                          Executive Officer

Cumming, Georgia
October 28, 2002

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1
SUMMARY OF THE PROXY STATEMENT-PROSPECTUS...................      5
  THE COMPANIES.............................................      5
  THE MERGER................................................      7
  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
     INFORMATION............................................     12
  BARAN SUMMARY FINANCIAL DATA..............................     21
  O2WIRELESS SOLUTIONS, INC. AND SUBSIDIARIES SELECTED
     FINANCIAL DATA.........................................     22
  COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA.......     23
  BARAN'S DIVIDEND PAYMENT HISTORY..........................     24
RISK FACTORS................................................     26
  RISKS RELATING TO THE MERGER..............................     26
  RISKS RELATING TO BARAN AND THE COMBINED COMPANY..........     27
  RISKS ASSOCIATED WITH BARAN'S ORDINARY SHARES.............     32
  RISKS ASSOCIATED WITH BARAN'S BEING AN ISRAELI COMPANY....     35
MARKET PRICE AND DIVIDEND INFORMATION.......................     37
THE SPECIAL MEETING OF O2WIRELESS SHAREHOLDERS..............     40
  PROXY STATEMENT-PROSPECTUS................................     40
  DATE, TIME AND PLACE OF THE SPECIAL MEETING...............     40
  PURPOSES OF THE SPECIAL MEETING...........................     40
  SHAREHOLDER RECORD DATE FOR THE SPECIAL MEETING...........     40
  VOTES REQUIRED FOR APPROVAL OF THE MERGER.................     40
  PROXIES...................................................     40
  REVOCATION OF PROXIES.....................................     41
  SOLICITATION OF PROXIES...................................     41
THE MERGER..................................................     42
  BACKGROUND OF THE MERGER..................................     42
  BARAN'S REASONS FOR THE MERGER............................     47
  O2WIRELESS' REASONS FOR THE MERGER........................     48
  OPINION OF HOULIHAN LOKEY, FINANCIAL ADVISOR TO
     O2WIRELESS.............................................     50
  VALUATION OF O2WIRELESS...................................     52
  FAIRNESS OF MERGER CONSIDERATION..........................     54
  FEES AND EXPENSES.........................................     55
  STRUCTURE OF THE MERGER AND CONVERSION OF O2WIRELESS
     STOCK..................................................     56
  RECOMMENDATION OF O2WIRELESS' BOARD OF DIRECTORS..........     56
  INTERESTS OF O2WIRELESS DIRECTORS AND EXECUTIVE OFFICERS
     IN THE MERGER..........................................     56
  COMPLETION AND EFFECTIVENESS OF THE MERGER................     57
  EXCHANGE OF O2WIRELESS STOCK CERTIFICATES FOR BARAN SHARE
     CERTIFICATES...........................................     57
  TREATMENT OF O2WIRELESS' EMPLOYEES AND EMPLOYEE
     BENEFITS...............................................     58
  TREATMENT OF O2WIRELESS STOCK OPTIONS.....................     58
  TAX MATTERS...............................................     59
  ACCOUNTING TREATMENT OF THE MERGER........................     64
  RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF
     O2WIRELESS.............................................     64
  NO DISSENTERS' RIGHTS.....................................     64

  LISTING ON THE NASDAQ NATIONAL MARKET OF THE BARAN
     ORDINARY SHARES TO BE ISSUED IN THE MERGER.............     64
  DESCRIPTION OF MATERIAL CONTRACTS BETWEEN BARAN AND
     O2WIRELESS.............................................     64
THE MERGER AGREEMENT........................................     67
INFORMATION CONCERNING BARAN................................     76
BARAN: MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................     93
MANAGEMENT OF BARAN AND THE SURVIVING CORPORATION...........    108
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND
  MANAGEMENT OF BARAN.......................................    117
DESCRIPTION OF BARAN SHARE CAPITAL..........................    119
INFORMATION CONCERNING O2WIRELESS...........................    124
O2WIRELESS: MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............    131
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND
  MANAGEMENT OF O2WIRELESS..................................    149
COMPARISON OF RIGHTS OF BARAN SHAREHOLDERS AND O2WIRELESS
  SHAREHOLDERS..............................................    151
LEGAL AND TAX MATTERS.......................................    160
EXPERTS.....................................................    160
OTHER MATTERS...............................................    161
WHERE YOU CAN FIND MORE INFORMATION.........................    161
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION............    162
BARAN GROUP LTD. CONSOLIDATED FINANCIAL STATEMENTS..........    F-2
O2WIRELESS SOLUTIONS, INC. CONSOLIDATED FINANCIAL
  STATEMENTS................................................  F-120
ANNEX A -- AGREEMENT AND PLAN OF MERGER.....................    A-1
ANNEX B -- AMENDMENT TO AGREEMENT AND PLAN OF MERGER........    B-1
ANNEX C -- SECOND AMENDMENT TO AGREEMENT AND PLAN OF
  MERGER....................................................    C-1
ANNEX D -- OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL,
  INC.......................................................    D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT IS THE PROPOSED TRANSACTION?

A: Baran has reached an agreement with o2wireless and several of its shareholders to acquire o2wireless, by merging with Baran Acquisition Sub, Inc., a wholly-owned U.S. subsidiary of Baran. As a result, o2wireless will cease to exist and Baran Sub will be the surviving corporation following the merger. Holders of o2wireless common stock as of the completion of the merger will exchange their shares of o2wireless common stock for Baran ordinary shares.

Q: WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

A: Baran and o2wireless are proposing to merge because each believes that o2wireless' complete network solutions for telecommunications service providers, combined with Baran's market leadership in engineering services to the telecommunications industry and other industries, will strengthen Baran's growing global market share in providing comprehensive engineering solutions to its clients worldwide, and will enhance Baran's competitive strengths by adding complementary services and by facilitating its penetration into the United States market. The companies believe that these factors, together with o2wireless' emerging leadership in designing and implementing wireless telecommunications networks, will result in a combined company with a strong array of services and vast knowledge and experience in the engineering services area, a large market share and geographical reach and the capability to commercialize those abilities in an efficient, cost-effective manner. In addition, combining the activities of the two companies is expected to provide opportunities to increase both market penetration in the United States and revenue growth, enhance Baran's capabilities to serve its existing customers, and accelerate the development of additional engineering service offerings.

Q: WHAT WILL O2WIRELESS SHAREHOLDERS RECEIVE IN THE MERGER?

A: The aggregate consideration that will be paid to o2wireless shareholders in the merger is approximately 455,000 Baran ordinary shares. If the merger is approved, these shares will be divided proportionately among all o2wireless shareholders upon completion of the merger as described below.

   The merger consideration to be paid to the o2wireless shareholders is expected to have an aggregate value of approximately $3.69 million.

   Baran will not issue any fractional ordinary shares in the merger. Instead, each holder of shares of o2wireless common stock exchanged in connection with the merger who would otherwise have been entitled to receive a fraction of a Baran ordinary share will be entitled to receive cash in an amount equal to the product of that shareholder's fractional part of Baran ordinary shares multiplied by $13.9103.

Q: WILL BARAN ORDINARY SHARES BE PUBLICLY TRADED IN THE UNITED STATES?

A. Yes. Following the merger, Baran ordinary shares will be publicly traded in the United States and quoted on the Nasdaq National Market under the symbol "BRAN." Baran ordinary shares are also traded on the Tel Aviv Stock Exchange under the same symbol, and are quoted in New Israeli Shekels, or NIS.

Q: WHAT WILL O2WIRELESS STOCK OPTION HOLDERS RECEIVE IN THE MERGER?

A: Before the effective time of the merger, o2wireless will notify its holders of options to acquire o2wireless common stock that the options must be exercised within 60 days of the notice or the options will be terminated. Baran will establish a new stock option plan, pursuant to which Baran, in its discretion, will be entitled to grant stock options to employees of the surviving corporation.

Q: WHEN AND WHERE IS THE O2WIRELESS SHAREHOLDER MEETING?

A: The o2wireless special meeting of shareholders will take place on Tuesday, November 12, 2002 at 5:00 p.m., local time. The special meeting will be held at Doubletree Guest Suites, Atlanta Galleria, 2780 Windy Ridge Parkway, Atlanta, GA 30339.

Q: WHAT WILL BE THE AGENDA FOR THE SPECIAL MEETING?

A: At the special meeting, the holders of o2wireless common stock will be asked to vote to adopt the merger agreement and approve the merger.

Q: WHAT IS THE RECORD DATE FOR THE SPECIAL MEETING?

A: You can vote at the special meeting if you owned o2wireless common stock at the close of business on September 3, 2002. As of the record date, there were 30,442,101 shares of o2wireless common stock outstanding.

Q: WHAT VOTE OF O2WIRELESS SHAREHOLDERS IS REQUIRED TO APPROVE THE MERGER?

A: An affirmative vote of the holders of a majority of the outstanding shares on the record date of o2wireless common stock is required to approve the merger. As of the record date, the directors and executive officers of o2wireless beneficially owned approximately 23% of o2wireless' outstanding common stock. Some shareholders of o2wireless, including DFW Capital Partners, L.P., Stratford Capital Partners, L.P., Stratford Equity Partners, L.P., and American Capital Strategies, Ltd., have signed irrevocable proxies in which they have agreed to vote their shares in favor of the merger. These shareholders beneficially owned approximately 45% of o2wireless' outstanding common stock as of the record date.

Q: DOES THE O2WIRELESS BOARD OF DIRECTORS RECOMMEND APPROVAL OF THE MERGER
   AGREEMENT AND THE MERGER?

A: Yes. After careful consideration, the board of directors of o2wireless unanimously voted to approve the merger agreement, as amended, and the merger. The o2wireless board recommends that o2wireless' shareholders vote FOR the merger agreement and the merger.

Q: DID THE BOARD OF DIRECTORS OF O2WIRELESS OBTAIN ANY EXPERT OPINIONS REGARDING
   THE FAIRNESS OF THE MERGER?

A: Yes. On February 14, 2002, o2wireless engaged Houlihan Lokey Howard & Zukin
   Capital, Inc. as its independent financial advisor to deliver a fairness opinion in connection with the potential sale of o2wireless to Baran. On June 5, 2002, in connection with the execution of the original merger agreement, Houlihan Lokey delivered an opinion stating that the merger consideration to be received by the o2wireless shareholders was fair from a financial point of view. On August 28, 2002 and September 17, 2002, o2wireless and Baran entered into amendments to the merger agreement which (a) reduced the exchange ratio from 0.032135 to 0.014919 ordinary shares of Baran for each share of o2wireless common stock and (b) reduced the termination fee payable by o2wireless in the event of o2wireless' acceptance of a superior proposal from $1.2 million to $700,000. On September 17, 2002, Houlihan Lokey delivered a second opinion stating that the merger consideration, as modified under the amendments to the merger agreement, was fair, from a financial point of view, to the o2wireless shareholders. The second fairness opinion delivered by Houlihan Lokey is based primarily upon a liquidation analysis performed by Houlihan Lokey as a result of o2wireless management's representations that o2wireless' only viable course of action aside from completing the merger with Baran would be to enter liquidation proceedings under the U.S. Bankruptcy Code. Notwithstanding the fact that certain analyses performed by Houlihan Lokey did not support the fairness of the merger consideration, the o2wireless board of directors believes that the merger with Baran is fair to the o2wireless shareholders and recommends that o2wireless shareholders vote in favor of the merger with Baran. The fairness opinion of Houlihan Lokey is described in detail in this proxy statement-prospectus under the heading "Opinion of Houlihan Lokey, Financial Advisor to o2wireless" beginning on page 50 and a copy of the opinion is attached to this proxy statement-prospectus as Annex D.

Q: HAS THE BARAN BOARD OF DIRECTORS APPROVED OF THE MERGER AND THE MERGER
   AGREEMENT?

A: Yes. After careful review of o2wireless' business and prospects, the board of directors of Baran has voted to approve the merger and the merger agreement, as amended.

Q: WHAT DO I NEED TO DO NOW?

A: After you have carefully read and considered the information in this document, please indicate on your proxy card how you want to vote and sign and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger, unless your shares are held in a brokerage account.

Q: IF MY SHARES ARE HELD IN A BROKERAGE ACCOUNT, WILL MY BROKER VOTE MY SHARES
   FOR ME?

A: Your broker cannot vote your shares on the proposal to be voted on at the special meeting without instructions from you on how to vote. Therefore, it is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD OR CONSENT
   FORM?

A: Yes. If you have submitted a proxy, you can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of the following three ways:

   First, you can send a written notice stating that you would like to revoke your proxy.

   Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the appropriate contact person listed below at o2wireless prior to the date of the special meeting.

   Third, you can attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy; you must vote at the special meeting.

Q: ARE O2WIRELESS SHAREHOLDERS ENTITLED TO DISSENTERS' RIGHTS?

A: No. Under relevant provisions of Georgia law, which governs the merger, o2wireless shareholders are not entitled to dissenters' rights.

Q: SHOULD O2WIRELESS SHAREHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A: No. If the merger is completed, o2wireless shareholders will be sent written instructions for exchanging their stock certificates.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: o2wireless is required to obtain shareholder approval of the merger and both parties intend to complete the merger as soon as possible after o2wireless' special meeting. The parties plan to complete the merger in the fourth quarter of 2002.

Q: WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO O2WIRELESS
   SHAREHOLDERS?

A: The merger will qualify as a "reorganization" under United States federal income tax laws. As a result, United States holders of o2wireless common stock generally will not recognize any gain or loss under U.S. federal income tax laws with respect to Baran ordinary shares received in exchange for their shares of o2wireless common stock. Cash received for fractional Baran ordinary shares is treated separately as though the United States shareholder had first received the fractional Baran ordinary share and then exchanged the deemed-received fractional Baran ordinary share for cash. For a more detailed description of the tax consequences of the merger please see "The
   Merger -- Tax Matters" beginning on page 58.

Q: WHOM DO I CALL IF I HAVE QUESTIONS ABOUT THE MEETING OR THE MERGER?

A: If you have questions about the merger, you should contact the investor relations department of o2wireless at (678) 513-1501.

Q: ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE MERGER?

A: Yes. We have set out under the heading "Risk Factors" beginning on page 26 of this proxy statement-prospectus some of the risk factors you should consider.

Q: WILL MY RIGHTS AS A BARAN SHAREHOLDER BE DIFFERENT FROM MY RIGHTS AS AN
   O2WIRELESS SHAREHOLDER?

A: Yes. At the time of the merger, you will become a Baran shareholder. There are important differences between the rights of shareholders of o2wireless and shareholders of Baran. Please carefully review the description of these differences in the section entitled "Comparison of Rights of Baran Shareholders and o2wireless Shareholders" on page 151 of this proxy statement-prospectus.

Q: WHERE CAN I FIND MORE INFORMATION ABOUT BARAN AND O2WIRELESS?

A: More information about Baran and o2wireless is available from various sources described under "Where You Can Find More Information" on page 161 of this proxy statement-prospectus. Additional information about Baran may be obtained from its website at www.baran.co.il, and additional information about o2wireless may be obtained from its website at www.o2wireless.com. Neither of these websites is part of this proxy statement-prospectus. Baran and o2wireless have included their respective web site addresses in this proxy statement-prospectus only as inactive textual references and do not intend them to be an active link to their respective web sites.

                   SUMMARY OF THE PROXY STATEMENT-PROSPECTUS

     This summary highlights selected information in the proxy statement-prospectus and may not contain all of the information that is important to you. You should carefully read the entire proxy statement-prospectus and the other documents referred to for a more complete understanding of the merger. In particular, you should read the documents attached to this proxy statement-prospectus, including the merger agreement, as amended, which is attached to and incorporated by reference into this proxy statement-prospectus. You may obtain the information incorporated by reference into this proxy statement-prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 161 of this proxy statement-prospectus.

                                 THE COMPANIES

BARAN GROUP LTD.
BARAN ACQUISITION SUB, INC.
Baran House
8 Omarim St. Industrial Park
Omer 84965, Israel
Telephone: (972) 8-6200-200

     Baran is a global engineering and contracting firm and is a market leader among engineering service providers in Israel. Its core business is providing engineering, construction project management and consulting services, either as full project and engineering solutions on a turnkey basis or as tailor-made engineering, procurement and construction management services, to the telecommunications industry and various other industry sectors. Baran Group Ltd. and its subsidiaries may be referred to in this proxy statement-prospectus as "Baran." Baran's services are provided through six divisions: communications, construction, industrial, semiconductor, consulting and technologies and investments.

     - The communications division provides fast track implementation of integrated network solutions on a turnkey or customized services basis for the design, deployment and maintenance of telecommunication network infrastructure, including equipment installations, to the global telecommunication industry in general with specific expertise in wireless networks.

     - The construction division implements civil engineering, construction and infrastructure projects in a variety of areas, including general construction, transportation (including roads, railways, seaports and airports), security and defense infrastructure and regional planning.

     - The industrial division offers engineering and detailed design, construction and project management services for process-oriented industries such as chemicals, petrochemicals, energy, biotechnology, pharmaceuticals and food processing.

     - The semiconductor division consists of Meissner-Baran, Ltd., which is a joint venture with M&W Zander, a German engineering firm that specializes in design and construction of "clean-room" environments and facilities for the semiconductor and pharmaceutical industries. This division specializes in supplying integrated solutions for design, construction and equipment installation of semiconductor, biotechnology and pharmaceutical manufacturing facilities and production lines.

     - The consulting division consists of a group of subsidiaries and affiliated companies, including: Tefen Industrial Engineering and Systems Analysis, Ltd., a company operating in the field of industrial and management engineering and plant administration, whose shares are traded on the Tel Aviv Stock Exchange; and Advanced Logistics Development Ltd., a company that specializes in the development of software tools for reliability and quality control, whose shares also are traded on the Tel Aviv Stock Exchange.

     - The technologies and investments division develops, produces and sells unique products and technologies, such as products based on piezo-electric switches and cellular parking systems. In addition, this division operates in the fields of recycling organic waste and livestock feed, and develops and finances real estate projects such as commercial malls, office buildings and build-to-suit communication base stations, being implemented by other companies of the group.

     Baran Acquisition Sub, Inc., a Georgia corporation, is a wholly-owned subsidiary of Baran, and was formed on May 28, 2002, for the sole purpose of effecting the merger. Baran Acquisition Sub, Inc. may be referred to in this proxy statement-prospectus as "Baran Sub."

O2WIRELESS SOLUTIONS, INC.
2355 Industrial Park Boulevard
Cumming, Georgia 30041
Telephone: (678) 513-1501

     o2wireless provides outsourced integrated network solutions for the wireless telecommunications industry. This comprehensive set of solutions enables o2wireless to address the current and emerging network and infrastructure requirements of its customers. o2wireless plans, designs, deploys, maintains and optimizes networks for wireless, wireless data and broadband carriers. o2wireless also offers business planning and consulting services to wireless telecommunications industry participants. o2wireless is technology and vendor independent, allowing it to provide unbiased evaluations and recommendations to its customers. o2wireless has seven regions strategically located throughout the United States. Each region has the capability of providing single source accountability to customers including program management, engineering and deployment of wireless networks infrastructure. The design services provided by o2wireless include radio frequency engineering and wireless network design, fixed network engineering and facilities design, and engineering and deployment services, including site feasibility and zoning studies, lease negotiations, civil and structural engineering and third party vendor management. o2wireless is also capable of installing all major types of wireless and wireline telecommunications equipment, including base station electronics, antennae and ancillary equipment. Combining efforts of its project managers and technical experts, o2wireless integrates and closely monitors the various stages of a network deployment. o2wireless Solutions, Inc. and its subsidiaries may be referred to in this proxy statement prospectus as "o2wireless."

                                   THE MERGER

OVERVIEW OF THE MERGER AGREEMENT (SEE PAGE 67)

     Conditions to the Completion of the Merger. Each of Baran's, Baran Sub's and o2wireless' obligations to complete the merger are subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

     - the transactions contemplated by the merger agreement must be approved by the shareholders of o2wireless;

     - no order, injunction or proceeding by a governmental authority, or other legal restraint or prohibition preventing completion of the merger, shall be in effect;

     - the registration statement on Form F-4, of which this proxy statement-prospectus forms a part, must be effective and no stop order or proceedings for obtaining a stop order shall have been initiated by the SEC;

     - the Baran ordinary shares to be issued in the merger must be approved for listing on the Tel Aviv Stock Exchange and the Nasdaq National Market; and

     - Baran's ordinary shares must be registered under the Securities Exchange Act of 1934, as amended.

     Baran's and Baran Sub's obligations to complete the merger are subject to the satisfaction or waiver of the following additional conditions, among others, before completion of the merger:

     - the representations and warranties of o2wireless in the merger agreement must be true and correct;

     - o2wireless must have complied with or performed each of the agreements and conditions required of it;

     - Baran must have received evidence that all necessary consents of third parties have been obtained by o2wireless; and

     - there must not have occurred any event or circumstance that has had, is having or would reasonably be expected to have a material adverse effect on o2wireless.

     o2wireless' obligation to complete the merger is subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - the representations and warranties of Baran and Baran Sub in the merger agreement must be true and correct; and

     - Baran and Baran Sub must have complied with or performed in all material respects each of the agreements and conditions required of it.

     "No Solicitation" Provision. The merger agreement contains detailed provisions prohibiting o2wireless from seeking an alternative transaction to the merger. These "no solicitation" provisions prohibit o2wireless from directly or indirectly soliciting or encouraging any inquiries or communications regarding a competing acquisition proposal. An acquisition proposal, as defined in the merger agreement, means any written proposal or offer relating to:

     - a merger, consolidation, or other business combination or reorganization involving o2wireless;

     - the issuance or acquisition of at least 30% of o2wireless' outstanding securities;

     - any tender or exchange offer that would result in any person beneficially owning at least 30% of o2wireless' outstanding securities; or

     - the sale, lease, transfer or other disposition of all or substantially all of o2wireless' assets.

     Indemnification Obligations of Baran Sub. Baran Sub is obligated to indemnify o2wireless' directors, officers and employees for specific liabilities arising prior to the effective time of the merger based on the fact and only to the extent that such person is or was a director, officer or employee of o2wireless or relating to the transactions contemplated by the merger agreement, other than a claim of Baran with respect to the transactions contemplated by the agreement.

     Termination. The merger agreement may be terminated at any time prior to completion of the merger, as follows:

     - by mutual written consent duly authorized by the boards of directors (or duly authorized special committee of the board) of Baran and o2wireless regardless of whether o2wireless shareholder approval has already been obtained;

     - by either Baran or o2wireless if the merger is not completed by September 30, 2002; except that this date is extended to November 15, 2002 if the merger has not been completed as of September 30, 2002 and the proxy statement-prospectus has been mailed to the o2wireless shareholders, but the o2wireless special meeting has not commenced as of that date;

     - by either Baran or o2wireless if any court or governmental authority issues an order or takes any other action that prohibits the merger, and the order or other action becomes final and nonappealable;

     - by either Baran or o2wireless if the required vote to approve and adopt the merger agreement is not obtained at the o2wireless special meeting;

     - by Baran if o2wireless is in breach of its representations, warranties, covenants or other obligations contained in the merger agreement and the condition to the completion of the merger relating to the accuracy of representations and warranties and the performance of or compliance with obligations and covenants cannot be satisfied, and the breach has not been cured on or before 10 business days after written notice from Baran;

     - by o2wireless if Baran or Baran Sub is in breach of its representations, warranties, covenants or other obligations contained in the merger agreement and the condition to the completion of the merger relating to the accuracy of representations and warranties and the performance of or compliance with obligations and covenants cannot be satisfied, and the breach has not been cured on or before 10 business days after written notice from o2wireless;

     - by o2wireless if the following conditions are met: o2wireless has not solicited or participated in any discussions with respect to any third party acquisition proposals; the o2wireless shareholder meeting has not occurred; the o2wireless board authorizes o2wireless to enter into a transaction that constitutes a superior proposal, as defined below, and notifies Baran of its intention; Baran does not make an offer that is at least as favorable as the superior proposal; and o2wireless pays Baran a termination fee, as described below;

     - by o2wireless if the board of directors of Baran withdraws or adversely modifies its approval of the merger agreement;

     - by Baran if the o2wireless board withdraws or adversely modifies its approval or recommendation of the merger agreement or the merger; or

     - by Baran if o2wireless ceases to use its reasonable best efforts to call, give notice of, or hold a shareholder meeting to vote on the merger.

     A "superior proposal" is one which the o2wireless board, after consultation with its financial advisor, determines in good faith is reasonably likely to be consummated and would, or could reasonably be expected to, result in a transaction more favorable to the o2wireless shareholders from a financial point of view than the merger with Baran.

     If the merger agreement is terminated for the following reasons:

     - the board of directors of o2wireless authorizes it to enter into a binding agreement for a transaction that constitutes a superior proposal and Baran does not make an offer that the o2wireless board determines is at least as favorable;

     - the o2wireless board withdraws or adversely modifies its approval or recommendation of the merger or the merger agreement;

     - o2wireless is in breach of a representation, warranty or covenant in the merger agreement that is not cured within ten business days of notice from Baran;

     - o2wireless ceases to use its best efforts to call, give notice of, or hold a shareholder meeting to vote on the merger; or

     - o2wireless fails to obtain a vote in favor of the merger agreement at its shareholder meeting;

then o2wireless shall pay Baran a termination fee of $700,000 and shall reimburse Baran for its reasonable expenses incurred in connection with the merger agreement.

     Amendments to the Merger Agreement. During August 2002, as a result of a higher than anticipated operating loss at o2wireless for the second quarter ended June 30, 2002, Baran and o2wireless discussed and negotiated an amendment to the merger agreement. On August 28, 2002, Baran and o2wireless agreed that Baran would issue 0.014919 ordinary shares for each o2wireless share, as opposed to 0.032135 ordinary shares as originally provided in the merger agreement. The merger agreement was further amended on September 17, 2002, to reduce the termination fee payable in the event of o2wireless' acceptance of a superior proposal, from $1.2 million to $700,000.

     Working Capital Loan Agreement and Warrant. As part of the merger transaction, Baran Sub entered into a working capital loan agreement with o2wireless. In the loan agreement, Baran Sub agreed to provide working capital advances to o2wireless, in an initial amount of $5,000,000 and such other amounts as described in the loan agreement, and provided that the representations and warranties of o2wireless given in the loan agreement remain true and correct on the date of each advance to o2wireless by Baran Sub. In consideration of Baran Sub's execution of the loan agreement and the extension of the initial working capital advance to o2wireless, o2wireless has issued to Baran Sub a warrant to purchase 5,559,610 shares of o2wireless common stock, at a purchase price equal to $.45 per share, which warrant may be exercised only in the event that the merger agreement is terminated due to acceptance of an acquisition proposal that is more favorable to o2wireless than the proposed merger.

     Management Consulting Agreement. As part of the merger transaction, Baran and o2wireless entered into an agreement under which Baran has begun providing financial and management consulting services to o2wireless, on business and financial matters including corporate strategy, budgeting of future corporate investments, acquisition and divestiture decisions, operational matters and debt and equity financing. In consideration for the services rendered by Baran under the agreement, o2wireless will pay Baran a retainer of $400,000, and commencing in July 2002 and continuing each month thereafter that the agreement is in effect, an amount equal to 6% of o2wireless' consolidated monthly revenues. While the agreement is in effect, o2wireless will only be required to pay $40,000 of the monthly fees, with any remaining fees to be paid when the consulting agreement terminates, or on the date on which o2wireless' and its subsidiaries' obligations to Wachovia Bank, N.A., under its credit agreement with Wachovia Bank are paid in full.

     Recovery Plan. o2wireless has agreed, pending the completion of the merger, to conduct its operations strictly in accordance with a recovery plan dated as of June 5, 2002. The goal of the recovery plan is to improve o2wireless' cost structure and preserve its capital pending the closing of the merger.

INTERESTS OF DIRECTORS AND OFFICERS OF O2WIRELESS IN THE MERGER (SEE PAGE 56)

     Some of the directors and officers of o2wireless have interests in the merger that are different from, or are in addition to, the interests of o2wireless' shareholders. These interests include the possibility of receiving options to purchase Baran ordinary shares, possible employment agreements between Baran and some o2wireless executive officers, the continuation of insurance coverage, and the indemnification of directors and officers of o2wireless after the merger.

ADOPTION OF U.S. GAAP FOR REPORTING PURPOSES

     Baran prepares its financial statements in accordance with Israeli generally accepted accounting principles, or Israeli GAAP, in both its annual and interim reports distributed to its shareholders. The financial statements of Baran included in this proxy statement-prospectus include a reconciliation to U.S. generally accepted accounting principles, or U.S. GAAP, pursuant to the SEC reconciliation requirements of Item 18 to Form 20-F. Baran intends to present its year-end financial statements in accordance with Israeli GAAP with reconciliation to U.S. GAAP in its annual report on Form 20-F.

     The principal reconciliation differences between Israeli GAAP and U.S. GAAP are summarized in note 21 to Baran's financial statements included in this proxy statement-prospectus and include the following:

     - EFFECT OF INFLATION. Under Israeli GAAP, Baran includes the effect of changes in the general purchasing power of Israeli currency in its financial statements. The adjustments to reflect changes in the general purchasing power of the Israeli currency have not been reversed in Baran's reconciliation of Israeli GAAP to U.S. GAAP in its financial statements.

     - EARNINGS PER SHARE. Under Israeli GAAP, unvested contingently returnable shares are taken into account in the computation of basic earnings per share, whereas under U.S. GAAP, such shares are not considered outstanding for basic earnings per share. Under U.S. GAAP, such unvested contingently returnable shares are only included in the computation of diluted earnings per share. In addition, under U.S. GAAP, a separate presentation of basic and diluted earnings per share is required as long as the calculations are not identical, whereas under Israeli GAAP, separate presentation is only required if the difference between basic and diluted earnings per share exceeds 5%.

     - PROPORTIONATE CONSOLIDATION. Under Israeli GAAP, joint ventures and jointly controlled companies are accounted for using the proportionate consolidation method. Under U.S. GAAP, investments in joint ventures and in jointly controlled companies are accounted for by the equity method. However, proportionate consolidation is permitted by the SEC's reconciliation requirements of Item 18 to Form 20-F, provided that the significant financial and operating policies of the joint ventures or the jointly controlled companies are, by contractual agreement, jointly controlled by all parties with an equity interest in the entities, and provided that summarized financial data are given. These data are presented in note 2c to Baran's financial statements.

     - STATEMENTS OF CASH FLOWS. Under Israeli GAAP, cash flows relating to investments in and proceeds from the sale of marketable securities classified as trading securities are classified as investing activities in the statements of cash flows, while under U.S. GAAP, these items should be classified as operating activities.

     - GOODWILL AMORTIZATION. Under Israeli GAAP, goodwill arising from business combinations accounted for under the purchase method is generally amortized in equal annual installments over a period of ten years. Under U.S. GAAP, goodwill arising from business combinations initiated after June 30, 2001 is not amortized, but is charged to earnings if the asset is impaired.

ACCOUNTING TREATMENT OF THE MERGER (SEE PAGE 64)

     Under Israeli and U.S. GAAP, the merger will be accounted for under the purchase method of accounting. The assets and liabilities of o2wireless have been adjusted, on a preliminary basis, to reflect their fair values in the pro forma consolidated financial information as of June 30, 2002. In addition, under U.S. GAAP, the estimated effect resulting from these adjustments has been reflected in the pro forma consolidated financial information for the year ended December 31, 2001 and for the six month period ended June 30, 2002. The results of operations and cash flows of o2wireless will be included in Baran's financial statements prospectively as of the closing of the merger.

RESTRICTIONS ON THE ABILITY TO SELL BARAN ORDINARY SHARES (SEE PAGE 64)

     All shares of Baran ordinary shares received by o2wireless shareholders in connection with the merger will be freely transferable unless you are considered an "affiliate" of o2wireless under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of o2wireless include individuals or entities that control, are controlled by, or are under the common control of o2wireless at the time of the vote to approve the merger and may include o2wireless' executive officers and directors, as well as o2wireless' significant shareholders.

MARKET PRICE INFORMATION (SEE PAGE 37)

     Baran ordinary shares are listed on the Tel Aviv Stock Exchange under the symbol "BRAN." On August 28, 2002, the last full trading day prior to the amendment of the merger agreement, Baran ordinary shares closed at NIS 38.79 per share, which is equal to U.S.$8.313 per share, as converted into U.S. dollars based on the NIS to U.S. dollar exchange rate on that date. o2wireless shares of common stock are listed on the Over-the-Counter Bulletin Board under the symbol "OTWO.OB." On August 28, 2002, the last full trading day prior to the first amendment of the merger agreement, o2wireless common shares closed at $0.15 per share.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     (All amounts are presented in thousands of new Israeli shekels (NIS) at June 30, 2002, adjusted for inflation, except per share amounts and unless otherwise stated.)

     The following unaudited pro forma condensed consolidated financial information gives effect to the merger of o2wireless with and into a wholly-owned subsidiary of Baran.

     The unaudited pro forma condensed consolidated balance sheet presents the financial position of Baran at June 30, 2002, giving effect to the merger as if it occurred on that date. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2002 and for the year ended December 31, 2001, give effect to the merger as if it occurred on January 1, 2001.

     The merger will be structured as a share exchange. See "The Merger". The merger will be accounted for under the purchase method of accounting. Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is generated to the extent that the aggregate purchase price to be allocated, including certain transaction and closing costs, exceeds the fair value of net tangible assets and intangible assets acquired.

     Baran is in the process of determining the purchase price allocation, in which it will allocate the amount of the purchase price, including transaction costs, in the manner described in the preceding paragraph. Baran has not finalized this purchase price allocation. As a result, and as further explained in note 5 to this pro forma information, the final allocation of the purchase price may be materially different from that presented herein.

     The unaudited pro forma condensed consolidated financial information of Baran is based on the historical financial statements of Baran and o2wireless, which are prepared in accordance with Israeli GAAP and U.S. GAAP, respectively. As applicable to the Baran condensed consolidated financial information, Israeli GAAP varies in certain respects from U.S. GAAP determined in accordance with the reconciliation requirements of Item 18 to Form 20-F. Note 21 to Baran's audited historical consolidated financial statements for the year ended December 31, 2001 and note 5 to Baran's unaudited interim historical condensed consolidated financial statements for the six month periods ended June 30, 2002, provide a description of the principal differences between Israeli GAAP and U.S. GAAP. Accordingly, the unaudited pro forma condensed consolidated financial information for Baran has been adjusted to and presented in U.S. GAAP based on the reconciliation requirements of Item 18 to Form 20-F, for all periods presented.

     Baran has prepared the unaudited pro forma condensed consolidated financial information in accordance with U.S. GAAP based on the reconciliation requirements described above. This presentation differs from that which would be provided if Baran's primary basis of accounting was U.S. GAAP. Additionally, it should not be taken to mean that Baran's primary basis of accounting in future periods will be U.S. GAAP.

     The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the actual results of operations or financial position that would have occurred had the merger of Baran and o2wireless occurred on the dates indicated nor are they necessarily indicative of future operating results or financial position. No account has been taken within the unaudited pro forma condensed consolidated financial information with respect to any synergy which may occur following the merger.

     The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements of Baran and o2wireless, including the related notes thereto.

                                     BARAN

  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED CONTINUING OPERATIONS INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                 (IN THOUSANDS)

                                                          HISTORICAL
                                     -----------------------------------------------------
                                                    BARAN                    O2WIRELESS
                                     -----------------------------------   ---------------
                                      ISRAELI     U.S. GAAP      U.S.           U.S.
                                       GAAP      ADJUSTMENTS    GAAP(1)         GAAP
                                     ---------   -----------   ---------   ---------------

                                                  (NOTE 2)                  ADJUSTED NEW
                                        ADJUSTED NEW ISRAELI SHEKELS       ISRAELI SHEKELS
                                     -----------------------------------   ---------------
                                            (IN THOUSANDS (EXCEPT PER SHARE DATA))
REVENUES:
  Construction projects and
    services.......................    927,348      (9,377)      917,971       527,147
  Sale of products.................     92,404                    92,404
  Lease of buildings...............      6,393                     6,393
  Management fees from
    proportionately consolidated
    companies......................      2,342                     2,342
                                     ---------     -------     ---------      --------
  Total revenues...................  1,028,487      (9,377)    1,019,110       527,147
COST OF REVENUES:
  Construction projects and
    services.......................    754,384     (10,684)      743,700       415,281
  Sale of products.................     90,990                    90,990
  Lease of buildings...............      1,587                     1,587
                                     ---------     -------     ---------      --------
  Total cost of revenues...........    846,961     (10,684)      836,277       415,281
                                     ---------     -------     ---------      --------
GROSS PROFIT.......................    181,526       1,307       182,833       111,866
RESEARCH AND DEVELOPMENT
  EXPENSES -- net..................      3,726                     3,726
SELLING, MARKETING, GENERAL AND
  ADMINISTRATIVE EXPENSES..........     69,734      16,832        86,566       157,309
RESTRUCTURING CHARGE...............                                              4,942
GOODWILL AMORTIZATION..............                                             33,506
GOODWILL WRITE-DOWN................                                             21,574
                                     ---------     -------     ---------      --------
OPERATING INCOME...................    108,066     (15,525)       92,541      (105,465)
FINANCIAL INCOME
  (EXPENSES) -- net................      7,950      (2,136)        5,814        (5,930)
OTHER INCOME (EXPENSES) -- net.....     (4,016)       (188)       (4,204)          741
                                     ---------     -------     ---------      --------
INCOME (LOSS) BEFORE TAXES ON
  INCOME...........................    112,000     (17,849)       94,151      (110,654)
TAXES ON INCOME....................     45,267      (1,403)       43,864        11,771
                                     ---------     -------     ---------      --------
INCOME (LOSS) AFTER TAXES ON
  INCOME...........................     66,733     (16,446)       50,287      (122,425)
SHARE IN PROFITS OF ASSOCIATED
  COMPANIES -- net.................      1,206       1,119         2,325
MINORITY INTEREST IN LOSSES OF
  SUBSIDIARIES -- net..............        584        (319)          265
                                     ---------     -------     ---------      --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE EXTRAORDINARY
  ITEMS............................     68,523     (15,646)       52,877      (122,425)
                                     =========     =======     =========      ========
BASIC EARNINGS (LOSS) FROM
CONTINUING OPERATIONS PER SHARE....                                 7.56         (4.39)
DILUTED EARNINGS (LOSS) FROM
  CONTINUING OPERATIONS PER
  SHARE............................                                 6.99         (4.39)
WEIGHTED AVERAGE NUMBER OF
SHARES -- (in thousands) (note 7):
  Basic............................                                6,997        27,891
  Diluted..........................                                7,565        27,891


                                                            PRO FORMA
                                     --------------------------------------------------------

                                       ADJUSTMENTS             CONSOLIDATED U.S. GAAP(1)
                                     ---------------       ----------------------------------
                                                                               CONVENIENCE
                                      ADJUSTED NEW          ADJUSTED NEW     TRANSLATION INTO
                                     ISRAELI SHEKELS       ISRAELI SHEKELS     U.S. DOLLARS
                                     ---------------       ---------------   ----------------
                                              (IN THOUSANDS (EXCEPT PER SHARE DATA))
REVENUES:
  Construction projects and
    services.......................                           1,445,118          303,023
  Sale of products.................                              92,404           19,376
  Lease of buildings...............                               6,393            1,341
  Management fees from
    proportionately consolidated
    companies......................                               2,342              491
                                         -------              ---------          -------
  Total revenues...................                           1,546,257          324,231
COST OF REVENUES:
  Construction projects and
    services.......................        7,2395(a),(f)      1,166,220          244,542
  Sale of products.................                              90,990           19,079
  Lease of buildings...............                               1,587              333
                                         -------              ---------          -------
  Total cost of revenues...........        7,239              1,258,797          263,954
                                         -------              ---------          -------
GROSS PROFIT.......................       (7,239)               287,460           60,277
RESEARCH AND DEVELOPMENT
  EXPENSES -- net..................                               3,726              781
SELLING, MARKETING, GENERAL AND
  ADMINISTRATIVE EXPENSES..........       (5,990)5(a)           237,885           49,882
RESTRUCTURING CHARGE...............                               4,942            1,036
GOODWILL AMORTIZATION..............      (27,356)5(b)             6,150            1,290
GOODWILL WRITE-DOWN................      (21,574)5(b)                 0                0
                                         -------              ---------          -------
OPERATING INCOME...................       47,681                 34,757            7,288
FINANCIAL INCOME
  (EXPENSES) -- net................                                (116)             (24)
OTHER INCOME (EXPENSES) -- net.....                              (3,463)            (726)
                                         -------              ---------          -------
INCOME (LOSS) BEFORE TAXES ON
  INCOME...........................       47,681                 31,178            6,538
TAXES ON INCOME....................          4645(e)             56,099           11,763
                                         -------              ---------          -------
INCOME (LOSS) AFTER TAXES ON
  INCOME...........................       47,217                (24,921)          (5,225)
SHARE IN PROFITS OF ASSOCIATED
  COMPANIES -- net.................                               2,325              488
MINORITY INTEREST IN LOSSES OF
  SUBSIDIARIES -- net..............                                 265               56
                                         -------              ---------          -------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE EXTRAORDINARY
  ITEMS............................       47,217                (22,331)         ( 4,681)
                                         =======              =========          =======
BASIC EARNINGS (LOSS) FROM
CONTINUING OPERATIONS PER SHARE....                               (3.00)           (0.63)
DILUTED EARNINGS (LOSS) FROM
  CONTINUING OPERATIONS PER
  SHARE............................                               (3.00)           (0.63)
WEIGHTED AVERAGE NUMBER OF
SHARES -- (in thousands) (note 7):
  Basic............................                               7,452            7,452
  Diluted..........................                               7,452            7,452

---------------
(1) In accordance with the reconciliation requirements of Item 18 to Form 20-F

                See accompanying notes to pro forma information

                                     BARAN

  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED CONTINUING OPERATIONS INFORMATION
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2002
                                 (IN THOUSANDS)

                                                         HISTORICAL
                                     --------------------------------------------------
                                               BARAN GROUP                O2WIRELESS
                                     --------------------------------   ---------------
                                     ISRAELI     U.S. GAAP     U.S.
                                       GAAP     ADJUSTMENTS   GAAP(1)      U.S. GAAP
                                     --------   -----------   -------   ---------------
                                                                           (NOTE 4)
                                                 (NOTE 2)                ADJUSTED NEW
                                       ADJUSTED NEW ISRAELI SHEKELS     ISRAELI SHEKELS
                                     --------------------------------   ---------------
                                           (IN THOUSANDS (EXCEPT PER SHARE DATA))
REVENUES:
  Construction projects and
    services.......................  369,654       (9,122)    360,532       163,006
  Sale of products.................   81,552                  81,552
  Lease of buildings...............    3,343                   3,343
  Management fees from
    proportionately consolidated
    companies......................    5,544                   5,544
                                     -------      -------     -------      --------
  Total revenues...................  460,093       (9,122)    450,971       163,006
COST OF THE REVENUES:
  Construction projects and
    services.......................  312,707      (11,262)    301,445       164,950
  Sale of products.................   76,118                  76,118
  Lease of buildings...............      786                     786
                                     -------      -------     -------      --------
  Total cost of revenues...........  389,611      (11,262)    378,349       164,950
                                     -------      -------     -------      --------
GROSS PROFIT.......................   70,482        2,140     72,622         (1,944)
RESEARCH AND DEVELOPMENT
  EXPENSES -- NET..................    3,531                   3,531
SELLING, MARKETING, GENERAL AND
  ADMINISTRATIVE EXPENSES..........   34,640        4,052     38,692         70,080
RESTRUCTURING CHARGE...............                                          15,206
GOODWILL WRITE DOWN................                                         140,448
                                     -------      -------     -------      --------
OPERATING INCOME...................   32,311       (1,912)    30,399       (227,678)
FINANCIAL INCOME
  (EXPENSES) -- NET................  (11,348)        (835)    (12,183)       (3,253)
OTHER INCOME (EXPENSES) -- NET.....      314          (95)       219             73
                                     -------      -------     -------      --------
INCOME (LOSS) BEFORE TAXES ON
  INCOME...........................   21,277       (2,842)    18,435       (230,858)
TAXES ON INCOME....................    9,522          424      9,946
                                     -------      -------     -------      --------
INCOME (LOSS) AFTER TAXES ON
  INCOME...........................   11,755       (3,266)     8,489       (230,858)
SHARE IN PROFITS OF ASSOCIATED
  COMPANIES -- NET.................      276         (248)        28
MINORITY INTERESTS IN (LOSSES) OF
  SUBSIDIARIES -- NET..............    1,651         (224)     1,427
                                     -------      -------     -------      --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS.......................   13,682       (3,738)     9,944       (230,858)
                                     =======      =======     =======      ========
BASIC EARNINGS (LOSS) FROM
  CONTINUING OPERATIONS PER
  SHARE............................                             1.39          (8.26)
DILUTED EARNINGS (LOSS) FROM
  CONTINUING OPERATIONS PER
  SHARE............................                             1.29          (8.26)
WEIGHTED AVERAGE OF SHARES -- IN
  THOUSANDS (SEE NOTE 7):
  Basic............................                            7,171         27,938
  Diluted..........................                            7,717         27,938


                                                            PRO FORMA
                                     --------------------------------------------------------

                                       ADJUSTMENTS             CONSOLIDATED U.S. GAAP(1)
                                     ---------------       ----------------------------------
                                                                               CONVENIENCE
                                      ADJUSTED NEW          ADJUSTED NEW     TRANSLATION INTO
                                     ISRAELI SHEKELS       ISRAELI SHEKELS     U.S. DOLLARS
                                     ---------------       ---------------   ----------------
                                              (IN THOUSANDS (EXCEPT PER SHARE DATA))
REVENUES:
  Construction projects and
    services.......................                            523,538           109,779
  Sale of products.................                             81,552            17,100
  Lease of buildings...............                              3,343               701
  Management fees from
    proportionately consolidated
    companies......................                              5,544             1,163
                                                               -------           -------
  Total revenues...................                            613,977           128,743
COST OF THE REVENUES:
  Construction projects and
    services.......................          6655(a),(f)       467,060            97,937
  Sale of products.................                             76,118            15,961
  Lease of buildings...............                                786               165
                                        --------               -------           -------
  Total cost of revenues...........          665               543,964           114,063
                                        --------               -------           -------
GROSS PROFIT.......................         (665)               70,013            14,680
RESEARCH AND DEVELOPMENT
  EXPENSES -- NET..................                              3,531               740
SELLING, MARKETING, GENERAL AND
  ADMINISTRATIVE EXPENSES..........        (4739)5(a),(b)      104,033            21,814
RESTRUCTURING CHARGE...............                             15,206             3,189
GOODWILL WRITE DOWN................     (140,448)5(b)                0
                                        --------               -------           -------
OPERATING INCOME...................      144,522               (52,757)          (11,063)
FINANCIAL INCOME
  (EXPENSES) -- NET................                            (15,436)           (3,237)
OTHER INCOME (EXPENSES) -- NET.....                                292                61
                                        --------               -------           -------
INCOME (LOSS) BEFORE TAXES ON
  INCOME...........................      144,522               (67,901)          (14,239)
TAXES ON INCOME....................          2905(e)            10,236             2,146
                                        --------               -------           -------
INCOME (LOSS) AFTER TAXES ON
  INCOME...........................      144,232               (78,137)          (16,385)
SHARE IN PROFITS OF ASSOCIATED
  COMPANIES -- NET.................                                 28                 6
MINORITY INTERESTS IN (LOSSES) OF
  SUBSIDIARIES -- NET..............                              1,427               299
                                        --------               -------           -------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS.......................      144,232               (76,682)          (16,080)
                                        ========               =======           =======
BASIC EARNINGS (LOSS) FROM
  CONTINUING OPERATIONS PER
  SHARE............................                             (10.06)            (2.11)
DILUTED EARNINGS (LOSS) FROM
  CONTINUING OPERATIONS PER
  SHARE............................                             (10.06)            (2.11)
WEIGHTED AVERAGE OF SHARES -- IN
  THOUSANDS (SEE NOTE 7):
  Basic............................                              7,626             7,626
  Diluted..........................                              7,626             7,626

---------------
(1) In accordance with the reconciliation requirements of Item 18 to Form 20-F

                See accompanying notes to pro forma information

                                     BARAN

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2002
                                 (IN THOUSANDS)

                                                                              HISTORICAL
                                                          ---------------------------------------------------
                                                                        BARAN                   O2WIRELESS         PRO FORMA
                                                          ---------------------------------   ---------------   ---------------
                                                          ISRAELI    U.S. GAAP      U.S.
                                                           GAAP     ADJUSTMENTS    GAAP(1)       U.S. GAAP        ADJUSTMENTS
                                                          -------   -----------   ---------   ---------------   ---------------
                                                                                                 (NOTE 4)
                                                                      (NOTE 2)                 ADJUSTED NEW      ADJUSTED NEW
                                                            ADJUSTED NEW ISRAELI SHEKELS      ISRAELI SHEKELS   ISRAELI SHEKELS
                                                          ---------------------------------   ---------------   ---------------
                                                                                     (IN THOUSANDS)
CURRENT ASSETS:
  Cash and cash equivalents.............................  154,817                  154,817         22,667
  Short-term investments................................  105,941         (1)      105,940
  Accounts receivable:
    Trade and income receivable.........................  243,068       (698)      242,370         59,741
    Costs and estimated earnings in excess of billings
      on uncompleted contracts..........................                                           34,928
    Other...............................................   48,182          1        48,183          9,009
  Inventories...........................................   18,654                   18,654            639
  Cash and cash equivalents of discontinued
    operations..........................................                                              577
  Other assets of discontinued operations...............                                           21,484
                                                          -------     ------       -------        -------
      Total current assets..............................  570,662       (698)      569,964        149,045
                                                          -------     ------       -------        -------
INVESTMENTS AND LONG-TERM RECEIVABLES:
  Investments in investee companies.....................   27,143     (1,790)       25,353
  Funds in respect of employee rights upon retirement...              19,401        19,401
  Other investments and long-term receivables...........   65,028     (1,010)       64,018            591           (25,042)5(c)
  Deferred income taxes.................................    1,839     15,427        17,266
                                                          -------     ------       -------        -------           -------
                                                           94,010     32,028       126,038            591           (25,042)
                                                          -------     ------       -------        -------           -------
LAND AND BUILDINGS FOR LEASE, NET:......................   75,481        127        75,608
FIXED ASSETS; NET.......................................   56,429                   56,429         11,593
                                                          -------     ------       -------        -------
                                                          131,910        127       132,037         11,593
OTHER ASSETS, NET.......................................    5,548        360         5,908                           14,7025(c)
                                                          -------     ------       -------        -------           -------
                                                          802,130     31,817       833,947        161,229           (10,340)
                                                          =======     ======       =======        =======           =======


                                                                       PRO FORMA
                                                          -----------------------------------

                                                               CONSOLIDATED U.S. GAAP(1)
                                                          -----------------------------------
                                                                               CONVENIENCE
                                                           ADJUSTED NEW     TRANSLATION INTO
                                                          ISRAELI SHEKELS     U.S. DOLLARS
                                                          ---------------   -----------------
                                                                    (IN THOUSANDS)
CURRENT ASSETS:
  Cash and cash equivalents.............................       177,484            37,216
  Short-term investments................................       105,940            22,213
  Accounts receivable:
    Trade and income receivable.........................       302,111            63,349
    Costs and estimated earnings in excess of billings
      on uncompleted contracts..........................        34,928             7,324
    Other...............................................        57,192            11,992
  Inventories...........................................        19,293             4,046
  Cash and cash equivalents of discontinued
    operations..........................................           577               121
  Other assets of discontinued operations...............        21,484             4,505
                                                             ---------           -------
      Total current assets..............................       719,009           150,766
                                                             ---------           -------
INVESTMENTS AND LONG-TERM RECEIVABLES:
  Investments in investee companies.....................        25,353             5,316
  Funds in respect of employee rights upon retirement...        19,401             4,068
  Other investments and long-term receivables...........        39,567             8,297
  Deferred income taxes.................................        17,266             3,620
                                                             ---------           -------
                                                               101,587            21,301
                                                             ---------           -------
LAND AND BUILDINGS FOR LEASE, NET:......................        75,608            15,854
FIXED ASSETS; NET.......................................        68,022            14,263
                                                             ---------           -------
                                                               143,630            30,117
OTHER ASSETS, NET.......................................        20,610             4,322
                                                             ---------           -------
                                                               984,836           206,506
                                                             =========           =======

(1) In accordance with the reconciliation requirements of Item 18 to Form 20-F.

                See accompanying notes to pro forma information

                                     BARAN

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2002
                                 (IN THOUSANDS)

                                                         HISTORICAL
                                     --------------------------------------------------
                                                  BARAN                   O2WIRELESS         PRO FORMA
                                     --------------------------------   ---------------   ---------------
                                     ISRAELI     U.S. GAAP     U.S.          U.S.
                                       GAAP     ADJUSTMENTS   GAAP(1)        GAAP           ADJUSTMENTS
                                     --------   -----------   -------   ---------------   ---------------
                                                                           (NOTE 4)
                                                 (NOTE 2)                ADJUSTED NEW      ADJUSTED NEW
                                       ADJUSTED NEW ISRAELI SHEKELS     ISRAELI SHEKELS   ISRAELI SHEKELS
                                     --------------------------------   ---------------   ---------------
                                                                (IN THOUSANDS)
CURRENT LIABILITIES:
  Short-term bank credit and bank
    loans..........................  102,162                  102,162        60,524           (24,708)5(c)
  Accounts payable and accruals:
    Trade..........................  132,486         (288)    132,198        12,762
    Other..........................  157,638                  157,638        62,045             4,6685(c)
                                                                                               (1,865)5(d)
  Liabilities of discontinued
    operations.....................                                          17,812
                                     -------      -------     -------      --------          --------
                                     392,286         (288)    391,998       153,143           (21,905)
                                     -------      -------     -------      --------          --------
LONG-TERM LIABILITIES:
  Liability for employee rights
    upon retirement................    6,034       20,181     26,215
  Bank loans, net of current
    maturities.....................  163,368                  163,368         2,046
  Capital notes issued to minority
    shareholders of a subsidiary,
    net............................   13,053      (13,053)
  Deferred income taxes............       76        6,597      6,673
  Other long-term liability........
                                     -------      -------     -------      --------          --------
                                     182,531       13,725     196,256         2,046
                                     -------      -------     -------      --------          --------
      Total liabilities............  574,817       13,437     588,254       155,189           (21,905)
                                     -------      -------     -------      --------          --------
MINORITY INTERESTS:................    7,195        2,673      9,868
                                     -------      -------     -------      --------          --------
SHAREHOLDERS' EQUITY:
  Share capital....................   14,759                  14,759        484,688          (484,233)5(c)
  Capital surplus..................   54,993        6,522     61,515           (375)           17,5255(c)
  Deferred stock compensation and
    other compensation loss........                77,052     77,052
  Differences from translation of
    foreign currency financial
    statements of subsidiaries.....      246          989      1,235
  Accumulated other comprehensive
    loss...........................
  Retained earnings................  154,090      (68,856)    85,234       (478,273)          478,2735(c)
  Cost of company shares held by
    the Company and its
    subsidiaries...................   (3,970)                 (3,970)
                                     -------      -------     -------      --------          --------
                                     220,118       15,707     235,825         6,040            11,565
                                     -------      -------     -------      --------          --------
                                     802,130       31,817     833,947       161,229           (10,340)
                                     =======      =======     =======      ========          ========


                                                 PRO FORMA
                                     ----------------------------------

                                         CONSOLIDATED U.S. GAAP(1)
                                     ----------------------------------
                                                         CONVENIENCE
                                      ADJUSTED NEW     TRANSLATION INTO
                                     ISRAELI SHEKELS     U.S. DOLLARS
                                     ---------------   ----------------
                                               (IN THOUSANDS)
CURRENT LIABILITIES:
  Short-term bank credit and bank
    loans..........................      137,978            28,932
  Accounts payable and accruals:
    Trade..........................      144,960            30,396
    Other..........................      222,486            46,653
  Liabilities of discontinued
    operations.....................       17,812             3,735
                                         -------           -------
                                         523,236           109,716
                                         -------           -------
LONG-TERM LIABILITIES:
  Liability for employee rights
    upon retirement................       26,215             5,497
  Bank loans, net of current
    maturities.....................      165,414            34,685
  Capital notes issued to minority
    shareholders of a subsidiary,
    net............................
  Deferred income taxes............        6,673             1,399
  Other long-term liability........
                                         -------           -------
                                         198,302            41,581
                                         -------           -------
      Total liabilities............      721,538           151,297
                                         -------           -------
MINORITY INTERESTS:................        9,868             2,069
                                         -------           -------
SHAREHOLDERS' EQUITY:
  Share capital....................       15,214             3,190
  Capital surplus..................       78,665            16,493
  Deferred stock compensation and
    other compensation loss........       77,052            16,157
  Differences from translation of
    foreign currency financial
    statements of subsidiaries.....        1,235               259
  Accumulated other comprehensive
    loss...........................
  Retained earnings................       85,234            17,873
  Cost of company shares held by
    the Company and its
    subsidiaries...................       (3,970)             (832)
                                         -------           -------
                                         253,430            53,140
                                         -------           -------
                                         984,836           206,506
                                         =======           =======

---------------
(1) In accordance with the reconciliation requirements of Item 18 to Form 20-F

                  See accompanying notes to pro forma information

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

(1) BASIS OF PRO FORMA PRESENTATION

     On June 5, 2002, Baran and o2wireless entered into a merger agreement, as amended on August 28, 2002 (U.S. time, which was August 29, 2002 Israeli time), pursuant to which Baran will acquire all of the outstanding shares of o2wireless by exchanging 0.014919 Baran ordinary shares for each share of o2wireless common stock outstanding on the closing date, subject to the terms and conditions of the merger agreement. The transaction is expected to close during the quarter ending December 31, 2002, after which o2wireless will operate as part of Baran Acquisition Sub, Inc., a wholly owned subsidiary of Baran.

     On August 28, 2002, the companies reached an agreement, according to which the exchange ratio would be amended from 0.032135 to 0.014919 ordinary shares of Baran for each share of o2wireless. The acquisition will be accounted for under the purchase method of accounting. The estimated total purchase price of approximately adjusted NIS 47,315 consists of:

          (i) 454,954 Baran ordinary shares, based upon an exchange ratio of
     0.014919 Baran ordinary shares for each outstanding share of common stock of o2wireless at June 30, 2002, assuming exercise of all outstanding warrants. The average market price of Baran ordinary shares of NIS 38.95 was determined based on the closing prices from August 27, 2002 to September 2, 2002, which includes two trading days prior to and two trading days subsequent to the public announcement of the merger. Given that the average market price is not comparable in terms of June 30, 2002 purchasing power, it has been adjusted for combined inflation of 0.65% occurring in July 2002. This results in an adjusted NIS market price of NIS 38.7 being used for purposes of the pro forma presentation.

          (ii) Estimated direct transaction costs of adjusted NIS 4,668 ($979,000).

     The total estimated purchase price of o2wireless is as follows (in thousands):

                                                                             CONVENIENCE
                                                                             TRANSLATION
                                                                                 INTO
                                                              ADJUSTED NIS   U.S. DOLLARS
                                                              ------------   ------------
Value of Baran shares to be issued..........................     17,605          3,692
Funding via Baran loan receivable at June 30, 2002..........     25,042          5,251
Estimated transaction costs and expenses....................      4,668            979
                                                                -------         ------
Total estimated purchase price(1)...........................     47,315          9,922
Less fair value of net assets acquired at June 30, 2002 (see
  note 5)...................................................     36,359          7,625
                                                                -------         ------
Goodwill....................................................     10,956          2,297
                                                                =======         ======

---------------

(1) The total estimated purchase price is allocated to the assets being acquired, based upon a preliminary valuation and is subject to material changes.

(2) BARAN U.S. GAAP ADJUSTMENTS

     Baran prepares its consolidated historical financial statements in accordance with Israeli GAAP, which vary in certain respects from U.S. GAAP. For the purposes of preparing the unaudited pro forma condensed consolidated financial information, Baran's financial information has been adjusted to conform with U.S. GAAP by giving effect to the adjustments described in note 21 to the Baran Consolidated Financial Statements beginning on page F-1 of this proxy statement-prospectus, and in note 5 to the Baran consolidated interim financial statements beginning on page F-88 of the proxy statement-prospectus.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
               CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

(3) RECLASSIFICATION OF O2WIRELESS FINANCIAL INFORMATION

     The historical information for o2wireless has been reclassified to conform with Baran's presentation.

(4) O2WIRELESS CURRENCY TRANSLATION

     The historical financial statements of o2wireless are presented in U.S. dollars. The historical balance sheet of o2wireless at June 30, 2002 in dollars has been translated for purposes of inclusion in the June 30, 2002 pro forma balance sheet into NIS at the closing exchange rate at such date of 4.769 NIS for one U.S. dollar. The historical statement of operations of o2wireless for the year ended December 31, 2001 has been translated, for purposes of preparing the pro forma continuing operations information for such period, into adjusted NIS at a rate of 4.493 NIS for one dollar. This rate represents the average exchange rate of NIS 4.206 for one dollar during 2001 adjusted by the average inflation rate in Israel in 2001 of 0.5% and inflation during the six months ended June 30, 2002 of 6.3%. The historical statement of operations of o2wireless for the six months ended June 30, 2002 has been translated, for purposes of preparing the pro forma continuing operations information for such period, into adjusted NIS at a rate of 4.885 NIS for one dollar. This rate represents the average exchange rate of NIS 4.7505 for one dollar during that period adjusted by the average inflation rate in Israel during the six months ended June 30, 2002 of 2.82%.

(5) PRELIMINARY PURCHASE PRICE ALLOCATION AND PRO FORMA ADJUSTMENTS

     Baran will account for the acquisition of o2wireless using the purchase method of accounting. Accordingly, o2wireless' assets and liabilities have been adjusted, on a preliminary basis, to reflect their fair values in the pro forma consolidated financial information as of June 30, 2002. The estimated effects resulting from these adjustments have been reflected in the pro forma consolidated financial information for the year ended December 31, 2001 and as of and for the six month period ended June 30, 2002. The allocation of the estimated purchase price and the estimated transaction fees and expenses included in the pro forma consolidated financial information are preliminary; final amounts may differ from those set forth in this document and such differences may be material.

     The purchase price allocation provided in the accompanying pro forma information is preliminary due to the allocation being made with respect to o2wireless' June 30, 2002 balance sheet as opposed to being based on the o2wireless' actual net assets which are expected to be acquired by Baran in the fourth quarter of 2002.

     Management of o2wireless expects to incur restructuring expenses in addition to their ongoing net losses prior to the expected acquisition date in the fourth quarter of 2002. o2wireless anticipates recording an additional restructuring charge of approximately $1 million during the three months ended September 30, 2002. These additional restructuring charges and ongoing losses expected to be incurred by o2wireless prior to the acquisition by Baran will have the effect of reducing the fair value of assets to be acquired and increasing goodwill by a corresponding amount from those reflected in the accompanying pro forma information.

     Additionally, Baran is in the process of identifying intangible assets and determining their related fair values. A preliminary purchase price allocation has been ascribed to such assets of NIS 3,746,000 and such amounts are being amortized over a useful life of three years.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
               CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

     The preliminary purchase price allocation related to the assumed acquisition of o2wireless is as follows:

                                                                             CONVENIENCE
                                                                             TRANSLATION
                                                                                 INTO
                                                              ADJUSTED NIS   U.S. DOLLARS
                                                              ------------   ------------
Net historical assets at June 30, 2002 of o2wireless........      6,040          1,267
Add reversal of loan payable to Baran included in o2wireless
  historical, net of debt discount of NIS 344...............     24,708          5,181
Add reversal of interest rate swap liability (Note 5d)......      1,865            391
                                                                -------         ------
Fair value of net assets acquired before allocation to
  identified intangible assets..............................     32,613          6,839
Customer contracts and customer list........................      3,746            786
                                                                -------         ------
Fair value of net assets acquired...........................     36,359          7,625
Goodwill....................................................     10,956          2,297
                                                                -------         ------
Total purchase price........................................     47,315          9,922
                                                                =======         ======

     The accompanying unaudited pro forma condensed consolidated information reflects the following pro forma adjustments (all amounts in thousands):

     (a) to reflect the reclassification of o2wireless' unabsorbed direct labor costs to conform to Baran's presentation in the amounts of NIS 40 and NIS 5,990 for the six month period ended June 30, 2002 and the year ended December 31, 2001 respectively;

     (b) to reflect the reversal of amortization and impairment of goodwill of o2wireless totaling NIS 4,699 and NIS 140,448, respectively, for the six month period ended June 30, 2002, and totaling NIS 27,356 and NIS 21,574 respectively for the year ended December 31, 2001;

     (c) to reflect the preliminary allocation of the excess of cost of acquisition over fair value of acquired net assets:

        - 14,702 to record goodwill in the amount of NIS 10,956 and customer list and customer contract in the amount of NIS 3,746;
        - 4,668 to record estimated transaction costs and expenses;
        - 17,525 to record elimination of o2wireless historical deferred stock compensation and other comprehensive loss, and to record the additional paid in capital related to the issuance of 454,954 Baran ordinary shares.
        - (484,233) to record elimination of o2wireless' historical share capital in the amount of 484,688 and to record the par value to the issuance of 454,954 of Baran shares.
        - 478,273 to record elimination of o2wireless' historical accumulated deficit;
        - (25,042) and (24,708) to eliminate intercompany loan; on June 6, 2002 as a part of the merger transaction, Baran Acquisition Sub, Inc. ("Baran Sub"), a wholly owned subsidiary of Baran, extended a loan in the amount of $5,000. See also note 6a to the Baran Consolidated Interim Financial Statements, beginning on page F-88 of this proxy-statement prospectus.

     (d) to record the net write-off of NIS (1,865) for the debt facility interest rate swap liability totaling NIS 1,934 and assumed NIS 69 of transaction costs. The related funding for repayment of o2wireless' NIS 43,963 debt facility as of June 30, 2002, resulting from the violation of a change in control covenant, is assumed to be provided by Baran's existing available credit facilities at similar costs of funds;

     (e) to record Baran's tax expense of NIS 290 and NIS 464 for the six months ended June 30, 2002 and the year ended December 31, 2001, respectively, for assumed interest payments received from o2wireless; and

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
               CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

     (f) to reflect amortization of customer contracts and customer list of NIS 625 for the six months ended June 30, 2002, and NIS 1,249 for the year ended December 31, 2001. Amortization is calculated on a straight line basis over three years.

(6) CONVENIENCE TRANSLATION

     The unaudited pro forma combined NIS amounts have been converted into U.S. dollars solely for the convenience of the reader at the June 30, 2002 closing exchange rate of U.S. dollars 0.2097 to one NIS.

(7) PRO FORMA INCOME (LOSS) FROM CONTINUING OPERATIONS PER SHARE DATA

     Pro forma income (loss) from continuing operations per share has been calculated by dividing such pro forma amounts for the period by the number of shares assumed to be outstanding after giving effect to the merger.

     Baran has assumed that 454,954 shares will be issued to the shareholders of o2wireless. Such amount reflects the exchange ratio of 0.014919 applied to the actual number of outstanding shares of 27,937,737 and 2,557,175 warrants of o2wireless at June 30, 2002.

                                                                               SIX-MONTH
                                                            YEAR ENDED        PERIOD ENDED
                                                         DECEMBER 31, 2001   JUNE 30, 2002
                                                         -----------------   --------------
                                                                   (IN THOUSANDS)
Baran historical weighted average shares used in
  computing basic EPS -- under U.S. GAAP...............        6,997             7,171
Baran shares to be issued..............................          455               455
                                                               -----             -----
Pro forma weighted average shares used in computing
  basic and diluted EPS -- under U.S. GAAP.............        7,452             7,626
                                                               =====             =====

     Restricted nonvested Baran ordinary shares of 568 and 546 for 2001 and for the six months ended June 30, 2002, respectively, have been excluded from diluted loss per share from continuing operations due to antidilution as a result of such losses existing on a pro forma basis.

                                BARAN GROUP LTD.

                             SUMMARY FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                 (ADJUSTED NIS)

                                                                                                               U.S. GAAP
                                                                                                               PRO FORMA
                                                                                                              INFORMATION
                                                                                                             -------------

                                                                                          SIX MONTHS
                                           YEAR ENDED DECEMBER 31,                      ENDED JUNE 30,         FOR YEAR
                            ------------------------------------------------------   ---------------------       ENDED
                              1997       1998       1999       2000        2001        2001        2002      DEC. 31, 2001
                            --------   --------   --------   --------   ----------   --------   ----------   -------------
                                                                                          (UNAUDITED)
STATEMENT OF INCOME DATA:
Israeli GAAP:
  Revenues................   285,330    501,933    618,165    914,375    1,028,487    508,439      460,093
  Operating income........    35,845     52,998     67,607     84,324      108,066     64,821       32,311
  Net income..............    17,402     26,476     51,009     76,787       68,523     38,182       13,682
Earnings per share:
  Basic and diluted.......      2.53       3.71       7.22      10.46         9.06       5.06         1.77
U.S. GAAP:
  Revenues................                                    914,946    1,019,110    511,975      450,971     1,546,247
  Operating income
    (loss)................                                     68,196       92,541     58,459       30,399        34,757
  Net income (loss).......                                     53,735       52,877     31,537        9,944       (22,331)
Earnings per share:
  Basic...................                                       7.75         7.56       4.52         1.39         (3.00)
  Diluted.................                                       7.32         6.99       4.18         1.29         (3.00)

                              U.S. GAAP
                              PRO FORMA
                             INFORMATION
                            -------------
                               FOR SIX
                                MONTH
                               PERIOD
                                ENDED
                            JUNE 30, 2002
                            -------------

STATEMENT OF INCOME DATA:
Israeli GAAP:
  Revenues................
  Operating income........
  Net income..............
Earnings per share:
  Basic and diluted.......
U.S. GAAP:
  Revenues................     613,977
  Operating income
    (loss)................     (52,757)
  Net income (loss).......     (76,682)
Earnings per share:
  Basic...................      (10.06)
  Diluted.................      (10.06)

                                                                                                                       US GAAP
                                                                                                       AS OF          PRO FORMA
                                                          YEAR ENDED DECEMBER 31,                     JUNE 30,       INFORMATION
                                            ----------------------------------------------------   --------------       AS OF
                                              1997       1998       1999       2000       2001          2002        JUNE 30, 2002
                                            --------   --------   --------   --------   --------   --------------   -------------
                                                                                                    (UNAUDITED)
BALANCE SHEET DATA:
Israeli GAAP:
  Total assets............................   242,715    279,324    363,045    530,286    764,061        802,130
  Shareholders' equity (net assets).......   100,904    116,447    137,072    183,405    219,454        220,118
  Outstanding common shares (in
    thousands)............................     6,866      6,930      7,246      7,627      7,717          7,717
U.S. GAAP
  Total assets............................                                    540,687    773,525        833,947        984,836
  Shareholders' equity (net assets).......                                    196,863    234,180        235,825        253,430
  Outstanding common shares (in
    thousands)(1).........................                                      7,219      7,149          7,171          7,626
Other financial data:
  Israeli GAAP
    Dividend declared per share...........      0.60                  5.17       4.41       4.27           1.72
  U.S. GAAP
    Dividends declared per share..........                                       4.41       4.27           1.72

---------------

(1) Excludes nonvested contingently returnable shares in the amount of 408,000, 568,000 and 546,000 as of December 31, 2000, 2001 and June 30, 2002,
    respectively.

                  O2WIRELESS SOLUTIONS, INC. AND SUBSIDIARIES

                            SELECTED FINANCIAL DATA

                                                                                                               SIX MONTHS
                                                                    YEAR ENDED DECEMBER 31,                  ENDED JUNE 30,
                                                       -------------------------------------------------   -------------------
                                                        1997      1998      1999       2000       2001       2001       2002
                                                       -------   -------   -------   --------   --------   --------   --------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)             (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA.
 Revenues............................................  $ 6,003   $24,485   $47,126   $128,373   $106,672   $ 52,754   $ 33,371
Operating Expenses:
 Cost of revenues....................................    5,078    19,723    34,535     91,560     85,111     42,728     33,769
 Selling, general, and administrative expenses.......    2,092     4,835     9,346     24,996     31,509     15,623     11,862
 Management fees.....................................       --        --        --         --         --         --        400
 Merger-related expenses.............................       --        --        --         --         --         --      1,124
 Warrant dispute reserve.............................       --        --        --         --        641         --         --
 Restructuring charge, net...........................       --        --        --         --      1,100      1,100      3,427
 Restructuring credit................................       --        --        --         --         --         --       (314)
 Depreciation and amortization.......................      193     1,398     2,079      4,015      7,379      3,856        961
 Goodwill impairment.................................       --        --        --         --      4,802         --     28,753
                                                       -------   -------   -------   --------   --------   --------   --------
Operating (loss) income..............................   (1,360)   (1,471)    1,166      7,802    (23,870)   (10,553)   (46,611)
Other income (expense):
 Interest expense, net...............................       --        --    (2,321)    (3,569)    (1,318)      (409)      (666)
 Increase in fair value of common stock put
   warrants..........................................       --        --        --    (13,681)        --         --         --
 Other...............................................     (145)     (887)       82        272        165        157         15
                                                       -------   -------   -------   --------   --------   --------   --------
Loss from continuing operations before taxes,
 extraordinary items and cumulative effect of change
 in accounting principle.............................   (1,505)   (2,358)   (1,073)    (9,176)   (25,023)   (10,805)   (47,262)
 Income tax benefit (expense)........................      145       (45)    1,226     (2,587)    (2,620)        --         --
                                                       -------   -------   -------   --------   --------   --------   --------
(Loss) income from continuing operations before
 extraordinary items and cumulative effect of change
 in accounting principle.............................   (1,360)   (2,403)      153    (11,763)   (27,643)   (10,805)   (47,262)
Discontinued Operations:
 Loss from discontinued operations net of
   tax -- Speciality Drilling, Inc. .................       --        --       (55)      (127)      (196)      (196)        --
 (Loss) income from discontinued operations net of
   tax -- o2wireless Lighting, Inc. .................       --        --       (38)       836        393        266       (263)
 Loss on disposal of discontinued operations net of
   tax -- Speciality Drilling, Inc. .................       --        --        --         --       (588)      (588)       284
 Loss on disposal of discontinued operations net of
   tax -- o2wireless Lighting, Inc. .................       --        --        --         --         --         --     (3,400)
                                                       -------   -------   -------   --------   --------   --------   --------
   Total (loss) income of discontinued operations....       --        --       (93)       709       (391)      (518)    (3,379)
                                                       -------   -------   -------   --------   --------   --------   --------
Income (loss) before extraordinary items and
 cumulative effect of change in accounting
 principle...........................................   (1,360)   (2,403)       60    (11,054)   (28,034)   (11,323)   (50,641)
Extraordinary item -- loss on extinguishment of
 indebtedness, net of income tax benefit of $171 in
 1999 and $2,212 in 2000.............................       --        --      (256)    (4,294)        --         --         --
                                                       -------   -------   -------   --------   --------   --------   --------
 Loss before cumulative effect of change in
 accounting principle................................   (1,360)   (2,403)     (196)   (15,348)   (28,034)   (11,323)   (50,641)
Cumulative effect of change from deferral of
 organization costs to expensing costs as incurred...       --        --      (121)        --         --         --         --
                                                       -------   -------   -------   --------   --------   --------   --------
 Net loss............................................   (1,360)   (2,403)     (317)   (15,348)   (28,034)   (11,323)   (50,641)
Preferred stock dividends and accretion of discount
 on redeemable preferred stock.......................       (9)     (413)     (632)    (6,148)        --         --         --
                                                       -------   -------   -------   --------   --------   --------   --------
Net loss attributable to common stockholders.........  $(1,369)  $(2,816)  $  (949)  $(21,496)  $(28,034)  $(11,323)  $(50,641)
                                                       =======   =======   =======   ========   ========   ========   ========
   Net loss per common share
     Basic and diluted...............................  $ (0.22)  $ (0.40)  $ (0.13)  $  (1.44)  $  (1.01)  $  (0.41)  $  (1.81)
                                                       =======   =======   =======   ========   ========   ========   ========
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents............................  $   793   $   186   $ 2,509   $ 12,168   $  4,599   $ 15,182   $  4,874
Working capital......................................      702     2,138    12,009     45,558     27,333     35,587       (859)
Total assets.........................................   12,237    19,191    59,473    116,289     83,777    108,826     33,808
Total debt, including common stock put warrants......    4,475    11,394    35,062      7,357      9,235     46,346     13,737
Redeemable preferred stock...........................    4,462     4,875    10,960         --         --         --         --
Total stockholders' (deficit) equity.................   (4,513)     (920)   (3,004)    73,675     51,697    108,826     33,808

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

     The following tables present unaudited historical and pro forma per share data that give effect to the completion of the merger based upon the historical financial statements of Baran and o2wireless. The pro forma data is not indicative of the results of future operations or the actual results that would have occurred had the merger been consummated at the beginning of the periods presented. You should read the data presented below together with the historical consolidated financial statements, including applicable notes, of Baran and o2wireless included in this proxy statement prospectus.

     Historical figures for Baran and o2wireless are as of and for the fiscal year ended December 31, 2001 and as of and for the six month period ended June 30, 2002. The historical and pro forma information for Baran are derived from information presented pursuant to the U.S. GAAP reconciliation requirements of
Item 18 to Form 20. The historical information related to o2wireless is derived from financial statements presented in accordance with U.S. GAAP using the currency translation method referred to in (2) below. For a description of the basis used in calculating historical and pro forma data in the following two tables, see "-- Unaudited Pro Forma Condensed Consolidated Continuing Operations Information."

     The pro forma per share data is based on 454,954 shares assumed to be issued in the merger, based upon 30,494,912 o2wireless shares outstanding on June 30, 2002, assuming the exercise of all outstanding warrants, multiplied by the exchange ratio of 0.014919.

                                                                             EQUIVALENT
                                              HISTORICAL                    PER SHARE(1)
                               ----------------------------------------   -----------------       PRO FORMA
                                     BARAN              O2WIRELESS           O2WIRELESS           COMBINED
                               AS OF AND FOR THE    AS OF AND FOR THE     AS OF AND FOR THE   AS OF AND FOR THE
                               FISCAL YEAR ENDED    FISCAL YEAR ENDED     FISCAL YEAR ENDED   FISCAL YEAR ENDED
                               DECEMBER 31, 2001   DECEMBER 31, 2001(2)   DECEMBER 31, 2001   DECEMBER 31, 2001
                               -----------------   --------------------   -----------------   -----------------
                                      NIS                  NIS                   NIS           NIS         $
                                                                                                 (UNAUDITED)
AMOUNTS UNDER U.S. GENERALLY
  ACCEPTED ACCOUNTING
  PRINCIPLES
Earnings (Loss) from
  continuing operations per
  share
  Basic......................         7.56                (4.39)                 (0.04)       (3.00)     (0.63)
  Diluted....................         6.99                (4.39)                 (0.04)       (3.00)     (0.63)
Dividends declared per
  share......................         4.27                   --                                4.27       0.90
Book value per share.........        32.79(3)              8.82                   0.49        33.79       7.08

                                                                             EQUIVALENT
                                             HISTORICAL                     PER SHARE(1)
                               ---------------------------------------   ------------------
                                     BARAN              O2WIRELESS           O2WIRELESS       PRO FORMA COMBINED
                               AS OF AND FOR THE    AS OF AND FOR THE    AS OF AND FOR THE    AS OF AND FOR THE
                                SIX MONTHS ENDED     SIX MONTHS ENDED     SIX MONTHS ENDED     SIX MONTHS ENDED
                                 JUNE 30, 2002       JUNE 30, 2002(2)      JUNE 30, 2002        JUNE 30, 2002
                               ------------------   ------------------   ------------------   ------------------
                                      NIS                  NIS                  NIS             NIS         $
                                                                                                 (UNAUDITED)
AMOUNTS UNDER U.S. GENERALLY
  ACCEPTED ACCOUNTING
  PRINCIPLES
Earnings (Loss) from
  continuing operations per
  share
  Basic......................         1.39                 (8.26)               (0.15)        (10.06)     (2.11)
  Diluted....................         1.29                 (8.26)               (0.15)        (10.06)     (2.11)
Dividends declared per
  share......................         1.72                    --                 0.03           1.72       0.36
Book value per share.........        32.89(3)               0.22                 0.50          33.23       6.97

---------------

(1) Equivalent per share data for o2wireless, based on the exchange ratio of
    0.014919 Baran ordinary shares per o2wireless share.

(2) o2wireless U.S. dollar amounts have been translated into NIS using the method described in Note 4 to the "Unaudited Pro Forma Condensed Consolidated Financial Information".

(3) Outstanding shares of 7,149,000 and 7,171,000 as of December 31, 2001 and June 30, 2002, respectively, used to calculate book value per share, exclude restricted nonvested contingently returnable shares of 568,000 and 546,000, respectively.

                        BARAN'S DIVIDEND PAYMENT HISTORY

     Baran's dividend payment history for the last three years is as follows:

                                                     NIS PER     ISSUED       DIVIDEND
DATE                                                  SHARE      SHARES     PAYMENT (NIS)
----                                                ---------   ---------   -------------
May 18, 1999......................................    1.25      7,023,468     8,779,335
July 19, 1999.....................................    1.50      7,023,468    10,535,202
October 18, 1999..................................    1.00      7,235,468     7,235,468
February 6, 2000..................................    1.00      7,371,468     7,371,468
June 7, 2000......................................    1.10      7,553,468     8,308,815
October 18, 2000..................................    3.00      7,553,468    22,660,404
May 21, 2001......................................    2.00      7,553,468    15,106,936
December 17, 2001.................................    2.00      7,921,718    15,843,436
May 29, 2002......................................    1.70      7,921,718    13,466,921
(not adjusted for inflation)

CURRENCY AND EXCHANGE RATES

     References in this proxy statement-prospectus to "U.S. dollars", "U.S.$", or '$" are to the currency of the United States. References to "NIS" are to New Israeli Shekels, the currency of Israel. All NIS amounts set forth in this proxy statement-prospectus are adjusted to June 30, 2002, unless specified otherwise. For your convenience, this proxy statement-prospectus contains translations of certain NIS amounts into U.S. dollars at the exchange rate on June 30, 2002, unless another rate is specified. You should not take these translations as assurances that the NIS amounts actually represent these U.S. dollar amounts. Furthermore, these translations do not constitute an estimate of the exchange rate that will apply when the merger occurs.

     The following tables present the exchange rates for the NIS against the U.S. dollar based on the noon buying rate in New York City for cable transfers in NIS, expressed in U.S. dollars per NIS. The period average is based on the average of the noon buying rate on each business day during the period. The foreign exchange rate for October 17, 2002 was 4.76.

                                             1/1/02-
                                             6/30/02    2001   2000   1999   1998   1997
                                             --------   ----   ----   ----   ----   ----
Average...................................     4.75     4.21   4.08   4.14   3.80   3.45

                       SEPTEMBER 2002   AUGUST 2002   JULY 2002   JUNE 2002   MAY 2002   APRIL 2002   MARCH 2002
                       --------------   -----------   ---------   ---------   --------   ----------   ----------
Low..................       4.68           4.60         4.62        4.74        4.82        4.70         4.60
High.................       4.89           4.75         4.82        5.02        5.01        4.93         4.77
Average..............       4.78           4.68         4.72        4.94        4.89        4.80         4.68

                                  RISK FACTORS

     In addition to the other information contained in or incorporated by reference into this proxy statement-prospectus, you should carefully consider the following risk factors in deciding how to vote on the proposed merger.

                          RISKS RELATING TO THE MERGER

THE NUMBER OF SHARES THAT O2WIRELESS SHAREHOLDERS WILL RECEIVE IN THE MERGER WILL NOT BE ADJUSTED IF THE BARAN STOCK PRICE CHANGES, WHICH COULD RESULT IN A DECREASE IN THE VALUE OF THE CONSIDERATION TO BE RECEIVED BY O2WIRELESS SHAREHOLDERS.

     The aggregate number of Baran ordinary shares that o2wireless shareholders will receive in the merger will not change if Baran's stock price changes. In addition, o2wireless may not terminate the merger agreement solely because of a change in the stock price of Baran. Consequently, if the market price of the Baran ordinary shares decreases, the value of the consideration that o2wireless shareholders will receive in connection with the merger will decrease. The exact aggregate value of the Baran ordinary shares to be issued in the merger will not be known until after the merger has been voted on by the o2wireless shareholders.

THE BENEFITS THAT BARAN AND O2WIRELESS ANTICIPATE FROM THE MERGER MAY NOT BE REALIZED.

     Achieving the benefits that Baran and o2wireless expect to result from the merger will depend in part on the successful integration of Baran's and o2wireless' operations and personnel in a timely and efficient manner. Integrating Baran and o2wireless will be a complex, time consuming and expensive process. Employees and management of each of Baran and o2wireless have played a key role in creating each company. The successful integration of these two companies will alter prior relationships and may affect productivity. In addition, the merger is likely to divert the attention of management of each company and could negatively affect Baran's ability to operate and to retain key employees after the merger. Baran and o2wireless may not be successfully integrated, and the anticipated benefits of the merger may not be realized. The failure to do so could have a material adverse effect on Baran's business and share price, as it may materially delay Baran's penetration of the United States market, which is an important part of Baran's business and strategic plan.

SOME OF O2WIRELESS' OFFICERS AND DIRECTORS HAVE INTERESTS THAT MAY HAVE INFLUENCED THEM TO SUPPORT OR APPROVE THE MERGER.

     Some of the directors and officers of o2wireless have interests in the merger that are different from, or are in addition to, those of o2wireless' shareholders, including:

     - options to purchase Baran ordinary shares may be granted by Baran to o2wireless' management team members after the completion of the merger;

     - employment agreements may be entered into between Baran and o2wireless' management team members; and

     - the o2wireless directors and executive officers have customary rights to indemnification against certain liabilities, and Baran has agreed to maintain insurance coverage with respect to matters occurring on or before the effective time of the merger for the benefit of the executive officers and directors of o2wireless.

     As a result, these directors and officers may have been more influenced to support and to grant their irrevocable proxies to vote to approve the merger agreement than if they did not hold these interests. o2wireless shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

                RISKS RELATING TO BARAN AND THE COMBINED COMPANY

     By voting in favor of the merger, o2wireless shareholders are choosing to invest in Baran ordinary shares. An investment in Baran ordinary shares involves a high degree of risk. In addition to the other information contained in the proxy statement-prospectus, o2wireless shareholders should carefully consider the following risk factors concerning Baran in deciding whether to approve and adopt the merger agreement.

FUNDAMENTAL CHANGES IN THE MARKETS WHICH BARAN AND O2WIRELESS TARGET COULD REDUCE DEMAND FOR BARAN'S SERVICES.

     Future developments in the telecommunications, cellular, semiconductor, biotechnology, high technology, chemical and pharmaceutical industries, such as budget reductions, unavailability of funding, termination of projects and development plans, continued industry consolidation and general reduction in expansion programs, could materially adversely affect Baran's existing or potential customers. This could reduce the demand for its products and services. As a result, Baran may be unable to effectively market its services to potential customers in the industries it targets. In addition, cuts in government budgets that are allocated to infrastructure projects in which Baran participates may adversely affect Baran's operational results.

     Many of the markets served by Baran's divisions are currently in the midst of recessions, including the semiconductor market, upon which Baran's semiconductor division depends. If this market situation persists, it could have a material adverse effect on Baran's business and results of operations, due to the substantial portion of Baran's revenues generated by the semiconductor division. For example, in 2001, the semiconductor division was responsible for 28% of Baran's overall revenues.

THE COMBINED COMPANY'S SUCCESS IS DEPENDENT ON CONTINUED GROWTH IN THE DEPLOYMENT OF WIRELESS NETWORKS, AND ITS REVENUES WILL BE REDUCED IF THERE ARE DELAYS IN SUCH DEPLOYMENT.

     The wireless telecommunications industry experienced significant growth both in the United States and internationally in recent years; however, the rate of growth fell dramatically in 2001 and indications in the first half of 2002 are that the rate of growth will be similar to 2001. Access to capital markets has become more difficult and more expensive for many of the carriers, thereby slowing their capital spending commitments. Presently, there is significant uncertainty related to the U.S. and Israeli economies, and if the rate of growth in the telecommunications industry continues to slow and carriers continue to reduce their capital investments in wireless infrastructure or fail to expand into new territories, the combined company's business and results of operations will suffer. The pace of network deployment has sometimes been slower than expected due in part to difficulties experienced by holders of licenses in raising the necessary financing, and there can be no assurance that future bidders for licenses will not experience similar difficulties. There has also been substantial regulatory uncertainty regarding payments owed to the U.S. government by past successful wireless bidders, and such uncertainty has delayed network deployments. In addition, factors such as overall economic conditions, a slowdown in wireless subscriber growth, costs of integrating technologies, as well as future legislation, legal decisions and regulation, may slow or delay the deployment of wireless networks, which, in turn, could harm the combined company's business.

IF BARAN AND O2WIRELESS CANNOT COMPETE SUCCESSFULLY WITH EXISTING OR NEW COMPETITORS, THEIR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED.

     The combined company may be unable to compete successfully with existing or new competitors. Any failure to adapt to changing market conditions and to recognize leading trends in the relevant markets would have a material adverse effect on the combined company's results of operations and financial condition, as its share of the pool of available projects would be reduced, and consequently its revenues would decrease.

     The market for engineering services is highly competitive and fragmented, and Baran expects this competition to increase. Baran competes with independent providers of similar services and with companies' in-house operating and engineering services departments in multiple markets. Its competitors include both firms that specialize in a vertical market and firms that provide a wide range of services. Baran anticipates continued competition in its fields of operation and, consequently, the emergence of new engineering services providers in the industry that will compete with Baran.

     Baran believes that its ability to compete depends in part on a number of competitive factors, including:

     - the development by others of expertise that is competitive with Baran's services;

     - the price at which others offer competitive services;

     - the responsiveness of its competitors to customers' needs;

     - the range and sophistication of services offered by its competitors; and

     - the ability of its competitors to hire, retain and motivate key, skilled personnel.

     In many countries, including the United States, Baran competes with a number of companies that have longer operating histories, larger customer bases, substantially greater financial, technical, sales, marketing and other resources, and greater name recognition than it does. In addition, new competitors or alliances among competitors may emerge and rapidly acquire significant market share. As a result, Baran's competitors may be able to adapt more quickly than Baran to new or emerging technologies and changes in customer requirements, and may be able to devote greater resources to the promotion and sale of their services.

     In addition, the telecommunications network services market served by o2wireless is highly competitive and is served by numerous companies. Many of these competitors have significantly greater financial, technical and marketing resources, generate greater revenues and have greater name recognition and international experience than o2wireless has. o2wireless believes that the principal competitive factors in its market include the ability to deliver services within budget and on time, pricing, reputation, accountability, project management expertise, industry experience and expertise in new and evolving technologies. The combined company may not be able to compete effectively on these or other bases, and, as a result, may not be able to maintain o2wireless' current customer relationships or develop new customer relationships.

BARAN AND O2WIRELESS MUST CONTINUALLY ENHANCE THEIR TECHNICAL ABILITIES AND AREAS OF EXPERTISE TO REMAIN COMPETITIVE.

     Baran believes that the combined company's future success will depend, to a significant extent, upon its ability to enhance its existing technical abilities and to meet the requirements of its customers in a rapidly developing and evolving market. Although Baran is currently devoting significant resources to enter into additional areas of project management and operation and planning and to develop new areas of expertise, the combined company's present or future abilities may not satisfy the evolving needs of customers in the industrial sectors it services. If the combined company is unable to anticipate or respond adequately to those demands, due to resource, technological or other constraints, its business and results of operations could be materially adversely affected.

BARAN'S AND O2WIRELESS' BUSINESSES ARE HIGHLY DEPENDENT ON A LIMITED NUMBER OF SIGNIFICANT CUSTOMERS.

     The loss of any significant customer of Baran or o2wireless, a significant decrease in business from any of those customers or the conclusion or termination of significant projects, without securing other significant projects or customers, could have a material adverse effect on the results of operations and financial condition of the combined company, because these events would result in a significant decline in Baran's revenues. Although Baran has approximately one thousand customers, revenues derived from its three largest customers accounted for approximately 28% of revenues in the six months ended June 30, 2002 and 55% and 71% of revenue in fiscal 2001 and 2000, respectively. Revenues derived from o2wireless' five largest customers accounted for approximately 61% of revenues in the three months ended June 30, 2002 and 41% of revenues in fiscal 2001.

     Baran's major customers do not have any obligation to purchase additional services and, therefore, may not continue to purchase services in amounts similar to previous years. In addition, customers typically may terminate a project before it is completed, and will be obligated to pay Baran only for the work performed up

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

to termination. Early termination by one of Baran's major customers could have a material adverse effect on Baran's business, financial condition and results of operations, because this would result in a decline in the amount of revenues that Baran had anticipated receiving from the project.

     Baran performs ongoing evaluations of its customers and does not generally require collateral from its customers. If any of its major customers becomes insolvent or is otherwise unable to pay its debts, it could have a material adverse effect on Baran's business, financial condition and results of operations. The amount of any damage to Baran would depend on several factors, including whether it had obtained credit insurance with respect to the customer, whether it had received any advance payment for its work, the scope of the project that remained incomplete and the amount of fees that remained to be collected at the time of insolvency.

BARAN'S AND O2WIRELESS' FUTURE SUCCESS DEPENDS ON THEIR ABILITY TO DEVELOP LONG-TERM RELATIONSHIPS WITH THEIR CUSTOMERS.

     Baran believes that the combined company's future success depends significantly on its ability to develop long-term relationships with successful network operators, service providers and other clients in the relevant markets and industrial sectors it services. Baran may be unable to develop new customer relationships, and its new customers may be unsuccessful in their own businesses. Its failure to maintain customer relationships or the failure of new customers to be successful could affect Baran's ability to receive additional work from the same customers in the future, which could reduce Baran's revenues.

THE SKILLED EMPLOYEES THAT BARAN AND O2WIRELESS NEED MAY BE DIFFICULT TO HIRE AND RETAIN.

     Baran's success depends in large part on its ability to continue to attract, train, motivate and retain highly skilled engineers and other professional employees. These types of qualified personnel are in great demand and are likely to remain a limited resource for the foreseeable future. While Baran believes that it currently has few employees that would be very difficult to replace, the ability of Baran to expand its business depends upon its success in recruiting qualified technical personnel and its ability to manage and coordinate its worldwide development efforts. Baran and o2wireless may be unable to continue to attract and retain the skilled employees they require. Any inability to do so could adversely impact the combined company's ability to manage and complete its existing projects and to compete for new customer contracts. The combined company's failure to attract and retain qualified personnel may have a material adverse effect on the combined company's business, results of operations and financial condition. The success of the combined company also depends, to a certain extent, upon the continued active participation of a relatively small group of senior management personnel who have been with Baran for a long period of time. The loss of the services of all or some of these employees could have a material adverse effect on the combined company's business, because Baran believes that the continuity of its management team is an important element in the stability of its operations.

BARAN'S LENGTHY SALES CYCLE MAKES IT DIFFICULT TO ANTICIPATE THE TIMING OF
SALES.

     The sales cycle associated with the acquisition of Baran's services related to projects is lengthy, with the time between the making of an initial proposal to a prospective customer and the signing of a services agreement typically averaging between three and 12 months. Baran's services for its customers are relatively complex, and their purchase generally involves a significant commitment of capital, with attendant delays frequently associated with large capital expenditures and implementation procedures. Moreover, the purchase of such services typically requires coordination and agreement across a potential customer's entire organization. Delays associated with the sales cycle for Baran's services may reduce Baran's revenues in a particular period without a corresponding reduction in its costs.

     Since most of Baran's expenses relate to personnel costs, changes in employees' compensation due to cost of living adjustments, or other market conditions may increase the costs incurred by Baran in providing its services, without a corresponding increase in its revenues.

THE PROVISION OF SERVICES BY BARAN ON A TURNKEY PROJECT BASIS CREATES SPECIAL RISKS.

     Baran performs a significant and increasing portion of its services on a turnkey project basis. In providing services in this manner, Baran serves as a single contact point for design, planning, quality control and delivery of the applicable project and is responsible for the quality of work performed by subcontractors and materials provided by suppliers. Any defaults in the performance of the work by its subcontractors or defects in the materials provided by such suppliers may expose Baran to claims, including failure to meet timetables for completion of projects or failures in quality standards committed to by Baran. In addition, Baran typically provides a 12 to 24 month warranty to its customers, pursuant to which it may have additional liability. Projects performed by Baran on a turnkey basis typically generate lower gross margins for Baran because of increased expenses associated with turnkey projects. Baran anticipates that the number of projects performed by it on a turnkey basis will continue to increase.

GOVERNMENT REGULATION AND INDUSTRY STANDARDS IN DIFFERENT COUNTRIES INCREASE BARAN'S COSTS OF DOING BUSINESS, LIMIT ITS POTENTIAL MARKETS, REQUIRE COOPERATION WITH LOCAL COMPANIES, AND MAY DELAY OR PREVENT THE SALE OF ITS SERVICES.

     When providing its services, Baran must comply with a variety of regulatory requirements and industry standards in each country in which such services are performed. Any failure to comply with prevailing regulatory requirements and standards would require Baran to invest in time-consuming and expensive procedures that may result in Baran's inability to compete effectively with other service providers. For example, employees in many countries in which Baran operates may not begin work without first obtaining a work permit from the local authorities. The issuance of work permits is a time-consuming process, which can delay employees' ability to commence work, and which can consequently result in Baran's inability to staff a project adequately and in a timely manner. In addition, government regulations in several countries in Western Europe prohibit employers such as Baran from dismissing employees without advance notice to the employees. This may result in a delay in Baran's ability to remove employees who are not performing well from working on a project.

FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES COULD ADVERSELY AFFECT BARAN'S BUSINESS.

     A significant portion of Baran's operating costs are incurred outside the United States, and therefore fluctuations in exchange rates between the currencies in which such costs are incurred and the dollar may result in a decrease in revenues or an increase in operating expenses. Foreign currency exchange rates have recently fluctuated significantly as compared to recent years (to date, the lowest rate in 2002 has been NIS 4.436 per $1 and the highest rate has been NIS 5.020 per $1). Currently, most of Baran's income is received and costs of operations are incurred in New Israeli Shekels. Accordingly, the income and costs of Baran from its operations in Israel, as expressed in dollars, could be adversely affected by the extent to which any devaluation of the Israeli currency in relation to the dollar is not offset by the rate of inflation in Israel (or is offset on a lagging basis). As a result of this differential, from time to time Baran experiences increases in the costs of its operations in Israel, as expressed in dollars, which could in the future have a material adverse effect on the business, results of operations and financial condition of Baran. Baran currently does not hedge its currency exposure through the use of any financial instruments.

     The imposition of exchange or price controls or other restrictions on the conversion of foreign currencies could also have a material adverse effect on the business, results of operations and financial condition of Baran.

INFLATIONARY CONDITIONS IN ISRAEL MAY RESULT IN BARAN BEING FORCED TO PAY HIGHER PRICES FOR THE GOODS AND SERVICES IT NEEDS.

     Recently, Israel has been suffering from a high inflation rate (in 2001 the yearly inflation rate was 1.4% and in 2002, through August, the yearly inflation rate was 6.3%, which is expected to increase to 8.5%), which has resulted in an increase in prices and an increased unemployment rate. These factors may materially adversely affect the various companies and divisions within the Baran Group in that Baran may be required, in an inflationary economy, to pay substantially higher prices to compensate personnel and obtain the materials that it needs to complete projects for its customers, and it may not have adequately reflected those costs in the pricing for some of its projects.

BARAN MAY MAKE ADDITIONAL ACQUISITIONS THAT INCREASE LEVERAGE AND POSE OTHER RISKS.

     Baran has evaluated and continues to evaluate potential acquisitions and joint ventures that would extend its geographic markets, expand its products and services and/or enlarge the capacity of its networks. Some of these transactions may be considerably larger than the transactions it has completed in the past. If Baran enters into a definitive agreement with respect to any material transaction, it could result in Baran increasing its leverage, issuing additional ordinary shares or both. There can be no assurance, however, that Baran will enter into any transaction or whether any such transaction will be on terms favorable to Baran.

     Any acquisition that Baran completes will likely also involve some or all of the following operating risks:

     - the difficulty of assimilating the acquired operations and personnel;

     - the potential disruption of Baran's ongoing business;

     - the diversion of management's time and other resources;

     - the possible inability of management to maintain uniform standards, controls, procedures and policies;

     - the possible difficulty of managing its growth;

     - the risks of entering markets in which Baran has little experience; and

     - the potential impairment of relationships with employees or customers.

     Baran may be unable to find suitable acquisition candidates, it may be unable to complete any desired acquisitions on favorable terms, and the o2wireless acquisition, if completed, may not enhance its abilities or strengthen its competitive position.

THE TERMINATION OR REDUCTION OF CERTAIN GOVERNMENT PROGRAMS AND TAX BENEFITS IN ISRAEL COULD ADVERSELY AFFECT BARAN'S OVERALL EFFECTIVE TAX RATE.

     Baran benefits from certain Israeli government programs and tax benefits, which benefits, between the years 1998 and 2001, have amounted to approximately NIS 2.4 million. For example, some of Baran's subsidiaries that are designated as "approved enterprises" receive tax benefits under the Israeli Law for Encouragement of Capital Investments. To be eligible for these programs and tax benefits, Baran's subsidiaries must meet certain conditions, such as conditions relating to the location of Baran's subsidiaries' facilities, location of certain subcontractors and the extent to which the subsidiaries may outsource portions of their work. If Baran's subsidiaries fail to meet these conditions, it could be required to refund tax benefits already received in the amount of NIS 2.4 million, including interest. Additionally, some of these programs and the related tax benefits are available to Baran for a limited number of years, and these benefits expire from time to time. The merger with o2wireless will have no effect on Baran's eligibility to participate in these programs or its ability to meet their conditions.

     Any of the following could result in a material increase in the overall effective tax rate of Baran:

     - some programs may be discontinued or may not be available at their current levels, such that the Government of Israel may reduce or eliminate the tax benefits available to "approved enterprises"; and

     - Baran's subsidiaries may be unable to meet the requirements for continuing to qualify for some incentive tax programs.

     Upon the expiration of a particular benefit, Baran may not be eligible to participate in a new program or qualify for a new tax benefit that would offset the loss of the expiring tax benefit.

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

O2WIRELESS' SUCCESS DEPENDS ON THE CONTINUED TREND TOWARD OUTSOURCING TELECOMMUNICATIONS NETWORK SERVICES.

     o2wireless' success depends on the continued trend by telecommunications companies to outsource their network design, deployment and management needs. If telecommunications companies and network equipment vendors elect to perform more network design or deployment services themselves, the combined company's revenues associated with o2wireless' business may be materially adversely affected.

THE CONSOLIDATION OF EQUIPMENT VENDORS OR CARRIERS COULD ADVERSELY AFFECT O2WIRELESS' BUSINESS.

     In recent years, the wireless telecommunications industry has been characterized by significant consolidation activity. This consolidation of equipment vendors or carriers could:

     - lead to a greater ability among equipment vendors and carriers to provide a full line of network services and could simplify integration and installation, which may lead to a reduction in demand for o2wireless' services;

     - reduce the number of o2wireless' current or potential customers, which could increase their bargaining power; and

     - create competitive pressures whereby a particular customer may request o2wireless' exclusivity with them in a particular market, which o2wireless may not be able to accommodate.

     Accordingly, any of the foregoing developments could adversely affect o2wireless' and, following the merger, the combined company's business, financial condition and results of operations, by reducing the company's revenues.

O2WIRELESS RECOGNIZES REVENUES ON ITS FIXED-PRICE CONTRACTS ON A
PERCENTAGE-OF-COMPLETION BASIS, WHICH COULD CAUSE ITS QUARTERLY RESULTS TO FLUCTUATE.

     o2wireless recognizes revenues on its fixed-price contracts using the percentage-of-completion method. In 2001, revenues from its fixed-price contracts accounted for approximately 75% of its total revenues. Under the percentage-of-completion method, in each period o2wireless recognizes expenses as they are incurred and o2wireless recognizes revenue based on a comparison of the costs incurred to date for the project to the then estimated total costs of the project. Accordingly, the revenue o2wireless recognizes in a given quarter depends on the costs it has incurred for individual projects and its then current estimate of the total remaining costs to complete individual projects. If in any period o2wireless significantly increases its estimate of the total costs to complete a project, o2wireless may recognize very little or no additional revenue with respect to that project. As a result, o2wireless' gross margin in such periods and in future periods may be significantly reduced and in some cases o2wireless may recognize a loss on individual projects prior to their completion. To the extent that its estimates fluctuate over time or differ from actual requirements, gross margins in subsequent quarters may vary significantly from o2wireless' and, following the merger, the combined company's estimates and could harm their results of operations.

                 RISKS ASSOCIATED WITH BARAN'S ORDINARY SHARES

BECAUSE BARAN IS A FOREIGN PRIVATE ISSUER, IT IS REQUIRED TO PROVIDE LESS INFORMATION TO ITS SHAREHOLDERS THAN A UNITED STATES CORPORATION IS REQUIRED TO PROVIDE.

     As a foreign private issuer under the United States securities laws, Baran currently is not, and, following the merger with o2wireless, will not be subject to the proxy rules of Section 14 of the Exchange Act. This means that Baran is not obligated to provide proxy materials to its securityholders, including United States residents, in connection with annual and special meetings of holders of Baran ordinary shares. In addition, the officers, directors and principal shareholders of Baran are not, and, following the merger with o2wireless, will not be subject to the insider short-swing profits recovery and reporting obligations of Section 16 of the Exchange Act. This means that the officers, directors and principal shareholders of Baran are not required to

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

report their transactions in the ordinary shares of Baran, nor are they subject to potential short-swing trading liability to Baran if they buy and sell Baran ordinary shares within a six-month period.

     In addition, while foreign private issuers are required to file an annual report on Form 20-F, which is comparable to the Annual Report on Form 10-K which United States companies are required to file, there is no comparable form for foreign private issuers to the Quarterly Report on Form 10-Q required to be filed by United States companies. A foreign private issuer such as Baran is required to furnish material information regarding its business and operations that it makes or is required to make public pursuant to the law of the jurisdiction of its domicile or in which it is incorporated or organized, files or is required to file with a stock exchange on which its securities are traded and which was made public by that exchange, or distributes or is required to distribute to its securityholders. However, former shareholders of o2wireless who become shareholders of Baran after the merger may ultimately receive less information from Baran than they did from o2wireless.

BARAN'S QUARTERLY OPERATING RESULTS MAY FLUCTUATE.

     Baran's quarterly operating results may fluctuate as a result of many factors, including:

     - the size and timing of significant customer projects;

     - increased competition;

     - cancellations of significant projects by customers;

     - changes in operating expenses;

     - changes in Baran's strategy;

     - personnel changes;

     - foreign currency exchange rates; and

     - general economic and political factors.

     Given Baran's reliance on a limited number of significant customers and projects, its quarterly results may be significantly affected by the size and timing of customer projects and its progress in completing such projects. The placement of customer orders has from time to time been concentrated in specific quarterly periods due to the time requirements and budgetary constraints of its customers. Although Baran recognizes revenue as projects progress, progress may vary significantly from project to project, and variations in quarterly revenue are sometimes attributable to the timing of initial order placements.

HOLDING SHARES OF A FOREIGN ISSUER SUCH AS BARAN HAS CERTAIN TAX AND OTHER IMPLICATIONS.

     Transactions in shares of a foreign issuer have tax implications that do not exist when investing in shares of a domestic issuer. For example, dividends paid by an Israeli company to shareholders residing outside Israel are currently subject to withholding of Israeli income tax at a rate of up to 25%. In the case of Baran, the applicable withholding tax rate will depend on the particular facilities which have generated the earnings that are the source of the dividend and, accordingly, the applicable rate may change from time to time. The rate of tax withheld on Baran's dividends has typically been at 25%. United States persons who become owners of Baran ordinary shares must include the entire amount of any dividend paid by Baran with respect to the Baran ordinary shares (not reduced by any Israeli income taxes withheld) in their gross income for United States federal income tax purposes. United States corporations holding Baran ordinary shares will not be entitled to the 70% dividends received deduction under the United States Internal Revenue Code. Residents of the United States generally will have withholding tax in Israel deducted by Baran from dividend payments. Such persons may be entitled to relief from United States taxation under the Code, using the tax either as a reduction of taxable income or as a dollar-for-dollar credit against United States tax subject to limitations. For more information regarding the tax and other implications of holding Baran ordinary shares, see "The Merger -- Tax Matters -- Material United States Federal Income Tax Consequences of the Merger."

THERE CURRENTLY IS NO MARKET IN THE UNITED STATES FOR THE BARAN ORDINARY SHARES.

     Prior to the merger, there has been no public market in the United States for Baran's ordinary shares. As a condition to the merger, Baran has agreed to have its ordinary shares listed on the Nasdaq National Market; however, Baran cannot predict the extent to which an active trading market in its ordinary shares will develop, or whether an active trading market will be sustained. In addition, in order to list its ordinary shares on the Nasdaq National Market, Baran must meet the original listing standards for securities to be traded on that market, and must continue to meet the continuing listing standards in order to maintain its listing. The initial listing standards on the Nasdaq National Market include a minimum bid price of $5.00 per share, a minimum of 400 shareholders, and minimum corporate governance requirements. A company that is listed on the Nasdaq National Market must meet all of the requirements under at least one of three listing standards for initial listing and must continue to meet other standards to remain listed on the Nasdaq National Market.

BARAN'S STOCK PRICE IN ISRAEL HAS BEEN AND LIKELY WILL CONTINUE TO BE VOLATILE, WHICH MAY CAUSE THE VALUE OF YOUR INVESTMENT TO DECLINE.

     The market prices for securities of companies quoted on the Nasdaq National Market, including Baran's market price after its shares are listed, have in the past been, and are likely to continue in the future to be, very volatile. The Nasdaq Composite Index has declined significantly since April 2000 and remains very volatile. The market price of Baran ordinary shares as quoted on the Tel Aviv Stock Exchange has been, and likely will continue to be when listed on Nasdaq, subject to substantial volatility depending upon many factors, many of which are beyond Baran's control, including:

     - announcements regarding the acquisition of technologies or companies by Baran or its competitors or by Baran's customers;

     - technological innovations or new products developed by Baran or its competitors;

     - issuance of new or changed securities analysts' reports and/or recommendations applicable to Baran;

     - additions or departures of Baran's key personnel;

     - operating losses by Baran;

     - actual or anticipated fluctuations in Baran's quarterly financial and operating results and degree of trading liquidity in its shares;

     - continued economic uncertainty in Israel; and

     - continued instability in the Israeli political and security situation.

     One or more of these factors could significantly harm Baran's business and cause a decline in the price of its ordinary shares in the public market. Securities class action litigation has often been brought against companies following periods of volatility in their stock prices. Any securities litigation claims brought against Baran could result in substantial expense and divert management's attention from Baran's business.

BARAN'S DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS WILL BE ABLE TO CONTROL BARAN'S AFFAIRS.

     Baran's directors, executive officers and principal shareholders currently beneficially own, in the aggregate, approximately 47% of Baran's ordinary shares, and these persons will own approximately 45% of Baran's ordinary shares following the merger. These shareholders, acting together under voting agreements or otherwise, will have the ability to exert substantial influence over all matters requiring approval by Baran's shareholders. These matters include the election and removal of Baran's directors and any merger, consolidation or sale of all or substantially all of Baran's assets. In addition, they may be able to dictate the management of Baran's business and affairs. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination which might otherwise be approved.

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

THE RIGHTS OF SHAREHOLDERS OF ISRAELI CORPORATIONS DIFFER IN SOME RESPECTS FROM THOSE OF SHAREHOLDERS OF UNITED STATES CORPORATIONS.

     Baran is incorporated under the laws of Israel. The rights of holders of ordinary shares are governed by Israeli law, including the Israeli Companies Law, and by Baran's charter documents. These rights differ in some respects from the rights of shareholders in corporations incorporated in the United States, including the rights of o2wireless shareholders. For example, Baran's board of directors is not "staggered", or divided into separate classes, while o2wireless' board is divided into three classes. The presence of a staggered board may discourage would-be hostile acquirors of a company from making a bid to acquire a company. Because Baran's board of directors is not staggered, a hostile acquiror could find it easier to gain control of Baran by conducting a proxy contest, or otherwise replacing the board of directors, in a transaction that might not be in the best interests of the Baran stockholders. See "Description of Baran Share Capital" and "Comparison of Rights of Baran Shareholders and o2wireless Shareholders" for a discussion of the material differences.

             RISKS ASSOCIATED WITH BARAN'S BEING AN ISRAELI COMPANY

CONDITIONS IN ISRAEL AFFECT BARAN'S OPERATIONS AND MAY LIMIT ITS ABILITY TO PROVIDE AND SELL ITS SERVICES, WHICH COULD DECREASE ITS REVENUES.

     Baran is incorporated under Israeli law and its principal offices and the majority of its facilities and employees are located in Israel. Political, economic and military conditions in Israel directly affect Baran's operations. Since the establishment of the State of Israel in 1948, numerous armed conflicts have taken place between Israel and its Arab neighbors and a state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Despite the progress towards peace between Israel and its Arab neighbors in the last two decades, the future of these peace efforts is uncertain. Since October 2000, there has been a significant increase in violence primarily in the West Bank and Gaza Strip and negotiations between Israel and Palestinian representatives have ceased. Any future armed conflict, political instability or continued violence in the region would likely have a negative effect on Baran's business condition, harm its results of operations and adversely affect the share price of publicly traded Israeli companies such as Baran. Furthermore, several countries still restrict trade with Israeli companies, which may limit Baran's operations in those countries. These restrictions may have an adverse impact on Baran's operating results and financial condition.

BARAN'S OPERATIONS COULD BE DISRUPTED AS A RESULT OF THE OBLIGATION OF KEY PERSONNEL IN ISRAEL TO PERFORM MILITARY SERVICE.

     Generally, all male adult citizens and permanent residents of Israel under the age of 54 are, unless exempt, obligated to perform military reserve duty annually. Additionally, all Israeli residents under a certain age are subject to being called to active duty at any time under emergency circumstances. Many of Baran's officers and employees are currently obligated to perform annual reserve duty. Baran's operations could be disrupted by the absence for a significant period of a number of its officers or employees due to military service. Any disruption to Baran's operations could materially adversely affect the development of its business and its financial condition.

GOVERNMENT GRANTS RECEIVED BY TWO BARAN SUBSIDIARIES FOR RESEARCH AND DEVELOPMENT EXPENDITURES RESTRICT THEIR ABILITY TO MANUFACTURE SOME PRODUCTS AND TRANSFER TECHNOLOGIES OUTSIDE OF ISRAEL AND REQUIRE THEM TO SATISFY SPECIFIED CONDITIONS. IF THESE COMPANIES FAIL TO SATISFY THESE CONDITIONS, THEY MAY BE REQUIRED TO REFUND GRANTS PREVIOUSLY RECEIVED TOGETHER WITH INTEREST AND PENALTIES, AND MAY BE SUBJECT TO CRIMINAL CHARGES.

     From 1998 to 2001, two subsidiaries of Baran received grants that currently total NIS 3.92 million ($0.84 million) from the Government of Israel through the Office of the Chief Scientist of the Ministry of Industry and Trade for the financing of a portion of their research and development expenditures in Israel. The terms of these grants prohibit these companies from manufacturing products or transferring technologies developed using these grants outside of Israel without special approvals. Even if these companies receive approval to manufacture the products developed by them outside of Israel, they may be required to pay an increased amount of royalties, which may be up to 300% of the grant amount plus interest, depending on the manufacturing volume that is performed outside of Israel. Transfer of the developed technologies out of Israel may be prohibited altogether. This restriction may impair the subsidiaries' ability to outsource manufacturing or engage in similar arrangements for those products or technologies. In addition, if they fail to comply with any of the conditions imposed by the Office of the Chief Scientist, they may be required to refund any grants previously received together with interest and penalties, and may be subject to criminal charges. In recent years, the Government of Israel has accelerated the rate of repayment of Office of Chief Scientist grants and may further accelerate repayments in the future.

IT MAY BE DIFFICULT TO ENFORCE A UNITED STATES JUDGMENT AGAINST BARAN, ITS OFFICERS AND DIRECTORS AND THE ISRAELI EXPERTS NAMED IN THIS PROXY STATEMENT-PROSPECTUS, TO ASSERT UNITED STATES SECURITIES LAWS CLAIMS IN ISRAEL, OR TO SERVE PROCESS ON SUCH OFFICERS, DIRECTORS AND EXPERTS.

     Baran is incorporated in Israel. The majority of its executive officers and directors and the Israeli experts named in this prospectus are not residents of the United States, and the majority of its assets and the assets of these persons are located outside the United States. Therefore, it may be difficult for a shareholder, or any other person or entity, to enforce a United States court judgment based upon the civil liability provisions of the United States federal securities laws in an Israeli court or in a United States court against Baran or any of these persons or to effect service of process upon these persons in the United States. Additionally, it may be difficult for a shareholder, or any other person or entity, to assert United States securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of United States securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not United States law is applicable to the claim. If United States law is found to be applicable, the content of applicable United States law must be proved as a fact in the court proceeding which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above.

THE NEW ISRAELI COMPANIES LAW MAY CAUSE UNCERTAINTIES REGARDING CORPORATE GOVERNANCE.

     The new Israeli Companies Law, which became effective on February 1, 2000, has resulted in significant changes to Israeli corporate law. Under this new law, uncertainties may arise regarding corporate governance in some areas. For example, the law obligates a controlling shareholder, defined as a shareholder who knows that its vote can determine the outcome of a shareholder vote and any shareholder who, under Baran's articles of association, can appoint or prevent the appointment of an office holder, to act with fairness towards Baran. The Israeli Companies Law does not specify the substance of this duty and there is no binding case law that addresses this subject directly. These and other uncertainties could exist until this law has been adequately interpreted, and these uncertainties could adversely affect Baran's ability to engage in various types of corporate transactions and inhibit other corporate decisions.

UNDER CURRENT ISRAELI LAW, BARAN MAY NOT BE ABLE TO ENFORCE COVENANTS NOT TO COMPETE AND THEREFORE MAY BE UNABLE TO PREVENT ITS COMPETITORS FROM BENEFITING FROM THE EXPERTISE OF SOME OF ITS FORMER EMPLOYEES.

     Baran currently has non-competition agreements with its key employees and most of its other employees. These agreements prohibit such employees, if they cease working for Baran, from directly competing with Baran or working for its competitors. Recently, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate, among other things, that the competitive activities of the former employee will harm one of a limited number of material interests of the employer that have been recognized by the courts, such as the secrecy of a company's confidential commercial information or its intellectual property. If Baran cannot demonstrate that harm would be caused to it, it may be unable to prevent its competitors from benefiting from the expertise of its former employees.

                     MARKET PRICE AND DIVIDEND INFORMATION

     Baran ordinary shares have been traded on the Tel Aviv Stock Exchange under the symbol "BRAN" since March 26, 1992. o2wireless common stock has been quoted on the Over-the-Counter Bulletin Board under the symbol "OTWO.OB" since September 16, 2002. Prior to that time, shares of o2wireless common stock were quoted on the Nasdaq National Market since o2wireless' initial public offering on August 16, 2000.

     The following table sets forth the high and low closing prices for Baran ordinary shares (in NIS) as quoted on the Tel Aviv Stock Exchange for the periods indicated:

                                                               HIGH     LOW
                                                              ------   ------
2000
1st quarter.................................................  161.65   100.54
2nd quarter.................................................  125.74    93.84
3rd quarter.................................................  139.42   100.36
4th quarter.................................................  130.03    99.14
2001
1st quarter.................................................  119.75    67.38
2nd quarter.................................................   91.33    68.61
3rd quarter.................................................   94.89    60.95
4th quarter.................................................   91.06    68.16
2002
1st quarter.................................................   97.53    77.34
2nd quarter.................................................   79.49    43.30
3rd quarter.................................................   50.10    26.86
4th quarter (through October 18, 2002)......................   28.55    23.62

     The annual high and low market prices for Baran ordinary shares (in NIS) for the five most recent full fiscal years:

                                                               HIGH     LOW
                                                              ------   -----
2001........................................................  119.75   60.95
2000........................................................  161.65   93.84
1999........................................................  104.56   26.48
1998........................................................   29.54   19.35
1997........................................................   35.87   19.38

     The high and low market prices for Baran ordinary shares (in NIS) for the most recent six months:

                                                              HIGH     LOW
                                                              -----   -----
September 2002..............................................  39.32   26.86
August 2002.................................................  43.68   38.53
July 2002...................................................  50.10   40.27
June 2002...................................................  62.30   43.33
May 2002....................................................  71.70   65.87
April 2002..................................................  79.49   66.46

     The following table sets forth the high and low bid prices for o2wireless common stock (in $) as reported by the Nasdaq National Market for the periods indicated:

                                                              HIGH     LOW
                                                              -----   -----
2000
3rd quarter.................................................  22.75   12.44
4th quarter.................................................  18.00    6.25
2001
1st quarter.................................................  13.13    1.56
2nd quarter.................................................   2.85    1.75
3rd quarter.................................................   2.16    1.27
4th quarter.................................................   1.75    1.21
2002
1st quarter.................................................   1.80    0.66
2nd quarter.................................................   0.90    0.16
3rd quarter.................................................   0.33    0.03
4th quarter (through October 18, 2002)......................   0.06    0.03

     On June 6, 2002, the last full trading day prior to the announcement of the merger agreement, the closing price of Baran ordinary shares on the Tel Aviv Stock Exchange was NIS 55.5 per share, or $11.17 per share, assuming an exchange rate of one U.S.$ to 4.967 NIS. On August 28, 2002, the last full trading day prior to the first amendment of the merger agreement, the closing price of Baran ordinary shares on the Tel Aviv Stock Exchange was NIS 38.79 per share, or $8.313 per share, assuming an exchange rate of one U.S.$ to 4.666 NIS. Based on the assumed exchange ratio described in the summary above, the equivalent value of o2wireless common stock on August 28, 2002 was as follows:

                                                             ASSUMED          PER SHARE
                                                          EXCHANGE RATIO   EQUIVALENT VALUE
                                                          --------------   ----------------
o2wireless common stock.................................     0.014919            0.12

     On October 17, 2002, the most recent practicable date prior to mailing this proxy statement -- prospectus to you, the closing price of Baran ordinary shares on the Tel Aviv Stock Exchange was NIS 24.08 per share, or $5.06 per share, assuming a foreign currency exchange rate of one U.S.$ to 4.76 NIS. Based on the assumed exchange ratio described in the Summary above, the equivalent value of o2wireless common stock on October 17, 2002 was as follows:

                                                             ASSUMED          PER SHARE
                                                          EXCHANGE RATIO   EQUIVALENT VALUE
                                                          --------------   ----------------
o2wireless common stock.................................     0.014919           $0.075

     The foregoing table shows only historical comparisons. These comparisons may not provide meaningful information to you in determining whether to approve the transactions contemplated by the merger. Because the number of Baran ordinary shares to be issued to the holders of o2wireless common stock will not change based on changes in the market price of Baran ordinary shares, any changes in the market price of Baran ordinary shares will affect the value of the Baran shares to be received by shareholders of o2wireless in the merger. o2wireless shareholders are urged to obtain current market quotation for Baran ordinary shares, and to review carefully the other information contained in this proxy statement -- prospectus, when considering whether to approve the merger and the merger agreement.

          O2WIRELESS SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET
                      QUOTATION FOR BARAN ORDINARY SHARES.

     On September 3, 2002, the record date for the merger, o2wireless had 129 common shareholders of record. Management of o2wireless believes there are in excess of 3,700 beneficial holders of o2wireless common stock.

DIVIDEND INFORMATION

     Baran has declared and paid cash dividends on its ordinary shares regularly during the past three years, as set forth under "Summary -- Baran's Dividend Payment History."

     o2wireless has never paid any cash dividends on its capital stock and, absent the contemplated merger, would not otherwise pay cash dividends in the foreseeable future.

                 THE SPECIAL MEETING OF O2WIRELESS SHAREHOLDERS

PROXY STATEMENT-PROSPECTUS

     This proxy statement-prospectus is being furnished to you in connection with the solicitation of proxies by the o2wireless board of directors in connection with the proposed merger between Baran Acquisition Sub, Inc., a wholly-owned subsidiary of Baran, and o2wireless, pursuant to which o2wireless will merge into Baran Sub and o2wireless will cease to exist after the merger. If the merger is approved, each outstanding share of o2wireless common stock will be converted into the right to receive 0.014919 ordinary shares of Baran.

     This proxy statement-prospectus is first being furnished to shareholders of o2wireless on or about October 28, 2002.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting of o2wireless shareholders is scheduled to be held on Tuesday, November 12, 2002, at 5:00 p.m. (local time) at the Doubletree Guest Suites, Atlanta Galleria, 2780 Windy Ridge Parkway, Atlanta, GA 30339.

PURPOSES OF THE SPECIAL MEETING

     The special meeting of o2wireless shareholders is being held so that shareholders of o2wireless may consider and vote upon a proposal to approve and adopt the merger agreement. Adoption of the merger agreement by the o2wireless shareholders will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

     At the special meeting, shareholders of o2wireless will also transact any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting.

SHAREHOLDER RECORD DATE FOR THE SPECIAL MEETING

     The o2wireless board of directors has fixed the close of business on September 3, 2002 as the record date for determination of the o2wireless shareholders entitled to notice of and to vote at the special meeting. As of the record date for the special meeting, directors and executive officers of o2wireless and their affiliates owned approximately 23.1% of all outstanding shares of o2wireless capital stock entitled to vote at the special meeting. On the record date, there were 30,442,101 outstanding shares of o2wireless common stock, held by 129 holders of record. Management of o2wireless believes there are in excess of 3,700 beneficial holders of o2wireless common stock.

VOTES REQUIRED FOR APPROVAL OF THE MERGER

     An affirmative vote of the holders of a majority of the outstanding shares of o2wireless common stock on the record date is required to approve the merger. Some shareholders of o2wireless, including DFW Capital Partners, L.P., Stratford Capital Partners, L.P., Stratford Equity Partners, L.P. and American Capital Strategies, Ltd. have signed irrevocable proxies in which they have agreed to vote their shares in favor of the merger. These shareholders, together with o2wireless' directors and executive officers, beneficially owned approximately 45% of o2wireless' outstanding common stock as of the record date.

PROXIES

     All shares of o2wireless common stock represented by properly executed proxies or voting instructions received before or at the o2wireless special meeting will, unless the proxies or voting instructions are revoked, be voted in accordance with the instructions indicated on those proxies or voting instructions. If no instructions are indicated on a properly executed proxy card or voting instructions, the shares will be voted FOR the approval and adoption of the merger agreement. You are urged to mark the box on the proxy card to indicate how to vote your shares.

     o2wireless does not expect that any matter other than the approval and adoption of the merger agreement will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld on the proxy card.

REVOCATION OF PROXIES

     You may revoke your proxy at any time before it is voted by:

     - sending a written notice stating that you would like to revoke your proxy;

     - completing and submitting a new proxy card; or

     - attending the special meeting and voting in person.

     Simply attending the special meeting, however, will not revoke your proxy; you must vote at the special meeting. If you choose either the first or second method, you must submit your notice of revocation or your new proxy card to o2wireless' Secretary at the address indicated prior to the date of the special meeting.

SOLICITATION OF PROXIES

     Baran and o2wireless will share all of the expenses incurred in connection with the printing and mailing of this proxy statement-prospectus plus reimbursement of expenses. Solicitation of proxies by mail may be supplemented by telephone, telegram, and other electronic means, advertisements and personal solicitation by the directors, officers or employees of o2wireless. No additional compensation will be paid to directors, officers or employees for such solicitation.

     O2WIRELESS SHAREHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARD. A TRANSMITTAL LETTER WITH INSTRUCTIONS FOR THE SURRENDER OF O2WIRELESS STOCK CERTIFICATES WILL BE MAILED TO O2WIRELESS SHAREHOLDERS AS SOON AS PRACTICABLE AFTER COMPLETION OF THE MERGER.

                                   THE MERGER

     This section of the proxy statement-prospectus describes material aspects of the proposed merger, including the merger agreement. While Baran and o2wireless believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire proxy statement-prospectus and the other documents referred to herein carefully for a more complete understanding of the merger. You may obtain additional information about Baran and o2wireless without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 161 of this proxy statement-prospectus.

BACKGROUND OF THE MERGER

     Beginning in early 2001, the wireless telecommunications industry began to experience a general decline. As a result of the downturn, many of o2wireless' customers had difficulty obtaining the necessary capital to fund the expansion of their businesses (such as telecommunications network deployment and upgrades). Consequently, many of o2wireless' customers began to slow and postpone their deployment of new wireless networks and the development of new technologies and products. o2wireless began to experience a significant decrease in its business resulting in decreases in revenues and earnings. During the first quarter of 2001, o2wireless initiated a significant restructuring plan designed to streamline its operations and cost structure, consisting of a workforce reduction, closure of certain offices and the consolidation of certain facilities.

     As a result of the general downturn in the telecommunications industry, o2wireless' operating results deteriorated. o2wireless' credit facility with Wachovia Bank, N.A. requires that it maintain specified levels of earnings before income taxes, depreciation, and amortization (EBITDA). Based on its financial results for the quarter ended June 30, 2001, o2wireless was in default of the covenants under its credit facility. As a result of the covenant defaults, o2wireless amended its credit facility which reduced o2wireless' borrowing base under its line of credit and tied the borrowing base to o2wireless' accounts receivable. Through the end of 2001, the o2wireless board of directors continued to review o2wireless' liquidity in light of the amended credit facility and the difficult conditions in the telecommunications industry. The o2wireless board instructed management to look into various financing alternatives for the company, including a replacement credit facility, a new financial investment in o2wireless, alignment with a strategic partner, and the sale of non-strategic assets. In light of market conditions and o2wireless' increasing difficulties in accessing adequate capital under its credit facility, in December 2001, the o2wireless board instructed Murray L. Swanson, o2wireless' chief executive officer at the time, to meet with third parties who expressed an interest in discussing a possible business combination transaction with o2wireless that would provide the company with an opportunity to create more value for its shareholders.

     In early October 2001, Baran's investment banking firm, Mercator Capital LLC, called an o2wireless board member to request initiation of discussions with o2wireless regarding a possible business combination. On October 31, 2001, Messrs. Meir Dor and Aviel Raviv of Baran met with Mr. Swanson of o2wireless and explored these issues on a preliminary basis. Baran announced publicly that it was seeking investments in various overseas markets including a focus on expansion in the U.S. Baran was seeking international expansion due to the limited size of the Israeli market and in an effort to diversify its project opportunities. To achieve this goal, Baran purchased a 55% interest in a telecommunications infrastructure firm in Germany, and evaluated several U.S. companies.

     Throughout December, Mr. Swanson continued to have discussions with Baran and other third parties regarding a potential transaction with o2wireless. On December 21, 2001 the o2wireless board created a strategic committee, which was tasked with evaluating potential transaction opportunities, reviewing the company budget and capital and human resource requirements, and developing a strategic position paper that could be shared with third parties interested in pursuing a transaction with o2wireless. The o2wireless board also believed that the creation of the strategic committee would streamline any negotiations with third parties and provide a point of contact for third parties interested in o2wireless. The o2wireless board appointed Andrew D. Roscoe, Donald F. DeMuth and Mr. Swanson to the strategic committee, with Mr. Roscoe serving as its chair.

     The strategic committee met for the first time on December 28, 2001. At that meeting, the committee discussed its ongoing contacts with Baran and another third party that had been in discussions with o2wireless. Neither interested party had submitted a proposal to the committee for review. The strategic committee agreed to continue discussions with both parties on the terms of a proposed transaction.

     On January 29, 2002, the strategic committee met with Messrs. Dor and Raviv of Baran. Each company made presentations on its operations and positioning within various markets. Baran expressed a strong interest in pursuing a transaction, and discussed some broad potential concepts for the transaction, including the possibility of pricing the transaction based on each company's respective market capitalization.

     The strategic committee met again on February 2, 2002. At that meeting, Mr. Swanson informed the other committee members that he had received an indication of interest from an additional third party. As of the February 2 meeting, neither Baran nor any other third party the company had been in discussions with had submitted proposed terms for a transaction. The strategic committee decided to schedule a meeting with the additional third party, but agreed to continue discussions with Baran and other interested parties.

     In a meeting of the o2wireless board of directors on February 8, 2002, the strategic committee presented to the board discussions it had had with three parties interested in a transaction with o2wireless, including Baran. Mr. Swanson made a detailed presentation to the board of these three companies including operational issues, potential deal structures, deal risk, and synergies with o2wireless. After discussing the attributes of a transaction with each of the interested parties, the board determined that Baran's financial strength, perceived management capabilities and operating history would make Baran a better strategic partner than either of the additional third party bidders. The o2wireless board recommended that joint due diligence be commenced immediately and that negotiations on a letter of intent with Baran begin. In addition, the o2wireless board authorized the strategic committee to retain an investment banking firm to negotiate on behalf of o2wireless with Baran for a strategic business combination.

     During the week of February 11, 2002, Messrs. Swanson and Roscoe, and Mr. William J. Loughman, o2wireless' chief operating officer at the time, visited Baran's offices in Israel for business due diligence. The due diligence investigation included visits to several Baran offices, presentations by Baran managers on various Baran business activities, visits to Baran project sites, and a detailed presentation by Baran's senior managers and board members. The o2wireless team made presentations to Baran management on o2wireless's market positioning and operations. In addition, the o2wireless team met with Baran's Israeli counsel.

     On February 14, 2002, the strategic committee engaged the investment banking firm Houlihan Lokey Howard & Zukin Capital, Inc. to negotiate with Baran. At the time, Baran's existing indication of the total consideration for o2wireless' equity was approximately $35.3 million in Baran stock. Throughout February 2002, while Houlihan Lokey negotiated a letter of intent with Baran, representatives of o2wireless continued discussions with the second third party bidder; however, no agreement on a proposed transaction was reached with the second third party bidder. On February 23, 2002, representatives of Houlihan Lokey met with the strategic committee to present a merger structure proposed by Baran and negotiated by Houlihan Lokey. Baran's proposal for the merger consideration consisted primarily of stock in Baran with a cash component. Houlihan Lokey informed the strategic committee that Baran's proposal also required certain principal shareholders of o2wireless to enter into a lock-up agreement with Baran. The strategic committee discussed the terms proposed by Baran and advised Houlihan Lokey to continue negotiations on a letter of intent.

     On February 26, 2002, Baran sent the letter of intent which had been negotiated with Houlihan Lokey to the o2wireless board of directors. The letter of intent provided for a merger of o2wireless with a newly created subsidiary of Baran. As consideration for the merger, the o2wireless shareholders would receive, based upon o2wireless' stock price and Baran's stock price at the time, $1.09 in Baran stock and $0.25 in cash for each share of o2wireless common stock held, for a total aggregate consideration of approximately $41.3 million. In discussing the proposed terms of the merger, representatives of Houlihan Lokey stated that the proposed consideration was a significant premium over the then current trading price of o2wireless' common stock and that they believed the offer would likely be deemed fair. The letter of intent included a break-up fee of $2 million and granted Baran the exclusive right to negotiate with o2wireless through April 15, 2002. The letter of intent also required o2wireless to enter into a lock-up agreement with Baran, expiring June 15, 2002, which would give Baran the right to acquire 19.9% of the outstanding common stock of o2wireless if o2wireless subsequently accepted a superior acquisition proposal from a third party. The o2wireless board of directors discussed the terms of the letter of intent and approved its execution. The parties announced the signing of the letter of intent on February 26, 2002.

     Following the execution of the letter of intent, each of the parties assembled their respective financial and legal due diligence teams and commenced their respective due diligence investigations, which investigations continued throughout March 2002 and into April 2002. In mid-March, counsel for Baran circulated the initial drafts of the merger agreement and related documents. Subsequent to the signing of the letter of intent, Houlihan Lokey did not have a substantive role in the negotiations of the merger agreement, the due diligence process or the evaluation of the due diligence findings and negotiations thereafter, as these aspects were beyond the scope of Houlihan Lokey's engagement.

     Throughout March 2002, o2wireless' stock price continued to fall. Management and the o2wireless board of directors believed the drop in o2wireless' stock price was indicative of the overall stressed conditions in the wireless telecommunications industry. In addition, o2wireless' revenues further decreased, causing o2wireless' borrowing base under the Wachovia credit facility to be further restricted. The o2wireless board instructed o2wireless' management to continue to search for an alternative credit source that would provide o2wireless more liquidity than was available under the Wachovia credit facility. During this time period, the parties and their respective counsels continued to negotiate the terms of the merger agreement and related documents.

     On April 4, 2002, an o2wireless board meeting was held and representatives of Houlihan Lokey made a presentation regarding a revised proposal from Baran. Houlihan Lokey had been informed by Mr. Lior Samuelson, a representative of Baran's investment banking firm, Mercator Capital, that Baran intended to decrease the merger consideration primarily as a result of Baran's due diligence review of o2wireless and o2wireless' declining stock price.

     Messrs. Roscoe and DeMuth met with Messrs. Dor and Raviv of Baran and Mr. Lior Samuelson of Mercator Capital on April 18, 2002, to discuss Baran's revised proposal. The revised proposal reduced the merger consideration to approximately $.77 per share, to be paid solely in stock of Baran. The revised price still constituted a 20% premium over o2wireless' stock price at the time. Pursuant to the revised terms, Baran agreed to make an immediate $12 million equity investment into o2wireless in the form of convertible preferred stock. Messrs. Roscoe and DeMuth presented Baran's revised proposal to o2wireless' board at a meeting held on April 25, 2002. The board believed that the immediate equity investment by Baran was necessary and would alleviate the cash shortfall that management of o2wireless projected for the remainder of 2002. The o2wireless board authorized the strategic committee members to continue negotiations with Baran. In addition, because the exclusivity period with Baran had expired, the board authorized the execution of a confidentiality agreement and the exchange of information with another third party bidder that had recently approached o2wireless management regarding a possible transaction.

     On May 9, 2002, Messrs. Roscoe and Loughman met with Mr. Raviv and financial advisors of Baran at o2wireless' headquarters in Atlanta, Georgia. At that meeting, Mr. Raviv raised what he believed were new concerns with respect to the operations of o2wireless. Unable to resolve a range of issues, Mr. Roscoe suggested that the parties had reached an impasse and that it was no longer productive for the Baran due diligence team to be in the o2wireless offices. Mr. Raviv agreed and returned to Israel shortly thereafter.

     On May 10, 2002, Mr. Samuelson contacted Mr. DeMuth by telephone and informed him that he believed Baran was still interested in a transaction with o2wireless, but at a reduced price. Mr. DeMuth told Mr. Samuelson that o2wireless would review the terms of any proposal submitted by Baran.

     Subsequent to the May 9 meeting, o2wireless received indications of interest from various third parties. Mr. Roscoe and other members of o2wireless' management had introductory conversations with several third parties; however, no proposals were presented by any third party except the party which had originally approached o2wireless in February.

     On May 15, 2002, this third party sent a proposed letter of intent to Mr. DeMuth. Mr. DeMuth presented the third party's letter of intent to the o2wireless board at its meeting held on May 16, 2002. The third party's letter of intent called for a merger with o2wireless and an immediate $5 million loan to o2wireless in the form of a convertible note. Under this proposal, the third party would be merged with o2wireless based on a valuation of the third party equal to 8 times the third party's projected EBITDA for 2002 and a valuation of o2wireless' common stock of $.50 per share. The o2wireless board discussed the third party's letter of intent but was concerned with the valuation used by the third party in determining the proposed merger consideration. Both the o2wireless board and Houlihan Lokey believed the third party's valuation to be aggressive given the state of the industry and the third party's operating history. Mr. DeMuth also informed the o2wireless board that Mr. Samuelson had informed him that Baran would present the board with a revised proposal within the week which Mr. DeMuth believed would contain financial terms similar to that contained in the third party's proposal. The board authorized Mr. DeMuth to continue negotiations with the third party and to inform them of any revised proposal by Baran.

     On May 17, 2002, Mr. DeMuth, on behalf of o2wireless, sent a revised letter of intent to the third party. Representatives of the third party informed Mr. DeMuth that their previous proposal had been firm, but that they would respond to o2wireless' revisions. In the next few days, the third party resubmitted the same terms as contained in its original letter of intent and indicated again that those terms were firm.

     On May 18, 2002, Messrs. Roscoe and DeMuth contacted Mr. Samuelson to apprise him of the developments with the third party. Mr. Samuelson informed them that he believed Baran would be willing to offer $.45 per share in Baran stock and that Baran's board of directors was meeting on May 19, 2002 to discuss a revised proposal to o2wireless in light of the third party's offer. Subsequently, on May 19, Mr. Samuelson telephoned Mr. DeMuth and informed him that Baran's board, based on the uncertainty in the wireless telecommunications industry, had decided not to move forward with a transaction with o2wireless.

     Mr. Roscoe telephoned Messrs. Samuelson, Raviv and Dor on May 20, 2002 to discuss all of the negotiations previously conducted and to express his belief that a strategic merger between Baran and o2wireless would greatly benefit both companies. Messrs. Raviv and Dor agreed and suggested a revised merger proposal pursuant to which Baran would provide an immediate loan to o2wireless, instead of its previously proposed equity investment, and would provide a working capital line of credit to o2wireless pending the closing of the merger with an initial advance of $5 million. Under the revised proposal, the consideration for the merger would be $.45 per share to be paid solely in Baran stock. The revised proposal also called for the adoption of a recovery plan, jointly drafted by management of o2wireless and Baran, which would set forth a strategic operating plan for o2wireless pending the closing of the merger. Mr. Roscoe told Messrs. Raviv and Dor that he believed the o2wireless board would consider such a revised proposal.

     On May 29, 2002, the o2wireless board met to discuss the merger agreement and related documents, which included Baran's revised terms. In addition, Mr. DeMuth presented the board with Houlihan Lokey's comments regarding the revised proposal. Houlihan Lokey was concerned with several aspects of Baran's revised proposal, specifically the break-up fee provisions and the restrictions placed on the operations of o2wireless prior to the closing of the merger. The o2wireless board shared these concerns, and, after discussing the agreement with counsel, the o2wireless board determined that certain terms of the merger agreement needed to be modified, and authorized o2wireless' counsel to continue negotiations with Baran's counsel on the terms of the proposed merger agreement.

     o2wireless' board met again on May 31, 2002 to discuss the status of negotiations with Baran. Counsel reported to the board that progress had been made with respect to the concerns previously raised by the board to Baran's revised proposal. Specifically, Baran had agreed to reduce the amount of the break-up fee and provide greater flexibility on the operation of o2wireless pending the closing of the merger. Mr. Roscoe reported to the o2wireless board on the status of the proposed recovery plan and Mr. DeMuth presented Houlihan Lokey's comments on the revised terms of the merger. The board authorized counsel to continue negotiation of the merger documents.

     The o2wireless board met again on June 4, 2002. At that meeting, counsel reviewed the terms of the proposed merger with the board, including the terms of the subordinated loan by Baran to o2wireless, the management consulting agreement and the recovery plan. Mr. DeMuth reported that Houlihan Lokey believed that the merger consideration with respect to the proposed transaction with Baran was fair from a financial point of view to the common shareholders of o2wireless and would issue their opinion to the board the following day. The board reviewed the financial condition of the company and the benefits of the proposed transaction with Baran. Several directors noted that, while o2wireless had received interest from various other third parties, with the exception of the letter of intent received on May 15, 2002, no substantive proposal had been made by any other third party. After full consideration of the structure, terms and conditions of the proposed merger, the o2wireless board unanimously approved the proposed transactions as in the best interests of the o2wireless shareholders.

     On June 5, 2002, o2wireless and Baran finalized and executed the merger agreement and all of the related agreements and documents and, on June 6, 2002, o2wireless announced the proposed merger by press release.

     During the last week of July 2002, Baran recognized that o2wireless' operating loss for the second quarter of 2002 would be substantially greater than the parties initially anticipated, resulting in a default under o2wireless' credit facility with Wachovia Bank, o2wireless' primary lender, unless certain conditions were met. Based upon the preliminary results for this quarter, on August 2, 2002, Mr. Dor, in a letter to Messrs. Roscoe and DeMuth, notified o2wireless that Baran was only prepared to proceed with the merger if two conditions were satisfied. The first condition was that Wachovia needed to forbear from declaring o2wireless' credit facility in default as a result of Baran's determination not to provide further working capital to o2wireless by July 30, 2002, the date required in an agreement between the bank and o2wireless. The second condition was for o2wireless to accept a reduction in the number of Baran ordinary shares issuable in the merger in exchange for the outstanding shares of o2wireless.

     By August 12, 2002, these conditions had not been resolved. On that date, Mr. Dor sent another letter to Messrs. Roscoe and DeMuth in which they were advised that Baran would not be providing o2wireless with any additional working capital, but that Baran would continue for 30 days to work with o2wireless in order to determine whether Baran was still prepared to consider the merger. The determination to proceed would depend, in part, on Wachovia Bank not declaring a default of o2wireless' loan as a result of Baran not providing additional funding.

     Thereafter, on August 15, 2002, Wachovia Bank informed o2wireless that the bank would waive o2wireless' default under its credit facility at June 30, 2002 if a $1,000,000 principal reduction payment was made on August 16, 2002 and if o2wireless would forego from making payments of any nature to Baran. The $1,000,000 payment was made. In light of the bank's waiver of default at June 30, 2002, Baran and o2wireless then proceeded to negotiate a reduction in the number of Baran ordinary shares that would be exchanged for each outstanding share of o2wireless common stock in the merger, were the merger to occur. On August 22, 2002, the o2wireless board of directors held a meeting to discuss the proposed amendment to the merger agreement. Counsel reviewed the terms of the amendment and their effect on the merger agreement. Mr. DeMuth reported that Houlihan Lokey had agreed to review the transaction to determine whether the merger consideration, as amended, is fair to the o2wireless common shareholders from a financial point of view. After a detailed discussion of the terms of the proposed amendment and a discussion of the absence of available alternatives to o2wireless, the directors requested Messrs. DeMuth and Roscoe try to obtain a higher exchange ratio, but expressly approved the execution of an amendment to the merger agreement with an exchange ratio of not less than 0.014919, subject to the approval of Messrs. DeMuth and Roscoe following additional discussions with Baran representatives. The directors further authorized Mr. Roscoe to finalize the terms of the amendment and to execute the amendment on behalf of o2wireless. On August 28, 2002, Baran and o2wireless agreed, pursuant to an amendment to the merger agreement, that Baran would issue 0.014919 ordinary shares for each o2wireless share, as opposed to 0.032135 ordinary shares as provided in the merger agreement, and announced the signing of the amendment by press release. On September 17, 2002, the merger agreement was further amended to reduce the termination fee payable in the event of the acceptance by o2wireless of a superior proposal from $1.2 million to $700,000.

     On September 17, 2002, Houlihan Lokey delivered its opinion to the o2wireless board that the merger consideration, as adjusted under the amendments to the merger agreement, is fair to the o2wireless common shareholders from a financial point of view. The fairness opinion delivered by Houlihan Lokey is based primarily upon a liquidation analysis performed by Houlihan Lokey as a result of o2wireless management's representations that o2wireless' only viable course of action aside from completing the merger with Baran would be to enter liquidation proceedings under the U.S. Bankruptcy Code.

BARAN'S REASONS FOR THE MERGER

     The decision of Baran's board of directors to approve the merger was based on several potential benefits of the merger that it believes will contribute to Baran's success. One of Baran's goals has been to acquire complementary services capabilities and technologies that will enhance Baran's existing service offerings and capabilities in the United States market for engineering services and solutions. In addition, Baran's board of directors identified potential benefits of the merger that it believes will contribute to the success of the combined company. These potential benefits include the following:

     - broadening the companies' existing market opportunities in the United States and potentially accelerating sales to customers;

     - enhancing complementary knowledge, experience and competitive strengths;

     - offering customers a more complete range of telecommunications engineering services and solutions;

     - realizing cost savings in operations and business development;

     - expanding new customer development opportunities through the integration of existing services and solutions;

     - using the two companies' distribution channels to provide opportunities to increase market penetration in the United States and revenue growth;

     - expanding the companies' delivery and services capabilities;

     - enhancing the companies' abilities to serve larger national and international clients;

     - being better able to respond to competition, market demands and technological change;

     - increasing management breadth and depth, as compared to each company as a stand-alone entity;

     - improving the companies' ability to access capital and potentially reducing the cost of capital; and

     - creating a combined company that is large enough to compete with other medium-size companies in its market.

     Baran believes that the combination of its and o2wireless' services and solutions has the potential to enhance Baran's capabilities to serve its existing customers, to accelerate the development of additional engineering service offerings worldwide and to enable successful competition for larger projects.

     In connection with its approval of the merger, the board of directors of Baran consulted with its legal advisors regarding the duties of the members of the board, as well as with members of management and Baran's financial advisors. The board of directors of Baran also considered the following information and factors in reaching its decision to approve the merger:

     - the potential benefits described above;

     - the aggregate consideration to be paid to the o2wireless shareholders and the resulting ownership interest of Baran's outstanding capital stock by former shareholders of o2wireless following the completion of the merger;

     - presentations by senior members of Baran's management regarding the strategic advantages of acquiring o2wireless, operational aspects of the transaction and the results of management's operational and legal due diligence review;

     - historical information concerning Baran's and o2wireless' respective businesses, financial performance and condition, operations, technology, management, competitive position, and stock price;

     - Baran's management's view as to the financial condition, results of operations and businesses of Baran and o2wireless before and after giving effect to the merger based on management's due diligence, and publicly available information concerning o2wireless' financial prospects;

     - the strategic fit of Baran and o2wireless, including the belief that the merger has the potential to enhance shareholder value;

     - the terms and conditions of the merger agreement;

     - the likelihood that the merger will be completed;

     - the expected tax treatment of the merger as a tax-free reorganization for United States federal income tax purposes;

     - the expected accounting treatment of the merger as a purchase transaction; and

     - the impact of the merger on Baran's shareholders and employees.

     Baran's board of directors also identified and considered the potential adverse consequences of other factors relating to its decision to approve the merger, including:

     - the risk that the potential benefits of the merger might not be realized;

     - the challenges and risks involved in combining the businesses of the Baran and o2wireless;

     - the risk of diverting management's focus and resources from other strategic opportunities and from operational matters while working to complete and implement the merger;

     - the risks associated with obtaining the necessary regulatory approvals and consents required as a condition to consummation of the merger under o2wireless' existing contracts and agreements;

     - the effect of the announcement of the merger on Baran's business and o2wireless' business;

     - the risk that the merger would not be completed;

     - the risk that the recovery plan will not be successful and the advances extended by Baran to o2wireless will not be repaid; and

     - the risk that following the merger many of o2wireless' shareholders will sell their Baran ordinary shares, causing the price of a Baran share to drop.

     This discussion of the information and factors considered by the Baran board of directors is not intended to be exhaustive, but includes the material factors considered. The Baran board of directors did not assign particular weight or rank to the factors it considered in approving the merger. In considering the factors described above, the individual members of the board may have given different weight to various factors. The Baran board of directors considered all of these factors as a whole, and overall considered them to be favorable to and to support its determination to approve the merger.

O2WIRELESS' REASONS FOR THE MERGER

     In the course of reaching its decision to approve the merger, the o2wireless board of directors consulted with o2wireless' legal, accounting, tax and financial advisors, as well as with o2wireless' senior management. Listed below are many of the factors the o2wireless board of directors considered and a brief discussion of how such factors affected the board's decision, in analyzing the opportunities presented by a merger of o2wireless with Baran. Such factors included:

     - the need of o2wireless for substantial additional equity capital and greater resources to continue to finance o2wireless' operations and implement its long-term strategies;

          -- the o2wireless board believed that the merger would provide o2wireless with the resources necessary to meet its long-term strategies;

     - the complementary strengths of management and technical personnel of o2wireless and Baran and the perceived capacity of o2wireless and Baran, after the merger, to enhance and accelerate opportunities for development in the wireless engineering services market;

          -- the synergies created by the combined companies would further o2wireless' goal of becoming the leading provider of wireless telecommunications infrastructure services in the U.S.;

     - the relative advantages of the transaction with Baran as compared with the uncertainty inherent in attempting to raise substantial additional capital from investors and continuing to operate as an independent company;

          -- given the status of the wireless telecommunications industry, the o2wireless board was not confident that o2wireless would be able to raise sufficient capital to continue operations as an independent company;

     - the greater financial resources of Baran;

          -- the o2wireless board believed that this would provide a firm basis for continued growth;

     - presentations by senior members of o2wireless' management regarding the strategic advantages of the transaction with Baran, operational aspects of the transaction, and the results of management's operational and legal due diligence review of Baran;

          -- such presentations furthered the o2wireless board's belief that the merger with Baran provided a good strategic fit for o2wireless;

     - historical information concerning Baran's and o2wireless' respective businesses, financial performance and condition, operations, technology, management, competitive position, and stock performance;

          -- reviewing the historical performance of both companies, the o2wireless board concluded that Baran was a company that had the consistent performance, the resources, the presence in several global markets and the knowledge of the industry necessary to successfully integrate the companies and to make the combined entity a leader in the industry;

     - the opinion of Houlihan Lokey that the consideration to be received in the merger with Baran is fair to the o2wireless shareholders from a financial point of view;

          -- notwithstanding the fact that certain analyses performed by Houlihan Lokey did not support the fairness of the merger consideration, the o2wireless board of directors believes that the merger with Baran is fair to the o2wireless shareholders because the board believes that the only viable alternative to the Baran transaction would be to enter liquidation proceedings under the U.S. Bankruptcy Code;

     - o2wireless' management's view as to the respective financial condition, results of operations and businesses of Baran and o2wireless before and after giving effect to the merger based on management's due diligence and other publicly available information concerning Baran's financial prospects;

          -- as with other factors, the o2wireless board believed that such views supported Baran's resources, its presence in several global markets and the ability of the combined entity to become a leader in the wireless telecommunications infrastructure industry;

     - the terms and conditions of the merger agreement;

          -- in reviewing all relevant facts and circumstances, the o2wireless board believed the terms were fair to both parties and provided a good foundation for the combination of the two companies;

     - the likelihood that the merger will be completed;

          -- the o2wireless board considered o2wireless' need for stability in the industry essential during the current economic conditions, and as such, wanted a transaction with a likelihood of being completed;

     - the expected tax treatment of the merger as a tax-free reorganization for United States federal income tax purposes;

          -- another factor of the merger that the o2wireless board believed benefited the o2wireless shareholders;

     - the impact of the merger on o2wireless' shareholders and employees;

          -- the o2wireless board believed that given the strategic fit of the two companies, both the o2wireless shareholders and employees would benefit from the strengths of the combined entity; and

     - the possibility, as alternatives to the merger, of pursuing business combinations with entities other than Baran, and o2wireless' board of directors' conclusion that a transaction with Baran would provide greater value to o2wireless' shareholders than other alternatives;

          -- the o2wireless board felt that, given o2wireless' financial condition, the state of the wireless telecommunications industry, management's doubts about the company's ability to continue as a going concern absent the completion of a transaction with Baran, and the relative lack of interest o2wireless had received from other companies for pursuing a strategic transaction, the merger with Baran presented o2wireless with its only viable alternative outside of pursuing liquidation proceedings under the U.S. Bankruptcy Code.

     The o2wireless board of directors also considered a number of risks and potentially negative factors in its deliberations concerning the merger, including the risk factors described elsewhere in this proxy statement-prospectus, and in particular:

     - the risk that the potential benefits of the merger may not be realized, including that the expected operating synergies might not be achieved;

     - the challenges of integrating the businesses and operations of the two companies and the management effort and costs required to complete the integration following the merger;

     - the risk of management and employee disruption associated with the merger, including the risk that key personnel may decide not to continue employment with o2wireless after the merger;

     - the risks of being a subsidiary of a company based outside of the United Sates, which would include being exposed to unstable political situations, fluctuations in currency valuations and uncertainties in the application of U.S. laws;

     - the risk that sales of substantial amounts of Baran ordinary shares in the public market after the proposed merger could materially adversely affect the market price of Baran ordinary shares;

     - the risk that suppliers, customers, licensors, licensees and other business partners of o2wireless may terminate their relationships with o2wireless after the merger; and

     - the fact that the exchange ratio was fixed as of August 28, 2002, and that the price of Baran ordinary shares could decline substantially from the date the board of directors approved the merger.

     In analyzing the proposed merger, o2wireless' board of directors did not view any of the factors listed above, which is not an exhaustive list of all the factors considered, as determinative nor find it practical or feasible to quantify or otherwise attempt to assign any relative or specific values to any of the foregoing factors. Rather, the o2wireless board of directors made its determination based on all of the information available to it. Moreover, the individual members of the o2wireless board of directors may have accorded different values to different factors.

OPINION OF HOULIHAN LOKEY, FINANCIAL ADVISOR TO O2WIRELESS

     o2wireless retained Houlihan Lokey Howard & Zukin Capital, Inc. on February 14, 2002 in connection with a potential sale of o2wireless to Baran. Under its engagement, Houlihan Lokey was asked to render an opinion to the o2wireless board of directors regarding the fairness, from a financial point of view, to the holders of o2wireless common stock of the consideration to be received in the merger (the "Consideration"). Houlihan Lokey was not retained to seek any additional buyers for o2wireless or to negotiate the terms of the merger. On June 5, 2002, Houlihan Lokey delivered a written Opinion stating that the Consideration in connection with the merger agreement dated June 5, 2002 was fair from a financial point of view to the o2wireless common shareholders. On August 28, 2002 and September 17, 2002, o2wireless and Baran entered into amendments to the merger agreement modifying the terms of the Consideration which are described in further detail in the section entitled "The Merger." On September 17, 2002, Houlihan Lokey delivered a written Opinion stating that the Consideration, as modified under the August 28, 2002 and September 17, 2002 amendments to the merger agreement was fair, from a financial point of view, to the holders of o2wireless common stock.

     The complete text of Houlihan Lokey's opinion is attached in Annex D. This summary of Houlihan Lokey's opinion is qualified by reference to the complete opinion. You are urged to read the complete opinion in its entirety for a description of the procedures followed, the factors considered and the assumptions made by Houlihan Lokey.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following is a brief summary and general description of the valuation methodologies utilized by Houlihan Lokey in preparing its opinion. This summary is not a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by Houlihan Lokey or a complete description of its presentation. Houlihan Lokey believes, and has advised o2wireless' board of directors, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions.

     The opinion to the board of o2wireless addresses only the fairness from a financial point of view of the merger consideration to be received by holders of o2wireless common stock and does not constitute a recommendation to you as to how you should vote at the special meeting.

     In connection with the preparation of the opinion, Houlihan Lokey made the reviews, analyses and inquiries it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

     - reviewed the audited financial statements of o2wireless for the fiscal years ended December 31, 1999, 2000 and 2001, and unaudited financial statements for the six months ended June 30, 2002; a preliminary unaudited balance sheet as of July 31, 2002; and preliminary unaudited balances for cash and cash equivalents and interest bearing liabilities as of August 31, 2002, which o2wireless' management has identified as being the most current financial statements available;

     - reviewed the audited financial statements of Baran for the fiscal years ended December 31, 1999, 2000 and 2001, which Baran's management has identified as being the most current financial statements available;

     - reviewed the following documents, which are dated as of June 5, 2002: (i) the Agreement and Plan of Merger between o2wireless and Baran; (ii) the warrant to purchase common stock of o2wireless issued to Baran; (iii) the Working Capital Loan Agreement and related agreements between o2wireless and Baran Sub; (iv) the Irrevocable Proxy between Baran and certain o2wireless shareholders; (v) the o2wireless Recovery Plan; and (vi) the Management Consulting Agreement;

     - reviewed the amendments to the Agreement and Plan of Merger between o2wireless and Baran dated August 28, 2002 and September 17, 2002, and the press release announcing the August 28 amendment;

     - reviewed a preliminary draft stock purchase agreement with a potential buyer and received verbal updates on the status of negotiations surrounding the proposed sale of o2wireless Lighting, Inc.

     - met and interviewed representatives of o2wireless' management to discuss the operations, financial condition, future prospects and projected operations and performance of the o2wireless businesses, and met with o2wireless' commercial bankers and counsel to discuss certain matters;

     - reviewed forecasts and projections prepared by o2wireless' management with respect to o2wireless for the fiscal years ending December 31, 2002 through 2006;

     - reviewed forecasts and projections prepared by Baran's management with respect to Baran for the fiscal years ending December 31, 2002 through 2006;

     - reviewed certain correspondence among and between o2wireless Baran and Wachovia Bank from July 31, 2002 to August 19, 2002;

     - reviewed minutes of meetings of the Audit Committee of o2wireless' Board of Directors, minutes of actions of o2wireless' Board of Directors, and submissions to o2wireless' M&A files dated from August 14, 2002 to August 28, 2002;

     - reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to o2wireless and Baran, and publicly available prices, premiums and termination fees paid in other transactions that Houlihan Lokey considered similar to the merger;

     - reviewed the historical market prices and trading volumes for o2wireless' and Baran's publicly traded securities; and

     - conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

     In assessing the financial fairness of the merger consideration to o2wireless' shareholders, Houlihan Lokey:

     - independently valued o2wireless common stock using widely accepted valuation methodologies;

     - analyzed the reasonableness of the merger consideration being offered in the merger; and

     - reviewed the fairness of the breakup fee proposed in the merger agreement.

VALUATION OF O2WIRELESS

     The various approaches utilized by Houlihan Lokey were the market multiple approach, the comparable transaction approach, the discounted cash flow approach and the liquidation proceeds approach.

     The market multiple approach is a method of determining the fair market value of a company. The approach is one of determining operating levels that are considered to be representative of the future performance of the subject company, and capitalizing these figures by an appropriate risk-adjusted rate. The capitalization rate is an expression of what investors believe to be a fair and reasonable rate of return for the particular security given the inherent risk of ownership. It also incorporates expectations of growth and rests on the implicit assumption that some level of earnings will be generated by the enterprise into perpetuity. The most common method of obtaining capitalization rates is to examine publicly traded companies with risk and growth profiles similar to the subject company and to use the public company capitalization rates as a basis for choosing capitalization rates for the subject company. Capitalization rates obtained in this manner are generally expressed as ratios of the various operating levels and are referred to as market multiples.

     The comparable transaction approach analyzes companies that have recently been sold in the public marketplace. In this approach, the total price paid for the subject company is related to operating levels, which yield implied transaction multiples. The acquired company is then compared with the subject company on the basis of risk and expected return, and its transaction multiples are used as a basis for selecting appropriate multiples for the subject company.

     The discounted cash flow approach is another method of determining the value of an operating enterprise. This approach entails determining the appropriate cash flows to discount, based upon projected income statements and balance sheets for the enterprise. An appropriate discount rate for the enterprise projections is selected based upon an analysis of alternative investments, including public company discount rates. The terminal value, which is the value of the enterprise at the end of the projection period, is determined by using a market multiple approach. The summation of the discounted value of the projected periods and the discounted value of the terminal value determines the subject company's enterprise value. To determine the fair market value of the subject company's common equity, adjustments must be made for interest-bearing debt net of cash and any preferred equity.

     The liquidation proceeds approach values the equity in a company at a single point in time as the net proceeds available to stockholders, defined as sources of cash, minus uses of cash assuming cessation of operations, liquidation of the company's assets and payment of liabilities. Sources of cash are determined using estimates of collectibility of receivables and debts, salvageable value of inventories and fixed assets and the recovery rates on prepaid expenses. Uses of cash are determined using estimates of the amounts necessary to satisfy trade payables, accrued expenses and debt.

     Market Multiple Approach. Using publicly available information, Houlihan Lokey compared selected financial data of o2wireless with similar data of various companies engaged in businesses considered by Houlihan Lokey to be comparable to that of o2wireless. The companies Houlihan Lokey considered comparable were Allen Telecom Inc.; LCC International, Inc.; ROHN Industries, Inc.; TESSCO Technologies Incorporated; and Wireless Facilities, Inc. For each of the comparable companies, Houlihan Lokey calculated, reviewed and analyzed market capitalization ratios, such as the enterprise value ("EV"), or aggregate equity plus total interest-bearing debt plus preferred stock less cash, to the latest twelve month ("LTM") revenues, based on the most recent quarterly information publicly available as of August 27, 2002, and next fiscal year ("NFY") revenues.

     The review of the comparable companies indicated the following:

                                                EV/LTM    EV/NFY    EV/LTM   EV/NFY
                                                REVENUE   REVENUE   EBITDA   EBITDA
                                                -------   -------   ------   ------
Low...........................................   0.24x     0.21x      4.5x     4.3x
High..........................................   1.34x     1.17x      8.9x     9.4x
Median........................................   0.50x     0.45x      6.7x     4.4x
Mean..........................................   0.61x     0.57x      6.7x     6.1x

     All multiples were based on closing stock prices on August 27, 2002. Applying the revenue multiples to the representative levels of revenue for o2wireless indicates an enterprise value between $13.5 million and $131.7 million.

     Houlihan Lokey also examined earnings before interest, taxes, deprecation and amortization ("EBITDA") multiples for the comparable companies. EBITDA multiples are an important metric in valuation, as the earnings levels of a firm, both historical and projected, have a significant impact on the firm's value. However, in o2wireless' case, there are no EBITDA figures available to utilize in a valuation, given that o2wireless did not generate positive EBITDA on an LTM basis and does not anticipate generating positive EBITDA on an NFY basis. Additionally, o2wireless is facing a significant liquidity shortage at the time, under pressure from suppliers, customers and financing sources, and is projecting difficulty operating as a going concern in the near term.

     Comparable Transaction Approach. Houlihan Lokey reviewed certain recent mergers and acquisition transactions involving companies comparable to o2wireless. Data for these transactions was reported in SEC filings, public company disclosures, press releases, industry and popular press reports, and databases. The transactions Houlihan Lokey considered comparable and for which data are publicly available are:

DATE      SELLER                                          BUYER
----      ------                                          -----
Pending   Proxim, Inc.                                    Western Multiplex Corp.
2/13/02   Fixed Wireless Division of AT&T Wireless        Netro Corporation
          Services, Inc.
12/27/01  Microlab/FXR                                    Wireless Telecom Group, Inc.
12/18/01  Bartley RF Systems Inc.                         Allen Telecom, Inc.
12/12/01  Illumet Holdings, Inc.                          Verisign, Inc.
11/01/01  SpectraSite Transco Communications              Lattice Group plc
10/31/01  ADC Mersum Oy                                   REMEC, Inc.
1/17/01   Young & Associates                              o2wireless Solutions, Inc.

     Houlihan Lokey compared EV in the selected transactions as multiples of LTM revenue. Information regarding these EV-to-revenue multiples, is summarized below:

                                                               EV/LTM
                                                              REVENUES
                                                              --------
Low.........................................................    0.54x
High........................................................    7.22x
Median......................................................    1.17x
Mean........................................................    2.30x

     Applying the revenue multiples to the representative levels of revenue for o2wireless indicates an EV between $53.1 million and $709.4 million. The majority of these transactions, however, occurred in 2001, before the full effect of the telecommunications market collapse had been felt, and involved firms that were in more favorable financial situations than o2wireless.

     Discounted Cash Flow Approach. Using the discounted cash flow approach, Houlihan Lokey normally estimates the present value of the future cash flows that a company could be expected to produce under the various assumptions and in accordance with management forecasts and estimates as to future performance. Because o2wireless is unable to continue to operate on a stand-along basis and provided projections evidencing this condition the discounted cash flow analysis was determined by Houlihan Lokey to produce no meaningful results, as o2wireless' stand-alone free cash flows were negative through all projected periods. Projections provided by o2wireless indicated that without the financial backing of Baran or another financially strong acquirer, o2wireless cannot generate sufficient revenues to cover costs at any time in the foreseeable future.

     Liquidation Proceeds Analysis. Using the liquidation proceeds approach, Houlihan Lokey estimated the potential proceeds available to o2wireless common stockholders based on management estimates of the liquidation value of all assets netted against estimates of cash needed to satisfy o2wireless' liabilities, based on o2wireless' July 31, 2002 balance sheet updated to include certain payments of debt and accounts payable through August 31, 2002.

     Under this scenario, sources of cash totaled $12.0 million and uses of cash totaled $17.7 million, leaving no proceeds to common stockholders.

FAIRNESS OF MERGER CONSIDERATION

     To determine the fairness of the merger consideration to the holders of o2wireless common stock from a financial point of view, Houlihan Lokey compared the value implied by the merger to o2wireless' then-current stock price on the Nasdaq National Market. Houlihan Lokey concluded that the EV of o2wireless implied by Baran's offer is approximately $12.4 million, giving consideration to Baran's assumption of $11.3 million of o2wireless' debt and cash of $2.7 million. On a fully diluted basis net of liabilities paid or assumed, this indicates a value of $0.12 per share.

     Houlihan Lokey concluded that the proposed merger consideration represented a 23.1 percent discount to the traded common stock price on the day prior to the August 28 amendment and a 28.9 percent discount to the traded common stock price ten days prior to the August 28 amendment. Houlihan Lokey noted that the traded price prior to August 28, the date the amendment was announced publicly, anticipated a merger price of more than double the current price, taking into account both the reduction in the exchange ratio as well as the drop in both Baran's stock price and the value of the Israeli shekel relative to the US dollar. Houlihan Lokey compared these premiums with similar transactions, which showed median premiums of 41.7 percent and 51.1 percent to the traded stock price one day and ten days prior to the date of announcement, respectively. Houlihan Lokey also identified a number of instances in the technology and telecommunications sectors of negative and single digit positive control premiums to the traded stock price one day and ten days prior to the date of announcement.

     In evaluating the fairness of the Consideration from a financial point of view to the holders of o2wireless common stock, Houlihan Lokey considered the expected value to o2wireless of completing the merger and certain other alternatives to the merger. With regard to each alternative, Houlihan Lokey's analysis qualitatively considered the valuation implications to o2wireless, the probability of successfully completing the alternative, and the cost and time to implement each alternative.

     Based upon representations made by o2wireless' management, Houlihan Lokey has assumed in its analysis that o2wireless' only viable course of action aside from completing the merger with Baran is to enter into liquidation proceedings under Chapter 7 of the U.S. Bankruptcy Code.

     Houlihan Lokey notes that of the strategic alternatives considered, the merger with Baran appears to provide the greatest value to o2wireless' shareholders.

     For purposes of the opinion, Houlihan Lokey relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to it and did not assume responsibility for the independent verification of that information.

     The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole. In its analysis, Houlihan Lokey made numerous assumptions with respect to o2wireless' industry performance, general business, economic and market and financial conditions, many of which are beyond o2wireless' control. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of the business or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     Houlihan Lokey has not participated in the negotiation of the merger agreement or the amendments to the merger agreement, nor was Houlihan Lokey asked to solicit interest in o2wireless from potential buyers of o2wireless. Houlihan Lokey has not participated in the negotiation of the Management Consulting Agreement entered into between o2wireless and Baran, and the opinion does not address the commercial reasonability of any provisions of the Management Consulting Agreement.

     Houlihan Lokey is a nationally recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. As part of its investment banking business, Houlihan Lokey is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged recapitalizations, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, and for corporate or other purposes. o2wireless selected Houlihan Lokey because of its expertise in performing valuation and fairness analysis and its investment banking experience. Houlihan Lokey does not beneficially own nor has it ever beneficially owned any interest in o2wireless.

FEES AND EXPENSES

     o2wireless retained Houlihan Lokey on February 14, 2002 to render an opinion to the board of directors of o2wireless regarding the fairness, from a financial point of view, to the holders of the common stock of the merger consideration. On September 3, 2002, Houlihan Lokey and o2wireless executed an addendum to the February 14 retainer. Under the terms of the February 14 retainer and the September 3 addendum, o2wireless agreed to pay Houlihan Lokey fees totaling $450,000 in connection with the merger and the opinion, plus reasonable out-of-pocket expenses incurred. o2wireless has also agreed to indemnify Houlihan Lokey and its directors, officers, agents and employees against certain liabilities and expenses in connection with the rendering of its services.

STRUCTURE OF THE MERGER AND CONVERSION OF O2WIRELESS STOCK

     In accordance with the merger agreement and Georgia law, o2wireless will merge with and into Baran Acquisition Sub, Inc., a newly formed Georgia corporation and wholly-owned subsidiary of Baran. As a result of this merger, the separate corporate existence of o2wireless will cease and Baran Sub will survive the merger as a wholly-owned subsidiary of Baran.

     If the merger is completed, o2wireless shareholders will receive newly issued Baran ordinary shares. Each share of o2wireless common stock will be converted into the right to receive 0.014919 Baran ordinary shares. The aggregate consideration that will be paid to o2wireless shareholders in the merger is approximately 455,000 Baran ordinary shares, subject to adjustment. The preceding sentence assumes that all outstanding options for o2wireless common stock will be cancelled. The number of Baran ordinary shares issuable to o2wireless' shareholders in the merger will be proportionately adjusted for any stock split, stock dividend or similar event with respect to the Baran ordinary shares or o2wireless common stock effected between the date of the merger agreement and the date of completion of the merger.

RECOMMENDATION OF O2WIRELESS' BOARD OF DIRECTORS

     The o2wireless board of directors believes that the merger is advisable, fair and in the best interests of the shareholders of o2wireless, and unanimously recommends the approval and adoption of the merger agreement and the merger. In making its recommendation to the o2wireless shareholders, the o2wireless board believes that, given o2wireless' financial condition, the state of the wireless telecommunications industry, management's doubts about the company's ability to continue as a going concern absent the completion of a transaction with Baran, the lack of interest o2wireless had received from other companies for pursuing a strategic transaction, the merger with Baran presents o2wireless with its only viable course of action aside from pursuing liquidation proceedings under the U.S. Bankruptcy Code. The o2wireless board is making its recommendation notwithstanding the fact that certain analyses performed by its independent financial advisor, Houlihan Lokey, do not support the fairness of the merger consideration.

     In considering the recommendation of the o2wireless board of directors with respect to the merger agreement, you should be aware that the directors and executive officers of o2wireless have interests in the merger that are different from, or are in addition to, the interests of o2wireless' shareholders. See
"-- Interests of o2wireless Directors and Executive Officers in the Merger."

INTERESTS OF O2WIRELESS DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     In considering the recommendation of the board of directors of o2wireless to vote in favor of the proposal to approve and adopt the merger agreement, shareholders of o2wireless should be aware that members of the o2wireless board of directors and members of o2wireless' management team may have interests in the merger that are in addition to those of o2wireless' shareholders.

     Employment Agreements. Baran may offer employment agreements to selected members of o2wireless' management team. The employment agreements will include non-competition undertakings by the employees and other standard provisions.

     Baran Options. Following completion of the merger, certain key employees, including certain officers of o2wireless, may receive options to acquire Baran ordinary shares. The number of options to be issued to these key employees will not be determined until after the merger is completed. The merger will not result in the acceleration of vesting of any options granted under o2wireless' 1998 Stock Option Plan, which will be terminated as a result of the merger. In addition, any unexercised warrants to purchase o2wireless stock that are outstanding as of the effective date of the merger will be canceled immediately prior to the merger.

     Indemnification. Under the merger agreement, the directors and executive officers of o2wireless have customary rights to indemnification against certain liabilities. Further, Baran has agreed to maintain for four years, subject to certain cost limitations, a policy of directors' and officers' liability insurance with respect to matters occurring on or before the effective time of the merger for the benefit of the present directors and officers of o2wireless.

COMPLETION AND EFFECTIVENESS OF THE MERGER

     The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including the approval and adoption of the merger agreement by o2wireless' shareholders and the registration of Baran ordinary shares issued in connection with the merger. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Georgia.

     Each of Baran and o2wireless is working towards completing the merger as quickly as possible. Assuming that both Baran and o2wireless satisfy or waive all of the conditions to closing contained in the merger agreement, Baran and o2wireless anticipate that the merger will occur as soon as practicable after approval of the proposal relating to the merger at the special meeting of o2wireless' shareholders.

EXCHANGE OF O2WIRELESS STOCK CERTIFICATES FOR BARAN SHARE CERTIFICATES

     Surrender of Shares of o2wireless Common Stock. From and after the effective time of the merger, each holder of a certificate which represented, prior to the effective time, shares of o2wireless common stock will have the right to surrender each certificate to Baran, or an exchange agent, and receive certificates representing the number of Baran ordinary shares equal to the exchange ratio fraction multiplied by the number of shares of o2wireless common stock held by such holder, other than cash in lieu of any fractional Baran ordinary shares. The surrendered certificates will be cancelled.

     The merger agreement provides that as of the effective time of the merger, Baran will deposit with a bank or trust company with a United States affiliate, referred to as the exchange agent, certificates representing the Baran ordinary shares issuable pursuant to the merger agreement and cash to be paid in lieu of fractional shares (these certificates for Baran shares, together with the cash in U.S. dollars sufficient to pay cash in lieu of fractional shares, are referred to as the "exchange fund").

     Soon after the effective time of the merger, the exchange agent will mail to each o2wireless shareholder a letter of transmittal and instructions to effect the surrender of the certificates in exchange for the certificates representing the whole number of Baran ordinary shares that the holder has the right to receive pursuant to the merger agreement. Upon surrender of the certificates to the exchange agent together with the completed letter of transmittal, and any other documents as may reasonably be required by the exchange agent, holders of certificates of o2wireless common stock shall be entitled to receive certificates for Baran ordinary shares representing the whole number of Baran ordinary shares that such holder has the right to receive, and a check in the amount equal to the cash in lieu of fractional Baran ordinary shares to which the holder otherwise would be entitled.

     No interest will be paid or will accrue on any portion of the cash payments. Until surrendered as provided above, certificates for o2wireless shares will be deemed to represent the right to receive the certificates representing the number of Baran ordinary shares into which the shares of o2wireless common stock were converted in the merger and a cash payment in lieu of fractional shares as set forth above.

     Any portion of the exchange fund which remains undistributed to the holders of o2wireless certificates after twelve months following the effective time of the merger will be delivered to the surviving corporation or otherwise on the instruction of the surviving corporation. Any portion of the exchange fund that remains unclaimed for seven years after the effective time of the merger shall, to the extent permitted by law, become the property of the surviving corporation.

     The exchange agent may deduct any amounts required to be withheld under federal, state, local or foreign tax laws from cash payments to be made to o2wireless shareholders. For federal income tax purposes, o2wireless shareholders will be treated as having received any amounts withheld by the exchange agent.

     O2WIRELESS SHAREHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARD. A TRANSMITTAL LETTER WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR O2WIRELESS COMMON STOCK WILL BE MAILED TO O2WIRELESS SHAREHOLDERS AS SOON AS PRACTICABLE AFTER COMPLETION OF THE MERGER.

     Fractional Shares. Baran will not issue any fractional shares in the merger. Instead, each holder of shares of o2wireless common stock exchanged in connection with the merger who would otherwise have been entitled to receive a fraction of a Baran ordinary share will be entitled to receive cash in an amount, equal to the product of the fractional part of a Baran ordinary share multiplied by the average per share closing price on the Tel Aviv Stock Exchange of a Baran ordinary share during the thirty (30) consecutive trading days prior to June 3, 2002 (converted into a U.S. dollar value using the foreign currency exchange rate on each such date), which amount was $13.9103.

     Dividends and Distributions. o2wireless shareholders are not entitled to receive any dividends or other distributions on Baran ordinary shares until the merger is completed and such shareholders have surrendered their o2wireless stock certificates in exchange for Baran share certificates. If there is any dividend or other distribution on Baran ordinary shares with a record date after the date on which the merger is completed and a payment date prior to the date a shareholder surrenders its o2wireless stock certificates in exchange for Baran share certificates, such shareholder will receive the dividend or distribution with respect to the Baran ordinary shares issued to it promptly after the surrender of the o2wireless common stock certificates and the Baran ordinary share certificates are issued to the shareholder. If there is any dividend or other distribution on Baran ordinary shares with a record date after the date on which the merger is completed and a payment date after the date an o2wireless shareholder surrenders its o2wireless stock certificates in exchange for Baran share certificates, such shareholder will receive the dividend or distribution with respect to the Baran ordinary shares issued to it promptly after the payment date.

     No Further Registration or Transfer of o2wireless Common Stock; Delisting of o2wireless Common Stock. At the effective time of the merger, the stock transfer books of o2wireless will be closed and there will be no further transfers of shares of o2wireless common stock on the records of o2wireless. After the effective time of the merger, the holders of o2wireless stock certificates will cease to have any rights with respect to such shares of o2wireless common stock except as otherwise provided for in the merger agreement or by applicable law.

     o2wireless common stock is currently listed on the Over-the-Counter Bulletin Board under the symbol "OTWO.OB" On September 13, 2002, o2wireless received a notification from the Nasdaq Stock Market that its common stock would be delisted from the Nasdaq Stock Market effective as of September 16, 2002. Upon consummation of the merger, the o2wireless common stock will be deregistered under the Securities Exchange Act of 1934.

     Lost Certificates. If any o2wireless certificates are lost, stolen or destroyed, an o2wireless shareholder must provide an appropriate affidavit of that fact. Baran may require the owner of the lost, stolen or destroyed o2wireless certificates to deliver a bond as indemnity against any claim that may be made against Baran with respect to the o2wireless certificates alleged to have been lost, stolen or destroyed.

TREATMENT OF O2WIRELESS' EMPLOYEES AND EMPLOYEE BENEFITS

     Baran intends to grant stock options to some o2wireless employees who are employed by Baran after the merger. See "--Treatment of o2wireless Stock Options." In addition, Baran intends to provide other benefits to those o2wireless employees who are employed by Baran after the merger, which benefits will be substantially the same as those currently provided to o2wireless employees. Any such benefits will not be determined until after the merger is completed.

TREATMENT OF O2WIRELESS STOCK OPTIONS

     Any unexercised stock options of o2wireless will be terminated prior to the merger. Prior to the effective time of the merger, Baran will adopt a stock option plan, pursuant to which it may, in its sole discretion, grant options to purchase Baran ordinary shares to some of the key employees of o2wireless who remain employed by the surviving corporation following the merger. The Baran ordinary shares issuable upon exercise of any option under this option plan after the effective time of the merger will be listed on the Tel Aviv Stock Exchange and the Nasdaq National Market and will be registered under applicable Israeli and United States federal securities laws.

TAX MATTERS

     The following discussion sets forth the material United States federal income tax consequences of the merger and the material United States and Israeli tax consequences of the ownership of Baran ordinary shares by a holder that holds o2wireless common stock, and will hold Baran ordinary shares, as capital assets.

     The following discussion does not address the tax consequences to holders of o2wireless common stock or Baran ordinary shares in particular circumstances, such as tax-exempt entities, certain insurance companies, broker-dealers, traders in securities that elect to mark to market, holders liable for alternative minimum tax, holders that actually or constructively own 10% or more of the voting stock of Baran, holders that hold o2wireless common stock or Baran ordinary shares as part of a straddle or a hedging or conversion transaction or holders whose functional currency is not the U.S. dollar. This discussion also does not apply to holders who acquired their o2wireless common stock or Baran ordinary shares, as applicable, pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan. This discussion is based on the tax laws of Israel and the United States, including the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, as in effect on the date of this document, as well as the Income Tax Treaty Between the United States of America and Israel, as amended (the Treaty), all of which are subject to change or change in interpretation, possibly with retroactive effect.

     THIS DISCUSSION DOES NOT ADDRESS ANY ASPECTS OF UNITED STATES TAXATION OTHER THAN FEDERAL INCOME TAXATION. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL AND THE ISRAELI AND OTHER TAX CONSEQUENCES OF OWNING AND DISPOSING OF O2WIRELESS COMMON STOCK AND BARAN ORDINARY SHARES.

  MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion sets forth the material United States federal income tax consequences of the merger for a shareholder that holds o2wireless common stock and will hold Baran ordinary shares as capital assets. For purposes of this discussion, a "U.S. holder" is any beneficial owner of o2wireless common stock that is:

     - a citizen or resident of the United States;

     - a corporation or other entity taxable as a corporation organized under the laws of the United States or any political subdivision of the United States;

     - an estate the income of which is subject to United States federal income taxation without regard to its source; or

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     For purposes of this discussion, an "eligible o2wireless stockholder" is any U.S. holder of o2wireless common stock other than a U.S. holder that will be a "five percent transferee stockholder" as defined in United States Treasury Regulation Section 1.367(a)-3(c)(5)(ii). A five percent transferee stockholder is a person that holds o2wireless common stock and that will immediately after the merger hold at least five percent of the outstanding shares of Baran capital stock by vote or by value.

     In the opinion of Smith, Gambrell & Russell, LLP, counsel to o2wireless:

     - the merger will qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code;

     - Baran, Baran Sub, and o2wireless will each be a "party" to such reorganization under Section 368(b) of the Internal Revenue Code;

     - Baran will, as to each eligible o2wireless stockholder, be treated as a corporation under Section 367(a) of the Internal Revenue Code; and

     - an eligible o2wireless stockholder will not recognize gain or loss for United States federal income tax purposes in connection with the receipt of Baran ordinary shares exchanged for o2wireless common stock pursuant to the merger, except with respect to cash received in lieu of fractional Baran ordinary shares.

     The following United States federal income tax consequences result from the foregoing:

     An eligible o2wireless stockholder that receives only Baran ordinary shares in the merger will not recognize gain or loss with respect to the receipt of Baran ordinary shares, except in respect of cash received for fractional shares, as described below. The basis for United States federal income tax purposes in the Baran ordinary shares that an eligible o2wireless stockholder receives in the merger will be the same as such stockholder's basis in the surrendered o2wireless common stock. An eligible o2wireless stockholder will include in its holding period of the Baran ordinary shares its holding period of the surrendered o2wireless common stock.

     An eligible o2wireless stockholder that receives cash in lieu of a fractional Baran ordinary share will be treated as first having received a fractional Baran ordinary share and then having exchanged the fractional Baran ordinary share for cash. An eligible o2wireless stockholder will recognize gain (or loss) to the extent the cash received in lieu of a fractional Baran ordinary share exceeds (or is less than) its basis in the deemed-received fractional Baran ordinary share.

     This discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the merger. In addition, this discussion does not address tax consequences, which may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO YOU OF THE MERGER.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

     Unless an exemption applies under the applicable law and regulations, the exchange agent may be required to withhold and, if required, will withhold 30% of any cash payments to an o2wireless shareholder in the merger unless the shareholder provides the appropriate form. A shareholder should complete and sign the substitute Form W-9 that will be enclosed with the letter of transmittal sent by the exchange agent. Unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent, this completed form provides the information, including the holder's taxpayer identification number, and certification necessary to avoid backup withholding.

POST-MERGER OWNERSHIP OF BARAN ORDINARY SHARES

     The following discussion sets forth the material United States and Israeli tax consequences of the ownership of Baran ordinary shares by a shareholder that holds o2wireless common stock and will hold Baran ordinary shares as capital assets.

UNITED STATES FEDERAL INCOME TAXATION

  DIVIDENDS AND DISTRIBUTIONS

  U.S. HOLDERS

     Subject to the passive foreign investment company rules discussed below, U.S. holders will include in gross income the gross amount of any dividend paid, before reduction for Israeli withholding taxes, by Baran out of its current or accumulated earnings and profits, as determined for United States federal income tax purposes, as ordinary income when the dividend is actually or constructively received by the U.S. holder. Dividends will be income from sources outside the United States for foreign tax credit limitation purposes, but generally will be "passive income" or "financial services income," which are treated separately from other types of income for foreign tax credit limitation purposes. Dividends will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution included in income of a U.S. holder will be the U.S. dollar value of the NIS payments made, determined at the spot NIS/U.S. dollar rate on the date such dividend distribution is included in the income of the U.S. holder, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend distribution is included in income to the date such dividend distribution is converted into U.S. dollars will be treated as ordinary income or loss. Such gain or loss will generally be income from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a return of capital to the extent of the U.S. holder's basis in the Baran ordinary shares and thereafter as capital gain. Baran will notify its stockholders of any distribution in excess of current and accumulated earnings and profits at the time of such distribution in accordance with the requirements of the Internal Revenue Code.

     Subject to certain limitations, the Israeli tax withheld in accordance with the Treaty and paid over to Israel will be creditable against the U.S. holder's United States federal income tax liability. To the extent a refund of the tax withheld is available to a U.S. holder under the laws of Israel or under the Treaty, the amount of tax withheld that is refundable will not be eligible for credit against the U.S. holder's United States federal income tax liability, whether or not the refund is actually obtained.

  NON-U.S. HOLDERS

     A non-U.S. holder is not subject to United States federal income tax with respect to dividends paid on Baran ordinary shares unless the dividends are "effectively connected" with that non-U.S. holder's conduct of a trade or business in the United States, and attributable to a permanent establishment maintained in the United States if that is required by an applicable income tax treaty as a condition for subjecting that non-U.S. holder to United States taxation on a net income basis, or that non-U.S. holder is an individual present in the United States for at least 183 days in the taxable year of the dividend distribution and certain other conditions are met. In such cases, a non-U.S. holder will be taxed in the same manner as a U.S. holder. A corporate non-U.S. holder may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or at a lower rate if that corporate non-U.S. holder is eligible for the benefits of an income tax treaty providing for a lower rate, with respect to gains that are "effectively connected" with its conduct of a trade of business in the United States.

  TRANSFERS OF BARAN ORDINARY SHARES

  U.S. HOLDERS

     Subject to the passive foreign investment company rules discussed below, a U.S. holder that sells or otherwise disposes of Baran ordinary shares generally will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount realized on the sale or disposition and the tax basis, determined in U.S. dollars, in the Baran ordinary shares. Capital gain of a non-corporate U.S. holder is generally taxed at a maximum rate of 20% if the Baran ordinary shares were held for more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

  NON-U.S. HOLDERS

     A non-U.S. holder will not be subject to United States federal income tax on gain recognized on the sale or other disposition of Baran ordinary shares unless the gain is "effectively connected" with the non-U.S. holder's conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment maintained in the United States if that is required by an applicable income tax treaty as a condition for subjecting that non-U.S. holder to United States taxation on a net income basis, or the non-U.S. holder is an individual and present in the United States for at least 183 days in the taxable year of the sale and certain other conditions are met. In such cases, a non-U.S. holder will be taxed in the same manner as a U.S. holder. A corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate, or at a lower rate if eligible for the benefits of an income tax treaty that provides for a lower rate, on "effectively connected" gains recognized.

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  PASSIVE FOREIGN INVESTMENT COMPANY RULES

     Baran believes that Baran ordinary shares should not be treated as stock of a passive foreign investment company for United States federal income tax purposes, but this conclusion is a factual determination made annually and may be subject to change. In general, Baran will be a passive foreign investment company with respect to a U.S. holder if, for any taxable year in which the U.S. holder held Baran ordinary shares, either at least 75% of the gross income of Baran for the taxable year is passive income or at least 50% of the value, determined on the basis of a quarterly average, of Baran's assets is attributable to assets that produce or are held for the production of passive income. If Baran were to be treated as a passive foreign investment company, then unless a U.S. holder makes a mark-to-market election, gain realized on the sale or other disposition of Baran ordinary shares would in general not be treated as capital gain. Instead, a U.S. holder would be treated as if the holder had realized such gain and certain "excess distributions" ratably over the holder's holding period for the shares and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year.

ISRAELI TAXATION

     The following discussion is not intended to constitute a complete analysis of all tax consequences relating to the receipt, ownership or disposition of Baran's ordinary shares and does not address any non-income tax or any non-Israeli tax consequences of the merger. On July 24, 2002, the Law for Amendment of the Income Tax Ordinance (Amendment No. 132), 2002 (the "Amendment") was enacted by the Israeli authorities. This Amendment becomes effective as of January 1, 2003. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE TAX CONSEQUENCES OF YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION.

  TAXATION OF BARAN SHAREHOLDERS CAPITAL GAINS ON SALES OF BARAN ORDINARY SHARES

     Israeli law imposes a capital gains tax on the sale of capital assets. The law distinguishes between real gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain that is equivalent to the increase of the relevant asset's purchase price, which is attributable to the increase in the Israeli consumer price index between the date of purchase and the date of sale. Foreign residents, as defined below, who purchased an asset in non-Israeli currency may request that the inflationary surplus will be computed on the basis of the devaluation of the NIS against such foreign currency. The real gain is the excess of the total capital gain over the inflationary surplus. The inflationary surplus accumulated from and after December 31, 1993, is exempt from any capital gains tax in Israel while the real gain is added to ordinary income, which is currently taxed at ordinary rates of up to 50% for individuals and 36% for corporations. Currently, sales of ordinary shares of Israeli public companies whose shares are quoted on the Tel Aviv Stock Exchange (such as Baran) are generally exempt from Israeli capital gain tax. Dealers in securities in Israel or any other seller whose income from selling shares is classified as current income and not as capital gain under the Income Tax Law (Inflationary Adjustment), 1985, are taxed at regular tax rates applicable to business income.

     A foreign resident is defined as a person who is not an Israeli resident. An Israeli resident is:

     - an entity registered in Israel whose principal activity is in Israel.

     - an entity that is registered as a foreign company, if it elects to be treated as an Israeli resident. This election is irrevocable for the three tax years after the election, unless the entity obtains a special permit.

     - under the Amendment, as of the effective date, any corporation that incorporated in Israel would be considered an Israeli resident.

     - an entity over which control and the management of its business are exercised in Israel.

     - an individual residing in Israel, except for temporary absences which do not contradict the individual's claim of residence in Israel.

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     - under the Amendment, as of the effective date, any individual whose
       "center of life" is in Israel will be considered an Israeli resident. The Amendment includes few legal presumptions to define the phrase "center of life".

     Pursuant to the Amendment, the above-described exemption on capital gains on sales by Israeli residents of listed securities which were accrued since the effective date will be terminated. Under the Amendment, the general rate of capital gains will be reduced to 25% and the rate of capital gains on sales of publicly traded securities will be 15% (or 25% in the event that financing expenses were deducted in calculating the gain). Shareholders whose income from selling Baran's shares is classified as business profits (in contrast to capital gain) would be taxed at ordinary income tax rates (up to 50% for individuals and 36% for corporations). Under the Amendment, the exemption on capital gain of foreign residents from selling publicly traded securities on the Tel Aviv Stock Exchange will continue to apply, and therefore the Amendment will not affect any tax exemptions applicable to foreign residents prior to the effective date.

  ISRAELI TAXATION OF NON-ISRAELI HOLDERS OF SHARES

     Israeli law provides that non-Israeli residents are subject to capital gains tax on the gains from the sale of a capital asset (including securities) in Israel or an asset located outside Israel that is a right, direct or indirect, to an asset in Israel unless an exemption is provided under any provision of a double-taxation treaty with Israel. Under the double-taxation treaty between Israel and the U.S. (the "Treaty"), Israeli capital gains tax will not apply to the sale, exchange or disposition of ordinary shares by a person:

     - who qualifies as a resident of the United States within the meaning of the Treaty; and

     - who is entitled to claim the benefits available to the person by the Treaty.

     This exemption will not apply, among other cases, if the gain is attributable to a permanent establishment of such person in Israel, or if the U.S. resident holds, directly or indirectly, shares representing 10% or more of Baran's voting power during any part of the 12-month period preceding the sale, exchange or disposition, subject to certain conditions. In this case, the sale, exchange or disposition would be subject to Israeli tax, to the extent applicable. However, the U.S. resident generally would be permitted to claim a credit for the taxes against the U.S. federal income tax imposed on the sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits. The Treaty does not apply to U.S. state or local taxes. Sales of Baran ordinary shares by non-Israeli holders, whether on the Tel Aviv Stock Exchange or on the Nasdaq National Market, would be exempt from Israeli capital gains tax under the Amendment as long as the shares are listed on the Tel Aviv Stock Exchange.

     Non-residents of Israel are subject to tax on income accrued or derived from sources in Israel or received in Israel. These sources of income include passive income such as dividends, royalties and interest, as well as non-passive income, such as income received for services rendered in Israel. Baran is required to withhold income tax at the rate of 25% (or 15% for dividends distributed from certain income generated by an entity, such as two of Baran's subsidiaries, that enjoys approved enterprise status under certain Israeli tax incentive law) unless a different rate or an exemption is provided in a tax treaty between Israel and the shareholder's country of residence. Under the Treaty, the maximum rate on dividends paid to a U.S. resident is 25%. In addition, under the Treaty, if the income out of which the dividend is being paid is not attributable to an approved enterprise and the non-resident is a U.S. corporation that holds 10% of Baran's voting power for a certain minimum period, the rate is generally 12.5%.

     Under an amendment to the Inflationary Adjustments Law, non-Israeli corporations may be subject to Israeli taxes on the sale of shares in an Israeli company, which shares are traded on certain stock markets, including the Nasdaq National Market, subject to the provisions of any applicable double taxation treaty.

  ISRAELI TAX CONSEQUENCES FOR THE SHAREHOLDERS OF O2WIRELESS AS A RESULT OF THE MERGER

     Generally, non-Israeli resident shareholders of o2wireless will not be subject to Israeli capital gains tax or any other Israeli income tax on the receipt of Baran's shares for their o2wireless shares as result of the merger.

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     Any shareholder of o2wireless who is an Israeli resident may recognize gains as result of the exchange of shares under the merger to the extent the sales price of its o2wireless shares exceeds its tax basis in those shares. Such gain shall be taxed at the rate of 35% for individuals (36% for corporations), provided the shares were acquired following the listing of o2wireless on the Nasdaq National Market. The sales price of the exchanged shares, for Israeli capital gains tax purposes, will be the value of the Baran ordinary shares that are received by the o2wireless shareholders in exchange for their shares, on the date of the merger.

     For Israeli tax purposes, the tax basis of the Baran ordinary shares received in the merger by the o2wireless shareholders in exchange for their o2wireless shares will equal the Baran ordinary share price on the date of the merger.

ACCOUNTING TREATMENT OF THE MERGER

     Under Israeli GAAP, the merger will be accounted for under the purchase method of accounting. The assets and liabilities of o2wireless have been adjusted, on a preliminary basis, to reflect their fair values in the pro forma combined financial information as of June 30, 2002. In addition, the estimated effect resulting from these adjustments has been reflected in the pro forma combined financial information for the year ended December 31, 2001 and for the six month period ended June 30, 2002. The results of operations and cash flows of o2wireless will be included in Baran's financial statements prospectively as of the closing of the merger.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF O2WIRELESS

     The Baran ordinary shares to be issued to o2wireless' shareholders in connection with the merger will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act, except for Baran ordinary shares issued to any person who is deemed to be an "affiliate" of o2wireless at the time of the o2wireless special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of o2wireless and may include o2wireless' executive officers and directors, as well as o2wireless' significant shareholders. Affiliates may not sell their Baran ordinary shares acquired in connection with the merger except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     - an exemption under Rule 145 under the Securities Act; or

     - any other applicable exemption under the Securities Act.

     Baran's registration statement on Form F-4, of which this proxy statement-prospectus forms a part, does not cover the resale of Baran ordinary shares to be received by affiliates of o2wireless in the merger.

NO DISSENTERS' RIGHTS

     Holders of o2wireless common stock do not have dissenters' rights in connection with the merger agreement and the merger.

LISTING ON THE NASDAQ NATIONAL MARKET OF THE BARAN ORDINARY SHARES TO BE ISSUED IN THE MERGER

     It is a condition to the closing of the merger that the Baran ordinary shares to be issued in connection with the merger have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

DESCRIPTION OF MATERIAL CONTRACTS BETWEEN BARAN AND O2WIRELESS

  MANAGEMENT CONSULTING AGREEMENT

     As part of the merger transaction, Baran and o2wireless have entered into an agreement under which Baran has begun providing financial and management consulting services to o2wireless, on business and financial matters as are reasonably requested from time to time by the o2wireless board of directors, including corporate strategy, budgeting of future corporate investments, acquisition and divestiture decisions, operational

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

matters and debt and equity financing. In consideration for the services rendered by Baran under the agreement, o2wireless will pay Baran a retainer of $400,000, and commencing in July 2002 and continuing each month thereafter that the agreement is in effect, an amount equal to 6% of o2wireless' consolidated monthly revenues. While the agreement is in effect, o2wireless will only be required to pay $40,000 of the monthly fees with any remaining fees to be paid only if the agreement terminates, or the date on which o2wireless' and its subsidiaries' obligations to Wachovia Bank, N.A., as described below, are paid in full.

     In addition, o2wireless will promptly reimburse Baran's reasonable travel accommodation and transportation expenses and other out-of-pocket costs as may be incurred by Baran or its personnel, in connection with services rendered under the agreement. The agreement will terminate on the earlier of:

     - the effective time of the merger;

     - 90 days following a notice of termination sent by o2wireless to Baran;

     - six months from the date of the agreement;

     - 10 days after o2wireless notifies Baran of termination for cause, as defined below, which Baran fails to cure;

     - 10 days after Baran gives notice to o2wireless of breach of the agreement, which o2wireless fails to cure; and

     - the date of termination of the merger agreement due to o2wireless' acceptance of a superior proposal, as described under "The Merger Agreement -- 'No Solicitation' Provision."

     For purposes of this agreement, "cause" is defined as the filing of a bankruptcy petition by Baran, Baran's insolvency or making of an assignment for the benefit of creditors, or Baran's failure to render services to o2wireless for a continuous 30-day period, without having provided o2wireless with advance written notice of the reasons for the failure.

  WORKING CAPITAL LOAN AGREEMENT; WORKING CAPITAL NOTE AND WARRANT

     As part of the merger transaction, Baran Sub entered into a working capital loan agreement with o2wireless. In the loan agreement, Baran Sub agreed to provide working capital advances to o2wireless, subject to conditions and covenants imposed on o2wireless, and provided that the representations and warranties of o2wireless given in the loan agreement remain true and correct on the date of each advance to o2wireless by Baran Sub.

     Baran Sub extended the first advance in connection with the execution of the loan agreement and the merger agreement, in the amount of $5,000,000, which was evidenced by a working capital note. In addition, and provided that no event of default has occurred, Baran Sub has agreed to advance to o2wireless the following:

     - no later than the date o2wireless files its Form 10-Q for the quarter ended June 30, 2002 or August 15, 2002, the lesser of (x) $3,000,000 or
       (y) the amount of o2wireless' loss (as defined below) for the quarter ended June 30, 2002; and

     - if the loan agreement is in effect as of the later of the date o2wireless files its Form 10-Q for the quarter ended September 30, 2002 or November 15, 2002, at Baran Sub's discretion, an amount equal to o2wireless' loss for the quarter ended September 30, 2002.

     "Loss" is defined in the loan agreement as o2wireless' consolidated earnings before interest, taxes, depreciation, amortization, non-cash restructuring expenses and any accrued and unpaid management fees due to Baran Sub.

     All advances bear interest at the rate of 2% in excess of the prime rate of interest as announced by Citibank, N.A. from time to time.

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

     The outstanding principal balance of all advances must be paid in full on the earlier of Baran Sub's demand for payment, which in no event shall be made prior to November 15, 2002, or the occurrence of an event of default. However, the parties have agreed that while the subordination agreement among o2wireless, Baran Sub and Wachovia Bank, N.A., as described below, is in effect, no payments will be made by o2wireless to Baran Sub.

     Some of o2wireless' subsidiaries have jointly and severally guaranteed to Baran Sub the prompt payment in full when due of all working capital advances. As security for the repayment of all working capital advances and the performance of all other obligations of o2wireless and its subsidiaries under the agreement, o2wireless and each subsidiary has pledged and assigned to Baran Sub and has given Baran Sub a continuing security interest in all of o2wireless' and its subsidiaries' inventory, accounts, equipment, investment property and proceeds of those items. o2wireless has also pledged all of its capital stock in its subsidiaries to Baran Sub.

     In consideration of Baran Sub's execution of the loan agreement and the extension of the initial working capital advance to o2wireless, o2wireless has issued to Baran Sub a warrant to purchase 5,559,610 shares of o2wireless common stock, at a purchase price equal to $.45 per share, which warrant may be exercised only in the event that the merger agreement is terminated due to the acceptance by o2wireless of an acquisition proposal more favorable to o2wireless than the proposed merger with Baran.

     In August 2002, as a result of a higher than anticipated operating loss at o2wireless for the second quarter ended June 30, 2002, Baran and o2wireless agreed to reduce the exchange ratio in the merger agreement, and Baran decided to delay funding of further advances of working capital by Baran Sub to o2wireless under the working capital loan agreement. In addition, o2wireless' bank agreed to waive the default by o2wireless at June 30, 2002 in exchange for a principal reduction payment of $1,000,000 and o2wireless' agreement not to make any payments to Baran without the consent of the bank. See "The
Merger -- Background of the Merger."

 SUBORDINATION AGREEMENT

     Baran Sub has entered into a subordination agreement with Wachovia Bank, N.A. Under the subordination agreement, all rights and remedies of Baran Sub under the loan agreement are and will continue to be junior in right of payment to the rights of Wachovia Bank under the credit agreement between Wachovia Bank and o2wireless and its subsidiaries, dated September 29, 2000, as amended. Under the subordination agreement, Baran Sub agreed that it will not receive or accept any payment on its advances unless and until all of o2wireless' obligations to Wachovia Bank under the credit agreement are paid in full. Unless there is an event of default under the credit agreement between Wachovia Bank and o2wireless, Baran is entitled to receive up to $40,000 per month and reimbursement of its out-of-pocket expenses in partial payment of the amounts due under the management consulting agreement described above. Baran Sub has agreed not to accelerate the maturity of its loan to o2wireless or commence any action against o2wireless to recover any part of its loans or join with any creditor, unless Wachovia Bank also has joined in bringing against o2wireless or any of its subsidiaries any proceeding under any bankruptcy, insolvency or similar law.

     All liens, pledges, and security interests of any nature in any collateral held by or in favor of Baran Sub under the loan agreement were made junior to the liens, pledges and security interests in any collateral held by or in favor of Wachovia Bank under the credit agreement.

     Baran Sub has agreed that, unless and until the subordination agreement is terminated, it will not proceed with any enforcement action against o2wireless or any of its subsidiaries and the bank will have the sole right to administer and enforce all matters in respect of the collateral.

     If the merger fails to become effective as a result of o2wireless' acceptance of an acquisition proposal more favorable to o2wireless than the proposed merger with Baran, Wachovia Bank has agreed that, as a condition to its consent to the transaction contemplated by that proposal, it will require the payment in full of all of its senior debt upon the closing of the transaction resulting from that proposal, and that in no event will the senior debt be sold, assigned or transferred to the party which made that proposal or to any other party on its behalf.

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                              THE MERGER AGREEMENT

     This section of the proxy statement-prospectus describes the principal provisions of the merger agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the merger agreement, as amended, which is attached to this proxy statement-prospectus and is incorporated herein by reference. We urge you to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

     Conditions to Completion of the Merger. Each of Baran's, Baran Sub's and o2wireless' obligations to complete the merger are subject to the satisfaction or waiver of specified conditions before the completion of the merger, including the following:

     - the merger agreement and the merger must be approved by the affirmative vote of a majority of the outstanding shares of o2wireless common stock;

     - no temporary or permanent order, injunction or proceeding by a governmental authority, or other legal restraint or prohibition preventing completion of the merger shall be in effect;

     - the registration statement on Form F-4, of which this proxy statement-prospectus forms a part, must be effective and no stop order or proceedings for obtaining a stop order shall have been initiated or threatened (to the knowledge of Baran or o2wireless) by the SEC;

     - the receipt of all governmental or regulatory notices, consents, approvals or other requirements necessary to consummate the merger and to operate the business of o2wireless;

     - the registration on the Tel Aviv Stock Exchange of the Baran ordinary shares issuable in the merger must be approved, and all approvals and consents of the Israeli Securities Authority and other relevant Israeli authorities must be obtained;

     - the listing on the Nasdaq National Market of all the outstanding shares of Baran, including the shares of Baran to be issued in the merger, must be approved, subject to official notice of issuance; and

     - the Baran ordinary shares must be registered under the Securities Exchange Act of 1934.

     Each of Baran's and Baran Sub's obligations to complete the merger are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - the representations and warranties of o2wireless contained in the merger agreement must be true and correct in all material respects on and as of the effective date of the merger;

     - o2wireless must have complied with or performed each of the covenants and agreements required of it by the merger agreement, except where the failure to do so, either individually or in the aggregate, would not have a material adverse effect;

     - Baran must have received a certificate of good standing of o2wireless and each of its subsidiaries;

     - Baran must have received evidence that all necessary approvals of governmental authorities and other third parties have been obtained by o2wireless as required under the merger agreement, except where the failure to obtain such approvals, either individually or in the aggregate, would not have a material adverse effect;

     - there must be no event or circumstance that has had or is having a material adverse effect on o2wireless;

     - Baran must have received executed affiliate letters from each of o2wireless' affiliates;

     - certain employees of o2wireless must have agreed to continue their employment following the merger; and

     - all outstanding options of o2wireless have been terminated without liability to o2wireless and all outstanding warrants to purchase o2wireless common stock shall have been exercised in full or terminated without liability to o2wireless.
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     o2wireless' obligation to complete the merger is subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - The representations and warranties of Baran and Baran Sub in the merger agreement must be true and correct in all material respects on and as of the effective date of the merger;

     - Baran and Baran Sub must have complied with or performed each of the covenants and agreements required of it by the merger agreement, except where the failure to do so, either individually or in the aggregate, would not have a material adverse effect;

     - o2wireless must have received a written opinion from its counsel dated as of the effective date of the merger to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368 of the Code; and

     - there must be no event or circumstance that has had or is having a material adverse effect on Baran.

     For purposes of these conditions, "material adverse effect" means any fact, event, change, circumstance or effect that is materially adverse to (i) the business, condition, capitalization, assets, liabilities, prospects, operations or financial performance of (a) o2wireless, taken as a whole, when such term is used in relation to o2wireless, or the context otherwise so requires, or (b) Baran and its subsidiaries, taken as a whole, when such term is used in relation to Baran or the context otherwise so requires or (ii) the ability of a party to consummate the merger or any of the other transactions contemplated by the merger agreement or to perform any of its obligations under the merger agreement. However, any change or other effect that results in (or could reasonably be expected to result in) a violation of criminal law will automatically be deemed to be a material adverse effect. In addition, with respect to any representation or warranty of o2wireless that is subject to a material adverse effect qualification, any change or other effect that individually results in (or could reasonably be expected to result in) an economic effect in excess of $500,000 will be deemed to constitute a material adverse effect as to that representation and warranty.

     "No Solicitation" Provision. The merger agreement prohibits o2wireless from seeking an alternative transaction to the merger. o2wireless, as well as its affiliates, shareholders, officers, directors, employees or any investment banker, attorney, accountant or other advisor or representative of o2wireless or its subsidiaries may not, directly or indirectly, solicit, initiate or knowingly encourage submission of proposals or offers or participate in any discussions or negotiations regarding, or furnish to any person information with respect to, or take any other action to facilitate any acquisition proposal, as defined below. The merger agreement provides that the o2wireless board may furnish information or enter into discussions with any person making an unsolicited bona fide written acquisition proposal, provided that the o2wireless board of directors, after consultation with outside counsel, determines in good faith that such action is necessary for the o2wireless board to comply with its fiduciary duties to its shareholders under applicable law.

     The merger agreement provides that the o2wireless board will not withdraw or modify or propose to withdraw or modify in a manner adverse to Baran its approval or recommendation of the merger agreement or the merger, unless under the conditions set forth in the merger agreement, and provided that the o2wireless board of directors may not approve or recommend an acquisition proposal unless it is a superior proposal, as defined below, and Baran does not, within the period specified in the merger agreement, make an offer that is at least as favorable to o2wireless as the superior proposal. Any such withdrawal or modification of the approval or recommendation of the merger agreement or the merger or such recommendation of a superior proposal will not constitute a breach of the merger agreement by o2wireless. As a consequence of taking that action, however, o2wireless will be required to pay to Baran a termination fee plus expenses. See "-- Termination."

     An "acquisition proposal" means any proposal or offer in writing from any person (other than Baran or Baran Sub or any of their affiliates) relating to: any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination or reorganization, involving o2wireless, or the issuance or acquisition of shares of capital stock or other equity securities of o2wireless representing at least thirty percent (30%) of the outstanding capital stock or other securities of o2wireless, or the sale, lease, transfer, or other disposition of all or substantially all of the assets of o2wireless.
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     A "superior proposal" means an acquisition proposal more favorable to
o2wireless' shareholders from a financial point of view than the merger as determined by o2wireless' board of directors after consultation with its advisors.

     Termination. The merger agreement may be terminated and the merger abandoned at any time prior to completion of the merger as follows:

     - by mutual written consent duly authorized by the boards of directors (or duly authorized special committee of the board) of Baran and o2wireless regardless of whether approval of the stockholders of o2wireless has already been obtained;

     - by either Baran or o2wireless if the merger is not completed by September 30, 2002; except that this date is extended to November 15, 2002 if the merger has not been completed as of September 30, 2002 and the proxy statement-prospectus has been mailed to the o2wireless shareholders, but the o2wireless special meeting has not commenced as of that date;

     - by either Baran or o2wireless if any court or governmental authority issues an order or takes any other action that prohibits the merger, and the order or other action becomes final and nonappealable;

     - by either Baran or o2wireless if the required vote to approve and adopt the merger agreement is not obtained at the o2wireless special meeting;

     - by Baran if:

      - o2wireless enters into a binding agreement for a superior proposal;

      - the o2wireless board of directors withdraws or adversely modifies its approval or recommendation of the merger agreement or the merger;

      - o2wireless is in breach of its representations, warranties, covenants or other obligations contained in the merger agreement and the condition to the completion of the merger relating to the accuracy of representations and warranties and the performance of or compliance with obligations and covenants cannot be satisfied, and the breach has not been cured on or before 10 business days after written notice from Baran; or

      - o2wireless does not use reasonable best efforts to call, give notice of, or convene or hold a shareholders' meeting to vote on the merger, or adopts a resolution not to effect such a vote.

     - by o2wireless if:

      - it is not in breach of the merger agreement, the meeting of the shareholders of o2wireless does not occur, the o2wireless board of directors authorizes it to enter into a transaction that constitutes a superior proposal, o2wireless notifies Baran of the existence of the superior proposal and Baran does not then make an offer that is at least as favorable, from a financial point of view, as the superior proposal, and o2wireless pays Baran the termination fee required under the merger agreement;

      - the Baran board of directors withdraws or adversely modifies its approval of the merger agreement; or

      - Baran or Baran Sub is in breach of its representations, warranties, covenants or other obligations contained in the merger agreement, the condition to the completion of the merger relating to the accuracy of representations and warranties and the performance of or compliance with obligations and covenants cannot be satisfied, and the breach has not been cured on or before 10 business days after written notice from o2wireless.

     In addition to any other right or remedy available to Baran with respect to the merger agreement, o2wireless must pay Baran a termination fee of $700,000 plus Baran's reasonable expenses if the merger agreement is terminated under the following circumstances:

     - by Baran or o2wireless, if o2wireless' board authorizes o2wireless, under the terms of the merger agreement, to enter into a transaction that constitutes a superior proposal,
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     - by Baran due to a breach of a representation or warranty or covenant of
       o2wireless, or

     - by Baran due to o2wireless' board of directors' withdrawal or adverse modification of its approval of the merger agreement or the merger, due to o2wireless' not using reasonable best efforts to call, give notice of or convene or hold a shareholders' meeting, or due to o2wireless' failure to obtain the requisite vote for approving the merger at its shareholders' meeting.

     In addition, as part of the loan agreement executed simultaneously with the execution of the merger agreement, o2wireless has granted Baran a warrant to purchase 5,559,610 shares of o2wireless common stock, constituting approximately 19.9% of the outstanding capital stock of o2wireless upon exercise, at a purchase price of $.45 per share. The warrant may be exercised only if the merger agreement is terminated due to o2wireless' acceptance of a superior proposal. See "The Merger -- Description of Material Contracts Between Baran and o2wireless -- Working Capital Loan Agreement; Working Capital Note and Warrant".

     Conduct of o2wireless' Business Pending the Merger. Under the merger agreement, o2wireless has agreed that before completion of the merger, except as expressly required or permitted by the merger agreement or except as Baran shall agree in writing, it will, and it will cause each of its subsidiaries to, conduct their operations in the ordinary and usual course of business consistent with past practice, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it, so that its goodwill and ongoing businesses shall be unimpaired at the effective time of the merger.

     In addition to o2wireless' agreements regarding the general conduct of its business, o2wireless has agreed not to take the following actions, among others, without the prior consent of Baran:

     - amend its articles of incorporation or bylaws or alter its corporate structure or ownership or the corporate structure or ownership of any of its subsidiaries;

     - authorize for issuance, issue, sell, deliver or agree to issue, sell or deliver any shares of capital stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents, except pursuant to currently outstanding stock options exercised prior to the closing of the merger or the issuance of other shares upon exercise, prior to the closing of the merger, of outstanding convertible securities;

     - increase the number of shares reserved under its stock option plan or exchange or cancel any options granted under its option plan, or amend, modify, alter or change in any terms of its option plan;

     - adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, except for the merger pursuant to the merger agreement;

     - acquire, sell, lease or dispose of any assets material to it or to any of its subsidiaries, or which have a net book value in excess of $50,000;

     - enter into any commitment or transaction outside the ordinary course of business with an aggregate value of more than $25,000;

     - redeem or repurchase or otherwise acquire its capital stock or any securities of any of its subsidiaries, directly or indirectly;

     - declare, set aside or pay dividends or other actual, constructive or deemed distributions with respect to its capital stock or other equity interests;

     - split, combine or reclassify any shares of its capital stock;

     - incur long or short term debt, issue debt securities or assume, guaranty or endorse or make other accommodation of third party obligations or make any loan, advance, investment or other financial commitment, except in the ordinary course of business, and except pursuant to the loan agreement between o2wireless and Baran Sub;

     - make or commit to make any capital expenditures;

     - enter into, adopt, amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, appreciation right, performance unit, stock equivalent, stock purchase agreement, pension,

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       retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer, employee or individual providing services to o2wireless or any of its subsidiaries, except for normal increases in the ordinary course of business consistent with past practices, and under certain other conditions;

     - grant any exclusive distribution rights;

     - change any accounting policies or procedures unless required by statutory accounting principles or GAAP;

     - create, incur or suffer to exist or assume any mortgage, pledge or lien on any material asset or the pledge or otherwise encumber shares of its capital stock or its subsidiaries;

     - make or revoke any tax election, settlement or compromise of any federal, state, local or foreign income tax liability or agree to any extension of a statute of limitations;

     - pay, discharge, satisfy or settle any pending or threatened litigation in excess of specified limitations;

     - fail either to maintain in full force and effect all insurance policies currently in place or obtain comparable insurance policies;

     - take any action that would prevent the merger from qualifying as a reorganization within the meaning of section 368(a) of the Code;

     - revalue any of its assets, except in the ordinary course of business consistent with past practices and required by GAAP;

     - waive the benefit of, or modify in any manner, any confidentiality, standstill or similar agreement to which it or any of its subsidiaries is a party;

     - enter into an agreement or arrangement to: acquire any corporation, partnership or similar entity or division thereof; amend, modify or waive any rights under any material contract of it or any of its subsidiaries; modify its standard warranty terms in a manner adverse to it or to any of its subsidiaries; limit it, or any of its subsidiaries, or the surviving corporation after the effective time of the merger, from the ability to compete in any line of business or any geographical area; or commit it to pay an amount in excess of $2,500 or require it to perform any service more than one month following the date of such agreement;

     - conduct its business and the business of its subsidiaries other than in strict compliance with the revised business plan and budget presented by it to Baran on April 17, 2002, except as the plan and budget may be modified by the recovery plan and recovery plan committee (see
       "-- Appointment of Directors; Recovery Plan and Recovery Plan Committee"); or

     - take any action that would make any representation or warranty of o2wireless provided in the merger agreement inaccurate in any material respect.

 APPOINTMENT OF DIRECTORS; RECOVERY PLAN AND RECOVERY PLAN COMMITTEE

     Pursuant to the merger agreement, o2wireless has appointed Messrs. Meir Dor and Aviel Raviv, Baran's Chairman and Co-Managing Director, respectively, as members of its board of directors.

     On June 4, 2002, in connection with its approval of the merger agreement, o2wireless adopted a detailed business plan and budget referred to as the recovery plan, pursuant to which it will reorganize its operations and strictly conduct its business. Under the recovery plan, o2wireless has appointed a committee, consisting of two members appointed by o2wireless and two members appointed by Baran, which is responsible for implementing the plan. In the event the recovery plan committee becomes deadlocked on an issue, the issue will be presented to the full o2wireless board of directors for resolution.

     Under the terms of the recovery plan, o2wireless has undertaken to change its internal management structure from a divisional structure to a regional structure, and has divided into seven regions, in which each region will manage the full suite of o2wireless' services. In addition, o2wireless has relocated its corporate headquarters from Atlanta, Georgia to Cumming, Georgia. o2wireless has also undertaken to pursue the sale of certain operations. o2wireless has also committed to winding down its international operations. Finally, o2wireless is engaged in a salary review process to ensure that o2wireless' salary structure is competitive in the current market and in line with the operating budget that has been prepared in coordination with Baran.

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     Representations and Warranties.  The merger agreement contains representations and warranties given by o2wireless relating to, among other things:

     - corporate organization, good standing and qualification to do business;

     - capitalization;

     - authority to enter into and the binding nature of the merger agreement and the related agreements;

     - approval of the merger agreement and related agreements by the o2wireless board of directors;

     - consents and filings required for the merger;

     - material agreements;

     - compliance with legal requirements;

     - absence of specified changes in o2wireless' business since March 31, 2002;

     - absence of material litigation;

     - employee benefit plans;

     - employment and labor matters;

     - information about o2wireless to be included in the Form F-4 Registration Statement of which this proxy statement-prospectus constitutes a part;

     - title to properties;

     - real property and leases of real and personal property and liens;

     - condition of real and personal property;

     - filing of tax returns, payment of taxes and other tax related matters;

     - books and records;

     - environmental matters;

     - intellectual property;

     - insurance;

     - affiliates of o2wireless;

     - payment of fees to financial advisors, brokers and finders in connection with the merger;

     - existence of related party transactions;

     - opinion of a financial advisor in connection with the merger;

     - o2wireless' financial statements;

     - the absence of undisclosed liabilities;

     - tax treatment of the merger as a reorganization under the Code;

     - accuracy of all disclosed information and documents;

     - compliance with takeover statutes;

     - bank accounts, brokerage accounts and powers of attorney;

     - significant customers and suppliers; and

     - absence of deviations from warranties and guaranties.

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     The representations and warranties given by o2wireless in the merger agreement do not survive the completion of the merger.

     The merger agreement also contains representations and warranties given by Baran and Baran Sub relating to, among other things:

     - corporate organization and qualification to do business;

     - capitalization;

     - authority to enter into and binding nature of the merger agreement and the related agreements;

     - consents and filings required for the merger;

     - Baran's filings with the Tel Aviv Stock Exchange and the Israeli Securities Authority and financial statements included in those filings;

     - absence of undisclosed liabilities;

     - absence of changes in Baran's business since March 31, 2002;

     - no defaults;

     - absence of material litigation;

     - compliance with laws;

     - payment of fees to financial advisors, brokers and finders in connection with the merger;

     - no prior activities of Baran Sub;

     - accuracy of all disclosed information and documents; and

     - tax treatment of the merger as a reorganization under the Code.

     The representations and warranties given by Baran and Baran Sub in the merger agreement shall not survive the completion of the merger.

     You are urged to read carefully article 3 of the merger agreement entitled "Representations and Warranties of the Company," and article 4 of the merger agreement entitled "Representations and Warranties of Baran and Baran Sub."

     Indemnification Obligations of Baran. From and after the effective time of the merger, to the fullest extent permitted by applicable law, Baran Sub will, and Baran will cause Baran Sub to, indemnify, defend and hold harmless each person who is, or has been at any time prior to the effective time of the merger, a director, officer or employee of o2wireless or any of its subsidiaries against all losses, expenses, claims, damages, liabilities or amounts paid in settlement, arising out of actions or omissions occurring at or prior to the effective time of the merger, that are based on or arising out of the fact that the indemnified party was acting in its capacity as a party entitled to indemnification under the merger agreement, or based on or arising out of the transactions contemplated by the merger agreement, other than a claim by Baran with respect to the transactions contemplated by the merger agreement. In the event of any indemnifiable loss, expense, claim, damage or liability, Baran Sub will, under specified terms:

     - pay the reasonable fees and expenses of counsel selected by the indemnified party and other reasonable documented expenses, and

     - cooperate in the defense of the matter.

     The merger agreement also requires Baran Sub to maintain, or to obtain a substitute policy of at least the same coverage, for a period of four years after the effective time of the merger, the current policies of directors' and officers' liability insurance maintained by o2wireless for the benefit of those persons who are covered by the policies at the effective time of the merger, to the extent that the liability insurance can be maintained annually at a cost to Baran Sub not greater than 120 percent of the premium for the current

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o2wireless directors' and officers' liability insurance. Otherwise, Baran Sub is required to maintain as much of the insurance as can be maintained at that cost. The merger agreement also requires the surviving corporation to provide each employee, agent, director or officer of o2wireless and its subsidiaries the indemnification rights which those parties had on the date of the merger agreement.

     Expenses. All fees and expenses incurred in connection with the merger agreement will be paid by the party incurring those expenses, whether or not the merger is completed, except SEC filing fees in connection with the filing of the registration statement of which this proxy statement-prospectus forms a part will be paid by Baran and fees incurred in connection with the printing and mailing of this proxy statement-prospectus will be shared equally by Baran and o2wireless.

     Amendment. The merger agreement may be amended by a written instrument signed by all of the parties at any time prior to the effective time of the merger. However, after approval of the merger by the shareholders of o2wireless, no amendment may be made that would require the further approval of o2wireless' shareholders, without obtaining that approval. As noted under "The
Merger -- Background of the Merger," the merger agreement was amended on August 28, 2002 and again on September 17, 2002.

AFFILIATE LETTERS

     To ensure compliance with the Securities Act of 1933, a condition to the closing of the merger is that the directors, executive officers and principal shareholders of o2wireless shall provide affiliate letters to Baran. Under the affiliate letters, the signing shareholders agree that they will not sell, transfer, or otherwise dispose of any Baran ordinary shares unless:

     - the sale, transfer or disposition conforms with the requirements of Rule 145 under the Securities Act;

     - the sale, transfer or other disposition is registered under the Securities Act; or

     - in the opinion of counsel, reasonably acceptable to Baran, the sale, transfer or other disposition is exempt from registration under the Securities Act.

IRREVOCABLE PROXIES

     Shareholders of o2wireless who beneficially own approximately 45% of the total number of outstanding shares of o2wireless capital stock as of the record date for the merger have executed irrevocable proxies. Under the proxies, each signing shareholder has agreed to vote all of its shares of o2wireless capital stock in the following manner:

     - in favor of the approval and adoption of the merger, the merger agreement and the transactions contemplated by the merger agreement;

     - against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of o2wireless under the merger agreement; and

     - against any action or agreement, other than the merger agreement or the transactions contemplated by the merger agreement, that would, directly or indirectly, impede, interfere with, delay, postpone or attempt to discourage the merger.

     Each signing shareholder has also agreed to appoint the chairman of the board of Baran as attorney and proxy to vote all of its o2wireless common stock on all of the matters referred to above.

OPERATIONS AFTER THE MERGER

     Following the merger, o2wireless will continue its operations as part of a wholly-owned subsidiary of Baran. As of the completion of the merger, Meir Dor and Aviel Raviv, being the initial directors of Baran Sub, will be the initial directors of the surviving corporation. Mr. Raviv will act as its Chairman and Mr. Loughman, who is currently the President and Co-Chief Executive Officer of o2wireless, will be the President of the surviving corporation following the merger. Mr. Roscoe, who is currently the Chairman and Co-Chief Executive Officer of o2wireless, will resign as an officer and director immediately prior to closing of
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the merger. Baran's management and the membership of its board of directors will remain unchanged as a result of the merger. Except as described above, the officers of o2wireless at the effective time of the merger shall become the initial officers of the surviving corporation. See "Management of Baran and the Surviving Corporation."

     Upon completion of the merger, the shareholders of o2wireless will become shareholders of Baran, and their rights as shareholders will be governed by Baran's articles of association, as amended. See "Comparison of Rights of Baran Shareholders and o2wireless Shareholders."

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                          INFORMATION CONCERNING BARAN

OVERVIEW

     Baran is a global engineering and contracting firm and is a market leader among Israeli companies that provide engineering services. Its core business is providing engineering, construction, project management and consulting services, either as full project and engineering solution on a turnkey basis or as tailor-made engineering, procurement and construction management services, to the telecommunications industry and various other industry sectors. Baran's services are provided through six divisions: communications, construction, industrial, semiconductor, consulting and technologies and investments.

     - The communications division provides fast track implementation of integrated network solutions on a turnkey or customized services basis for the design, deployment and maintenance of telecommunication network infrastructure, including equipment installations, to the global telecommunication industry in general with specific expertise in wireless networks.

     - The construction division implements civil engineering, construction and infrastructure projects in variety of areas, including general construction, transportation (including roads, railways, seaports and airports), security and defense infrastructure and regional planning.

     - The industrial division offers engineering and detailed design, construction and project management services for process-oriented industries such as chemicals, petrochemicals, energy, biotechnology, pharmaceuticals and food processing.

     - The semiconductor division consists of Meissner-Baran, Ltd., which is a joint venture with M&W Zander, a German engineering firm that specializes in design and construction of "clean room" environments facilities for the semiconductor and pharmaceutical industries. This division specializes in supplying integrated solutions for design, construction and equipment installation of semiconductor, biotechnology and pharmaceutical manufacturing facilities and production lines.

     - The consulting division consists of a group of subsidiaries and affiliated companies, including: Tefen Industrial Engineering and Systems Analysis Ltd., a company operating in the field of industrial and management engineering and plant administration, whose shares are traded on the Tel Aviv Stock Exchange; and Advanced Logistics Development Ltd., a company that specializes in the development of software tools for reliability and quality control, whose shares also are traded on the Tel Aviv Stock Exchange.

     - The technologies and investments division develops, produces and sells unique products and technologies, such as products based on piezo-electric switches and cellular parking systems. In addition, this division operates in the fields of recycling organic waste and livestock feed, and develops and finances real estate projects such as commercial malls, office buildings and build-to-suit communication base stations, being implemented by other companies of the group.

     Although Baran conducts its activities through separate divisions, Baran's management considers the divisions and the companies operating within the divisions as an integrated, consolidated business deriving its revenues primarily from consulting and engineering services. The division structure merely affords Baran a convenient way to market its services based upon the type of customer and the type of services being rendered. Baran does not restrict the flow of funds or resources (including personnel) from one division or company to another, except where a restriction is imposed under local legal or tax laws.

KEY INDUSTRY TRENDS

     Over the past several years, the telecommunications and semiconductor industries have enjoyed tremendous growth as telecommunications carriers made large capital investments in order to expand the presence and capacity of their networks, and upgrade their existing networks. In addition, semiconductor manufacturers made large capital investments to expand their production capacity in order to meet the demands of the growing market. However, with the economic downturn that began in 2001, the recession,

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weakened economy and tightened capital markets caused telecommunication carriers and semiconductor manufacturers to substantially limit their capital investments, reducing demand for deployment of new telecommunications networks and implementation of new projects in the semiconductor industry. According to current Baran's estimates, these industries are expected to begin a recovery no earlier than the second half of 2003.

     Baran believes that traditional process-oriented industries, such as chemicals, petrochemicals, energy, biotechnology, pharmaceuticals and food processing, which are the target markets of Baran's industrial and consulting divisions, face a prolonged slowdown and recession both in Israel and worldwide for a longer period of time. The current economic climate has resulted in a decrease in the number of new available projects for these divisions, and the number of new large-scale engagements for these divisions has consequently declined. Baran's industrial and consulting divisions, in order to address the challenge presented by the economic slowdown, have expanded their areas of expertise to fields that have been less impacted by recent economic difficulties, such as the biotechnology and pharmaceutical industries. Baran believes that traditional process-oriented industries will recover with the general recovery of the economy.

     The Israeli market in which the construction division operates has been relatively stable over the last few years, and Baran expects the market to grow in the coming years due to a number of large infrastructure and construction projects planned by the Israeli government.

     As of the beginning of September 2002, most of the industries in which Baran's divisions operate are currently experiencing a deep recession. In addition, Israel is suffering from a high inflation rate (in 2001 the yearly inflation rate was 1.4% and in 2002, through August, the yearly inflation rate was 6.3%, and is expected to increase to 8.5%), which has resulted in an increase in prices and an increased unemployment rate, and in extreme and unpredictable fluctuations in foreign currency exchange rates (the lowest rate to date in 2002 is NIS 4.436 per $1 and the highest rate to date in 2002 is NIS
5.020 per $1). These factors materially adversely affect the various companies and divisions within the Baran Group, although Baran's divisions are not equally affected; Baran's semiconductor division was the most seriously affected.

BUSINESS STRATEGY

     During the last ten years, Baran, directly and through its subsidiaries, has adopted and implemented the following business strategy:

     - Expand its general engineering operations while acquiring special expertise in areas such as communication infrastructures and "clean-room environments" for the semiconductor and biotechnology industries;

     - Expand its ability to execute and implement projects, in combination with its engineering activities, by taking comprehensive responsibility for complicated projects on a turnkey basis; and

     - Expand its operations in technological and industrial areas that allow the beneficial exploitation of Baran's and its subsidiaries' experience, knowledge, managerial abilities and existing human resources.

     Baran has been implementing its business strategy by forming engineering subsidiaries with specialized expertise, acquiring engineering, consulting and technology companies with diversified areas of expertise, and by investing in its own technological developments.

     As a result of Baran's implementation of this business strategy, Baran has substantially expanded its operations. Baran has increased its annual revenues from approximately NIS 50.26 million in 1992 to over NIS 927.3 million at the end of 2001, and now has more than 30 subsidiaries and affiliates.

BUSINESS OBJECTIVES

     Baran plans to expand its operations both in the types of projects with which it is involved and through geographical expansion. As to its first objective, Baran intends to intensify its involvement in turnkey projects, including those that are on a building, operation and transfer of ownership (B.O.T.) basis and those that are on a building, operation and ownership (B.O.O.) basis. As to its second objective, and in light of the
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substantial reduction in overall investments in Israeli industry, Baran intends to expand its international operations to approximately 50% of its total operations by 2004, compared with 9% in 2001 and approximately 1% in 2000. It plans to perform projects in regions outside Israel, such as in the Far East, Eastern Europe and the United States. Baran, through its subsidiaries and affiliates, is currently active in Germany, Thailand, the United States and several other countries. In order to advance its goal of further penetrating foreign markets, including the United States, in the first half of 2001 Baran separated its business development unit from the operations of its various divisions. See "-- Business Development Unit."

HISTORY

     Baran was incorporated as a private company on April 23, 1990 to hold and manage the operations of three engineering services companies. On April 8, 1992, Baran registered its shares for trading on the Tel Aviv Stock Exchange and raised approximately NIS 16.7 million (in 1992 numbers) in an initial public offering of its shares. Following the initial offering of its shares, Baran was involved primarily in providing engineering, procurement and construction management services for various manufacturing companies, and provided consulting and human resources services required for the day-to-day operations of existing plants. The proceeds raised in the initial public offering of Baran's shares allowed Baran to implement a strategic plan for expanding its engineering activities as well as to develop expertise and perform projects in new areas, such as infrastructure design and implementation for the telecommunications industry and design and construction of manufacturing facilities in the semiconductor, biotechnology, pharmaceuticals, petroleum and gas industries. Baran further implemented its strategic plan by establishing subsidiaries and acquiring businesses specializing in the group's fields of operations, as well as other areas into which Baran decided to expand its operations, and by investing in a variety of technologies and technology ventures. Since 1992, Baran has continuously expanded its scope of operations. At the end of 1999, Baran underwent strategic internal restructuring, pursuant to which it reorganized the group's operations by separating its various companies into six divisions with each division operating independently under the instruction and supervision of the group's management. In 2002, the real estate activity of Baran was moved from the consulting division to the technologies and investment division. The livestock feed activity was also moved at that time to the technologies and investment division. See "-- Baran and Its Business Activities". To date, Baran has more than 30 subsidiaries and related companies operating in Israel, Europe, the United States and the Far East, and has approximately 1,500 employees worldwide.

BARAN AND ITS BUSINESS ACTIVITIES

  SERVICES PROVIDED BY BARAN

     Baran offers its customers engineering and consulting services, which can be divided into three main categories:

     - Engineering, Procurement and Construction Management (EPCM) Services. This category includes engineering services, procurement services, and construction management services. Engineering services include preparing engineering drawings and designs for large-scale process-oriented production facilities, as well as providing process engineering, civil engineering, electrical engineering, piping design, equipment design, mechanical engineering and other types of specific engineering services. Procurement services include performing cost and other comparisons for assisting customers in selecting subcontractors and suppliers, preparing proposal and bid documentation for subcontractors and suppliers and providing technical assistance for the placement of orders. Construction management services include coordination between the various elements of the project, supervision of suppliers and contractors, scheduling construction, maintenance and other activities, budget control, site management, quantities inspection, invoice approval, and commissioning and certification. The actual services provided under this category may vary and are tailored to the specific project and customers' requirements. Baran provides its customers with end-to-end solutions to implement their projects, while allowing the customer to maintain a direct legal relationship with its subcontractors and suppliers.

     - Turnkey Services. This category provides the customer with a complete end-to-end solution for implementing complicated projects based on the customer's requirements. In providing these services, Baran serves as a single contact point for the customer on all aspects of a project, from its design and planning through its construction, commissioning and timely delivery, and retains all required services from subcontractors and suppliers. When providing turnkey services, Baran typically is responsible for the quality of work performed by the subcontractors and the materials provided by the suppliers. Baran also provides warranties for materials supplied and work performed for a predetermined period of time (normally between 12 and 24 months from the date of delivery of the project). Usually Baran obtains back-to-back warranties from its suppliers and subcontractors.

     - Outsourced Engineering Services. Baran outsources teams of engineers and technicians to customers to assist their in-house workforces on specific projects or assignments. Typically, the customers manage and supervise the assigned teams. All services are provided under framework agreements that stipulate the period of time during which the services will be provided. Contract periods generally range between several months and several years. The prices for these services often are based upon hourly rates.

     The services provided by Baran in the framework of each project are tailored to meet the specific needs of the customer and may consist of any combination of services included in the above categories.

     Companies in the Baran which provide services of material scope are ISO 9001 certified.

ORGANIZATIONAL STRUCTURE

     The following charts set forth the ownership structure of Baran and its subsidiaries.

                  [BARAN GROUP LTD. ORGANIZATIONAL FLOWCHART]

                  [BARAN GROUP LTD. ORGANIZATIONAL FLOWCHART]

                  [BARAN GROUP LTD. ORGANIZATIONAL FLOWCHART]

                  [BARAN GROUP LTD. ORGANIZATIONAL FLOWCHART]

                  [BARAN GROUP LTD. ORGANIZATIONAL FLOWCHART]

     Baran currently operates through six divisions. Each division's relative contribution to the aggregate revenues of Baran during the years 2000 and 2001 and for the six month period ending on June 30, 2002 was as follows:

DIVISION                        2002(1)             2001(2)            2000(2)           1999(2)
--------                   -----------------   -----------------   ---------------   ---------------
Communication Division...                 36%                 42%               65%               49%
Construction Division....                  4%                  3%                4%               10%
Industrial Division......                 20%                 16%               16%               12%
Semiconductor Division...                 18%                 28%               10%               23%
Consulting Division......                  3%                  1%                1%                2%
Technologies and
  Investments Division...                 19%                 10%                4%                4%
Total....................                100%                100%              100%              100%
Revenues.................    NIS 460 million   NIS 1,028 million   NIS 915 million   NIS 618 million

---------------

(1) For the six month period ending on June 30, 2002.

(2) The relative contribution ascribed to each division during these periods is estimated, based on the assumption that the divisional structure of Baran during the year was similar to the current divisional structure of the group as described below.

  COMMUNICATIONS DIVISION

     The communications division employs extensive know-how and experience in providing fast rollout turnkey solutions and engineering services for planning, designing and deployment of telecommunication network infrastructures, installation of telecommunications equipment and other telecommunications-related projects in the global telecommunication markets. The companies in this division provide integrated network solutions for large-scale infrastructure projects in the fields of cellular networks, microwave backbone networks, metropolitan line networks, switches and communication centers and control hubs. The division offers its customers comprehensive end-to-end solutions and services covering every aspect of the project, from project definition to feasibility studies, design and engineering, site acquisition, zoning, permitting, construction, equipment installation, commissioning, integration and maintenance.

     In Israel, the division provides a wide range of services to all three cellular carriers: Partner Communications Company Ltd., Cellcom Israel Ltd. and Pelephone Communications Ltd. The division recently completed a turnkey project for nationwide deployment of DBS Satellite Services (1998) Ltd.'s services in Israel, which included establishing the first satellite TV infrastructure layout and related customer service centers in the country and generated more than NIS
933.6 million ($200 million) in revenues over two years. The division also recently completed a project for the implementation of the infrastructure for Partner Communications Company Ltd.'s Global System for Mobile Communication ("GSM") network in Israel. This project generated approximately NIS 700.2 million ($150 million) in revenues over four years.

     Internationally, the division is currently engaged with Nokia GmbH in a turnkey project for the deployment of Mobilcom Multimedia GmbH's Universal Mobile Telecommunications System (UMTS) network in Germany and is engaged in Group 3G UMTS GmbH's network deployment as a sub-contractor of Siemens AG, providing site acquisition services. Through its newly established wholly-owned subsidiary in Thailand, Baran Raviv Telecom (Thailand) Ltd., the division recently entered into an agreement with Motorola (Thailand) Ltd. for the construction of cellular sites in Thailand. If completed, this project would generate revenues of up to NIS 186.7 million ($40 million) over three years. In addition, the division has performed turnkey projects for Palestinian Telecommunications Co. PLC, the telecommunication provider in the Palestinian Authority, BASE (formerly known as KPN-Orange Ltd.) in Belgium, and turnkey projects for two of the cellular operators in Turkey. In addition to achieving a strong track record of numerous large-scale projects, this division has established long-term business relationships with leading international companies such as Deutsche Telekom AG, Alcatel Telecom Israel Ltd., Siemens AG, Arcor AG & Co.,

Ericsson and Nokia. Baran is qualified as an approved subcontractor of those entities and either currently or in the past, perform work for those entities.

     The division's main headquarters are located in Israel. Baran Raviv Telecom Ltd., an Israeli company, is the largest company in the division. The division also maintains headquarters in Germany and the Asian-Pacific region in order to provide services to its customers worldwide. The German headquarters were established through the acquisition, in September 2001, of Westmontage Kable und Netzwerk GmbH, a leading German company with over 40 years of experience in the communications infrastructure market. The Asian-Pacific headquarters were established in Thailand through the incorporation in March 2002 of Baran Raviv Thailand. Baran expects the acquisition of o2wireless to facilitate the expansion of this division into the U.S. market.

     As of June 2002, the division had approximately 380 employees worldwide.

  CONSTRUCTION DIVISION

     The construction division primarily provides construction management and supervision services in civil infrastructure and general construction projects, as well as project management services for governmental agencies and institutions. The division engages in general construction projects on a turnkey basis and specializes in providing the above services in the transportation area (such as seaports, airports, railways and train stations, roads and bridges), construction of military bases, security and defense infrastructures, production facilities, energy centers laboratories and regional planning.

     This division assisted in the design and construction of the Nesher cement plant in Ramla, Israel (generating approximately NIS 46.68 million ($10 million) in revenues for the division over two years), the bromine facility project for the Dead Sea Bromine Company (generating approximately NIS 116.7 million ($25 million) in revenues for the division over approximately five years), the construction of a power station in the Haifa Chemicals South factory in Rotem Plain, Israel (generating approximately NIS 46.68 million ($10 million) in revenues for the division over an 18-month period) and other production facilities. The division currently is involved in the management and supervision of the construction of the "Millennium Seaport" in Ashdod, Israel, which is expected to generate approximately NIS 93.36 million ($20 million) in revenues over a five-year period, if completed. The division also has a one-third interest in a joint venture for the establishment of the "Nachshonim" project, a turnkey project for the construction of a modern military base designed to serve as a dry storage facility for the Israeli Defense Forces. The division expects to generate approximately NIS 196 million ($42 million) in revenue from the project over a three-year period.

     Other customers of the division include the United States Army Corps of Engineers, the Israeli Ministry of Defense, the Israeli Ministry of Industry and Trade, the Israeli Ministry of Housing and Construction, the Israeli Ports and Railways Authority, the Israeli Department of Public Works (Maatz), the Israel Railways, the Israel Police Force, the Israel Lands Administration, the Israeli Prison Service, Maccabi Healthcare Services and leading food chains in Israel.

     As of June 2002, the division had approximately 135 employees.

  INDUSTRIAL DIVISION

     The industrial division offers global engineering and detailed design services as well as project implementation and management, for process-oriented industries such as chemicals, petrochemicals, energy and energy generation, biotechnology, pharmaceuticals and food processing. The division consists, among others, of the following companies, all of which are direct or indirect wholly-owned subsidiaries of Baran, except for Lead Control Ltd., which is 50.1% owned:

     - Baran Engineering & Projects (1983) Ltd. is a multidisciplinary company providing engineering, procurement and construction management services and performing projects on a turnkey basis for process oriented industries. The company performs services primarily in the central and southern regions of Israel.

     - Baran Energies International Ltd. is an engineering company specializing in the fields of refining, petrochemicals, natural gas and electricity production as well as in other energy-related areas. The company has executed projects outside Israel and provides a full range of global engineering and project management services in cooperation with other companies in the Baran.

     - Baran Inbar Projects (1987) Ltd. is a multidisciplinary engineering company providing engineering, procurement and construction management services for industrial projects.

     - Baran Industries (91) Ltd. usually acts as a turnkey contractor with general responsibility for projects in the high-technology industry and in process-oriented industries. The company also specializes in providing a full complement of design and construction management services for "clean rooms" environment and other complex industrial systems.

     - Notev -- Management & Operation Ltd. provides outsourcing operational services, production management, maintenance, quality engineering and safety and logistics management. Since 1994, the company has provided operational services mainly to the Haifa Chemicals South factory in Rotem Plain, Israel.

     - Lead Control Ltd. is a global provider of design and implementation services as well as a product developer for automation and control systems for the oil, gas, water, chemicals, pharmaceuticals and biotechnology industries.

     The industrial division is part of a consortium with two other leading companies, Dor Chemicals Ltd. and Ionics Ltd., which, in August 2002, won a bid for the planning, construction, operation and maintenance of a desalination plant in Haifa, Israel. The expected scope of the project is approximately $90 million (NIS 420 million). The division is responsible for approximately 40% of the planning and construction activities and approximately 33% of the maintenance activities of the project. The consortium has also submitted a proposal for the formation and construction of a desalination plant in Ashdod, Israel. If the consortium is also selected as the winning bidder on the Ashdod desalination plant project, the division expects to generate approximately NIS
466.8 million ($100 million) in additional revenues over several years.

     As of June 2002, the division had approximately 396 employees worldwide.

  SEMICONDUCTOR DIVISION

     Meissner-Baran, Ltd., an Israeli company established in 1997 as a joint venture between Baran and M&W Zander (see "-- Overview") is the sole company in the semiconductor division. Meissner-Baran specializes in supplying integrated solutions for the design, construction and equipment installation of semiconductor, biotechnology and pharmaceutical manufacturing facilities and production lines. The division performs large-scale projects, primarily in Israel, as well as other limited assignments throughout the world. The division's projects and assignments include the construction and management of semiconductor manufacturing plants, systems integration, engineering, plant design, implementation and installation of high-precision equipment in a "clean-room" environment and other engineering, procurement and construction management services. The division performs services for its customers on a turnkey basis, providing its customers with its extensive knowledge and experience of both the domestic and worldwide semiconductor markets. Meissner-Baran has two classes of shares: Baran owns 46.5% of the shares conferring a right to dividends in Meissner-Baran, M&W Zander owns 46.5% of those shares, and the company's current general manager owns 7% of those shares. Baran and M&W Zander each hold 50% of the shares conferring voting rights.

     The division has been involved in the formation, engineering construction and commissioning of the Tower Semiconductors FAB2 Plant in Migdal Ha'Emek, Israel on a fast-track (12 months) turnkey basis. The first phase of this project is near completion. Meissner-Baran expects to generate approximately NIS 840 million ($180 million) in revenues from the first phase of this project over the above period. The division recently completed a project in Israel for the management, planning and installation of equipment of a semiconductors production line, a project that generated NIS 606.84 million ($130 million) in revenues over a 33-month period.

     As of June 2002, the division had approximately 120 employees worldwide.

  CONSULTING DIVISION

     This division provides consulting services in the fields of industrial and management engineering, plant administration, and quality control and logistics. The division performs most of its activities in Europe and the United States.

     Tefen Industrial Engineering Management and Systems Analysis Ltd., the most prominent company in this division, is an international leader in providing consulting services in the fields of industrial management engineering and plant administration. Tefen offers its clients in the semiconductor, communication, electronics and pharmaceutical industries comprehensive consulting services from the inception of the business through construction and operations. Tefen also offers a variety of consulting services, such as identifying, prioritizing and implementing performance improvement opportunities, with the goal of achieving more efficient utilization of resources, increasing profitability, and improving service levels. Tefen conducts substantially all of its activities outside Israel, through subsidiaries in the United States (Tefen U.S.A. Inc.) and England (Tefen U.K.). Tefen's shares are traded on the Tel Aviv Stock Exchange.

     A.L.D -- Advanced Logistics Development Ltd., another significant member of the consulting division, is a leading consulting firm and software company in the fields of reliability and quality assurance testing, software testing and professional training for commercial and military clients. Since 1984, Advanced Logistics has been engaged in developing software tools that provide solutions for assessment of reliability and quality of manufacturing processes and systems, during the development and manufacturing process. Its software tools facilitate the scientific forecasting of system failures and the formation of recommendations for improvement of development and manufacturing processes. Among these tools is the Favoweb system, a web-based, high-level solution in the area of failure reporting and corrective action systems. The tool allows customers to collect and report system failures and other types of data and transfer of information in the form of voice and image files. This solution combines software and hardware features that may be operated by means of voice recognition systems. Advanced Logistics' shares are traded on the Tel Aviv Stock Exchange.

     Nejeva Holding B.V., another company in the consulting division, was established as a joint venture with another Israeli partner in order to explore possible projects in Eastern Europe. The company is currently initiating a project for the construction of a plant for production of metal additives in Russia. See "-- Business Development Unit."

     As of June 2002, the division had approximately 362 employees worldwide.

  TECHNOLOGIES AND INVESTMENTS DIVISION

     The technologies and investments division includes companies that are engaged in the design and production of products based on piezo-electric switches, the development of parking systems utilizing cellular networks, recycling of organic waste into livestock feed, and importing and marketing products for livestock feed. As of 2002, this division also handles the real estate projects of the Baran. The division consists, among others, of the following companies:

     - Baran Advanced Technologies (1986) Ltd. develops, produces and markets sophisticated, weatherproof, durable keyboards for a variety of applications. It also manufactures access control systems, a family of rugged-door controllers, access control keypads and button switches based on a patented piezo-electric crystals technology, known as Everswitch, which may be customized to fit customers' needs (see "-- Intellectual Property"). These products are suitable for use in harsh working environments and climates, as well as in normal environmental conditions.

     - T.P.S -- Teleparking Systems Ltd. was founded in 1997 to market a proprietary cellular parking system known as TPS. This system utilizes an existing cellular network to allow municipalities to manage their parking demands. It eliminates the need for conventional supervision, payment and parking enforcement methods, by providing an in-vehicle user-friendly system of parking fee collection.

       In 2001, this product was upgraded and agreements for its experimental implementation were signed with two municipalities in central Europe.

     - Barantec Inc., a wholly-owned subsidiary of Baran Advanced Technologies
       (1986) Ltd., is a technology sales and marketing company based in New Jersey. The company primarily markets and sells the access control systems and the Everswitch solution, all manufactured by its parent company, as well as the TPS cellular parking system described above (see also "-- Intellectual Property.")

     - Industrial Centers E.O.D. Ltd. specializes in recycling of organic waste materials into fowl and cattle feed additives and in importing and marketing various products relating to the livestock industry. The company is one of the leaders in its field in Israel.

     - Nes-Pan Ltd. specializes in developing, financing and operating real estate projects, such as commercial malls and office buildings for rent and build-to-suit base stations. The company has recently been involved in the acquisition from Azorim Investments in Construction and Developments Ltd. of 50% of the lease rights in a 24,000 square meter plot in Beit Dagan, Israel. The real estate rights purchased included rights in a capitalized development agreement, which was signed with the Israel Land Authority. The purchase price, in March 31, 2002 numbers was NIS 21,172,000. On the date of the purchase, Baran Industries (91) Ltd. signed an agreement with a third party for the establishment of a joint venture for a NIS 95.7 million ($20.5 million) project on a cost-plus basis for the planning, construction and maintenance of approximately 17,500 square meters of commercial office space on this plot of land. Baran leased 10,000 square meters in the project for a period of 10 years, with an option to extend the lease for additional 10 years. This space will concentrate the activities of Baran in the center of Israel. Nes-Pan is also the owner of a commercial mall in Beer Sheva, Israel, that is currently being leased to unrelated tenants and generated revenues of approximately NIS 12 million in 2001. To secure its liabilities to banks, Nes-Pan pledged its rights in certain real estate assets and in certain accounts receivable. The balance of Nes-Pan's liabilities, which are secured by the pledges, is approximately NIS 50,112,000.

     - Green Anchors Ltd. was founded at the end of 2000 to manage and maintain telecommunication sites and base stations, which it owns and leases to wireless communication carriers.

     As of June 2002, this division had approximately 65 employees worldwide.

  BUSINESS DEVELOPMENT UNIT

     In the first half of 2001, Baran separated its business development activities from its other divisions and established a separate unit to conduct Baran's business development activities. Senior employees and managers of Baran currently operate the business development unit, with a focus on two main areas: the telecommunications market and the establishment of strategic alliances through acquisitions and partnerships with leading international companies in Baran's fields of operation. The unit led the acquisition of Baran's German subsidiary in 2001 and the establishment in 2002 of Baran's subsidiary in Thailand. This division initiated the proposed merger with o2wireless, and is responsible for integrating o2wireless into Baran.

     The business development unit is currently engaged in negotiating several international projects, such as the negotiations on behalf of Nejeva B.V. of an investment and participation in a project for the construction of a plant for production of metal additives in Russia. Baran has deposited NIS 11.67 million ($2,500,000) for the project. This amount will be converted into an equity investment once the project is financed in full. Baran's equal Israeli partner in Nejeva B.V. deposited the same amount for the project. If financing for the project is raised, Baran will have a right of first refusal to perform the project on a turnkey basis and Nejeva B.V. will hold 33% of the rights to receive dividends from, and 50% of the control over, the plant.

     As of June 2002, the business development unit had approximately 12 employees worldwide.

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

COMPETITION

     There are a number of engineering companies that operate in Israel and provide services of the kind provided by Baran. These competitors include Ludan Engineering Co., Tahal Consulting Engineers Ltd. and Bateman Projects (1993) Ltd. In a 2002 rating of engineering companies in Israel, Dun and Bradstreet Israel rated Baran's engineering activities first among all engineering companies in Israel. According to the same report, Baran's revenues in 2001 are more than three times the revenues of the next largest engineering company in Israel, and the number of Baran employees engaged in engineering activities is more than twice the number of employees of the next largest engineering company in Israel.

     Internationally, there are a number of engineering companies that are substantially larger than Baran, including Bechtel Group, Ltd., Tetra Tech, Inc., CH2M Hill Companies Ltd., Camp Dresser & McKee Inc., URS Corporation, and AECOM Technology Corporation. However, Baran believes that its extensive engineering capabilities, coupled with its excellent workforce, places Baran in a position to successfully compete in the area of engineering services for relevant projects around the world.

     There are many other companies in Israel and in the United States that provide services in the consulting areas in which Baran operates, including, Aman Organization and Management Sciences Consultants Ltd., Relex Software Corporation, Mashik Business Promotion Research & Methods Ltd., Aviv Management Engineering & Information Systems Ltd., Dialog-Organizational, Development & Training Ltd., Program Logistics Systems Ltd., Tetra Tech, Inc., Camp Dresser & McKee Inc., and AECOM Technology Corporation.

     Many other companies in Israel provide services of the kind provided by Baran Raviv Telecom Ltd. Significant Israeli competitors of the communications division are the subsidiaries of H. Mar Industries Ltd. Internationally, there are many companies that provide services of the kind provided by the communications division, including Bechtel Group, Inc., Tetra Tech, Inc., Camp Dresser & McKee Inc., and Quanta Services, Inc.

INTELLECTUAL PROPERTY

     An important part of Baran's product development strategy is to seek, when appropriate, protection for its products and proprietary technology through the use of various Israeli, United States and foreign patents and contractual arrangements.

     Baran Advanced Technologies (1986) Ltd., a wholly-owned subsidiary of Baran, holds the following patents or has applied for patent protection in the following jurisdictions:

     - a patent in Europe (No. 0 343 685) and in the United States (US No. 4896060) on its Everswitch technology;

     - a patent application in the United States (US No. 814113/09) and an international patent application (No. EP02/0987) for an optical mouse for deployment on a keyboard, produced on the basis of the Everswitch technology; and

     - patents in Israel (No. 115531 and 116336), Europe (No. 0 855 067) and the United States (US No. 6226337 and 6249233), and several pending patents in the United States (US No. 09/816126 and 09/828126 and 09/775604),
       Europe (No. 99203380.3 and 00200036.2) and internationally (IL02/ 00099), for the TPS cellular parking system. In February 2000, Baran Advanced Technologies (1986) Ltd. entered into an agreement with TPS, pursuant to which Baran Advanced Technologies (1986) Ltd. licensed to TPS the exclusive, worldwide right, in perpetuity to use all of its knowledge and technology in connection with the patents for the TPS system, as well as the rights in all future developments on this system in exchange for payment of royalties from the amounts derived by TPS from the system as follows: of amounts received by TPS in each calendar year up to $10,000,000, royalties equal to 3%; and of amounts received by TPS in each calendar year in excess of $10,000,000, additional royalties equal to 1%. These royalties will continue to be paid to Baran Advanced Technologies (1986) Ltd. so long as the patent remains in force. In addition, Baran Advanced

       Technologies (1986) Ltd. has undertaken to bear all expenses in connection with the patent registration and to pay all fees due to the Israeli Chief Scientist, if any, in connection with the development of the TPS system. Baran holds 63.6% of the outstanding capital of TPS.

     Advanced Logistics Development Ltd., a subsidiary of Baran, holds patents in Israel (No. 112513), Europe (No. 96300715.8) and the United States (U.S. No. 5826008) for a system for the collection and reporting of errors and failures in the Internet and Intranet through voice and video technologies, known as Favoweb. Advanced Logistics protects its other technological products through a special plug (a hardware based software protection system) that prevents unauthorized users from using its software, and through an internally developed device integrated within its software.

     In addition, Baran protects its technological products and know-how through confidentiality agreements typically executed with employees, subcontractors and suppliers. Certain proprietary information and intellectual property rights enjoy the protection of Israeli law and Israeli case law.

     Most of Baran's activities and sales are performed in Israel, European countries and in the United States, where broad protection for intellectual property rights is available. Baran has also obtained patents in other countries worldwide, including those where intellectual property protection is not as broad as in the United States and Europe, such as countries in Asia. Baran's patents have expiration dates ranging between the years 2010 and 2015.

GOVERNMENT REGULATION

     Baran generally is not subject to any specific government regulations other than general laws applicable to entities that conduct business in Israel. While providing services to customers or when implementing a specific project, Baran is required to comply with specific governmental regulations applicable to the project. Thus, in projects dealing with planning, supervision and construction of buildings and infrastructures, planning and construction laws and regulations must be followed, and Baran's employees must have the required certification and qualifications for performing the services. Accordingly, when it performed projects in Germany, Thailand or other countries, Baran employed local licensed engineers for the projects. Similarly, in projects that involve communications, infrastructure, cell sites and base stations for the cellular industry, in addition to planning laws, applicable environmental laws and regulations must be followed.

EMPLOYEES AND LABOR RELATIONS

     As of June 30, 2002, Baran and its subsidiaries had employed approximately 1,496 employees, approximately 1,165 of whom were based in Israel, 105 in the United States, 30 in the United Kingdom, 160 in Germany and 45 in Thailand. The breakdown of Baran's employees by division is as follows:

                                                        AS OF     YEAR ENDED DECEMBER 31,
                                                       JUNE 30,   ------------------------
DIVISION                                                 2002      2001     2000     1999
--------                                               --------   ------   ------   ------
Baran management.....................................      28        29       30       20
Business development.................................      12        10       --       --
Communications division..............................     378       380      440      220
Construction division................................     135       125      130      150
Industrial division..................................     396       350      375      400
Semiconductors division..............................     120       140      100      110
Consulting division..................................     362       330      350      330
Technology and investment division...................      65        60       55       50
Total................................................   1,496     1,424    1,480    1,280

     Under Israeli law, Baran is subject to various labor laws including restrictions on working hours, minimum wages, minimum vacation, minimum termination notice, sick pay, severance pay and social security as well as equal opportunity and anti-discrimination laws. Expansion orders issued by the Israeli Minister of

Labor and Welfare make a collective bargaining agreement in the electronics industry applicable to approximately 40 employees of Baran Advanced Technologies
(1986) Ltd. and a collective bargaining agreement in the chemical industry applicable to approximately 110 of Notev Management and Operation Ltd.'s employees. These collective bargaining agreements concern issues such as cost of living adjustments to salaries, the amount the company is required to contribute to such employees' pension funds or insurance policies, the maximum permitted number of working hours per week, recuperation from illness, travel expenses and pension rights.

     Baran and its Israeli subsidiaries and affiliates contribute funds on behalf of their employees to pension funds or insurance policies known as managers' insurance. These funds and policies relate to severance pay and payments upon termination of employment for reasons related to retirement, death or incapacity. Substantially all of Baran's obligations to make payments upon termination of employment relationships are covered by the above contributions. Some of Baran's employees are also entitled to contributions to an education fund.

     All of Baran's Israeli employees work under personal employment agreements. The employment agreements of approximately 70 of Baran's senior employees provide for a gross salary that includes these employees' severance rights. Baran obtained the approval of the Israeli Minister of Labor and Welfare with respect to most of these employees. Baran does not expect any difficulties in obtaining approvals for the remaining employees. Baran's employees are not represented by any labor union. Baran provides its employees with benefits and working conditions above the required minimum, which it believes are competitive with benefits and working conditions provided by similar companies in Israel. In other jurisdictions in which the group operates, the relevant subsidiaries are generally in compliance with the material provisions of local employment laws, applicable to the local employees. Competition for qualified personnel in Baran's industries is intense, and Baran dedicates significant resources to employee retention. Baran has never experienced labor-related work stoppages and believes that its relations with its employees are good.

PROPERTIES

     - Baran -- Industries (91) Ltd., a wholly-owned subsidiary of Baran, leases from the Israeli Lands Authority a 6,400 square meter plot in the industrial area in Omer, Israel, where Baran's headquarters in Southern Israel are located, in a 5,200 square meter facility. The lease is for a period of 49 years.

     - Baran signed a development agreement with the Israeli Lands Authority regarding a 5,080 square meter plot in the industrial area in Omer, Israel, pursuant to which it had to satisfy certain construction milestones and complete construction of a 2,032 square meter facility by April 1, 2002 (with additional rights to build up to 4,572 square meters). Once all conditions are met and construction is completed, Baran expects to sign a lease agreement for 49 years. No lease agreement has yet been signed. Although the development was not concluded by April 1, 2002, Baran believes it will be able to secure an extension.

     - Baran has leased 10,000 square meters in a project under which Nes-Pan acquired from Azorim Investments in Construction and Development Ltd. half of its lease rights in a 24,000 square meter plot in Beit Dagan, Israel, for a period of 10 years. Baran has an option to extend the lease for an additional 10 years. This space will concentrate the activities of Baran in the center of Israel.

     - A.L.D -- Advanced Logistics Development Ltd. owns and conducts its operations from a building of 700 square meters in the industrial zone in Rishon Le'Zion, Israel.

     - Westmontage Kable und Netzwerk GmbH, an indirect majority-owned subsidiary of Baran, owns a 7,000 square meter plot in Essen, Germany, on which an 850 square meter office building is located, from which it conducts its operations.

     - Other subsidiaries of the group hold a leasehold interest in number of other buildings, as required for their ordinary operation.

     Baran believes that these facilities are adequate to serve the group's needs for the foreseeable future.

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LEGAL PROCEEDINGS

     From time to time Baran may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Baran is not currently involved in any legal proceeding, which it expects, in the event of an adverse outcome, would have a material adverse effect on its business.

                 BARAN: MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     The following management's discussion and analysis of financial condition and results of operations contains forward-looking statements, which involve risks and uncertainties. Baran's actual results could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under "Risk Factors" and elsewhere in this proxy statement-prospectus. Neither Baran nor any of its subsidiaries or o2wireless assume any obligation to update the forward-looking statements or the risk factors. Although Baran conducts its activities through separate divisions, Baran's management considers the divisions and the companies operating within the divisions as an integrated, consolidated business deriving its revenues primarily from consulting and engineering services. In preparing the following discussion, management is of the opinion that a discussion of segmented information is not necessary or appropriate to an understanding of Baran's business. Moreover, management believes that separate reporting of information relating to the divisions on a segment basis will not contribute significantly to an investor's understanding of Baran, because the divisions and the companies within them have characteristics so similar (e.g., substantially all of the business consists of consulting and engineering services rendered) that they can be expected to have essentially the same future prospects. Moreover, Baran does not restrict the flow of funds or resources between divisions or the companies operating within the divisions. To the extent any division or company within a division, in any particular period, contributes in a materially disproportionate way compared to any other described period to Baran's revenues, profitability or cash, or where management believes discussion of a certain division or company within the division could assist to present a more complete picture of Baran's business, specific description of said division or company within the division was included. You should read the following discussion in conjunction with Baran's consolidated financial statements and related notes included elsewhere in this proxy statement-prospectus.

OVERVIEW

     The selected consolidated statements of operations and consolidated balance sheet data set forth in this section with respect to the years ended December 31, 2000 and 2001, and the six months ended June 30, 2002, have been derived from the consolidated financial statements of Baran, which have been prepared in accordance with Israeli GAAP with reconciliation for U.S. GAAP, and audited by Kesselman & Kesselman, independent accountants in Israel and members of PricewaterhouseCoopers International Limited. Israeli and U.S. GAAP vary in certain respects, as detailed in note 21 to the financial statements included in this proxy statement-prospectus. The selected consolidated financial data set forth below should be read in conjunction with the audited consolidated financial statements and notes thereto included elsewhere in this proxy statement-prospectus.

     Baran has traditionally prepared its financial statements in accordance with Israeli GAAP, and its 2001 and 2000 financial statements were originally prepared using Israeli GAAP principles. In order to facilitate comparison with other groups in the engineering services industry, the financial statements of Baran included in this document have been amended using reconciliation with U.S. GAAP. In the future, Baran intends to continue to prepare annual financial statements in accordance with Israeli GAAP providing reconciliation with U.S. GAAP.

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REVENUES

     Baran's revenues for the six months ended June 30, 2002, were NIS 460 million. Baran's revenues for the years 2001 and 2000 were NIS 1,028.5 million and NIS 914.4 million, respectively. This increase in the revenues is primarily due to new projects and activities (such as infrastructure projects and acquisition of new businesses) of the communications division as well as new projects performed by the semiconductors division and the expansion of the technology and investment division's activities in the field of livestock feed.

     As regards its engineering activities, Baran generates revenues mainly from three types of engineering services: EPCM, turnkey and outsourced services. EPCM services generally produce gross margins of between 17% and 29% and outsourced services typically produce gross margins of between 12% and 19%, while turnkey services generally produce lower gross margins of between 7% and 14%. Even though turnkey services generate lower margins than the other two types of services, Baran has placed more emphasis on turnkey projects in recent years. This change in emphasis is primarily attributable to a recent shift in customer demand away from EPCM and outsourced projects in favor of turnkey projects.

DIVISIONAL BREAKDOWN

     The largest portion of Baran's revenues is produced by the communications division, which accounted for 36% (NIS 164 million) of Baran's revenues for the six months ended June 30, 2002, and 42% (NIS 435 million), 65% (NIS 593 million) and 49% (NIS 303 million) of its revenues for the years ended December 31, 2001, 2000 and 1999, respectively. Revenues are generated from ECRM and turnkey services for planning, designing and deployment of telecommunication network infrastructures, installation of telecommunications equipment and other telecommunications projects. Divisional revenues decreased from year-end 2000 to 2001, and are expected to continue to decrease from 2001 to 2002, due to significant declines in the telecommunications market worldwide. If the proposed merger with o2wireless is completed, o2wireless will become part of the communications division. The division has over 380 employees worldwide. As a result of the continued worldwide decline in the telecommunications sector, this division is expected to experience decreases in profitability in 2002 and for the foreseeable future. Baran expects that the communications division will accept more projects at lower margins during this economic downturn.

     The industrial division contributed additional revenues from sales to unaffiliated customers of NIS 93 million (20% of total revenues) for the six months ended June 30, 2002, and NIS 166 million (16% of total revenues), NIS 147 million (16% of total revenues), and NIS 74 million (12% of total revenues), for the years ended December 31, 2001, 2000 and 1999, respectively. Through its subsidiaries, the industrial division has nearly 400 employees and performs global engineering and design services, as well as project implementation and management for customers in various industries, including chemicals, petrochemicals, energy and energy generation and biotechnology. Revenues in the industrial division have increased steadily over the past few years, primarily due to the addition of several new projects in the fields of biotechnology, chemicals and construction. During 2002, Baran transferred one of its subsidiaries (Baran Industries (91) Ltd.) from the construction division to the industrial division, however, 2000 and 2001 segment data in the financial statements were restated to reflect this change.

     The semiconductor division (consisting solely of Meissner-Baran, Ltd., a joint venture between Baran and M&W Zander) has 120 employees and provides turnkey, integrated solutions for the design, construction and equipment installation of semiconductor, biotechnology and pharmaceutical manufacturing facilities and product lines. It accounted for additional revenues of NIS 83 million (18% of total revenues) for the six months ended June 30, 2002, and NIS 288 million (28% of total revenues), NIS 90 million (10% of total revenues), and NIS 142 million (23% of total revenues), for the years ended December 31, 2001, 2000 and 1999, respectively. The semiconductor division's revenues peaked in 2001, primarily as a result of the completion of a long-term project for the management, planning and installation of a semiconductor production facility in Israel that generated over NIS 606 million in revenues over 33 months. This division traditionally generates profit margins that are customary for turnkey projects, as the majority of the division's projects are performed on a turnkey basis.

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DEPENDENCE ON SUPPLIERS AND CUSTOMERS

     Baran is not dependent on a single supplier or customer, mainly due to the variety and geographical locations of its activities. However, every year Baran performs large-scale projects for a limited number of customers that comprise a significant portion of Baran's revenues and net income.

     In the six months ended June 30, 2002, Baran had three major customers that comprised approximately 28% of Baran's aggregate revenues.

     In 2001, the aggregate revenues from Baran's three major customers constituted approximately 55% of Baran's aggregate revenues, and in 2000, the aggregate revenues from the three major customers constituted approximately 71% of Baran's aggregate revenues.

     The decrease in 2001 in the percentage of aggregate revenues from major customers is attributable primarily to the termination of a large-scale project performed for a major customer of the telecommunications division. The decrease in 2002 was attributable primarily to the completion of a large-scale project performed for a major customer in the semiconductor division.

GEOGRAPHICAL BREAKDOWN

     In the six months ended June 30, 2002, Baran derived approximately 72.5% of its revenues from projects performed in Israel, approximately 26% from projects performed in Europe, approximately 1% from the sale of products in the United States, and approximately 0.5% from projects performed in Thailand. In the year 2001, Baran derived approximately 91% of its revenues from projects in Israel, approximately 8.5% from projects in Europe and approximately 0.5% from sale of products in the United States. In the years 2000 and 1999, Baran derived approximately 98-99% of its revenues from projects in Israel. This increase in the scope of activity outside of Israel is attributable primarily to implementation of a strategic policy adopted by the group's management to expand the group's global activities. This policy has been implemented, among other things, through the acquisition in September 2001 of Westmontage Kable und Netzwerk GmbH, the establishment in March 2002 of Baran Raviv Telecom (Thailand) Ltd. and the establishment in the first half of 2001 of the business development unit which focuses, among other things, on expansion of the group's worldwide operations, see "Information Concerning Baran -- Baran and Its Business Activities".

REVENUE RECOGNITION

     Revenue from projects that Baran performs as a contractor is recognized as follows:

     - based on the percentage of completion of the work performed, provided the following conditions are met: collection of revenues from the project is expected, revenues from and costs associated with the project can reasonably be estimated, and the project is likely to be completed and contractual obligations to customers are likely to be met. If these conditions are not met, revenue will be recognized in the amount of the costs actually incurred, for which Baran expects reimbursement.

     - if these conditions are met, revenues are recognized according to the percentage of completion method once at least 25% of the project has been completed.

     - Baran determines the percentage of completion of a project according to the engineering stage that the project has reached.

     - Baran determines the appropriateness of expenses associated with completion of work on the basis of engineering estimates.

     - Meissner-Baran measures progress toward completion of a project based on the output measure of the value it adds to its turnkey projects. Meissner-Baran determines the relative value added of each component to the total value added of the project, based on the ratio of the cost of the component to the total expected costs, at the start of the project. This ratio of relative value of each component remains unchanged during the project. Meissner-Baran uses relevant component output measures to determine progress toward completion of each component. The project percentage of completion,

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

       weighting the appropriate components, is applied to the total estimated revenues and costs of the project to determine the amount of revenue and costs recognized, on a cumulative basis. Changes in estimates for revenues, costs, and profits are recognized in the period in which they are determinable, using the cumulative catch-up method of accounting. A provision for the entire loss is made immediately in respect of work for which a loss is anticipated.

     Revenue from services rendered, including management fees, is recognized as services are performed.

     Revenue from the lease of buildings is recognized over the lease period. Revenue from sales of products is typically recognized upon shipment. Cost of revenues includes an estimate with respect to warranty costs.

COST OF REVENUES AND GROSS MARGIN

     Cost of revenues consists primarily of payments to subcontractors and suppliers and salaries and related personnel costs.

     Baran's consolidated gross margin for the six months ended June 30, 2002, was 15%. Baran's consolidated gross margin for the years 2000 and 2001 was 16% and 18% respectively. This reflects stability in the level of gross margin over the last 30 months, which Baran views as a positive sign in today's economy.

WARRANTY COST

     During 2000 the amount provided for warranty costs was increased by NIS 5.4 million due to the provisioning for warranty costs associated mainly with two projects performed by Baran's communications division. During 2001 no material additional provisions for warranty were necessary, as during that year the group was not involved in new material projects for which it provided warranties.

OPERATING EXPENSES

     Sales and marketing. Baran's sales and marketing expenses consist primarily of salaries, travel and related costs for its sales staff and costs related to marketing activities such as promotional and public relations activities. As Baran continues to expand its international sales and marketing activities (among other things, through its recently established business development unit, see "Information Concerning Baran -- Baran and Its Business Activities"), it expects that sales and marketing expenses will continue to increase in future periods.

     Research and development. Baran's research and development expenses consist primarily of development of the TPS cellular parking system, costs associated with the design, development, preparation for manufacture and testing of the products of the technologies and investments division, salaries and related personnel costs, costs of obtaining regulatory approvals, patent costs, and other expenses related to the group's overall product development and research program. Baran believes that continued investment in research and development is crucial to attaining its strategic product objectives. Baran plans to continue increasing these expenditures, resulting in greater research and development expenses in 2002 and in future periods compared to the period ended June 30, 2002 and the year 2001 as it pursues the improvement of its products and considers acquiring complementary products, technologies and companies.

     General and administrative. Baran's general and administrative expenses consist primarily of salaries and related costs for its executive and administrative staff, insurance, legal, accounting and consulting expenses and other miscellaneous general corporate expenses. The group expects general and administrative expenses to increase in the foreseeable future as its operations continue to expand.

     Net financing income. Financing income consists primarily of interest earned on Baran's cash balances and other financial investments and foreign exchange gains (which foreign exchange gains are attributable mainly to the activities of the companies in the communications and semiconductor divisions), net of financing expenses. Financing expenses, primarily incurred by the technologies and investments division, substantially consist of interest payable on bank loans utilized by Industrial Centers E.O.D. Ltd. to finance importation of commodities required for its operations, and on two long-term loans taken by Baran to finance new activities.

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

     Taxes. Israeli companies are generally subject to income tax at the corporate tax rate of 36%. However, the tax rates to which Baran is subject fluctuate and may be higher (among other things, due to losses of certain subsidiaries) or lower (among other things, due to utilization of past losses for subsequent operations). Two subsidiaries of Baran have been granted approved enterprise status for income generated from certain of their products and services and, therefore, are subject to reduced corporate tax and tax on dividends distributed out of income related to the approved products and services. See "-- Corporate Tax."

RESULTS OF OPERATIONS

  COMPARISON OF SIX MONTHS ENDED JUNE 30, 2001 TO SIX MONTHS ENDED JUNE 30, 2002

     Revenues. Revenues decreased 9.5% to NIS 460 million in the six months ended June 30, 2002 from NIS 508.4 million in the six months ended June 30, 2001. Revenues from unaffiliated customers of the communications division decreased from NIS 251 million for the six months ended June 30, 2001, to NIS 164 million for the six months ended June 30, 2002. This reduction resulted primarily from a decline in the prospects associated with the telecommunications industry in Israel, and was offset in large part by the increase in the number of projects performed by Baran outside of Israel, mostly in Germany. Revenues from unaffiliated customers of the industrial division decreased by 1% from NIS
94.3 million for the six months ended June 30, 2001, to NIS 93.4 million for the six months ended June 30, 2002. This reflects relative stability in the level of revenues from projects performed for Baran's customers. Revenues in the semiconductor division decreased by NIS 28.1 million, or 25.3%, from NIS 111.2 million for the six-month period ended June 30, 2001, to NIS 83 million for the six months ended June 30, 2001. This decrease was due to the completion of a major project in the prior period.

     Cost of revenues and gross margin. Cost of revenues decreased by 5.5% to NIS 389.6 million in the six months ended June 30, 2002 from NIS 412.3 million in the six months ended June 30, 2001. This decrease reflects the decrease in revenue and activity and is consistent with the decrease in revenues. Gross margin in the six months ended June 30, 2002 was 15% as compared to 19% in the six months ended June 30, 2001. This decrease was primarily due to an increase in the number of projects performed by the group on a turnkey basis. These projects typically generate lower gross margins due to increased project expenses. The group anticipates that the number of turnkey projects out of the entire projects it performs, will continue to increase.

     Segment results. The operating results by segments include all the costs and expenses (including costs of revenues) relating directly to each segment as well as shared expenses that are allocated to the segments on a reasonable basis. Segment results for the communications division decreased by NIS 36.1 million, or 78.4%, from NIS 46 million for the six months ended June 30, 2001, to NIS 9.9 million for the six months ended June 30, 2002. This decrease was due primarily to reduced revenues and increased costs associated with telecommunications projects performed by the division. The industrial division's segment results decreased by NIS 3.9 million, or 48.4%, from NIS 8 million for the six months ended June 30, 2001, to NIS 4.1 million for the six months ended June 30, 2002. This decrease in profitability was primarily due to the recession and economic downturn in the industries in which the division operated. The semiconductor division's segment results increased slightly from NIS 7.7 million for the six months ended June 30, 2001, to NIS 7.8 million for the six months ended June 30, 2002. This reflects relative stability in the division's operating profits.

     Research and development. Research and development expenses increased 177% to NIS 3.5 million in the six months ended June 30, 2002 from NIS 1.3 million in the six months ended June 30, 2001. This increase was primarily due to the accelerated development of the TPS system by T.P.S. Teleparking Systems Ltd. See "Information Concerning Baran -- Baran and Its Business Activities."

     Selling and marketing. Selling and marketing expenses increased 119% to NIS 7.9 million in the six months ended June 30, 2002 from NIS 3.6 million in the six months ended June 30, 2001, primarily due to increases in business development activity performed by the business development unit established in the first half of 2001. See "Information Concerning Baran -- Baran and Its Business Activities."

     General and administrative. General and administrative expenses increased 1.2% to NIS 26.7 million in the six months ended June 30, 2002 from NIS 26.4 million in the six months ended June 30, 2001. This minor

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increase was primarily due to the general and administrative expenses incurred by companies recently acquired or established by Baran (such as Westmontage Kable und Netzwerk GmbH and Lead Control Ltd.; see "Information concerning Baran -- Baran and Its Business Activities.") General and administrative expenses for the six months ended June 30, 2002 decreased 10% compared to the average general and administrative expenses for the year 2001. This decrease reflects an increase in efficiency and a reduction in expenses and management compensation, including a reduction of 10%-15% in senior management compensation.

     Net financing income. Net financing income decreased to a loss of NIS 11.3 million in the six months ended June 30, 2002 from a loss of NIS 9.9 million in the six months ended June 30, 2001. Despite the overall decline in financing income, the communications and semiconductor divisions had financing income of NIS 3.8 million. The decrease in financing income, was primarily due to decline in the purchasing power of the NIS resulting from increases in the Israeli consumer price index and the devaluation of the NIS in relation to the U.S. dollar, as well as due to a considerable increase in the use of external financing by the group for various activities, such as business acquisitions, real estate development and other projects and activities. This decrease was also attributable to a considerable expansion in the scope of externally financed import activity of Industrial Centers E.O.D. Ltd., one of Baran's subsidiaries, and to the increase in the financing expenses of the technologies and investments division attributable to import and trade of products in the Israeli market and fluctuation in the NIS exchange rate. In addition, two long term loans in the aggregate amount of NIS 135 million, which Baran took during February 2002 contributed to the increase in these financing expenses.

  COMPARISON OF YEAR ENDED DECEMBER 31, 2000 TO YEAR ENDED DECEMBER 31, 2001

     Revenues.  Revenues increased 12.5% to NIS 1,028 million in 2001 from NIS
914.4 million in 2000. Revenues from the communications division decreased by 26.6% from NIS 593 million for the year ended December 31, 2000, to NIS 435 million for the year ended December 31, 2001, due to a significant economic downturn in the telecommunications industry, which was partially offset by the acquisition of Westmontage Kable and Netzwerk GmgH. Industrial division revenues from unaffiliated customers increased by 12.7% from NIS 147 million for the year ended December 31, 2000, to NIS 165.6 million for the year ended December 31, 2001. This increase was primarily due to revenues generated from the Beit Dagan construction project performed by the division. Semiconductor division revenues increased by over 218%, from NIS 90.4 million for the year ended December 31, 2000, to NIS 288 million for the year ended December 31, 2001, primarily due to revenues generated in 2001 from the NIS 606 million project for the management, planning and installation of a semiconductor production facility in Israel. The overall increase in Baran's revenues was also attributable to full consolidation in the last quarter of 2001 into Baran's financial statements of the results of Industrial Centers E.O.D. Ltd., which until that date were only partially consolidated.

     Cost of revenues and gross margin. Cost of revenues increased 10% to NIS 847 million in 2001 from NIS 770 million in 2000. This increase was consistent with the increase in the level of revenues generated by Baran and was primarily due to the acquisition in 2001 of Westmontage Kable und Netzwerk GmgH and Lead Control Ltd. and consolidation of revenues generated by such companies into Baran's financial statements as well as due to the full consolidation in the last quarter of 2001 into Baran's financial statements of the results of Industrial Centers E.O.D. Ltd. Gross margin in 2001 was 18% as compared to 16% in 2000. This increase was primarily due to relatively high profitability rates derived from two large-scale projects performed by the semiconductors division during 2001.

     Segment results. Despite a reduction in revenues, segment results for the communications division increased by NIS 5.4 million, or 8.7%, from NIS 61.3 million for the year ended December 31, 2000, to NIS 66.7 million for the year ended December 31, 2001. This increase in profitability was due primarily to initial consolidation in 2001 of Westmontage Kable und Netzwerk GmbH's results with the division's results. The industrial division's segment results decreased by NIS 2.2 million, or 16.1%, from NIS 13.5 million for the year ended December 31, 2000, to NIS 11.3 million for the year ended December 31, 2001. This decrease in profitability was primarily due to the recession and economic downturn in the industries in which the division operated. The semiconductor division's segment operating profits increased from NIS 8 million for the year ended December 31, 2000, to NIS 30.7 million for the year ended December 31, 2001, which increase was
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primarily due to profits generated from the completion of the NIS 606 million project for the management, planning and installation of a semiconductor production facility in Israel.

     Research and development. Research and development expenses increased 10% to NIS 3.7 million in 2001 from NIS 3.4 million in 2000. This increase was due to investments in the technologies and investments division, and in particular from an investment by T.P.S. Teleparking Systems, and investment in a parking system via cellular network. See "Information Concerning Baran -- Organizational Structure."

     Selling and marketing.  Selling and marketing expenses increased 71% to NIS
9.6 million in 2001 from NIS 5.6 million in 2000. This increase was primarily attributable to expenses incurred by the group for the establishment, in the first half of 2001, of the business development unit and recruitment and transfer of employees to that division, as well as to the extensive business development activity performed by such unit. See "Information Concerning
Baran -- Baran and Its Business Activities".

     General and administrative. General and administrative expenses increased 18% to NIS 60 million in 2001 from NIS 51 in 2000. This increase was primarily due to the acquisition in 2001 of new companies, the establishment in 2001 of the new business development unit (see "Information Concerning Baran -- Baran and Its Business Activities") and recruitment of new employees.

     Net financing income. Net financing income increased to NIS 7.9 million in 2001 from NIS 6 million in 2000. In 2001, net financing income, primarily from the communications and semiconductor divisions, was NIS 16.7 million, and financing expenses, primarily from the technologies and investments division, was NIS 8.4 million. The increase was primarily due to high liquidity surplus maintained by Baran during 2001, limited use by Baran of external financing and low inflation rates in Israel during 2001.

COMPARISON OF YEAR ENDED DECEMBER 31, 1999 TO YEAR ENDED DECEMBER 31, 2000

     Revenues. Revenues have substantially increased by 47.9% to NIS 914.4 million in 2000 from NIS 614.2 million in 1999. Revenues from the communications division increased by 95.7%, from NIS 303 million for the year ended December 31, 1999, to NIS 593 million for the year ended December 31, 2000. This increase was attributable primarily to the substantial growth in the telecommunications industry during this period. This increase was primarily due to the accelerated growth in the telecommunication field in general and the cellular field specifically, which resulted in a substantial growth in the activities of the telecommunication division and an increase in the revenues generated by Baran-Raviv Telcom Ltd. that implemented projects to all cellular operators in Israel. In addition, revenues from the industrial division increased by NIS 73 million between year-end 1999 and 2000 primarily due to the commencement in 2000 of several biotechnology and chemicals projects; revenues from the semiconductor division decreased by NIS 51 million between year-end 1999 and 2000 primarily due to the completion in the beginning of 2000 of a major project performed by the division. Additional contribution to the growth derived from the real estate projects implemented by the technologies and investments division.

     Cost of revenues and gross margin. Cost of revenues has also substantially increased by 55.4% to NIS 770 million in 2000 from NIS 495.3 million in 1999. This increase was consistent with the increase in the level of revenues generated by Baran and was primarily due to the increased level of activities in the telecommunication division, which implemented projects on a turnkey basis. Gross margin in 2000 was 16% as compared to 20% in 1999. This decrease was primarily due to the increase in projects performed on a turnkey basis, which typically results in relatively low gross margin but are highly profitable to the company.

     Research and development. Research and development expenses increased 109% to NIS 3.4 million in 2000 from NIS 1.6 million in 1999. This increase was primarily attributed to the investment in the development of the TPS System by T.P.S. Teleparking Systems Ltd. See "Information Concerning Baran -- Organizational Structure."

     Selling and Marketing. Selling and marketing expenses increased 37.5% to NIS 5.4 million in 2000 from NIS 3.9 million in 1999. The increase was primarily attributable to increased marketing efforts with respect to the products of the technological and investments division in Israel and outside Israel, as well as the

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extensive efforts extended by the communication division for business development, both in Israel and outside Israel.

     General and Administrative. General and administrative expenses increased 2.9% to NIS 51 million in 2000 from NIS 49.6 million in 1999. The increase was primarily due to the reorganization of Baran's activities in two new divisions, the telecommunication and the semiconductor divisions. The substantial increase in the activities of the telecommunication division required recruiting of additional resources and contributed directly to the increase in management and administrative expenses. In addition, a new substantial project in the semiconductors division required a restructuring of manpower and management, resulting in increased general and administrative expenses.

     Net financing income. Net financing income increased to NIS 6 million in 2000 from a loss of NIS 0.3 million in 1999. The increase was primarily attributable to interest obtained on deposits with banking institutions. The high liquidity surplus during the year was the result of the accelerated growth in Baran's activities and changes in the credit terms granted by Baran to its customers and the terms that were extended to Baran by its suppliers.

LIQUIDITY AND CAPITAL RESOURCES

     Baran's primary source of funds in 1999, 2000 and 2001 was cash generated from operations and its retained earnings. Baran generated negative cash flow from current operations in the six months ended June 30, 2002 in the amount of NIS 97 million, primarily as a result of large cash payments to subcontractors (mainly in connection with two projects), after generating positive cash flow from operations of NIS 155 million in the previous year. The negative cash flow reflects the decrease in obligations to suppliers and service providers, mainly due to exceptionally large payments in a project in the semi-conductor division compared to revenues in this division. Overall cash flow did not materially change, due to the receipt of proceeds from long-term loans. In addition, Baran reached a settlement with Yes (D.B.S. Satellite Services (1998) Ltd.) in connection with a dispute between the parties over a project performed by Baran for Yes. Under the settlement agreement, which was approved by the court, and is not appealable, Yes agreed to pay Baran NIS 55.5 million over a period lasting until 2004. Until the date of this proxy statement-prospectus, Yes had paid Baran NIS 25 million out of the settlement fees and an adjusted amount of NIS 32 million remains outstanding as of June 30, 2002. Baran has credit insurance for the balance of such fees. The spacing of payments due from Yes as part of the settlement caused a delay in current cash flow.

     In 2001, Baran generated positive cash flows from operations of approximately NIS 155.3 million. As a result, cash and cash equivalents at the end of 2001 were NIS 222.4 million, as compared to NIS 99.9 million at the end of 2000 and NIS 83.84 million at the end of 1999. The cash balances are net of cash dividends of approximately NIS 32.6 million paid to shareholders in 2001, NIS 40.7 million paid to shareholders in 2000 and NIS 28 million paid to shareholders in 1999.

     Trade payables as of June 30, 2002 were NIS 132.9 million, as compared with NIS 255.2 million as of December 31, 2001. The decrease in trade payables is due mainly to substantial payments to suppliers during the first half of 2002 and payments of debts in the Yes project and exceptional payments to suppliers in a specific project of the semiconductors division, accrued during 2001 and paid in the first half of 2002. Short-term credit from banks and others, at June 30, 2002 was NIS 102 million as compared with NIS 71 million at December 31, 2001. Long-term credit from banks as at June 30, 2002 was NIS 163.4 million as compared to NIS 34.5 at December 31, 2001. The increase in the short- and long-term credit is due primarily to loans from banks, taken to finance planned acquisitions of plants and operations in Europe, the United States and the Far East.

     The main source of financing of Baran is its accrued profits, which as of June 30, 2002 were NIS 154 as compared to NIS 139.8 million at the end of the comparable period in 2001. However, taking advantage of the recent low interest rates, on February 10, 2002 Baran entered into a loan agreement with Bank Leumi LeIsrael B.M., whereby the bank granted Baran a NIS 45 million loan for a period of three years, linked to the consumer price index and bearing an interest rate of 3.8%. On February 11, 2002 Baran entered into an additional loan agreement with Bank Hapoalim B.M. whereby the bank granted Baran a NIS 90 million loan for a period of five years, linked to the Israeli consumer price index and bearing an interest rate of 3.9%. Because these loans are linked to the Israeli consumer price index, when the index goes up, the amount to be repaid on the loan increases proportionately.

     Baran has financed the growth in its operations and investments from 1999 through 2001 mainly from operations, accrued profits and long-term debt. The debt financing was used primarily to finance construction and real estate projects of the technology and investment division, as well as to finance importation of commodities by this division. See "-- Results of Operations". Construction and real estate projects were financed mainly by loans from financial institutions and shareholders, while the importation of commodities was financed by bank credit.

     Baran is not aware of any events that are likely to materially affect its liquidity and capital resources or its access to capital. Baran has not experienced difficulties in raising the funds required to conduct its operations.

IMPACT OF CURRENCY FLUCTUATIONS

     In existing projects, changes in exchange rates are not of material significance for Baran, since the related income and expenses are in Israeli currency, so that there is no exposure to currency fluctuations. Accordingly, Baran does not use any special hedging transactions to protect its operations.

     With respect to large projects and specific projects where the consideration is linked to the U.S. dollar, Baran endeavors to create a correlation between the bases of income and expenses, to prevent exposure to fluctuations in the exchange rates. In such projects, receipts and advances are usually linked to the currency in which most of the related expenditures will be incurred.

     The activities of Baran's foreign subsidiaries are carried out in the local currencies of their countries of residence, so that they are not exposed to fluctuations in exchange rates. Translation of their results of operations into Israeli currency for the purpose of inclusion in the consolidated financial statements is made in accordance with principles detailed in note 1 to Baran's financial statements.

MARKET RISK

     Baran invests available cash in risk-free instruments, such as government bonds issued by the Israeli government. Baran manages its exposure to financial risks closely, and evaluates the status of these risks twice a month. As a significant portion of Baran's revenues and costs are derived or incurred in Israel and outside the United States, fluctuations in the exchange rate between the Israeli currency and the dollar may have a significant effect on the results of operations of Baran, in U.S. dollar terms.

     - Baran has not entered into any hedging transactions with respect to exchange rates related to its current projects, because the related income and expenses for the majority of those projects are in Israeli currency.

     - With respect to projects in which the consideration to be received by Baran is linked to the US dollar, Baran tries to correlate the bases of income and expenses in order to prevent exposure to fluctuations in the exchange rates. In these projects, receipts and advances are usually linked to the currency in which most of the related expenditures will be incurred.

     - Baran's non-Israeli-based companies typically carry out their activities in the local currency, so that the revenues from those activities are not exposed to fluctuations in exchange rates. Translation of those companies' results of operations into Israeli currency for the purpose of inclusion in the consolidated financial statements is made in accordance with the principles detailed in note 1 to Baran's financial statements.

     - Companies that conduct transactions that are linked to foreign currency, or transactions directly with suppliers outside of Israel, generally link the payment under those transactions to the currency in which the transactions are performed. Any gaps in the linkage are attributed by Baran to financing expenses.

     - Due to the increase in Baran's activity in projects outside of Israel or with foreign customers, a large part of the group's activity is not carried out in Israeli currency, but rather in local currency (usually US dollars or Euros). Translation of the results of operations of Baran's foreign subsidiaries into Israeli currency for the purpose of inclusion in the consolidated financial statements is made in accordance with principles detailed in note 1 to Baran's financial statements.

     - Baran invests part of its available funds in debentures repaid on timetables that are generally similar to the timetables for discharge of most of its current and long-term obligations. The interest rate earned from these debentures typically is not lower than the interest rate due from Baran in connection with the discharge of such obligations.

     In the regular course of business, Baran is exposed to a variety of market risks, which usually do not deviate from normal market risks in a corporation's activity. Baran is not dependent on a single supplier or customer, due to the variety of activities, geographical spread, and the fields in which it is engaged. Nevertheless, every year there is a number of customers (changing from year to year) for whom Baran carries out especially large projects. In 2001 there were three major customers, the income from which constituted approximately 55% of total revenue, as compared to 2000, when revenue from three major customers constituted approximately 71% of total revenue, and in the six months ended June 30, 2002, revenues from the three major customers amounted to 28% of total revenue.

     Baran, as a service provider, is highly dependent on the business of its customers. Fluctuation of demand for the products or services provided by its customers has a significant influence on the scope of services acquired by those customers from Baran.

     The communications division is dependent on fluctuations in the telecommunications market worldwide. In the cellular communications field, Baran has directed its efforts outside Israel, and already has commenced projects abroad. Baran is making efforts to expand these activities, in order to prevent dependence on the Israeli market and to expand operations in general.

     The semiconductor division is dependent on the semiconductors market. Although this market is experiencing a recession, the division has continued its activities under existing contracts.

     Changes in prices of marketable securities may affect the value of Baran's holdings in companies whose shares are listed on a stock exchange, such as Tefen Industrial Management and Systems Analysis Ltd. and A.L.D. Advanced Logistics Development Ltd. Management has written down the value of these companies on Baran's balance sheet as a result of perceived permanent decreases in the market value of these companies, despite the fact that Baran considers these shares to be a permanent investment.

     Since most of Baran's expenses relate to payroll and personnel costs, changes of salaries in Israel, including cost of living adjustments, may result in an increase in overall costs and a reduction of profits.

     The exposure to market risks is handled on a current basis, discussed at least once a week in meetings of Baran's managing directors, and is reported to the Baran board at least twice every quarter. Baran's internal auditor carries out from time to time, and according to guidelines of the Baran board (through its audit committee), inspections pertaining to Baran's market risks, relating to both financial and current trading factors.

     Baran's functional currency, and that of more than half of its subsidiaries, is the Israeli currency. Accordingly, Baran attempts to protect itself against any exposure arising from the difference between assets and liabilities in each currency other than the Israeli currency. Baran strives to limit its exposure to exchange rate fluctuations by attempting to maintain similar levels of assets and liabilities in any given currency, to the extent possible, and does not enter into derivative transactions to hedge its exchange rate risk. However, this method of "natural" hedging is not always achievable.

     During 2001 and the first half of 2002, there were no significant deviations that resulted from risk management. Accordingly, the effects of the risks on the balance sheet or the income statement were negligible.

                     FINANCIAL BALANCE AS OF JUNE 30, 2002

                                 ISRAELI CURRENCY                  FOREIGN CURRENCY
                             -------------------------   ------------------------------------
                             WITHOUT                     IN US$ OR LINKED   LINKED TO ANOTHER   NON-FINANCIAL
                             LINKAGE   LINKED TO INDEX        TO US$            CURRENCY          BALANCES       TOTAL
                             -------   ---------------   ----------------   -----------------   -------------   -------
PROPERTY
Current property...........  204,038        93,368           119,237             118,733            35,285      570,662
Investment and long-term
  debit balances...........       --            --            38,057              25,214            30,739       94,010
Land, buildings for rent
  and permanent assets.....       --            --                --                  --           131,910      131,910
Other properties and
  deferred expenses........       --            --                --                  --             5,548        5,548
Total property.............  204,038        93,368           157,294             143,947           203,482      802,130
OBLIGATIONS
Current obligations........  131,006        45,684            82,210             117,071            16,316      392,286
Long-term obligations......    6,034       170,377                --               6,044                76      182,531
Minority...................       --            --                --                  --             7,195        7,195
Total obligations..........  137,040       216,061            82,210             123,115            23,587      582,012
NET BALANCE................   66,998      (122,693)           75,085              20,833           179,895      220,118

---------------

Note: Exposure balance for December 12, 2001 can be found in the notes for the financial annual report (for 2001).

EXTRAORDINARY EVENTS

     The market value of A.L.D. Advanced Logistics Development Ltd.'s shares declined and became lower than their current book value. Baran considers these shares to be a permanent investment. It does not intend to sell these shares, and has instead increased its holdings in Advanced Logistics; nevertheless, in view of the continued decline of the market price of these shares, an appropriate adjustment has been included in the financial statements.

CORPORATE TAX

     During the years 2001, 2000 and 1999 Baran was subject to an effective tax rate of 40%, 30% and 30% on its profits, respectively, while in the first half of 2002 Baran's corporate tax rate was 45%. Israeli companies are generally subject to income tax at a corporate rate of 36% and dividends are taxed at 25%. The higher tax rate in 2001 and 2002 is due to the inability to offset losses of certain companies (including those acquired and combined in the balance sheet for the first time) against profits from other companies. The lower tax rates in 1999 and 2000 are due to the utilization of net operating losses that were carried forward and offset against taxable income. In addition, the grant and exercise (or no exercise) of options to employees in certain years affect the overall tax liability of the company for those years.

     Two of Baran's subsidiaries, Baran Energies International Ltd. and Baran Advanced Technologies (1986) Ltd., were granted an approved enterprise status for some of their activities and are eligible for tax benefits under the Law for the Encouragement of Capital Investments, 1959. Subject to compliance with applicable requirements, the portion of Baran Energies' income derived from its approved enterprise activity is subject to a reduced corporate tax rate of 25% and dividends paid out of such income are subject to a reduced tax of 15%; Baran Technologies' income derived from its approved enterprise activity will be exempt from Israeli corporate tax (unless dividends are paid, in which case the corporate tax rate will be 25% and the rate of tax on dividends will be 15%). The beneficial tax treatment will remain in effect for a limited period.

     The approved enterprise status imposes certain requirements on these subsidiaries, such as the location of their manufacturing facility, location of certain subcontractors and the extent to which they may outsource portions of their production process. These requirements limit their freedom to pursue other, more favorable production arrangements. If these subsidiaries do not continue to meet these requirements, the law permits the authorities to cancel the tax benefits retroactively.

     As of December 31, 2001, the undistributed income derived from Baran Energies' approved enterprise program for the years 1998-2001 amounted to approximately NIS 13 million, after payment of the reduced corporate tax rate of 25%. On May 7, 2002, Baran Energies distributed the entire amount of NIS 13 million or $2.79 million, as dividends to Baran, which distributed the dividend to its shareholders, who paid a reduced dividend tax of 15%. Baran Technologies has not yet generated distributable income from its approved enterprise program, and may not be able to utilize the tax benefits prior to the expiration of the benefit period.

GOVERNMENT GRANTS

     T.P.S. Teleparking Systems Ltd. and Baran Advanced Technologies (1986) Ltd. have been financed, in part, through grants from the Office of the Chief Scientist of the Israeli Ministry of Industry and Commerce. Royalties on the revenues derived from sales of products for which these grants were received are payable to the Israeli government, at a rate ranging from 2.0% to 3.0%. The technology developed with the governmental funding is subject to several legal restrictions, including the obligation to manufacture the product based on this technology in Israel and to obtain the Office of the Chief Scientist's consent to transfer the technology to a third party. These restrictions, which continue to apply even after both TPS and Baran Technologies have paid the full amount of royalties payable for the grants, may impair TPS' and Baran Technologies' ability to outsource manufacturing or enter into similar arrangements for some of their products or technologies. If the Office of the Chief Scientist consents to the manufacture of the products outside Israel, the regulations allow the Office of the Chief Scientist to require an increase in the royalty rate as well as the aggregate amount of royalties to be paid to an amount ranging from 120% to 300% of the amount of the grant plus interest (depending on the percentage of foreign manufacturing). The aggregate amount received by TPS and Baran Technologies was $1,051,000 of which $151,000 was repaid and $900,000 remains outstanding.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

     The following summarizes Baran's future contractual obligations and commercial commitments for the period ended June 30, 2002 (in thousands of NIS):

                                                        PAYMENTS DUE BY PERIOD
                                         ----------------------------------------------------
                                                  LESS THAN                           AFTER 5
                                         TOTAL     1 YEAR     1-3 YEARS   4-5 YEARS    YEARS
                                         ------   ---------   ---------   ---------   -------
Long-term debt.........................  38,708     3,839       9,965       9,820     15,084
Lease agreements.......................  49,576     2,615      11,061      10,421     25,479
Operational leases.....................   5,920     2,518       3,299         103         --

CRITICAL ACCOUNTING POLICIES AND SIGNIFICANT ACCOUNTING ESTIMATES

     Management is required to make a number of assumptions and estimates that directly impact the consolidated financial statements and related disclosures. Those assumptions and estimates form the basis for certain of Baran's accounting policies described in note 1 to Baran's consolidated financial statements. The accounting policies that are most important to the portrayal of Baran's financial condition and results of operations, and require management's most difficult, subjective or complex judgments, are considered to be critical accounting policies. Because of the uncertainties inherent in making assumptions and estimates regarding unknown future outcomes, future events may result in significant differences between Baran's estimates and actual results. Management believes that each of Baran's assumptions and estimates are appropriate in the circumstances, and represent the most likely future outcome. Baran believes its critical accounting policies relate to its estimates of costs to complete projects and revenue recognition on its contracts, the collectibility of its contracts and trade receivables, and warranty provisions. See "Significant Estimates Used in Preparing Baran's Consolidated Financial Statements."

RECENT ACCOUNTING PRONOUNCEMENTS

  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS IN ISRAEL

     In October 2001, the Israeli Accounting Standards Board ("IASB") issued Accounting Standard No. 12 -- "Discontinuance of Adjusting Financial Statements for Inflation". Standard No. 12 provides for the discontinuance of inflation-adjusted financial statements and the return to the nominal-historical financial reporting as it is generally practiced in other countries around the world, due to the significant decrease in recent years in inflation rates, and the less common usage of linkage in the Israeli economy.

     According to this Standard, the adjustment of financial statements for inflation will be discontinued commencing January 1, 2003. Through December 31, 2002, Baran will continue to prepare financial statements adjusted for inflation in accordance with pronouncements issued by the IASB. The inflation-adjusted amounts as of December 31, 2002, will be the base for the nominal-historical financial reporting in the following periods.

     The implementation of Standard No. 12 will primarily affect financing expenses.

     Upon the issuance of Standard No. 12, the provisions of the IASB's pronouncements with respect to translation of foreign operations will be replaced by Israeli Accounting Standard No. 13 -- "The Effects of Changes in Foreign Exchange Rates".

     In May 2001, the IASB issued Accounting Standard No. 7 -- "Subsequent Events", which is effective and is to be applied to financial statements prepared as of December 31, 2001. In accordance with this standard, the liability relating to dividends that are proposed or declared subsequent to the balance sheet date only will be included in the accounts for the period in which the declaration is made.

 RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS IN THE UNITED STATES

     In June 2001, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"), which is effective for all business combinations initiated after June 30, 2001. SFAS 141 requires companies to account for all business combinations using the purchase method of accounting, recognize intangible assets if certain criteria are met, as well as provide additional disclosures regarding business combinations and allocation of purchase price.

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires non-amortization of goodwill and intangible assets that have indefinite useful lives and annual tests of impairment of those assets. SFAS 142 also provides specific guidance about how to determine and measure goodwill and intangible asset impairment, and requires additional disclosure of information about goodwill and other intangible assets. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001 and applied to all goodwill and other intangible assets recognized in its financial statements at that date. Goodwill and intangible assets acquired after June 30, 2001 will be subject to the non-amortization provisions of the statement.

     Baran is currently in the process of assessing the impact of the above pronouncements. However, it does not expect any goodwill impairment to be recognized. In addition, with respect to Baran's acquisitions that occurred after June 30, 2001, as described in note 2b of its financial statements, Baran is still in the process of determining the purchase price allocation and identifying the intangible assets acquired.

     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. Companies are required to adopt SFAS 143 in the first fiscal year beginning after June 15, 2002. Baran does not believe that the adoption of FAS 143 will have any material effect on its consolidated financial statements.

     In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of and the accounting and reporting provisions of Accounting Principles Board ("APB") Opinion No. 30, Reporting the Results of
Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions for the disposal of a segment of a business. SFAS 144 retains many of the fundamental provisions of SFAS 121, but resolves certain implementation issues associated with that Statement. Baran does not believe that the adoption of FAS 144 will have any material effect on its consolidated financial statements.

     In May 2002, the FASB issued FAS 145, "Revision of FAS Nos. 4, 44 and 64, Amendment of FAS 13 and Technical Corrections as of April 2002". FAS 145 is effective for fiscal periods beginning after May 15, 2002 (as applicable to Baran, January 1, 2003). Baran does not believe that the adoption of FAS 145 will have any material effect on its consolidated financial statements.

 SIGNIFICANT ESTIMATES USED IN PREPARING BARAN'S CONSOLIDATED FINANCIAL
 STATEMENTS

     Revenue recognition from contracting work in progress. Baran recognizes revenue from such work by the percentage-of-completion method, provided the following conditions are met: collection of revenues is expected, revenues and costs can be estimated reasonably, and there is a likelihood that the project will be completed and that contractual obligations to customers will be met. When estimating the final outcome is impractical, Baran uses a zero estimate of profit (i.e. equal amounts of revenue and cost are recognized until results can be estimated more precisely) ("zero profit method").

     In addition to the above mentioned revenues recognition conditions, profits from contract work on buildings is recognized by the percentage of completion method if the stage of completion has reached at least 25%; prior to this stage -- by the zero profit method.

     Baran measures progress toward completion based on the output measure of value added for its turnkey project. Baran determines the relative value added of each component to the total project value added based on the ratio of costs of the component to total expected costs, at the commencement of the project. Such ratio of relative value of each component remains unchanged during the project. Relevant component output measures are used to determine progress toward completion of each component. The project percentage of completion (weighting the appropriate components) are applied to the total estimated project revenues and project costs to determine the amount of revenue and costs recognized, on a cumulative basis.

     Changes in estimates for revenues, costs, and profits are recognized in the period in which they are determinable using the cumulative catch-up method of accounting.

     In respect of work for which a loss is anticipated, a provision for the entire loss is made immediately.

     Baran shares held by Baran and its subsidiaries. These shares are presented as a reduction of shareholders' equity, at their cost, under the item "Cost of Company shares held by Baran and its subsidiaries" in the Baran financial statements. Gains on sale of such shares are carried to capital surplus.

     Allowance for doubtful accounts. The allowance is determined for specific debts of which collection is doubtful.

     Research and development expenses. Research and development expenses are charged to income as incurred. Grants from government departments for approved projects is recognized as a reduction of expenses as the related cost is incurred (see also note 15g to Baran's financial statements).

     Warranty provisions. A warranty provision is provided in Baran's financial statements for:

     - those projects where a warranty period is defined in the relevant agreement, or

     - based on past experience with a specific project where expenses were incurred for a customer during the warranty period.

     The warranty period is typically between one and two years and is determined by each particular agreement. The amount of the warranty is calculated based on engineering estimates which are based on projected expenses and costs, and on past experience. Every quarter, the provision is re-examined and updated based on both the remaining warranty period, and on the expected cost of fulfilling the warranty obligation.

SUBSEQUENT EVENTS

     On August 19, 2002, the consortium of which the industrial division is a part was notified that it had won the bid for a desalination plant in Haifa. See "Information Concerning Baran -- Organizational Structure -- Industrial Division."

     On August 28, 2002, Baran and o2wireless entered into an amendment to the merger agreement, in order to change the exchange ratio to 0.014919 Baran ordinary shares for each share of o2wireless common stock. On September 17, 2002, the parties further amended the merger agreement to reduce the termination fee payable in the event o2wireless accepts a superior proposal from $1.2 million to $700,000.

               MANAGEMENT OF BARAN AND THE SURVIVING CORPORATION

EXECUTIVE OFFICERS AND DIRECTORS

     Baran's executive officers and directors and their ages and positions are as follows:

NAME                                  AGE              PRINCIPAL POSITION
----                                  ---              ------------------
Meir Dor............................  55    Chairman of the Board of Directors
Yom Tov Samia.......................  48    Co-Managing Director and Director
Menachem Gal........................  54    Co-Managing Director, Head of Business
                                            Development and Director
Aviel Raviv.........................  57    Co-Managing Director, Head of Baran's
                                            Foreign Operations and Director
Israel Gotman.......................  55    Director
Jonathan Inbar......................  60    Director
Isaac Friedman......................  52    Director, Vice President of Construction
Israel Scop.........................  52    Director
Shuki Shor..........................  55    Director
Shlomo Sharf........................  53    Director
Liora Ofer..........................  49    Director
Arieh Shaked........................  53    Outside Director
Tami Gotlieb........................  46    Outside Director
Sasson Shilo........................  47    Vice President, Chief Financial Officer
                                            and Secretary

     The business experience, principal occupation and employment, as well as the periods of service, of each of the board members and executive officers of Baran are set forth below:

     MEIR DOR has served as a director of Baran since 1991 and has served as the chairman of the board of directors of Baran since 1992. Mr. Dor is also a director of the following Baran subsidiaries: Baran Advanced Technologies (1986) Ltd., Baran Technical Products Management and Marketing Ltd., Baran Raviv Telecom Ltd., H.A.J.I Ltd., TPS Teleparking Systems Ltd., A.R. -- A.D.Y.R. Constructions Ltd., Meissner-Baran Ltd., Industrial Centers E.O.D. Ltd., A.L.D. Advanced Logistics Development Ltd., Tefen Industrial Engineering Management and Systems Analysis Ltd. and Baran Acquisition Sub, Inc. Mr. Dor received his BSC in Management and Industrial Engineering from the University of Tel-Aviv, Israel in 1978.

     YOM TOV SAMIA has served as a director of Baran since 2001. Until 2001 Mr. Samia has served in senior positions in the Israeli army, such as the Chief Officer of the Southern Command. Since 2001, Mr. Samia has served as the co-managing director of Baran, head of operations of various divisions in Baran, and director of the following subsidiaries of Baran: Baran Project Construction Ltd., Baran Inbar Projects (1987) Ltd., Baran Advanced Technologies (1986) Ltd., Baran Technical Products Management and Marketing Ltd., Baran Industries (91) Ltd., Baran Energies International Ltd., Baran Raviv Telecom Ltd., Baran Infrastructure and Construction Ltd., Notev -- Management and Operations Ltd., H.A.J.I. Ltd., Baran Engineering and Projects (1983) Ltd., Meissner-Baran Ltd., Industrial Centers E.O.D. Ltd., LEAD Control Ltd. and Green Anchors Ltd. Mr. Samia also serves as the Chairman of the Council for Regulating of Sports Betting. Mr. Samia holds a B.A. in General Studies from the University of Tel Aviv, Israel, (1988) and an M.A. in Political Science from the University of Haifa, Israel (1992).

     MENACHEM GAL has served as a director of Baran since 1991, and has served as co-managing director and head of business development of Baran since the second half of 2001. Mr. Gal also serves as a director of the following Baran subsidiaries: Baran Inbar Projects (1987) Ltd., Baran Advanced Technologies
(1986) Ltd., Baran Technical Products Management and Marketing Ltd., Baran Energies International Ltd., Baran Raviv Telecom Ltd., Notev -- Management & Operation Ltd., Enco Systems Projects (1997) Ltd., A. Etzion Consultants & Engineers Ltd., H.A.J.I. Ltd., Baran Engineering and Projects (1983) Ltd. and Nes-Pan Ltd.
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     AVIEL RAVIV has served as a director of Baran since 1997, and has served as co-managing director since 1994. Mr. Raviv served as co-managing director of Baran Raviv Startup and Entrepreneur Ltd. until 1997. Until 1999, Mr. Raviv served as the head of Baran's telecommunications division. Mr. Raviv serves as a director of the following Baran subsidiaries: Baran Project Construction Ltd., Baran Raviv Telecom Ltd., Enco Systems Projects (1997) Ltd., Baran Engineering and Projects (1983) Ltd. and Baran Acquisition Sub, Inc. Mr. Raviv received his B.Sc. in Mechanical Engineering from Technion, Israel Institute of Technology in 1970 and an M.Sc. in Mechanical Engineering (Turbomechanics) from Union College, Schenectady, New York, in 1974.

     ISRAEL GOTMAN has served as a director of Baran since 1991. Between the years 1990 and 2001, Mr. Gotman served as chief executive officer of several of Baran's subsidiaries. Mr. Gotman currently serves as a director of Baran Industries (91) Ltd. Mr. Gotman holds a B.Sc. in Mechanical Engineering from the Faculty of Mechanical Engineering, Moscow (1972).

     JONATHAN INBAR has served as a director of Baran since 1991. Between the years 1995 and 2000 Mr. Inbar served as co-managing director of Baran and was responsible for engineering outside Israel. Mr. Inbar received his BSC in Chemical Engineering from the Technion, Institute of Technology, Haifa, Israel in 1967, his M.Sc. in Chemical Engineering from the Technion, Institute of Technology, Haifa, Israel in 1971, and his M.Sc. in Industrial Management from Technion, Institute of Technology, Haifa, Israel in 1985.

     ISAAC FRIEDMAN has served as a director of Baran since 1991, and currently is the head of the construction division of Baran. Between the years 1990 and 1999, Mr. Friedman served as vice president of Baran Project Construction Ltd., where he currently serves as chief executive officer. Mr. Friedman serves as a director in the following Baran subsidiaries: Baran Project Construction Ltd. and Baran Infrastructure & Construction Ltd. Mr. Friedman graduated as a Practical Construction Engineer from the Technical College of the Negev, Beer-Sheva, Israel in 1975, and received his B.Sc. in Business Management from Champlain College, Illinois, in 2000.

     ISRAEL SCOP has served as a director of Baran since 1991. Until 1998, Mr. Scop served as vice president in Baran-Project Construction Ltd. Between 1998 and 2000, Mr. Scop acted as chief engineer of Baran's engineering companies. As of 2000, he is responsible for community relations and special engineering projects for Baran. Mr. Scop holds a B.Sc. in Mechanical Engineering from the Technion, Institute of Technology, Haifa, Israel (1972).

     SHUKI SHOR has served as a director of Baran since 2001. For the past five years, Mr. Shor has served as vice president, Electra (Israel) Ltd., and he also serves as a director in number of other Israeli companies: A. Hertz Cooling and Air-conditioning Ltd., Electra Financing and Investments Ltd., Electra Real Estate Ltd., G.S.K.O. Marketing Company Ltd., Tal Elevators (Tel Aviv) Ltd., and Kedar Air-conditioning Systems (1989) Ltd. Mr. Shor holds a BA in Mechanical Engineering from the Ben Gurion University, Beer-Sheva, Israel (1972).

     SHLOMO SHARF has served as a director of Baran since 1998. In the past five years he has served as chief executive officer and director in Electra (Israel) Ltd. and held various senior positions and directorships in several Israeli companies, including the position of director in Shekem Ltd., Elko Industries Ltd., Milgam Ltd. and Mendelson Ltd. Mr. Sharf holds a BA in Mechanical Engineering from the Ben Gurion University, Beer-Sheva, Israel (1974).

     LIORA OFER has served as a director of Baran since 1999. During the past five years Ms. Ofer has served in different roles in the Ofer Brothers group of companies, including Israel Chemicals Ltd. and its subsidiaries, and has served as the managing director of Almog Eilat Shore Ltd. Ms. Ofer also serves as a director of a number of Israeli companies: United Mizrahi Bank Ltd., Ofer Development and Investments Ltd., Malisron Ltd., Almog Eilat Shore Ltd., Neot Almog Shore (1990) Ltd., Almog Hotel Management Ltd., Almog Shore Haifa (1996) Ltd., Neve Almog Shore Ltd., Laguna Hotel Ltd., Oro Investments Ltd., Oro Foreign Investments (1999) Ltd., Halidor Entrepreneurs Ltd., and Ofer Brothers Assets (1957) Ltd.

     ARIEH SHAKED has served as an outside director of Baran since 2000. During the past five years Mr. Shaked has served as chairman of the board of directors of a number of Israeli companies: Enosh Security
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and Maintenance Ltd., Enosh Building Maintenance Ltd., Enosh Human Resources
Services and Security Eilat Ltd. Mr. Shaked is also a director of Arami Shaked 2000 Ltd. and Nehushtan Investments Ltd. Mr. Shaked holds a BA in Political Sciences, Business Management from Bar-Ilan University, Tel-Aviv, Israel (1982) and an MA in Social Sciences and Mathematics from the University of Haifa, Israel (1989).

     TAMI GOTLIEB joined Baran as an outside director on July 4, 2002. Between 1997 and 2001, Ms. Gotlieb served as co-managing director and director of Investec General -- Management and Underwriting Ltd. Since 2001, Ms. Gotlieb has acted as an independent consultant. Ms. Gotlieb currently serves as a director in a number of Israeli companies: Sahar Development and Investments Ltd., Ishpro Israeli Company for the Security of Buildings Ltd., Emilia Cracking (M.O.F.) Ltd., RoboGroup Ltd., The Provident Funds of Mercantile Discount Bank Ltd., T.R.A. Tel Aviv Radio Ltd., "Dan" Transportation Company Ltd., Incredimail Ltd., and Credit Information Association (CIA) Ltd. Ms. Gotlieb holds a BA in International Relations from The Hebrew University, Jerusalem, Israel (1978) and an MA in Economics from Indiana University, Bloomington, Indiana, USA (1980).

     SASSON SHILO joined Baran in 1992 and serves as Baran's vice president of finance and as secretary of Baran. Mr. Shilo serves as a director in the following Baran subsidiaries: Baran Technical Products Management and Marketing Ltd., Baran-Industries (1991) Ltd., Enco Systems Projects (1997) Ltd., A. Etzion Consultants & Engineers Ltd. and Industrial Centers E.O.D. Ltd. Mr. Shilo holds a BA in Economics from the Ben Gurion University, Beer-Sheva, Israel from 1984 and an MBA in Business Management from the Ben Gurion University, Beer-Sheva, Israel (1989).

BOARD OF DIRECTORS AND OFFICERS

     Baran's articles of association provide that Baran's board shall consist of no less than three and no more than 13 directors. Each director who is not an outside director is elected at an annual general meeting or a special meeting of Baran's shareholders by a vote of the holders of a majority of the voting power represented and voting at that meeting. Outside directors are elected and may be removed only in accordance with the provisions of the Israeli Companies Law. See "-- Outside Directors". Baran's board currently consists of 13 directors, two of whom are outside directors. Each director who is not an outside director will hold office until the next annual general meeting of Baran's shareholders, unless terminated earlier by a simple majority vote of the shareholders at a general meeting, or if he or she becomes insane, is declared bankrupt, or resigns, or upon his or her death.

     A simple majority of Baran's shareholders voting at a general meeting may remove any of Baran's directors, other than outside directors, from office and may elect replacement directors or fill any vacancy in the board, other than vacancies created by an outside director. Outside directors may be appointed only in accordance with the provisions of the Israeli Companies Law. See
"-- Outside Directors". Directors hold office until the next general meeting of Baran's shareholders.

     Each of Baran's co-managing directors are considered to be executive officers, serve at the discretion of the board and hold office until his or her successor is elected or until his or her earlier resignation or removal. Other executive officers are appointed by management, and terms of their employment are subject to the approval of the board of directors. There are no family relationships among any of Baran's directors or executive officers.

OUTSIDE DIRECTORS

 QUALIFICATIONS OF OUTSIDE DIRECTORS

     Under the Israeli Companies Law, companies incorporated under the laws of the State of Israel whose shares are listed on an exchange, including the Tel Aviv Stock Exchange or the Nasdaq National Market, are required to appoint two outside directors. Arieh Shaked and Tami Gotlieb were appointed as Baran's outside directors under the Israeli Companies Law. The Israeli Companies Law provides that a person may not be appointed as an outside director if the person, or the person's relative, partner, employer or any entity under the person's control has or had during the two years preceding the date of appointment any affiliation with the company or any entity controlling, controlled by or under common control with the company.
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     The term affiliation includes:

     - an employment relationship;

     - a business or professional relationship maintained on a regular basis;

     - control; and

     - service as an office holder, excluding service as a director for a period of not more than three months during which the company first offered its shares to the public. The term "office holder" is defined as a director, general manager, chief business manager, deputy general manager, vice general manager, executive vice president, vice president, other manager directly subordinate to the general manager or any other person assuming the responsibilities of any of the foregoing positions, without regard to such person's title. Each person listed under "-- Executive Officers and Directors" is an office holder.

     No person can serve as an outside director if the person's position or other business creates, or may create, a conflict of interests with the person's responsibilities as an outside director or may otherwise interfere with the person's ability to serve as an outside director. If at the time an outside director is appointed all current members of the board of directors are of the same gender, then that outside director must be of the other gender.

     Until the lapse of two years from termination of office, a company may not engage an outside director to serve as an office holder and cannot employ or receive services from that person, either directly or indirectly, including through a corporation controlled by that person.

  ELECTION OF OUTSIDE DIRECTORS

     Outside directors are elected by a majority vote at a shareholders' meeting, provided that either:

     - the majority of shares voted at the meeting, including at least one-third of the shares of non-controlling shareholders voted at the meeting, vote in favor of the election of the outside director; or

     - the total number of shares voted against the election of the outside director does not exceed one percent of the aggregate voting rights in the company.

     The initial term of an outside director is three years. The outside director may be reelected to one additional term of three years by a majority vote at a shareholders' meeting, subject to the conditions described above for election of outside directors. Outside directors may only be removed by the same percentage of shareholders as is required for their election, or by a court, and even then only if the outside directors cease to meet the statutory requirements for their appointment or if they violate their duty of loyalty to the company. If an outside directorship becomes vacant, a company's board of directors is required under Israeli Companies Law to call a shareholders' meeting immediately to appoint a new outside director.

     Each committee of a company's board of directors is required to include at least one outside director and the audit committee is required to include both outside directors. An outside director is entitled to compensation as provided in regulations adopted under Israeli Companies Law and is otherwise prohibited from receiving any other compensation, directly or indirectly, in connection with services provided as an outside director.

AUDIT COMMITTEE

  ISRAELI COMPANIES LAW REQUIREMENTS

     Under Israeli Companies Law, the board of directors of any company whose shares are listed on any exchange must appoint an audit committee comprised of at least three directors including all of the outside directors, but excluding the:

     - chairman of the board of directors;

     - general manager;

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     - chief executive officer (or managing director);

     - controlling shareholder; and

     - any director employed by the company or who provides services to the company on a regular basis.

     Baran's board has appointed Tami Gotlieb, Liora Ofer and Arieh Shaked as members of its audit committee. Under Israeli Companies Law, the role of the audit committee is to identify irregularities in the business management of the company, in consultation with the internal auditor and the company's independent accountants, and suggest an appropriate course of action.

APPROVAL OF TRANSACTIONS WITH OFFICE HOLDERS AND CONTROLLING SHAREHOLDERS

     The approval of the audit committee is required to effect specified actions and transactions with office holders and controlling shareholders. The term controlling shareholder includes a shareholder that holds 50% or more of the voting rights in a public company; if the company has no shareholder that owns more than 50% of its voting rights, then the term also includes any shareholder that holds 25% or more of the voting rights of the company. An audit committee may not approve an action or a transaction with a controlling shareholder or with an office holder unless at the time of approval the two outside directors are serving as members of the audit committee and at least one of them was present at the meeting at which the approval was granted.

INTERNAL AUDITOR

     Under the Israeli Companies Law, the board of directors must appoint an internal auditor nominated by the audit committee. The role of the internal auditor is to examine whether a company's actions comply with the law and orderly business procedure. Under the Israeli Companies Law, the internal auditor may be an employee of the company but may not be an interested party or an office holder, an affiliate, or a relative of an interested party or an office holder, nor may the internal auditor be the company's independent accountant or its representative. An interested party is defined in the Israeli Companies Law as a 5% or greater shareholder, any person or entity who has the right to designate one director or more or the chief executive officer (or managing director) of the company or any person who serves as a director or as a chief executive officer (or managing director). Baran has appointed Mr. Haim Halfon of the Amit Halfon accounting firm as its internal auditor.

APPROVAL OF SPECIFIED RELATED PARTY TRANSACTIONS UNDER ISRAELI LAW

  FIDUCIARY DUTIES OF OFFICE HOLDERS

     The Israeli Companies Law imposes a duty of care and a duty of loyalty on all office holders of a company, including directors and executive officers. The duty of care requires an office holder to act with the degree of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of care includes a duty to use reasonable means to obtain:

     - information on the appropriateness of a given action brought for his or her approval or performed by virtue of his or her position; and

     - all other important information pertaining to these actions.

     The duty of loyalty of an office holder includes a duty to:

     - refrain from any conflict of interest between the performance of his or her duties to the company and his or her personal affairs;

     - refrain from any activity that is competitive with the company;

     - refrain from exploiting any business opportunity of the company to receive a personal gain for himself or herself or others; and

     - disclose to the company any information or documents relating to a company's affairs that the office holder received as a result of his or her position as an office holder.
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 DISCLOSURE OF PERSONAL INTERESTS OF AN OFFICE HOLDER

     The Israeli Companies Law requires that an office holder promptly disclose any personal interest that he or she may have and all related material information known to him or her relating to any existing or proposed transaction by the company, and in any event not later than the first meeting of the board of directors at which such transaction is considered. If the transaction is an extraordinary transaction, the office holder must also disclose any personal interest held by:

     - the office holder's spouse, siblings, parents, grandparents, descendants, spouse's descendants and the spouses of any of these people; or

     - any corporation in which the office holder is a 5% or greater shareholder, director or general manager or in which he or she has the right to appoint at least one director or the general manager.

     Under the Israeli Companies Law, an extraordinary transaction is a transaction:

     - other than in the ordinary course of business;

     - that is not on market terms; or

     - that is likely to have a material impact on the company's profitability, assets or liabilities.

     Under the Israeli Companies Law, once an office holder complies with the above disclosure requirement, the board of directors may approve a transaction between the company and an office holder, or a third party in which an office holder has a personal interest, however, a transaction that is adverse to the company's interest may not be approved. If the transaction is an extraordinary transaction, both the audit committee and the board of directors must approve the transaction. Under specific circumstances, shareholder approval may also be required. A director who has a personal interest in a transaction, other than a transaction which is not an extraordinary transaction, and which is considered at a meeting of the board of directors or the audit committee, may not be present at this meeting or vote on this matter unless a majority of the directors or members of the audit committee have a personal interest in the matter. If a majority of the directors have a personal interest in the matter, the transaction also requires the approval of the shareholders of the company.

     Under the Israeli Companies Law, all arrangements as to compensation of office holders who are not directors require approval by the board of directors, and undertaking to indemnify or insure an office holder who is not a director requires both board and audit committee approval. In general, arrangements regarding the compensation, indemnification and insurance of directors require audit committee and shareholders approval in addition to board approval.

 DISCLOSURE OF PERSONAL INTERESTS OF A CONTROLLING SHAREHOLDER

     Under the Israeli Companies Law, the disclosure requirements, which apply to an office holder, also apply to a controlling shareholder of a public company. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, and the terms of compensation of a controlling shareholder who is an office holder, require the approval of the audit committee, the board of directors and a majority of the shareholders of the company. In addition, the shareholders' approval must fulfill one of the following requirements:

     - at least one-third of the shareholders who have no personal interest in the transaction and are present and voting, in person, by proxy or by written ballot, at the meeting must vote in favor of approving the transaction; or

     - the shareholders who have no personal interest in the transaction who vote against the transaction may not represent more than 1% of the voting rights in the company.

     Under Israeli Companies Law, a shareholder has a duty to refrain from abusing his or her power in the company and to act in good faith and in an acceptable manner in exercising its rights and performing its

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obligations to the company and the other shareholders, including, among other things, voting at general meetings of shareholders on the following matters:

     - an amendment to the articles of association;

     - an increase in the company's authorized share capital;

     - a merger; and

     - approval of related party transactions that require shareholder approval.

     In addition, any controlling shareholder, any shareholder who knows that his or her vote can determine the outcome of a shareholder vote and any shareholder who, under the company's articles of association, can appoint or prevent the appointment of an office holder, is required to act with fairness towards the company. The Israeli Companies Law does not describe the substance of this duty and there is no binding case law that addresses this subject directly. The above also applies to any voting agreement among shareholders of the company.

EXCULPATION, INSURANCE AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Israeli Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of the duty of loyalty of the office holder. However, the company may approve an act which otherwise will be treated as a breach of the duty of loyalty of an office holder provided that the office holder is acting in good faith, the act or its approval does not harm the company, and the office holder discloses the nature of his or her personal interest in the act and all material facts and documents a reasonable time before discussion of the approval. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for a breach of duty of care but only if a provision authorizing such exculpation is inserted in its articles of association. Baran's current articles of association do not include such a provision.

     An Israeli company may indemnify an office holder in respect of certain liabilities either in advance of an event or following an event provided that a provision authorizing such indemnification is inserted in its articles of association, and provided that the indemnification undertaking is limited to foreseeable liabilities and was in reasonable amounts as determined by the board of directors. Baran's articles of association contain such a provision, and limit it further by stating that the aggregate indemnification amount will not exceed 25% of Baran's net equity, as stated in its most recent financial reports before the actual indemnification. Baran may indemnify an office holder against the following liabilities incurred for acts performed as an office holder:

     - a financial liability imposed on him or her in favor of another person pursuant to a judgment, settlement or arbitrator's award approved by court; and

     - reasonable litigation expenses, including attorneys' fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party, or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for a crime that does not require proof of criminal intent.

     An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder:

     - a breach of duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

     - a breach of duty of care to the company or to a third party; and

     - a financial liability imposed on the office holder in favor of a third party.

     An Israeli company may not indemnify or insure an office holder against any of the following:

     - a breach of duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

     - a breach of duty of care committed intentionally or recklessly;
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     - an act or omission committed with intent to derive illegal personal benefit; or

     - a fine levied against the office holder.

     Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders must be approved by the audit committee and the board of directors of a company, and, in respect of its directors, by the shareholders.

     Baran's directors and office holders are currently covered by a directors' and officers' liability insurance policy, which has an aggregate claims limit of $15 million and Baran already obtained the required consent in order to extend the cover up to $30 million. As of the date of this proxy statement -- prospectus, no claims for directors and officers' liability insurance have been filed under this policy.

     Baran has entered into agreements with each of its office holders undertaking to indemnify them to the fullest extent permitted by its articles of association. The procuring of insurance is subject to Baran's discretion depending on its availability, effectiveness and cost. In the view of the U.S. Securities and Exchange Commission, however, indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

COMPENSATION OF OFFICE HOLDERS AND DIRECTORS; TRANSACTIONS INVOLVING DIRECTORS, OFFICERS AND SHAREHOLDERS OF BARAN

     The aggregate compensation paid by Baran and its subsidiaries to its directors and executive officers, including stock based compensation, for the year ended December 31, 2001 was NIS 15.7 million. This amount includes approximately NIS 0.05 million set aside or accrued to provide pension, severance, retirement or similar benefits or expenses, but does not include business travel, relocation, professional and business association dues and expenses reimbursed to office holders, and other benefits commonly reimbursed or paid by companies in Israel.

     On September 24, 1998 and August 24, 2000, the general meetings of the shareholders of Baran approved a yearly cash bonus for the years 1998, 1999 and 2000 to Meir Dor, Menachem Gal, Israel Gotman, Israel Scop, Isaac Friedman, Jonathan Inbar and Aviel Raviv, and a cash bonus for the years 1999 and 2000 to Electra Investments (1998) Ltd. The amount of the cash bonus for the year 1999 to each of the above was NIS 1.06 million, and for the year 2000 was NIS 0.66 million.

     On July 7, 1998, Baran and Baran Industries (1991) Ltd. entered into an agreement with several shareholders of Tefen Industrial Engineering Management and Systems Analysis Ltd. under which the parties granted each other several rights with respect to their disposition and purchase of shares in Tefen, and coordinated their voting with respect to the election of directors as well as other matters to be voted on at Tefen's general meetings, all under the terms set forth in the agreement.

     On January 31, 2000 Baran entered into an agreement with a shareholder of A.L.D. Advanced Logistics Development Ltd., whereby the parties granted each other several rights with respect to the disposition of their shares, determined the dividend distribution policy in the company and coordinated their voting with respect to the election of directors as well as other matters to be voted on at Advanced Logistics' general meeting of shareholders, all under the terms set forth in the agreement.

     In addition, Baran has oral agreements with all subsidiaries, except for A.L.D. and Tefen, pursuant to which Baran receives management fees from the subsidiaries in amounts ranging between 4% to 5% of each subsidiary's annual revenues. Baran has a written agreement with Tefen, pursuant to which Baran receives consulting fees from Tefen in an amount equal to the cost of the yearly compensation of a co-managing director in Tefen (NIS 758,080 in 2001). Baran has a written agreement with A.L.D., pursuant to which Baran receives consulting fees from Advanced Logistics in an amount equal to the cost of the yearly compensation of the president of Advanced Logistics (NIS 369,692 in 2001).

     In an agreement dated March 27, 1992 among Meir Dor, Menachem Gal, Isaac Friedman, Israel Gotman, Jonathan Inbar and Israel Scop, the parties to the agreement coordinated their vote with respect to the election of directors to the Baran board as well as other matters to be voted on at Baran's general meetings

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of shareholders and granted each other several rights with respect to the disposition of their shares, all under the terms set forth in the agreement. The parties signed subsequent agreements with Aviel Raviv, dated October 21, 1997 and October 7, 1998 joining Mr. Raviv to the agreement, and modifying the manner in which directors shall be elected to the Baran board. An addendum dated December 10, 2000 specified certain conditions for the effectiveness of these agreements.

     On July 8, 1998, Electra Investments (1998) Ltd. and Messrs. Dor, Gal, Friedman, Gotman, Inbar and Scop signed an agreement pursuant to which the parties have undertaken, among other things, to determine Baran's dividend payment policy and to grant a right of first refusal and a tag along right on the sale of Baran shares owned by any of the parties, as described in the agreement. In addition, the parties have agreed that the consent of each party is required in order to change Baran's articles of association in a manner that adversely affects the rights of any of the parties, and in order to issue Baran ordinary shares if the issuance is not equal to all parties. In the agreement, and in a separate document to which Aviel Raviv was also a party, all parties agreed that Electra has a right to appoint one director to the Baran board, as described in the agreement, and that all parties will vote their shares to approve the appointment of Electra's designee and all other designees recommended by the other parties to the agreement.

     On October 18, 1999, Mr. Raviv transferred all his rights in connection with the appointment of directors of Baran to Meir Dor. During the year 2001, Mr. Gal and Mr. Friedman transferred all their rights in connection with the appointment of directors of Baran to Meir Dor.

     In November 2001, Baran's general meeting approved bonuses and the grant of an aggregate of 120,000 shares and 100,000 options to certain related parties. On January 3, 2002 and February 4, 2002 the Israeli Securities Authority notified Baran that the issuance of the shares and options as well as the granting of the bonuses were not duly authorized by the general meeting. Although, based on the advice of legal counsel, Baran believed that the transactions were properly authorized, it has nevertheless frozen the performance of the transactions from the day it received the Israel Securities Authority's notification. By that date, the related parties already received an aggregate of NIS 6,350,000 as advances on said bonuses, however no shares or options were issued. The related parties have signed waivers, whereby they agreed to waive their rights to receive the securities and the cash bonuses, except for the advances, which they had already received. Baran intends to continue to incentivise its managers in a similar manner in the future.

OPTIONS TO PURCHASE ORDINARY SHARES OF BARAN

     There are currently no outstanding options to purchase shares of Baran.

BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

     Meir Dor, Chairman of Baran, and Aviel Raviv, Baran's Co-Managing Director and Head of Baran's Foreign Operations, will serve as the initial directors of the surviving corporation. Mr. Raviv shall serve as the Chairman of the surviving corporation and Mr. Loughman, who is currently the President and Co-Chief Executive Officer of o2wireless, will be the President of the surviving corporation. Except as described above, the officers of o2wireless at the effective time of the merger shall become the initial officers of the surviving corporation.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS
                            AND MANAGEMENT OF BARAN

     The following table sets forth information as of September 30, 2002 concerning the beneficial ownership of the Baran ordinary shares by each shareholder known by Baran to be the beneficial owner of more than 5% of the outstanding shares, each current member of the board of directors of Baran, certain Baran executive officers, and all directors and current executive officers as a group.

     The number of Baran ordinary shares beneficially owned by a person includes ordinary shares issuable with respect to options and convertible securities held by the person, which are exercisable or convertible within 60 days of September 30, 2002. The percentage of Baran ordinary shares beneficially owned by a person assumes that the person has exercised all options and converted all convertible securities that the person holds which are exercisable or convertible within 60 days of September 30, 2002 and that no other persons exercised any of their options or converted any of their convertible securities. Except as otherwise indicated, the business address for each of the following persons is Baran House, 8 Omarim St. Industrial Park, Omer 84965, Israel.

                                                               NUMBER OF
                                                                 SHARES       PERCENTAGE
                                                              BENEFICIALLY   BENEFICIALLY
NAME OF BENEFICIAL OWNER                                         OWNED          OWNED
------------------------                                      ------------   ------------
Menahem Gal.................................................     129,252         1.63%
Aviel Raviv.................................................     183,100         2.31%
Isaac Friedman..............................................      88,615         1.12%
Meir Dor....................................................   1,333,130        16.83%
Electra Investments (1998) Ltd.(1)..........................   1,053,738        13.30%
  1 Sapir St., Rishon Letzion, Israel
Bank Leumi LeIsrael B.M. Funds(2) ..........................     492,993         6.22%
  24 Yehuda Halevi St., Tel Aviv, Israel
First International Bank B.M. Funds(3)......................     489,152         6.17%
  9 Ehad Haam St., Tel Aviv, Israel
Israel Gotman(4)............................................     301,923         3.81%
Jonathan Inbar(4)...........................................     177,719         2.24%
Israel Scop(4)..............................................     185,719         2.34%
Yom-Tov Samia...............................................      51,000             *
Liora Ofer..................................................     140,000         1.77%
  The Liora Ofer House, Shavei Zion, Israel
Sasson Shilo................................................      13,734             *
Shuki Shor..................................................           0            --
Shlomo Sharf................................................           0            --
Arieh Shaked................................................           0            --
Tami Gotlieb................................................           0            --
All current officers and directors as a group (14
  persons)..................................................   2,604,192        32.87%

---------------

 *  Represents less than 1% of the outstanding shares.

(1) Electra Investments (1998) Ltd. is a wholly-owned subsidiary of Electra (Israel) Ltd. The interested shareholders of Electra (Israel) Ltd. and their respective percentages of holdings therein are Elco Holdings Ltd. (52.43%), Bank Hapoalim B.M. (6.25%) and Bank Discount B.M. (6.09%). The interested shareholders of Elco Holdings Ltd. and their respective percentages of holdings therein are Mr. Gershon Zelkind (who holds an aggregate of 59.36% of Elco Holdings Ltd.'s issued share capital, 44.49% of which are held directly by him and 14.87% of which are held through a wholly-owned foreign company) and Elco Holdings Ltd., which holds 16.88% of its own share capital due to repurchase of its own shares.

(2) Bank Leumi LeIsrael B.M. controls the voting shares of various investment and other funds that own the Baran ordinary shares. These numbers of shares are based on reports provided to Baran by the Bank.

(3) First International Bank B.M. controls the voting shares of various investment and other funds that own the Baran ordinary shares. These numbers of shares are based on reports provided to Baran by the Bank.

(4) Israel Gotman, Jonathan Inbar and Israel Scop are directors of Baran and have entered into a voting agreement pursuant to which they have agreed to vote their shares to elect directors of Baran.

                       DESCRIPTION OF BARAN SHARE CAPITAL

GENERAL

     Set forth below is a summary of certain provisions of Baran's articles of association and the laws of Israel relating to corporations that are incorporated in Israel. This summary contains material information in relation to the share capital of Baran, but does not purport to be a complete description of, and is qualified in its entirety by reference to, Baran's memorandum of association and articles of association, as amended, and the laws of Israel as in effect on the date of this proxy statement-prospectus.

     As of the date of this proxy statement-prospectus, Baran's authorized share capital consists of 20,000,000 ordinary shares, par value NIS 1.00 per share, of which 7,921,718 are issued and outstanding at October 20, 2002. As of June 30, 2002, 505,625 of the outstanding shares of Baran were restricted shares held by employees; 109,082 were restricted-dormant shares held by the subsidiaries Baran Projects Construction Ltd., Baran Technical Products Management & Marketing Ltd. and Baran Industries (91) Ltd.; and 20,000 were restricted-dormant shares held by Tefen. Upon the closing of the merger, Baran's issued and outstanding share capital is expected to consist of 8,375,884 ordinary shares. There were no changes in the share capital structure of Baran during the last three years.

INCREASES IN THE ISSUED AND OUTSTANDING SHARE CAPITAL OF BARAN IN THE LAST THREE YEARS

     Within the last three years, Baran has issued ordinary shares as follows:

DATE OF ISSUANCE                              NUMBER/TYPE OF SHARES    NOMINAL VALUE (NIS)
----------------                             -----------------------   -------------------
September 26, 1999.........................  212,000 ordinary shares          1.00
October 21, 1999...........................   30,000 ordinary shares          1.00
December 29, 1999..........................  106,000 ordinary shares          1.00
April 6, 2000..............................  182,000 ordinary shares          1.00
December 31, 2000..........................  183,000 ordinary shares          1.00
August 7, 2001.............................   50,000 ordinary shares          1.00
November 25, 2001..........................  135,250 ordinary shares          1.00

ORDINARY SHARES

     All of Baran's issued and outstanding ordinary shares are duly authorized, validly issued and fully paid. Baran's ordinary shares are not redeemable and have no preemptive rights. The ownership or voting of ordinary shares by non-residents of Israel is not restricted in any way by Baran's memorandum of association, Baran's articles of association or the laws of the State of Israel, except that citizens of countries which are, or have been, in a state of war with Israel may not be recognized as owners of ordinary shares.

     Baran is incorporated in Israel and governed by the laws and regulations of the State of Israel and thus only certain United States laws and regulations governing companies whose shares are traded on the Nasdaq National Market apply to it. Consequently, the rules concerning changes in the share capital of Baran are governed by Israeli law and Baran's memorandum and articles of association. Any change in the authorized share capital must be approved by the shareholders. The board of directors has the discretion to issue shares and to grant options or other rights to acquire shares within the authorized share capital of Baran, without the need for any further approval of the shareholders, except in the case of the issuance of shares or options to, as well as any other transactions with, certain interested parties, including directors and certain shareholders. Issuance of shares to a person holding 5% or more of the company's shares or that will become 5% shareholder, requires the approval of the general meeting, in addition to the board of directors' approval. Other issuance of shares to interested parties are subject to several restrictions. See "Management of Baran and the Surviving Corporation -- Approval of Specified Related Party Transactions Under Israeli Law." The authorized share capital of Baran is not subject to any time limitation. In addition, the shareholders of Baran are not entitled to preemptive rights with respect to newly issued shares.

TRANSFER OF SHARES

     Fully paid ordinary shares of Baran are issued in registered form and may be transferred freely pursuant to Baran's articles of association unless the transfer is restricted or prohibited by another instrument, Israeli law or the rules of the stock exchange on which the shares are traded. Under the Israeli Companies Law, a shareholder in a public company is (i) any person to whose benefit a share is registered with a stock exchange member and such share is included among the shares registered in the name of a registration company in the company's register of shareholders, and (ii) any person registered as a shareholder in the company's register of shareholders. All publicly traded shares of Baran are registered in the name of the Registration Company of the United Mizrachi Bank Ltd., who acts as record owner of all the shares on behalf of the beneficial owners of such shares in order to comply with certain legal requirements under Israeli companies law and allow free transferability of shares. Any record owner is also recorded in the Israeli Registrar of Companies, which is a public record. Beneficial ownership of ordinary shares (including any subsequent transfers of beneficial ownership) is recorded on the books of the registration company. A beneficial shareholder may become a shareholder of record of Baran by issuing written instructions to the registration company, following which such shareholder's name will be recorded in Baran's register of shareholders and in the Israeli Registrar of Companies. On request, a shareholder of record can receive from the company a non-negotiable share certificate evidencing its ownership of shares.

SHAREHOLDERS' MEETINGS, VOTING RIGHTS AND RESOLUTIONS

     Baran is required to convene an annual meeting of its shareholders once every calendar year within a period of not more than 15 months following the preceding annual general meeting. Baran's board is required to convene a special meeting of its shareholders at the request of two directors or one quarter of the members of its board or at the request of one or more holders of 5% or more of its share capital and 1% of its voting power or the holder or holders of 5% or more of its voting power. Shareholder meetings require prior notice of at least 21 days, or under certain circumstances, 14 days. The chairman of Baran's board or any director appointed the chairman or the secretary of Baran presides over its shareholder meetings.

     Under the Israeli Companies Law, Baran is not required to send out proxy statements to its shareholders in connection with an annual or special meeting. Baran must provide notice of any shareholders' meeting, which notice shall include the agenda for the meeting. The Israeli Companies Law permits a company to allow its shareholders, if so permitted by its Articles of Association, to vote by written proxy, by appointing a representative with a power of attorney to vote at the shareholders' meeting on behalf of the shareholders. Baran has adopted a provision in its Articles of Association permitting voting by proxy. If, following the merger with o2wireless, Baran solicits the votes of its shareholders in the United States, it intends to send proxy cards to them. The Israeli Companies Law also permits shareholders to vote by written ballot, by signing a voting instrument attached to the proxy statement; however, this provision of the law is not yet in force, and will only take effect once the Minister of Justice issues regulations providing the procedure for such vote.

     Holders of Baran ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders at a shareholder meeting. Shareholders may vote at shareholder meetings either in person or by proxy. Israeli law does not provide for public companies such as Baran to have shareholder resolutions adopted by means of a written consent in lieu of a shareholder meeting. Shareholder voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future. The Israeli Companies Law provides that a shareholder, in exercising his or her rights and performing his or her obligations toward the company and its other shareholders, must act in good faith and in an acceptable manner, and avoid abusing his or her powers. This is required, when, for example, voting at shareholder meetings on matters such as changes to the articles of association, increasing the company's registered capital, mergers and approval of related party transactions. A shareholder must also avoid oppression of other shareholders. In addition, any controlling shareholder, any shareholder who knows that his or her vote can determine the outcome of a shareholder vote and any shareholder who, under the company's articles of association, can appoint or prevent the appointment of an office holder, is required to act with fairness towards the company. The Israeli Companies Law does not describe the substance of this duty and there is no binding case law that addresses this subject directly. Any voting agreement is also subject to observance of these duties.

     An ordinary resolution requires approval by the holders of a simple majority of the voting rights represented at the meeting, in person, by proxy or by written ballot (if permitted), and voting on the resolution. Under the Israeli Companies Law, a resolution for the winding up of the company or for changing its memorandum of association requires approval by holders of 75% of the voting rights represented at the meeting, in person, by proxy or by written ballot (if permitted) and voting on the resolution. Unless otherwise provided in the articles of association or the Israeli Companies Law, all other resolutions of Baran shareholders require a simple majority.

QUORUM

     The quorum required for a shareholder meeting consists of at least two shareholders present, in person or by proxy, who hold or represent between them at least 25% of Baran's issued share capital. If a quorum is not present within 30 minutes from the time scheduled for the meeting, the meeting will be cancelled.

ELECTION OF DIRECTORS

     Baran's ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of Baran's ordinary shares that represent more than 50 percent of the voting power present or represented at a shareholders meeting have the power to elect or remove any or all of Baran's directors, subject to special approval requirements for outside directors described under "Management of Baran and the Surviving Corporation -- Outside Directors."

DIVIDENDS AND LIQUIDATION RIGHTS

     Baran's board may declare a dividend to be paid to the holders of ordinary shares in proportion to the shares of the company that they hold. Dividends may only be paid out of profits and other surplus funds, as defined in the Israeli Companies Law, as of the end of the most recent fiscal year or as accrued over a period of the most recent two years, whichever is higher, provided that there is no reasonable concern that a payment of a dividend will prevent Baran from satisfying existing and foreseeable obligations as they become due.

     In the case of a share dividend or bonus shares, holders of each class of shares can receive shares of the same class that confer upon the holder the right to receive the share dividend or shares of another class whether the class was preexisting or was created for the purpose of issuing the share dividend or bonus shares, or a combination of such classes of shares.

     In the event of Baran's liquidation, after satisfaction of liabilities to creditors, Baran's assets will be distributed to the holders of ordinary shares in proportion to the nominal value of their respective shares. This right may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

ACQUISITIONS UNDER ISRAELI LAW

     Tender Offer. A person wishing to acquire shares or any class of shares of a publicly traded Israeli company and who would as a result hold over 90% of the company's issued and outstanding share capital or of a class of shares which are listed is required by the Israeli Companies Law to make a tender offer to all of the company's shareholders or all shareholders of such class of shares, as applicable, for the purchase of all of the issued and outstanding shares of the company or of that class of shares, as applicable. If the shareholders who do not respond to the offer hold less than 5% of the issued share capital of the company or such class of shares, as applicable, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, the shareholders may petition the court to alter the consideration for the acquisition. If the dissenting shareholders hold more than 5% of the issued and outstanding share capital of the company or of such class of shares, as applicable, the acquirer may not acquire additional shares of the company or of such class, as applicable, from shareholders who accepted the tender offer if following such acquisition the acquirer would then own over 90% of the company's issued and outstanding share capital or of the shares comprising such class, as applicable.

     The Israeli Companies Law provides that an acquisition of shares of a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a 25% or greater shareholder of the company. This rule does not apply if there is already another 25% shareholder of the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a 45% or greater shareholder of the company, if there is no 50% or greater shareholder of the company.

     Merger. The Israeli Companies Law permits merger transactions if approved by each party's board of directors and the majority of each party's shares voted on the proposed merger at a shareholders' meeting called on at least 21 days' prior notice. Under the Israeli Companies Law, merger transactions may be approved by holders of majority of the voting rights represented at the meeting and voting on the transaction. In determining whether the required majority has approved the merger, if shares of the Company are held by the other party to the merger, or by any person holding at least 25% of the outstanding voting shares or 25% of the means of appointing directors of the other party to the merger, then a vote against the merger by holders of the majority of the shares present and voting, excluding shares held by the other party or by such person, or anyone acting on behalf of either of them, is sufficient to reject the merger transaction. If the transaction would have been approved but for the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger. In addition, a merger may not be executed unless at least 70 days have passed from the time that a proposal for approval of the merger has been filed with the Israeli Registrar of Companies. For the avoidance of doubt, the merger pursuant to this proxy statement-prospectus is intended to merge o2wireless and Baran Sub, both Georgia corporations, and thus the provisions of the Israeli Companies Law do not apply to the merger, and will only be relevant if Baran elects to merge with another company in the future.

ANTI-TAKEOVER MEASURES

     The Israeli Companies Law allows Baran to create and issue shares having rights different to those attached to its ordinary shares, including shares providing certain preferred or additional rights to voting, distributions or other matters and shares having preemptive rights. Currently, Baran does not have any authorized or issued shares other than ordinary shares. In the future, if Baran creates and issues a class of shares other than ordinary shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent Baran's shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares will require an amendment to Baran's memorandum and articles of association, which requires the prior approval of 75% of the voting rights represented and voted at a general meeting. Shareholders voting at such a meeting will be subject to the restrictions under the Israeli Companies Law described in "-- Shareholders' Meetings, Voting Rights and Resolutions."

MODIFICATION OF CLASS RIGHTS

     The rights attached to any class (unless otherwise provided by the specific terms of the class), such as voting and rights to dividends, may be varied with the consent in writing of the holders of a majority of the issued shares of that class, or with the adoption of a resolution passed at a special meeting of the holders of the shares of that class.

REGISTRAR OF THE COMPANY

     Under Israeli law, the founders of a company must present to the Israeli Registrar of Companies the company's articles of association. Upon receipt of a certificate of registration from the Registrar of Companies, the company is considered duly incorporated. Following incorporation, an Israeli company must notify the

Registrar of Companies of, among other things, all issuance of shares, amendments to the articles of association and the name and addresses of its shareholders of record and directors. A company must also submit to the Registrar of Companies the annual reports and, as Baran is a publicly traded company, the audited financial statements that it submits to its shareholders, which all become a matter of public record.

ACCESS TO CORPORATE RECORDS

     Under the Israeli Companies Law, all shareholders generally have the right to review minutes of Baran's general meetings, its shareholder register, its articles of association and any document it is required by law to file publicly with the Israeli Companies Registrar. Any shareholder who specifies the purpose of its request may request to review any document in Baran's possession that relates to any action or transaction with a related party, which requires shareholder approval under the Israeli Companies Law. Baran may deny a request to review a document if it determines that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document's disclosure may otherwise harm its interests.

LISTING

     Baran's ordinary shares are listed on the Tel Aviv Stock Exchange. Following the merger, Baran's ordinary shares, including the shares to be issued to o2wireless shareholders in the merger, will be listed on the Nasdaq National Market.

EXCHANGE CONTROLS AND EXCHANGE RATE FLUCTUATION

     The Israeli government's monetary policy contributed to relative price and exchange rate stability in recent years, despite fluctuating rates of economic growth and a high rate of unemployment. In the past, the Israeli economy has gone through periods of price and exchange rate instability. In the last six months, the Israeli economy has experienced increases in the fluctuation of exchange rates and prices.

     Currently there are no significant exchange or price controls or other restrictions on the conversion of foreign currencies or on repatriation of foreign currency from Israel, other than certain reporting requirements. However, in the past such restrictions were imposed by the Israeli authorities.

OWNERSHIP OF BARAN ORDINARY SHARES BY NON-ISRAELI PERSONS

     The ownership or voting of ordinary shares by non-residents of Israel is not restricted in any way by Baran's memorandum of association, Baran's articles of association or the laws of the State of Israel, except that citizens of countries which are, or have been, in a state of war with Israel may not be recognized as owners of ordinary shares.

                       INFORMATION CONCERNING O2WIRELESS

     o2wireless provides outsourced integrated network solutions for the global telecommunications industry. Its comprehensive end-to-end solution enables it to address its customers' current and emerging network infrastructure requirements. o2wireless plans, designs, deploys, maintains and optimizes networks for wireless, wireless data, and broadband carriers. o2wireless is technology and vendor independent; thus, o2wireless provides unbiased evaluations and recommendations for its customers. o2wireless believes this gives its customers a time-to-market advantage by allowing them to obtain their network services from a single provider, helping satisfy their customers and compete more effectively with their competitors.

     Prior to 2001, the wireless telecommunications industry enjoyed tremendous growth as wireless carriers made large capital investments to expand their wireless networks. During 2001, however, a weakened economy and tightened capital markets severely constrained the growth of these capital investments, thus reducing demand for infrastructure equipment and related network deployment services. As carriers deploy their networks, they have been faced with a proliferation in both the number and type of competitors. Due to this increasingly competitive and capital constrained environment, carriers are experiencing challenges associated with managing complex networks and technologies and must focus now on satisfying customer demand for enhanced services, seamless and comprehensive coverage, better call quality, faster data transmission and lower prices.

     o2wireless has developed the know-how and expertise to handle turnkey projects -- including a flexible integrated "menu driven approach" which allows companies to pick and choose the right blend of services that meet their needs. Over the past several years, o2wireless has gained valuable technical and project management experience by providing comprehensive and tailored solutions to meet the needs of its customers.

     o2wireless' reputation lies in its ability to handle any network infrastructure services requirement, from complex multi-discipline projects requiring both creative and unconventional network design and deployment solutions, to the simplest, single discipline tasks.

     In 2001, o2wireless completed projects for more than 140 customers. o2wireless' largest customers in 2001 included: wireless carriers, such as Verizon Communications, Alamosa PCS, Nextel and Sprint; equipment vendors, such as Motorola, Alcatel and Nokia; and tower companies, such as American Tower, Crown and SBA. In addition to performing work in the United States, since 1997, o2wireless has performed work in countries including Brazil, China, Germany, Honduras, Israel, Japan, Jordan, Korea, Mexico, Nicaragua, Puerto Rico and Russia. As of December 31, 2001, o2wireless had completed projects in all 50 U.S. states and 35 countries.

INDUSTRY OVERVIEW

     The wireless telecommunications landscape in the United States has been evolving at a rapid rate over the last 10 years as wireless carriers made significant capital investments to advance the development of wireless technologies, beginning with analog technology and evolving to digital, or second generation technology (2G). o2wireless believes that the next phase of this evolution is 2.5G and 3rd generation technology (3G), which will allow the integration of both mobile and multimedia services on the same terminals via the same networks. With the multiplication of services provided by wireless carriers, there will be an increasing complexity of systems. Additionally, a number of other wireless related infrastructure projects, including upgrades to existing 2G and 911 systems are being implemented by the wireless service providers.

     Network operators will face significant technical challenges to operate these complex systems. Consequently, the outsourced network infrastructure industry is transitioning from an industry of specialized service providers to companies that offer single-source comprehensive solutions. o2wireless has been working closely with a number of state and local government agencies and wireless infrastructure equipment manufacturers to enhance network capability and capacity of these communications systems throughout the United States.

     According to recent industry reports, industry capital expenditures for the quarter ended March 31, 2002 were down approximately 27% from the comparable period in 2001. Capital expenditures in 2002 are expected to be roughly flat when compared to 2001 levels.

INDUSTRY CHALLENGES

     The wireless telecommunications industry in the United States faces considerable challenges, including financial, technological, service and quality, and public policy issues.

Financial:

     - Over the past several years and prior to the economic downturn that began in 2001, carriers spent considerable sums of money on 3G licenses which are worth considerably less now than when purchased.

     - Substantial costs have been expended in constructing wireless networks and improving efforts to acquire customers.

     - Expected revenues from 3G networks remain deeply uncertain. The only consistent application in terms of revenue generation up to this point has been voice.

     - Market valuations of wireless carriers have been severely depressed, thus reducing their access to capital markets. Limited access to capital has caused, and may continue in the future to cause, carriers to reduce their investments in infrastructure and service deployment.

Technological:

     - Cell-site acquisition continues to be one of the main challenges for carriers, especially for the deployment of 3G networks. Acquisition of cell sites is the main constraint to the expansion of cellular networks. Carriers are already facing significant amounts of debt as a consequence of increased spectrum costs, which, when combined with cellular site requirements to accommodate forecasts in 3G traffic, cause cell site acquisition problems to become even more intense and costly.

     - The radio access technology is the most expensive part of the mobile network. This challenge has forced the regulators to require not only sites to be shared but also to require 3G base stations, radio network controllers and the core network technology such as the mobile switching centers to be shared.

     - A number of wireless networks are close to reaching their maximum capacity and will soon be unable to accommodate additional subscribers or increased minutes of usage without degrading the performance of the network. Network traffic must be moved (or transported) from the individual base stations back to the mobile switch (or between switches and/or other network access points), where it is routed to its intended destination. With the introduction of new wireless data applications and increased voice traffic, the amount of estimated data to be transported is expected to exceed current capacity, forcing wireless carriers to find more economical ways to transport traffic through their networks.

Service and Quality:

     - Customer turnover or churn in the wireless industry was approximately 2.6% per month during the first quarter of 2002 compared to 2.5% per month during the first quarter of 2001. Existing wireless networks are reaching or have already reached saturation levels, with call blocking rates reportedly reaching 10-20%, with 2% being a general target rate. As a result, more calls are being dropped and subscribers are increasingly having difficulty securing an open voice channel to place a mobile telephone call.

Public Policy Issues:

     - There are perceived health risks associated with the use of wireless devices and being in close proximity to antenna installations. Although there has been no demonstrated scientific evidence of any risks to public health, the public's awareness of these issues is relatively high.

     - Wireless privacy concerns also must soon be addressed. It is likely that concerns about privacy will likely be heightened in the near future. Failure to address these and other public policy issues could severely hamper the growth of m-commerce.

O2WIRELESS' BUSINESS STRATEGY

     o2wireless' goal is to be a leading provider of integrated end-to-end network services to the global telecommunications industry. o2wireless' business strategy includes the following elements:

     Increase Customer Base. o2wireless believes that its customers are seeking integrated service providers to provide their network infrastructure service needs. o2wireless markets its complete suite of service offerings to its existing and potential customers, while focusing on increasing its range of service offerings.

     Remain Current in all Wireless and Wireline Technologies. o2wireless is investing to remain current in all major emerging wireless and wireline technologies. o2wireless plans to achieve this goal through continuing technical education and equipment manufacturer certification programs.

     Attract, Develop, and Retain High-Quality Employees. o2wireless intends to continue to attract qualified talent and retain high-quality employees by offering interesting, challenging projects with the opportunity to work with emerging technologies. o2wireless believes its commitment to employee skill development fosters company loyalty and increases employee retention.

O2WIRELESS' SERVICES

     o2wireless provides outsourced integrated network solutions to the telecommunications industry. Its services include network planning, design, deployment and maintenance. o2wireless customizes its services to fit individual customer needs by offering both bundled and unbundled network solutions. o2wireless' program management services integrate the planning, design, deployment and maintenance of wireless and wireline telecommunications networks. Its end-to-end solution includes:

     - Identifying the optimal technology solution for its customers' particular needs;

     - Managing the subsequent bidding process from multiple equipment vendors; and

     - Managing network deployment to ensure seamless integration of component parts.

     In addition to providing a single point of project accountability, o2wireless' program management services provide integration synergies that allow its customers to deploy their networks more efficiently while minimizing network deployment costs.

     Planning Services. o2wireless provides pre-deployment planning services for all steps involved in developing or refining a network or deployment strategy. o2wireless' engineers and other professional and support staff utilize their expertise and experience to analyze the financial, engineering, competitive market and technology issues applicable to a proposed network project. o2wireless works closely with its customers to evaluate various alternatives for network implementation. For new network deployments, o2wireless conducts a thorough demographic analysis and preliminary network design. After completion of this analysis, pertinent cost information is considered and factored to produce a comprehensive network solution.

     Design Services. o2wireless provides a full range of services for the design of wireless telecommunications networks, which includes related wireline aspects of the network. o2wireless maintains professional engineering licenses in all U.S. states where they are required. Its design services include:

          Radio Frequency Engineering and Network Design. o2wireless' technical experts study and analyze the traffic patterns, population density, topography and propagation environment in each market under consideration. Its radio frequency (RF) engineers design each integrated telecommunications system to meet the customer's requirements. Its wireless RF design services include detailed assessments of individual geographic markets, estimates of the cost of wireless coverage involved, and collection of comprehensive radio propagation data and modeling. o2wireless performs the calculations, measurements and tests necessary to determine the optimal placement of network equipment. This includes designing
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     the network to make optimal use of radio frequencies, resulting in the highest possible signal quality for the greatest portion of subscriber usage within existing constraints. The constraints may be imposed by cost parameters, terrain, license limitations, interference with other operators, site availability, applicable zoning requirements or other factors.

          Fixed Network Engineering. Most wireless calls are ultimately routed through a wireline network. As a result, the traffic from wireless networks must be connected with switching centers within wireline networks. For microwave, fiber optic and other transport technologies, o2wireless determines the optimal and most economical locations and methods for connection with other networks or with central switching stations on the wireline backbone. o2wireless' engineers are involved in specifying, provisioning and implementing fixed network facilities. Additionally, the convergence of voice and data networks, specifically through broadband technologies, has created a new demand for specialized fixed network engineering skills. These skills include design, capacity and traffic analysis for packet-switched and IP router-based network elements. o2wireless' engineering teams are trained in specialized data networking and Internet protocol engineering issues.

          Facilities Design and Engineering. o2wireless engineers and designs the infrastructure of telecommunications facilities, including base station electronics, antennas and ancillary power equipment.

     Deployment Services. o2wireless provides its customers with comprehensive site development and site audit services, including site feasibility and zoning studies, lease negotiations, civil and structural engineering and third party vendor management. o2wireless installs all major types of wireless and wireline telecommunications equipment, including base station electronics, antennas and ancillary equipment. o2wireless also assists its customers in moving incumbent users of their licensed spectrum to new frequencies by providing point-to-point and point-to-multipoint line-of-sight microwave engineering and support services. Through the combined efforts of its project managers and technical experts, o2wireless is able to integrate and closely monitor the various stages of a network deployment. o2wireless has dedicated resources that maintain and improve its project management processes to better serve its customers, and improve the quality and efficiency of its network deployments.

          Site Development and Audit. o2wireless provides its customers with the resources to locate and develop the sites needed for the rollout of wireless systems. These activities include evaluating the zoning feasibility of wireless base stations, negotiating leases, performing the civil and structural engineering required to prepare the rooftop or tower site, and, when necessary, managing subcontractors and obtaining the proper electrical and telecommunications connections. o2wireless maintains general contractor licenses in all states where they are required, and the majority of o2wireless' site acquisition employees have real estate licenses. o2wireless also provides tower analysis services, including site audits, in which its technical experts gather, record and evaluate comprehensive data concerning a particular telecommunications site.

          Equipment Installation and Optimization. o2wireless installs all major types of wireless and wireline telecommunications equipment, including base station electronics, antennas and ancillary equipment. o2wireless also installs and optimizes DC and other power systems for telecommunications facilities. o2wireless performs specialized wireless and microwave tower erection and installation services and provides installation and optimization services for all major PCS, cellular and broadband wireless air interface standards, wireline and fiber optic cable equipment manufacturers.

          Spectrum Clearing. In order for o2wireless' customers to use the radio frequency spectrum they have licensed, it is often necessary for them to analyze the licensed spectrum for microwave interference and move incumbent users of this portion of the spectrum to new frequencies. o2wireless assists its customers in accomplishing this spectrum clearing function by providing complete point-to-point and point-to-multipoint line-of-sight microwave engineering and support services. o2wireless' engineering and support services include identifying existing microwave paths, negotiating relocation with incumbent users, managing and tracking relocation progress and documenting the final decommissioning of incumbent users. o2wireless also assists its customers with FAA and FCC filings, review and analysis.

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          Manufacture and Sales of Aviation Obstruction Lighting.  o2wireless designs, manufactures, markets and installs FAA-approved aviation obstruction lighting systems primarily for wireless towers. In addition to a line of standardized lighting products, o2wireless designs, manufactures and installs custom obstruction lighting systems.

     Maintenance Services. o2wireless' network maintenance services are comprised of post-deployment radio frequency optimization services, network operations and lighting systems maintenance services, and network monitoring.

          Post-Deployment Radio Frequency Optimization. Upon initial deployment, a network is adjusted to provide optimal wireless service based upon a set of parameters existing at that time, such as cell density, spectrum usage, base station site locations and estimated calling volumes and traffic patterns. In time, some of these parameters may change, requiring, for example, the relocation of base stations, addition of new equipment or the implementation of system enhancements. o2wireless offers ongoing radio frequency optimization services to periodically test network elements, tune the network for optimal performance and identify elements that need to be upgraded or replaced. o2wireless also offers benchmark testing and quality engineering services. o2wireless believes it is one of only three U.S. companies to perform RF compliance testing relating to employee safety in the vicinity of radiowave emitting devices.

          Network Operations and Maintenance. o2wireless can assume responsibility for day-to-day operation and maintenance of its customers' telecommunications networks. It is also able to handle all aspects of physical plant maintenance, including infrastructure, supporting power systems and ancillary equipment. Its engineers and other professional and support staff work with its customers to allocate site maintenance and other responsibilities between our service team and the customer's personnel. o2wireless provides staffing to perform the necessary services for ongoing optimization, operations, maintenance and repair of critical network elements, including base station equipment, mobile switching centers and network operating centers to the extent required by its customers. o2wireless also provides training services for the internal network staff of its customers.

SALES AND MARKETING

     o2wireless' marketing strategy is centered around its brand name. The principles behind the brand are:

     - Comprehensive end-to-end solution;

     - Customer satisfaction;

     - Technical expertise;

     - Diverse customer base;

     - Customer retention; and

     - Experienced senior management.

     o2wireless' principal sales and marketing efforts are conducted by its field management service teams, with its executive management supplementing their efforts at the corporate level.

CUSTOMERS

     o2wireless provides its services to a large cross-section of the telecommunications industry, with strong emphasis on the wireless sector. In 2001, o2wireless completed projects for more than 140 customers in ten countries. For the year ended December 31, 2001, o2wireless received approximately 12% of its revenues from Nextel. Its top five customers represented approximately 41% of its revenues during 2001 and 61% of its revenues for the quarter ended June 30, 2002. While the level of sales to any specific customer is anticipated to vary from period to period, o2wireless expects that it will continue to have significant customer concentration for the foreseeable future.

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HUMAN RESOURCES

     As of June 30, 2002, o2wireless had approximately 352 employees. o2wireless believes that its future success will depend on its continued ability to attract, retain, integrate and motivate qualified personnel, and upon the continued service of its senior management and key technical personnel.

     o2wireless attracts and retains employees by offering technical training opportunities, a stock option award program, bonus opportunities, and competitive salaries and benefits. It arranges for ongoing educational programs to enhance the technical abilities of its employees through both classroom and field training. Additionally, o2wireless' employees upgrade their equipment manufacturer certifications regularly.

COMPETITION

     The network infrastructure services marketplace is highly competitive. Numerous network infrastructure service providers offer services comparable to those offered by o2wireless. The ongoing introduction of new technologies and products, new alternatives for the delivery of voice and data services, and regulation foster a dynamic, rapidly changing environment. Growth in wireless customers and voice traffic on wireless networks, introduction of new technologies, the cost and timing of implementing those technologies, the availability and cost of capital to finance network expansion, regulation, and general economic conditions all influence demand for network infrastructure services. These conditions have a significant effect on competitive conditions and the success of market participants, including o2wireless.

     In most markets in which it operates, o2wireless competes with:

     - Wireless carriers and tower companies, and equipment suppliers who employ in-house personnel to provide network infrastructure services;

     - Local, national, and multi-national engineering firms;

     - Larger companies serving regional, national, and international markets;
       and

     - Smaller companies providing specialized services to local markets.

     o2wireless competes for new projects based primarily on its ability to deliver a full range of network infrastructure services at competitive prices. o2wireless strives to capture new business opportunities by offering competitively priced bundles of services that provide its customers a single source for several services. In this way o2wireless can offer customers economies and efficiencies that may be lost when one supplier provides engineering services, another site development services, and a third construction services. o2wireless offers prospective customers competitive pricing of both its turn-key and individual service offerings, its technical expertise, its ability to service the full range of wireless network technology and equipment suppliers, its project management skills and experience, and its reputation for delivering completed projects on time and on budget.

PROPERTIES

     o2wireless' principal executive offices are located in approximately 11,000 square feet of office space in Cumming, Georgia. The lease for such space expires in December 2005. o2wireless also leases office and, in some instances, warehouse space in California, Georgia, Kentucky, Illinois, Maryland, New Jersey, North Carolina and Texas. The leases on these spaces expire at various times through November, 2004. o2wireless also owns office space in Kentucky.

LEGAL PROCEEDINGS

     In the normal course of business, o2wireless is subject to certain administrative proceedings and litigation. The following is a summary of three proceedings currently pending:

     On November 7, 2000, a suit was filed against o2wireless and two of its officers, (as well as a third individual not affiliated with o2wireless), asserting that the defendants engaged in a conspiracy to pursue frivolous litigation against the plaintiff, to threaten further litigation and to interfere with the business relations
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

of the plaintiff and that agents of o2wireless acting to benefit o2wireless committed acts of fraud against, and violated fiduciary duties to the plaintiff. The Complaint was later amended to reflect that the plaintiff had lost by jury verdict in related litigation in Georgia concerning a sale of a 30 MHz PCS license for Honolulu. An additional amendment to the Complaint, filed in August 2001, abandoned plaintiff's claim for interference with business relations and added a subsidiary of o2wireless as a defendant. o2wireless vigorously defended all claims against it. An agreement has been reached between the parties that all claims against o2wireless will be dismissed with prejudice in connection with the resolution of related disputes between parties to two other lawsuits to which o2wireless is not a party. In o2wireless' management's opinion, the outcome of the foregoing proceeding will not materially affect the financial condition and results of o2wireless.

     On July 12, 2002, an action was filed against o2wireless in the United States District Court for the Northern District of Georgia, McKenzie Telecommunications Group, Inc. v. Clear Holdings, Inc. and o2wireless, Inc. f/k/a Clear Communications Group, Inc. Civil Action File No. 1:02-CV-1955. In the Complaint, the plaintiff alleges that o2wireless breached its obligations under an asset purchase agreement, dated November 1, 1999, in connection with the sale of McKenzie Telecommunications Group, Inc. ("MTG") to o2wireless. The Complaint further alleges that the plaintiff is entitled to receive an earn-out payment under the terms of the asset purchase agreement. The plaintiff seeks compensatory damages in excess of $3 million. o2wireless' management believes that the lawsuit is completely without merit and that o2wireless has meritorious defenses against all of the claims alleged in the Complaint. o2wireless intends to deny all of the allegations contained in the Complaint and to vigorously defend the action. Management believes that the outcome of this litigation will not have a material adverse effect on o2wireless' results of operations and financial condition; however, the lawsuit is in an early procedural stage and therefore it is not possible to determine with certainty what the effect may be on o2wireless' results of operations and financial condition.

     On August 6, 2002, an action was filed against o2wireless in the United States District Court for the Southern District of Texas, George A. Jackson and TWR Family of Companies, L.L.C. v. o2wireless, Inc., Civil Action File No. H-02-2974. In the Complaint, the plaintiff alleges that plaintiff is entitled to receive an earnout payment of $3.3 million pursuant to the terms of a stock purchase agreement entered into between the parties. The plaintiff seeks damages in the amount of $3.3 million. o2wireless' management believes that o2wireless has meritorious defenses against all of the claims alleged in the Complaint. o2wireless has denied all of the allegations contained in the Complaint and intends to vigorously defend the action. o2wireless' management believes that the outcome of this litigation will not have a material adverse effect on o2wireless' results of operations and financial condition; however, the lawsuit is in an early procedural stage and therefore it is not possible to determine with certainty what the effect may be on o2wireless' results of operations and financial condition.

     From time to time, o2wireless may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Other than as described above, o2wireless is not currently a party to any legal proceeding which it expects, in the event of an adverse outcome, would have a material adverse effect on its business.

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

              O2WIRELESS: MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement-prospectus contains "forward-looking statements". All statements regarding o2wireless' expected financial position and operating results, its business strategy and its financing plans are forward-looking statements. These statements can sometimes be identified by the use of forward-looking words such as "believe," "project," "may," "will," "anticipate," "estimate," "expect," or "intend." Known and unknown risks, uncertainties and other factors could cause o2wireless' actual results to differ materially from those contemplated by these statements. Such risks and uncertainties include, but are not limited to, general economic conditions, demand for outsourced wireless network services, competition in the wireless services industry, o2wireless' ability to manage its operations effectively, o2wireless' ability to maintain and increase revenues while controlling costs, o2wireless' ability to retain its customers and attract new business, fluctuations in quarterly operating results, and other uncertainties detailed from time to time in o2wireless' SEC filings. See also the section entitled "Risk Factors" in this proxy statement-prospectus for a discussion of some additional important factors that could cause o2wireless' actual results to differ materially from those in such forward-looking statements.

     Although o2wireless believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. The following discussion should be read in conjunction with o2wireless' financial statements and the related notes and other financial information appearing elsewhere in this proxy statement-prospectus.

OVERVIEW

     o2wireless has built its business through both internal growth and acquisitions. During the past few years, o2wireless acquired certain strategically positioned companies in order to create an integrated telecommunications services company with depth and expertise in wireless and wireline technologies and a broad geographical presence. All of o2wireless' acquisitions have been accounted for under the purchase method of accounting. Aggregate goodwill for all of o2wireless' acquisitions from 1997 to 2001 is approximately $44.2 million, which, prior to December 31, 2001, was generally amortized on a straight-line basis over 5 to 10 years, the expected period of benefit. Effective January 1, 2002, with the adoption of FAS 142, o2wireless is no longer amortizing goodwill on these acquisitions but evaluating the carrying value of the goodwill on an annual basis or as required if an event occurs or circumstances change that would more likely than not reduce the fair value of o2wireless below its carrying value. See "-- Comparison of Year Ended December 31, 2000 to Year Ended December 31, 2001 -- Goodwill Write-Down."

     During the first quarter of 2002, as a result of recent economic triggering events, o2wireless performed an impairment review of its goodwill and recorded a $28.8 million pre-tax charge for the impairment of goodwill, which represented effectively all of o2wireless' goodwill balance. The charge reflects declines in the telecommunications sector along with the current depressed market price for o2wireless' common stock and is reflected as an operating expense in the accompanying financial statements.

     o2wireless generally offers its network planning, design and deployment services on either a fixed-price or a time-and-materials basis, with scheduled deadlines for completion times, that is, on a time-certain basis. Revenues on time and materials contracts are recognized as services are rendered. o2wireless recognizes revenues for its fixed-price contracts using the percentage-of-completion method. Under the percentage-of-completion method, in each period o2wireless recognizes expenses as they are incurred, and it recognizes revenues based on a comparison of the current costs incurred for the project to the then estimated total costs of the project.

     Accordingly, the revenues o2wireless recognizes in a given quarter depend primarily on the costs it has incurred for individual projects and its then current estimate of the total remaining costs to complete individual projects. These estimates are reviewed on a contract-by-contract basis, and are revised periodically throughout the life of the contract such that adjustments to the results of operations relating to these revisions
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

are reflected in the period of revision. o2wireless' estimated costs for a project are based on many factors. Accordingly, the final project's cost may vary from the original estimate. Certain project costs can vary significantly from original estimates, which may lead to significant fluctuations in actual gross margin compared to projected margins. If in any period o2wireless significantly increases its estimate of the total costs to complete a project, o2wireless may recognize very little or no additional revenues with respect to that project. As a result, gross margins in such period and in future periods may be significantly reduced, and in some cases, a loss may be required to be recognized. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. In 2001 and for the six months ended June 30, 2002, revenues from o2wireless' fixed-price contracts accounted for approximately 75% of its total revenues. o2wireless' contracts are typically structured with milestone events that dictate the timing of payments from its customers. Accordingly, there may be a significant delay between the date o2wireless records revenues and the date it receives payment from its customers. During its planning process, o2wireless divides projects into deliverables, which enables it to better understand the costs associated with each of the components and minimizes the risks of exceeding initial estimates.

     o2wireless' customers include wireless carriers, equipment vendors, tower companies, and broadband carriers. o2wireless has derived, and believes that it will continue to derive, a significant portion of its revenues from a limited number of customers. For the year ended December 31, 2001, o2wireless derived 12% of its revenues from Nextel. o2wireless' top five customers represented approximately 41% of its revenues during 2001 and 61% of its revenues for the three months ended June 30, 2002. o2wireless' business was obtained from multiple departments within these organizations. The volume of work performed for specific customers is likely to vary from period to period, and a major customer in one period may not use o2wireless' services in a subsequent period.

     Due to the recent downturn in the financial markets in general, and specifically within the telecommunications industry, many of o2wireless' customers are having trouble obtaining necessary capital resources which are required to fund the expansion of their businesses (e.g., telecom network deployments and upgrades). The current volatility of the financial markets and economic slowdown in the U.S. and internationally has also intensified the uncertainty experienced by many of its customers, who are finding it increasingly difficult to predict demand for their products and services. As a result, many of o2wireless' customers may continue to slow and postpone the deployment of new wireless networks and the development of new technologies and products, which may continue to reduce the demand for its services. Some of o2wireless' customers have recently cancelled or suspended their contracts with o2wireless and many of its customers or potential customers have postponed entering into new contracts for services. Also, due to the difficult financing and economic conditions, some of o2wireless' customers may not be able to pay for services that it has already performed. Based on o2wireless' assessment of the expected collectibility of various receivables, o2wireless increased its allowance for doubtful accounts by a net amount of $383,000 during the quarter ending June 30, 2002 which provided for bad debt increases of approximately $500,000 and $771,000 for general and specific reserves, respectively.

     o2wireless' contract revenues receivables have decreased significantly in absolute dollars from $49.1 million at December 31, 2000 to $23.4 million at December 31, 2001. This reflects a concerted effort to reduce the balance of outstanding receivables. This has resulted in a reduction of o2wireless' days sales outstanding (DSO's), from 88 days at December 31, 2000 to 79 days at December 31, 2001. o2wireless' costs and estimated earnings in excess of billings on uncompleted contracts increased from $14.1 million at December 31, 2000 to $15.5 million at December 31, 2001. This represented an increase from 28 days to 45 days. The increase in 2001 represents a delay in billing certain large projects at December 31, 2001 as billing milestones had not been achieved. Also contributing to the decrease in contract revenues receivables for 2001 is a provision of $2.4 million related to one of o2wireless' customers which recently filed for bankruptcy protection under the Federal Bankruptcy Code. Due to the customer's financial hardship, o2wireless believed that the outstanding receivable had a high degree of collectibility risk. Thus, o2wireless established a provision for the entire balance outstanding at year-end and recognized additional bad debt expenses of $2.4 million for fiscal 2001, which thereby increased o2wireless' reported loss.

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

     o2wireless' net contract revenues receivables have continued to decrease in absolute dollars from $23.4 million at December 31, 2001 to $12.5 million at June 30, 2002. This reflects the slowdown in revenues for the period along with slower payments from our customers. This has resulted in an increase of o2wireless' DSO's from 79 days at December 31, 2001 to 104 days at June 30, 2002. o2wireless' costs and estimated earnings in excess of billings decreased from $15.5 million at December 31, 2001 to $7.3 million at June 30, 2002. This represented an increase from 45 days to 61 days. This increase represents a delay in billing certain large projects as billing milestones had not been achieved.

     o2wireless' cost of revenues includes direct materials, compensation and benefits, living and travel expenses, payments to third-party sub-contractors and other direct project-related expenses, in addition to allocations of indirect overhead. Cost of revenues excludes down-time for direct compensation and benefits and training not required for a specific job. As of June 30, 2002, o2wireless had 281 employees working on contracted projects.

     Selling, general and administrative expenses include compensation and benefits, facilities expenses and other expenses not related directly to projects. All unassigned employees and related costs are charged to selling general and administrative expenses along with training costs associated with new hires.

     Depreciation and amortization expenses include depreciation on o2wireless' furniture, fixtures and equipment and amortization related to its acquisitions through December 31, 2001.

     Interest expense is primarily related to interest on notes payable to related parties and o2wireless' bank facility. It also includes adjustments to the valuation of the interest rate swap agreement.

     Prior to its initial public offering in August 2000, o2wireless granted options to certain of its employees at exercise prices below its initial public offering price of $12.00 per share, which resulted in a total future compensation expense of approximately $1.9 million to be recognized over the vesting periods of the options. A majority of the aggregate expense amount has been recognized over the past two fiscal years. Of this aggregate amount, approximately $523,000 was expensed in fiscal 2000, approximately $761,000 was expensed in fiscal 2001 and approximately $23,000 was expensed during the three months ended June 30, 2002 as a component of selling, general and administrative expenses and the remaining $21,000 will be expensed through September 30, 2002.

RESTRUCTURING

     During the first quarter of 2002, o2wireless implemented a restructuring plan to further streamline its operations and cost structure to reflect the slowdown in the telecommunications sector and the decline in revenues it has experienced. As part of the restructuring plan, which consists primarily of severances for workforce reduction, write-off of fixed assets -- primarily related to the abandonment of furniture, fixtures, and equipment located at the Company's Charlotte, North Carolina office, closure of certain offices and the consolidation of certain facilities, o2wireless recorded a restructuring charge of approximately $3.4 million over the first two quarters of 2002. During the three months ended March 31, 2002, o2wireless recorded a charge of approximately $423,000, of which approximately $283,000 was paid during that period. During the three months ended June 30, 2002, o2wireless recorded an additional charge of approximately $3.0 million, of which $1.4 million was incurred during that period. o2wireless anticipates recording an additional restructuring charge of approximately $1.0 million during the three months ended September 30, 2002.

     Workforce reduction has been the main focus of the restructuring. Employee headcount has been reduced from 573 employees at December 31, 2001 to approximately 340 employees at June 30, 2002, representing a reduction of approximately 220 employees or approximately 39% of o2wireless' workforce. The reductions took place in all sectors of operations and at all levels of staff, including management. o2wireless recorded approximately $1.9 million during the six month period ended June 30, 2002 for severance and other termination benefits related to the workforce reduction.

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

     Additionally, as part of the restructuring, o2wireless is closing certain regional offices. Costs related to remaining office and equipment leases for these offices were included in o2wireless' restructuring reserve. o2wireless' fiscal year 2002 restructuring plan utilization was as follows (in thousands of dollars):

                                                         FY 2002 RESTRUCTURING PLAN
                                  ------------------------------------------------------------------------
                                  1ST QTR   1ST QTR      BALANCE AT     2ND QTR   2ND QTR     BALANCE AT
                                  CHARGES   INCURRED   MARCH 31, 2002   CHARGES   INCURRED   JUNE 30, 2002
                                  -------   --------   --------------   -------   --------   -------------
Employee Severance..............   $223      $(223)         $ --        $1,367    $  (446)      $  921
Severance Benefits..............    140         --           140           140        (80)          60
Office Closings.................     60        (60)           --           951       (453)         498
Fixed Asset Write-off...........     --         --            --           448       (448)          --
Office and Equipment Leases.....     --         --            --            98         (9)          89
                                   ----      -----          ----        ------    -------       ------
       TOTAL....................   $423      $(283)         $140        $3,004    $(1,436)      $1,568
                                   ====      =====          ====        ======    =======       ======

     During the first quarter of 2001, o2wireless also implemented a restructuring plan at which time it took a restructuring charge totaling approximately $1.1 million. As of March 31, 2002 approximately $786,000 in costs were paid relating to this restructuring. o2wireless now believes it has incurred and paid all costs associated with that restructuring. Hence, during the three months ended March 31, 2002, o2wireless recorded a restructuring credit for the remaining unused liability of approximately $314,000 related to that initial charge.

     Some of o2wireless' contracts with its customers include billing milestones, whereby the client is not invoiced until certain milestones are reached. However, o2wireless recognizes revenue under the percentage-of-completion method of accounting. If a contract is terminated by a customer or modified before a milestone is reached, o2wireless generally will be required to renegotiate the terms of payment for work performed but not yet billed. Due to the circumstances surrounding such cancellations or modifications and the financial condition of the related customers, the amount o2wireless ultimately collects from such customers may be, and often is, discounted from the amount it has previously recorded in unbilled accounts receivable and revenue. Because o2wireless is not able to reduce its costs as fast as its revenues may decline, o2wireless' costs as a percentage of revenues may increase and, correspondingly, its net earnings may decline disproportionately to any decreases in revenues. o2wireless has experienced this challenge particularly with respect to managing its employee base, and this has resulted in underutilization of employees due to the unforeseen reduction in the demand for its services during fiscal 2001 and continuing into 2002. In response to these factors and the lack of visibility and uncertain market conditions, o2wireless has taken steps and is continuing to take steps to reduce its level of expenditures.

RECOVERY PLAN

     In connection with the execution of the merger agreement with Baran, o2wireless adopted a recovery plan to be administered by the recovery plan committee. Under the terms of the recovery plan, o2wireless has undertaken to change its management reporting structure, relocate its corporate headquarters, wind down or pursue the sale of certain operations, and take other measures designed to improve o2wireless' cost structure and preserve its capital pending the closing of the merger. See "The Merger Agreement -- Appointment of Directors; Recovery Plan and Recovery Plan Committee."

DISCONTINUED OPERATIONS

     SPECIALTY DRILLING, INC. SALE

     On April 12, 2001 o2wireless sold substantially all of the assets of Specialty Drilling, Inc. During the quarter ended March 31, 2001 o2wireless provided for approximately $784,000 in losses from discontinued operations and losses on disposal of discontinued operations. As of March 31, 2002, approximately $500,000 in losses had been incurred and paid. o2wireless does not believe there are any additional losses to be paid and reversed the remaining $284,000 of the provision during the quarter ended March 31, 2002, which was included in liabilities of discontinued operations at December 31, 2001.

     Revenues from Specialty Drilling, Inc. were approximately $170,000 for the six months ended June 30, 2001 while the net loss for the six months ended June 30, 2001 was $196,000. There were no discontinued operations for the six months ended June 30, 2002 related to the sale of Specialty Drilling, Inc.

     O2WIRELESS LIGHTING, INC. SALE

     On June 4, 2002, o2wireless' Board of Directors formally approved a "Recovery Plan" adopted in connection with the signing of the merger agreement with Baran Group, Ltd. This Plan included certain revenue and other operating performance targets, relocation of the corporate offices, an incentive bonus program for key staff and management, and the sale of o2wireless Lighting, Inc. (the "Lighting Division"). The Lighting Division installs lighting systems on towers and sells aftermarket systems.

     In August 2001, FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." As the Lighting Division has clearly distinguishable operations and cash flows from the rest of o2wireless, the assets and liabilities of the Lighting Division are defined as an asset group under SFAS 144 and will be discontinued from the ongoing operations of o2wireless. o2wireless plans to have no further involvement in the operations of the Lighting Division and expects to sell the asset group to an independent third party and is in current negotiations regarding the sale of the Lighting Division.

     Accordingly, o2wireless has elected to report the pending sale of the Lighting Division as a discontinued operation by early adoption of SFAS 144. o2wireless expects the sale of the Lighting Division to be completed by the fourth quarter of fiscal year 2002. The condensed consolidated financial statements have been reclassified to segregate the net assets and operating results of these discontinued operations for all periods presented.

     Summary operating results of the discontinued operations (in thousands of dollars) are as follows:

                                                THREE MONTHS ENDED     SIX MONTHS ENDED
                                                     JUNE 30,              JUNE 30,
                                                -------------------    -----------------
                                                 2001        2002       2001      2002
                                                -------    --------    ------    -------
Revenue.......................................  $2,822     $ 1,535     $5,412    $ 3,017
Gross profit..................................     873         514      1,678      1,014
Operating income (loss).......................     164         (95)       267       (262)
Interest expense..............................      --          --         (1)        (1)
Loss on disposal of assets....................      --      (3,400)        --     (3,400)
Income tax expense............................      --          --         --         --
(Loss) gain from discontinued operations......     164      (3,495)       266     (3,663)

     The loss on disposal of assets of the Lighting Division is based on an offer presented to o2wireless to purchase only the assets of the Lighting Division. The offer is composed of $1.2 million of cash and $500,000 of buyer financed notes. o2wireless determined its value of the offer by assigning no value to the buyer financed notes due to current creditworthiness of the buyer syndicate. The expected loss on disposal is as follows (amounts in thousands):

                                                              JUNE 30,
                                                                2002
                                                              --------
Assets for sale.............................................  $  4,626
  Less: Estimated transaction costs.........................       (26)
                                                              --------
Net assets for sale.........................................  $  4,600
                                                              --------
  Less: Value of offer......................................  $ (1,200)
                                                              --------
Expected loss on disposal of assets.........................  $ (3,400)
                                                              ========

     Assets and liabilities of discontinued operations (in thousands of dollars) are as follows:

                                                              DECEMBER 31,   JUNE 30,
                                                                  2001         2002
                                                              ------------   --------
Cash and cash equivalents...................................     $   71       $  121
                                                                 ======       ======
Contract revenue receivable, net of allowance for doubtful
  accounts of $13 and $5 at December 31, 2001 and June 30,
  2002, respectively........................................      1,389        1,116
Inventories.................................................      2,895        2,867
Other current assets........................................        116           50
Property and equipment, net of accumulated depreciation of
  $154 and $187 at December 31, 2001 and June 30, 2002,
  respectively..............................................        479          455
Other assets................................................         11           17
                                                                 ------       ------
Other assets of discontinued operations.....................     $4,890       $4,505
                                                                 ======       ======
Current portion of other indebtedness.......................          9           10
Accounts payable............................................        436          198
Accrued expenses............................................        169          116
Other current liabilities...................................          6            5
Other long-term indebtedness, less current portion..........         11            6
Reserve for loss on sale and operating losses...............         --        3,400
                                                                 ------       ------
Liabilities of discontinued operations......................     $  631       $3,735
                                                                 ======       ======

RESULTS OF OPERATIONS

 COMPARISON OF THE THREE AND SIX MONTHS ENDED JUNE 30, 2001 TO THREE AND SIX MONTHS ENDED JUNE 30, 2002

     REVENUES. o2wireless' revenues decreased 57%, or $14.2 million, from $25.0 million for the three months ended June 30, 2001 to $10.8 million for the three months ended June 30, 2002. The decrease was primarily attributable to the overall decline in network construction activity and the continued reduction or delay of capital expenditures by some of o2wireless' customers, particularly equipment manufacturers. o2wireless does not anticipate any significant increase in revenues in the near future until there is a sustained increase in capital expenditures in the telecommunications sector.

     o2wireless' revenues decreased 37% or $19.4 million from $52.8 million for the six months ended June 30, 2001 to $33.4 million for the six months ended June 30, 2002. The decrease was primarily attributable to the overall decline in network construction activity and the continued reduction or delay of capital expenditures by some of o2wireless' customers, particularly equipment manufacturers.

     COST OF REVENUES. o2wireless' cost of revenues decreased 29% from $20.3 million, or 81% of revenues, for the three months ended June 30, 2001 to $14.3 million, or 133% of revenues, for the three months ended June 30, 2002. Gross margin decreased from 19% for the three months ended June 30, 2001 to (33%) for the three months ended June 30, 2002. The decrease in 2002 reflected continued pricing pressure in the telecommunications sector, along with additional operational costs associated with the termination of certain contracts in one of o2wireless' divisions, causing revenue to decline at a faster rate than cost-cutting initiatives.

     o2wireless' cost of revenues decreased 21% from $42.7 million for the six months ended June 30, 2001 to $33.8 million for the six months ended June 30, 2002, due primarily to deterioration of o2wireless' revenue base. Gross margin was (1)% for the six months ended June 30, 2002, compared to 19% for the six months ended June 30, 2001. Gross margin for the six months ended June 30, 2002 decreased from that of the prior year primarily due to continued pricing pressure in the telecommunication sector causing revenue to decline at a faster rate than cost-cutting initiatives. o2wireless expects margins to improve for the remaining quarters of 2002 based on its continued cost reduction efforts and streamlining of o2wireless' operations.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general, and administrative expenses decreased 10% from $6.8 million, or 27% of revenues, for the three months ended June 30, 2001 to $6.1 million, or 57% of revenues, for the three months ended June 30, 2002. The decrease in absolute dollars reflects o2wireless' continued efforts to reduce selling, general and administrative expenses in line with the decline in revenues. Included in SG&A expenses for the quarter is a $1.2 million bad debt expense recorded during the three months ended June 30, 2002. Based on o2wireless' assessment of the expected collectibility of various receivables, o2wireless has increased its allowance for doubtful accounts by approximately $383,000 during the quarter ended June 30, 2002 to specifically reserve for those customers for which collectibility is uncertain.

     Selling, general, and administrative expenses decreased 24% from $15.6 million for the six months ended June 30, 2001 to $11.9 million for the six months ended June 30, 2002. The decrease was attributable in large part to o2wireless' restructuring plan and reductions in costs to match its declining revenue.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses decreased 71% from $1.9 million for the three months ended June 30, 2001 to $568,000 for the three months ended June 30, 2002. This significant decrease is attributable to the adoption of FAS 142 on January 1, 2002, with the result that o2wireless is no longer amortizing goodwill on acquisitions but evaluating the carrying value of goodwill on an annual basis or as required if an event occurs or circumstances change that would more likely than not reduce the fair value of o2wireless below its carrying value. As described previously, o2wireless recorded a $28.8 million charge for the impairment of its goodwill balance during the first quarter of 2002. This is recorded as an operating expense in the accompanying financial statements as the impairment analysis was performed as a result of current period events, not attributable to the transition provisions of SFAS 142.

     Depreciation and amortization expenses decreased 75% from $3.9 million for the six months ended June 30, 2001 to $961,000 for the six months ended June 30, 2002. This significant decrease reflects the adoption of FAS 142 on January 1, 2002 as discussed in the previous paragraph.

     INTEREST EXPENSE. Interest expense remained relatively constant from $430,000 for the three months ended June 30, 2001 to $448,000 for the three months ended June 30, 2002. The primary reason for the consistency in interest expense is a reflection of similar levels of borrowing and similar interest rates in both fiscal periods. Interest expense is expected to increase in future quarters with the addition of the Baran debt.

     Interest expense decreased 21% from $851,000 for the six months ended June 30, 2001 to $676,000 for the six months ended June 30, 2002. The decrease in interest expense is primarily attributable to a reduced usage of the credit facility.

     OTHER INCOME AND INTEREST INCOME (EXPENSE). For the three months ended June 30, 2001, other income was approximately $350,000 as compared to other income of approximately $11,000 for the three months ended June 30, 2002. Other income for the three months ended June 30, 2001 consisted primarily of interest income from o2wireless' note receivable with South Carolina Phone LLC, which was fully paid during 2001.

     For the six months ended June 30, 2001, other income was $599,000 as compared to other expense of approximately $25,000 for the six months ended June 30, 2002. The income for the six months ended June 30, 2001 was primarily attributable to interest income from o2wireless' note receivable with South Carolina Phone LLC.

     INCOME TAX EXPENSE. No income tax expense was recorded for the three months or six months ended June 30, 2001 and 2002.

     NET LOSS. Net loss from continuing operations for the three months ended June 30, 2001 was $4.1 million, as compared to net loss of $15.2 million for the three months ended June 30, 2002. The increase in net loss was primarily attributable to decreased margins, restructuring charges, merger related expenses, the overall decline in network construction activity and the continued reduction or delay of capital expenditures by some of o2wireless' customers, particularly equipment manufacturers.

     Net loss from continuing operations for the six months ended June 30, 2002 was $47.3 million, as compared to a net loss of $10.8 million for the six months ended June 30, 2001. The net loss for the six months ended June 30, 2002 is primarily attributable to further erosion within the marketplace and the write-off of approximately $28.8 million in goodwill.

  COMPARISON OF YEAR ENDED DECEMBER 31, 2000 TO YEAR ENDED DECEMBER 31, 2001

     Revenues. o2wireless' revenues decreased 17%, or $21.7 million, from $128.4 million for the year ended December 31, 2000 to $106.7 million for the year ended December 31, 2001. Offsetting the decrease in internally generated revenues was the contribution of $13.6 million in revenues contributed by the acquisition of Young & Associates, Inc., which occurred in January 2001. The decrease was primarily attributable to the overall decline in network construction activity and the continued reduction or delay of capital expenditures by some of o2wireless' customers, particularly equipment manufacturers, during fiscal year 2001, which may continue in future fiscal periods.

     Cost of Revenues. o2wireless' cost of revenues decreased 7% from $91.6 million, or 71% of revenues, for the year ended December 31, 2000 to $85.1 million, or 80% of revenues, for the year ended December 31, 2001. Gross margin decreased to 20% for the year ended December 31, 2001 from 29% for the year ended December 31, 2000 due to increased competition, pricing pressure along with lower margins achieved in o2wireless' construction and installation businesses, and a larger portion of total revenues being generated by the lower margin construction activities.

     Selling, General and Administrative Expenses. o2wireless' selling, general and administrative expenses increased from $25.0 million, or 19% of revenues, for the year ended December 31, 2000 to $31.5 million, or 30% of revenues, for the year ended December 31, 2001. The increase in selling, general and administrative expenses in absolute dollars primarily reflects an increase in costs associated with the integration of o2wireless' acquisitions, reduced utilization of employees due to delays and reduction in contracts, and increased expenses associated with being a public company. Also contributing to the increase in selling, general and administrative expenses for 2001 is a provision of $2.4 million in contract revenues receivables related to one of o2wireless' customers which recently filed for protection under the United States Federal Bankruptcy Code. Due to the customer's financial hardship, o2wireless believed that the outstanding receivable had a high degree of collectibility risk. Thus, o2wireless established a provision for the entire balance outstanding at year-end.

     Depreciation and Amortization. Depreciation and amortization increased 85% from $4.0 million for the year ended December 31, 2000 to $7.4 million for the year ended December 31, 2001 due primarily to o2wireless' acquisitions along with increased capital expenditures to support its existing business.

     Goodwill Write-Down. As a result of o2wireless' continuing assessment of the recoverability of its intangible goodwill assets during the quarter ended September 30, 2001, it reduced the carrying value of goodwill related to the assets of specific business units recording a goodwill write-down of $4.8 million. o2wireless continues to monitor the performance of its acquisitions and, due to the change in the economic environment in the telecommunications sector, further reductions to previously recorded goodwill related to certain acquisitions may be required if future operating cash flows for previously acquired operations are not achieved.

     Interest Expense. Interest expense is primarily related to interest on o2wireless' credit facility and notes payable to related parties. It also includes adjustments to the valuation of the interest rate swap agreement. Interest expense decreased 47% from $3.8 million for the year ended December 31, 2000 to $2.0 million for the year ended December 31, 2001. As a percentage of revenues, interest expense declined to approximately 1.7% for the year ended December 31, 2001 from approximately 2.8% for the year ended December 31, 2000. The decrease in absolute dollars relates to a reduction in average debt outstanding under o2wireless' bank line of credit in 2001 as compared to 2000.

     Other Income (Expense). For the year ended December 31, 2000, other expense was $13.1 million as compared to $806,000 of other income for the year ended December 31, 2001. The expense for the year ended December 31, 2000 primarily represented a one-time increase in the fair value of put warrants. The put provision of the common stock put warrants expired upon completion of o2wireless' initial public offering in

August 2000. Other income for the year ended December 31, 2001 consisted primarily of interest income from o2wireless' note receivable with South Carolina Phone LLC. For more information regarding o2wireless' contractual relationship with South Carolina Phone LLC, please see Note 11 to the o2wireless financial statements for the year ended December 31, 2001 included in this proxy statement-prospectus.

     Income Taxes. For the year ended December 31, 2000, o2wireless had an income tax expense of $3.1 million, of which $521,000 is included in the discontinued operations of o2wireless Lighting Inc., as compared to $2.6 million in income tax expense for the year ended December 31, 2001. At December 31, 2001, o2wireless had net operating loss carryforwards for U.S. federal income tax purposes of approximately $14.5 million that are available to offset future taxable income, if any, through 2001. Due to the uncertainty of its ability to recognize the entire tax benefit, o2wireless established an offsetting provision for the tax benefit recorded.

     Extraordinary Items. For the year ended December 31, 2000, o2wireless reported an extraordinary loss of $4.3 million, net of income tax benefit of $2.2 million. This extraordinary loss resulted from the extinguishment of indebtedness in connection with o2wireless' initial public offering. Approximately $2.6 million of this represents the amount of the then unaccreted discount on o2wireless' senior subordinated notes that was expensed upon the early repayment of the notes with proceeds from the initial public offering. The remaining $1.7 million of this loss related to the write-offs of the then remaining capitalized loan costs relating to loans repaid. For the year ended December 31, 2001, o2wireless had no extraordinary items.

     Net Loss. o2wireless' net loss increased from $15.3 million for the year ended December 31, 2000 to $28.0 million for the year ended December 31, 2001. This increase in net loss for the year ended December 31, 2001 is attributable to reduced revenues during 2001, together with lower gross margin rates due, in part, to lower utilization of employees arising from the reduction or delay of projects by some of o2wireless' customers, pricing pressures and a change in the mix of services to lower margin services. Also contributing to the 2001 net loss were higher selling, general and administrative costs. The net loss for the year ended December 31, 2000 is attributable primarily to the $13.7 million non-cash charge as described above in "Other Income (Expense)" section.

  COMPARISON OF YEAR ENDED DECEMBER 31, 1999 TO YEAR ENDED DECEMBER 31, 2000

     Revenues. o2wireless' revenues increased 173%, or $81.3 million, from $47.1 million for the year ended December 31, 1999 to $128.4 million for the year ended December 31, 2000. The increase was primarily attributable to growth in existing business from new contracts with the most significant growth being in o2wireless' design and deployment services. The increase in revenues attributable to internal growth amounted to approximately $51.9 million. The remaining portion of the increase in revenues is attributable to o2wireless' acquisitions of TWR Telecom, Inc. and McKenzie Telecommunications Group, Inc., both of which were completed in November 1999 and the acquisitions of Communication Consulting Services, Inc., Wireless Sites Development, Inc., and HAF Limited during 2000.

     Cost of Revenues. o2wireless' cost of revenues increased 166% from $34.5 million, or 73% of revenues, for the year ended December 31, 1999 to $91.6 million, or 71% of revenues, for the year ended December 31, 2000, primarily due to the increase in the number of contracts associated with acquisitions. Costs also increased significantly due to increased staffing costs to support the growth in existing businesses. Gross margin increased to 29% for the year ended December 31, 2000 from 27% for the year ended December 31, 1999 due to higher margin contracts from o2wireless' acquisitions, along with a shift in the mix of services to higher margin services.

     Selling, General and Administrative Expenses. o2wireless selling, general and administrative expenses increased from $9.4 million, or 20% of revenues, for the year ended December 31, 1999 to $25 million, or 19% of revenues, for the year ended December 31, 2000. The increase in selling, general and administrative expenses in absolute dollars primarily reflects an increase in costs associated with acquisitions along with increased executive, administration and systems personnel.

     Depreciation and Amortization. Depreciation and amortization increased 90% from $2.1 million for the year ended December 31, 1999 to $4.0 million for the year ended December 31, 2000 due primarily to acquisitions along with increased capital expenditures to support growth in o2wireless' existing business. It also reflects a policy change to amortize all goodwill from acquisitions in 2000 and future years over a 5-year life. Goodwill on all acquisitions prior to 2000 was amortized over a 10-year life.

     Interest Expense. Interest expense increased 64% from $2.3 million for the year ended December 31, 1999 to $3.8 million for the year ended December 31, 2000. As a percentage of revenues, interest expense declined to approximately 3% for the year ended December 31, 2000 from approximately 4.9% for the year ended December 31, 1999. The increase in absolute dollars is due to higher utilization of o2wireless' bank line of credit for acquisition purposes and working capital needs prior to its initial public offering.

     Other Income (Expense). For the year ended December 31, 1999, other income was $102,000 as compared to $13.1 million of other expense for the year ended December 31, 2000. The expense for the year ended December 31, 2000, represented a one-time increase in the fair value of put warrants. The put provision of the common stock put warrants expired upon completion of the initial public offering.

     Income Taxes. For the year ended December 31, 1999, o2wireless had an income tax benefit of $1.2 million as compared to an income tax expense of $3.1 million, of which $521,000 is included in the discontinued operations of o2wireless Lighting Inc., for the year ended December 31, 2000. The benefit for 1999 was primarily attributable to the decrease in the valuation allowance and recognition of deferred tax benefits. At December 31, 2000, o2wireless had a net operating loss carry-forward of $5.2 million, which gives rise to substantially all of o2wireless' gross deferred tax asset. Certain limitations exist on the usage of the net operating loss.

     Extraordinary Items. For the year ended December 31, 1999 o2wireless reported an extraordinary loss of $256,000, net of income tax benefit of $171,000. The extraordinary loss resulted from the extinguishment of indebtedness in connection with the refinancing of o2wireless' credit facility. For the year ended December 31, 2000, o2wireless reported an extraordinary loss of $4.3 million, net of income tax benefit of $2.2 million. This extraordinary loss resulted from the extinguishment of indebtedness in connection with o2wireless' initial public offering. Approximately $2.6 million of this represents the amount of the then unaccreted discount on senior subordinated notes that was expensed upon the early repayment of the notes with proceeds from the initial public offering. The remaining $1.7 million of this loss related to the write-offs of the then remaining capitalized loan costs relating to loans repaid.

     In addition, for the year ended December 31, 1999, o2wireless recorded an expense of $121,000 relating to the effect of changing o2wireless' accounting method for organization costs from deferral to expensing these costs as incurred.

     Net Loss. o2wireless' net loss increased from $317,000 for the year ended December 31, 1999 to $15.3 million for the year ended December 31, 2000. This increase in net loss for the year ended December 31, 2000 is attributable to the $13.7 million non-cash charge as described above in "Other Income (Expense)" and the extraordinary items as discussed above in "Extraordinary Items".

LIQUIDITY AND CAPITAL RESOURCES

  NET CASH USED IN OPERATING ACTIVITIES

     As of June 30, 2002, o2wireless had a cash balance of approximately $4.8 million which included approximately $1.5 million of outstanding checks that had not cleared the bank at June 30, 2002. Since its inception, o2wireless has primarily financed its operations through commercial bank borrowings, the issuance of subordinated notes, and the sale of preferred and common stock. Net cash provided by and used in operations is primarily derived from contracts in process and changes in working capital. Net cash used by continuing operations was approximately $4.3 million for the six months ended June 30, 2002. Net cash provided by operations was approximately $2.3 million for the year ended December 31, 2001, while net cash used in operations was approximately $10.5 million for the year ended December 31, 2000.

  NET CASH USED IN INVESTING ACTIVITIES

     Net cash used in investing activities by continuing operations was approximately $114,000 for the six months ended June 30, 2002, consisting primarily of capital expenditures to support o2wireless' operations. Net cash used in investing activities was approximately $11.6 million for the year ended December 31, 2001, and $6.9 million for the year ended December 31, 2000. Investing activities consist primarily of acquisitions, as well as capital expenditures to support o2wireless' operations. Approximately $11.5 million of investing activities related to net cash paid for acquisitions for the year ended December 31, 2001.

  NET CASH PROVIDED BY FINANCING ACTIVITIES

     Net cash provided by financing activities for the six months ended June 30, 2002 was approximately $4.7 million. This consisted primarily of $7.1 million borrowed under o2wireless' credit facility and working capital loan agreement with Baran, offset by repayment of approximately $1.8 million for the credit facility and approximately $666,000 of various notes payable. Net cash provided by financing activities for the year ended December 31, 2001 was approximately $1.9 million. This consisted primarily of $12.4 million borrowed under o2wireless' revolving credit agreement, offset by repayment of $8.0 million borrowed under its revolving credit agreement, and various notes paid of approximately $2.5 million. Net cash provided by financing activities for the year ended December 31, 2000 was approximately $28.8 million. This consisted primarily of $62.7 million received as net proceeds from the issuance of common stock in the initial public offering, $19.0 million borrowed under o2wireless' revolving credit agreement, offset by repayment of $31.3 million borrowed under its revolving credit agreement, $13 million for repayment of its senior subordinated notes and $7.9 million to redeem its Series D preferred stock.

 CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

     The following summarizes our future contractual obligations and commercial commitments as of June 30, 2002 (in thousands of dollars):

                                                                     PAYMENTS DUE BY PERIOD
                                                           -------------------------------------------
                                                           LESS THAN                            AFTER
                                                  TOTAL     1 YEAR     1-3 YEARS   4-5 YEARS   5 YEARS
                                                 -------   ---------   ---------   ---------   -------
Line of credit and notes payable...............  $13,533    $13,202     $  331       $ --        $--
Capital Lease Obligations......................      204        106         98         --        --
Operating Leases...............................    4,304      1,895      1,784        625        --
                                                 -------    -------     ------       ----        --
Total Contractual Cash Obligations.............  $18,041    $15,203     $2,213       $625        --
                                                 =======    =======     ======       ====        ==

     Our commercial commitments for the period ended June 30, 2002 represented the proceeds received in connection with the Baran working capital loan agreement and our credit facility which are included above in our line of credit and notes payable balance. At June 30, 2002, we had no availability for additional borrowings under the credit facility and at that date it had $7.7 million in outstanding borrowings. The credit facility is due November 15, 2002. For more information regarding the credit facility, please see "-- Credit Facility" below.

     On April 15, 2002, o2wireless entered into a Standby Letter of Credit Agreement with Fleet Capital Corporation. This Letter of Credit is in the amount of $337,652. The Letter of Credit is guaranteed by several of o2wireless' shareholders including American Capital Strategies, Ltd., Stratford Capital Partners, LP, DFW Capital Partners, LP, and DeMuth, Folger & Wetherill II, LP. The Letter of Credit will expire on April 15, 2003 and shall not be extended without the express written consent of each of the shareholders noted above.

     On June 5, 2002, o2wireless executed a definitive agreement to merge with a wholly owned subsidiary of Baran Group Ltd. In connection with the agreement to merge, o2wireless is obligated to pay a termination fee of $700,000, plus incurred merger related costs of Baran, if o2wireless accepts a superior offer. See Note 8(c) -- Second Amendment to Baran Group Ltd. Merger Agreement for further discussion.

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

  CASH REQUIREMENTS

     o2wireless' cash requirements through the end of fiscal year 2002 are primarily to fund operations, capital expenditures, cash restructuring outlays, and debt service requirements.

  SOURCES OF CASH

     o2wireless currently funds its operations with available cash, cash equivalents, and the proceeds received in connection with the Baran working capital loan agreement (see Note 7 "Baran Group Ltd. Merger" in the accompanying financial statements for the six months ended June 30, 2002). Due to significant cost reduction steps taken in 2001 and early 2002, continuing efforts to further reduce expenses to reflect diminished revenue opportunity, and proceeds presently expected to be received (see paragraph below) in connection with the Baran working capital loan agreement, o2wireless presently believes that it will have sufficient cash and cash equivalents to fund its operations pending the closing of the merger with Baran.

     Management presently expects that the proposed merger with Baran will close during the fourth quarter of the fiscal year ended December 31, 2002. However, in August 2002, Baran notified o2wireless that, based upon the results of operations of o2wireless for the second quarter ended June 30, 2002, the ability of Baran to complete the merger transaction with o2wireless would be subject to Baran's further review and evaluation of o2wireless' current financial condition and third quarter operations. As a result of Baran's review, the parties entered into an amendment to the merger agreement to reduce the exchange ratio by approximately one-half to .014919 shares of Baran for every one share of o2wireless common stock. Management expects to receive additional advances in connection with the working capital loan agreement. If the proposed merger does not close, o2wireless will not have sufficient liquidity to maintain operations through the early part of the fourth quarter of fiscal year ended December 31, 2002. As such, management would consider re-financing of the existing credit facility, negotiating the sale of the company to another acquirer, or pursuing other options available to o2wireless. However, management expresses no assurances that these alternatives would be available to o2wireless if the proposed merger with Baran is not completed and, as such, o2wireless would be required to liquidate.

     o2wireless' bank credit facility requires that it maintains specified levels of earnings (loss) before income taxes, depreciation, and amortization (EBITDA) and its borrowing base is dependent upon the amount of eligible receivables, as defined in the credit agreement. As of June 30, 2002, o2wireless was not in compliance with its EBITDA covenant under the terms of the fifth amendment to its credit agreement dated June 5, 2002 and was therefore in default. Under the terms of the fifth amendment, if the EBITDA requirements are not met, suspension of the requirements under the facility would have been permitted if Baran made cash available to o2wireless to fund the EBITDA shortfall either in the form of an equity contribution or one or more subsequent disbursements under the working capital loan agreement with Baran. In August 2002, as a result of a higher than anticipated operating loss at o2wireless for the quarter ended June 30, 2002, Baran decided to delay funding of further advances of working capital by Baran Sub to o2wireless under the working capital loan agreement. As of the date hereof, Baran had not provided o2wireless with additional funding; however, o2wireless expects to receive additional funding in connection with the working capital loan agreement. See further detail in "Credit Facility" below. On August 15, 2002 o2wireless obtained a waiver of the default at June 30, 2002 subject to (1) remitting $1.0 million to the Bank as a permanent reduction in o2wireless' credit line and (2) an agreement to pay no further monies to Baran. If o2wireless fails to achieve its budgeted revenues and margins and/or experiences any significant write-offs, o2wireless could be in violation of the covenants of its credit facility in the future. Based on o2wireless' current cash and cash equivalents, it would not have sufficient resources to repay its indebtedness under the credit facility.

     On June 30, 2002, o2wireless had cash and cash equivalents of $4.8 million, which included approximately $1.5 million in checks that had not cleared the bank at June 30, 2002. As of June 30, 2002, o2wireless had outstanding balances of $4.9 million related to the Baran Working Capital Loan (see Note 7 "Baran Group Ltd. Merger" in the accompanying financial statements for the six months ended June 30, 2002) and $7.7 million under its credit facility with no additional availability under the credit facility. As a result of

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principal reduction payments made subsequent to June 30, 2002, the outstanding balance under the credit facility was $5.1 million as of September 17, 2002.

  CREDIT FACILITY

     Effective June 5, 2002, o2wireless amended its syndicated credit agreement with Wachovia Bank, N.A., as agent. The amount available under the credit facility is limited to the lesser of (a) $9.7 million or (b) a pre-defined borrowing base determined by Eligible Receivables. The Eligible Receivables balance excludes certain accounts receivable from EBITDA covenant calculations. After the amendment, no more revolving loans or letters of credit will be made available to o2wireless. The amendment provides for repayments aggregating $1.6 million over the period ending November 15, 2002, the maturity date of the term loan. Accordingly, o2wireless' ability to maintain its current level of borrowings under the facility, without having to make additional repayments prior to maturity, is contingent upon gross receivables, based on a pre-defined borrowing base.

     The line of credit is secured by substantially all of o2wireless' business assets, is guaranteed by its subsidiaries and is senior to approximately $5.6 million of subordinated indebtedness. The terms of the credit agreement include several covenants and restrictions including but not limited to those discussed in this proxy statement-prospectus. Under the terms of the agreement, for the quarters ended June 30, 2002 and September 30, 2002, o2wireless' EBITDA for each such fiscal quarter, adjusted for certain restructuring costs, is required to be at least $1. However, in the event that EBITDA for a fiscal quarter, as so adjusted, is less than $1, the suspension of o2wireless' compliance shall be permitted provided Baran Sub makes available to o2wireless, either in the form of an equity contribution or one or more subsequent disbursements under the Baran Sub loan agreement, an amount equal to the amount necessary to cover the difference between the EBITDA loss for the fiscal quarter and $1. The amount of the disbursement under the Baran Sub loan agreement is limited to $3 million for the quarter ended June 30, 2002. As of the date hereof, Baran has not provided o2wireless with additional funding; however, o2wireless expects to receive additional funding under the working capital loan agreement. See Note 7 "Baran Group Ltd. Merger" in the accompanying financial statements for the six months ended June 30, 2002. As of June 30, 2002, o2wireless was not in compliance with its EBITDA covenant under the terms of the fifth amendment to its credit agreement dated June 5, 2002 and was therefore in default. On August 15, 2002, o2wireless obtained a waiver of the default at June 30, 2002 subject to (1) remitting $1.0 million to the Bank as a permanent reduction in o2wireless' credit line and (2) an agreement to pay no further monies to Baran. See
"-- Working Capital Loan Agreement with Baran Sub." In addition, o2wireless is required to provide the lenders with periodic budgets, financial statements and periodic reports and filings. Additionally, o2wireless is restricted in the amount of payments to holders of seller notes. The covenants in the credit facility also limit o2wireless' ability to sell its assets outside the ordinary course of business, merge with or acquire other businesses. In addition, o2wireless is limited in capital expenditures that can be incurred during a given period. If o2wireless continues to experience significant losses, o2wireless could be in violation of the covenants in its credit facility in the future.

 WORKING CAPITAL LOAN AGREEMENT WITH BARAN SUB

     On June 5, 2002, as part of the merger transaction, Baran Sub, entered into a working capital loan agreement with o2wireless. In the loan agreement, Baran Sub agreed to provide working capital advances to o2wireless, subject to conditions and covenants imposed on o2wireless, and provided that the representations and warranties of o2wireless given in the loan agreement remain true and correct on the date of each advance to o2wireless by Baran Sub. Also on June 5, 2002, Baran Sub entered into a subordination agreement with Wachovia Bank, N.A. Under the subordination agreement, all rights and remedies of Baran Sub under the loan agreement are and shall continue to be junior in right of payments to the rights of Wachovia Bank under o2wireless' credit agreement.

     Baran Sub extended the first advance on June 6, 2002, immediately following the execution of the loan agreement and the merger agreement, in the amount of $5,000,000, which was evidenced by a working capital

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note. In addition, and provided that no event of default has occurred, Baran Sub has agreed to advance to o2wireless the following:

     - No later than the date o2wireless files its Form 10-Q for the quarter ended June 30, 2002 or August 15, 2002, the lesser of (x) $3,000,000 or
       (y) the amount of o2wireless' loss (as defined below) for the quarter ended June 30, 2002; and

     - If the loan agreement is in effect as of the later of the date o2wireless files its Form 10-Q for the quarter ended September 30, 2002 or November 15, 2002, at its discretion, an amount equal to o2wireless' loss for the quarter ended September 30, 2002.

     "Loss" is defined in the loan agreement as o2wireless' consolidated earnings before interest, taxes, depreciation, amortization, non-cash restructuring expenses and any accrued and unpaid management fees due to Baran Sub.

     In August 2002, as a result of a higher than anticipated operating loss at o2wireless for the quarter ended June 30, 2002, Baran decided to delay funding of further advances of working capital by Baran Sub to o2wireless under the working capital loan agreement. As of the date hereof, Baran has not made any additional advances. o2wireless' management presently expects to receive additional advances under this agreement.

CRITICAL ACCOUNTING POLICIES AND SIGNIFICANT ESTIMATES

     Factors that could affect o2wireless' future operating results and cause actual results to vary materially from expectations include, but are not limited to, lower than anticipated growth from existing customers, an inability to attract new customers, an inability to successfully integrate acquisitions, technology changes, or a decline in the financial stability of o2wireless' customers.

     Negative developments in these or other risk factors could have a material adverse effect on o2wireless' financial position and results of operations.

     A summary of o2wireless' critical accounting policies follows:

          o2wireless offers network planning, design and deployment services on either a fixed price or a time and materials basis, with scheduled deadlines for completion times. Revenue on time and materials contracts is recognized as services are rendered. Revenue on fixed price contracts is recognized using the percentage-of-completion method. Under the percentage-of-completion method, in each period expenses are recognized as incurred and revenue is recognized based on a comparison of the current costs incurred for the project to the then estimated total costs of the project. Accordingly, the revenues recognized in a given quarter depend on the costs incurred for individual projects and the estimate of the total remaining costs to complete individual projects. These estimates are reviewed on a contract-by-contract basis, and are revised periodically throughout the life of the contract such that adjustments to the results of operations relating to these revisions are reflected in the period of revision. Estimated costs to complete a project are based on many factors. Accordingly, the final project cost may vary from the original estimate. Certain project costs can vary significantly from original estimates which may lead to significant fluctuations in actual gross margin compared to projected margins. As a result, gross margins in future periods may be significantly reduced, and in some cases, a loss may be required to be recognized. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

          o2wireless is required to estimate the collectibility of its trade receivables. A considerable amount of judgment is required in assessing the ultimate realization of these receivables including the current credit-worthiness of each customer. Significant changes in required reserves have been recorded in recent periods and may occur in the future due to the current market environment in the telecommunications industry.

          o2wireless is required to state its inventories at the lower of cost or market. In assessing the ultimate realization of inventories, o2wireless is required to make judgments as to future demand requirements and compare that with the current or committed inventory levels. o2wireless has recorded changes in required
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

     reserves in recent periods due to changes in strategic direction, such as discontinuances of product lines as well as changes in market conditions due to changes in demand requirements. It is possible that changes in required inventory reserves may continue to occur in the future due to the current market conditions.

          During the first quarter of 2001, o2wireless initiated a restructuring plan. See further discussion at "Restructuring" section. In conjunction with that restructuring plan, o2wireless established a restructuring reserve to account for the estimated costs related to the restructuring plan. These costs primarily related to operating leases and employee health and medical claims. As of December 31, 2001, remaining costs provided for in the restructuring reserve totaled $366,000. o2wireless believes that this remaining estimated balance is appropriate to cover future obligations associated with the restructuring. During the first quarter of 2002, o2wireless recorded a restructuring charge of approximately $423,000. o2wireless recorded an additional restructuring charge of approximately $3.0 million during the three months ended June 30, 2002.

          o2wireless is subject to proceedings, lawsuits and other claims related to environmental, labor, product and other matters. o2wireless is required to assess the likelihood of any adverse judgments or outcomes to these matters as well as potential ranges of probable losses. A determination of the amount of reserves required, if any, for these contingencies are made after careful analysis of each individual issue. The required reserves may change in the future due to new developments in each matter or changes in approach such as a change in settlement strategy in dealing with these matters.

          o2wireless has related party transactions with members of its Board of Directors, senior management, and employees. See Notes 2, 8 and 11 to the o2wireless financial statements for the year ended December 31, 2001 included in this proxy statement-prospectus. These transactions include issuances of debt and loans, execution of operating leases to o2wireless, and potential earn-out payments. o2wireless believes that the terms of the above transactions with related parties are comparable to similar transactions among unrelated parties.

          o2wireless has recorded an estimated loss on the future sale for the Lighting Division asset group of approximately $3.4 million, representing the estimated fair value of the asset group. Management established its estimated loss on future sale assuming transaction costs of $26,000 and current negotiated offers available to o2wireless.

          o2wireless has issued to Baran a warrant to purchase 5,559,610 shares of o2wireless' common stock, at a purchase price equal to $0.45 per share, which warrant may be exercised only in the event that the merger agreement is terminated due to acceptance of an acquisition proposal more favorable to o2wireless than the proposed merger with Baran. The loan has been discounted to reflect the fair value of the warrants issued, totaling approximately $80,000. Management valued the warrants using the Black-Scholes option pricing method based on the following weighted-average assumptions: expected volatility -- 159%; expected life -- three years; risk-free interest rate -- 3.9%; expected dividend yield -- 0%, discounted to reflect a 5% probability of occurrence. Management established its 5% probability of receiving a more favorable offer based on required fees to be repaid to Baran, increased dilution of its common stock upon execution of the warrant, and the absence of alternative offers available to o2wireless.

INTEREST RATE RISK

     o2wireless is exposed to market risk from changes in foreign currency exchange rates, interest rates and equity prices that could affect its results of operations and financial condition. o2wireless manages its exposure to these market risks through regular operating and financing activities and, when deemed appropriate, hedge these risks through the use of derivative financial instruments. o2wireless uses the term hedge to mean a strategy designed to manage risks of volatility in prices or rate movements on certain assets, liabilities or anticipated transactions and by creating a relationship in which gains or losses on derivative instruments are expected to counterbalance the losses or gains on the assets, liabilities or anticipated transactions exposed to such market risks. o2wireless uses derivative financial instruments as risk management tools and not for trading or speculative purposes. In addition, derivative financial instruments are entered into with major

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

financial institutions in order to manage o2wireless' exposure to nonperformance on such instruments. o2wireless' risk management objective is to minimize the effects of volatility on its cash flows by identifying the recognized assets and liabilities or forecasted transactions exposed to these risks and appropriately hedging them with either forward contracts or, to a lesser extent, option contracts, swap derivatives or by embedding terms into certain contracts that affect the ultimate amount of cash flows under the contract. o2wireless generally does not hedge its credit risk on customer receivables.

     o2wireless uses a combination of financial instruments, including variable-rate debt instruments and, to a lesser extent, interest rate swaps to manage the interest rate mix of its total debt portfolio and related cash flows. To manage this mix in a cost-effective manner, o2wireless may, from time to time, enter into interest rate swap agreements in which o2wireless agrees to exchange various combinations of fixed and/or variable interest rates based on agreed-upon notional amounts.

     o2wireless has entered into an interest rate swap agreement with its senior lender in accordance with its loan agreement, which has been classified as a cash flow hedge. The interest rate swap agreement allows o2wireless to swap interest rate payments from a floating rate tied to LIBOR to a fixed interest payment of 7.25% on a notional principal of $12.5 million and will be in effect until January 2003. Changes in the fair value of the interest rate swap agreement are recognized in other comprehensive income or loss until such point that the interest rate swap no longer qualifies for hedge accounting, at which point, the gain (loss) reported is reported as a component of interest expense. During 2001, o2wireless recognized a comprehensive loss of $200,000 on the interest rate swap agreement. During the three month period ended September 30, 2001, o2wireless repaid $5 million on its line of credit with the result that its line of credit fell below the notional principal of $12.5 million. Thus the interest rate swap agreement no longer qualified for hedge accounting and therefore for the quarter ended June 30, 2002 o2wireless recorded to interest expense a $94,000 decrease in the fair value of the swap agreement. The fair value of the interest rate swap agreement was approximately $380,000, $674,000 and $396,000 at December 31, 2000, December 31, 2001, and June 30, 2002,
respectively. A credit of $278,000 was recorded to interest expense for a reduction in value of the interest rate hedge swap from $674,000 to $396,000.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"), which is effective for all business combinations initiated after June 30, 2001. SFAS 141 requires companies to account for all business combinations using the purchase method of accounting, recognize intangible assets if certain criteria are met, as well as provide additional disclosures regarding business combinations and allocation of purchase price. o2wireless adopted SFAS 141 as of July 1, 2001. The adoption of SFAS 141 did not have a material effect on the financial position or results of the operations of o2wireless.

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires non-amortization of goodwill and intangible assets that have indefinite useful lives and annual tests of impairment of those assets. SFAS 142 also provides specific guidance about how to determine and measure goodwill and intangible asset impairment, and requires additional disclosure of information about goodwill and other intangible assets. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001 and applied to all goodwill and other intangible assets recognized in its financial statements at that date. Goodwill and intangible assets acquired after June 30, 2001 will be subject to the non-amortization provisions of the statement. o2wireless adopted SFAS 142 effective January 1, 2002, at which time o2wireless ceased amortizing goodwill in accordance with the guidelines set forth in the standard.

     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the

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useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. Companies are required to adopt SFAS 143 in the first fiscal year beginning after June 15, 2002. Adoption of SFAS 143 is not currently expected to have a material impact on o2wireless' results of operations.

     In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of and the accounting and reporting provisions of Accounting Principles Board ("APB") Opinion No. 30, Reporting the Results of
Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions for the disposal of a segment of a business. SFAS 144 retains many of the fundamental provisions of SFAS 121, but resolves certain implementation issues associated with that Statement. SFAS 144 became effective for o2wireless on January 1, 2002. o2wireless is evaluating the effects of this new accounting standard, however o2wireless does not anticipate any material effect on its financial statements.

     In May 2002, the FASB issued FAS 145, "Revision of FAS Nos. 4, 44 and 64, Amendment of FAS 13 and Technical Corrections as of April 2002". FAS 145 is effective for fiscal periods beginning after May 15, 2002 (as applicable to o2wireless, January 1, 2003). o2wireless does not believe that the adoption of FAS 145 will have any material effect on its financial statements.

     In July 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 provides new guidance on the recognition of costs associated with exit or disposal activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. SFAS No. 146 supercedes previous accounting guidance provided by the Emerging Issues Task Force (EITF) EITF 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit and Activity (including Certain Costs Incurred in a Restructuring)." EITF 94-3 required recognition of costs at the date of commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Adoption of SFAS 146 is not currently expected to have a material impact on o2wireless' results of operations.

MARKET RISK DISCLOSURE

     o2wireless engages in activities that expose it to various market risks, including the effects of a change in interest rates. This financial exposure is managed as an integral part of o2wireless' risk management program, which seeks to reduce the potentially adverse effect that the volatility for the markets may have on operating results. o2wireless does not use derivative financial instruments for trading purposes. o2wireless currently maintains an interest rate swap, to minimize significant, unanticipated earnings fluctuations caused by volatility in interest rates. o2wireless assesses, both at inception and on an ongoing basis, whether the interest rate swap is highly effective in offsetting changes in cash flows of the hedged items. For more information regarding o2wireless' interest rate swap agreement, please see Note 9 to the o2wireless financial statements for the year ended December 31, 2001 included in this proxy statement-prospectus.

     At June 30, 2002, o2wireless had notes payable to affiliated parties of approximately $627,000 with interest payable at a rate equal to 9.75% per annum, which rate shall be adjusted on July 31 and December 31 of each year the notes remain outstanding to a rate equal to the most recently announced by Citibank, N.A., in the Wall Street Journal as its prime rate of interest.

     o2wireless' revolving credit facility bears interest at LIBOR plus a margin of up to 3.75%. Accordingly, changes in LIBOR, which is affected by changes in interest rates in general, will affect the interest rate on o2wireless' revolving credit facility.

     o2wireless temporarily invests its excess cash in money market funds. Changes in interest rates would not significantly affect the fair value of these cash investments.

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QUARTERLY OPERATING RESULTS

     The following table presents unaudited quarterly results, in dollars and as a percentage of net revenue, for the eight quarters covering o2wireless' two most recently completed fiscal years and the quarters ended March 31 and June 30, 2002. o2wireless believes that this information reflects all adjustments necessary for a fair presentation of such information in accordance with U.S. GAAP. Prior to becoming a public company, o2wireless did not prepare financial statements on a quarterly basis. Accordingly, revenue reported through June 30, 2000 using the percentage-of-completion method was based on actual or estimated total contract costs available at the end of 1999 and June 30, 2000, respectively, as opposed to estimates at the end of each quarter. For the quarter ended December 31, 2000, revenues from fixed-price contracts were reported based upon estimates of the total costs to complete the contract made during and at the end of the quarter. As a result of the above, future operating results may fluctuate more from quarter to quarter than those shown below. In addition, it may not be meaningful to compare results of operations for future quarters to those for quarters prior to June 30, 2000 and the results for any quarter are not necessarily indicative of results for any future period.

                                                                QUARTER ENDED
                                                               (IN THOUSANDS)
                           ---------------------------------------------------------------------------------------
                           MARCH 31,   JUNE 30,   SEP. 30,   DEC. 31,   MARCH 31,   JUNE 30,   SEP. 30,   DEC. 31,
                             2000        2000       2000       2000       2001        2001       2001       2001
                           ---------   --------   --------   --------   ---------   --------   --------   --------
STATEMENTS OF OPERATIONS
  DATA:
Revenues.................  $ 26,224    $30,419    $37,011    $45,440     $30,338    $27,828    $28,176    $30,994
Cost of revenues.........    18,465     21,740     26,170     32,330      24,241     22,221     21,542     24,432
Gross profit (loss)......     7,759      8,679     10,841     13,110       6,097      5,607      6,634      6,562
SG&A expenses............     4,594      5,845      7,242      9,468       9,526      7,469      8,024      6,939
Operating income
  (loss).................     2,285      1,808      2,591      2,468      (6,478)    (3,809)    (8,796)    (4,392)
Total other (expense)
  income.................   (14,772)    (1,290)      (639)      (279)       (173)       (80)      (573)      (329)
(Loss) income before
  income tax.............   (12,487)       518      1,952      2,189      (6,651)    (3,889)    (9,369)    (4,721)
Income tax (benefit)
  expense................       519        250      1,908        422          --         --         --      2,620
Extraordinary items......        --         --     (4,294)        --          --         --         --         --
Net (loss) income........   (13,048)       256     (4,223)     1,667      (7,435)    (3,889)    (9,369)    (4,721)
Net (loss) income per
  common share:
  Basic..................  $  (1.88)   $ (0.03)   $ (0.56)   $  0.06     $ (0.27)   $ (0.14)   $ (0.34)   $ (0.26)
  Diluted................  $  (1.88)   $ (0.03)   $ (0.56)   $  0.05     $ (0.27)   $ (0.14)   $ (0.34)   $ (0.26)
AS A PERCENTAGE OF
  REVENUES:
Revenues.................     100.0%     100.0%     100.0%     100.0%      100.0%     100.0%     100.0%     100.0%
Cost of revenues.........      70.5%      71.4%      70.6%      71.3%       79.9%      79.9%      76.5%      78.8%
Gross profit (loss)......      29.5%      28.6%      29.4%      28.7%       20.1%      20.1%      23.5%      21.2%
SG&A expenses............      17.5%      19.3%      19.5%      20.9%       31.4%      26.8%      28.5%      30.2%
Operating (loss)
  income.................       8.7%       5.9%       7.0%       5.4%      (21.4)%    (13.7)%    (31.2)%    (14.2)%
Total other (expense)
  income.................     (56.3)%     (4.2)%     (1.7)%     (0.6)%      (0.6)%     (0.3)%     (2.0)%     (1.1)%
Income (loss) before
  income tax.............     (49.6)%      0.9%       0.1%       3.9%      (21.9)%    (14.0)%    (33.3)%    (15.2)%
Income tax (benefit)
  expense................       2.0%       0.8%       5.2%       0.9%         --         --         --        8.5%
Extraordinary items......        --         --         --      (11.6)%        --         --         --         --
Net (loss) income........     (49.8)%      0.8%     (11.4)%      3.7%      (24.5)%    (14.0)%    (33.3)%    (23.7)%

                              QUARTER ENDED
                              (IN THOUSANDS)
                           --------------------
                           MARCH 31,   JUNE 30,
                             2002        2002
                           ---------   --------
STATEMENTS OF OPERATIONS
  DATA:
Revenues.................  $ 24,059    $ 10,794
Cost of revenues.........    20,419      14,332
Gross profit (loss)......     3,640      (3,538)
SG&A expenses............     6,387       6,124
Operating income
  (loss).................   (32,020)    (14,758)
Total other (expense)
  income.................      (215)       (437)
(Loss) income before
  income tax.............   (32,235)    (15,195)
Income tax (benefit)
  expense................        --          --
Extraordinary items......        --          --
Net (loss) income........   (31,951)    (18,690)
Net (loss) income per
  common share:
  Basic..................  $  (1.14)   $  (0.67)
  Diluted................  $  (1.14)   $  (0.67)
AS A PERCENTAGE OF
  REVENUES:
Revenues.................     100.0%      100.0%
Cost of revenues.........      84.9%      101.2%
Gross profit (loss)......      15.1%       (1.2)%
SG&A expenses............      26.5%      138.5%
Operating (loss)
  income.................      (133)%    (139.7)%
Total other (expense)
  income.................      (0.9)%      (2.0)%
Income (loss) before
  income tax.............      (134)%    (141.6)%
Income tax (benefit)
  expense................        --          --
Extraordinary items......        --          --
Net (loss) income........      (133)%    (151.8)%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT OF O2WIRELESS

     The following table sets forth information as of September 3, 2002 concerning the beneficial ownership of o2wireless common stock by each shareholder known by o2wireless to be the beneficial owner of more than 5% of the outstanding shares of common stock, each current member of the board of directors of o2wireless, each o2wireless executive officer, and all directors and current executive officers as a group.

     Except as otherwise indicated, the business address for each of the following persons is 2355 Industrial Park Boulevard, Cumming, Georgia 30041.

                                                              NUMBER OF
                                                                SHARES          PERCENTAGE
                                                             BENEFICIALLY      BENEFICIALLY
NAME OF BENEFICIAL OWNER                                       OWNED(1)           OWNED
------------------------                                     ------------      ------------
Andrew D. Roscoe...........................................      318,986(2)         1.0%
William J. Loughman........................................      501,440(3)         1.6%
Donald F. DeMuth...........................................    6,425,586(4)        21.1%
John G. Farmer, Jr.........................................            0              *
Darin R. Winn..............................................            0              *
Meir Dor...................................................            0              *
Aviel Raviv................................................            0              *
DFW Capital Partners, L.P..................................    6,350,664(5)        20.9%
Stratford Capital Partners, L.P............................    3,692,405(6)        12.1%
American Capital Strategies, Ltd...........................    2,504,364(7)         8.2%
Stephen F. Johnston, Sr....................................    6,294,943(8)        20.6%
Wellington Management Company, LLP.........................    2,653,800(9)         9.5%
Baran Group, Ltd...........................................    5,559,610(10)       15.4%
All directors and executive officers as a group (7
  persons).................................................    7,182,434(11)       23.1%

---------------

  *  Less than 1% of outstanding shares.

 (1) Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Pursuant to the Rules of the Securities and Exchange Commission, certain shares of o2wireless common stock that a beneficial owner has the right to acquire within 60 days of September 3, 2002 pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Includes 256,666 shares subject to presently exercisable stock options.

 (3) Includes 337,432 shares subject to presently exercisable stock options.

 (4) Includes 3,848,686 shares held by DFW Capital Partners, L.P., 2,432,160 shares held by DeMuth, Folger & Wetherill II, L.P. and 69,818 shares held by Capital Partners-GP, L.P. Mr. DeMuth is a general partner of Capital Partners-GP, L.P., the sole general partner of DFW Capital Partners, L.P. Mr. DeMuth is also a general partner of DFW L.P., the sole general partner of DeMuth, Folger & Wetherill II, L.P. Mr. DeMuth disclaims beneficial ownership of all securities, and all proceeds thereof, that exceed his pecuniary interest therein and/or that are not actually distributed to him. The business address of Mr. DeMuth is Glenpointe Centre East, 5th Floor, 300 Frank W. Burr Boulevard, Teaneck, New Jersey 07666.

 (5) Based upon a Schedule 13G filed with the Commission on January 31, 2002 by DFW Capital Partners, L.P. and DeMuth, Folger & Wetherill II, L.P. The address of DFW Capital Partners, L.P. and DeMuth, Folger & Wetherill II, L.P. is Glenpointe Centre East, 5th Floor, 300 Frank W. Burr Boulevard, Teaneck, New Jersey 07666.

 (6) Based upon a Schedule 13G filed with the Commission on February 14, 2001 by a group including Thomas O. Hicks, Stratford Capital Partners, L.P., Stratford Equity Partners, L.P., Stratford Capital GP Associates, L.P. and Stratford Capital Corporation with respect to an aggregate of 3,692,405 shares, of which 1,920,025 shares are held directly by Stratford Capital Partners, L.P. and 1,772,380 shares are held directly by Stratford Equity Partners, L.P. According to the Schedule 13G, each of Mr. Hicks, Stratford Capital GP Associates and Stratford Capital Corporation has shared voting and dispositive power with respect to 3,692,405 shares. Stratford Capital Partners, L.P. has shared voting and dispositive power with respect to 1,920,025 shares. Stratford Equity Partners, L.P. has shared voting and dispositive power with respect to 1,772,380 shares. The address of Thomas
     O. Hicks is 200 Crescent Court, Suite 1600, Dallas, Texas 75201. The address of each of Stratford Capital Partners, LP, Stratford Equity Partners, LP, Stratford Capital GP Associates, LP and Stratford Capital Corporation is 300 Crescent Court, Suite 500, Dallas, Texas 75201.

 (7) Based upon a Schedule 13G filed with the Commission on February 14, 2001 by American Capital Strategies, Ltd. ("ACS"). The address of ACS is 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814.

 (8) Based upon a Schedule 13G filed with the Commission on February 14, 2002 by Mr. Johnston.

 (9) Based upon a Schedule 13G filed with the Commission on February 12, 2002 by Wellington Management Company, LLP. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(10) Represents shares issuable upon a warrant that is exercisable only if the merger agreement is terminated because o2wireless accepts a superior proposal, as set forth in "The Merger Agreement -- Termination." The address of Baran Group, Ltd. is 8 Omarim St. Industrial Park, Omer 84965, Israel.

(11) Includes 594,098 shares subject to presently exercisable stock options.

                 COMPARISON OF RIGHTS OF BARAN SHAREHOLDERS AND
                            O2WIRELESS SHAREHOLDERS

     As a result of the merger, holders of o2wireless common stock will receive Baran ordinary shares. Baran is a company organized under the laws of Israel. The following is a summary comparison of the material differences between the rights of a holder of o2wireless common stock and a holder of Baran ordinary shares arising from the differences between the corporate laws of Israel and Georgia, the governing instruments of Baran and o2wireless, respectively, and the securities laws and regulations governing Baran and o2wireless. This summary does not include a complete description of all of the differences among the rights of these shareholders, nor does it include a complete description of the specific rights of these shareholders. For information as to where the Baran articles of association and the o2wireless articles of incorporation and bylaws may be obtained, see "Where You Can Find More Information" on page 161. Holders of o2wireless common stock are urged to obtain and read copies of these documents.

CAPITALIZATION

     Baran. Baran's authorized share capital consists of 20,000,000 ordinary shares, par value NIS 1.00 per share. As of June 30, 2002, 7,921,718 ordinary shares were issued and outstanding.

     o2wireless. o2wireless is authorized to issue 100,000,000 shares of common stock, 100,000 shares of class A convertible preferred stock, and 10,000,000 shares of serial preferred stock. On June 30, 2002, 27,937,737 shares of o2wireless common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

VOTING RIGHTS

     Baran. Each holder of Baran ordinary shares is entitled to one vote for each share and may not cumulate votes for the election of directors.

     o2wireless. Each holder of o2wireless common stock is entitled to one vote for each share and may not cumulate votes for the election of directors.

NUMBER AND TERM OF DIRECTORS

     Baran. Pursuant to Baran's articles of association, the number of members of Baran's board of directors shall be no less than three and no more than 13, two of which shall be outside directors. Currently, the board of directors consists of 13 directors. The directors, other than the outside directors, may be appointed by a majority vote of the shareholders. In addition, the board of directors may appoint directors by way of a majority vote, up to the maximum number of directors permitted under the articles. The directors, except for the outside directors, generally serve until the next annual general meeting of Baran's shareholders held after their election, all as more fully described under "Management of Baran and The Surviving Corporation -- Board of Directors and Officers".

     Outside directors are elected by a majority vote at a shareholders' meeting, subject to certain conditions and serve for a period of three years. See "Management of Baran and The Surviving Corporation -- Outside Directors."

     o2wireless. Pursuant to o2wireless' articles of incorporation, the number of members of o2wireless' board of directors may range between three and nine, the exact number to be fixed by the board of directors. The board of directors is presently fixed at six, with each director serving a three-year term.

CLASSIFICATION OF BOARD OF DIRECTORS

     Baran. Baran's articles of association do not provide for any classification of its board of directors.

     o2wireless. o2wireless' articles of incorporation provide for a staggered board of directors. The board of directors is divided into three classes. Currently, the class I directors will serve until the 2004 annual meeting of o2wireless shareholders, the class II directors will serve until the 2005 annual meeting, and the class III directors will serve until the 2003 annual meeting. Pursuant to the merger agreement, Baran was given the right to nominate Meir Dor, Chairman of the Board of Directors of Baran, and Aviel Raviv, Co-Managing Director of Baran, as directors of o2wireless, to serve until the 2003 annual meeting, unless sooner removed, and until their respective successor shall be elected and qualify. Messrs. Dor and Raviv were elected to class III of the o2wireless board of directors, effective June 11, 2002. If either of Messrs. Dor and Raviv shall resign, die, be removed or be disqualified, Baran shall nominate a new director who shall be elected to the board of directors.

REMOVAL OF DIRECTORS AND FILLING OF VACANCIES

     Baran. Any director other than an outside director may be removed prior to the end of the term of service by a vote of a majority of the holders of Baran's outstanding shares at a special meeting of Baran's shareholders, who may appoint another person in his or her place as a director. In addition, according to Baran's articles of association, a director other than an outside director will automatically be terminated in the following circumstances:

     - if the director is removed by the holders of a majority of Baran's outstanding shares;

     - if the director has become mentally ill;

     - if the director has been declared bankrupt;

     - if the director has resigned from his position by written notice to Baran;

     - upon the director's death, or, in the case of an association, upon its dissolution; and

     - under any other circumstance provided by law.

     Vacancies created under the above circumstances are filled by a vote of a majority of the shareholders.

     Outside directors may only be removed by the same percentage of shareholders as is required for their election, or by a court, and then only if the outside directors cease to meet the statutory requirements for their appointment or if they violate their duty of loyalty to the company. If an outside directorship becomes vacant, Baran's board of directors is required under the Israeli Companies Law to call a shareholder meeting immediately to appoint a new outside director.

     o2wireless. Any vacancies on the board of directors resulting from a newly created directorship, death, resignation, disqualification, removal, or other causes may be filled by a vote of a majority of the remaining directors then in office. o2wireless' articles provide that directors may be removed, with or without cause, only by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares o2wireless capital stock entitled to vote in the election of directors.

DUTIES AND POWERS OF DIRECTORS AND BOARD VOTING

     Baran. Pursuant to the Israeli Companies Law, the principal functions of the board of directors of Baran are to determine the company's policies and to supervise the performance of the duties and actions of the general managers of the company. Baran's board of directors may exercise any powers of the company, which are not vested elsewhere in the company by law or pursuant to the company's articles of association. At all meetings of Baran's board of directors, the presence of 50% of the members of the board and not less than two of the directors who are not legally precluded from participating at the meeting constitutes a quorum.

     For additional information on the duties and powers of Baran's directors, see "Management of Baran and the Surviving Corporation."

     o2wireless. All corporate powers of o2wireless may be exercised by or under the authority of, and the business and affairs of o2wireless are managed under the direction of, its board of directors or a properly constituted committee of the board. At all meetings of the o2wireless board, the presence of a majority of the directors constitutes a quorum for the transaction of business.

LIABILITY OF DIRECTORS AND OFFICERS

     Baran. The Israeli Companies Law imposes a duty of care and a duty of loyalty on all office holders, including directors. Subject to the Israeli Companies Law, Baran may enter into a contract to insure any officer's or director's liability, for any of the following: (1) breach of duty of care, unless the breach was committed intentionally or recklessly, (2) breach of duty of loyalty, to the extent that the officer or director acted in good faith and had a reasonable basis to believe that the act would not prejudice Baran, and
(3) a financial obligation imposed on the director for the benefit of another person.

     Pursuant to the Israeli Companies Law, Baran may not enter into a contract to insure an officer or director against any of the following:

     - a breach of duty of loyalty, except to the extent that the officer or director acted in good faith and had a reasonable basis to believe that the act would not prejudice Baran;

     - a breach of duty of care committed intentionally or recklessly;

     - an act or omission committed with an intent to derive illegal personal benefit; or

     - a fine levied against the officer or director.

See also "Management of Baran and the Surviving Corporation -- Approval of Specified Related Party Transactions Under Israeli Law -- Fiduciary Duties of Office Holders" and "Management of Baran and The Surviving
Corporation -- Exculpation, Insurance and Indemnification of Directors and Officers."

     o2wireless. o2wireless' articles of incorporation provide that no director or officer of o2wireless shall be personally liable to o2wireless or its shareholders for monetary damages for breach of duty of care or other duty as a director or officer; provided, however, o2wireless may not eliminate or limit the liability of a director or officer for any misappropriation of any business opportunity of o2wireless, for acts or omissions involving intentional misconduct or a knowing violation of law, for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code, or for any transaction from which the director or officer derived an improper personal benefit.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Baran. Subject to the Israeli Companies Law, Baran may indemnify an officer or director for any liability or expense, which liability or expense was imposed upon the officer or director because of an action taken as the holder of an office of Baran, arising under the following circumstances: (1) a financial obligation imposed on the officer or director for the benefit of another person pursuant to a judgment, settlement or arbitrator's award approved by a court; or
(2) reasonable litigation expenses, including attorneys' fees, which the officer or director paid or was obligated to pay by the court, in a proceeding that was brought against the officer or director by Baran or in its name or by another person, or in a criminal indictment from which the officer or director is acquitted, or in a criminal indictment in which the officer or director was convicted for a crime that does not require proof of criminal intent.

     Indemnification may be given in advance of an event or following an event, as long as the commitment to indemnify in advance is limited to the types of events which are foreseeable at the time the commitment to indemnify is given, and so long as the commitment is limited to an amount that the board of directors has determined is reasonable under the circumstances. Further, pursuant to Baran's articles of association, indemnification may be given provided that the cumulative amount of the indemnification does not exceed 25% of Baran's net equity as such is indicated in the company's latest financial statements, as of the date the indemnification is actually given.

     Pursuant to the Israeli Companies Law, Baran may not indemnify an officer or director against any of the following:

     - a breach of duty of loyalty, except to the extent that the officer or director acted in good faith and had a reasonable basis to believe that the act would not prejudice Baran;

     - a breach of duty of care committed intentionally or recklessly;

     - an act or omission committed with an intent to derive illegal personal benefit; or

     - a fine levied against the officer or director.

     o2wireless. o2wireless' bylaws provide that, to the extent that an officer or director has been successful, on the merits or otherwise, in the defense of any proceeding to which the officer or director was a party, or in defense of any claim, issue, or matter therein, because of his capacity as an officer or director of o2wireless, then o2wireless shall indemnify the officer or director against reasonable expenses. Additionally, o2wireless may indemnify an officer or director made a party to a proceeding against liability incurred in the proceeding if (1) the officer or director acted in a manner he believed in good faith to be in or not opposed to the best interests of o2wireless (2) in the case of any criminal proceeding, the officer or director had no reasonable cause to believe the conduct was unlawful.

AMENDMENTS TO GOVERNING INSTRUMENTS

     Baran. An Israeli company, such as Baran, that was incorporated prior to February 1, 2000, must adopt two governing documents: (1) a memorandum of association, which typically specifies the company's name and objectives, stipulates the shareholders' limited liability and sets forth the company's share capital; and (2) articles of association, which typically contain provisions relating to various corporate matters, including: the share capital, the rights of shareholders, transfer of shares, remittance of dividends, general meetings of shareholders, board of directors, exemption, indemnification and insurance of officers, and liquidation of the company. Pursuant to the Israeli Companies Law and Baran's articles of association, Baran may amend its articles of association by a resolution adopted by shareholders holding a majority of the shares participating and voting at a general meeting, unless provided otherwise. Pursuant to the Israeli Companies Law, Baran may amend its memorandum of association by a special resolution adopted at a general meeting by shareholders holding at least 75% of the shares represented and voted at the meeting.

     o2wireless. o2wireless' articles of incorporation provides that a vote of the holders of at least 66 2/3% of the total number of votes entitled to be voted by the holders of all of o2wireless capital stock is required to amend, alter, change or repeal, or to adopt certain provisions of o2wireless' articles of incorporation, including the provision establishing a staggered board of directors. Other provisions in the articles of incorporation may be amended by a majority of the shares of o2wireless capital stock entitled to vote. o2wireless' bylaws provide that the board may amend or repeal any provision of the bylaws or adopt any new bylaw, unless the shareholders have adopted, amended or repealed a particular bylaw provision and, in doing so, expressly reserved to the shareholders the right to amend or repeal it. In addition, any provision in o2wireless' bylaws limiting the authority of the board of directors or establishing staggered terms for directors may be adopted, amended or repealed only, by the shareholders.

SHAREHOLDERS MEETINGS AND RIGHTS TO CALL MEETINGS

     Baran. Baran's board of directors, may, at its discretion, call a special meeting of shareholders, and it must do so at the request of two directors or 25% of the members of the board or at the request of one or more shareholders holding at least 5% of Baran's outstanding share capital and 1% of the voting power, or at the request of holders of at least 5% of the voting power of the company. Any such demand must set out the purposes for which the meeting is to be called, must be signed by those making the demand and must be transmitted to Baran's registered office. In addition, any two shareholders of Baran may call an annual meeting at Baran's expense in the event that an annual meeting did not take place at least once each year and no later than fifteen months after the last previous annual meeting, under the terms set forth in Baran's articles of association.

     o2wireless. Special meetings of the shareholders, for any purpose or purposes, shall be called by the Chief Executive Officer, or by the presiding officer of the board, when (1) requested in writing by a majority of the members of the board of directors; or (2) requested in writing by shareholders owning shares representing at least 25% of all the votes entitled to vote on any issue proposed to be considered at such meeting. Any such written request must be signed and dated and state the purpose or purposes of the proposed meeting.

NOTICE OF MEETINGS

     Baran. A notice of an annual shareholders' meeting or of a special shareholders' meeting shall be publicized as required by law at least 21 days in advance, or, under certain circumstances, 14 days in advance of the meeting, and with respect to a special meeting of shareholders, no more than 35 days before the meeting. Pursuant to Baran's articles of association, Baran is not required to give personal notice to the shareholders.

     o2wireless. A written notice stating the date, time, place and purpose of the meeting must be given to each shareholder entitled to vote by no fewer than 10 nor more than 60 days before an annual or special meeting.

QUORUM

     Baran. Baran's general meeting will not begin unless the quorum required by the company's articles of association is present. Two or more holders of shares constituting at least 25% of the voting power in Baran constitutes a quorum if they are present, either in person or through their representatives or in another manner permitted by law, except in cases where the articles of association or the law impose other requirements. The votes of shares owned by Baran or any of its subsidiaries are not counted in Baran in determining whether a quorum exists.

     If a legal quorum is not present within one half hour from the time set for commencing the meeting, the meeting will be cancelled.

     o2wireless. A majority of the votes entitled to vote on a matter by a voting group constitutes a quorum of that voting group for purposes of that matter. A "voting group" with respect to any given matter means all shares of one or more class or series which, under the articles of incorporation or the Georgia Business Corporation Code, are entitled to vote and be counted together collectively on that matter. All shares entitled to vote on a given matter shall be deemed to be a single voting group for purposes of that matter.

SHAREHOLDER VOTING

     Baran. Pursuant to Baran's articles of association, resolutions that are approved at a general meeting of Baran's shareholders must be adopted by a majority vote of those present unless otherwise provided by law or in the articles of association of the company.

     o2wireless. Action on a matter other than election of directors is approved if a quorum exists and the number of votes cast in favor of such action exceeds the number of votes cast against such action.

     Directors are elected by a plurality of votes cast by shares entitled to vote in the election in a meeting at which a quorum is present.

ACTION BY CONSENT OF SHAREHOLDERS

     Baran. The Israeli Companies Law and Baran's articles of association do not permit Baran's shareholders to take any action by written consent in lieu of a meeting.

     o2wireless. o2wireless' articles of incorporation do not permit its shareholders to take any action by written consent without a meeting.

SHAREHOLDER PROPOSALS

     Baran. Under the Israeli Companies Law, one or more shareholders who hold at least 1% of the voting power present at a general meeting may request that the board of directors of a company include a subject on the agenda of the general meeting, provided, among other things, that the subject is suitable for discussion at a general meeting pursuant to the Israeli Companies Law.

     o2wireless. Shareholders owning shares representing at least 25% of all the votes entitled to be cast on an issue have the right to call a special meeting of o2wireless shareholders and to specify the proposals to be acted upon at such meeting. The o2wireless bylaws do not contain an advance notice provision relating to any shareholder proposals to be presented an annual or other meeting of the o2wireless shareholders.

PREFERRED STOCK

     Baran. Baran has not authorized the issuance of any class of preferred stock in its articles of association.

     o2wireless. o2wireless is authorized to issue 100,000 shares of class A convertible preferred stock and 10,000,000 shares of serial preferred stock, none of which shares are issued and outstanding as of the date of this proxy statement-prospectus.

RIGHTS OF INSPECTION

     Baran. A shareholder of an Israeli public company is entitled to inspect the company's financial statements, minutes of general meetings, shareholder registers and any document required to be filed by the company with the Israeli Registrar of Companies or Israeli Securities Authority and that is available for public inspection. A shareholder also may inspect and copy the company's articles of association. In addition, a shareholder may request to inspect any document in the company's possession relating to a related party transaction. The company may refuse a shareholder's request if it believes that the request was not made in good faith, that the requested documents contain a commercial secret or information that is the subject of a patent, or that disclosure of the requested documents may otherwise prejudice the company.

     o2wireless. A shareholder of a Georgia corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, the corporation's articles, bylaws, directors' resolutions concerning matters relating to the board of directors, shareholders' meeting minutes, and communications with shareholders, if he gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy these items. In addition, a shareholder of a Georgia corporation may inspect and copy accounting records of the corporation and the corporation's shareholder list, and all meeting minutes of the corporation's board of directors as long as his demand is made in good faith, the records are directly related to his purpose, and the records are used only for that purpose.

DISSENTERS' RIGHTS

     Baran. Under the Israeli Companies Law, shareholders have the right to reject an offer to purchase all shares, or an entire class of the shares of a public company. If the offer is rejected by the holders of not more than 5% of the issued share capital of the company, an Israeli court may determine that the consideration for the shares was less than their fair value, and require the bidder to pay the fair value of the shares as determined by the court. See
"-- Relevant Business Combination Provisions and Statutes."

     o2wireless. Section 14-2-1302 of the Georgia Business Corporation Code grants shareholders the right to dissent and receive payment of the fair value of their shares in the event of:

     - certain specified amendments to the articles of incorporation which materially and adversely affect the rights or interests of shareholders in their capacity as shareholders;

     - sales of all or substantially all of the corporation's assets, unless the sale is pursuant to a court order and the proceeds are distributed to the shareholders within one year after the sale; or

     - mergers or share exchanges on which the shareholders are entitled to vote or certain mergers of subsidiaries into parent corporations not requiring a shareholder vote.

     The right to dissent is not available when the affected shares are listed on a national securities exchange or held of record by more than 2,000 shareholders unless:

     - the articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise; or

     - in a plan of merger or share exchange, the holders of such shares are required to accept anything other than shares of the surviving corporation or another publicly-held corporation listed on a national securities exchange or held of record by more than 2,000 shareholders, except for cash paid in lieu of fractional shares.

     o2wireless shareholders are not entitled to dissenters' rights with respect to the merger with Baran.

DISTRIBUTIONS AND STOCK REPURCHASES

     Baran. Under the Israeli Companies Law, Baran may make a distribution to its shareholders out of its profits provided that there are no reasonable grounds to suspect that the distribution would preclude Baran from meeting its obligations as they become due. For this purpose, "profits" means the higher of the profit balance or profits accrued during the two years prior to the distribution, whichever is higher.

     The concept of distribution to shareholders includes any remittance of dividends or an undertaking to remit dividends and any share repurchases or an undertaking to make share repurchases by Baran.

     o2wireless. The Georgia Business Corporation Code prohibits o2wireless from making a distribution to its shareholders, if, after giving such distribution effect:

     - o2wireless would not be able to pay its debts as they become due in the usual course of business; or

     - o2wireless' total assets would be less than the sum of its total liabilities plus the amount that would be needed if o2wireless were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     The concept of distribution to shareholders includes any share repurchases by o2wireless.

ANTITAKEOVER MEASURES

     Baran. The Israeli Companies Law allows Baran to authorize and issue shares with rights that are different from its ordinary shares. These rights may include voting preferences, distribution preferences and preemptive rights. Baran's authorization and issuance of a class with these rights may delay or prevent a takeover or otherwise prevent Baran's shareholders from realizing a potential premium over the market value of their ordinary shares. Under Baran's memorandum of association, at least 75% of the ordinary shares represented and voted at a general meeting of shareholders must approve the authorization of a new class of shares. Baran does not currently have any authorized or issued shares other than its ordinary shares.

     o2wireless. o2wireless' articles of incorporation and bylaws require that any action to be taken by its shareholders must be taken at a duly called annual or special meeting of the shareholders and may not be taken by a consent in writing. Its articles of incorporation and bylaws also provide that its board of directors is be divided into three classes, with each class serving staggered three-year terms, so that approximately one-third of the directors are elected each year. Staggering the terms of the o2wireless directors delays the time it would take shareholders to replace a majority of the incumbent directors. In addition, the provision of the articles of incorporation establishing a staggered board of directors requires the approval of holders of a super-majority of all outstanding stock to amend. These provisions may have the effect of discouraging takeovers and tactics used in proxy fights or delaying changes in control or in o2wireless' management.

CONFLICT OF INTEREST TRANSACTIONS

     Baran. The Israeli Companies Law requires that all office holders and controlling shareholders promptly disclose any material information known to them relating to any existing or proposed transaction by the company in which they have any personal interest. Once an office holder or a controlling shareholder, as applicable, discloses this information, the transaction may be approved by the appropriate bodies of the company, including the company's board of directors, audit committee and/or shareholders, provided it is not adverse to the company's interest.

     For additional information on conflict of interest transactions, see "Management of Baran and the Surviving Corporation -- Approval of Specified Related Party Transactions Under Israeli Law."

     o2wireless. Each transaction potentially involving a conflict of interest is reviewed and approved in advance by the o2wireless board of directors. Under Georgia law, specified contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that specified conditions, such as obtaining the required approvals and fulfilling the requirements of good faith and full disclosure, are met. In addition, under the charter of the audit committee of o2wireless' board of directors, the audit committee of the o2wireless board is charged with annually reviewing a summary of director -- related party conflicts of interest, if any.

DIVIDENDS

     Baran. Baran's articles of association provide that, subject to the special or limited rights attached to any of the shares, a cash dividend will be distributed to shareholders out of Baran's profits (see "-- Distributions and Stock Repurchases") proportionately to the paid-in capital on the par value of the shares held by them, without regard to the premium paid for the shares, pursuant to a resolution adopted by the board.

     o2wireless. o2wireless' articles of incorporation provide that, subject to the rights of any outstanding shares of preferred stock, the holders of common stock are entitled to receive dividends as from time to time may be declared by the board of directors.

ABILITY TO BRING SUITS, ENFORCE JUDGMENTS AND ENFORCE U.S. LAW

     Baran. Baran is incorporated in Israel. All corporate matters and the governing documents of Baran are generally governed by Israeli law. The majority of Baran's executive officers and directors are not residents of the United States, and the majority of its assets and the assets of these persons are located outside the United States. Therefore, it may be difficult for a shareholder to enforce a United States court judgment based upon the civil liability provisions of the United States federal securities laws in an Israeli court or in a United States court against Baran or any of these persons or to effect service of process upon these persons in the United States. Additionally, it may be difficult for a shareholder to assert United States securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of United States securities laws because Israel is not the most appropriate forum in which to bring a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not United States law is applicable to the claim. If United States law is found to be applicable, the content of applicable United States law must be proved as a fact in the court proceeding, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

     o2wireless. o2wireless is incorporated in Georgia, and thus there are no restrictions arising from its jurisdiction of incorporation on a shareholder's ability to bring suits, enforce judgments and enforce United States law against o2wireless.

SHORT SWING PROFITS

     Baran. Israeli law does not have a provision equivalent to Section 16(b) of the Exchange Act, restricting the sale or purchase of securities by officers, directors and 10% stockholders within a period of less than six months.

     o2wireless. As a company with a class of securities registered under the Exchange Act, o2wireless' officers, directors and greater than 10% shareholders are subject to Section 16(b) of the Exchange Act. That section provides that officers, directors and greater than 10% shareholders may not engage in purchases and sales, or sales and purchases, of the company's securities within a period of less than six months. If they do engage in these "matching" sales and purchases, any profit generated by those transactions must be disgorged to o2wireless.

REPORTING REQUIREMENTS

     Baran. Baran currently is subject to the reporting requirements of the Israeli Securities Law and the regulations promulgated under that law. This law requires Baran to file annual, quarterly, periodic and immediate reports with the relevant Israeli authority, including the Israeli Securities Authority, the Tel Aviv Stock Exchange and the Registrar of Companies. Once Baran's shares are listed on the Nasdaq National Market, Baran will also be subject to the reporting requirements of the Exchange Act applicable to non-United States companies. On a resolution adopted by the majority of the shareholders, other than the controlling shareholders, Baran, following its listing on the Nasdaq National Market, may change its reporting requirements, as provided under the Israeli Securities Law, and file reports as substantially required under the Exchange Act. The Israeli Companies Law also requires Baran to file reports with the Israeli Registrar of Companies regarding certain events, such as a merger of the company and a change in the company's name and address. These requirements will still apply to Baran after the listing of its shares on the Nasdaq National Market.

     As a foreign private issuer under the United States securities laws, Baran currently is not, and, following the merger with o2wireless, will not be subject to the proxy rules of Section 14 of the Exchange Act. This means that Baran is not obligated to provide proxy materials to its securityholders, including United States residents, in connection with annual and special meetings of holders of Baran ordinary shares. In addition, the officers, directors and principal shareholders of Baran are not, and, following the merger with o2wireless, will not be subject to the insider short-swing recovery and reporting obligations of Section 16 of the Exchange Act. This means that the officers, directors and principal shareholders of Baran are not required to report their transactions in the ordinary shares of Baran, nor are they subject to potential short-swing trading liability to Baran if they buy and sell Baran ordinary shares within a six-month period.

     o2wireless. o2wireless is subject to the reporting requirements of the Exchange Act, which requires that o2wireless file annual, quarterly and periodic reports with the SEC, and also that it distribute annual reports and proxy statements to its shareholders.

RELEVANT BUSINESS COMBINATION PROVISIONS AND STATUTES

     Baran. A person who intends to acquire shares of a publicly traded Israeli company and who would, as a result of the acquisition, hold over 90% of the company's share capital or 90% of its registered class of shares, must make a tender offer for the purchase of all of the shares of the company or the class of shares. If holders of less than 5% of the outstanding shares do not respond to the offer, the acquirer may purchase all the shares. However, if dissenting shareholders hold more than 5% of the outstanding shares, the acquirer may only acquire up to 90% of the company's shares.

     In addition, the Israeli Companies Law provides that an acquisition of shares of a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser would become a 25% or greater shareholder of the company. This rule does not apply if the company already has another 25% shareholder. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser would become a 45% or greater shareholder of the company, if there is no 50% or greater shareholder of the company. A tender offer must also comply with the other requirements under the law and the relevant regulations.

     Pursuant to the Israeli Securities Law, any person who becomes an interested party, as defined below, and any interested party whose percentage of holdings in the company changes, must send a notice to the company. An interested party is defined as a 5% or greater shareholder, a holder of 5% or more of the voting power, any person who has the right to designate one or more directors, the chief executive officer, or the managing director of the company, any person who serves as a director or as a chief executive officer or managing director of the company, or any entity in which such person is a 25% or greater shareholder, holds 25% or more of the voting power, or has a right to appoint 25% of the directors.

     o2wireless. The Georgia Business Corporation Code contains provisions regarding business combinations with interested shareholders. These provisions are designed to encourage any person, before acquiring 10% of the outstanding voting stock of a corporation, to seek approval of its board of directors regarding the terms of any contemplated business combination by prohibiting such business combination for a period of five years, subject to certain exceptions in the statute. The provisions of the Georgia Business Corporation Code regarding business combinations do not apply to a Georgia corporation unless it has affirmatively elected in its bylaws to be governed by them. o2wireless has not adopted the business combination provisions of the Georgia Business Corporation Code in its bylaws.

                             LEGAL AND TAX MATTERS

     Customary legal matters with respect to the merger and the validity of the shares of Baran ordinary shares offered by this proxy statement-prospectus will be passed upon for Baran by Assael Law Offices, Beit Dagan, Israel, and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Reston, Virginia. The United States federal income tax consequences of the merger will be passed upon for o2wireless by Smith, Gambrell & Russell, LLP, Atlanta, Georgia.

                                    EXPERTS

     The audited consolidated financial statements included in this proxy statement-prospectus for Baran Group Ltd., except as they relate to SoHaR Inc., A.A.B. Joint Venture-ABB SUSA/A. Arenson/Baran Group, Azorey Dagan Joint Venture, Meissner-Baran Ltd. and A.L.D. Advanced Logistics Developments, have been audited by Kesselman & Kesselman, independent accountants and a member of PricewaterhouseCoopers International Limited, and, insofar as they relate to SoHaR Inc. and A.A.B. Joint Venture-ABB SUSA/A. Arenson/Baran Group, Azorey Dagan Joint Venture, Meissner-Baran Ltd. and A.L.D. Advanced Logistics Developments, by Windes & McClaughry, Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu, and Oren Horowitz & Co., an independent member of Baker Tilly International, independent accountants, respectively, whose reports thereon appear herein. Such financial statements have been included in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

     The audited financial statements of SoHaR Inc., not separately presented in this proxy statement-prospectus, have been audited by Windes & McClaughry, independent accountants, whose report thereon appears herein. Such financial statements, to the extent they have been included in the consolidated financial statements of Baran Group Ltd., have been so included in reliance upon the report of such independent accountants given on the authority of said firm as experts in auditing and accounting.

     The audited financial statements of A.A.B. Joint Venture-ABB SUSA/A. Arenson/Baran Group, Azorey Dagan Joint Venture and Meissner-Baran Ltd., not separately presented in this proxy statement-prospectus, have been audited by Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu, independent accountants, whose report thereon appears herein (which report on Meissner Baran Ltd. expresses an unqualified opinion and includes an explanatory paragraph referring to lawsuits of approximately NIS 9.6 million which have been filed against the Company). Such financial statements, to the extent they have been included in the consolidated financial statements of Baran Group Ltd., have been so included in reliance upon the report of such independent accountants given on the authority of said firm as experts in auditing and accounting.

     The audited financial statements of A.L.D. Advanced Logistics Developments, not separately presented in this proxy statement-prospectus, have been audited by Oren Horowitz & Co., an independent member of Baker Tilly International, independent accountants, whose report thereon appears herein. Such financial statements, to the extent they have been included in the consolidated financial statements of Baran Group Ltd., have been so included in reliance upon the report of such independent accountants given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements and schedule of o2wireless Solutions, Inc. and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, have been included in this proxy statement-prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein and in the registration statement, and upon the authority of said firm as experts in auditing and accounting.

                                 OTHER MATTERS

     o2wireless presently does not intend to bring any matters other than those described in this document before its special meeting. Further, o2wireless has no knowledge of any other matters that may be introduced by other persons. If any other matters do properly come before o2wireless' special meeting or any adjournment or postponement of the special meeting, the persons named in the enclosed proxy form of o2wireless will vote the proxies in keeping with their judgment on such matters.

                      WHERE YOU CAN FIND MORE INFORMATION

     o2wireless files reports, proxy statements and other information with the Securities and Exchange Commission. Copies of its reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the Securities and Exchange Commission at:

                                Judiciary Plaza
                                   Room 1024
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at l-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding companies that are required to file reports with it. The address of the Securities and Exchange Commission website is http://www.sec.gov.

     Baran has filed a registration statement on Form F-4 under the Securities Act with the Securities and Exchange Commission with respect to the Baran ordinary shares to be issued in the merger. This proxy statement-prospectus constitutes the prospectus of Baran filed as part of the registration statement. This proxy statement-prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement and its exhibits are available for inspection and copying as set forth above.

     This proxy statement-prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement-prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. The information set forth or incorporated into this proxy statement-prospectus by reference will be materially accurate when the proxy statement-prospectus is delivered to o2wireless shareholders and when the Baran ordinary shares are distributed to o2wireless shareholders. The information contained in this proxy statement-prospectus with respect to Baran was provided by Baran and the information contained in this proxy statement-prospectus with respect to o2wireless was provided by o2wireless.

REQUESTS FOR DOCUMENTS OR QUESTIONS RELATING TO BARAN SHOULD BE DIRECTED TO:

     Baran Group, Ltd., Baran House, 8 Omarim St. Industrial Park, Omer 84965, Israel, Attention: Meir Dor, Chairman of the Board, or by telephone to Meir Dor at 972-8-6200-200.

REQUESTS FOR DOCUMENTS OR QUESTIONS RELATING TO O2WIRELESS SHOULD BE DIRECTED
TO:

     o2wireless Solutions, Inc., 2355 Industrial Park Boulevard, Cumming, Georgia 30041, Attention: Investor Relations, or by telephone to Investor Relations at (678) 513-1501.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

     The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This proxy statement-prospectus contains such "forward-looking statements." These statements may be made directly in this proxy statement-prospectus referring to Baran and o2wireless, and they may also be made a part of this proxy statement-prospectus by reference to other documents filed with the Securities and Exchange Commission by o2wireless, which is known as "incorporation by reference." These statements may include statements regarding the period following completion of the merger.

     Words such as "anticipate," "estimate," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the merger of Baran and o2wireless, identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to the risks related to the businesses of Baran and o2wireless, the factors relating to the merger discussed under "Risk Factors," among others, could cause actual results to differ materially from those described on the forward-looking statements. Shareholders are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this proxy statement-prospectus or the date of the document incorporated by reference in this proxy statement-prospectus. Neither Baran nor o2wireless is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

     For additional information about factors that could cause results to differ materially from those described in the forward-looking statements, please see the quarterly reports on Form 10-Q and the annual reports on Form 10-K that o2wireless has filed with the Securities and Exchange Commission.

     All subsequent forward-looking statements attributable to Baran or o2wireless or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                  PAGE
                                                              ------------
Report of independent auditors..............................   F-3 -- F-4
Consolidated balance sheets at December 31, 2000 and 2001...      F-5
Consolidated statements of income for the years ended
  December 31, 1999, 2000 and 2001..........................      F-6
Consolidated statements of changes in shareholders' equity
  for the years ended December 31, 1999, 2000 and 2001......      F-7
Consolidated statements of cash flows for the years ended
  December 31, 1999, 2000 and 2001..........................  F-8 -- F-11
Notes to consolidated financial statements..................  F-12 -- F-81
Appendix I -- Details of subsidiaries, proportionately
  consolidated companies, proportionately consolidated joint
  ventures and associated companies.........................      F-82
Reports of independent auditors with respect to
  subsidiaries, associated company and proportionately
  consolidated companies and joint ventures.................      F-83

  (IN ADJUSTED NEW ISRAELI SHEKELS (NIS). YEAR ENDED DECEMBER 31, 2001 -- WITH
            CONVENIENCE TRANSLATION INTO U.S. DOLLARS (NOTE 1c(5)).

                         REPORT OF INDEPENDENT AUDITORS

To the shareholders of
BARAN GROUP LTD.

     We have audited the consolidated balance sheets of Baran Group Ltd. (hereafter -- the "Company") as of December 31, 2000 and 2001 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We did not audit the financial statements of certain subsidiaries and proportionately consolidated companies and joint ventures, whose assets included in consolidation constitute approximately 3% and 28% of total consolidated assets as of December 31, 2000 and 2001, respectively, and whose revenues included in consolidation constitute approximately 25%, 10.3% and 29% of total consolidated revenues for the years ended December 31, 1999, 2000 and 2001, respectively. We did not audit the financial statements of an associated company, the Company's interest in which, as reflected in the balance sheets as of December 31, 2000 and 2001, is adjusted NIS 12,843,692 and adjusted NIS 8,864,308 respectively, and the Company's share in the profits of which aggregates adjusted NIS 1,547,308, adjusted NIS 710,308 and adjusted NIS 128,769, in the years ended December 31, 1999, 2000 and 2001, respectively. The financial statements of the above subsidiaries, proportionately consolidated companies, proportionately consolidated joint ventures and associated company were audited by other independent auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to amounts included for those companies, is based on the reports of the other independent auditors.

     We conducted our audits in accordance with auditing standards generally accepted in Israel and in the United States, including those prescribed by the Israeli Auditors (Mode of Performance) Regulations, 1973. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company's Board of Directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other independent auditors provide a reasonable basis for our opinion.

     In our opinion, based upon our audits and the reports of the other independent auditors referred to above, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2000 and 2001 and the consolidated results of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted ("GAAP") in Israel.

     Accounting principles generally accepted in Israel vary in certain respects from accounting principles generally accepted in the United States and as allowed by Item 18 to Form 20-F. The application of the latter would have affected the determination of consolidated income for each of the two years in the period ended December 31, 2001 and the determination of consolidated shareholders' equity as of December 31, 2000 and 2001 to the extent summarized in note 21 to the consolidated financial statements.

     As explained in note 1c, the consolidated financial statements referred to above are presented in values adjusted for the changes in the general purchasing power of the Israeli currency, in accordance with pronouncements of the Institute of Certified Public Accountants in Israel.

                                                /s/ Kesselman & Kesselman
                                                -----------------------------
                                                Kesselman & Kesselman
                                                Certified Public Accountants
                                                (Isr.)

Beer Sheba, Israel
  March 18, 2002,
  except for note 18 regarding change in segment information, for which the date is July 15, 2002

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

                          CONSOLIDATED BALANCE SHEETS

                                                                          DECEMBER 31
                                                              ------------------------------------
                                                               2000      2001           2001
                                                              -------   -------   ----------------
                                                                                    CONVENIENCE
                                                                ADJUSTED NEW      TRANSLATION INTO
                                                               ISRAELI SHEKELS      U.S. DOLLARS
                                                                  (NOTE 1c)         (NOTE 1c(5))
                                                              -----------------   ----------------
                                                                         (IN THOUSANDS)
                                         ASSETS (note 19)
CURRENT ASSETS (note 14):
  Cash and cash equivalents (note 1q).......................   99,879   222,377        46,630
  Short-term investments (note 15a).........................   10,551     5,064         1,062
  Accounts receivable (note 15b):
    Trade and income receivable.............................  237,120   274,416        57,542
    Other...................................................   35,615    39,860         8,358
  Inventories (note 15c)....................................    6,745    17,417         3,652
                                                              -------   -------       -------
      Total current assets..................................  389,910   559,134       117,244
                                                              -------   -------       -------
INVESTMENTS AND LONG-TERM RECEIVABLES:
  Investments in associated companies (note 3)..............   30,994    27,295         5,723
  Other investments and a long-term receivable (note 4).....    1,360    43,842         9,193
  Deferred income taxes (note 13b)..........................    1,054     1,670           350
                                                              -------   -------       -------
                                                               33,408    72,807        15,266
                                                              -------   -------       -------
LAND AND BUILDINGS FOR LEASE (note 5):
  Cost......................................................   63,021    73,629        15,439
  Less -- accumulated depreciation and amortization.........    4,184     5,761         1,208
                                                              -------   -------       -------
                                                               58,837    67,868        14,231
                                                              -------   -------       -------
FIXED ASSETS (note 6):
  Cost......................................................   86,829   116,727        24,477
  Less -- accumulated depreciation and amortization.........   38,863    57,466        12,050
                                                              -------   -------       -------
                                                               47,966    59,261        12,427
                                                              -------   -------       -------
OTHER ASSETS, net of accumulated amortization (note 7)......      165     4,991         1,046
                                                              -------   -------       -------
                                                              530,286   764,061       160,214
                                                              =======   =======       =======
CURRENT LIABILITIES (note 14, note 19):
  Short-term bank credit and bank loans (note 15d)..........   25,335    71,044        14,897
  Accounts payable and accruals (note 15e):
    Trade...................................................  143,907   255,224        53,517
    Other...................................................  145,303   157,852        33,100
                                                              -------   -------       -------
      Total current liabilities.............................  314,545   484,120       101,514
                                                              -------   -------       -------
LONG-TERM LIABILITIES (note 14):
  Liability for employee rights upon retirement, net of
    amount funded (note 10).................................    3,034     4,776         1,001
  Bank loans, net of current maturities (note 8, note 19)...   13,935    34,585         7,252
  Capital notes issued to minority shareholders of a
    subsidiary, net (note 9)................................   15,283    13,973         2,930
  Deferred income taxes (note 13b)..........................       84       109            23
                                                              -------   -------       -------
      Total long-term liabilities...........................   32,336    53,443        11,206
                                                              -------   -------       -------
COMMITMENTS AND CONTINGENT LIABILITIES (note 11)
                                                              -------   -------       -------
      Total liabilities.....................................  346,881   537,563       112,720
MINORITY INTERESTS..........................................              7,044         1,477
                                                              -------   -------       -------
SHAREHOLDERS' EQUITY (note 12):
  Share capital -- ordinary shares of adjusted NIS 1 par
    value (authorized December 31, 2000 and
    2001 -- 20,000,000 shares; issued -- and outstanding --
    December 31, 2000 and 2001 7,736,468 shares and
    7,921,718 shares, respectively).........................   14,561    14,759         3,095
  Capital surplus...........................................   54,993    54,993        11,531
  Differences from translation of foreign currency financial
    statements of a subsidiary..............................                (57)          (12)
  Retained earnings.........................................  117,821   153,729        32,235
  Cost of Company shares held by the Company and its
    subsidiaries (December 31, 2000 and 2001 -- 168,640
    shares and 204,690 shares, respectively)................   (3,970)   (3,970)         (832)
                                                              -------   -------       -------
      Total shareholders' equity............................  183,405   219,454        46,017
                                                              -------   -------       -------
      Total liabilities and shareholders' equity............  530,286   764,061       160,214
                                                              =======   =======       =======

    The accompanying notes are an integral part of the financial statements.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                YEAR ENDED DECEMBER 31
                                                   ------------------------------------------------
                                                    1999      2000       2001            2001
                                                   -------   -------   ---------   ----------------
                                                                                     CONVENIENCE
                                                                                   TRANSLATION INTO
                                                   ADJUSTED NEW ISRAELI SHEKELS      U.S. DOLLARS
                                                             (NOTE 1c)               (NOTE 1c(5))
                                                   -----------------------------   ----------------
                                                      (IN THOUSANDS (EXCEPT FOR PER SHARE DATA))
REVENUES (note 18):
  Construction projects and services.............  597,026   861,373     927,348       194,453
  Sale of products...............................   14,821    45,860      92,404        19,376
  Lease of buildings.............................    4,902     5,546       6,393         1,341
  Management fees from proportionately
     consolidated companies......................    1,416     1,596       2,342           491
                                                   -------   -------   ---------       -------
       Total revenues............................  618,165   914,375   1,028,487       215,661
                                                   -------   -------   ---------       -------
COST OF REVENUES (note 15f):
  Construction projects and services.............  477,141   732,578     754,384       158,185
  Sale of products...............................   16,671    35,365      90,990        19,079
  Lease of buildings.............................    1,685     2,135       1,587           333
                                                   -------   -------   ---------       -------
       Total cost of revenues....................  495,497   770,078     846,961       177,597
                                                   -------   -------   ---------       -------
GROSS PROFIT.....................................  122,668   144,297     181,526        38,064
RESEARCH AND DEVELOPMENT EXPENSES, net (note
  15g)...........................................    1,621     3,390       3,726           781
SELLING, MARKETING, GENERAL AND ADMINISTRATIVE
  EXPENSES, NET:
  Selling and marketing, net (note 15h)..........    3,933     5,636       9,648         2,023
  General and administrative (note 15i)..........   49,507    50,947      60,086        12,599
                                                   -------   -------   ---------       -------
OPERATING INCOME.................................   67,607    84,324     108,066        22,661
FINANCIAL INCOME (EXPENSES) -- net (note 15j)....     (276)    6,012       7,950         1,667
OTHER INCOME (EXPENSES) -- net (note 15k)........    1,086     7,289      (4,016)         (842)
                                                   -------   -------   ---------       -------
INCOME BEFORE TAXES ON INCOME....................   68,417    97,625     112,000        23,486
TAXES ON INCOME (note 13)........................   20,673    29,284      45,267         9,492
                                                   -------   -------   ---------       -------
INCOME AFTER TAXES ON INCOME.....................   47,744    68,341      66,733        13,994
SHARE IN PROFITS OF ASSOCIATED COMPANIES, net
  (note 15l).....................................    3,265     6,479       1,206           253
MINORITY INTERESTS IN LOSSES OF SUBSIDIARIES,
  net............................................              1,967         584           122
                                                   -------   -------   ---------       -------
NET INCOME.......................................   51,009    76,787      68,523        14,369
                                                   =======   =======   =========       =======
EARNINGS PER SHARE -- basic and diluted..........     7.22     10.46        9.06           1.9
                                                   =======   =======   =========       =======
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING -- in thousands (note 1r)..........    7,097     7,341       7,565         7,565
                                                   =======   =======   =========       =======

    The accompanying notes are an integral part of the financial statements.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                     DIFFERENCES
                                                                   FROM TRANSLATION
                                                                      OF FOREIGN                     COST OF
                                      SHARE CAPITAL                    CURRENCY                   COMPANY SHARES
                                    ------------------                FINANCIAL                    HELD BY THE
                                     NUMBER              CAPITAL   STATEMENTS OF A    RETAINED     COMPANY AND
                                    OF SHARES   AMOUNT   SURPLUS      SUBSIDIARY      EARNINGS   ITS SUBSIDIARIES    TOTAL
                                    ---------   ------   -------   ----------------   --------   ----------------   -------
                                                                              (IN THOUSANDS)
ADJUSTED NEW ISRAELI SHEKELS (note
  1c):
BALANCE AT JANUARY 1, 1999........  7,023,468   13,791   48,104                        58,664         (3,288)       117,271
CHANGES DURING THE YEAR ENDED
  DECEMBER 31, 1999:
  Net income......................                                                     51,009                        51,009
  Issuance of restricted shares...    106,000     115                                                                   115
  Exercise of stock options.......    242,000     262     4,195                                                       4,457
  Dividends (adjusted NIS 5.17 per
    share)........................                                                    (35,857)                      (35,857)
  Cost of acquisition of Company
    shares held by a subsidiary
    (63,092 shares)...............                                                                    (2,362)        (2,362)
  Proceeds from sale of Company
    shares held by a subsidiary
    (26,835 shares)...............                        1,515                                          916          2,431
                                    ---------   ------   ------                       -------         ------        -------
BALANCE AT DECEMBER 31, 1999......  7,371,468   14,168   53,814                        73,816         (4,734)       137,064
CHANGES DURING THE YEAR ENDED
  DECEMBER 31, 2000:
  Net income......................                                                     76,787                        76,787
  Issuance of restricted shares...    365,000     393                                                                   393
  Dividends (adjusted NIS 4.41 per
    share)........................                                                    (32,781)                      (32,781)
  Proceeds from sale of Company
    shares held by a subsidiary
    (20,000 shares), net of tax...                        1,178                                          764          1,942
                                    ---------   ------   ------                       -------         ------        -------
BALANCE AT DECEMBER 31, 2000......  7,736,468   14,561   54,993                       117,821         (3,970)       183,405
                                    ---------   ------   ------                       -------         ------        -------
CHANGES DURING THE YEAR ENDED
  DECEMBER 31, 2001:
  Net income......................                                                     68,523                        68,523
  Issuance of restricted shares...    185,250     198                                                                   198
  Differences from translation of
    foreign currency financial
    statements of a subsidiary....                                       (57)                                           (57)
  Dividends (adjusted NIS 4.27 per
    share)........................                                                    (32,615)                      (32,615)
                                    ---------   ------   ------          ---          -------         ------        -------
BALANCE AT DECEMBER 31, 2001......  7,921,718   14,759   54,993          (57)         153,729         (3,970)       219,454
                                    =========   ======   ======          ===          =======         ======        =======
CONVENIENCE TRANSLATION INTO U.S.
  DOLLARS (note 1c(5)):
BALANCE AT JANUARY 1, 2001........  7,736,468   3,055    11,531                        24,705           (832)        38,459
CHANGES DURING THE YEAR ENDED
  DECEMBER 31, 2001:
  Net income......................                                                     14,369                        14,369
  Issuance of restricted shares...    185,250      40                                                                    40
  Differences from translation of
    foreign currency financial
    statements of a subsidiary....                                       (12)                                           (12)
  Dividends ($0.90 per share).....                                                     (6,839)                       (6,839)
                                    ---------   ------   ------          ---          -------         ------        -------
BALANCE AT DECEMBER 31, 2001......  7,921,718   3,095    11,531          (12)          32,235           (832)        46,017
                                    =========   ======   ======          ===          =======         ======        =======

    The accompanying notes are an integral part of the financial statements.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                YEAR ENDED DECEMBER 31
                                                    -----------------------------------------------
                                                     1999       2000      2001           2001
                                                    -------   --------   -------   ----------------
                                                                                     CONVENIENCE
                                                                                   TRANSLATION INTO
                                                    ADJUSTED NEW ISRAELI SHEKELS     U.S. DOLLARS
                                                             (NOTE 1c)               (NOTE 1c(5))
                                                    ----------------------------   ----------------
                                                                    (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................   51,009     76,787    68,523        14,369
                                                    -------   --------   -------        ------
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Income and expenses not involving cash flows:
     Minority interests in losses of
       subsidiaries -- net........................              (1,967)     (584)         (122)
     Share in profits of associated companies, net
       of a dividend received therefrom...........   (1,729)    (3,609)      317            66
     Depreciation and amortization................    9,634      9,737    11,087         2,325
     Deferred income taxes, net...................   (2,293)    (6,497)    2,640           554
     Capital loss (gain):
       On sale of fixed assets....................      129        (80)      (79)          (17)
       On reduction in percentage of shareholding
          in subsidiary...........................                (668)
       On disposal of investment in associated
          companies...............................      179
       On redemption of a capital note in a
          formerly proportionately consolidated
          company.................................                 592
       Due to decrease in percentage of holding in
          an associated company...................              (1,099)
       In respect of a provision for anticipated
          loss due to a possible conversion of
          convertible securities issued by an
          associated company......................                 166       (54)          (11)
       On disposal of investment and a decrease in
          the percentage held by subsidiaries and
          proportionately consolidated
          companies...............................       90     (6,139)
       In respect of impairment in value of
          investment in an associated company.....                         4,435           930
     Increase in liability for employee rights
       upon retirement, net.......................      847        892     1,180           248
     Exchange and linkage differences on (erosion
       of) principal on long-term loans...........       (4)       218       828           173
     Exchange differences on long-term bank
       deposit....................................                          (635)         (133)
     Increase in value of short-term marketable
       securities, net............................     (864)    (1,355)     (137)          (29)
                                                    -------   --------   -------        ------
                                                      5,989     (9,809)   18,998         3,984
                                                    -------   --------   -------        ------

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)

                                                                YEAR ENDED DECEMBER 31
                                                    -----------------------------------------------
                                                     1999       2000      2001           2001
                                                    -------   --------   -------   ----------------
                                                                                     CONVENIENCE
                                                                                   TRANSLATION INTO
                                                    ADJUSTED NEW ISRAELI SHEKELS     U.S. DOLLARS
                                                             (NOTE 1c)               (NOTE 1c(5))
                                                    ----------------------------   ----------------
                                                                    (IN THOUSANDS)
BROUGHT FORWARD...................................    5,989     (9,809)   18,998         3,984
Changes in operating asset and liability items:
  Decrease (increase) in accounts receivable:
     Trade and income receivable..................  (28,769)  (112,110)  (30,132)       (6,318)
     Other........................................  (10,128)    (9,880)   14,392         3,017
  Increase (decrease) in accounts payable and
     accruals:
     Trade........................................   32,404     72,870    98,974        20,754
     Other........................................   32,940     50,212   (13,996)       (2,935)
  Decrease in customer advances, net of inventory
     in respect of work in progress...............   (1,499)      (706)   (8,278)       (1,735)
  Decrease (increase) in inventories..............    1,347     (4,935)    6,806         1,427
                                                    -------   --------   -------        ------
                                                     26,295     (4,549)   67,766        14,210
                                                    -------   --------   -------        ------
                                                     32,284    (14,358)   86,764        18,194
                                                    =======   ========   =======        ======
Net cash provided by operating activities.........   83,293     62,429   155,287        32,563
                                                    -------   --------   -------        ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets........................  (20,176)   (19,126)  (22,050)       (4,624)
  Purchase of other assets........................      (96)
  Acquisition of subsidiaries consolidated for the
     first time (a)...............................              (2,620)  (11,224)       (2,353)
  Investment in associated companies..............     (220)      (965)     (999)         (209)
  Other investments acquired......................              (1,360)     (260)          (55)
  Proceeds from redemption of a capital note of a
     formerly proportionately consolidated
     company......................................               2,257
  Proceeds from sale of investment in an
     associated company...........................               1,825
  Proceeds from sale of investments in companies
     consolidated and proportionally consolidated
     in previous years (b)........................      117     (1,056)
  Proceeds from sale of fixed assets..............    2,270      2,221     4,689           983
  Decrease (increase) in short-term deposits,
     net..........................................   11,457     (5,861)    6,019         1,262
  Long-term bank deposit..........................                       (11,102)       (2,328)
  Sale (purchase) of short-term marketable
     securities -- net............................      (30)     2,788      (394)          (83)
                                                    -------   --------   -------        ------
  Net cash used in investing activities...........   (6,678)   (21,897)  (35,321)       (7,407)
                                                    -------   --------   -------        ------

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)

                                                                       YEAR ENDED DECEMBER 31
                                                           -----------------------------------------------
                                                            1999       2000      2001           2001
                                                           -------   --------   -------   ----------------
                                                                                            CONVENIENCE
                                                                                          TRANSLATION INTO
                                                           ADJUSTED NEW ISRAELI SHEKELS     U.S. DOLLARS
                                                                    (NOTE 1c)               (NOTE 1c(5))
                                                           ----------------------------   ----------------
                                                                           (IN THOUSANDS)
BROUGHT FORWARD..........................................   76,615     40,532   119,966        25,156
                                                           -------   --------   -------        ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of restricted shares..........................      115        393       198            40
  Long-term bank loans received..........................   14,320     14,551    26,008         5,455
  Repayment of long-term bank loans......................   (2,250)    (4,000)  (27,477)       (5,762)
  Dividend paid..........................................  (27,974)   (40,664)  (32,615)       (6,839)
  Proceeds from sale of Company shares held by a
    subsidiary...........................................    2,431      1,942
  Cost of acquisition of Company shares held by a
    subsidiary...........................................   (2,362)
  Capital note issued to minority in subsidiaries........              17,431
  Proceeds from exercise of stock options................    4,457
  Short-term bank credit -- net..........................   (8,954)     2,643    28,833         6,046
  Short-term bank loans -- net...........................   (6,473)   (16,793)    7,594         1,592
                                                           -------   --------   -------        ------
  Net cash provided by (used in) financing activities....  (26,690)   (24,497)    2,541           532
                                                           -------   --------   -------        ------
TRANSLATION DIFFERENCES ON CASH
  BALANCES OF A SUBSIDIARY OPERATING
  INDEPENDENTLY..........................................                            (9)           (2)
                                                           -------   --------   -------        ------
INCREASE IN CASH AND CASH EQUIVALENTS....................   49,925     16,035   122,498        25,686
BALANCE OF CASH AND CASH EQUIVALENTS
  AT BEGINNING OF YEAR...................................   33,919     83,844    99,879        20,944
                                                           -------   --------   -------        ------
BALANCE OF CASH AND CASH EQUIVALENTS AT END OF YEAR......   83,844     99,879   222,377        46,630
                                                           =======   ========   =======        ======
SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION -- cash
  paid during the year for:
  Interest...............................................    4,717      3,626     6,586         1,381
                                                           =======   ========   =======        ======
  Income tax -- net of tax refund........................   30,270     48,711    36,632         7,681
                                                           =======   ========   =======        ======
(a) ACQUISITION OF SUBSIDIARIES CONSOLIDATED FOR THE
    FIRST TIME, AND IN 2001 COMPANIES PREVIOUSLY
    CONSOLIDATED BY PROPORTIONATE CONSOLIDATION METHOD
    WHICH WERE FULLY CONSOLIDATED, see also note 2(a) and
    (d):
  Assets and liabilities of the subsidiaries upon
    acquisition:
    Working capital (excluding cash and cash
       equivalents)......................................                (120)   (5,862)       (1,229)
    Fixed and other assets -- net........................              (1,021)  (13,773)       (2,888)
    Customer contracts...................................                        (2,576)         (540)
    Long-term deferred taxes.............................                  (8)
    Long-term liabilities................................                 478    11,279         2,365
  Minority interests in the subsidiaries upon
    acquisition..........................................                         5,630         1,180
  Goodwill arising on acquisition........................              (1,949)   (5,922)       (1,241)
                                                                     --------   -------        ------
                                                                       (2,620)  (11,224)       (2,353)
                                                                     ========   =======        ======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONCLUDED)

                                                                       YEAR ENDED DECEMBER 31
                                                           -----------------------------------------------
                                                            1999       2000      2001           2001
                                                           -------   --------   -------   ----------------
                                                                                            CONVENIENCE
                                                                                          TRANSLATION INTO
                                                           ADJUSTED NEW ISRAELI SHEKELS     U.S. DOLLARS
                                                                    (NOTE 1c)               (NOTE 1c(5))
                                                           ----------------------------   ----------------
                                                                           (IN THOUSANDS)
(b) PROCEEDS FROM SALE OF INVESTMENTS IN COMPANIES
    CONSOLIDATED IN PREVIOUS YEARS, see also note 2(b)
  Assets and liabilities of the companies upon disposal:
    Working capital (excluding cash and cash
       equivalents)......................................      (15)       459
    Fixed assets -- net..................................      224      3,899
    Goodwill.............................................               1,948
    Investment in an associated company..................             (11,713)
    Long-term liabilities................................       (2)    (1,789)
  Capital gain (loss) on disposal of investments in
    subsidiaries.........................................      (90)     6,140
                                                           -------   --------
                                                               117     (1,056)
                                                           =======   ========

    The accompanying notes are an integral part of the financial statements.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    (ALL NIS AMOUNTS PRESENTED IN ADJUSTED NEW ISRAELI SHEKELS AT MARCH 31,
                2002 PURCHASING POWER, UNLESS OTHERWISE STATED)

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES:

     The significant accounting policies, applied on a consistent basis, are as follows:

     a.   GENERAL:

        1) Operations

          In 1999, Baran Group Ltd. (hereafter -- the Company) and its investee companies (hereafter collectively -- the Group) underwent a strategic process which included the reorganization of the companies in the Group. Commencing from 2000, the Group operates in 6 divisions, each of which operates independently, according to the instructions of the Group's management. The Company receives management fees from proportionately consolidated companies.

          The Group operates through the following 6 operating divisions (see also note 18):

          a) The communications division -- specializing in planning, management and construction of communications infrastructure.

          b) The construction division -- specializing in managing, coordinating, supervising and building projects in the field of construction, civil infrastructure, as well as industrial buildings.

          c) The industrial division -- specializing in management, engineering planning and performance of projects in processing industries, which include, among others, chemicals, biotechnology, petrochemicals, energy, food, etc.

          d) The semiconductors division -- specializing in planning and building sophisticated plants and production lines for the manufacture of semi-conductors.

          e) The consulting division -- consisting of several companies each specializing and operating in its own field -- industrial engineering and management, reliability, quality and logistics, real estate management.

          f) The technologies division -- engaged in the development, manufacturing and marketing of unique technology-based products and in the marketing and recycling of food products for animals. The latter activity of marketing and recycling of food products for animals was separated into an additional segment, for "Segment Reporting" purposes.

          A significant portion of the Group's revenues in each year is derived from major customers (see also note 11(a)(1) and note 18).

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED):

        2) Definitions:

           Subsidiary       -  A company controlled by the Group, the financial statements of which have been consolidated with the financial
                               statements of the Company, which is not a proportionately
                               consolidated company.
           Proportionately  -  A jointly controlled company or venture, none of the parties
             consolidated      in which holds exclusive control, the financial statements
             company or        of which are consolidated with those of the Company by the
             joint venture     proportionate consolidation method.
           Associated       -  A company in which the Group has significant influence
             company           (which is not a subsidiary or a proportionately consolidated company), the Company's investment in which is presented by the equity method.
           Related          -  As defined in Opinion 29 of the Institute of Certified
             party             Public Accountants in Israel.
           Goodwill         -  The difference between the cost of the investment in the investee company and the Company's share in the fair value of its underlying assets net of the fair value of its
                               underlying liabilities, (net of related taxes) on
                               acquisition date.

        3) Use of estimates in the preparation of financial statements

          The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting years. Actual results could differ from those estimates.

     b.   ACCOUNTING PRINCIPLES

        The financial statements have been prepared in accordance with Israeli GAAP. As applicable to these financial statements, Israeli GAAP vary in certain respects from amounts reconciled to U.S. GAAP, as described in note 21.

     c.   ADJUSTED FINANCIAL STATEMENTS:

        1) The financial statements have been prepared on the basis of historical cost adjusted to reflect the changes in the general purchasing power of the Israeli currency, in accordance with pronouncements of the Institute of Certified Public Accountants in Israel (hereafter -- the Israeli Institute). All figures in the financial statements are presented in adjusted new Israeli shekels ("NIS") which have a uniform purchasing power as of June 30, 2002 ("adjusted NIS") -- based upon the changes in the Israeli consumer price index ("the Israeli CPI"), see also note 14b.

          The adjustment of the financial statements is based on the accounts of the Company, its Israeli subsidiaries and proportionately consolidated companies and joint ventures, which are maintained in nominal NIS.

          The components of the statements of income were, for the most part, adjusted as follows: the components relating to transactions carried out during the reported years -- revenues, purchases, labor costs, etc. were adjusted on the basis of the Israeli CPI for the month in which the

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED):

          transaction was carried out, while those relating to non-monetary balance sheet items (mainly changes in inventories, work in progress, customer advances, depreciation and amortization) were adjusted on the same basis used in adjusting the related balance sheet item. The financing component represents primarily financial income and expenses in real terms, the erosion of balances of monetary items during the reported years and the changes during the reported years in the value of short-term marketable securities.

        2) The adjusted amounts of non-monetary assets do not necessarily represent realization value or current economic value, but only the original historical values, adjusted for the changes in the general purchasing power of Israeli currency. In these financial statements, the term "cost" signifies cost in adjusted NIS.

        3) Investee companies whose financial statements are drawn up in foreign currency adjusted on the basis of the changes in the exchange rate of foreign currency.

          For purposes of consolidation, the amounts (in foreign currency terms) included in the financial statements of the above companies were treated as follows:

          SUBSIDIARY OPERATING INDEPENDENTLY

          Balance sheet items at the end of the year and the results of operations for the year were translated at the exchange rate of the relevant foreign currency as compared to Israeli currency at the end of the year. Balance sheet items at the beginning of the year and changes in shareholders' equity items during the year were translated at the relevant exchange rate at the beginning of the year or at the date of each change, respectively, and then adjusted on the basis of the changes in the Israeli CPI through the end of the year.

          Differences resulting from the above treatment are carried as a separate item under adjusted shareholders' equity ("differences from translation of foreign currency financial statements of a subsidiary").

          INVESTEE COMPANIES THE ACTIVITIES OF WHICH ARE AN INTEGRAL PART OF THE ACTIVITIES OF THE COMPANY

          The financial statements of such companies were remeasured in terms of adjusted NIS. The remeasurement was effected by way of translation of the amounts (in terms of foreign currency) on the basis of historical exchange rates in relation to Israeli currency; the resulting nominal NIS amounts were then adjusted on the basis of the changes in the Israeli CPI by the same method as the financial statements of the Israeli companies in the Group were adjusted.

          Differences resulting from the above treatment are included in the adjusted statements of income under financial income or expenses.

        4) In October 2001, the IASB issued Accounting Standard No.
           12 -- "Discontinuance of Adjusting Financial Statements for Inflation". Standard No. 12 provides for the discontinuance of inflation-adjusted financial statements and the return to the nominal-historical financial reporting as it generally practiced in the world, due to the significant decrease in recent years in the inflation rates, and the less common usage of linkage in the Israeli economy.

          According to this Standard, the adjustment of financial statements for inflation will be discontinued commencing January 1, 2003. Through December 31, 2002, the Company will continue to draw up financial statements, adjusted for inflation in accordance with the pronouncements issued by the Israeli Institute. The inflation-adjusted amounts as of Decem-

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED):

          ber 31, 2002, will be the base for the nominal-historical financial reporting in the following periods.

          The implementation of Standard No. 12 will mainly affect the financial expenses item.

          Upon the issuance of Standard No. 12, the provisions of the Israeli Institute's pronouncements with respect to translation of foreign operations will be replaced by Israel Accounting Standard No.
          13 -- "The Effects of Changes in Foreign Exchange Rates".

        5) Convenience translation into U.S. dollars ("dollars" or "$")

          The adjusted NIS figures at December 31, 2001 and for the year then ended have been translated into dollars using the representative exchange rate of the dollar at June 30, 2002 ($1 = NIS 4.769). The translation was made solely for convenience. The translated dollar figures should not be construed as a representation that the Israeli currency amounts actually represent, or could be converted into, dollars.

     d.   PRINCIPLES OF CONSOLIDATION:

        1) The consolidated financial statements include the financial statements of the Company and of its subsidiaries. In addition to the fully consolidated companies as above, the consolidated financial statements include -- by the proportionate consolidation method -- jointly controlled companies and joint ventures. The investee companies are listed in Appendix I.

        2) Goodwill is presented in the consolidated balance sheets under "other assets" and is amortized in equal annual installments at the rate of 10% per annum, commencing in the year of acquisition (see also note
           7).

        3) Intercompany balances and transactions have been eliminated in consolidation. Profits from intercompany sales, not yet realized outside the Group, have also been eliminated.

        4) Capital notes issued to the minority shareholders in one of the subsidiaries are presented in the consolidated balance sheets net of minority's share in its capital deficiency (see also note 9).

     e.   INVENTORIES

          Inventories are valued at the lower of cost or market. Cost is determined as follows:

          Raw materials and supplies -- on "first-in, first-out" basis.

          Products in process and finished products -- on basis of production costs.

          Raw material and supplies component -- on "first-in, first-out" basis.

          Labour and overhead component -- on average basis.

     f.   INVESTMENT IN ASSOCIATED COMPANIES:

        1) The investments in these companies are accounted for by the equity method, net of impairment in value which is not of a temporary nature. Profits from sales not yet realized outside the Group have been eliminated.

        2) The excess of cost of the investment in associated companies over the Company's share in their net assets at date of acquisition ("excess of cost of investment") represents goodwill, which is amortized in equal annual installments at the rate of 10% per annum, commencing in the year of acquisition (see also note 3).

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED):

     g.   MARKETABLE SECURITIES AND OTHER INVESTMENTS:

        1) Short-term marketable securities are stated at market value or -- for mutual fund participation certificates -- at redemption value. The changes in value of the above securities are carried to financial income or expense.

        2) Investments in non-marketable securities are stated at cost. The Group evaluates its investments in these securities from time to time and, as necessary, includes in its accounts a write-down for decrease in value which is not of a temporary nature.

     h.   LAND AND BUILDINGS FOR LEASE:

        1) These assets are stated at cost.

        2) Borrowing costs in respect of bank loans applied to finance the construction -- incurred until construction is completed -- are charged to cost of such assets. As from the year 2000, these costs are computed in accordance with the provisions of Standard No. 3 of the Israeli Accounting Standards Board.

        3) The buildings are depreciated by the straight-line method, on basis of their estimated useful life. Annual depreciation rates are 4%-6%.

     i.   FIXED ASSETS:

        1) These assets are stated at cost.

        2) The assets are depreciated by the straight-line method, on the basis of their estimated useful life.

          Annual depreciation rates are as follows:

                                                                                 %
                                                                         -----------------
           Buildings...................................................         4-6
           Machinery and equipment.....................................  7-15 (mainly 15)
           Vehicles....................................................         15
           Office furniture and equipment..............................        6-15
           Computers and peripheral equipment..........................  20-33 (mainly 33)

          Leasehold improvements are amortized by the straight-line method over the lease period, which is shorter than the estimated useful life of the improvements.

     j.   OTHER ASSETS

       Patent rights and marketing rights are stated at cost and are amortized over five years in equal annual installments, commencing from the date on which they are first utilized. Customer contracts are amortized over the periods of the contracts, commencing from the date on which they are first utilized (mainly 1-3 years). As to amortization of goodwill, see d(2) above.

     k.  IMPAIRMENT OF LONG-LIVED ASSETS

       When indicators of impairment of long-lived assets are present, the Company evaluates the carrying value of long-lived assets and intangible assets and goodwill in relation to the operating performance and future undiscounted cash flows of the underlying assets. No impairment losses relating to long-lived assets were recorded in these financial statements.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED):

     l.   DEFERRED INCOME TAXES:

        1) Deferred taxes are computed in respect of temporary differences between the amounts presented in the adjusted financial statements and those taken into account for tax purposes. As to the main factors in respect of which deferred taxes have been included -- see note 13b.

          Deferred tax balances are computed at the tax rate expected to be in effect at time of release to income from the deferred tax accounts. The amount of deferred taxes presented in the statements of income reflects changes in the above balances during the year.

        2) Taxes which would apply in the event of disposal of investments in investee companies have not been taken into account in computing the deferred taxes, as it is the Company's policy to hold these investments, not to realize them.

        3) Income from "approved enterprise" status:

          a. As stated in note 13a(1)(a)(1), one of the Company's subsidiaries has been granted tax exemption on income from "approved enterprises". Upon distribution of dividends from the subsidiary's tax-exempt income, the amount distributed will be subject to tax at the rate that would have been applicable had the subsidiary not been exempted from payment thereof. In addition, such dividend received by the Group may be liable to tax. The Group intends to permanently reinvest the amount of tax-exempt income, and does not intend to cause dividend distribution from such income. The period of benefits in respect of the above subsidiary has not yet commenced and is not expected to, due to its accumulated tax losses. Therefore, no deferred income taxes have been provided in respect of such tax-exempt income. The Company has recorded full valuation allowance with respect to deferred tax assets regarding these losses.

          b. As stated in note 13a(1)(a)(2), another subsidiary in the Group has been granted "approved enterprise" status and is subject to a reduced tax rate during the period of benefits.

              Upon distribution of dividends by this subsidiary to the Company, the Company will be subject to tax, unless such dividends are distributed to the Company's shareholders such dividends may be liable to tax. In light of the Group's policy not to cause distribution of dividends, which would result in additional tax liabilities, any dividends received from this subsidiary will be distributed to the Company's shareholders. The Company plans to distribute to its shareholders any dividends received. Accordingly, no account has been taken of the additional tax in respect of said dividends.

     m.  REVENUE RECOGNITION:

        1) Revenue from the sale of products (consisting of electric switches and recycling of food products for animals) is recognized when there is persuasive evidence of arrangement, delivery has occurred, the sale price is fixed and determinable and collection is reasonably assured.

        2) Construction projects:

          a) In July 1999, the IASB published Accounting Standard No. 4 dealing with contracted work performed on behalf of others, which is effective for financial statements as from January 1, 2000. The Company applies the provisions of this Standard as from such date.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED):

             Accordingly, the Group recognizes revenue from such work by the percentage-of-completion method, provided the following conditions are met: collection of revenues is expected, revenues and costs can be estimated reasonably and there is a likelihood that the project will be completed and that contractual obligations to customers will be met. When estimating the final outcome is impractical, the Group uses a zero estimate of profit (i.e. equal amounts of revenue and cost are recognized until results can be estimated more precisely) ("zero profit method").

             In addition to the above mentioned revenues recognition conditions, profits from contract work on buildings is recognized by the percentage of completion method if the stage of completion has reached at least 25%; prior to this stage -- by the "zero profit method".

             The Group measures progress toward completion based on the output measure of value added for its turnkey project. The Group determines the relative value added of each component to the total project value added based on the ratio of costs of the component to total expected costs, at the commencement of the project. Such ratio of relative value of each component remains unchanged during the project. Relevant component output measures are used to determine progress toward completion of each component. The project percentage of completion (weighting the appropriate components) are applied to the total estimated project revenues and project costs to determine the amount of revenue and costs recognized, on a cumulative basis.

             Changes in estimates for revenues, costs, and profits are recognized in the period in which they are determinable using the cumulative catch-up method of accounting.

          b) Full provision is being made for any anticipated losses.

          c) Cost of revenues includes an estimate in respect of warranty costs.

        3) Revenue from services rendered, including management fees, is recognized ratably over the contract period or as services are performed.

        4) Revenues from lease of buildings are recognized over the lease period.

     n.   COMPANY SHARES HELD BY THE COMPANY AND ITS SUBSIDIARIES

        These shares are presented as a reduction of shareholders' equity, at their cost, under the item "Cost of Company shares held by the Company and its subsidiaries". Gains on sale of such shares, net of income taxes, are carried to capital surplus.

     o.   ALLOWANCE FOR DOUBTFUL ACCOUNTS

        The allowance is determined for specific debts doubtful of collection.

     p.   DERIVATIVE INSTRUMENTS

        The Group enters into future contracts in order to protect itself from changes in prices of certain commodities. These future contracts are treated for accounting purposes as non-hedging instruments. The commodity derivative instruments are presented at their fair value and changes in their fair value are carried to "financial income (expenses) -- net" on a current basis.

        The Group also enters into foreign exchange forward contracts in order to effectively change the cash flows resulting from purchases of inventory in non-NIS currencies. Gain and losses from such contracts are deferred and recognized in income when the hedged item affects earnings.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED):

     q.   CASH EQUIVALENTS

        The Group considers all highly liquid investments, which include short-term bank deposits (up to three months from date of deposit) that are not restricted as to withdrawal or use, to be cash equivalents.

     r.   EARNINGS PER SHARE

        Earnings per share -- which is computed in accordance with Opinion No. 55 of the Israeli Institute -- has been determined on the basis of the weighted average number of shares outstanding during each year and, in 1999, shares to be issued upon the exercise of options granted under employee stock option plans, net of the weighted average number of shares held by the Company and its subsidiaries.

        The net income used in the computation of earnings per share for 1999 includes an increment in the amount of adjusted NIS 220,000 in respect of the exercise price of options, the shares arising upon exercise of which were included in the weighted average number of shares.

        In the 1999, 2000 and 2001 financial statements, the basic and diluted earnings per share are not presented separately, since the difference is immaterial (less than 5%).

     s.  RESEARCH AND DEVELOPMENT EXPENSES

         Research and development expenses are charged to income as incurred. Participation from government departments for development of approved projects is recognized as a reduction of expenses as the related cost is incurred (see also note 15g).

     t.  ADVERTISING EXPENSES

         These costs are expensed as incurred. Advertising expenses for the years ended December 31, 1999, 2000 and 2001 were adjusted NIS 1,954,000, adjusted NIS 2,459,000 and adjusted NIS 2,693,000
         ($565,000), respectively.

     u.  RECLASSIFICATIONS

         Certain prior years' amounts have been reclassified to conform with the current presentation.

NOTE 2 -- SUBSIDIARIES AND PROPORTIONATELY CONSOLIDATED COMPANIES AND JOINT
          VENTURES:

     a.  ACQUISITIONS IN 2001:

       1) On October 1, 2001, the Company acquired 50.1% of the shares conferring ownership and control in LEAD Control Ltd. (hereafter:
          "LEAD"), an Israeli company engaged in development of products and in providing computerized control solutions, in consideration of a cash amount of approximately adjusted NIS 1,095,000 ($230,000). The acquisition was accounted for using the purchase method. The amounts attributed to the acquired assets and liabilities are computed on the basis of the fair value of the assets and liabilities on the date of acquisition. The excess of fair value of acquired net assets over cost of acquisition was allocated as a reduction of fixed assets. The consolidated statement of income for 2001 includes the results of operations of LEAD for the period from the date of acquisition to December 31, 2001.

       2) On September 30, 2001, the Company acquired 55% of the shares conferring ownership and control in Westmontage Kabel und Netzwerk GmbH (hereafter "Westmontage"), a German

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- SUBSIDIARIES AND PROPORTIONATELY CONSOLIDATED COMPANIES AND JOINT

 VENTURES -- (CONTINUED):
          company (which is engaged in a project for the deployment of Mobilcom Multimedia GmbH's UMTS network in Germany), in consideration for a cash amount of adjusted NIS 12,462,000 ($2,613,000). In addition, under the acquisition agreement, the Company has undertaken to pay the selling shareholder in the German company an additional consideration of approximately Euro 508,000 (approximately adjusted NIS 2,405,000, $504,000), on condition that the German company meets certain future profit goals as determined in the acquisition agreement. The acquisition was accounted for using the purchase method. The amounts attributed to the acquired assets and liabilities are computed on the basis of the fair value of the assets and liabilities on the date of acquisition. The consolidated statement of income for 2001 includes the results of operations of Westmontage for the period from the date of acquisition to December 31, 2001.

          The excess of cost of acquisition over the fair value of net tangible assets on acquisition date, amounted to adjusted NIS 8,498,000, which has been allocated as adjusted NIS 5,921,000 ($1,242,000) to goodwill and adjusted NIS 2,576,000 ($540,000) to customer contracts.

          The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition:

                                                                           SEPTEMBER 30, 2001
                                                                       --------------------------
                                                                                      CONVENIENCE
                                                                                      TRANSLATION
                                                                                       INTO U.S.
                                                                       ADJUSTED NIS     DOLLARS
                                                                       ------------   -----------
                                                                             (IN THOUSANDS)
           Current asset.............................................     35,924         7,533
           Fixed assets -- net.......................................     12,088         2,535
           Customer contracts........................................      2,576           540
           Goodwill..................................................      5,921         1,241
                                                                          ------        ------
                Total assets acquired................................     56,509        11,849
                                                                          ------        ------
           Current liabilities.......................................     29,943         6,279
           Long-term liabilities.....................................     14,104         2,957
                                                                          ------        ------
                Total liabilities assumed............................     44,047         9,236
                                                                          ------        ------
                Net assets acquired..................................     12,462         2,613
                                                                          ======        ======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- SUBSIDIARIES AND PROPORTIONATELY CONSOLIDATED COMPANIES AND JOINT

 VENTURES -- (CONTINUED):
       3) Following are data pertaining to the abovementioned subsidiaries, which were included, for the first time, in the consolidated financial statements for 2001:

                                                                           DECEMBER 31, 2001
                                                                       --------------------------
                                                                                      CONVENIENCE
                                                                                      TRANSLATION
                                                                                       INTO U.S.
                                                                       ADJUSTED NIS     DOLLARS
                                                                       ------------   -----------
                                                                             (IN THOUSANDS)
           BALANCE SHEET:
             Cash and cash equivalents...............................      1,241           260
             Other current assets:
                  Trade and income receivable........................     92,585        19,414
                  Other receivables..................................      3,027           635
                  Inventories........................................        844           177
             Long-term deferred income taxes.........................        241            51
             Fixed assets, less accumulated depreciation and
                amortization.........................................     12,792         2,682
             Customer contracts......................................      2,510           526
             Goodwill arising on acquisition, net of accumulated
                amortization.........................................      5,775         1,211
             Current liabilities:
                  Short-term bank credit and bank loans..............    (13,013)       (2,729)
                  Trade payables.....................................    (38,899)       (8,157)
                  Other payables.....................................    (30,335)       (6,361)
             Long-term liabilities:
                  Liability for employee rights upon retirement, net
                     of amount funded................................       (675)         (142)
                  Loans and other liabilities (including current
                     maturities).....................................     (5,905)       (1,238)
             Minority interests......................................     (5,554)       (1,165)
                                                                         -------        ------
                                                                          24,634         5,164
                                                                         =======        ======

                                                                          PERIOD FROM DATE OF
                                                                             ACQUISITION TO
                                                                           DECEMBER 31, 2001
                                                                       --------------------------
                                                                                      CONVENIENCE
                                                                                      TRANSLATION
                                                                                       INTO U.S.
                                                                       ADJUSTED NIS     DOLLARS
                                                                       ------------   -----------
                                                                             (IN THOUSANDS)
           STATEMENT OF INCOME:
             Revenues................................................     86,199        18,075
                                                                          ======        ======
             Cost of revenues........................................     78,104        16,377
                                                                          ======        ======
             Income before taxes on income...........................      3,647           765
                                                                          ======        ======
             Net income for the period...............................      2,448           513
                                                                          ======        ======

       4) Hereafter are certain unaudited proforma combined statements of income data for the years ended December 31, 2000 and 2001, as if the acquisitions of LEAD and Westmontage had occurred on January 1, 2000 and 2001, respectively, after giving effect to purchase accounting

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- SUBSIDIARIES AND PROPORTIONATELY CONSOLIDATED COMPANIES AND JOINT

 VENTURES -- (CONTINUED):
          adjustments. The pro forma financial information is not necessarily indicative of the combined results that would have been attained had the acquisitions taken place at the beginning of the abovementioned years, nor is it necessarily indicative of future results:

                                                                       YEAR ENDED DECEMBER 31
                                                               ---------------------------------------
                                                                 2000         2001           2001
                                                               ---------   -----------   -------------
                                                                                          CONVENIENCE
                                                                                          TRANSLATION
                                                                                           INTO U.S.
                                                                    ADJUSTED NIS            DOLLARS
                                                               -----------------------   -------------
                                                               (IN THOUSANDS (EXCEPT PER SHARE DATA))
                                                                     (UNAUDITED)          (UNAUDITED)
           Revenues..........................................   989,884     1,058,597       221,975
                                                                =======     =========       =======
             Net income for the year.........................    78,300        70,297        14,740
                                                                =======     =========       =======
             Earnings per share -- basic and diluted.........     10.67          9.29          1.95
                                                                =======     =========       =======

     b. A FORMERLY PROPORTIONATELY CONSOLIDATED COMPANY, WHICH WAS DECONSOLIDATED COMMENCING 2000:

         Commencing in 2000, the consolidated financial statements do not include the proportionately consolidated financial information of Advanced Logistics Development Ltd. (hereafter -- A.L.D.) resulting from the following transactions.

         On January 31, 2000, A.L.D. allotted 1,902 shares to Baran in consideration of adjusted NIS 6,144,000 resulting in its ownership increasing from 50% to 64.45%.

         In February 2000, A.L.D. issued shares and warrants on the Tel Aviv Stock Exchange reducing the Company's percentage ownership in A.L.D. to 44.75%. As a result, the Company recognized a capital gain in the amount of adjusted NIS 6,139,000, which is presented under other income.

         In the second half of 2000, the Company made several purchases of A.L.D. shares on the Tel Aviv Stock Exchange resulting in the Company's percentage of holding in A.L.D. being 47.03% on December 31, 2000.

         During 2001, the Company made several purchases of A.L.D. shares on the Tel Aviv Stock Exchange resulting in its percentage of holding in A.L.D. on December 31, 2001 being 50.65%. However, the Company continued to account for such investment on the equity method of accounting due to its inability to control the operations of A.L.D., as further described below.

         During February 2000, the bylaws of A.L.D. were changed to result in Baran and the 22% shareholder being entitled to each appoint 2 out of the 6 directors. The remaining 2 directors are required by the bylaws to be outside directors, which has to be approved by one third of the public shareholders (not including Baran and the 22% shareholder) who own approximately 28% of the common shares at December 31, 2001.

         Baran does not control the Board and does not have voting control over any significant matters. Additionally, Baran can not effect a change in the bylaws without approval of the 22% shareholder. Although Baran owns 50.65% of the voting shares of A.L.D., it is unable to effectively control the operations of A.L.D. Accordingly, A.L.D. has been accounted for on the equity method of accounting since February 2000.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- SUBSIDIARIES AND PROPORTIONATELY CONSOLIDATED COMPANIES AND JOINT

 VENTURES -- (CONTINUED):
     c. FINANCIAL STATEMENTS OF PROPORTIONATELY CONSOLIDATED COMPANIES AND JOINT VENTURES:

         1) On February 2, 2000, the Company, through Baran -- Raviv Telecom Ltd. (hereafter -- Baran Raviv), established Baran Mer International Telecommunications, Technology, Industry and Trade Ltd.
            (hereafter -- Baran Mer) -- a 50% proportionately consolidated company -- in Turkey. Baran Mer, which is engaged in the construction of cellular communication infrastructure sites, commenced operations in February 2000.

         2) On June 22, 2001 the group acquired 50% of the share capital of Nejeva Holding B.V. (hereafter -- Nejeva) in consideration of Euro 11,000 (approximately $11,000 adjusted NIS 52,000).

         3) On December 23, 1999, Nes-Pan Ltd. (hereafter -- Nes-Pan), a proportionately consolidated company, entered into a joint venture with another party for the construction of buildings -- which are designated as a business center -- on land at Bet Dagan, Israel, owned by both parties. The venture commenced operations in August 2000.

         4) On April 5, 2001, the Company entered into a joint venture with two other parties for the purpose of providing construction services to a U.S. military base in Israel. The joint venture commenced operations in July 2001.

         5) Following are data pertaining to the proportionately consolidated companies and joint ventures based upon the Company's percentage of holding therein, as presented in the Company's consolidated financial statements. As explained in d. below, commencing October 1, 2001, the financial statements of Industrial Centers E.O.D. Ltd. (hereafter -- E.O.D.) are fully consolidated. In 2001, the operating results data of E.O.D. for the period from January 1, 2001 to September 30, 2001 were included by the proportionate consolidation method.

             a) Balance sheet data:

                                                                            DECEMBER 31
                                                                -----------------------------------
                                                                 2000     2001           2001
                                                                ------   -------   ----------------
                                                                                     CONVENIENCE
                                                                                   TRANSLATION INTO
                                                                  ADJUSTED NIS       U.S. DOLLARS
                                                                ----------------   ----------------
                                                                          (IN THOUSANDS)
           Assets:
             Current assets...................................  28,802   160,810        33,720
             Land and building for lease, less accumulated
                depreciation and amortization.................  58,837    57,991        12,160
             Fixed assets, less accumulated depreciation and
                amortization..................................   2,165    12,675         2,658
                                                                ------   -------        ------
                                                                89,804   231,476        48,538
                                                                ======   =======        ======
           Liabilities:
             Current liabilities..............................  42,738   150,471        31,552
             Long-term liabilities............................  40,316    20,995         4,402
                                                                ------   -------        ------
                                                                83,054   171,466        35,954
                                                                ======   =======        ======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- SUBSIDIARIES AND PROPORTIONATELY CONSOLIDATED COMPANIES AND JOINT

 VENTURES -- (CONTINUED):

                                                                YEAR ENDED DECEMBER 31
                                                       -----------------------------------------
                                                        1999      2000      2001        2001
                                                       -------   -------   -------   -----------
                                                                                     CONVENIENCE
                                                                                     TRANSLATION
                                                                                      INTO U.S.
                                                              ADJUSTED NIS             DOLLARS
                                                       ---------------------------   -----------
                                                                    (IN THOUSANDS)
           b) Operating results data:
                Revenues.............................  165,605   134,463   351,564     73,719
                                                       =======   =======   =======     ======
                Gross profit.........................   20,012    21,795    51,175     10,731
                                                       =======   =======   =======     ======
                Operating income.....................   12,665    13,018    35,988      7,546
                                                       =======   =======   =======     ======
                Net income...........................    6,991     7,868    25,161      5,276
                                                       =======   =======   =======     ======

           c) Cash flow data:
                Net cash provided by (used in)
                  operating activities...............   19,860    (1,496)  128,948     27,039
                                                       =======   =======   =======     ======
                Net cash provided by (used in)
                  investing activities...............   (9,882)  (16,122)    3,378        708
                                                       =======   =======   =======     ======
                Net cash provided by (used in)
                  financing activities...............    1,900     3,560   (13,145)    (2,756)
                                                       =======   =======   =======     ======

         8) As of December 31, 2000 and 2001, the Company and a third party each hold 50% of the shares conferring voting rights in Meissner Baran Ltd. (hereafter -- "Meissner-Baran"), a proportionately consolidated company. Meissner Baran's shares conferring a right to dividends are held by the Company, the other party and by a company that is controlled by the CEO of Meissner Baran, to the extent of 46.5%, 46.5% and 7%, respectively, as of December 31, 2000 and 2001.

             As to contingent liability filed against Meissner-Baran, see note 11b(1).

     d. COMPANIES PREVIOUSLY CONSOLIDATED BY THE PROPORTIONATE CONSOLIDATION METHOD, WHICH WERE FULLY CONSOLIDATED IN 2001

         In 2001 the financial statements of E.O.D., which were included by the proportionate consolidation method until September 30, 2001, were fully consolidated for the first time.

         The Company owns 50% of the voting common stock of EOD and another party owns the other 50%. Pursuant to a change in the Articles of Incorporation on October 1, 2001, which was agreed to between both shareholders, the Company is entitled to stipulate 3 out of the 5 directors of EOD. Simultaneously with the change in the Articles of Incorporation, the Company includes EOD in consolidation since it effectively controls EOD through its majority Board representation. Such Articles of Association cannot be changed without a majority vote of the common shares which effectively allows the Company to block any such changes given its ownership of 50% of the voting common shares. Additionally, declaration and payment of dividends are not required to have shareholder approval. Such decisions are made by the Board of Directors. The only decisions that are subject to shareholder voting are: (i) appointment of the auditors; (ii) increase in the authorized share capital; (iii) changes in the Articles of Association; (iii) merger; and (iv) approval of transactions with related parties following approval by the Board of Directors.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- SUBSIDIARIES AND PROPORTIONATELY CONSOLIDATED COMPANIES AND JOINT

 VENTURES -- (CONTINUED):
         Following is the E.O.D. data which were included in the 2001 consolidated financial statements:

                                                                            DECEMBER 31, 2001
                                                                     -------------------------------
                                                                                      CONVENIENCE
                                                                                    TRANSLATION INTO
                                                                     ADJUSTED NIS     U.S. DOLLARS
                                                                     ------------   ----------------
                                                                             (IN THOUSANDS)
       BALANCE SHEET:
         Cash and cash equivalents.................................      2,878              603
         Other current assets:
            Trade and income receivable............................     28,146            5,902
            Other receivables......................................      3,049              639
            Inventories............................................      8,686            1,821
         Fixed assets, less accumulated depreciation and
            amortization...........................................      1,522              319
         Current liabilities:
            Short-term bank credit and bank loans..................    (28,877)          (6,055)
            Trade payables.........................................     (6,921)          (1,451)
            Other payables.........................................     (1,219)            (256)
         Long-term liabilities -- deferred income taxes............       (109)             (23)
         Minority interests........................................     (1,491)            (313)
                                                                       -------           ------
                                                                         5,664            1,186
                                                                       =======           ======

                                                                     PERIOD FROM OCTOBER 1, 2001
                                                                         TO DECEMBER 31, 2001
                                                                     ----------------------------
                                                                                     CONVENIENCE
                                                                                     TRANSLATION
                                                                                      INTO U.S.
                                                                     ADJUSTED NIS      DOLLARS
                                                                     -------------   ------------
                                                                            (IN THOUSANDS)
       STATEMENT OF INCOME:
         Revenues..................................................     42,419          8,895
                                                                        ======          =====
         Cost of revenues..........................................     39,825          8,351
                                                                        ======          =====
         Income before taxes on income.............................        988            207
                                                                        ======          =====
         Income after taxes on income..............................        588            123
                                                                        ======          =====
         Net income................................................        528            111
                                                                        ======          =====

     e.  TPS TELEPARKING SYSTEMS LTD. (HEREAFTER -- TPS):

         1) On April 16, 1998, the Company established TPS -- a wholly owned subsidiary. TPS, which is engaged in the marketing of car-park management systems, commenced operations on August 10, 1999.

         2) In March 2000, TPS allotted shares, at par, to the Company (6,728 shares) and to a third party (2,772 shares).

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- SUBSIDIARIES AND PROPORTIONATELY CONSOLIDATED COMPANIES AND JOINT

 VENTURES -- (CONTINUED):
             At the same time as this share allotment, TPS also issued capital notes in the amount of NIS 4,282,000 to the Company and capital notes in the amount of NIS 10,765,000 to a third party. The capital notes are linked to the Israeli CPI and bear interest at the rate of 4%.

         3) In May 2000, TPS allotted shares, at par, to the Company (1,818 shares) and to a third party (3,182 shares).

             At the same time as this share allotment, TPS also issued capital notes in the amount of NIS 6,666,000 to a third party. The capital notes are linked to the Israeli CPI and bear interest at the rate of 4%.

             Following the abovementioned allotments, the Company holds 63.64% of the equity interest in TPS. The Company's deferred gain was recognized concurrently with the Company's share in TPS's losses in 2000, and amounted to approximately adjusted NIS 668,000. As to the terms of such capital notes, see also note 9.

     f. On March 23, 1998, the Company, through its subsidiary Baran International Energies Ltd. (hereafter -- Baran Energies), established a wholly owned subsidiary -- H.A.J.I. Ltd. (hereafter -- H.A.J.I.). H.A.J.I., which is engaged in energy projects, commenced operations on September 30, 1999.

NOTE 3 -- INVESTMENTS IN ASSOCIATED COMPANIES:

     a.  COMPOSED AS FOLLOWS:

                                                                           DECEMBER 31
                                                                ----------------------------------
                                                                 2000     2001          2001
                                                                ------   ------   ----------------
                                                                                    CONVENIENCE
                                                                                  TRANSLATION INTO
                                                                 ADJUSTED NIS       U.S. DOLLARS
                                                                ---------------   ----------------
                                                                          (IN THOUSANDS)
    Shares:
      Cost....................................................  19,653   20,653        4,330
      Share in undistributed profits (net of losses)
         accumulated since acquisition........................  11,520   11,202        2,349
                                                                ------   ------        -----
                                                                31,173   31,855        6,679
                                                                ------   ------        -----
    Provision for anticipated loss on exercise of convertible
      securities issued by an associated company..............    (179)    (125)         (26)
    Impairment in value of investment in an associated company
      (see c below)...........................................           (4,435)        (930)
                                                                ------   ------        -----
         Total investment.....................................  30,994   27,295        5,723
                                                                ======   ======        =====

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 -- INVESTMENTS IN ASSOCIATED COMPANIES -- (CONTINUED):

     b.  THE CHANGES IN THE INVESTMENTS DURING 2001 ARE AS FOLLOWS:

                                                                                   CONVENIENCE
                                                                                 TRANSLATION INTO
                                                                  ADJUSTED NIS     U.S. DOLLARS
                                                                  ------------   ----------------
                                                                          (IN THOUSANDS)
    Balance at beginning of year................................     30,994           6,499
    Changes during the year:
      Investment in shares......................................        999             209
      Share in profits..........................................      1,154             242
      Dividend received.........................................     (1,471)           (308)
      Impairment in value of investment in an associated company
         (see c below)..........................................     (4,435)           (930)
      Adjustment of provision for anticipated loss on exercise
         of convertible securities issued by an associated
         company................................................         54              11
                                                                     ------           -----
    Balance at end of year......................................     27,295           5,723
                                                                     ======           =====

     c. ASSOCIATED COMPANIES WHOSE SHARES ARE TRADED ON THE TEL-AVIV STOCK EXCHANGE (HEREAFTER -- THE STOCK EXCHANGE):

         1) The quoted value of the Company's investment in Tefen Industrial Engineering and System Analysis Ltd. (hereafter -- Tefen) -- an associated company, whose shares are traded on the Stock Exchange, as of December 31, 2000 and 2001 is adjusted NIS 14,383,000 and adjusted NIS 17,357,000 ($3,640,000), respectively.

             The balance of the investment in Tefen as of December 31, 2001 is adjusted NIS 18,431,000 ($3,865,000). The excess cost of investment in this associated company represents goodwill. The original amount of goodwill is adjusted NIS 6,179,000 ($1,296,000); the amortized balance as of December 31, 2001 is adjusted NIS 2,687,000 ($563,000).

         2) The quoted value of the Company's investment in A.L.D., whose shares are traded on the Stock Exchange, as of December 31, 2000 and 2001 is adjusted NIS 12,238,000 and adjusted NIS 9,241,000 ($1,938,000), respectively.

             The balance of the investment in A.L.D. as of December 31, 2001 is adjusted NIS 8,864,000 ($1,859,000).

             During 2001, there was a decline in the quoted value of A.L.D. The Company examined the decline in value and concluded that it is not of a temporary nature. Accordingly, an impairment of adjusted NIS 4,435,000 ($930,000) was provided in respect of the investment in A.L.D.

     d.  As to dividends received from associated companies, see note 15l.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 4 -- OTHER INVESTMENTS AND A LONG-TERM RECEIVABLE:

                                                                          DECEMBER 31
                                                            ----------------------------------------
                                                                2000        2001          2001
                                                            ------------   ------   ----------------
                                                                                      CONVENIENCE
                                                                                    TRANSLATION INTO
                                                                ADJUSTED NIS          U.S. DOLLARS
                                                            ---------------------   ----------------
                                                                         (IN THOUSANDS)
    Investment in shares of two private companies held to
      the extent of 5% and 10%............................     1,360        1,622          340
    Long-term bank deposit*...............................                 13,931        2,921
    Long-term account receivable (see note 11(a)1)**......                 28,289        5,932
                                                               -----       ------        -----
                                                               1,360       43,842        9,193
                                                               =====       ======        =====

---------------

 * This deposit is linked to the exchange rate of the dollar and bears no interest.

** The long-term account receivable is unlinked and bears no interest.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- LAND AND BUILDINGS FOR LEASE:

     a.  COMPOSED AS FOLLOWS:

                                                                            ACCUMULATED DEPRECIATION AND
                                                     COST                           AMORTIZATION
                                        -------------------------------   ---------------------------------   DEPRECIATED BALANCE
                                         BALANCE                                                              -------------------
                                           AT       ADDITIONS   BALANCE   BALANCE AT   ADDITIONS    BALANCE       DECEMBER 31
                                        BEGINNING    DURING     AT END    BEGINNING    DURING THE   AT END    -------------------
                                         OF YEAR    THE YEAR    OF YEAR    OF YEAR        YEAR      OF YEAR     2001       2000
                                        ---------   ---------   -------   ----------   ----------   -------   --------   --------
                                                                             (IN THOUSANDS)
        In adjusted NIS...............   63,021      10,608     73,629      4,184        1,577       5,761     67,868     58,837
                                         ======      ======     ======      =====        =====       =====     ======     ======
        Convenience translation into
          U.S. dollars................   13,215       2,224     15,439        877          331       1,208     14,231     12,338
                                         ======      ======     ======      =====        =====       =====     ======     ======

       Depreciation and amortization in respect of buildings totaled adjusted NIS 1,412,000, adjusted NIS 1,617,000 and adjusted NIS 1,577,000 ($331,000), for the years ended December 31, 1999, 2000 and 2001.

     b. The cost includes financial expenses capitalized, as of December 31, 2000 and 2001, amounting to adjusted NIS 419,000 and adjusted NIS 831,000 ($174,000), respectively.

     c. As to pledges registered, see note 19.

     d. The land and buildings are leased under long-term non-cancelable operating leases to various tenants. The rental payments from the tenants are based on the square footage leased.

        Minimum annual base rental payments under these leases are as follows:

                                                            CONVENIENCE
                                                          TRANSLATION INTO
                                           ADJUSTED NIS     U.S. DOLLARS
                                           ------------   ----------------
                                                   (IN THOUSANDS)
        YEAR ENDING DECEMBER 31:
          2002...........................     13,142            2,756
          2003...........................     10,922            2,290
          2004...........................      8,963            1,879
          2005...........................      7,204            1,511
          2006 and thereafter............      9,250            1,940
                                              ------           ------
          Total..........................     49,481           10,376
                                              ======           ======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6 -- FIXED ASSETS:

     a. COMPOSITION OF ASSETS AND ACCUMULATED DEPRECIATION AND AMORTIZATION, GROUPED BY MAJOR CLASSIFICATIONS, AND CHANGES THEREIN IN 2001, ARE AS
         FOLLOWS:

                                                              COST
                                     ------------------------------------------------------

                                      BALANCE
                                        AT       ADDITIONS   RETIREMENTS            BALANCE
                                     BEGINNING    DURING     DURING THE             AT END
                                      OF YEAR    THE YEAR       YEAR       OTHER*   OF YEAR
                                     ---------   ---------   -----------   ------   -------
                                                         (IN THOUSANDS)
IN ADJUSTED NIS:
  Land and buildings, see b.
    below..........................   24,433       2,140         (346)      8,575    34,802
  Machinery and equipment..........    1,602       1,669         (535)     16,139    18,875
  Vehicles.........................   22,185       3,534       (7,025)        961    19,655
  Office furniture and equipment...   10,802         760         (300)        659    11,921
  Leasehold improvements...........    4,400          50          (48)          3     4,405
  Computers and peripheral
    equipment......................   23,407       3,288       (1,464)      1,838    27,069
                                      ------      ------       ------      ------   -------
                                      86,829      11,441       (9,718)     28,175   116,727
                                      ======      ======       ======      ======   =======
CONVENIENCE TRANSLATION INTO
  DOLLARS:
  Land and buildings, see b.
    below..........................    5,123         450          (73)      1,798     7,298
  Machinery and equipment..........      336         350         (112)      3,384     3,958
  Vehicles.........................    4,652         741       (1,473)        202     4,122
  Office furniture and equipment...    2,265         160          (63)        138     2,500
  Leasehold improvements...........      923          10          (10)          1       924
  Computers and peripheral
    equipment......................    4,908         689         (307)        385     5,675
                                      ------      ------       ------      ------   -------
                                      18,207       2,400       (2,038)      5,908    24,477
                                      ======      ======       ======      ======   =======

                                            ACCUMULATED DEPRECIATION AND AMORTIZATION
                                     --------------------------------------------------------     DEPRECIATED
                                                                                                    BALANCE
                                                                                                ---------------
                                     BALANCE AT   ADDITIONS    RETIREMENTS            BALANCE     DECEMBER 31
                                     BEGINNING    DURING THE   DURING THE             AT END    ---------------
                                      OF YEAR        YEAR         YEAR       OTHER*   OF YEAR    2001     2000
                                     ----------   ----------   -----------   ------   -------   ------   ------
                                                                   (IN THOUSANDS)
IN ADJUSTED NIS:
  Land and buildings, see b.
    below..........................     3,001         886           (46)        946    4,787    30,015   21,432
  Machinery and equipment..........     1,498       1,021          (315)     11,335   13,539     5,336      104
  Vehicles.........................     7,812       2,952        (3,242)        344    7,866    11,789   14,373
  Office furniture and equipment...     5,560         721          (164)        323    6,440     5,481    5,242
  Leasehold improvements...........     2,277         331           (21)          4    2,591     1,814    2,123
  Computers and peripheral
    equipment......................    18,715       3,220        (1,320)      1,628   22,243     4,826    4,692
                                       ------       -----        ------      ------   ------    ------   ------
                                       38,863       9,131        (5,108)     14,580   57,466    59,261   47,966
                                       ======       =====        ======      ======   ======    ======   ======
CONVENIENCE TRANSLATION INTO
  DOLLARS:
  Land and buildings, see b.
    below..........................       629         187           (10)        198    1,004     6,295    4,494
  Machinery and equipment..........       314         214           (66)      2,377    2,839     1,119       22
  Vehicles.........................     1,638         619          (680)         72    1,649     2,472    3,014
  Office furniture and equipment...     1,166         151           (34)         68    1,351     1,149*   1,099
  Leasehold improvements...........       478          69            (5)          1      543       380*     445
  Computers and peripheral
    equipment......................     3,924         676          (277)        341    4,664     1,012      984
                                       ------       -----        ------      ------   ------    ------   ------
                                        8,149       1,916        (1,072)      3,057   12,050    12,427   10,058
                                       ======       =====        ======      ======   ======    ======   ======

---------------

* Due to additions in respect of companies and ventures under joint control, which were consolidated for the first time in 2001, and subsidiary, which was fully consolidated for the first time in 2001, and translation of financial statements of a subsidiary drawn up in foreign currency.

Depreciation and amortization in respect of fixed assets totalled adjusted NIS 8,098,000, adjusted NIS 7,699,000 and adjusted NIS 9,131,000 ($1,884,000), for the years ended December 31, 1999, 2000 and 2001.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6 -- FIXED ASSETS -- (CONTINUED):

     b.  REAL ESTATE RIGHTS IN ISRAEL:

         1) In 1997, Baran industries entered into a 49-year capitalized lease agreement with the Israel Lands Administration (hereafter -- the Administration) for the lease of a plot of about 6,400 sqm. in the Omer industrial zone. A building which is used by the Group (hereafter -- Baran House) was built on said plot.

            In addition, the Company has entered into a capitalized development agreement, which is to be approved by the Administration, for a plot of about 5,080 sqm. in the Omer industrial zone. The development agreement was for 3 years, commencing March 26, 1997, and was extended until April 1, 2002. The Company has not yet received a response to its application for a further extension, though it believes that this will be granted. If all the terms stipulated in the agreement are met (including certain milestones that have to be achieved by predetermined dates), the Administration would approve the lease agreement for a 49 year period. As of the date of the approval of the financial statements, no new agreement has been signed.

            The costs in respect of said plots are composed as follows:

                                                                           DECEMBER 31
                                                                ----------------------------------
                                                                 2000     2001          2001
                                                                ------   ------   ----------------
                                                                                    CONVENIENCE
                                                                                  TRANSLATION INTO
                                                                 ADJUSTED NIS       U.S. DOLLARS
                                                                ---------------   ----------------
                                                                          (IN THOUSANDS)
             Cost of land, including capitalized lease fees...   1,319    1,319          276
             Consent fees.....................................       7        7            2
             Construction costs...............................  22,492   22,492        4,716
                                                                ------   ------        -----
                                                                23,818   23,818        4,994
                                                                ======   ======        =====

         2) A proportionately consolidated company has constructed a 52,000 sqm commercial center in Beer Sheba, of which about 34,500 sqm are leased from the Administration and about 17,500 sqm are owned by the abovementioned company, but have not yet been registered in its name with the Land Registration Authority due to the parcellation not having been completed. The proportionately consolidated company has carried out an interim procedure, under which it leases the land for a period of 999 years. Said company has agreed that the Administration submit a written undertaking to a bank, under which the Administration undertakes not to approve the transfer of the rights in the abovementioned land without the consent of the bank and that the lease rights would not be registered in the name of the proportionately consolidated company, unless, at the same time, a first-ranking mortgage is registered in favor of the bank.

         3) On December 23, 1999, a proportionately consolidated company purchased half of the real estate rights in a site of about 24,000 sqm in Bet Dagan from a third party. The real estate rights include rights in a capitalized development agreement, which was signed with the Administration. Until December 31, 2001, an amount of adjusted NIS 21,986,000 ($4,610,000) was paid in respect of the purchased rights. On the date of the purchase, a subsidiary signed an agreement with a third party for the establishment of a joint venture for the construction of office buildings and commercial premises. In June 2000, the proportionately consolidated company entered into an agreement with a subsidiary, under which the latter is to manage, plan and carry out, on behalf of the former, the construction work on the Bet Dagan plot. See also note 11a(8).

     c.  As to pledges registered on the properties, see note 19.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7 -- OTHER ASSETS:

                                                 ORIGINAL AMOUNT              UNAMORTIZED BALANCE
                                           ----------------------------   ---------------------------
                                                   DECEMBER 31                    DECEMBER 31
                                           ----------------------------   ---------------------------
                                           2000    2001        2001       2000   2001        2001
                                           -----   -----   ------------   ----   -----   ------------
                                                           CONVENIENCE                   CONVENIENCE
                                                           TRANSLATION                   TRANSLATION
                                                               INTO                          INTO
                                           ADJUSTED NIS    U.S. DOLLARS   ADJUSTED NIS   U.S. DOLLARS
                                           -------------   ------------   ------------   ------------
                                                                 (IN THOUSANDS)
     Marketing rights....................    281                           54
     Patent rights.......................    502                           90
     Goodwill in subsidiaries............    474   5,921      1,242        21    4,991      1,046
                                           -----   -----      -----       ---    -----      -----
                                           1,257   5,921      1,242        21    4,991      1,046
                                           =====   =====      =====       ===    =====      =====

    Amortization expenses were adjusted NIS 124,000, adjusted NIS 421,000 and adjusted NIS 378,000 ($79,000), for the years ended December 31, 1999, 2000 and 2001, respectively.

NOTE 8 -- LONG-TERM BANK LOANS:

     a.  THE CURRENCY, LINKAGE AND INTEREST TERMS OF THE LOANS ARE AS FOLLOWS:

                                                       WEIGHTED
                                                       AVERAGE
                                                    INTEREST RATES
                                                        AS OF                   DECEMBER 31
                                                     DECEMBER 31,    ----------------------------------
                                                         2001         2000     2001          2001
                                                    --------------   ------   ------   ----------------
                                                                                         CONVENIENCE
                                                                                       TRANSLATION INTO
                                                          %           ADJUSTED NIS       U.S. DOLLARS
                                                    --------------   ---------------   ----------------
                                                                               (IN THOUSANDS)
          In dollars or linked thereto............        *2.9                 5,734        1,202
          Linked to the Israeli CPI...............         5.9       32,059   27,827        5,835
          Unlinked................................       11.25          879    8,699        1,824
                                                                     ------   ------        -----
                                                                     32,938   42,260        8,861
          Less -- current maturities..............                   19,003    7,675        1,609
                                                                     ------   ------        -----
                                                                     13,935   34,585        7,252
                                                                     ======   ======        =====

---------------

* Interest is based on Libor + 1%.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 8 -- LONG-TERM BANK LOANS -- (CONTINUED):

     b. THE LOANS (NET OF CURRENT MATURITIES) ARE REPAYABLE IN THE FOLLOWING YEARS AFTER BALANCE SHEET DATE:

                                                                       YEAR ENDED DECEMBER 31
                                                                 ----------------------------------
                                                                  2000     2001          2001
                                                                 ------   ------   ----------------
                                                                                     CONVENIENCE
                                                                                   TRANSLATION INTO
                                                                  ADJUSTED NIS       U.S. DOLLARS
                                                                 ---------------   ----------------
                                                                           (IN THOUSANDS)
        Second year............................................   4,015    4,997        1,048
        Third year.............................................   1,333    4,968        1,041
        Fourth year............................................   1,333    4,910        1,030
        Fifth year.............................................   1,333    4,910        1,030
        Sixth year and thereafter (until 2034).................   5,921   14,800        3,103
                                                                 ------   ------        -----
                                                                 13,935   34,585        7,252
                                                                 ======   ======        =====

     c. As to liens registered to secure the loans, see note 19.

NOTE 9 -- CAPITAL NOTES ISSUED TO MINORITY SHAREHOLDERS OF A SUBSIDIARY, NET:

     This item represents capital notes issued by a subsidiary -- TPS (see also note 2e) -- to its minority shareholders, after deduction of the minority's share in the subsidiary's capital deficiency, as follows:

                                                                           DECEMBER 31
                                                                ----------------------------------
                                                                 2000     2001          2001
                                                                ------   ------   ----------------
                                                                                    CONVENIENCE
                                                                                  TRANSLATION INTO
                                                                 ADJUSTED NIS       U.S. DOLLARS
                                                                ---------------   ----------------
                                                                          (IN THOUSANDS)
    Capital notes issued and accrued interest.................  17,922   18,655        3,912
    Minority's share in TPS's capital deficiency..............  (2,639)  (4,682)        (982)
                                                                ------   ------        -----
                                                                15,283   13,973        2,930
                                                                ======   ======        =====

     TPS is mainly financed by funds from all of its shareholders, through capital notes. These capital notes are linked to the Israeli CPI and bear 4% annual interest. Pursuant to the terms of the capital notes, any repayment of amounts related to the capital note arrangements, including adjustment for CPI and interest, requires a majority shareholder vote and is required to be repaid pro rata in proportion to the existing shareholders' common stock interests at the time of repayment. Accordingly, repayment of the capital notes and any interest is at the sole discretion of Baran, the majority owner.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 10 -- EMPLOYEE RIGHTS UPON RETIREMENT:

     THE COMPANY AND ISRAELI SUBSIDIARIES

     Israeli law generally requires payment of severance pay and/or pensions upon dismissal of an employee or upon termination of employment in certain other circumstances. The following principal plans relate to employee rights upon retirement, as applicable to Israeli companies in the Group:

     a.  Managerial insurance policies for employees in managerial positions

         These policies provide coverage for severance pay and pension liabilities of managerial personnel. The policies are the Group's assets and under labor agreements, subject to certain limitations, they may be transferred to the ownership of the beneficiary employees.

     b. Pension and severance pay liabilities not covered as above are fully provided for in these consolidated financial statements. The Company, at its discretion, deposits monies with severance pay funds which are earmarked as cover for these liabilities.

         Employees dismissed from service before attaining retirement age, are entitled to severance pay, computed on the basis of the number of years of service and the most recent monthly salary. In the event that the amounts accumulated in the managerial insurance policies and severance pay funds are insufficient to cover severance pay computed as above, the Company and its subsidiaries are obligated to supplement the deficiency.

         The Group records the obligation as if it was payable at each balance sheet date on an undiscounted basis.

     c. Some of the Israeli employees in the Group are employed under individual employment agreements, which stipulate that the salary of such employees includes the severance pay component. The Company has applied to the Minister of Labor for approvals under Section 28 of the Severance Pay Law, 1963 and has obtained such approvals with respect to most of the above mentioned employees. The Company does not expect any difficulties in obtaining the remaining approvals. Therefore, the Company did not include the amount of severance pay liability in respect of said employees in the balance sheets.

     d. The balance sheet liability for severance pay and the amount funded with severance pay funds and insurance policies, are composed as follows:

                                                                           DECEMBER 31
                                                               ------------------------------------
                                                                2000      2001           2001
                                                               -------   -------   ----------------
                                                                                     CONVENIENCE
                                                                                   TRANSLATION INTO
                                                                 ADJUSTED NIS        U.S. DOLLARS
                                                               -----------------   ----------------
                                                                          (IN THOUSANDS)
        Liability for severance pay..........................   21,192    24,760         5,191
        Less -- amount funded................................  (18,158)  (19,984)       (4,190)
                                                               -------   -------        ------
                                                                 3,034     4,776         1,001
                                                               =======   =======        ======

         The companies may only make withdrawals from the severance pay funds and insurance policies for the purpose of paying severance pay.

     e. The severance pay expenses for the years ended December 31, 1999, 2000 and 2001, were adjusted NIS 2,608,000, adjusted NIS 3,396,000 and adjusted NIS 4,056,000 ($851,000), respectively, and

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 10 -- EMPLOYEE RIGHTS UPON RETIREMENT -- (CONTINUED):

           income from severance pay funds for the years ended December 31, 1999, 2000 and 2001, adjusted NIS 173,000, adjusted NIS 168,000 and adjusted NIS 275,000 ($59,000), respectively.

NOTE 11 -- COMMITMENTS AND CONTINGENT LIABILITIES:

     a.  COMMITMENTS:

         1) On July 8, 1998, a subsidiary, Baran Raviv, signed an agreement with D.B.S. Satellite Services (1988) Ltd. (hereafter -- "YES"), whereby it undertook to carry out the entire construction, management and operation of installation facilities for multi-channel satellite television broadcasts. Pursuant to this agreement, YES gave the subsidiary exclusive responsibility for carrying out everything connected with the installation facilities, including the installation of equipment in the homes of subscribers and providing maintenance and warranty services for such equipment.

             Pursuant to this agreement, the subsidiary undertook the inventory management of the equipment and materials it required in order to fulfill its obligations under the terms of the agreement, including the purchasing of such equipment and materials, its warehousing and its supply to subcontractors.

             The agreement was valid for ten years (from September 22, 1999 to September 21, 2009) and also included a mechanism for the termination of the agreement. During 2001, YES requested the subsidiary to agree to changes in the terms of the agreement, but the two parties were unable to reach agreement regarding the new terms and YES ceased making the payments it had committed to under the original agreement. Following litigation proceedings, it was decided in February 2002 that the agreement between the parties would be terminated and that YES would be obliged to pay a total of adjusted NIS 57,635,000 in installments through December 2004. This amount is equal to the full amount of the debt carried in the books of Baran Raviv.

         2) The Group has entered into various lease agreements of different duration, valid through 2005. The aggregate commitment under these leases amounts to adjusted NIS 21,619,000 ($4,533,000). Some of the rentals are linked to the exchange rate of the dollar, while some are linked to the Israeli CPI.

             The projected rental payments for the coming years, at rates in effect at December 31, 2001, are as follows:

                                                                                    CONVENIENCE
                                                                                    TRANSLATION
                                                                         ADJUSTED    INTO U.S.
                                                                           NIS        DOLLARS
                                                                         --------   -----------
                                                                             (IN THOUSANDS)
           2002........................................................    5,232       1,097
           2003........................................................    5,553       1,164
           2004........................................................    5,509       1,155
           2005........................................................    5,325       1,117
                                                                          ------       -----
                                                                          21,619       4,533
                                                                          ======       =====

             Rental expenses totaled adjusted NIS 2,877,000, adjusted NIS 2,880,000 and adjusted NIS 2,898,000 ($608,000) in 1999, 2000 and
             2001, respectively.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 11 -- COMMITMENTS AND CONTINGENT LIABILITIES -- (CONTINUED):

         3) Meissner-Baran (a proportionately consolidated company) has entered into an open-ended agreement for the provision of supervisory and contracting consulting services with a company, which owns shares in Meissner-Baran (hereafter -- "the supervising company"). This agreement succeeds a prior agreement that terminated in July 2000.

             Pursuant to the agreement, a representative of the supervising company was appointed to be CEO of Baran Meissner, although the agreement stipulates that no employer-employee relationship is to be deemed to exist between Meissner Baran and the CEO.

             The following payments are also prescribed by the agreement:

             a) A monthly payment of $ 35,000 for project supervision,
                consulting and management services.

             b) The supervising company is entitled to receive an annual bonus at a rate that was increased by the new agreement from 8.5% to 10% of the adjusted pre-tax profits of Baran Meissner.

             c) A payment for management fees to the subsidiary, Baran
                Industries, at the rate of 33% of the aggregate of the sums paid to the supervising company.

         4) Within the framework of the acquisition of a production line, machinery, patents, trade marks, know-how and technology relating to the production of interrupters, keyboards, and piaso-electric products, in 1997, the Company assumed all the seller's obligations and rights with regard to the Chief Scientist's grants in connection with the above products. At the end of 1999, all the aforesaid obligations and rights were transferred to Baran Technologies. The total of these liabilities, which are linked to the dollar, amounts to 100% of the grants received. The maximum amount of royalties that might have to be paid by Baran Technologies in settlement of this amounts to adjusted NIS 756,000 ($159,000) as of December 31, 2001.

         5) Within the framework of the acquisition of 50% of the shares of Nes-Pan, a subsidiary undertook to grant loans to fund Nes-Pan's operations, under the same terms and conditions as the other shareholders of Nes-Pan. Nes-Pan undertook to distribute to its shareholders an annual dividend of not less than 25% of its profits. In January 2000, the aforesaid loans were converted into unlinked, non-interest bearing capital notes.

         6) Within the framework of the acquisition of 50% of the shares of A.R.A.D.Y.R. Startups Ltd. (hereafter A.R.A.D.Y.R.), the Company undertook to provide funds to A.R.A.D.Y.R., jointly with the other shareholders, as required from time to time. The acquisition agreement also provided that the other shareholders (who own the remaining 50% of the shares of A.R.A.D.Y.R.) would be entitled to bonuses and that the annual profits, net of the abovementioned bonuses, would be distributed equally between the Company and the other shareholders, as management fees.

         7) Royalty commitments (see also (4) above)

             A subsidiary -- Baran Technologies -- is committed to pay royalties to the Government of Israel on proceeds from the sale of products in the development of which the Government participated by way of grants. At the time the participations were received, successful development of the related projects was not assured. Under the terms of the aforesaid participation, royalties of 3% are payable to the Government on the sale of products in the development of which the Government participated, up to 100% of the amount of the grants received by the subsidiary (dollar linked).

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 11 -- COMMITMENTS AND CONTINGENT LIABILITIES -- (CONTINUED):

             In case of failure of a project that was partly financed by royalty-bearing Government participations, the subsidiary is not obliged to pay any such royalties to the Israeli Government.

             The maximum amount of royalties that might have to be paid by Baran Technologies in settlement of this amounts to adjusted NIS 2,577,000 ($540,000) as of December 31, 2001.

             Royalty expenses totaled adjusted NIS 164,000, adjusted NIS 142,000 and adjusted NIS 191,000 ($40,000) in 1999, 2000 and 2001, respectively.

         8) In December 1999, a proportionately consolidated company signed an agreement with a third party pursuant to which it is intended that the proportionately consolidated company is to construct an office building of 24,000 sqm. for a pre-determined consideration. In this connection, the Group has made a commitment to lease at least 5,000 sqm. of the total office area of 24,000 sqm., once construction of the building is completed.

             In June 2000, the proportionately consolidated company signed an agreement with a subsidiary, whereby the subsidiary is to manage, plan and carry out this construction project. The project will be charged at cost plus 12%.

         9) Distribution of bonuses and issue of shares:

             a) On August 6, 2001, the Company in general meeting resolved to grant benefits and issue traded securities to a related party of the Company. In addition, on November 18, 2001, the Company in general meeting approved a transaction with related parties regarding the grant of benefits and the issue of traded securities to 5 additional related parties as follows:

                A. In the event of the Company having a net annual profit, each of the related parties (6 in total) would be entitled to an annual bonus of adjusted NIS 532,000 ($111,000).

                B. In addition to the bonus referred to in A above, the related parties would be entitled to the following additional benefits:

                    (i) In respect of 4 related parties: in the event that the annual profit exceeds an amount in shekels equivalent to $4 million, the bonus will include an additional payment at the rate of 1.5% of the Company's net annual profit.

                    (ii) In respect of the fifth related party: an amount equal to 5% of the net annual profit from the Company's construction division.

             b) Four of the related parties would be issued 170,000 ordinary shares, each having a par value of NIS 1.

             c) The issue of 100,000 unmarketable warrants to a related party.
                Each warrant is exercisable into one of the Company's ordinary shares of NIS 1 par value.

                The Company has included in 2001 an expense amounting to adjusted NIS 6,498,000 ($1,362,000) in respect of bonuses, most of which had actually been paid, in accordance with the resolution of the Company on this matter in a general meeting and prior to the receipt of the Authority's notification, referred to below.

                On January 3, 2002, and in a further letter on February 4, 2002, the Israeli Securities Authority notified the Company that it had ruled that the transaction between the Company and its five related parties had not been lawfully approved at the Company's general meeting

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 11 -- COMMITMENTS AND CONTINGENT LIABILITIES -- (CONTINUED):

                held on November 18, 2001, and that therefore -- in the Authority's opinion -- the transaction was not legally valid.

                Immediately upon receipt of this notification, the Company froze further implementation of this transaction. Accordingly, no issues have been made of shares or warrants, and the balance of approximately adjusted NIS 623,000 ($399,000), net of tax) of the abovementioned bonuses remains unpaid.

                Up to the date of receipt of the above notification from the Israeli Securities Authority, not all the various legal stages involved in the issuance of shares and warrants have been completed, including the legal requirements relating to the taxation of shares and options (see also note 20).

         10) In October 1999, Baran Technologies entered into a 6-year agreement with a German company. This agreement grants the German company certain rights for the distribution of piaso-electric buttons and keys. Pursuant to this agreement, during the first year that the agreement is in force, the German company will act as sole distributor and marketer of the above products in all German-speaking European countries (hereafter -- the territory), and Baran Technologies has given an undertaking not to directly carry out any selling activities in the territory.

         11) On August 20, 2000, Meissner Baran, together with the Company and another company that is one of Meissner Baran's related parties, signed a contract with Tower Semiconductor Ltd. The contract, which is valid for two years, is for the planning and construction of a new semiconductor plant, for consideration of $217 million (adjusted NIS 1,033 million). The contract is on a fast-track turnkey basis and has three stages that will be preformed according to the client's decision: Stage 1 -- planning and receiving building permits. Stage 2 -- planning and construction of the new factory. Stage 3 -- completing the project for the factory.

              As of December 31, 2001 Stage 1 and 2 had been completed. As for Stage 3, amounting $ 45,000,000, the client has yet to place an order for this work.

         12) As to contingent consideration, regarding the acquisition agreement as Westmontage, see note 2(a)(2).

     B.  CONTINGENT LIABILITIES:

     1) Lawsuits against proportionately consolidated company which the Company holds 46.5% shares, see note 20(c).

     2) As of December 31, 2001, the Group was party to the legal claims detailed below:

       (a) During 2001, a claim in shekels equivalent to adjusted NIS 5,783,000 ($1,213,000) was filed against Baran Raviv in a summary procedure. The plaintiff is claiming that Baran Raviv owes it the aforesaid sum in respect of equipment supplied by the plaintiff. Baran Raviv petitioned for leave to file a defense, in which it refutes the plaintiff's claim. On September 1, 2001, Baran Raviv submitted a petition for security to be posted. A date for the case to be heard has not yet been set.

       (b) In December 1999, a third-party claim in an unlimited amount was filed against Baran Construction. The case has been brought by the estate of a deceased with regard to the death of the deceased in a work accident. Baran Construction argues that, even if it is found liable for payment, it will be entitled to be indemnified and/ or to receive compensation from the third party. The case is at the preliminary stages of court proceedings.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 11 -- COMMITMENTS AND CONTINGENT LIABILITIES -- (CONTINUED):

       (c) The Group is party to various other legal claims, in an aggregate shekel amount equivalent to adjusted NIS 1,845,000 ($387,000) that have arisen during the normal course of their activities. Additionally, the Group is party to 7 personal injury claims in the aggregate amount of adjusted NIS 7,269,000 ($1,524,000), related to claims filed with the district courts.

       Based on the advice of legal counsel, in the opinion of the Company, the probable amount of loss that may be incurred by the Company and its investee companies, with respect to the above claims totals adjusted NIS 532,000 ($111,000). Accordingly, the Company has included a provision in this amount in its financial statements in respect of said claims. Baran believes that it is not reasonably possible that the claims disclosed in
       Note 11 may exceed the amounts disclosed in Note 11 as the amount of probable losses accrued.

NOTE 12 -- SHAREHOLDERS' EQUITY:

     a.  SHARE CAPITAL:

         The Company's shares are traded on the Tel Aviv Stock Exchange. On December 31, 2001 the shares were quoted at the price of adjusted NIS
         93.02 ($19.50) per share (December 31, 2000 -- adjusted NIS 136.28
         ($28.58)).

         The Company's issued and outstanding shares are 7,736,468 and 7,921,718 as of December 31, 2000 and 2001, respectively. The shares includes 601,050 and 575,625 restricted shares as of December 31, 2000 and 2001 respectively, which are held by employees and non-employee and 59,558 and 95,608 restricted shares as of December 31, 2000 and 2001 respectively, which are held by the Company.

     b.  SHARES OF THE COMPANY HELD BY THE COMPANY AND ITS SUBSIDIARIES

         As of December 31, 2000 and 2001, the subsidiaries Baran Projects Construction Ltd. ("Baran Construction") and Baran Industries (91) Ltd. ("Baran Industries") held 109,082 shares of the Company, which represented approximately 1.41% and 1.38% of the Company's shares at December 31, 2000 and 2001, respectively.

         As of December 31, 2000 and 2001, restricted shares held by the Company (as stated above) represented approximately 0.77% and 1.21% of the Company's shares, respectively.

     c.  STOCK BASED AWARDS:

         The Group granted restricted shares to its employees and non-employees, at their par value (1 NIS per share), as follows:

                                            NUMBER OF SHARES                              FAIR VALUE AT
                                      -----------------------------                        GRANT DATE
        GRANT DATE                    EMPLOYEES    NON-EMPLOYEES(a)    VESTING PERIOD    (NIS PER SHARE)
        ----------                    ---------    ----------------    --------------    ---------------
        December 29, 1999...........                   106,000(b)            2 years          103.8
        April 6, 2000...............   182,000                          over 5 years(2)       104.3
        December 28, 2000...........   179,000           4,000          over 5 years(1)       129
        August 7, 2001..............    50,000(c)                       over 7 years(3)        90.3
        November 25, 2001...........   130,250           5,000          over 5 years(1)        83

         (a) Represents mainly Group's employees, which are not considered to be employees for accounting purposes, since they are not considered employees of the Group for tax purposes.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 12 -- SHAREHOLDERS' EQUITY -- (CONTINUED):

         (b) The shares were allotted to one of the Company's directors.

         (c) Granted to the Company's CEO.

             (1) The shares will vest in four equal batches. The first batch will be vested after two years, the second, third and fourth batches will be vested after three, four and five years, respectively, after the grant date.

             (2) The shares will vest in four batches. The first batch of 70,000 shares will be vested in April 2002. The second, third and fourth batches of 40,250, 39,000 and 32,750 shares, will be vested after three, four and five years, respectively, after the grant date.

             (3) The shares will vest in six batches as follows: The first batch of 25% of the shares will vest over two years, the second, third, fourth, fifth and sixth batches, each of 15% of the shares, will be vested on January 20, 2004, 2005, 2006, 2007 and 2008, respectively.

       As of December 31, 1999, 2000 and 2001, the number of unvested restricted shares, held by the Group employees and non-employees, is 276,832, 408,333 and 567,631 shares, respectively.

       In addition, as of that dates, 39,738, 59,558, and 95,608 shares, respectively, are held by the Company, due to its forfeitness.

       The restricted shares, held by the employees and non-employees, have the same voting rights and the right to receive dividends, as the Company's ordinary shares.

     d.  STOCK OPTIONS GRANTED TO THE GROUP EMPLOYEES AND NON-EMPLOYEES

         On September 6, 1997, the Company granted 242,000 options to some of its employees and non-employees. Each option is exercisable into one Company's ordinary shares, at an exercise price of adjusted NIS 17, linked to the CPI.

         The options vest over two years period and expire 3 months after the end of the vesting period. During 1999, all of the 242,000 options were exercised.

     e. The grant of options and restricted shares, under the employee plan are subject to the terms stipulated by Section 102 of the Israeli Income Tax Ordinance. Inter-alia, that Section provides that the Company will be allowed to allowed, as an expense for tax purposes, the amounts credited to employees as a benefit, upon the sale of shares that they had received, when the employee is charged capital gains tax on the benefit.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 13 -- TAXES ON INCOME:

     a.  THE COMPANY AND ITS ISRAELI SUBSIDIARIES:

         1) Tax benefits under the Law for the Encouragement of Capital Investments, 1959 (hereafter -- the law).

            Under the law, by virtue of the "approved enterprise" status granted to some of their plants, two of the Company's subsidiaries are entitled to various tax benefits. The main tax benefits available to the abovementioned subsidiaries are:

            a) Tax exemption and reduced tax rates

               During the period of benefits -- 7 years or 10 years commencing the first year in which the subsidiary earns taxable income from the approved enterprises (provided the maximum period to which it is restricted by law has not elapsed) -- the following reduced tax rates or tax exemptions apply to the subsidiary's income from its approved enterprises:

               1) One of the subsidiaries is exempt from tax on the income from the approved enterprise in respect of which the subsidiary has elected the "alternative benefits" track; the length of the exemption period is ten years. The benefit period in respect of this enterprise has not yet commenced. See also note 1L(3)(a).

                  In the event of distribution of cash dividends out of income which was tax exempt as above, the subsidiary would have to pay tax at the rate of 25% in respect of the amount distributed.

                2) The other subsidiary will be liable to corporate tax at the rate of 25%, instead of the regular tax rate for a period of seven years. See also note 1L(3)(b).

             b) Accelerated depreciation

                The subsidiary is entitled to claim accelerated depreciation for five tax years commencing in the first year of operation of each asset, in respect of buildings, machinery and equipment used by the approved enterprise.

             c) Conditions for entitlement to benefits

                The entitlement to the above benefits is conditional upon the subsidiary's fulfilling the conditions stipulated by the law, regulations published thereunder and the instruments of approval for the specific investments in approved enterprises. In the event of failure to comply with these conditions, the benefits may be cancelled and the subsidiary may be required to refund the amount of the benefits, in whole or in part, with the addition of linkage differences (to the Israeli CPI) and interest.

         2) Measurement of results for tax purposes under the Income Tax (Inflationary Adjustments) Law, 1985 (hereafter-the inflationary adjustments law)

            Under the inflationary adjustments law, results for tax purposes are measured in real terms, having regard to the changes in the Israeli CPI. The Company, its Israeli subsidiaries and its Israeli proportionately consolidated companies are taxed under this law.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 13 -- TAXES ON INCOME -- (CONTINUED):

         3) Tax rates applicable to income not derived from "approved enterprises"

            Such income, of the Company and its Israeli subsidiaries and proportionately consolidated companies not eligible for approved enterprise benefits mentioned in 1a above, is taxed at the regular rate of 36%.

            Foreign subsidiaries and foreign proportionately consolidated companies are taxed on the basis of the tax laws in their country of residence.

         4) Losses and deduction for inflation for tax purposes, carried forward to future years:

                                                                   DECEMBER 31
                                                          -----------------------------
                                                           2000     2001       2001
                                                          ------   ------   -----------
                                                                            CONVENIENCE
                                                                            TRANSLATION
                                                                             INTO U.S.
                                                           ADJUSTED NIS       DOLLARS
                                                          ---------------   -----------
                                                                 (IN THOUSANDS)
Losses and deduction for inflation*.....................  30,964   47,855     10,035
                                                          ======   ======      =====

---------------

* Including carryforward losses for tax purposes in respect of overseas subsidiaries -- denominated in foreign currency -- amounting to adjusted NIS 7,925,000 ($1,662,000) as of December 31, 2001 (December 31, 2000 -- adjusted
  NIS 5,079,000).

     Under the inflationary adjustments law, most of the carryforwards tax losses are linked to the Israeli CPI. Substantially all of the carryforward amounts have no expiration date.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 13 -- TAXES ON INCOME -- (CONTINUED):

b.  DEFERRED INCOME TAXES:

    1) The composition of the deferred taxes, and the changes therein during the years 2000 and 2001, are as follows:

                                                             IN RESPECT OF BALANCE SHEET ITEMS
                                                   -----------------------------------------------------    IN RESPECT OF
                                                                      PROVISIONS FOR                         DIFFERENCES
                                                                     EMPLOYEE RIGHTS                           BETWEEN
                                                                 ------------------------                    REPORTING ON
                                                   DEPRECIABLE               VACATION AND                   ACCRUAL BASIS
                                                      FIXED      SEVERANCE    RECREATION                    AND CASH BASIS
                                                     ASSETS         PAY          PAY        OTHER -- NET    (SEE f. BELOW)
                                                   -----------   ---------   ------------   ------------   ----------------
                                                                                (IN THOUSANDS)
IN ADJUSTED NIS:
  Balance at January 1, 2000.....................      (69)          675        1,937           2,431           (8,598)
  Changes in 2000:
    Amounts carried to income....................      (15)          402           71          (1,287)           6,370
    Addition of deferred taxes in respect of
      increase in percentage held in
      proportionately consolidated company.......                      8           20
    Elimination of deferred taxes in respect of
      proportionately consolidated company
      eliminated from consolidation..............                    (31)         (81)
                                                      ----         -----        -----          ------           ------
  Balance at December 31, 2000...................      (84)        1,054        1,947           1,144           (2,228)
  Changes in 2001:
    Amounts carried to income....................       34           412           65            (590)          (1,547)
    Addition of deferred taxes in respect of
      companies consolidated for the first
      time.......................................      (59)          204           18             185
    Other -- net*................................                     (3)                          (2)
                                                      ----         -----        -----          ------           ------
  Balance at December 31, 2001...................     (109)        1,667        2,030             737           (3,775)
                                                      ====         =====        =====          ======           ======
CONVENIENCE TRANSLATION INTO U.S. DOLLARS:
  Balance at December 31, 2000...................      (18)          221          408             240             (467)
  Changes in 2001:
    Amounts carried to income....................        7            86           14            (124)            (325)
    Addition of deferred taxes in respect of
      companies consolidated for the first
      time.......................................      (12)           43            4              39
    Other -- net*................................        0            (1)                           0
                                                      ----         -----        -----          ------           ------
  Balance at December 31, 2001...................      (23)          349          426             155             (792)
                                                      ====         =====        =====          ======           ======


                                                    IN RESPECT
                                                     OF CARRY-
                                                    FORWARD TAX
                                                    LOSSES AND
                                                     DEDUCTION     VALUATION
                                                   FOR INFLATION   ALLOWANCE   TOTAL
                                                   -------------   ---------   ------
                                                             (IN THOUSANDS)
IN ADJUSTED NIS:
  Balance at January 1, 2000.....................      9,099         (4,335)    1,140
  Changes in 2000:
    Amounts carried to income....................      2,048         (1,092)    6,497
    Addition of deferred taxes in respect of
      increase in percentage held in
      proportionately consolidated company.......                                  28
    Elimination of deferred taxes in respect of
      proportionately consolidated company
      eliminated from consolidation..............                                (112)
                                                      ------        -------    ------
  Balance at December 31, 2000...................     11,147         (5,427)    7,553
  Changes in 2001:
    Amounts carried to income....................      4,756         (5,771)   (2,640)
    Addition of deferred taxes in respect of
      companies consolidated for the first
      time.......................................      1,341                    1,689
    Other -- net*................................        (16)                     (20)
                                                      ------        -------    ------
  Balance at December 31, 2001...................     17,228        (11,198)    6,582
                                                      ======        =======    ======
CONVENIENCE TRANSLATION INTO U.S. DOLLARS:
  Balance at December 31, 2000...................      2,337         (1,138)    1,584
  Changes in 2001:
    Amounts carried to income....................        997         (1,210)     (554)
    Addition of deferred taxes in respect of
      companies consolidated for the first
      time.......................................        282                      354
    Other -- net*................................         (3)                      (4)
                                                      ------        -------    ------
  Balance at December 31, 2001...................      3,613         (2,348)    1,380
                                                      ======        =======    ======

---------------

* These changes related to differences resulting from translation of the financial statements of a subsidiary drawn up in foreign currency.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 13 -- TAXES ON INCOME -- (CONTINUED):

      2) Deferred taxes are presented in the balance sheets as follows:

                                                                            DECEMBER 31
                                                                    ---------------------------
                                                                    2000    2001       2001
                                                                    -----   -----   -----------
                                                                                    CONVENIENCE
                                                                                    TRANSLATION
                                                                                     INTO U.S.
                                                                    ADJUSTED NIS      DOLLARS
                                                                    -------------   -----------
                                                                          (IN THOUSANDS)
         Among current assets.....................................  6,844   5,149      1,080
         Among investments and long-term receivables..............  1,054   1,670        350
         Among current liabilities................................   (261)   (128)       (27)
         Among long-term liabilities..............................    (84)   (109)       (23)
                                                                    -----   -----      -----
         Balance -- asset, net*...................................  7,553   6,582      1,380
                                                                    =====   =====      =====

---------------

        * Realization of this deferred tax balance is conditional upon earning, in the coming years, taxable income in an appropriate amount.

        The deferred taxes are computed mainly at the tax rate of 36%.

     c.  INCOME BEFORE TAXES ON INCOME IS COMPOSED AS FOLLOWS:

                                                                 YEAR ENDED DECEMBER 31
                                                         ---------------------------------------
                                                          1999     2000     2001        2001
                                                         ------   ------   -------   -----------
                                                                                     CONVENIENCE
                                                                                     TRANSLATION
                                                                                      INTO U.S.
                                                               ADJUSTED NIS            DOLLARS
                                                         -------------------------   -----------
                                                                     (IN THOUSANDS)
        The Company, subsidiaries and proportionately
          consolidated companies in Israel.............  68,790   98,591   111,454     23,371
        Subsidiaries and proportionately consolidated
          companies outside Israel.....................    (373)    (966)      546        115
                                                         ------   ------   -------     ------
                                                         68,417   97,625   112,000     23,486
                                                         ======   ======   =======     ======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 13 -- TAXES ON INCOME -- (CONTINUED):

     d.  TAXES ON INCOME INCLUDED IN THE STATEMENTS OF INCOME:

        1) As follows:

                                                                  YEAR ENDED DECEMBER 31
                                                          --------------------------------------
                                                           1999     2000     2001       2001
                                                          ------   ------   ------   -----------
                                                                                     CONVENIENCE
                                                                                     TRANSLATION
                                                                                      INTO U.S.
                                                                ADJUSTED NIS           DOLLARS
                                                          ------------------------   -----------
                                                                      (IN THOUSANDS)
        For the reported year
          Current:
             In Israel..................................  23,768   35,242   42,325      8,875
             Outside Israel.............................              379      476        100
                                                          ------   ------   ------      -----
                                                          23,768   35,621   42,801      8,975
          Deferred, see 13b above:
             In Israel..................................  (2,924)  (6,497)   2,224        466
             Outside Israel.............................     631               416         88
                                                          ------   ------   ------      -----
                                                          (2,293)  (6,497)   2,640        554
                                                          ------   ------   ------      -----
                                                          21,475   29,124   45,441      9,529
        For previous years -- current...................    (802)     159     (174)       (37)
                                                          ------   ------   ------      -----
                                                          20,673   29,283   45,267      9,492
                                                          ======   ======   ======      =====

        Current taxes have been computed at the tax rates of 36% and 30% (mainly 36%) for the tax years 1999 -- 2001.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 13 -- TAXES ON INCOME -- (CONTINUED):

       2) Following is a reconciliation of the theoretical tax expense, assuming all income is taxed at the regular tax rates applicable to companies in Israel (see a(3) above), and the actual tax expense:

                                                                 YEAR ENDED DECEMBER 31,
                                                       --------------------------------------------
                                                        1999     2000     2001           2001
                                                       ------   ------   -------   ----------------
                                                                                     CONVENIENCE
                                                                                   TRANSLATION INTO
                                                             ADJUSTED NIS            U.S. DOLLARS
                                                       -------------------------   ----------------
                                                                      (IN THOUSANDS)
Income before taxes on income, as reported in the
  statements of income...............................  68,417   97,625   112,000        23,486
                                                       ======   ======   =======        ======
Theoretical tax expense..............................  24,630   35,145    40,320         8,455
Less -- tax benefits arising from approved enterprise
  status.............................................     713      446       130            28
                                                       ------   ------   -------        ------
                                                       23,917   34,699    40,190         8,427
Decrease in taxes resulting from different tax rates
  applicable to foreign subsidiaries.................                        (47)          (10)
Increase in valuation allowance......................   1,890      714     4,676           981
Erosion of tax payments..............................     179
Increase (decrease) in taxes resulting from permanent
  differences -- the tax effect:
  Disallowable deductions:
    Depreciation and amortization....................      69       32        34             7
    Other............................................     785    1,306     1,266           265
  Decrease in taxes resulting from exercise of shares
    and options by employees.........................  (5,455)  (5,443)   (2,343)         (491)
Capital gain resulting from decrease in the
  percentage held in a proportionately consolidated
  company............................................           (2,158)
Impairment in market value of investment in an
  associated company.................................                      1,596           335
Taxes in respect of previous years...................    (802)     159      (174)          (37)
Other................................................      90      (25)       69            15
                                                       ------   ------   -------        ------
Taxes on income for the reported year................  20,673   29,284    45,267         9,492
                                                       ======   ======   =======        ======

     e.  Tax assessments

         Some of the Group companies have received final assessments through the tax year 1999. The Company and some of its subsidiaries have received final assessments through the tax year 1997.

         Some of the Group companies have not received final tax assessments since their incorporation, although the tax assessments filed through the tax year 1997 are considered to be final.

     f.  Basis of recognizing income for tax purposes

       The Company and its Israeli subsidiaries report for tax purposes on the accruals basis, with the exception of the engineering companies, Baran Engineering and Baran Infrastructure, which report on the cash basis.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 14 -- LINKAGE TERMS OF MONETARY BALANCES:

     a.  AS FOLLOWS:

                                                                DECEMBER 31, 2001
                                                   --------------------------------------------
                                                   IN FOREIGN
                                                    CURRENCY
                                                   OR LINKED
                                                    THERETO*    CPI LINKED   UNLINKED    TOTAL
                                                   ----------   ----------   --------   -------
                                                                  (IN THOUSANDS)
ADJUSTED NIS:
Assets:
  Current assets:
    Cash and cash equivalents....................    38,570       28,852     154,956    222,377
    Short-term investments.......................        53          120       4,890      5,064
    Accounts receivable:
       Trade and income receivable...............    91,154       28,827     153,336    273,318
       Other.....................................     5,093        6,787       9,100     20,980
  Long-term loan and long term receivables.......    11,736       28,289                 40,024
                                                    -------       ------     -------    -------
                                                    146,606       92,875     322,282    561,763
                                                    =======       ======     =======    =======
Liabilities:
  Current liabilities:
    Short-term bank credit and bank loans........    60,893        1,257       1,219     63,369
    Accounts payable and accruals:
       Trade.....................................    45,724                  209,499    255,224
       Other.....................................    34,648       11,905      87,906    134,450
  Long-term bank loans (including current
    maturities)..................................     5,734       27,827       8,699     42,260
Capital notes issued to minority shareholders of
  a subsidiary...................................                 18,655                 18,655
                                                    -------       ------     -------    -------
                                                    146,999       59,644     307,323    513,958
                                                    =======       ======     =======    =======
CONVENIENCE TRANSLATION INTO U.S. DOLLARS:
Assets:
  Current assets:
    Cash and cash equivalents....................     8,088        6,050      32,492     46,630
    Short-term investments.......................        10           25       1,025      1,062
    Accounts receivable:
       Trade and income receivable...............    19,114        6,045      32,153     57,311
       Other.....................................     1,068        1,423       1,908      4,399
  Long-term loan and long term receivables.......     2,461        5,932                  8,393
                                                    -------       ------     -------    -------
                                                     30,741       19,475      67,578    117,795
                                                    =======       ======     =======    =======
Liabilities:
  Current liabilities:
    Short-term bank credit and bank loans........    12,769          263         256     13,288
    Accounts payable and accruals:
       Trade.....................................     9,588                   43,929     53,517
       Other.....................................     7,265        2,496      18,433     28,194
  Long-term bank loans (including current
    maturities)..................................     1,202        5,835       1,824      8,861
Capital notes issued to minority shareholders of
  a subsidiary...................................                    807                    807
                                                    -------       ------     -------    -------
                                                     30,824        9,401      64,442    104,667
                                                    =======       ======     =======    =======

---------------

* Mainly the U.S. dollar.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 14 -- LINKAGE TERMS OF MONETARY BALANCES -- (CONTINUED):

     b.  DATA REGARDING THE CPI AND EXCHANGE RATE OF THE U.S. DOLLAR:

                                                             EXCHANGE RATE
                                                             OF ONE DOLLAR       CPI*
                                                             -------------   ------------
As of December 31:
  2001.....................................................    NIS4.416      101.6 points
  2000.....................................................    NIS4.041      100.2 points
  1999.....................................................    NIS4.153      100.2 points
As of June 30, 2002........................................    NIS4.769      108.0 points
Increase (decrease) during:
  2001.....................................................         9.3%              1.4%
  2000.....................................................        (2.7)%             0.0%
  1999.....................................................        (0.2)%             1.3%
  Six months period ended June 30, 2002....................         8.0%              6.3%

---------------

* Based on the index for the month ending on each balance sheet date, on the basis of 2000 average = 100.

NOTE 15 -- SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

     BALANCE SHEETS:

     a.  SHORT-TERM INVESTMENTS:

                                                                   DECEMBER 31
                                                           ----------------------------
                                                            2000    2001       2001
                                                           ------   -----   -----------
                                                                            CONVENIENCE
                                                                            TRANSLATION
                                                                             INTO U.S.
                                                            ADJUSTED NIS      DOLLARS
                                                           --------------   -----------
                                                                  (IN THOUSANDS)
Marketable securities:
  Bonds:
     Government bonds....................................   2,004   2,289        480
     Corporate bonds.....................................      33       6          1
  Mutual fund participation certificates.................   1,175   1,360        285
  Shares.................................................     488     628        132
Short-term bank deposits*................................   6,851     781        164
                                                           ------   -----      -----
                                                           10,551   5,064      1,062
                                                           ======   =====      =====

---------------

* The deposits are unlinked and bear interest an average rate of 7% per annum.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 15 -- SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION -- (CONTINUED):


                                                                  DECEMBER 31
                                                        -------------------------------
                                                         2000      2001        2001
                                                        -------   -------   -----------
                                                                            CONVENIENCE
                                                                            TRANSLATION
                                                                             INTO U.S.
                                                          ADJUSTED NIS        DOLLARS
                                                        -----------------   -----------
                                                                (IN THOUSANDS)
b.  ACCOUNTS RECEIVABLE:
     1) Trade and income receivable:
       Open accounts..................................  120,799   189,932     39,826
       Less -- allowance for doubtful accounts........     (309)   (2,604)      (546)
                                                        -------   -------     ------
                                                        120,490   187,328     39,280
       Checks receivable..............................    3,570    10,861      2,047
       Income receivable..............................  113,060    76,227     16,215
                                                        -------   -------     ------
                                                        237,120   274,416     57,542
                                                        =======   =======     ======
     2) Other:
       Employees......................................    1,304     1,478        310
       Government institutions........................   18,918     7,577      1,589
       Proportionately consolidated companies*........    3,216     3,602        755
       Related parties*...............................      114       114         24
       Prepaid expenses...............................    3,116     1,757        368
       Deferred income taxes, see note 13b............    6,843     5,149      1,080
       Income taxes refundable........................              4,941      1,036
       Advances to suppliers..........................      790     5,507      1,155
       Derivative instruments.........................              2,861        600
       Sundry.........................................    1,314     6,874      1,441
                                                        -------   -------     ------
                                                         35,615    39,860      8,358
                                                        =======   =======     ======

---------------

* The balances due from proportionately consolidated companies are CPI linked and bear interest at the rate of 4% per annum. The balances due from related parties are unlinked and bear no interest.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 15 -- SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION -- (CONTINUED):


                                                                  DECEMBER 31
                                                        -------------------------------
                                                         2000      2001        2001
                                                        -------   -------   -----------
                                                                            CONVENIENCE
                                                                            TRANSLATION
                                                                             INTO U.S.
                                                          ADJUSTED NIS        DOLLARS
                                                        -----------------   -----------
                                                                (IN THOUSANDS)
c.   INVENTORIES:
     Raw materials and supplies.......................    4,275     6,366      1,335
     Products in process..............................      528       421         88
     Work in progress.................................      335
     Finished products................................    1,607    10,630      2,229
                                                        -------   -------     ------
                                                          6,745    17,417      3,652
                                                        =======   =======     ======
d.   SHORT-TERM BANK CREDIT AND BANK LOANS:
     1) Composed as follows:
          Short-term bank credit......................    6,332    17,007      3,566
          Short-term bank loans and current maturities
            of long-term bank loans, see note 8.......   19,003    54,037     11,331
                                                        -------   -------     ------
                                                         25,335    71,044     14,897
                                                        =======   =======     ======
          Unutilized credit lines.....................  211,846   180,692     37,889
                                                        =======   =======     ======

        2) Classified by currency, linkage terms and interest rates, the short-term credit (excluding current maturities of long-term loans) is as follows:

                                               WEIGHTED
                                           INTEREST RATES AT              DECEMBER 31
                                             DECEMBER 31,      ---------------------------------
                                                 2001          2000     2001          2001
                                           -----------------   -----   ------   ----------------
                                                                                  CONVENIENCE
                                                                                TRANSLATION INTO
                                                   %            ADJUSTED NIS      U.S. DOLLARS
                                           -----------------   --------------   ----------------
                                                                        (IN THOUSANDS)
From banks:
  In, or linked to, foreign currencies...         5.9          2,725   16,705        3,503
  Linked to the Israeli CPI..............                        186
  Unlinked...............................         9.7          3,421      302           63
                                                               -----   ------        -----
                                                               6,332   17,007        3,566
                                                               =====   ======        =====

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 15 -- SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION -- (CONTINUED):


                                                                  DECEMBER 31
                                                        -------------------------------
                                                         2000      2001        2001
                                                        -------   -------   -----------
                                                                            CONVENIENCE
                                                                            TRANSLATION
                                                                             INTO U.S.
                                                          ADJUSTED NIS        DOLLARS
                                                        -----------------   -----------
                                                                (IN THOUSANDS)
e.   ACCOUNTS PAYABLE AND ACCRUALS:
     1) Trade:
           Open accounts..............................  125,059   191,528     40,161
           Checks and notes payable...................   18,848    63,696     13,356
                                                        -------   -------     ------
                                                        143,907   255,224     53,517
                                                        =======   =======     ======
     2) Other:
           Government institutions....................   21,579    27,914      5,853
           Provision for vacation pay.................    5,461     6,202      1,300
           Accrued expenses...........................   76,850    57,421     12,040
           Employees..................................   12,847    15,494      3,249
           Income taxes payable.......................    1,769     2,491        522
           Warranty provision.........................   22,010    21,541      4,517
           Customer advances*.........................    1,541    16,971      3,559
           Deferred income taxes, see note 13b........      261       128         27
           Income received in advance.................              6,295      1,320
           Sundry.....................................    2,985     3,395        713
                                                        -------   -------     ------
                                                        145,303   157,852     33,100
                                                        =======   =======     ======

---------------

* Customer advances as of December 31, 2001 are presented net of work in progress amounting to adjusted NIS 7,034,000 ($1,475,000).

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 15 -- SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION -- (CONTINUED):

     STATEMENTS OF INCOME:

                                                         YEAR ENDED DECEMBER 31
                                             ----------------------------------------------
                                              1999      2000      2001           2001
                                             -------   -------   -------   ----------------
                                                                             CONVENIENCE
                                                                           TRANSLATION INTO
                                                    ADJUSTED NIS             U.S. DOLLARS
                                             ---------------------------   ----------------
                                                             (IN THOUSANDS)
f.   COST OF REVENUES:
     1) Construction projects and services:
           Materials consumed..............   56,847   168,782   126,478        26,521
           Salaries........................   82,357   138,671   158,408        33,216
           Subcontractors..................  301,696   371,502   393,783        82,571
           Manufacturing and operating
           costs...........................   27,082    49,128    74,514        15,625
           Depreciation and amortization...    5,623     4,209     5,978         1,254
                                             -------   -------   -------       -------
                                             473,605   732,292   759,161       159,187
           Decrease (increase) in
           inventories.....................    3,536       286    (4,777)       (1,002)
                                             -------   -------   -------       -------
                                             477,141   732,578   754,384       158,185
                                             =======   =======   =======       =======
     2) Sale of products:
           Materials consumed..............   17,513    32,052    88,806        18,622
           Salaries........................      444     3,042     2,894           609
           Subcontractors..................      477     1,186     2,077           432
           Manufacturing and operating
           costs...........................      185        46       404            85
           Depreciation and amortization...      241       289       281            59
                                             -------   -------   -------       -------
                                              18,860    36,615    94,462        19,807
           Increase in inventories.........   (2,189)   (1,250)   (3,472)         (728)
                                             -------   -------   -------       -------
                                              16,671    35,365    90,990        19,079
                                             =======   =======   =======       =======
     3) Lease for buildings:
           Salaries........................       10        69
           Manufacturing and operating
           costs...........................      263       449        10             2
           Depreciation and amortization...    1,412     1,617     1,577           331
                                             -------   -------   -------       -------
                                               1,685     2,135     1,587           333
                                             =======   =======   =======       =======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 15 -- SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION -- (CONTINUED):


                                                           YEAR ENDED DECEMBER 31
                                                  -----------------------------------------
                                                   1999    2000    2001          2001
                                                  ------   -----   -----   ----------------
                                                                             CONVENIENCE
                                                                             TRANSLATION
                                                                              INTO U.S.
                                                       ADJUSTED NIS            DOLLARS
                                                  ----------------------   ----------------
                                                               (IN THOUSANDS)
g.   RESEARCH AND DEVELOPMENT EXPENSES, NET:
     Research and development expenses..........   3,377   3,390   3,726          781
     Less -- grants and participations by the
       Government of Israel.....................  (1,756)
                                                  ------   -----   -----        -----
                                                   1,621   3,390   3,726          781
                                                  ======   =====   =====        =====
h.   SELLING AND MARKETING EXPENSES, NET:
     Payroll and related expenses...............   1,379   2,287   2,750          577
     Advertising and sales promotion expenses...   1,954   2,459   2,693          565
     Depreciation and amortization..............      33     338     201           42
     Other......................................     567     962   4,802        1,006
     Less -- government participations in
       marketing expenses.......................            (410)   (798)        (167)
                                                  ------   -----   -----        -----
                                                   3,933   5,636   9,648        2,023
                                                  ======   =====   =====        =====

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 15 -- SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION -- (CONTINUED):


                                                                  YEAR ENDED DECEMBER 31
                                                          --------------------------------------
                                                           1999     2000     2001       2001
                                                          ------   ------   ------   -----------
                                                                                     CONVENIENCE
                                                                                     TRANSLATION
                                                                                      INTO U.S.
                                                                ADJUSTED NIS           DOLLARS
                                                          ------------------------   -----------
                                                                      (IN THOUSANDS)
    i.  GENERAL AND ADMINISTRATIVE EXPENSES:
     Payroll and related expenses.......................  21,953   19,511   21,723      4,555
     Vehicle expenses...................................   1,495    1,586    1,540        323
     Rentals and office maintenance.....................   9,333   10,482    8,861      1,858
     Office supplies, postage and telephone.............   4,946    5,496    6,226      1,305
     Professional fees..................................   4,486    2,534    2,678        562
     Traveling..........................................   3,248    3,103    1,258        264
     Allowance for doubtful accounts and bad debts......     164      136      (12)        (3)
     Depreciation and amortization......................   2,248    3,801    3,176        666
     Other..............................................   1,634    4,298   14,636      3,069
                                                          ------   ------   ------     ------
                                                          49,507   50,947   60,086     12,599
                                                          ======   ======   ======     ======
    j.  FINANCIAL INCOME (EXPENSES), NET:
     In respect of marketable securities................   1,127    1,350      642        135
     In respect of deposits and loans granted...........   4,007    6,657   15,122      3,171
     In respect of short term bank credit...............  (2,749)    (478)  (5,446)    (1,142)
     In respect of long-term loans......................    (672)  (3,033)  (3,327)      (698)
     Other -- primarily erosion of monetary items,
        net.............................................  (1,989)   1,097      547        115
                                                          ------   ------   ------     ------
                                                            (276)   5,593    7,538      1,581
        Add -- borrowing costs capitalized to cost of
          land and buildings for lease..................              419      412         86
                                                          ------   ------   ------     ------
                                                            (276)   6,012    7,950      1,667
                                                          ======   ======   ======     ======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 15 -- SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION -- (CONTINUED):


                                                                       YEAR ENDED DECEMBER 31
                                                                ------------------------------------
                                                                1999    2000     2001       2001
                                                                -----   -----   ------   -----------
                                                                                         CONVENIENCE
                                                                                         TRANSLATION
                                                                                          INTO U.S.
                                                                     ADJUSTED NIS          DOLLARS
                                                                ----------------------   -----------
                                                                           (IN THOUSANDS)
    k.   OTHER INCOME (EXPENSES), NET:
         Gains (losses) on:
             Reduction in percentage of shareholding in:
             Subsidiary......................................             668
             Disposal of shares and a decrease in the
               percentage held in a subsidiary and
               proportionately consolidated companies........     (90)  6,139
             Disposal of shares of associated company........    (179)  1,099
         Capital gain (loss) on sale of fixed assets.........    (129)     80       79        17
         Impairment in value of investment in an associated
           company...........................................                   (4,435)     (930)
         Other...............................................   1,484    (697)     340        71
                                                                -----   -----   ------      ----
                                                                1,086   7,289   (4,016)     (842)
                                                                =====   =====   ======      ====
    l.   COMPANY'S SHARE IN PROFITS OF ASSOCIATED COMPANIES,
           NET:
         Share in profits for the year, net..................   3,876   7,067    1,585       332
         Amortization of goodwill............................    (611)   (588)    (379)      (79)
                                                                -----   -----   ------      ----
                                                                3,265   6,479    1,206       253
                                                                =====   =====   ======      ====
         Dividend received...................................   2,514   2,870    1,470       308
                                                                =====   =====   ======      ====

NOTE 16 -- FINANCIAL INSTRUMENTS AND RISK MANAGEMENT:

     a.  General

       Since the operations of the Group are conducted mainly in Israel, the exposure to risks from changes in foreign exchange rates is low. However, the Group enters into foreign exchange derivative instruments (as described in note 1p) to mitigate its exposure to risks from changes in foreign exchange rates.

     b.  Concentration of credit risks

       Most of the Group's cash and cash equivalents at December 31, 2000 and 2001 were deposited with Israeli banks. The Company is of the opinion that the credit risk in respect of these balances is remote.

       Some of the Group's income is from major customers (see also note 18c).

       The Group performs ongoing evaluations of its customers and does not generally require collateral. The accounts include a provision for doubtful accounts.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 16 -- FINANCIAL INSTRUMENTS AND RISK MANAGEMENT -- (CONTINUED):

     c.  Foreign exchange risk management

       As stated in note 1p, the Group enters into foreign exchange forward contracts in order to protect the Group from the risk that the cash flows resulting from purchases of inventories will be affected by changes in the exchange rate. The term of all these contracts is less than one year. As of December 31, 2001 and 2000 the Group has no such forward contract outstanding.

     d.  Commodity Instruments

       As described in note 1p, the Group enters into future contracts in order to protect itself from changes in prices of certain commodities. These future contracts are treated for accounting purposes as non-hedging instruments. At December 31, 2001 the Group has future contracts of certain commodities in amount of adjusted NIS 2,861,000 ($600,000). At December 31, 2000 no future contracts are outstanding.

     e.  Fair value of financial instruments

       The financial instruments of the Group consist mainly of non-derivative assets and liabilities (including working capital and long-term loans).

       Due to their nature, the fair value of the financial instruments included in working capital is usually close or identical to their carrying value. The fair value of the long-term bank loans also approximates the carrying value, since they bear interest at rates close to the prevailing market rates.

       The Company does not disclose the fair value of capital notes issued to minority shareholders in a subsidiary, since it is not practicable to determine their fair value with sufficient reliability.

NOTE 17 -- TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

     a.  BENEFITS TO RELATED PARTIES:

                                                                    YEAR ENDED DECEMBER 31
                                                             ------------------------------------
                                                             1999    2000    2001        2001
                                                             -----   -----   -----   ------------
                                                                                     CONVENIENCE
                                                                                     TRANSLATION
                                                                                      INTO U.S.
                                                                 ADJUSTED NIS          DOLLARS
                                                             ---------------------   ------------
                                                                        (IN THOUSANDS)
        Wages and salaries to related parties employed by
          the Company (7 recipients in 1999 and 2000)*.....  2,598   2,403   2,908        610
        Directors' fees to directors who are not employed
          by the Company (5 recipients in 1999; 4
          recipients in 2000 and 2001).....................     91     227     163         34
                                                             -----   -----   -----      -----
                                                             2,689   2,630   3,071        644
                                                             =====   =====   =====      =====
        Grants (8 recipients in 2000 and 1999; 6 recipients
          in 2001), see note 11a(9)........................  8,492   5,283   6,500      1,363
                                                             =====   =====   =====      =====

       (*) On July 8, 1998, the Company's board of directors approved the payment of an annual success bonus to seven of its senior office holders. The bonus was to be split equally between the office holders, to apply to each of the three years 1998-2000 and was to be based on the Company's annual net profit (hereafter -- the annual profit), as shown by its audited, consolidated financial statements, and the return on the Company's shares traded on the stock exchange.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 17 -- TRANSACTIONS AND BALANCES WITH RELATED PARTIES -- (CONTINUED):

          The aggregate success bonus to be paid to the seven office holders jointly, was calculated as follows:

          A.  7% of the annual profit up to $ 4 million.

          B. In the event that the annual profit exceeded $4 million, the annual bonus -- computed as in A above -- would include an additional payment comprising the following two components:

              (i) 7% of the amount by which the annual profit exceeded $4 million.

              (ii) According to the "surplus return" on the Company's shares.
                   This was to be calculated as the percentage by which the return on the Company's shares during the 45 trading days prior to the date of approving the Company's financial statements exceeded the average return on the shares of the companies included in the TA-100 index on the Stock Exchange during the same period. In no event was the "surplus return" to exceed 14%.

          On August 24, 2000, the Company in general meeting resolved, post factum, to include Electra Industries (1988) Ltd.
          (hereafter -- Electra) (a related party in the Company) with the seven office holders as an additional beneficiary in the amount of the annual bonus in respect of 1999 and 2000. This was to be done in a way that would result in no change being made to the aggregate sums paid and to be paid by the Company. The same resolution also stipulated that Electra would be entitled to one eighth of the total of the annual success bonus to be distributed in respect of 2000.

       (2) As to stock plans regarding to related parties, see note 12c.

       (3) As to distribution of bonus and issue of shares to related parties, see note 11a(9) and note 20.

     b.  BALANCES WITH RELATED PARTIES:

                                                                             DECEMBER 31
                                                                      --------------------------
                                                                      2000   2001       2001
                                                                      ----   ----   ------------
                                                                                    CONVENIENCE
                                                                                    TRANSLATION
                                                                       ADJUSTED      INTO U.S.
                                                                          NIS         DOLLARS
                                                                      -----------   ------------
                                                                            (IN THOUSANDS)
        Among current assets, under other accounts receivable.......  114    114         24
                                                                      ===    ===         ==

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 18 -- BUSINESS AND GEOGRAPHICAL SEGMENTS:

     a.  BUSINESS SEGMENTS:

       1) General

          Until 2000 the Group operated in three main business segments: engineering, consulting and management, technology and industry. These divisions were the basis on which the Group reported its primary segment information in the financial statements through 1999.

          As described in note 1a, as part of its strategic planning, the Company decided on the reorganization of the Group, commencing from 2000. The change included dividing the Group into the 6 following divisions: the industry division, the construction division, the communications division, the semiconductors division, the consulting division and the technologies division. These divisions are the basis on which the Group reports its primary segment information commencing from 2000.

          In addition, the Company's technologies division was segregated into two business segments; the technologies segment and marketing and recycling of food products, as disclosed below.

          Due to practical reasons the 1999 business segments, as disclosed in these financial statements, were not restated, and are based on the Group's divisions prior to the reorganization.

          During 2002, the Group changed its internal organization by transferring a proportionately consolidated company (Nes-Pan) from the consulting segment to the technologies segment and a wholly owned subsidiary (Baran Industries (91) Ltd.) from the construction segment to the industry segment. The 2000 and 2001 segment data were restated to reflect the above changes.

       2) Segment results

          The operating results by segments include all the costs and expenses relating directly to each segment as well as shared expenses which are allocated to the segments on a reasonable basis.

       3) Segment assets and liabilities

          Segment assets include all operating assets used by a segment and consist principally of cash and cash equivalents, receivables, inventories and fixed assets, net of allowances and provisions. While most of these assets can be directly attributed to individual segments, the carrying value of certain assets which are used jointly by two or more segments is allocated to the segments on a reasonable basis.

          Segment liabilities include all operating liabilities and consist principally of trade payables and wages currently payable and accrued liabilities (including severance pay).

       4) Inter-segment transfers

          Segment revenue, segment expenses and segment results include transfers between business segments. Such transfers are accounted for at competitive market prices charged to unaffiliated customers for similar goods. Those transfers are eliminated in consolidation.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 18 -- BUSINESS AND GEOGRAPHICAL SEGMENTS -- (CONTINUED):

     5) Business segment information for 2001 (adjusted NIS):

                                                                                                                      TECHNOLOGIES
                                                                                               SEMI                       AND
                                               COMMUNICATIONS   CONSTRUCTION   INDUSTRIAL   CONDUCTORS   CONSULTING    INVESTMENT
                                               --------------   ------------   ----------   ----------   ----------   ------------
Income statement data:
  Revenues:
    Unaffiliated customers...................     434,985          30,179       165,747      288,037        4,413        17,107
    Inter segment............................          66           3,482        12,776                    24,202
                                                  -------          ------       -------      -------      -------        ------
      Total revenues.........................     435,051          33,661       178,523      288,037       28,615        17,107
                                                  =======          ======       =======      =======      =======        ======
  Segment results............................      66,672           1,050        11,338       30,735        2,290        (4,882)
                                                  =======          ======       =======      =======      =======        ======
  Unallocated general expenses...............
  Operating income...........................
  Financial income -- net....................
  Other expenses -- net......................
  Taxes on income............................
  Income after taxes on income...............
  Share in profits of associated companies...                                                               1,206
                                                                                                          =======
  Minority interests in losses of
    subsidiaries.............................
  Net income.................................
Other data:
  Segment assets.............................     249,707          51,330        43,012      157,419        1,421        76,341
                                                  =======          ======       =======      =======      =======        ======
  Investments in associated
    companies -- presented by the equity
    method...................................                                                              27,295
                                                                                                          =======
  Assets not allocated between the
    segments.................................
      Total consolidated assets..............
Segment liabilities..........................     183,712          24,760        27,687      142,373      102,439         5,027
                                                  =======          ======       =======      =======      =======        ======
Liabilities not allocated between the
  segments...................................
      Total consolidated liabilities.........
Capital expenditure..........................         973           1,659         1,931        1,879        2,273        12,046
                                                  =======          ======       =======      =======      =======        ======
Depreciation and amortization................       3,812             952         1,647          489          250         2,112
                                                  =======          ======       =======      =======      =======        ======

                                                 MARKETING
                                               AND RECYCLING
                                                  OF FOOD                        TOTAL
                                                 PRODUCTS      ELIMINATIONS   CONSOLIDATED
                                               -------------   ------------   ------------
Income statement data:
  Revenues:
    Unaffiliated customers...................     88,019                       1,028,487
    Inter segment............................                    (40,526)
                                                  ------         -------       ---------
      Total revenues.........................     88,019         (40,526)      1,028,487
                                                  ======         =======       =========
  Segment results............................      2,809            (345)        109,667
                                                  ======         =======
  Unallocated general expenses...............                                      1,601
                                                                               ---------
  Operating income...........................                                    108,066
  Financial income -- net....................                                      7,950
  Other expenses -- net......................                                     (4,016)
  Taxes on income............................                                    (45,267)
                                                                               ---------
  Income after taxes on income...............                                     66,733
  Share in profits of associated companies...                                      1,206
  Minority interests in losses of
    subsidiaries.............................                                        584
                                                                               ---------
  Net income.................................                                     68,523
                                                                               =========
Other data:
  Segment assets.............................     40,109            (108)        619,231
                                                  ======         =======
  Investments in associated
    companies -- presented by the equity
    method...................................                                     27,295
  Assets not allocated between the
    segments.................................                                    117,535
                                                                               ---------
      Total consolidated assets..............                                    764,061
                                                                               =========
Segment liabilities..........................      8,249                         494,247
                                                  ======
Liabilities not allocated between the
  segments...................................                                     43,316
                                                                               ---------
      Total consolidated liabilities.........                                    537,563
                                                                               =========
Capital expenditure..........................          7                          20,768
                                                  ======                       =========
Depreciation and amortization................        222                           9,484
                                                  ======                       =========

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 18 -- BUSINESS AND GEOGRAPHICAL SEGMENTS -- (CONTINUED):
     6) Business segment information for 2001 (convenience translation into U.S. dollars):

                                                                                                                  TECHNOLOGIES
                                                                                           SEMI                       AND
                                           COMMUNICATIONS   CONSTRUCTION   INDUSTRIAL   CONDUCTORS   CONSULTING    INVESTMENT
                                           --------------   ------------   ----------   ----------   ----------   ------------
Income statement data:
  Revenues:
    Unaffiliated customers...............      91,211           6,328        34,755       60,399          925         3,587
    Inter segment........................          14             730         2,679                     5,075
                                               ------          ------        ------       ------       ------        ------
      Total revenues.....................      91,225           7,058        37,434       60,399        6,000         3,587
                                               ======          ======        ======       ======       ======        ======
  Segment results........................      13,980             220         2,377        6,446          480        (1,024)
                                               ======          ======        ======       ======       ======        ======
  Unallocated general expenses...........
  Operating income.......................
  Financial income -- net................
  Other expenses -- net..................
  Taxes on income........................
  Income after taxes on income...........
  Share in profits of associated
    companies............................                                                                 253
                                                                                                       ======
  Minority interests in losses of
    subsidiaries.........................
  Net income.............................
Other data:
  Segment assets.........................      52,361          10,763         9,019       33,009          298        16,008
                                               ======          ======        ======       ======       ======        ======
  Investments in associated companies --
    presented by the equity method.......                                                               5,723
                                                                                                       ======
  Assets not allocated between the
    segments.............................
      Total consolidated assets..........
Segment liabilities......................      38,522           5,192         5,806       29,854       21,480         1,054
                                               ======          ======        ======       ======       ======        ======
Liabilities not allocated between the
  segments...............................
      Total consolidated liabilities.....
Capital expenditure......................         204             348           405          394          477         2,526
                                               ======          ======        ======       ======       ======        ======
Depreciation and amortization............         799             200           345          103           52           443
                                               ======          ======        ======       ======       ======        ======

                                             MARKETING
                                           AND RECYCLING
                                              OF FOOD                        TOTAL
                                             PRODUCTS      ELIMINATIONS   CONSOLIDATED
                                           -------------   ------------   ------------
Income statement data:
  Revenues:
    Unaffiliated customers...............     18,456                        215,661
    Inter segment........................                     (8,498)
                                              ------          ------        -------
      Total revenues.....................     18,456          (8,498)       215,661
                                              ======          ======        =======
  Segment results........................        589             (72)        22,996
                                              ======          ======
  Unallocated general expenses...........                                       335
                                                                            -------
  Operating income.......................                                    22,661
  Financial income -- net................                                     1,667
  Other expenses -- net..................                                      (842)
  Taxes on income........................                                    (9,492)
                                                                            -------
  Income after taxes on income...........                                    13,994
  Share in profits of associated
    companies............................                                       253
  Minority interests in losses of
    subsidiaries.........................                                       122
                                                                            -------
  Net income.............................                                    14,369
                                                                            =======
Other data:
  Segment assets.........................      8,410             (23)       129,845
                                              ======          ======
  Investments in associated companies --
    presented by the equity method.......                                     5,723
  Assets not allocated between the
    segments.............................                                    24,646
                                                                            -------
      Total consolidated assets..........                                   160,214
                                                                            =======
Segment liabilities......................      1,730                        103,638
                                              ======
Liabilities not allocated between the
  segments...............................                                     9,082
                                                                            -------
      Total consolidated liabilities.....                                   112,720
                                                                            =======
Capital expenditure......................          1                          4,355
                                              ======                        =======
Depreciation and amortization............         47                          1,989
                                              ======                        =======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 18 -- BUSINESS AND GEOGRAPHICAL SEGMENTS -- (CONTINUED):

     7) Business segment information for 2000 (adjusted NIS):

                                                                                                               TECHNOLOGIES
                                                                                                                   AND
                                    COMMUNICATIONS   CONSTRUCTION   INDUSTRIAL   SEMICONDUCTORS   CONSULTING    INVESTMENT
                                    --------------   ------------   ----------   --------------   ----------   ------------
Income data:
  Revenues:
    Unaffiliated customers........     593,033          35,852       147,013         90,353          3,260        15,046
    Inter segments................          56           7,674         1,985                        15,116
                                       -------          ------       -------         ------         ------        ------
      Total revenues..............     593,089          43,526       148,998         90,353         18,376        15,046
                                       =======          ======       =======         ======         ======        ======
  Segment results.................      61,320           5,209        13,507          7,973          4,073        (7,792)
                                       =======          ======       =======         ======         ======        ======
  Unallocated general expenses....
  Operating income................
  Financial income -- net.........
  Other income -- net.............
  Taxes on income.................
  Income after taxes on income....
  Share in profits of associated
    companies.....................                                                                   6,479
                                                                                                    ======
  Minority interests in losses of
    subsidiaries..................
  Net income......................
Other data:
  Segment assets..................     233,534          91,191        33,691         15,695          2,422        84,308
                                       =======          ======       =======         ======         ======        ======
  Investments in associated
    companies -- presented by the
    equity method.................                                                                  30,994
                                                                                                    ======
  Assets not allocated between the
    segments......................
      Total consolidated assets...
  Segment liabilities.............     208,639          40,403        16,958         12,718         31,952         5,224
                                       =======          ======       =======         ======         ======        ======
  Liabilities not allocated
    between the segments..........
      Total consolidated
        liabilities...............
  Capital expenditure.............       4,782           1,087         4,309            721          2,053         8,341
                                       =======          ======       =======         ======         ======        ======
  Depreciation and amortization...       2,959           1,492         1,649            223            123         1,001
                                       =======          ======       =======         ======         ======        ======


                                                                  TOTAL
                                    MARKETING   ELIMINATIONS   CONSOLIDATED
                                    ---------   ------------   ------------
Income data:
  Revenues:
    Unaffiliated customers........   29,818                      914,375
    Inter segments................                (24,831)
                                     ------       -------
      Total revenues..............   29,818       (24,831)       914,375
                                     ======       =======        =======
  Segment results.................    1,109                       85,399
                                     ======
  Unallocated general expenses....                                 1,075
                                                                 -------
  Operating income................                                84,324
  Financial income -- net.........                                 6,012
  Other income -- net.............                                 7,289
  Taxes on income.................                               (29,284)
                                                                 -------
  Income after taxes on income....                                68,341
  Share in profits of associated
    companies.....................                                 6,479
  Minority interests in losses of
    subsidiaries..................                                 1,967
                                                                 -------
  Net income......................                                76,787
                                                                 =======
Other data:
  Segment assets..................    9,632                      470,473
                                     ======                      =======
  Investments in associated
    companies -- presented by the
    equity method.................                                30,994
                                                                 =======
  Assets not allocated between the
    segments......................                                28,819
                                                                 -------
      Total consolidated assets...                               530,286
                                                                 =======
  Segment liabilities.............    3,212                      319,106
                                     ======
  Liabilities not allocated
    between the segments..........                                27,775
                                                                 -------
      Total consolidated
        liabilities...............                               346,881
                                                                 =======
  Capital expenditure.............       95                       21,388
                                     ======                      =======
  Depreciation and amortization...    1,215                        8,662
                                     ======                      =======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 18 -- BUSINESS AND GEOGRAPHICAL SEGMENTS -- (CONTINUED):

     b.  GEOGRAPHICAL SEGMENTS:

       1) Sales by geographical area:

          Following are data regarding Group's consolidated sales by geographical area based on the location of customers):

                                                                     YEAR ENDED DECEMBER 31
                                                             --------------------------------------
                                                              2000       2001            2001
                                                             -------   ---------   ----------------
                                                                                     CONVENIENCE
                                                                                   TRANSLATION INTO
                                                                ADJUSTED NIS         U.S. DOLLARS
                                                             -------------------   ----------------
                                                                         (IN THOUSANDS)
           Israel..........................................  893,511     936,574       196,388
           Other...........................................   20,864      91,913        19,273
                                                             -------   ---------       -------
                                                             914,375   1,028,487       215,661
                                                             =======   =========       =======

       2) Assets and additions to fixed assets and intangible assets by geographical area

          Following are data reflecting the carrying value of segment assets and additions to fixed assets and intangible assets by geographical area in which the assets are located:

                                            CARRYING VALUE OF                ADDITIONS TO FIXED ASSETS
                                                  ASSETS                       AND INTANGIBLE ASSETS
                                    ----------------------------------   ----------------------------------
                                               DECEMBER 31                     YEAR ENDED DECEMBER 31
                                    ----------------------------------   ----------------------------------
                                      2000       2001         2001         2000       2001         2001
                                    --------   --------   ------------   --------   --------   ------------
                                                          CONVENIENCE                          CONVENIENCE
                                                          TRANSLATION                          TRANSLATION
                                    ADJUSTED   ADJUSTED       INTO       ADJUSTED   ADJUSTED       INTO
                                      NIS        NIS      U.S. DOLLARS     NIS        NIS      U.S. DOLLARS
                                    --------   --------   ------------   --------   --------   ------------
                                                                (IN THOUSANDS)
           Israel.................  526,223    650,644      136,432       21,305     13,361       2,802
           Other..................    4,062    108,639       22,780          104      8,509       1,784
                                    -------    -------      -------       ------     ------       -----
                                    530,285    759,283      159,212       21,409     21,870       4,586
                                    =======    =======      =======       ======     ======       =====

     c.  MAJOR CUSTOMERS:

        Sales to major customers that represent more than 10% of the Group's revenues:

                                                                YEAR ENDED DECEMBER 31
                                                -------------------------------------------------------
                                                       2000                         2001
                                                -------------------   ---------------------------------
                                                                                 CONVENIENCE
                                                                                 TRANSLATION
                                                ADJUSTED     % OF     ADJUSTED    INTO U.S.      % OF
                                                  NIS      TURNOVER     NIS        DOLLARS     TURNOVER
                                                --------   --------   --------   -----------   --------
                                                                    (IN THOUSANDS)
        Sales to major customers that
          represent more than 10% of the
          Group's turnover:
          Customer A* -- communications
             segment..........................  576,348      43.3     279,396      58,586       27.16
                                                =======      ====     =======      ======       =====
          Customer B -- semi-conductors.......   62,090      12.8     204,434      42,867       19.90
                                                =======      ====     =======      ======       =====
          Customer C -- semi-conductors.......   89,100      14.8
                                                =======      ====

---------------

     * With respect to the termination of the agreement in 2002, with Customer A -- YES, see note 11a(1).

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 18 -- BUSINESS AND GEOGRAPHICAL SEGMENTS -- (CONTINUED):

     d.  BUSINESS SEGMENT INFORMATION FOR 1999:

                                                                        ADJUSTED
                                                                          NIS
                                                                      IN THOUSANDS
                                                                      ------------
        1) Revenues:
             Engineering............................................    581,200
             Consulting and management..............................     49,763
             Technology and industry................................     33,989
             Less -- Inter-segment revenues.........................     46,787
                                                                        -------
                Total sales.........................................    618,165
                                                                        =======
             Including revenues from outside Israel.................      6,834
                                                                        =======
             Including revenues from major customers................    374,968
                                                                        =======
        2) Operating income (loss):
             Engineering............................................     66,293
             Consulting and management..............................      2,992
             Technology and industry................................     (1,678)
                                                                        -------
                Total operating income..............................     67,607
             Financial expenses -- net..............................        276
             Other income -- net....................................      1,086
                                                                        -------
             Income before taxes on income..........................     68,417
                                                                        =======
        3) Assets:
             Engineering............................................    207,831
             Consulting and management..............................     32,155
             Technology and industry................................    134,287
                                                                        -------
                                                                        374,273
             Less -- inter-segment transactions.....................     37,337
                                                                        -------
             Total underlying assets................................    336,936
             General assets.........................................     28,088
                                                                        -------
             Total assets...........................................    365,024
                                                                        =======
        4) Depreciation and amortization:
             Engineering............................................      6,886
             Consulting and management..............................      2,125
             Technology and industry................................        623
                                                                        -------
                                                                          9,634
                                                                        =======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 18 -- BUSINESS AND GEOGRAPHICAL SEGMENTS -- (CONTINUED):


                                                                        ADJUSTED
                                                                          NIS
                                                                      IN THOUSANDS
                                                                      ------------
        5) Capital expenditure:
             Engineering............................................      7,851
             Consulting and management..............................     11,102
             Technology and industry................................      1,319
                                                                        -------
                                                                         20,272
                                                                        =======

NOTE 19 -- LIABILITIES AND GUARANTEES SECURED BY PLEDGES:

     a. Specific pledges are registered on the vehicles of the Company and of some of the investee companies in favor of the leasing company, in accordance with the lease agreement. These vehicles are not registered in the names of the companies.

     b. All securities and deposits, of whatever type, that are and that shall be placed with certain banks and any other deposit in respect of and in relation to the securities and deposits of the Company and the investee companies, are pledged, under specific pledges, in favor of banks. The total amount of deposits and securities as of December 31, 2001 is adjusted NIS 5,064,000 ($1,062,000).

     c. Contractual rights in respect of real estate in Omer, on which Baran House is located, are pledged in favor of a certain bank as security for a loan. The balance of the loan secured by the pledge as of December 31, 2001 is adjusted NIS 2,604,000 ($ 546,000).

     d. A first-ranking fixed and floating charge in favor of a bank is registered on notes of E.O.D. that were placed with the bank and on all the notes that shall be placed with the bank from time to time.

     e. To secure its liabilities to banks, A.L.D. registered a specific charge on contractual rights relating to real estate and a building, a floating charge on all its production facilities, property, rights and other assets, share capital, goodwill, monies and notes, securities and insurance rights, a fixed charge on a bank account and a fixed charge on all the equipment, materials and property relating to a certain construction project.

     f. To secure its liabilities to banks, Nes-Pan registered a fixed charge on all its rights in real estate. The balance as of balance sheet date of a liability of Nes-Pan to a bank, which is secured by a pledge, is adjusted NIS 52,040,000 ($10,912,000). In addition, Nes-Pan registered a specific charge on certain amounts receivable, in order to secure its liability to a certain bank.

     g. To secure its liability to a certain bank, E.O.D. registered a fixed charge on its outstanding share capital and its goodwill, and a floating charge on its production facilities and its remaining assets. In addition, in order to secure its liabilities to the same bank, E.O.D. registered a specific charge on its engineering equipment and on the current and future insurance rights in respect thereof.

     h. Credit facilities for documentary credits in the total amount of adjusted NIS 761,000 ($ 160,000) have been opened for the subsidiaries of Baran Industries and Baran Inbar Projects (1987) Ltd., in order to secure the liabilities of the subsidiaries to suppliers abroad.

     i. A.A.B. Joint Venture "Nachshonim Project" pledged all its assets in favor of a bank, in order to secure the credit facilities.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 19 -- LIABILITIES AND GUARANTEES SECURED BY PLEDGES -- (CONTINUED):

     j. The balance of the pledged bank guarantees of the Company and of certain subsidiaries is adjusted NIS 38,311,000 ($7,903,000) as of December 31, 2001.

NOTE 20 -- SUBSEQUENT EVENTS (UNAUDITED):

     a.  ACQUISITION OF O2WIRELESS SOLUTIONS INC.

         On February 26, 2002, the Company announced that it had entered into a non-binding letter of intent with o2wireless Solutions Inc. ("o2wireless"). o2wireless, a U.S.-based company, provides comprehensive integrated network solutions to all sectors of the global wireless telecommunications industry.

         On June 5, 2002, the related parties announced the execution of the merger agreement.

         On August 28, 2002, the parties agreed to change the terms of the transaction and announced it.

         In accordance with the merger agreement and Georgia law, o2wireless will merge with and into Baran Acquisition Sub, Inc., a newly formed and wholly owned U.S. subsidiary of the Company. As a result of this merger, the separate corporate existence of o2wireless will cease and the newly formed subsidiary will survive the merger as a wholly owned subsidiary of the Company.

         If the merger is completed, o2wireless stockholders will receive newly issued ordinary shares of the Company. Each share of o2wireless common stock will be converted into the right to receive 0.014919 of the Company's ordinary shares. The aggregate consideration that will be paid to o2wireless stockholders in the merger is approximately 454,952 of the Company's ordinary shares, subject to adjustment. The preceding sentence assumes that all outstanding warrants for 27,937,737 shares of o2wireless common stock will be exercised before the merger. The number of the Company ordinary shares issuable to o2wireless' stockholders in the merger will be proportionately adjusted for any stock split, stock dividend or similar event with respect to the Company ordinary shares or o2wireless common stock effected between the date of the merger agreement and the date of completion of the merger.

         Following are data pertaining to o2 wireless:

                                                               DECEMBER 31
                                                             ----------------    JUNE 30,
                                                              2000      2001       2002
                                                             -------   ------   -----------
                                                               (UNAUDITED)      (UNAUDITED)
                                                             ----------------   -----------
                                                              (U.S. DOLLARS IN THOUSANDS)
        Current assets.....................................   82,177   50,735     31,253
        Non current assets.................................   34,053   33,042      2,555
                                                             -------   ------     ------
                                                             116,230   83,777     33,808
                                                             =======   ======     ======
        Current liabilities................................   37,090   23,881     32,112
        Long-term liabilities..............................    5,465    8,199        429
                                                             -------   ------     ------
                                                              42,555   32,080     32,541
        Shareholders' equity...............................   73,675   51,697      1,267
                                                             -------   ------     ------
                                                             116,230   83,777     33,808
                                                             =======   ======     ======

         On June 5, 2002, as part of the merger transaction, Baran Acquisition Sub, Inc. ("Baran Sub"), a wholly owned subsidiary of the Company, entered into a working capital loan agreement with o2wireless. In the loan agreement, Baran Sub agreed to provide working capital advances to

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 20 -- SUBSEQUENT EVENTS (UNAUDITED) -- (CONTINUED):

         o2wireless subject to conditions and covenants imposed on o2wireless, and provided that the representations and warranties of o2wireless given in the loan agreement remain true and correct on the date of each advance to o2wireless by Baran Sub.

         The loan is linked to the U.S. dollar and bears interest of Libor + 2%. The time of repayment has not been set yet.

         Baran Sub extended the first advance on June 6, 2002, immediately following the execution of the loan agreement and the merger agreement, in the amount of $5,000,000, which was evidenced by a working capital note. The loan is included in the "investments and long-term receivables" in the balance sheet. In addition, and provided that no event of default has occurred, Baran Sub has agreed to advance to o2wireless the following:

         No later than the date o2wireless files its Form 10-Q for the quarter ended June 30, 2002 on August 15, 2002, the lesser of (x) $3,000,000 or
         (y) the amount of o2wireless loss (as defined below) for the quarter ended June 30, 2002, and if the loan agreement is in effect as of the later of the date o2wireless files its Form 10-Q for the quarter ended September 30, 2002 or November 15, 2002, at its discretion, an amount equal to the o2wireless loss for the quarter ended September 30, 2002.

         "Loss" is defined in the loan agreement as the Company's consolidated earnings before interest, taxes, depreciation, amortization, non-cash restructuring expenses and any accrued and unpaid management fees due to Baran Sub.

     b.  RELATED PARTIES

         On July 11, 2002, the related parties notified the Company that they are waiving their right to the issue of shares and warrants, as well as to the payment of the unpaid bonuses, as described in note 11(a)(9).

     c. On April 24, 2002, a supplier filed a claim with the Magistrate's Court in Tel-Aviv against a proportionately consolidated company, the Company's share in which is 46.5%. Under the claim, the proportionately consolidated company and another company are required to pay the supplier approximately NIS 711,000 in respect of an alleged breach of an agreement for the provision of manpower services. At this stage, the proportionately consolidated company is yet to submit a letter of defense and its legal counsel is unable to estimate the chances of the claim. Accordingly, no provision was made in the financial statements in respect of this claim.

     d. On May 2, 2002, a suit was filed against Meissner-Baran, a proportionately consolidated company owned 46.5% by Baran, in the Tel-Aviv District Court by one of its customers. The proportionately consolidated company, together with four other parties including the company's insurer, are being sued for the payment of approximately NIS
         8.9 million by the customer for damages allegedly caused with regard to the installation of equipment on April 22, 1999. The claim was submitted to the proportionately consolidated company's insurer who has forwarded the matter to be handled by legal counsel of the insurer. The insurer and the proportionately consolidated company have not yet filed a defense motion. The legal advisors of the insurer and the proportionately consolidated company are unable to estimate the outcome of the suit. Accordingly, no provision for the amount claimed has been included in the financial statements.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 21 -- RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN
           ISRAEL AND IN THE UNITED STATES:

     The Company prepares its financial statements in accordance with Israeli GAAP. As applicable to these financial statements, Israeli GAAP vary in certain respects from U.S. GAAP and as allowed by Item 18 to Form 20-F, as described below:

     a.   Effect of inflation

        In accordance with Israeli GAAP, the Company comprehensively includes the effect of the changes in the general purchasing power of Israeli currency in these financial statements, as described in note 1c. In view of the inflation in Israel, this is considered a more meaningful presentation than financial reporting based on historical cost. The adjustments to reflect the changes in the general purchasing power of Israeli currency have not been reversed in the reconciliation of Israeli GAAP to U.S. GAAP.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 21 -- RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN
           ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

     b. The Company's reconciliation of net income and shareholders' equity between Israeli GAAP and U.S. GAAP pursuant to the reconciliation requirements of Item 18 to Form 20-F are as follows:

                                                                      YEAR ENDED DECEMBER 31,
                                                               --------------------------------------
                                                                 2000       2001           2001
                                                               --------   --------   ----------------
                                                                                       CONVENIENCE
                                                                                     TRANSLATION INTO
                                                                  ADJUSTED NIS         U.S. DOLLARS
                                                               -------------------   ----------------
                                                               (IN THOUSANDS (EXCEPT PER SHARE DATA))
         1) Net income:
               As reported in these financial statements,
                 under Israeli GAAP..........................    76,787     68,523        14,369
               Effect of the treatment of the following items
                 under U.S. GAAP:
                 Restricted shares granted to Group's
                    employees (see i1 below).................    (8,259)   (11,382)       (2,387)
                 Restricted shares granted to non-employees
                    (see i2 below)...........................    (7,866)    (2,990)         (627)
                 Goodwill amortization (see j below).........                  146            31
                 Derivative instruments and embedded
                    derivatives (see k below)................                  224            47
                 Issuance of shares and capital notes by a
                    development stage subsidiary (see l
                    below)...................................      (407)       402            84
                 Inclusion of a proportionately consolidated
                    company's data (see m below).............        21     (1,739)         (365)
                 Litigation settlement with YES (see o
                    below)...................................               (2,643)         (554)
                 Translation of subsidiary financial
                    statements (see n).......................                 (208)          (44)
                 Potential dilution in the Company's share
                    holding in associated companies as a
                    result of convertible securities issued
                    by them (see p below)....................       179        (54)          (11)
                 Change in Company's ownership in A.L.D. (see
                    q below).................................    (6,139)
                 Tax effect on the above U.S. GAAP
                    adjustments..............................     7,447      5,122         1,074
                 Income taxes with respect to:
                    Investments in associated and
                      proportionately consolidated companies
                      (see r1 below).........................    (2,189)       361            76
                    Benefit resulting from exercise of
                      employee and non-employee stock based
                      awards (see r2 below)..................    (5,443)    (2,343)         (491)
                 Company's share in Israeli -- U.S. GAAP
                    differences relating to associated
                    companies (see s below)..................      (396)      (542)         (114)
                                                               --------   --------        ------
               Net income under U.S. GAAP -- carried
                 forward.....................................    53,735     52,877        11,088

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 21 -- RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN
           ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

                                                                      YEAR ENDED DECEMBER 31,
                                                               --------------------------------------
                                                                 2000       2001           2001
                                                               --------   --------   ----------------
                                                                                       CONVENIENCE
                                                                                     TRANSLATION INTO
                                                                  ADJUSTED NIS         U.S. DOLLARS
                                                               -------------------   ----------------
                                                               (IN THOUSANDS (EXCEPT PER SHARE DATA))
         Net income under U.S. GAAP -- brought forward.......    53,735     52,877        11,088
         Other comprehensive income:
           Gain on issuance of shares and capital notes by a
              development stage subsidiary (net of tax effect
              in an amount of adjusted NIS 3,668,000)........     6,531
           Gain on issuance of shares by A.L.D. (net of tax
              effect in an amount of adjusted NIS
              2,210,000).....................................     3,929
           Differences from translation of foreign currency
              financial statements of a subsidiary and a
              proportionately consolidated company...........       (43)       862           193
                                                               --------   --------        ------
         Comprehensive income under U.S. GAAP................    64,152     53,739        11,281
                                                               ========   ========        ======
         Earnings per share -- under U.S. GAAP:
           Basic.............................................      7.75       7.56          1.59
                                                               ========   ========        ======
           Diluted...........................................      7.32       6.99          1.47
                                                               ========   ========        ======

                                                                  NUMBER OF SHARES (IN THOUSANDS)
           Weighted average number of shares issued and
              outstanding -- net of Company's shares held by
              subsidiaries used in computation of basic
              earnings per share.............................     6,933      6,997         6,997
           Add:
              Restricted shares, net.........................       408        568           568
                                                               --------   --------        ------
              Weighted average number of shares used in
                computation of diluted earnings per share....     7,341      7,565         7,565
                                                               ========   ========        ======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 21 -- RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN
           ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

                                                                                 DECEMBER 31
                                                                       --------------------------------
                                                                        2000      2001         2001
                                                                       -------   -------   ------------
                                                                                           CONVENIENCE
                                                                                           TRANSLATION
                                                                                               INTO
                                                                         ADJUSTED NIS      U.S. DOLLARS
                                                                       -----------------   ------------
                                                                                (IN THOUSANDS)
         2) Shareholders' equity:
              As reported in these financial statements, under
                Israeli GAAP.........................................  183,405   219,454      46,017
              Effect of the treatment of the following items under
                U.S. GAAP:
                Goodwill amortization (see j below)..................                146          31
                Derivative instruments and embedded derivatives (see
                   k below)..........................................                224          47
                Issuance of shares and capital notes by a development
                   stage subsidiary (see l below)....................    9,796    10,198       2,139
                Inclusion of a proportionately consolidated company's
                   data (see m below)................................      (10)     (983)       (206)
                Litigation settlement with YES
                   (see o below).....................................             (2,643)       (554)
                Potential dilution in the Company's shareholding in
                   associated companies as a result of stock options
                   and convertible securities issued by them (see p
                   below)............................................      179       125          26
                Tax effect on the above U.S. GAAP adjustments........   (3,433)   (2,563)       (537)
                Income tax with respect to investments in associated
                   and proportionately consolidated companies (see
                   r.1 below)........................................   (2,674)   (2,313)       (485)
                Tax effect in respect of stock options and restricted
                   shares awards (see r.1 below).....................   10,589    13,977       2,929
                Company's share in Israeli -- U.S.
                   GAAP differences relating to associated companies
                   (see s below).....................................     (989)   (1,442)       (302)
                                                                       -------   -------      ------
              Shareholders' equity under U.S. GAAP...................  196,863   234,180      49,105
                                                                       =======   =======      ======

     c.  Proportionate consolidation

       Under Israeli GAAP, joint ventures and jointly controlled companies are accounted for using the proportionate consolidation method. Under U.S. GAAP, investments in joint ventures and in jointly controlled companies are accounted for by the equity method. Proportionate consolidation, however, is permitted by the reconciliation requirements of item 18 to Form 20-F, provided that the joint ventures or the jointly controlled companies are operating entities, the significant financial and operating policies of which are, by contractual agreement, jointly controlled by all parties having an equity interest in these entities, and provided that summarized financial data are given. These data are presented in note 2c.

     d.  Earnings per share (EPS)

       Israeli GAAP relating to computation of EPS are described in note 1r.

       As applicable to the Company, the main difference between Israeli GAAP and U.S. GAAP methods of EPS computation is that the Company's restricted nonvested contingent returnable shares taken into account in the computation of basic EPS in Israel, whereas in the United States, in computing basic EPS, only the weighted average number of Company's unrestricted shares actually outstanding in the reported year is taken into account, and restricted shares are included in the computation of

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 21 -- RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN
           ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

       diluted EPS. Another difference is that under U.S. GAAP separate presentation of basic and diluted EPS is required as long as they are not identical, while, under Israeli GAAP, such separate presentation is only required if the difference between basic and diluted EPS is in excess of 5%.

     e.  Reporting comprehensive income

       U.S. GAAP require reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The purpose of reporting comprehensive income is to report a measure of all changes in equity of an enterprise during a period from transactions and other events from non-owner sources (i.e. all changes in equity except those resulting from investments by owners and distributions to owners). With respect to the Company, in addition to net income, other comprehensive income represents issuance of shares and capital notes by a development stage subsidiary, issuance of an associated company and differences from translation of foreign currency financial statements of a subsidiary and a proportionately consolidated company (see also l, m and n below). Israeli GAAP does not contain such a requirement.

     f.  Segment reporting

       Under Israeli GAAP, as noted in note 18, the Company reports segment information based on its "business segments". Business segment is defined as a distinguishable component of an enterprise that is engaged in providing an individual product or service or group of related products and services and that is subject to risks and returns that are different from those of other business segments. Accordingly, and as presented in the Company's Israeli GAAP financial statements, the Company's business segments, as of 2001, are based on seven business activities which are comprised of its six operating divisions, plus the separation of its technology division into two business segments: technology and marketing and recycling of food products.

       According to U.S. GAAP, under FAS 131, segment reporting is based on "Operating Segments". Operating segment is defined as a component of an enterprise that engages in business activities from which it may earn revenues and incur expenses, has its operating results regularly reviewed by the enterprise's chief operating decision maker, and for which discrete financial information is available. This concept, the "management approach", corresponds with the Company's internal reporting. Accordingly, under FAS 131, the Company's operating segment for 2001 are based only on its six operating divisions (hence, the technology and marketing and recycling of food products are considered as one operating segment).

     g.  Statements of cash flows

       Under Israeli GAAP, cash flows relating to investments in, and proceeds from the sale of marketable securities classified as trading securities, are classified as investing activities in the statements of cash

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 21 -- RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN
           ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

       flows, while under U.S. GAAP, these items should be classified as operating activities. Consequently, the operating activities and investing activities under U.S. GAAP would be as follows:

                                                                      YEAR ENDED DECEMBER 31
                                                               ------------------------------------
                                                                2000      2001           2001
                                                               -------   -------   ----------------
                                                                                     CONVENIENCE
                                                                                   TRANSLATION INTO
                                                                 ADJUSTED NIS        U.S. DOLLARS
                                                               -----------------   ----------------
                                                                          (IN THOUSANDS)
        Net cash provided by operating activities...........    65,217   156,898        32,480
                                                               =======   =======        ======
        Net cash used in investing activities...............   (24,685)  (34,927)        7,324
                                                               =======   =======        ======

     h.  LIABILITY FOR EMPLOYEE RIGHTS UPON RETIREMENT, NET OF AMOUNT FUNDED

       Under Israeli GAAP, amounts funded with severance pay funds and managerial insurance policies are deducted from the related severance pay liability. In addition, under Israeli GAAP, the income from such funds is offset against severance pay expenses.

       Under U.S. GAAP, the amounts funded as above should be presented as a long-term investment included among the Company's assets. Also, under U.S. GAAP income from severance pay funds and severance pay expenses are presented at their gross amounts (see also note 10d and e).

     i.  RESTRICTED SHARES GRANTED TO EMPLOYEES AND NON-EMPLOYEES OF THE GROUP:

       1) Restricted shares granted to the Group employees

          Under Israeli GAAP, the Company has not recognized any compensation charge for its employee restricted share awards.

          Under U.S. GAAP, as permitted by FAS 123 "Accounting for Stock Based Compensation", the company accounts for the awards using the accounting treatment prescribed by Accounting Principle Board Opinion No. 25-"Accounting for Stock Issued to Employees" (APB 25), i.e. using the intrinsic-value-based method of accounting. The restricted shares value was determined based on the market price of the Company shares on the date of grant, and was recorded as unearned compensation, which is being amortized ratably over the applicable restricted share vesting period.

          In addition, under Israeli GAAP, dividends paid with respect to such restricted shares are credited to retained earnings (i.e. identical to the treatment of dividends with respect to ordinary shares), while under U.S. GAAP, such dividends are charged to income as part of the compensation expenses relating to the awards.

          Compensation expenses relating to such awards granted to employees for the year ended 2000 and 2001 were approximately adjusted NIS 8,259,000 and adjusted NIS 11,382,000 ($2,387,000), respectively. Since the Company's awards are in a form of restricted shares, compensation expenses calculated under the intrinsic value method are also reflecting compensation expenses using the fair value method. Accordingly, no pro forma information, as prescribed by FAS 123, has been given in these financial statements.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 21 -- RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN
           ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

       2) Restricted shares granted to non-employees

          Under Israeli GAAP, the Company has not recognized any compensation charge for restricted shares granted to non-employees.

          Under U.S. GAAP, the Company is required to measure compensation expense with respect to such awards granted to non-employees based on the fair value model, under the provisions of FAS 123 and EITF 96-18 ("Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services").

          In addition, under Israeli GAAP, dividends paid with respect to such restricted shares are credited to retained earnings (i.e. identical to the treatment of dividends with respect to ordinary shares), which under U.S. GAAP, such dividends are charged to income as part of the compensation expenses relating to the awards.

          Compensation expenses relating to such awards granted to non-employees were adjusted NIS 7,866,000 which regard to related parties, and adjusted NIS 2,990,000 ($627,000) (including 2,943,000 which regard to related parties), for the years ended December 31, 2000 and 2001, respectively.

     j.  GOODWILL AMORTIZATION

       Under Israeli GAAP, goodwill arising from business combinations accounted for by the purchase method, is generally amortized in equal annual installment over a period of 10 years. Under U.S. GAAP, according to the provisions of FAS 141 and FAS 142, goodwill arising on business combinations initiated after June 30, 2001 is not amortized. See also t(1) below.

     k.  DERIVATIVE INSTRUMENTS AND EMBEDDED DERIVATIVES

       Under Israeli GAAP, as noted in note 16c, the Group accounts for certain derivative instruments as hedging instruments.

       Under U.S. GAAP, as of January 1, 2001, the Group applied FAS 133 "Accounting for Derivative Instruments and Hedging Activities", as amended by FAS 137 and FAS 138. Under the provisions of FAS 133, the Group's derivative instruments do not qualify for hedge accounting.

       In addition, under U.S. GAAP, certain contracts contain embedded derivative instruments. Such embedded derivatives are separated under U.S. GAAP from the host contracts and accounted for as derivative instruments pursuant to FAS 133. Israeli GAAP does not contain such separation and measurement requirements.

     l.   ISSUANCE OF SHARES AND CAPITAL NOTES BY A DEVELOPMENT STAGE SUBSIDIARY
          (TPS)

       TPS is mainly financed by funds from all of its shareholders, through capital notes. These capital notes are linked to the Israeli CPI and bear 4% annual interest. No repayment date exists with respect to such notes. Under the terms of the agreement of the capital notes any repayment of amounts related to the capital note arrangements, including adjustments for CPI and interest, requires a majority shareholder vote and is required to be paid pro rata in proportion to the existing shareholders' common stock interests at time of repayment. Accordingly, repayment of the capital notes and any interest is at the sole discretion of Baran, the majority owner.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 21 -- RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN
           ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

       Under Israeli GAAP, total proceeds from such issuance were allocated to the shares issued based on the par value, while the balance was allocated to the capital notes. Interest expenses were recorded with respect to such notes. Under U.S. GAAP, due to the capital notes terms and conditions, as described above, the total proceeds from the issuance of shares and capital notes are reflected as minority interests in Baran Group's consolidated financial statements. Accordingly, interest expenses and credits to minority interest recorded under Israeli GAAP must be reversed for U.S. GAAP purposes.

       In addition, under Israeli GAAP, an investor gain resulting from share issuance made by a development stage investee, is deferred and recognized in income over a period of 3 years or in an amount equal to the investor's share in the investee losses, based on the higher amount, on a cumulative basis. Under the U.S. GAAP, according to Staff Accounting Bulletin (SAB) Topic 5H, the entire gain is credited in the investor's financial to Baran Group consolidated financial statements directly to capital surplus at the said transaction date.

       Based on the above, hereunder is a table which summarizes the effects of TPS's transactions relating to the issuance of shares and capital notes in 2000 as described in note 2 -- on the Company's consolidated financial statements under Israeli GAAP and U.S. GAAP:

                                                                       YEAR ENDED DECEMBER 31
                                                                 ----------------------------------
                                                                  2000     2001          2001
                                                                 ------   ------   ----------------
                                                                                     CONVENIENCE
                                                                                   TRANSLATION INTO
                                                                  ADJUSTED NIS       U.S. DOLLARS
                                                                 ---------------   ----------------
                                                                           (IN THOUSANDS)
        Income statement data:
          As reported under Israeli GAAP:
             Financial income, net.............................   6,012    7,950        1,667
                                                                 ======   ======        =====
             Other income (expenses), net......................   7,289   (4,016)        (842)
                                                                 ======   ======        =====
             Taxes on income...................................  29,284   45,267        9,492
                                                                 ======   ======        =====
             Minority interests in losses of subsidiaries,
               net.............................................   1,967      584          122
                                                                 ======   ======        =====
          Under U.S. GAAP:
             Financial income, net.............................   6,479    8,668        1,818
                                                                 ======   ======        =====
             Other income (expenses), net......................   6,621   (4,016)        (842)
                                                                 ======   ======        =====
             Taxes on income...................................  29,044   45,267        9,492
                                                                 ======   ======        =====
             Minority interests in losses of subsidiaries,
               net.............................................   1,761      268           55
                                                                 ======   ======        =====
          Difference between Israeli and U.S. GAAP:
             Increase in financial income, net from reversal of
               interest expense................................     467      718          150
          Reduction in other income (expense) from reversal of
             SAB 51 gain.......................................    (668)
             Reduction in minority interest in losses of
               subsidiaries, net...............................    (206)    (316)         (66)
                                                                 ------   ------        -----
             Adjustment "l" reflected in U.S. GAAP
               reconciliation..................................    (407)     402           84
                                                                 ======   ======        =====

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 21 -- RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN
           ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

                                                                           DECEMBER 31
                                                               ------------------------------------
                                                                2000      2001           2001
                                                               -------   -------   ----------------
                                                                                     CONVENIENCE
                                                                                   TRANSLATION INTO
                                                                 ADJUSTED NIS        U.S. DOLLARS
                                                               -----------------   ----------------
                                                                          (IN THOUSANDS)
        Balance sheet data:
          As reported under Israeli GAAP:
             Capital notes issued to minority shareholders of
               a subsidiary..................................   17,922    18,655         3,912
             Minority's share in TPS's capital deficiency....   (2,639)   (4,682)         (982)
                                                               -------   -------        ------
             Capital notes issued to minority shareholders of
               a subsidiary, net.............................   15,283    13,973         2,930
                                                               =======   =======        ======
             Shareholders' equity:
               Capital surplus...............................   54,993    54,993        11,531
                                                               =======   =======        ======
               Retained earnings.............................  117,821   153,729        32,235
                                                               =======   =======        ======
          Under U.S. GAAP:
             Capital notes issued to minority shareholders of
               a subsidiary..................................       --        --            --
                                                               =======   =======        ======
             Minority's share in TPS's capital...............   23,409    22,429         4,703
                                                               =======   =======        ======
             Shareholders' equity:
               Capital surplus...............................   61,524    61,524        12,901
                                                               =======   =======        ======
               Retained earnings.............................  117,655   153,964        32,284
                                                               =======   =======        ======

        Difference between Israeli and U.S. GAAP in
          shareholders' equity:
          Adjustment "l" reflected in U.S. GAAP
             adjustments.....................................    9,796    10,198         2,139
          Included in tax effect of U.S. GAAP adjustments....    3,431     3,432           720
                                                               -------   -------        ------
                                                                 6,365     6,766         1,419
                                                               =======   =======        ======

     m. Inclusion of data for a proportionately consolidated company (Meissner Baran)

       Under Israeli GAAP, the financial data of Meissner-Baran, included by the proportionate consolidation method in the Company's consolidated financial statements, is based on Meissner-Baran's financial statements prepared in adjusted NIS, under the provisions of Opinion No. 36 of the Israeli Institute.

       Under U.S. GAAP, according to the provisions of FAS 52 the functional currency of Meissner-Baran is the U.S. dollar. Accordingly, the financial data of Meissner Baran included in the Company's consolidated financial statements, for U.S. GAAP purposes, are remeasured from local currency
       (NIS) into its functional currency (U.S. dollar) using historical exchange rates.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 21 -- RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN
           ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

     Following are data pertaining to Meissner Baran, based upon the Company's percentage of holding, as presented in the Company's consolidated financial statements and the respective remeasured data under U.S. GAAP:

                                                                           DECEMBER 31
                                                               -----------------------------------
                                                                2000        2001          2001
                                                               ------   ------------   -----------
                                                                                       CONVENIENCE
                                                                                       TRANSLATION
                                                                                        INTO U.S.
                                                                   ADJUSTED NIS          DOLLARS
                                                               ---------------------   -----------
                                                                         (IN THOUSANDS)
    Balance sheet data:
      As reported under Israeli GAAP:
         Current assets......................................  14,876     155,470        32,600
         Fixed assets, net...................................     800       2,176           456
         Other assets, net...................................      44         157            33
                                                               ------     -------        ------
           Total assets......................................  15,720     157,803        33,089
                                                               ======     =======        ======
         Current liabilities.................................  12,622     142,190        29,815
         Long-term liabilities...............................     120         438            92
                                                               ------     -------        ------
           Total liabilities.................................  12,742     142,628        29,907
                                                               ======     =======        ======
      Under U.S. GAAP:
         Current assets......................................  14,877     152,979        32,078
         Fixed assets, net...................................     789       2,285           479
         Other assets, net...................................     652         747           157
                                                               ------     -------        ------
           Total assets......................................  16,318     156,011        32,714
                                                               ======     =======        ======
         Current liabilities.................................  12,621     140,795        29,523
         Long-term liabilities...............................     729       1,024           215
                                                               ------     -------        ------
           Total liabilities.................................  13,350     141,819        29,738
                                                               ======     =======        ======
      Shareholders' equity:
         Israeli GAAP........................................   2,978      15,175         3,182
         U.S. GAAP...........................................   2,968      14,192         2,976
                                                               ------     -------        ------
           Adjustment(m).....................................     (10)       (983)         (206)
                                                               ======     =======        ======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 21 -- RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN
           ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

                                                                     YEAR ENDED DECEMBER 31
                                                               -----------------------------------
                                                                2000     2001           2001
                                                               ------   -------   ----------------
                                                                                    CONVENIENCE
                                                                                  TRANSLATION INTO
                                                                 ADJUSTED NIS       U.S. DOLLARS
                                                               ----------------   ----------------
                                                                         (IN THOUSANDS)
    Statement of income data:
      As reported under Israeli GAAP:
         Total revenues......................................  89,777   288,037        60,398
                                                               ======   =======        ======
         Gross profit........................................  11,665    39,720         8,329
                                                               ======   =======        ======
         Income before taxes on income.......................   9,306    36,974         7,753
                                                               ======   =======        ======
         Net income..........................................   5,895    23,441         4,915
                                                               ======   =======        ======
      Under U.S. GAAP:
         Total revenues......................................  90,348   279,450        58,597
                                                               ======   =======        ======
         Gross profit........................................  11,665    41,082         8,614
                                                               ======   =======        ======
         Income before taxes on income.......................   9,356    35,250         7,391
                                                               ======   =======        ======
         Net income..........................................   5,916    21,702         4,551
                                                               ======   =======        ======
         Difference between Israeli and U.S. GAAP............      21    (1,739)         (365)
                                                               ------   -------        ------
         Adjustment "m" reflected in U.S. GAAP
           reconciliation....................................      21    (1,739)         (365)
                                                               ======   =======        ======

     n. TRANSLATION OF SUBSIDIARY FINANCIAL STATEMENTS

       Under Israeli GAAP, balance sheet and income statement items, of investee companies whose functional currency is other than NIS, are translated by using the exchange rate at balance sheet date. Under U.S. GAAP, balance sheet items are translated using the exchange rate at balance sheet date, while income statement items are translated using the exchange rate at the dates on which these elements are recognized or the weighted average exchange rate for the period.

     o. LITIGATION SETTLEMENT WITH D.B.S. SATELLITE SERVICES (1988) LTD. ("YES") (SEE ALSO NOTE 11(a)(1))

       As the result of a court settlement in February 2002, it was agreed between the Company and YES that YES would be required to pay the Company an amount of adjusted NIS 57,635,000 ($12,085,000), in installments through 2004, which was equal to the original amount of accounts receivable recorded by the Company in the normal course of business, which previously was due immediately. Such amounts have repayment terms in March 2002, 2003 and 2004 and are included adjusted for inflation.

       Under Israeli GAAP, above long-term accounts receivable are recorded at the original amount (on an undiscounted basis).

       Under U.S. GAAP, in light of the above litigation settlement, the Company adjusted its December 31, 2001 accounts receivable recorded in the normal course of business, to its estimated fair value in accordance with APB 21, using a discount rate of 4%, resulting in recognition of a discount to the original accounts receivable of NIS 2,643,000 ($545,000) and an expense in the same amount. The

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 21 -- RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN
           ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

       Company recognizes this discount in income over the repayment period (through December 31, 2004).

     p. POTENTIAL DILUTION IN THE COMPANY'S SHAREHOLDING IN ASSOCIATED COMPANIES AS A RESULT OF CONVERTIBLE SECURITIES ISSUED BY THEM

       According to Israeli GAAP, under the provisions of Opinion 48 of the Israeli institute, an investor company is required to create a provision for losses, which it may incur from the dilution of its holding in associated companies, when the likelihood of the exercise of the exercisable securities is probable. Under U.S. GAAP, such loss is recognized on the exercise date.

     q. CHANGE IN COMPANY'S OWNERSHIP IN A.L.D., RESULTING FROM ADDITIONAL EQUITY RAISED BY A.L.D. AND SUBSEQUENT REPURCHASE OF A.L.D. SHARES MADE BY THE COMPANY

       Under Israeli GAAP, the Company accounts for the decrease in its share holding in an investee, and the subsequent purchases of its shares, within one year, as separate transactions. Accordingly, under Israeli GAAP, as described in note 2b, the Company recognized in 2000 a capital gain in an amount of adjusted NIS 6,139,000, resulting from the decrease in its share holding in A.L.D., and the related tax effect, in an amount of adjusted NIS 2,210,000.

       According to the U.S. Securities and Exchange Commission ("SEC"), Staff Accounting Bulletin (SAB) Topic 5H, gain recognition is not appropriate in situations where subsequent capital transactions are contemplated that raise concerns about the likelihood of the registrant realizing that gain, such as, where reacquisition of shares is contemplated at the time of issuance. Under SAB Topic 5H, repurchases of shares within one year of issuance, will be presumed by the SEC staff to have been contemplated at the date of issuance. Accordingly, under U.S. GAAP, the Company accounted for its net decrease in A.L.D.'s shareholding as an equity transaction and recognized adjusted NIS 3,929,000 (net of the related tax effect in an amount of adjusted NIS 2,210,000) as an addition to capital surplus, in its shareholders' equity.

     r.  INCOME TAXES:

       1) Taxes with respect to investments in associated and proportionately consolidated companies

          As noted in note 1l(2), according to Israeli GAAP, taxes which would apply in the event of disposal of investments in the above mentioned companies have not been provided for, as it is the Company's policy to hold these investments, not to realized them. Under U.S. GAAP, there is no such an exemption, and the Company needs to provide for deferred taxes with respect to the differences between the amounts of the investments in these companies presented in the financial statements and those taken into account for tax purposes.

       2) Tax benefit resulting from exercise of employees stock based awards

          Under Israeli GAAP, the tax benefit resulting from exercise of employees stock based awards is recognized in the statement of income as a reduction of income tax expenses. Under U.S. GAAP, such benefit is credited directly to capital surplus.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 21 -- RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN
           ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

     s. COMPANY'S SHARE IN ISRAELI -- U.S. GAAP DIFFERENCES RELATING TO ASSOCIATED COMPANIES

         Following is a reconciliation of the Company's share in profits of its associated companies as reported under Israeli GAAP, to its share in such profits under U.S. GAAP:

                                                                       YEAR ENDED DECEMBER 31
                                                                  --------------------------------
                                                                  2000    2001          2001
                                                                  -----   -----   ----------------
                                                                                    CONVENIENCE
                                                                                  TRANSLATION INTO
                                                                  ADJUSTED NIS      U.S. DOLLARS
                                                                  -------------   ----------------
                                                                           (IN THOUSANDS)
        Share in profits of associated companies, as reported
          under Israeli GAAP....................................  6,479   1,206         253
        Effect of the treatment of the following items under
          U.S. GAAP:
          Employee stock based awards...........................   (484)   (396)        (83)
          Issuance of shares by a development stage
             subsidiary.........................................    (26)    (89)        (19)
          Tax effect in respect of Israeli --
          U.S. GAAP differences.................................    114     122          25
          Other.................................................           (179)        (37)
                                                                  -----   -----         ---
        Share in profits of associated companies, under U.S.
          GAAP..................................................  6,083     664         139
                                                                  =====   =====         ===

     t.  RECOGNITION OF PROFITS ON BUILDING CONTRACTUAL WORK

         Under Israeli GAAP, profits from contractual work involving the construction of buildings is recognized by the percentage of completion method if the state of completion has reached at least 25% and certain other conditions are met.

         Under U.S. GAAP, a completion rate of 25% is not required in order to commence recognition of such profits, although it is necessary to have the ability to make reliable estimates regarding the stage of completion revenues and costs.

         No quantifiable U.S. GAAP difference exists as of and for the years ended December 31, 2001 and 2002 related to this potential U.S. GAAP difference.

     u.  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT IN THE UNITED STATES:

         1) FAS 141 and FAS 142

            In July 2001, the FASB issued FAS 141, "Business Combinations" and FAS 142, "Goodwill and Other Intangible Assets" which, as applicable to the Company, are effective as from the year 2002, except for acquisitions initiated after June 30, 2001 in respect of which these pronouncements are effective immediately.

            FAS 141 supersedes Accounting Principles Board Opinion ("APB") 16, "Business Combinations". As applicable to the Group, the most significant changes made by FAS 141 are: (1) requiring that the purchase method of accounting be used for all business combinations initiated after June 30, 2001; and (2) establishing specific criteria for the recognition of intangible assets separately from goodwill. FAS 142 supersedes APB 17, "Intangible Assets". As applicable to the Group, the most significant changes made by FAS 142 are: (1) goodwill and intangible assets with indefinite life will not longer be amortized; and (2) goodwill and intangible assets

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 21 -- RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN
           ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

           deemed to have an indefinite life will be tested for impairment at least annually at the reporting unit level.

           The Company is currently in the process of assessing the impact of the above pronouncements. However, it does not expect any goodwill impairment to be recognized.

           The pro forma disclosure required by FAS 142 par. 61 is not presented due to immateriality.

         2) FAS 143

            In July 2001, the FASB issued FAS 143, "Accounting for Asset Retirement Obligations". FAS 143 prescribes the accounting for retirement obligations associated with tangible long-lived assets, including the timing of liability recognition and initial measurement of the liability. FAS 143 requires that an asset retirement cost should be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. FAS 143 is effective for fiscal years beginning after June 15, 2002 (January 1, 2003 for the Company). The Company does not believe that the adoption of FAS 143 will have any material effect on its consolidated financial statements.

         3) FAS 144

            In August 2001, the FASB issued FAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which supersedes FAS
            121. As applicable to the Company, FAS 144 is effective as from the year 2002. It establishes an accounting model for impairment or disposal of long-lived assets to be disposed of by sale. The Company does not believe that the adoption of FAS 144 will have any material effect on its consolidated financial statements.

         4) FAS 145

            In May 2002, the FASB issued FAS 145, "Revision of FAS Nos. 4, 44 and 64, Amendment of FAS 13 and Technical Corrections as of April 2002". FAS 145 is effective for fiscal periods beginning after May 15, 2002 (as applicable to the Company, January 1, 2003). The Company does not believe that the adoption of FAS 145 will have any material effect on its consolidated financial statements.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 22 -- SCHEDULE -- VALUATION AND QUALIFYING ACCOUNTS
                      THREE YEARS ENDED DECEMBER 31, 2001

               COLUMN A                   COLUMN B       COLUMN C      COLUMN D      COLUMN E      COLUMN F
               --------                   --------       --------      --------      --------      --------
                                                       ADDITIONS IN
                                                        RESPECT OF
                                                        COMPANIES     ADDITIONS
                                         BALANCE AT    CONSOLIDATED   CHARGED TO                    BALANCE
                                         BEGINNING       FOR THE       COST AND     DEDUCTIONS      AT END
                                         OF PERIOD      FIRST TIME     EXPENSE     FROM RESERVES   OF PERIOD
                                        ------------   ------------   ----------   -------------   ---------
DESCRIPTION
Allowance for doubtful accounts:
ADJUSTED NIS (IN THOUSANDS):
  Year ended December 31, 1999........         24                          165          (53)            136
                                           ======                       ======         ====         =======
  Year ended December 31, 2000........        136            38            136                          311
                                           ======         =====         ======                      =======
  Year ended December 31, 2001........        311         2,414                        (122)          2,603
                                           ======         =====                        ====         =======
CONVENIENCE TRANSLATION INTO U.S.
  DOLLARS (IN THOUSANDS)..............         65           506                         (25)            546
                                           ======         =====                        ====         =======
Valuation allowance for deferred tax
  assets:
ADJUSTED NIS (IN THOUSANDS):
  Year ended December 31, 1999........     (5,007)                         673                       (4,335)
                                           ======                       ======                      =======
  Year ended December 31, 2000........     (4,335)                      (1,092)                      (5,427)
                                           ======                       ======                      =======
  Year ended December 31, 2001........     (5,427)                      (5,771)                     (11,198)
                                           ======                       ======                      =======
CONVENIENCE TRANSLATION INTO U.S.
  DOLLARS (IN THOUSANDS)..............     (1,138)                      (1,210)                      (2,348)
                                           ======                       ======                      =======
Warranty provision:
ADJUSTED NIS (IN THOUSANDS):
  Year ended December 31, 1999........      8,396                        7,991                       16,387
                                           ======                       ======                      =======
  Year ended December 31, 2000........     16,387                        5,623                       22,010
                                           ======                       ======                      =======
  Year ended December 31, 2001........     22,010                                      (469)         21,541
                                           ======                                      ====         =======
CONVENIENCE TRANSLATION INTO U.S.
  DOLLARS (IN THOUSANDS)..............      4,615                                       (98)          4,517
                                           ======                                      ====         =======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

                                   APPENDIX I

     Details of subsidiaries, proportionately consolidated companies, proportionately consolidated joint ventures and associated companies:

                                                               PERCENTAGE
NAME OF COMPANY                                               SHAREHOLDING
---------------                                               ------------
SUBSIDIARIES:
Baran Projects Construction Ltd. (hereafter -- Baran
  Construction).............................................       100
Baran Inbar Projects (1987) Ltd. (hereafter -- Inbar
  Projects) -- 99% owned directly and 1% owned through Baran
  Construction..............................................       100
Baran Advanced Technologies (1986) Ltd. (hereafter -- Baran
  Technologies).............................................       100
Baran Technical Products Management and Marketing Ltd.
  (hereafter -- Baran Management)...........................       100
Baran Industries(91) Ltd. (hereafter -- Baran Industries)...       100
Baran Energies International Ltd. (hereafter -- Baran
  Energies).................................................       100
Baran -- Raviv Telecom Ltd. (hereafter -- Baran
  Raviv) -- 50.01% owned directly and 49.9% owned through
  Baran Construction........................................       100
Baran Infrastructure and Construction Ltd.
  (hereafter -- Baran Infrastructure).......................       100
Baran Engineering and Projects (1983) Ltd.
  (hereafter -- Baran Engineering) (formerly -- Baran
  Petrochemical Engineering Ltd.) through Baran
  Construction..............................................       100
Enco Systems Projects (1997) Ltd.
  (hereafter -- Enco) -- through Baran Industries...........       100
A. Etzion Consultants and Engineers Ltd. (hereafter -- A.
  Etzion) -- through Enco...................................       100
TPS Teleparking Systems Ltd. (hereafter -- TPS).............     63.64
B & W Projects Inc. (hereafter -- B&W)......................       100
Barantec Inc. (hereafter -- Barantec) -- through Baran
  Technologies..............................................       100
Notev Management and Operation Ltd. (hereafter -- Notev)....       100
H.A.J.I. Ltd. (hereafter -- H.A.J.I.) -- through Baran
  Energies..................................................       100
Industrial Centers E.O.D. Ltd.
  (hereafter -- E.O.D.) -- through Baran Energies...........        50
Baran Group B.V. (hereafter -- Group B.V.) -- through Baran
  Group.....................................................       100
Baran Raviv (Netherlands) International B.V.
  (hereafter -- Baran Raviv B.V.) -- through Baran Raviv....       100
LEAD Control Ltd............................................      50.1
Westmontage Kabel und Netzwerk GmbH
  (hereafter -- Westmontage) -- through Group B.V...........      54.9
PROPORTIONATELY CONSOLIDATED COMPANIES:
Nejeva Holding B.V. -- through Group B.V....................        50
Nes-Pan Ltd. (hereafter -- Nes-Pan) -- through Baran
  Management................................................        50
A.R. -- A.D.Y.R. Constructions Ltd.
  (hereafter -- A.R. -- A.D.Y.R.)...........................        50
Meissner Baran Ltd. (hereafter -- Meissner Baran) -- through
  Baran Industries..........................................      46.5(1)
Baran Mer International Telecommunications, Technology,
  Industry and Trade Ltd. (hereafter -- Baran
  Mer) -- through Baran Raviv...............................        50
PROPORTIONATELY CONSOLIDATED JOINT VENTURES:
A.A.B. Joint Venture "Nachshonim Project"
  (hereafter -- Nachshonim).................................     33.33
Joint Venture Dagan Areas (hereafter -- Dagan Areas)........        25
ASSOCIATED COMPANIES:
Tefen Industrial Engineering Management and Systems Analysis
  Ltd. (hereafter -- Tefen) -- through Baran Industries.....     31.11
A.L.D. -- Advanced Logistics Developments Ltd.
  (hereafter -- A.L.D.).....................................     50.65(2)

---------------

(1) Percentage of control -- 50%

(2) Percentage of control -- 33.3%

(DELOITTE & TOUCHE BRIGHTMAN ALMAGOR LETTERHEAD)

INDEPENDENT AUDITORS' REPORT

TO THE MANAGEMENT COMMITTEE AND JOINT VENTURERS
A.A.B. JOINT VENTURE -- ABB SUSA / A. ARENSON / BARAN GROUP:

We have audited the accompanying balance sheet of A.A.B. JOINT VENTURE -- ABB SUSA / A. ARENSON / BARAN GROUP (the "Joint Venture") as of December 31, 2001, and the related statement of cash flows for the period from inception (April 5, 2001) to December 31, 2001. These financial statements are the responsibility of the Joint Venture's management. Our responsibility is to express an opinion on these financial statement based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in Israel as well as in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of the Joint Venture as of December 31, 2001, and the results of its cash flows for the period from inception (April 5, 2001) to December 31, 2001, in accordance with accounting principles generally accepted in Israel. Accounting principles generally accepted in Israel vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would not have materially affected the determination of financial position as of December 31, 2001.

/s/ Brightman Alamgor & Co.
Brightman Almagor & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
February 19, 2002

[DELOITTE TOUCHE TOHMATSU LOGO]

(DELOITTE & TOUCHE BRIGHTMAN ALMAGOR LETTERHEAD)

The Management Committee and Joint Venturers
AZOREY DAGAN JOINT VENTURE

INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of AZOREY DAGAN JOINT VENTURE (the "Joint Venture") as of December 31, 2001, and 2000 and the related statement of cash flows for the year ended December 31, 2001 and for the period of five months ended December 31, 2000. These financial statements are the responsibility of the Joint Venture's management. Out responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in Israel as well as in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of the Joint Venture as of December 31, 2001, and 2000 and its cash flows for the year ended December 31, 2001 and for the period of five months ended December 31, 2000, in accordance with accounting principles generally accepted in Israel. Accounting principles generally accepted in Israel vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would not have materially affected the determination of financial position as of December 31, 2001 and 2000.

/s/ Brightman Almagor & Co.
BRIGHTMAN ALMAGOR & CO.
CERTIFIED PUBLIC ACCOUNTANTS
A MEMBER OF DELOITTE TOUCHE TOHMATSU

TEL-AVIV, ISRAEL
MARCH 10, 2002

(DELOITTE TOUCHE TOHMATSU LETTERHEAD)

(DELOITTE & TOUCHE BRIGHTMAN ALMAGOR LETTERHEAD)

                INDEPENDENT AUDITORS' REPORT TO THE SHAREHOLDERS
                                       OF
                              MEISSNER-BARAN LTD.

We have audited the accompanying balance sheets of MEISSNER-BARAN LTD. ("the Company") as of December 31, 2001 and 2000 and the related statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America, and in Israel, including those prescribed by the Israeli Auditors' Regulations (Mode of Performance), 1973. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000 and the results of its operations, its changes in shareholders' equity and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in Israel. Accounting principles generally accepted in Israel vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of the results of operations for the three years in the period ended December 31, 2001 and the determination of shareholders' equity and financial position as of December 31, 2001 and 2000, to the extent summarized in
Note 19.

As explained in Note 2b, the aforementioned financial statements are presented in values adjusted for changes in the general purchasing power of the Israeli currency, in accordance with Opinions of the Institute of Certified Public Accountants in Israel.

As described in Note 9c, lawsuits of approximately NIS 9.6 million have been filed against the Company. The outcome of such lawsuits in the assessment of the Company's management, based upon the opinion of its legal advisors, cannot be estimated, and accordingly, no provision for the claims has been recorded in the financial statements.

/s/ Brightman Almagor & Co.
BRIGHTMAN ALMAGOR & CO.
CERTIFIED PUBLIC ACCOUNTANTS
A MEMBER FIRM OF DELOITTE TOUCHE TOHMATSU

Tel Aviv, Israel
January 24, 2002.
(except for Notes 9c, 14d and 19, for which the date is July 15, 2002)

(DELOITTE TOUCHE TOHMATSU LETTERHEAD)

                            [BAKER TILLY LETTERHEAD]

                        REPORT OF INDEPENDENT AUDITORIES

To the shareholders of A.L.D. Advanced Logistics Developments.

We have audited the consolidated balance sheets of A.L.D. Advanced Logistics Developments (the "Company") as of December 31, 2000 and 2001 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements as of December 1999 were audited by other auditors whose report on these financial statements was unreserved.

We did not audit the financial statements of certain subsidiary, whose assets included in consolidation constitute approximately 8% of total consolidated assets as of December 31, 2001 and whose revenues included in consolidation constitute approximately 13% of total consolidated revenues for the year ended December 31, 2001. The financial statements of this subsidiary were audited by other independent auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to amounts included for this company, is based on the reports of the other independent auditors.

We conducted our audits in accordance with auditing standards generally accepted in Israel and in the United States, including those prescribed by the Israeli Auditors (Mode of Performance) Regulations, 1973. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company's Board of Directors and management, as well as evaluating the overall financial statements presentation. We believe that our audit and the reports of other independent auditors provides a reasonable basis for our opinion.

In our opinion, based upon our audits and the reports of the other independent auditors referred to above, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2000 and 2001 and the consolidated results of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted ("GAAP") in Israel.

[BAKER TILLY]

                            [BAKER TILLY LETTERHEAD]

Accounting principles generally accepted in Israel vary in certain respects from accounting principles generally accepted in the United States and as allowed by item 18 to Form 20-F. The application of the latter would have affected the determination of consolidated income for each of the three years in period ended December 31, 2001, and the determination of shareholders' equity as of December 31, 2000 and 2001 to the extent summarized in note 21 to the consolidated financial statements.

As explained in note 1c, the consolidated financial statements referred to above are presented in values adjusted for the changes in the general purchasing power of the Israeli currency, in accordance with pronouncements of the Institute of Certified Public Accountants in Israel.

/s/ Oren Horowitz
Oren Horowitz C.P.A. (Isr)

March 18, 2002

[BAKER TILLY]

[WINDES & McCLAUGHRY LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
SoHaR Inc.

We have audited the accompanying balance sheet of SoHaR Inc. as of December 31, 2001, and the related statements of income and comprehensive loss, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SoHaR Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Windes & McClaughry

Long Beach, California
February 19, 2002

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

                      INDEX TO CONDENSED UNAUDITED INTERIM
                       CONSOLIDATED FINANCIAL STATEMENTS

                                                                   PAGE
                                                               ------------
Condensed consolidated balance sheets at June 30, 2002......       F-90
Condensed consolidated statements of income for the six
  months ended June 30, 2001, and 2002......................       F-91
Condensed consolidated statements of changes in
  shareholders' equity for the six months ended June 30,
  2001 and 2002.............................................       F-92
Condensed consolidated statements of cash flows for the six
  months ended June 30, 2001 and 2002.......................   F-93 -- F-94
Notes to condensed consolidated financial statements........   F-95 -- F-118

                    (IN ADJUSTED NEW ISRAELI SHEKELS (NIS)).

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,                  JUNE 30
                                                              ---------------   ----------------------------------
                                                                   2001              2002               2002
                                                              ---------------   ---------------   ----------------
                                                                                                    CONVENIENCE
                                                                                 ADJUSTED NEW     TRANSLATION INTO
                                                               ADJUSTED NEW     ISRAELI SHEKELS     U.S. DOLLARS
                                                              ISRAELI SHEKELS      (NOTE 3b)         (NOTE 3c)
                                                              ---------------   ---------------   ----------------
                                                                                           (UNAUDITED)
                                                                                  IN THOUSANDS
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................      222,377           154,817            32,463
  Short-term investments....................................        5,064           105,941            22,215
  Accounts receivable:
    Trade and income receivable.............................      274,416           243,068            50,968
    Other...................................................       39,860            48,182            10,103
  Inventories...............................................       17,417            18,654             3,912
                                                                  -------           -------           -------
      Total current assets..................................      559,134           570,662           119,661
                                                                  -------           -------           -------
INVESTMENTS AND LONG-TERM RECEIVABLES:
  Investments in associated companies.......................       27,295            27,143             5,692
  Other investments and a long-term receivable..............       43,842            41,080             8,614
  Long term loan............................................                         23,948             5,022
  Deferred income taxes.....................................        1,670             1,839               386
                                                                  -------           -------           -------
                                                                   72,807            94,010            19,714
                                                                  -------           -------           -------
LAND AND BUILDINGS FOR LEASE:
  Cost......................................................       73,629            82,119            17,219
  Less -- accumulated depreciation and amortization.........        5,761             6,638             1,392
                                                                  -------           -------           -------
                                                                   67,868            75,481            15,827
                                                                  -------           -------           -------
FIXED ASSETS:
  Cost......................................................      116,727           120,683            25,306
  Less accumulated depreciation and amortization............       57,466            64,254            13,473
                                                                  -------           -------           -------
                                                                   59,261            56,429            11,833
                                                                  -------           -------           -------
OTHER ASSETS, net of accumulated amortization...............        4,991             5,548             1,163
                                                                  -------           -------           -------
                                                                  764,061           802,130           168,198
                                                                  =======           =======           =======
                                       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term bank credit and bank loans.....................       71,044           102,162            21,422
  Accounts payable and accruals:
    Trade...................................................      255,224           132,486            27,781
    Other...................................................      157,852           157,638            33,055
                                                                  -------           -------           -------
      Total current liabilities.............................      484,120           392,286            82,258
                                                                  -------           -------           -------
LONG-TERM LIABILITIES:
  Liability for employee rights upon retirement, net of
    amount funded...........................................        4,776             6,034             1,265
  Bank loans, net of current maturities.....................       34,585           163,368            34,256
  Capital notes issued to minority shareholders of a
    subsidiary, net.........................................       13,973            13,053             2,737
  Deferred income taxes.....................................          109                76                16
                                                                  -------           -------           -------
      Total long-term liabilities...........................       53,443           182,531            38,274
                                                                  -------           -------           -------
      Total liabilities.....................................      537,563           574,817           120,532
                                                                  -------           -------           -------
MINORITY INTERESTS..........................................        7,044             7,195             1,509
                                                                  -------           -------           -------
SHAREHOLDERS' EQUITY:
  Share capital -- ordinary shares of adjusted NIS 1 par
    value (authorized -- 20,000,000 shares; issued and
    outstanding -- 7,921,718 shares)........................       14,759            14,759             3,095
  Capital surplus...........................................       54,993            54,993            11,531
  Differences from translation of foreign currency financial
    statements of a subsidiary..............................          (57)              246                52
  Retained earnings.........................................      153,729           154,090            32,311
  Cost of Company shares held by the Company and its
    subsidiaries (204,690 shares)...........................       (3,970)           (3,970)             (832)
                                                                  -------           -------           -------
      Total shareholders' equity............................      219,454           220,118            46,157
                                                                  -------           -------           -------
                                                                  764,061           802,130           168,198
                                                                  =======           =======           =======

    The accompanying notes are an integral part of these condensed financial statements.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                       SIX MONTH PERIOD ENDED
                                                                              JUNE 30
                                                              ----------------------------------------
                                                                2001        2002            2002
                                                              ---------   ---------   ----------------
                                                                                        CONVENIENCE
                                                                                      TRANSLATION INTO
                                                              ADJUSTED NEW ISRAELI      U.S. DOLLARS
                                                                SHEKELS (NOTE 3b)        (NOTE 3c)
                                                              ---------------------   ----------------
                                                                IN THOUSANDS, EXCEPT PER SHARE DATA
                                                              ----------------------------------------
REVENUES:
  Construction projects and services........................   472,460     369,654         77,512
  Sale of products..........................................    31,760      81,552         17,100
  Lease of buildings........................................     2,999       3,343            701
  Management fees from proportionately consolidated
    companies...............................................     1,220       5,544          1,163
                                                               -------     -------         ------
       Total revenues.......................................   508,439     460,093         96,476
COST OF REVENUES:
  Construction projects and services........................   380,279     312,707         65,571
  Sale of products..........................................    31,001      76,118         15,961
  Lease of buildings........................................     1,026         786            165
                                                               -------     -------         ------
    Total cost of revenues..................................   412,306     389,611         81,697
                                                               -------     -------         ------
GROSS PROFIT................................................    96,133      70,482         14,779
RESEARCH AND DEVELOPMENT EXPENSES, net......................     1,277       3,531            740
SELLING, MARKETING, GENERAL AND ADMINISTRATIVE EXPENSES:
  Selling and marketing, net................................     3,594       7,873          1,651
  General and administrative................................    26,441      26,767          5,613
                                                               -------     -------         ------
OPERATING INCOME............................................    64,821      32,311          6,775
FINANCIAL EXPENSES, net.....................................       902      11,348          2,379
OTHER INCOME EXPENSES, net..................................    (4,398)        314             66
                                                               -------     -------         ------
INCOME BEFORE TAXES ON INCOME...............................    59,521      21,277          4,462
TAXES ON INCOME.............................................    22,916       9,522          1,997
                                                               -------     -------         ------
INCOME AFTER TAXES ON INCOME................................    36,605      11,755          2,465
SHARE IN PROFITS (LOSSES) OF ASSOCIATED COMPANIES, net......       705         276             58
MINORITY INTERESTS IN LOSSES OF SUBSIDIARIES, net...........       872       1,651            346
                                                               -------     -------         ------
NET INCOME FOR THE PERIOD...................................    38,182      13,682          2,869
                                                               =======     =======         ======
EARNINGS PER SHARE -- basic and diluted.....................      5.06        1.77           0.37
                                                               =======     =======         ======
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -- in
  thousands.................................................     7,547       7,717          7,717
                                                               =======     =======         ======

    The accompanying notes are an integral part of these condensed financial statements.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                    COST OF
                                                                DIFFERENCES FROM                    COMPANY
                                 SHARE CAPITAL                   TRANSLATION OF                      SHARES
                               ------------------               FOREIGN CURRENCY                  HELD BY THE
                                NUMBER              CAPITAL   FINANCIAL STATEMENTS   RETAINED     COMPANY AND
                               OF SHARES   AMOUNT   SURPLUS     OF A SUBSIDIARY      EARNINGS   ITS SUBSIDIARIES    TOTAL
                               ---------   ------   -------   --------------------   --------   ----------------   -------
                                                                     (IN THOUSANDS)
BALANCE AT JANUARY 1, 2002
  (AUDITED)..................  7,921,718   14,759   54,993            (57)           153,729         (3,970)       219,454
CHANGES DURING THE 6 MONTH
  PERIOD ENDED JUNE 30, 2002
  (UNAUDITED):
  Net income.................                                                         13,682                        13,682
  Differences from
    translation of foreign
    currency financial
    statements of a
    subsidiary...............                                         303                                              303
  Dividend
    (adjusted NIS 1.723 per
    share)...................                                                        (13,321)                      (13,321)
                               ---------   ------   ------            ---            -------         ------        -------
BALANCE AT JUNE 30, 2002
  (UNAUDITED)................  7,921,718   14,759   54,993            246            154,090         (3,970)       220,118
                               =========   ======   ======            ===            =======         ======        =======
CONVENIENCE TRANSLATION INTO
  U.S. DOLLARS (NOTE 3c):
BALANCE AT JANUARY 1, 2002
  (AUDITED)..................  7,921,718   3,095    11,531            (12)            32,235           (832)        46,017
CHANGES DURING THE 6 MONTH
  PERIOD ENDED JUNE 30, 2002
  (UNAUDITED):
  Net income.................                                                          2,869                         2,869
  Differences from
    translation of foreign
    currency financial
    statements of a
    subsidiary...............                                          64                                               64
  Dividend
    ($0.36 per share)........                                                         (2,793)                       (2,793)
                               ---------   ------   ------            ---            -------         ------        -------
BALANCE AT JUNE 30, 2002
  (UNAUDITED)................  7,921,718   3,095    11,531             52             32,311           (832)        46,157
                               =========   ======   ======            ===            =======         ======        =======

    The accompanying notes are an integral part of these condensed financial statements.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     SIX MONTH PERIOD ENDED
                                                                             JUNE 30
                                                              -------------------------------------
                                                               2001       2002           2002
                                                              -------   --------   ----------------
                                                                                     CONVENIENCE
                                                                                     TRANSLATION
                                                                 ADJUSTED NEW         INTO U.S.
                                                               ISRAELI SHEKELS         DOLLARS
                                                                  (NOTE 3b)           (NOTE 3c)
                                                              ------------------   ----------------
                                                                           (UNAUDITED)
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income for the period.................................   38,182     13,682         2,869
                                                              -------   --------       -------
  Adjustments to reconcile net income to net cash used in
     operating activities:
     Income and expenses not involving cash flows:
       Minority interests in losses of
          subsidiaries -- net...............................     (872)    (1,651)         (346)
       Dividends received, net of profits (losses) of
          associated companies..............................      760        551           116
       Depreciation and amortization........................    4,935      7,266         1,524
       Deferred income taxes -- net.........................   (1,466)    (3,072)         (644)
       Capital loss (gain):
          On sale of fixed assets...........................      (37)       291            61
          In respect of issuance of shares of associated
            companies.......................................                 245            51
          In respect of a provision for anticipated loss due
            to a possible conversion of convertible
            securities issued by an associated company......                (125)          (26)
       In respect of impairment in value of investment in an
          associated company................................    4,435
       Increase (decrease) in liability for employee rights
          upon retirement -- net............................      859      1,258           264
       Exchange rate difference on long-term bank deposit...                (497)         (104)
       Exchange and linkage differences on (erosion of
          received long-term loans..........................      186        (90)          (19)
       Exchange and linkage differences on long term
          loans.............................................               1,094           229
       Decrease in value of short-term marketable
          securities -- net.................................       21      5,196         1,090
                                                              -------   --------       -------
                                                                8,821     10,466         2,196
                                                              -------   --------       -------
     Changes in operating asset and liability items:
       Decrease (increase) in accounts receivable:
          Trade and income receivable.......................  (55,017)    20,360         4,269
          Other.............................................    3,734     (7,772)       (1,630)
       Increase (decrease) in accounts payable and accruals:
          Trade.............................................   58,002   (128,051)      (26,851)
          Other.............................................  (17,193)    (6,804)       (1,427)
       Increase in customer advances, net of inventory in
          respect of work in progress.......................      (67)      (656)         (138)
       Decrease (increase) in inventories...................     (179)     1,743           365
       Decrease in long term receivables....................              27,201         5,704
                                                              -------   --------       -------
                                                              (10,720)   (93,979)      (19,708)
                                                              -------   --------       -------
                                                               (1,899)   (83,513)       17,512
                                                              =======   ========       =======
Net cash provided by (used in) operating activities.........   36,283    (69,831)      (14,643)
                                                              -------   --------       -------

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)

                                                                      SIX MONTH PERIOD ENDED
                                                                             JUNE 30
                                                              --------------------------------------
                                                                2001         2002          2002
                                                              ---------   ----------   -------------
                                                                                        CONVENIENCE
                                                                                        TRANSLATION
                                                                   ADJUSTED NEW          INTO U.S.
                                                                 ISRAELI SHEKELS          DOLLARS
                                                                    (NOTE 3b)            (NOTE 3c)
                                                              ----------------------   -------------
                                                                           (UNAUDITED)
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets..................................   (12,111)     (11,734)       (2,460)
  Acquisition of shares of an associated company............      (967)        (519)         (109)
  Acquisition of other investments..........................      (260)        (141)          (29)
  Proceeds from sale of fixed assets........................     1,456        1,237           259
  Long-term bank deposit....................................   (11,102)
  Long-term loan............................................                (25,042)       (5,251)
  Decrease in short-term deposits, net......................     6,012     (106,067)      (22,241)
  Purchase of short-term marketable securities, net.........      (536)
                                                               -------     --------       -------
  Net cash used in investing activities.....................   (17,508)    (142,266)      (29,831)
                                                               -------     --------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term bank loans received.............................     5,149      151,384        31,743
  Repayment of long-term bank loans.........................    (2,363)      (3,923)         (823)
  Dividend paid.............................................   (16,179)     (13,321)       (2,793)
  Short-term bank credit -- net.............................    (3,275)       5,671         1,189
  Short-term bank loans -- net..............................     8,738        4,646           975
                                                               -------     --------       -------
  Net cash provided by (used in) financing activities.......    (7,930)     144,457        30,291
                                                               -------     --------       -------
TRANSLATION DIFFERENCES ON CASH BALANCES OF A SUBSIDIARY
  OPERATING INDEPENDENTLY...................................                     80            18
                                                               -------     --------       -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............    10,845      (67,560)      (14,165)
BALANCE OF CASH AND CASH EQUIVALENTS AT BEGINNING OF
  PERIOD....................................................    99,879      222,377        46,628
                                                               -------     --------       -------
BALANCE OF CASH AND CASH EQUIVALENTS AT END OF PERIOD.......   110,724      154,817        32,463
                                                               =======     ========       =======

    The accompanying notes are an integral part of these condensed financial statements.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2002
                                  (UNAUDITED)
  (ALL NIS AMOUNTS PRESENTED IN ADJUSTED NEW ISRAELI SHEKELS AT JUNE 30, 2002
                   PURCHASING POWER, UNLESS OTHERWISE STATED)

1.  OPERATIONS:

     Baran Group Ltd. (hereafter -- the Company) and its investee companies (hereafter collectively -- the Group) operate in 6 divisions, each of which operates independently, according to the instructions of the Group's management. The Company receives management fees from proportionately consolidated companies.

     The group operates through 6 operating divisions:

     a. The communications division -- specializing in planning, management and construction of communications infrastructure.

     b. The construction division -- specializing in managing, coordinating, supervising and building projects in the field of construction, civil infrastructure, as well as industrial buildings.

     c. The industry division -- specializing in management, engineering planning and performance of projects in processing industries, which include, among others, chemicals, biotechnology, petrochemicals, energy, food, etc.

     d. The semi-conductors division -- specializing in planning and building sophisticated plants and production lines for the manufacture of semi-conductors.

     e. The consulting division -- consisting of several companies each specializing and operating in its own field -- industrial engineering and management, reliability, quality and logistics, real estate management.

     f. The technology division -- engaged in the development, manufacturing and marketing of unique technology-based products and in the marketing and recycling of food products for animals.

2.  ACCOUNTING PRINCIPLES:

     The condensed consolidated interim financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Israel. As applicable to these financial statements, Israeli GAAP vary in certain respects from amounts reconciled to U.S. GAAP, as described in note 5.

3.  BASIS OF PRESENTATION:

     a. The condensed consolidated interim financial statements at June 30, 2002 and for the 6 month period then ended ("the interim financial statements") have been prepared in condensed form, in accordance with accounting principles generally accepted for interim financial statements. The generally accepted accounting principles applied in preparation of the interim financial statements are consistent with those applied in preparation of the annual financial statements; nevertheless, the interim financial statements do not include all the information and notes required for annual financial statements. In management's opinion, interim financial statements reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial information, in accordance with generally accepted accounting principles, for the period presented. Results for interim periods are not necessarily indicative of the results to be expected for the entire year.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

3.  BASIS OF PRESENTATION -- (CONTINUED):

     b. The financial statements have been prepared on the basis of historical cost adjusted to reflect the changes in the general purchasing power of the Israeli currency, in accordance with pronouncements of the Institute of Certified Public Accountants in Israel ("Israeli Institute"). All figures in the interim financial statements are presented in adjusted new Israeli shekels ("NIS") which have a uniform purchasing power as of June 30, 2002 ("adjusted NIS"), based upon the changes in the Israeli consumer price index (the "Israeli CPI").

     c.  Convenience translation into U.S. dollars ("dollars" or "$")

         The adjusted NIS figures at June 30, 2002 and for the 6 months period then ended have been translated into U.S. dollars using the representative exchange rate of the U.S. dollar at June 30, 2002 ($1 = adjusted NIS 4.769). The translation was made solely for convenience. The translated U.S. dollar figures should not be construed as a representation that the Israeli currency amounts actually represent, or could be converted into, U.S. dollars

     d. Following are data on the changes in the exchange rate of the dollar and in the Israeli CPI during the reporting periods:

                                                    EXCHANGE RATE OF
                                                       ONE DOLLAR      ISRAELI CPI *
                                                    ----------------   -------------
As of June 30:
  2002............................................       4.769             108.0
  2001............................................       4.165             101.3
Increase during the six months ended June 30:
  2002............................................        8.0%              6.3%
  2001............................................        3.0%              1.1%

---------------
        * Based on the index for the month ending on each balance sheet date, on the basis of 2000 average = 100.

4.  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT IN ISRAEL

     In October 2001, the Israeli Accounting Standards Board ("IASB") issued Accounting Standard No. 12 -- "Discontinuance of Adjusting Financial Statements for Inflation". Standard No. 12 provides for the discontinuance of inflation-adjusted financial statements and the return to the nominal-historical financial reporting as it is generally practiced in the world, due to the significant decrease in recent years in the inflation rates, and the less common usage of linkage in the Israeli economy.

     According to this Standard, the adjustment of financial statements for inflation will be discontinued commencing January 1, 2003. Through December 31, 2002, the Company will continue to draw up financial statements, adjusted for inflation in accordance with pronouncements issued by the Israeli Institute. The inflation-adjusted amounts as of December 31, 2002, will be the base for the nominal-historical financial reporting in the following periods.

     The implementation of Standard No. 12 will mainly affect the financial expenses item.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

4.  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT IN ISRAEL -- (CONTINUED):

     Upon the issuance of standard No. 12, the provisions of the Israeli Institute's pronouncements with respect to translation of foreign operations will be replaced by Israeli Accounting Standard No. 13 -- "The Effects of Changes in Foreign Exchange Rates".

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES:

     The Company prepares its financial statements in accordance with Israeli GAAP. As applicable to these financial statements, Israeli GAAP vary in certain respects from U.S. GAAP and as allowed by Item 18 to Form 20-F, as described below:

     A.  EFFECT OF INFLATION

         In accordance with Israeli GAAP, the Company comprehensively includes the effect of the changes in the general purchasing power of Israeli currency in these financial statements, as described in note 3b. In view of the inflation in Israel, this is considered a more meaningful presentation than financial reporting based on historical cost. The adjustments to reflect the changes in the general purchasing power of Israeli currency have not been reversed in the reconciliation of Israeli GAAP to U.S. GAAP.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

     b. The Company's reconciliation of net income and shareholders' equity between Israeli GAAP and U.S. GAAP pursuant to the reconciliation requirements of Item 18 to form 20-F, are as follows:

                                                                  6 MONTH PERIOD ENDED JUNE 30
                                                              ------------------------------------
                                                               2001      2002           2002
                                                              -------   -------   ----------------
                                                                                    CONVENIENCE
                                                                                  TRANSLATION INTO
                                                                ADJUSTED NIS        U.S. DOLLARS
                                                              -----------------   ----------------
                                                                          (UNAUDITED)
                                                                         (IN THOUSANDS)
        1) Net income:
              As reported in these financial statements,
                under Israeli GAAP..........................   38,182    13,682         2,869
              Effect of the treatment of the following items
                under U.S. GAAP:
                Restricted shares granted to Group's
                   Employees (see i1 below).................   (3,507)   (4,634)         (972)
                Restricted shares granted to non-employees
                   (see i2 below)...........................   (2,829)       (3)           (1)
                Goodwill amortization (see j below).........                214            45
                Derivatives instruments and embedded
                   derivatives (see k below)................               (224)          (47)
                Issuance of shares and capital notes by a
                   development stage subsidiary (see l
                   below)...................................      194       194            41
                Inclusion of a proportionately consolidated
                   company data (see m below)...............      (75)      439            92
                Translation of subsidiary financial
                   statements (see n below).................                113            24
                Litigation settlement with YES (see p
                   below)...................................                852           179
                Potential dilution in the Company's
                   shareholding in associated companies as a
                   result of convertible securities issued
                   by them (see q below)....................      (58)     (125)          (26)
                Tax effect on the above U.S. GAAP
                   Adjustments..............................    2,280     1,443           303
                Income taxes with respect to:
                   Investments in associated and
                     proportionately consolidated companies
                     (see r1 below).........................      212      (851)         (179)
                   Benefit resulting from exercise of
                     employee and non-employee stock based
                     awards (see r2 below)..................   (2,582)     (846)         (177)
                Company's share in Israeli -- U.S. GAAP
                   differences relating to associated
                   companies (see s below)..................     (280)     (310)          (65)
                                                              -------   -------        ------
              Net income under U.S. GAAP -- carried
                forward.....................................   31,537     9,944         2,086
                                                              =======   =======        ======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):


                                                                   6 MONTH PERIOD ENDED JUNE 30
                                                              ---------------------------------------
                                                                2001       2002           2002
                                                              --------   --------   -----------------
                                                                                       CONVENIENCE
                                                                                    TRANSLATION INTO
                                                                 ADJUSTED NIS         U.S. DOLLARS
                                                              -------------------   -----------------
                                                                            (UNAUDITED)
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
           Net income under U.S. GAAP -- brought forward....   31,537      9,944          2,086
           Other comprehensive income:
              Differences from translation of foreign
                currency financial statements of a
                subsidiary and a proportionately
                consolidated company........................       74        453             95
                                                              -------    -------         ------
           Comprehensive income under U.S. GAAP.............   31,611     10,397          2,181
                                                              =======    =======         ======
           Earnings per share -- under U.S. GAAP:
              Basic.........................................     4.52       1.39           0.29
                                                              =======    =======         ======
              Diluted.......................................     4.18       1.29           0.27
                                                              =======    =======         ======

                                                                  6 MONTH PERIOD ENDED JUNE 30
                                                              ------------------------------------
                                                               2001      2002           2002
                                                              -------   -------   ----------------
                                                                                    CONVENIENCE
                                                                                  TRANSLATION INTO
                                                                ADJUSTED NIS        U.S. DOLLARS
                                                              -----------------   ----------------
                                                                          (UNAUDITED)
                                                                NUMBER OF SHARES (IN THOUSANDS)
              Weighted average number of shares issued and
                outstanding -- net of Company's shares held
                by subsidiaries used in computation of basic
                earnings per share..........................    6,972     7,171         7,171
              Add:
                Restricted shares, net......................      575       546           546
                                                              -------   -------        ------
                Weighted average number of shares used in
                   computation of diluted earnings per
                   share....................................    7,547     7,717         7,717
                                                              =======   =======        ======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):


                                                            YEAR ENDED          6 MONTH PERIOD
                                                           DECEMBER 31,         ENDED JUNE 30
                                                           ------------   --------------------------
                                                               2001        2002           2002
                                                           ------------   -------   ----------------
                                                                                      CONVENIENCE
                                                                                    TRANSLATION INTO
                                                                ADJUSTED NIS          U.S. DOLLARS
                                                           ----------------------   ----------------
                                                                          (UNAUDITED)
                                                                        (IN THOUSANDS)

        2) Shareholders' equity:
              As reported in these financial statements,
                under Israeli GAAP.......................    219,454      220,118        46,157
              Effect of the treatment of the following
                items under U.S. GAAP:
                Goodwill amortization (see j below)......        146          360            75
                Derivative instruments and embedded
                   derivatives (see k below).............        224
                Issuance of shares and capital notes by a
                   development stage subsidiary (see l
                   below)................................     10,198       10,392         2,179
                Inclusion of a proportionately
                   consolidated Company data (see m
                   below)................................       (983)        (282)          (59)
                Litigation settlement with YES (see p
                   below)................................     (2,643)      (1,791)         (376)
                Potential dilution in the Company's
                   shareholding in associated companies
                   as a result of convertible securities
                   issued by them (see q below)..........        125
                Tax effect on the above U.S. GAAP
                   adjustments...........................     (2,563)      (2,788)         (585)
                Income tax with respect to investments in
                   associated and proportionately
                   consolidated companies (see r1
                   below)................................     (2,313)      (3,164)         (665)
                Tax effect in respect of stock options
                   and restricted shares awards (see r2
                   below)................................     13,977       14,732         3,090
                Company's share in Israeli -- U.S. GAAP
                   differences relating to associated
                   companies (see s below)...............     (1,442)      (1,752)         (367)
                                                             -------      -------        ------
              Shareholders' equity under U.S. GAAP.......    234,180      235,825        49,449
                                                             =======      =======        ======

     c.  PROPORTIONATE CONSOLIDATION

       Under Israeli GAAP, joint ventures and jointly controlled companies are accounted for using the proportionate consolidation method. Under U.S. GAAP, investments in joint ventures and in jointly controlled companies are accounted for by the equity method. Proportionate consolidation, however, is permitted by the United States Securities and Exchange Commission rules applicable to foreign private issuers, provided that the joint ventures or the jointly controlled companies are operating

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

       entities the significant financial and operating policies of which are, by contractual agreement, jointly controlled by all parties having an equity interest in these entities, and provided that summarized financial data are given, as follows:

       1)  Balance sheet data:

                                                                                 JUNE 30
                                                                     -------------------------------
                                                                         2002             2002
                                                                     ------------   ----------------
                                                                                      CONVENIENCE
                                                                                    TRANSLATION INTO
                                                                     ADJUSTED NIS     U.S. DOLLARS
                                                                     ------------   ----------------
                                                                               (UNAUDITED)
                                                                             (IN THOUSANDS)
        Assets:
          Current assets...........................................     96,593           20,254
          Land and building for lease, less accumulated
             depreciation and Amortization.........................     75,481           15,827
          Fixed assets, less accumulated depreciation and
             amortization..........................................      2,484              521
                                                                       -------           ------
                                                                       174,558           36,602
                                                                       =======           ======
        Liabilities:
          Current liabilities......................................     88,142           18,482
          Long-term liabilities....................................     32,771            6,872
                                                                       -------           ------
                                                                       120,913           25,354
                                                                       =======           ======

       2) Operating results data:

                                                                            SIX MONTH
                                                                       PERIOD ENDED JUNE 30
                                                               ------------------------------------
                                                                2001      2002           2002
                                                               -------   -------   ----------------
                                                                                     CONVENIENCE
                                                                                   TRANSLATION INTO
                                                                                     U.S. DOLLARS
                                                                 ADJUSTED NIS         (NOTE 3c)
                                                               -----------------   ----------------
                                                                           (UNAUDITED)
                                                                          (IN THOUSANDS)
        Revenues.............................................  149,250    90,175        18,909
                                                               =======   =======        ======
        Gross profit.........................................   15,715    15,812         3,316
                                                               =======   =======        ======
        Operating income.....................................   10,653     8,833         1,852
                                                               =======   =======        ======
        Net income...........................................    4,823     6,758         1,417
                                                               =======   =======        ======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

       3) Cash flow data:

                                                                             SIX MONTH
                                                                       PERIOD ENDED JUNE 30
                                                                -----------------------------------
                                                                 2001     2002           2002
                                                                ------   -------   ----------------
                                                                                     CONVENIENCE
                                                                                   TRANSLATION INTO
                                                                                     U.S. DOLLARS
                                                                  ADJUSTED NIS        (NOTE 3c)
                                                                ----------------   ----------------
                                                                            (UNAUDITED)
                                                                          (IN THOUSANDS)
        Net cash provided by (used in) operating activities...  34,382   (40,124)       (8,414)
                                                                ======   =======        ======
        Net cash provided by (used in) investing activities...   3,335      (592)         (124)
                                                                ======   =======        ======
        Net cash provided by (used in) financing activities...   1,784       997           209
                                                                ======   =======        ======

     d.  EARNINGS PER SHARE (EPS)

       As applicable to the Company, the main difference between the Israeli GAAP and U.S. GAAP methods of EPS computation is that the Company's restricted nonvested contingent returnable shares are taken into account in the computation of basic EPS in Israel, whereas in the United States, in computing basic EPS, only the weighted average number of Company's unrestricted shares actually outstanding in the reported period is taken into account, and restricted shares are included in the computation of diluted EPS. Another difference is that under U.S. GAAP separate presentation of basic and diluted EPS is required as long as they are not identical, while, under Israeli GAAP, such separate presentation is only required if the difference between basic and diluted EPS is in excess of 5%.

     e.  REPORTING COMPREHENSIVE INCOME

       U.S. GAAP requires reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The purpose of reporting comprehensive income is to report a measure of all changes in equity of an enterprise during a period from transactions and other events from non-owner sources (i.e. all changes in equity except those resulting from investments by owners and distributions to owners). With respect to the Company, in addition to net income, other comprehensive income represents differences from translation of foreign currency financial statements of a subsidiary and a proportionately consolidated company (see also m and n below). Israeli GAAP do not contain such a requirement.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

     f. SEGMENT REPORTING

U.S. GAAP require disclosure of certain information about the Company's reportable segments, in condensed financial statements for interim periods. Israeli GAAP do not contain such a requirement. During 2002, the Group changed its internal organization by transferring a proportionately consolidated company (Nes-Pan) from the consulting segment to the technologies segment and a wholly owned subsidiary (Baran Industries (91) Ltd.) from the construction segment to the industry segment. The 2001 segment data were restated to reflect the above changes.

The following tables (based on Israeli GAAP data) set forth certain information regarding the Company's operating segments as required by FAS 131, for the 6 months ended June 30, 2001:

                                                                                                       TECHNOLOGIES
                                                                                            SEMI-          AND
                                             COMMUNICATIONS   CONSTRUCTION   INDUSTRIAL   CONDUCTORS   INVESTMENTS    CONSULTING
                                             --------------   ------------   ----------   ----------   ------------   ----------
                                                                                 (UNAUDITED)
                                                                                IN THOUSANDS
        Six month period ended June 30, 2001 --
        in Adjusted new Israeli shekels (note 3b):
        Income statement data:
            Revenues:
              Unaffiliated customers.......     251,351          14,591        94,252      111,185        35,563         1,497
              Inter segments...............         179           1,626         7,555                                   16,092
                                                -------          ------       -------      -------       -------        ------
              Total revenues...............     251,530          16,217       101,807      111,185        35,563        17,589
                                                =======          ======       =======      =======       =======        ======
        Segment results....................      46,006            (279)        7,984        7,709        (2,313)        6,932
                                                =======          ======       =======      =======       =======        ======
        Unallocated general expenses.......
        Operating income...................
        Financial expenses, net............
        Other expenses, net................
        Income before taxes on income......
        Share in profit of associated
          companies, net...................                                                                                705
                                                                                                                        ======


                                                               TOTAL
                                             ELIMINATIONS   CONSOLIDATED
                                             ------------   ------------
                                                     (UNAUDITED)
                                                    IN THOUSANDS
        Six month period ended June 30, 200
        in Adjusted new Israeli shekels (no
        Income statement data:
            Revenues:
              Unaffiliated customers.......                   508,439
              Inter segments...............    (25,452)
                                               -------        -------
              Total revenues...............    (25,452)       508,439
                                               =======        =======
        Segment results....................        (23)        66,016
                                               =======        =======
        Unallocated general expenses.......                    (1,195)
                                                              -------
        Operating income...................                    64,821
        Financial expenses, net............                      (902)
        Other expenses, net................                    (4,398)
                                                              -------
        Income before taxes on income......                    59,521
                                                              -------
        Share in profit of associated
          companies, net...................                       705
                                                              =======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

                                                                                                       TECHNOLOGIES
                                                                                            SEMI-          AND
                                             COMMUNICATIONS   CONSTRUCTION   INDUSTRIAL   CONDUCTORS   INVESTMENTS    CONSULTING
                                             --------------   ------------   ----------   ----------   ------------   ----------
                                                                                 (UNAUDITED)
                                                                                IN THOUSANDS
        Six month period ended June 30, 2002 --
        in Adjusted new Israeli shekels (note 3b):
          Income statement data:
            Revenues:
              Unaffiliated customers.......     163,751          21,547        93,490       83,090        90,745         7,470
              Inter segments...............       2,242             738        10,740                                    9,608
                                                -------          ------       -------      -------       -------        ------
              Total revenues...............     165,993          22,285       104,230       83,090        90,745        17,078
                                                =======          ======       =======      =======       =======        ======
        Segment results....................       9,929           4,549         4,118        7,779         5,113         3,975
                                                =======          ======       =======      =======       =======        ======
        Unallocated general expenses.......
        Operating income...................
        Financial expenses, net............
          Other income, net................
        Income before taxes on income......
        Share in profit of associated
          companies, net...................                                                                                276
                                                                                                                        ======


                                                               TOTAL
                                             ELIMINATIONS   CONSOLIDATED
                                             ------------   ------------
                                                     (UNAUDITED)
                                                    IN THOUSANDS
        Six month period ended June 30, 200
        in Adjusted new Israeli shekels (no
          Income statement data:
            Revenues:
              Unaffiliated customers.......                   460,093
              Inter segments...............    (23,328)
                                               -------        -------
              Total revenues...............    (23,328)       460,093
                                               =======        =======
        Segment results....................       (965)        34,498
                                               =======        =======
        Unallocated general expenses.......                    (2,187)
                                                              -------
        Operating income...................                    32,311
        Financial expenses, net............                   (11,348)
          Other income, net................                       314
                                                              -------
        Income before taxes on income......                    21,277
                                                              -------
        Share in profit of associated
          companies, net...................                       276
                                                              =======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

                                                                                                       TECHNOLOGIES
                                                                                            SEMI-          AND
                                             COMMUNICATIONS   CONSTRUCTION   INDUSTRIAL   CONDUCTORS   INVESTMENTS    CONSULTING
                                             --------------   ------------   ----------   ----------   ------------   ----------
                                                                                 (UNAUDITED)
                                                                                IN THOUSANDS
        Six month period ended June 30, 2002 --
        convenience translation into U.S. dollars:
          Income statement data:
            Revenues:
              Unaffiliated customers.......      34,337           4,518        19,604       17,423        19,028         1,566
              Inter segments...............         470             155         2,252                                    2,014
                                                -------          ------       -------      -------       -------        ------
              Total revenues...............      34,807           4,673        21,856       17,423        19,028         3,580
                                                =======          ======       =======      =======       =======        ======
        Segment results....................       2,082             954           863        1,631         1,072           834
                                                =======          ======       =======      =======       =======        ======
        Unallocated general expenses.......
        Operating income...................
        Financial expenses, net............
        Other income, net..................
        Income before taxes on income......
        Share in profit of associated
          companies, net...................                                                                                 58
                                                                                                                        ======


                                                                TOTAL
                                             CANCELLATIONS   CONSOLIDATED
                                             -------------   ------------
                                                     (UNAUDITED)
                                                     IN THOUSANDS
        Six month period ended June 30, 200
        convenience translation into U.S. d
          Income statement data:
            Revenues:
              Unaffiliated customers.......                     96,476
              Inter segments...............      (4,891)
                                                -------        -------
              Total revenues...............      (4,891)        96,476
                                                =======        =======
        Segment results....................        (202)         7,234
                                                =======        =======
        Unallocated general expenses.......                       (459)
                                                               -------
        Operating income...................                      6,775
        Financial expenses, net............                     (2,379)
        Other income, net..................                         66
                                                               -------
        Income before taxes on income......                      4,462
                                                               =======
        Share in profit of associated
          companies, net...................                         58
                                                               =======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

     g. STATEMENTS OF CASH FLOWS

         Under Israeli GAAP, cash flows relating to investments in, and proceeds from the sale of marketable securities classified as trading securities, are classified as investing activities in the statements of cash flows, while under U.S. GAAP, these items should be classified as operating activities. Consequently, the operating activities and investing activities under U.S. GAAP would be as follows:

                                                    SIX MONTH PERIOD ENDED JUNE 30
                                                 -------------------------------------
                                                  2001       2002           2002
                                                 -------   --------   ----------------
                                                                        CONVENIENCE
                                                                      TRANSLATION INTO
                                                                        U.S. DOLLARS
                                                    ADJUSTED NIS         (NOTE 3c)
                                                 ------------------   ----------------
                                                              (UNAUDITED)
                                                             IN THOUSANDS
Net cash provided by (used in) operating
activities.....................................   35,747    (69,831)      (14,643)
                                                 =======   ========       =======
Net cash used in investing activities..........  (16,972)  (142,266)      (29,831)
                                                 =======   ========       =======

     h.  LIABILITY FOR EMPLOYEE RIGHTS UPON RETIREMENT, NET OF AMOUNT FUNDED

         Under Israeli GAAP, amounts funded with severance pay funds and managerial insurance policies are deducted from the related severance pay liability. In addition, under Israeli GAAP, the income from such funds is offset against severance pay expenses.

         Under U.S. GAAP, the amounts funded as above should be presented as a long-term investment included among the Company's assets. Also, under U.S. GAAP, income from severance pay funds and severance pay expenses are presented at their gross amounts.

         Amounts funded as of June 30, 2002 totaled adjusted NIS 19,401,000 unaudited ($4,068,000 unaudited). The severance pay expenses for the six months ended June 30, 2001 and 2002, were adjusted NIS 2,887,000 unaudited and adjusted NIS 2,186,000 unaudited ($458,000 unaudited), respectively, and loss from severance pay funds for the six months ended June 30, 2001 and 2002, were adjusted NIS (118,000) unaudited and adjusted NIS (1,320,000) unaudited ($(277,000) unaudited), respectively.

     i.  RESTRICTED SHARES GRANTED TO EMPLOYEES AND NON-EMPLOYEES OF THE GROUP:

        1) Restricted shares granted to the Group employees

           Under Israeli GAAP, the Company has not recognized any compensation charge for its employee restricted share awards.

           Under U.S. GAAP, as permitted by FAS 123, "Accounting for Stock-Based Compensation", the Company accounts for the awards using the accounting treatment prescribed by Accounting Principle Board Opinion No. 25 -- "Accounting for Stock Issued to Employees" (APB 25), i.e. using the intrinsic-value-based method of accounting. The restricted shares value was determined based on the market price of the company shares on the date of grant, and was recorded as

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

    unearned compensation, which is being amortized ratably over the applicable restricted share vesting period.

    In addition, under Israeli GAAP, dividends paid with respect to such restricted shares are credited to retained earnings (i.e. identical to the treatment of dividends with respect to ordinary shares), which under U.S. GAAP, such dividends are charged to income as part of the compensation expenses relating to the awards.

    Compensation expenses relating to such awards granted to employees, for the six month periods ended June 30, 2001 and 2002 were approximately adjusted NIS 3,507,000 unaudited, and adjusted NIS 4,634,000 unaudited ($972,000 unaudited), respectively. Since the Company's awards are in a form of restricted shares, compensation expenses calculated under the intrinsic value method are also reflecting compensation expenses using the fair value method. Accordingly, no pro-forma information, as prescribed by FAS 123, has been given in this financial statements.

        2) Restricted shares granted to non-employees

           Under Israeli GAAP, the Company has not recognized any compensation charge for restricted shares granted to non-employees.

           Under U.S. GAAP, the Company is required to measure compensation expense with respect to such awards granted to non-employees based on the fair value model, under the provisions of FAS 123 and EITF 96-18 ("Accounting for Equity Instruments that are issued to other than employees for Acquiring, or in Conjunction with Selling, Goods or Services").

           In addition, under Israeli GAAP, dividends paid with respect to such restricted shares are credited to retained earning (i.e. identical to the treatment of dividends with respect to ordinary shares), which under U.S. GAAP such dividends are charged to income as part of the compensation expenses relating to the awards. Compensation expenses relating to such awards granted to non-employees were adjusted NIS 2,829,000 unaudited (including 2,804,000 which regards to related parties) and adjusted NIS 3,000 unaudited ($1,000 unaudited), for the six month periods ended June 30, 2001 and 2002, respectively.

     j.  GOODWILL AMORTIZATION -- ADOPTION OF FAS 141 AND FAS 142

        Under Israeli GAAP, goodwill arising from business combinations accounted for by the purchase method, and goodwill relating to investment in associated companies ("Excess of cost of investment in associated companies"), is generally amortized in equal annual installments over a period of 10 years. Under U.S. GAAP, according to the provisions of FAS 141 and FAS 142, goodwill is not amortized.

        As of January 1, 2002, the Company applies FAS 141 and FAS 142 except for acquisitions initiated after June 30, 2001 for which these pronouncements are effective immediately. As a result, the Company is no longer amortizing goodwill resulting from acquisition of subsidiaries and associated companies.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

     The table below shows the adjusted effect on net income, basic earnings per share and diluted earnings per share, under U.S. GAAP, had FAS No. 142, which eliminated goodwill amortization, been applied in 2001:

                                                                  SIX MONTH PERIOD ENDED JUNE 30
                                                              --------------------------------------
                                                               2001       2002           2002
                                                              -------    ------    -----------------
                                                                                      CONVENIENCE
                                                                                   TRANSLATION INTO
                                                                                     U.S. DOLLARS
                                                                ADJUSTED NIS           (NOTE 3c)
                                                              -----------------    -----------------
                                                                           (UNAUDITED)
                                                               IN THOUSANDS (EXCEPT PER SHARE DATA)
        NET INCOME(see b above).............................  31,537     9,944           2,086
          Add back amortization of:
           Goodwill.........................................      23
           Excess of cost of investment in an Associated
              company.......................................     225
                                                              ------     -----           -----
          Adjusted net income...............................  31,785     9,944           2,086
                                                              ======     =====           =====
        BASIC EARNINGS PER SHARE:
          Reported basic earnings per share.................    4.52      1.39            0.29
          Add back amortization of:
           Goodwill.........................................       *
           Excess of cost of investment in an associated
              company.......................................    0.03
                                                              ------     -----           -----
        Adjusted basic earnings per share...................    4.55      1.39            0.29
                                                              ======     =====           =====
        DILUTED EARNINGS PER SHARE:
          Reported diluted earnings per share...............    4.18      1.29            0.27
          Add back amortization of:
           Goodwill.........................................       *
           Excess of cost of investment in an Associated
              Company.......................................    0.03
                                                              ------     -----           -----
          Adjusted basic earnings per share.................    4.21      1.29            0.27
                                                              ======     =====           =====

---------------
* Represents an amount less than adjusted 1,000 NIS.

     k.  DERIVATIVES INSTRUMENTS AND EMBEDDED DERIVATIVES

         Under Israeli GAAP, the Group accounts for certain derivatives instruments as hedging instruments.

         Under U.S. GAAP, as of January 1, 2001, the Group applied FAS 133 "Accounting for Derivative Instruments and Hedging Activities", as amended by FAS 137 and FAS 138. Under the provisions of FAS 133, the Group's derivative instruments are not qualify for hedge accounting.

         In addition, under U.S. GAAP, certain contracts contain embedded derivative instruments. Such embedded derivatives are separated under U.S. GAAP from the host contracts and accounted for as

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

    derivative instruments pursuant to FAS 133. Israeli GAAP do not contain such separation and measurement requirements.

     l.  ISSUANCE OF SHARES AND CAPITAL NOTES BY A DEVELOPMENT STAGE SUBSIDIARY
(TPS)

        TPS is mainly financed by funds from all of its shareholders, through capital notes. These capital notes are linked to the Israeli CPI and bear 4% annual interest. No repayment date exists with respect to such notes. Under the terms of the agreement of the capital notes any repayment of amounts related to the capital note arrangements, including adjustments for CPI and interest, requires a majority shareholder vote and is required to be paid pro rata in proportion to the existing shareholders' common stock interests at time of repayment. Accordingly, repayment of the capital notes and any interest is at the sole discretion of Baran, the majority owner.

        Under Israeli GAAP, total proceeds from such issuance were allocated to the shares issued based on the par value, while the balance was allocated to the capital notes. Interest expenses were recorded with respect to such notes. Under U.S. GAAP, due to the capital notes terms and conditions, as described above, the total proceeds from the issuance of shares and capital notes are reflected as minority interests in Baran Group's consolidated financial statements. Accordingly, interest expenses and credits to minority interest recorded under Israeli GAAP must be reversed for U.S. GAAP purposes.

        In addition, under Israeli GAAP, an investor gain resulting from share issuance made by a development stage investee, is deferred and recognized in income over a period of 3 years or in an amount equal to the investor's share in the investee losses, based on the higher amount, on a cumulative basis. Under U.S. GAAP, according to Staff Accounting Bulletin (SAB) Topic 5H, the entire gain is credited in the investors financial to Baran Group's consolidated financial statements directly to capital surplus at the said transaction date.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

        Based on the above, hereunder is a table which summarizes the effects of TPS's transactions of issuance of shares and capital notes, on the Company's consolidated financial statements under Israeli GAAP and U.S.
        GAAP:

                                                                            JUNE 30
                                                             -------------------------------------
                                                              2001      2002            2002
                                                             -------   -------    ----------------
                                                                                    CONVENIENCE
                                                                                  TRANSLATION INTO
                                                               ADJUSTED NIS         U.S. DOLLARS
                                                             -----------------    ----------------
                                                                          (UNAUDITED)
                                                                         IN THOUSANDS
Balance sheet data:
  As reported under Israeli GAAP:
     Capital notes issued to minority shareholders of a
       subsidiary..........................................             19,020          3,988
     Minority's share in TPS's capital deficiency..........             (5,967)        (1,251)
                                                                       -------         ------
     Capital notes issued to minority shareholders of a
       subsidiary, net.....................................             13,053          2,737
                                                                       =======         ======
     Minority interests....................................              7,195          1,509
                                                                       =======         ======
     Shareholders' equity:
       Capital surplus.....................................             54,993         11,531
                                                                       =======         ======
       Retained earnings...................................            154,090         32,311
                                                                       =======         ======
  Under U.S. GAAP:
     Capital notes issued to minority shareholders of a
       subsidiary..........................................                 --             --
                                                                       =======         ======
     Minority interests....................................              2,622            550
                                                                       =======         ======
     Shareholders' equity:
       Capital surplus.....................................             61,524         12,901
                                                                       =======         ======
       Retained earnings...................................            154,519         32,401
                                                                       =======         ======
Income statement data:
  As reported under Israeli GAAP:
     Financial income (expenses) net.......................     (902)  (11,348)        (2,379)
                                                             =======   =======         ======
     Minority interests in losses of subsidiaries, net.....      872     1,651            346
                                                             =======   =======         ======
  Under U.S. GAAP:
     Financial income (expenses), net......................     (550)  (10,996)        (2,305)
                                                             =======   =======         ======
     Minority interests in losses of subsidiaries, net.....      714     1,493            313
                                                             =======   =======         ======
  Difference between Israeli and U.S. GAAP:
     Reduction in financial expense, net from reversal of
       interest expense....................................      352       352             74
     Reduction in minority interest in losses of
       subsidiaries........................................     (158)     (158)           (33)
                                                             -------   -------         ------
       Adjustment (l) reflected in U.S. GAAP
          reconciliation...................................      194       194             41
                                                             =======   =======         ======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

     m.  INCLUSION OF A PROPORTIONATELY CONSOLIDATED COMPANY (MEISSNER BARAN)
         DATA

          Under Israeli GAAP, the financial data of Meissner Baran, included on a proportionate consolidation method in the Company's consolidated financial statements, is based on Meissner Baran's financial statements prepared in adjusted NIS, under the provisions of Opinion No. 36 of the Israeli Institute.

          Under U.S. GAAP, according to the provisions of FAS 52 the functional currency of Meissner Baran is the U.S. dollar. Accordingly, the financial data of Meissner Baran included in the Company's consolidated financial statements, for U.S. GAAP purposes, are remeasured from local currency (U.S. dollar) using historical exchange rates.

          Following are data pertaining to Meissner Baran, based upon the Company's percentage of holding, as presented in the Company's remeasured data under U.S. GAAP:

                                                                   JUNE 30
                                                         ---------------------------
                                                           2002           2002
                                                         --------   ----------------
                                                                      CONVENIENCE
                                                         ADJUSTED   TRANSLATION INTO
                                                           NIS        U.S. DOLLARS
                                                         --------   ----------------
                                                                 (UNAUDITED)
                                                                IN THOUSANDS
Balance sheet data:
  As reported under Israeli GAAP:
     Current assets....................................   95,122         19,945
     Fixed assets, net.................................    2,017            423
     Other assets, net.................................      167             35
                                                          ------         ------
       Total assets....................................   97,306         20,403
                                                          ======         ======
     Current liabilities...............................   74,876         15,700
     Long-term liabilities.............................      464             97
                                                          ------         ------
       Total liabilities...............................   75,340         15,797
                                                          ======         ======
  Under U.S. GAAP:
     Current assets....................................   94,423         19,799
     Fixed assets, net.................................    2,147            450
     Other assets, net.................................      946            198
                                                          ------         ------
       Total assets....................................   97,516         20,447
                                                          ======         ======
     Current liabilities...............................   74,588         15,640
     Long-term liabilities.............................    1,244            260
                                                          ------         ------
       Total liabilities...............................   75,832         15,900
                                                          ======         ======

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):


                                                                 SIX MONTH PERIOD ENDED JUNE 30
                                                              -------------------------------------
                                                               2001      2002            2002
                                                              -------   -------    ----------------
                                                                                     CONVENIENCE
                                                                                   TRANSLATION INTO
                                                                                     U.S. DOLLARS
                                                                ADJUSTED NIS          (NOTE 3c)
                                                              -----------------    ----------------
                                                                           (UNAUDITED)
                                                                          IN THOUSANDS
Statement of income data:
  As reported under Israeli GAAP:
     Total revenues.........................................  111,184    83,090         17,423
                                                              =======   =======         ======
     Gross profit...........................................   10,475    11,190          2,346
                                                              =======   =======         ======
     Income (loss) before taxes on income...................    6,108     9,952          2,087
                                                              =======   =======         ======
     Net income (loss)......................................    3,871     6,812          1,428
                                                              =======   =======         ======
  As reported under U.S. GAAP:
     Total revenues.........................................  107,823    84,458         17,710
                                                              =======   =======         ======
     Gross profit...........................................   10,429    13,535          2,838
                                                              =======   =======         ======
     Income before taxes on income..........................    6,025    10,377          2,176
                                                              =======   =======         ======
     Net income.............................................    3,796     7,251          1,520
                                                              =======   =======         ======
     Difference between Israel and U.S. GAAP................      (75)      439             92
                                                              -------   -------         ------
     Adjustment "m" reflected in U.S. GAAP reconciliation...      (75)      439             92
                                                              =======   =======         ======

     n.  TRANSLATION OF SUBSIDIARY FINANCIAL STATEMENTS

         Under Israeli GAAP, balance sheet and income statement items, of subsidiary companies whose functional currency is other than adjusted NIS, are translated by using the exchange rate at balance sheet date. Under U.S. GAAP, balance sheet items are translated using the exchange rate at balance sheet date, while income statement items are translated using the exchange rate at the dates on which these elements are recognized or the weighted average exchange rate for the period.

     o.  RECOGNITION OF PROFITS ON BUILDING CONTRACTUAL WORK

         Under Israeli GAAP, profits from contractual work involving the construction of buildings is recognized by the percentage of completion method if the stage of completion has reached at least 25% and certain other conditions are met.

         Under U.S. GAAP, a completion rate of 25% is not required in order to commence recognition of such profits, although it is necessary to have the ability to make reliable estimates regarding the stage of completion revenues and costs.

         No quantifiable GAAP difference for the six months ended June 30, 2002 and 2001 exists.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

     p.  LITIGATION SETTLEMENT WITH D.B.S. SATELLITE SERVICES (1988) LTD.
         ("YES"):

         As the result of a court settlement in February 2002, it was agreed between the Company and YES that YES would be required to pay the Company an amount of adjusted NIS 57,635,000, in installments through 2004, which was equal to the original amount of accounts receivable recorded by the Company in the normal course of business, which previously was due immediately.

         Under Israeli GAAP, the above long-term accounts receivable are recorded at the original amount (on an undiscounted basis).

         Under U.S. GAAP, in light of the above litigation settlement, the Company adjusted its December 31, 2001 accounts receivable recorded in the normal course of business, to its estimated fair value in accordance with APB21, using a discount rate of 4%, resulting in recognition of a discount to the original accounts receivable of NIS 2,643,000 and an expense in the same amount. The Company recognizes this discount in income over the repayment period (through December 31, 2004). The resulting income recorded during the six month period ended June 30, 2002 was adjusted NIS 852,000 unaudited ($ 179,000 unaudited).

     q. POTENTIAL DILUTION IN THE COMPANY'S SHAREHOLDING IN ASSOCIATED COMPANIES AS A RESULT OF CONVERTIBLE SECURITIES ISSUED BY THEM

         According to Israeli GAAP, under the provisions of Opinion 48 of the Israeli institute, an investor company is required to create a provision for losses, which it may incur from the dilution of its holding in associated companies, when the likelihood of the exercise of the convertible securities is probable. When the exercise of such convertible securities become improbable this provision for losses is reversed. Under U.S. GAAP, such loss, if applicable, is recognized on the exercise date.

     r.  INCOME TAXES:

         1) Taxes with respect to investments in associated and proportionately consolidated companies

            According to Israeli GAAP, taxes which would apply in the event of disposal of investments in the above mentioned companies have not been provided for, as it is the Company's policy to hold these investments, not to realize them. According to U.S. GAAP, there is no such an exemption, and the Company needs to provide for deferred taxes with respect to the differences between the amounts of the investments in these companies presented in the financial statements and those taken into account for tax purposes.

         2) Tax benefit resulting from exercise of employees stock based awards

            Under Israeli GAAP, tax benefit resulting from exercise of employees, stock based awards is recognized in the statement of income as a reduction of income tax expenses. Under U.S. GAAP, such benefit is credited directly to capital surplus.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

     s. COMPANY'S SHARE IN ISRAELI - U.S. GAAP DIFFERENCES RELATING TO ASSOCIATED COMPANIES

         Following is a reconciliation of the Company's share in profits of its associated companies as reported under Israeli GAAP, to its share in such profits under U.S. GAAP:

                                                  SIX MONTH PERIOD ENDED JUNE 30
                                                 ---------------------------------
                                                 2001     2002          2002
                                                 -----    ----    ----------------
                                                                    CONVENIENCE
                                                                  TRANSLATION INTO
                                                                    U.S. DOLLARS
                                                 ADJUSTED NIS        (NOTE 3c)
                                                 -------------    ----------------
                                                            (UNAUDITED)
                                                           IN THOUSANDS
Share in profits of associated companies, as
  reported under Israeli GAAP..................    705     276           58
Effect of the treatment of the following items
  under U.S. GAAP:
  Employee stock based awards..................   (200)   (208)         (44)
  Issuance of shares by a development stage
     subsidiary................................    (28)    (36)          (7)
  Goodwill amortization........................           (110)         (23)
  Tax effect in respect of Israeli --
     U.S. GAAP differences.....................     70      55           12
  Other*.......................................   (122)    (11)          (3)
                                                 -----    ----          ---
Share in profits of associated companies, under
  U.S. GAAP....................................    425     (34)          (7)
                                                 =====    ====          ===

---------------
          * Relating to difference between Israeli GAAP and US GAAP which none of them are individually significant, and they are therefore shown as a combined total.

     t.  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS IN THE UNITED STATES:

        1) FAS 143

          In July 2001, the FASB issued FAS 143, "Accounting for Asset Retirement Obligations". FAS 143 prescribes the accounting for retirement obligations associated with tangible long-lived assets, including the timing of liability recognition and initial measurement of the liability. FAS 143 requires that an asset retirement cost should be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. FAS 143 is effective for fiscal years beginning after June 15, 2002 (January 1, 2003 for the Company). The Company does not believe that the adoption of FAS 143 will have any material effect on its consolidated financial statements.

        2) FAS 145

          In May 2002, the FASB issued FAS 145, "Revision of FAS Nos. 4,44 and 34, Amendment of FAS 13 and Technical Corrections as of April 2002". FAS 145 is effective for fiscal periods

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

5. RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES -- (CONTINUED):

          beginning after May 15, 2002 (as applicable to the Company, January 1,
          2003). The Company does not believe that the adoption of FAS 145 will have any material effect on its consolidated financial statements.

        3) FAS 146

          In July 2002, the FASB issued FAS 146, "Accounting for Costs Associated with Exit or Disposal Activities". FAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issues No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and other costs to exit an activity (including certain costs incurred in a restructuring"). FAS 146 requires that a liability for costs associated with an exit or disposal activity be recognized when the liability is incurred rather than when a company commits to such an activity and also establishes fair value as the objective for initial measurement of the liability. The company will adopt FAS 146 for exit or disposal activities that are initiated after December 31, 2002, upon the adoption of FAS 146 previously issued financial statements shall not be restated. The Company is currently in the process of evaluating the impact of adoption of this statement.

6.   SUBSEQUENT EVENTS:

     a.   ACQUISITION OF O2WIRELESS SOLUTIONS INC.

        On February 26, 2002, the Company announced that it had entered into a non-binding letter of intent with o2Wireless Solutions Inc. ("o2"), a company which is based in the U.S.A. and provides comprehensive integrated network solutions to all sectors of the global wireless telecommunications industry.

        On June 5, 2002, the parties first announced the execution of the merger agreement. On August 28, 2002 the parties agreed to change the terms of the transaction and announced it.

        In accordance with the merger agreement and Georgia law, o2 will merge with and into Baran Acquisition Sub, Inc., a newly formed and wholly owned U.S. subsidiary of the Company. As a result of this merger, the separate corporate existence of o2 will cease and the newly formed subsidiary will survive the merger as a wholly owned subsidiary of the Company.

        If the merger is completed, o2 stockholders will receive newly issued ordinary shares of the Company. Each share of o2 common stock will be converted into the right to receive 0.014919 of the Company's ordinary shares. The aggregate consideration that will be paid to o2 stockholders in the merger is approximately 454,952 of the Company's ordinary shares, subject to adjustment. The preceding sentence assumes that all outstanding warrants for 27,937,737 shares of o2 common stock will be exercised before the merger. The number of the Company ordinary shares issuable to o2s' stockholders in the merger will be proportionately adjusted for any stock split, stock dividend or similar event with respect to the Company's ordinary shares or o2 common stock effected between the date of the merger agreement and the date of completion of the merger.

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

6.   SUBSEQUENT EVENTS -- (CONTINUED):

        Following are data pertaining to o2 wireless, in U.S. dollars - in thousands:

                                                                     DECEMBER 31
                                                                   ----------------   JUNE 30,
                                                                    2000      2001      2002
                                                                   -------   ------   ---------
                                                                           (UNAUDITED)
        Current assets...........................................   82,177   50,735    31,253
        Non current assets.......................................   34,053   33,042     2,555
                                                                   -------   ------    ------
                                                                   116,230   83,777    33,808
                                                                   =======   ======    ======
        Current liabilities......................................   37,090   23,881    32,112
        Long-term liabilities....................................    5,465    8,199       429
                                                                   -------   ------    ------
                                                                    42,555   32,080    32,541
        Shareholders' equity.....................................   73,675   51,697     1,267
                                                                   -------   ------    ------
                                                                   116,230   83,777    33,808
                                                                   =======   ======    ======

        On June 5, 2002, as part of the merger transaction, Baran Acquisition Sub, Inc. (" Baran Sub" ), a wholly owned subsidiary of the Company, entered into a working capital loan agreement with o2wireless. In the loan agreement, Baran Sub agreed to provide working capital advances to o2wireless, subject to conditions and covenants imposed on o2wireless, and provided that the representations and warranties of o2wireless given in the loan agreement remain true and correct on the date of each advance to o2wireless by Baran Sub.

        The loan is linked to the U.S. dollars and bears interest of Libor + 2%. The time of repayment has not been set yet.

        Baran Sub extended the first advance on June 6, 2002, immediately following the execution of the loan agreement and the merger agreement, in the amount of $5,000,000, which was evidenced by a working capital note. The loan is included in the "investments and long-term receivables" in the balance sheet. In addition, and provided that no event of default has occurred, Baran Sub has agreed to advance to o2wireless the following:

        No later than the date o2wireless files its Form 10- Q for the quarter ended June 30, 2002 or August 15, 2002, the lesser of (x) $3,000,000 or
        (y) the amount of o2wireless loss (as defined below) for the quarter ended June 30, 2002; and if the loan agreement is in effect as of the later of the date o2wireless files its Form 10- Q for the quarter ended September 30, 2002 or November 15, 2002, at its discretion, an amount equal to the o2wireless loss for the quarter ended September 30, 2002.

        "Loss" is defined in the loan agreement as the Company's consolidated earnings before interest, taxes, depreciation, amortization, non- cash restructuring expenses and any accrued and unpaid management fees due to Baran Sub.

        As of the date of filing this report, the Company has not made any additional advances.

        In consideration of Baran Sub's execution of the loan agreement and the extension of the initial working capital advance to o2wireless', o2wireless has issued to Baran Sub a warrant to purchase 5,559,610 shares of o2wireless common stock, at a purchase price equal to $0.45 per share, which

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

6.   SUBSEQUENT EVENTS -- (CONTINUED):

        warrant may be exercised only in the event that the merger agreement is terminated due to acceptance of an acquisition proposal more favorable to o2wireless than the proposed merger with the Company.

b.   CONTINGENT LIABILITIES

         1) On April 24, 2002, a supplier filed a claim with the Magistrate's Court in Tel-Aviv against a proportionately consolidated company, the Company's share in which is 46.5%. Under the claim, the proportionately consolidated company and another company are required to pay the supplier approximately NIS 711,000 in respect of an alleged breach of an agreement for the provision of manpower services. At this stage, the proportionately consolidated company is yet to submit a letter of defense and its legal counsels are unable to estimate the chances of the claim. Accordingly, no provision was made in the financial statements in respect of this claim.

         2) On May 2, 2002, a customer filed a claim with the Tel-Aviv District Court against a proportionately consolidated company, the Company's share in which is 46.5%. Under the claim, the proportionately consolidated company and four other parties, jointly, are required to pay the customer approximately NIS 8.9 million ($ 1.87 million) in respect of alleged damages caused during the installation of an appliance on April 22, 1999. At this stage, the proportionately consolidated company has not yet submitted a letter of defense. The proportionately consolidated company has maximum insurance coverage of approximately $ 1 million. In the opinion of the legal counsel of the proportionately consolidated company, the chances of being charged an amount in excess of the insurance coverage are not high. Accordingly, no provision was made in the financial statements in respect of this claim.

c.   RELATED PARTIES

        On November 18, 2001, the general meeting approved the granting of benefits and the allocation of marketable securities to interested parties in the Company. Following notification by the Israeli Securities Authority, the allocation of the securities and the payment of the balance of the bonus were put on hold.

        On July 11, 2002, the related parties notified the Company that they are waiving their right to the issue of shares and warrants, as well as to the payment of the unpaid bonuses.

7.   LONG-TERM BANK LOANS

     On February 2002 the Company entered into a loan agreement with two banks. The banks granted Baran a NIS 45 million loan for a period of three years, linked to the Israeli CPI and bearing an interest rate of 3.8% and NIS 90 million loan for a period of five years, linked to the Israeli CPI and bearing an interest rate of 3.9%. The weighted average interest rates of long term bank loans linked to the Israeli CPI as of June 30, 2002 is 4.2% (December 31, 2001 -- 5.9%).

                                BARAN GROUP LTD.
                            (AN ISRAELI CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 2002
                                  (UNAUDITED)

8.   SCHEDULE -- VALUATION AND QUALIFYING ACCOUNTS
                 SIX MONTH PERIOD ENDED JUNE 30, 2001 AND 2002

COLUMN A                                             COLUMN B      COLUMN C      COLUMN D      COLUMN E
--------                                           ------------   ----------   -------------   ---------
                                                                  ADDITIONS
                                                    BALANCE AT    CHARGED TO                    BALANCE
                                                   BEGINNING OF    COST AND     DEDUCTIONS     AT END OF
                                                      PERIOD       EXPENSE     FROM RESERVES    PERIOD
                                                   ------------   ----------   -------------   ---------
DESCRIPTION
Allowance for doubtful accounts:
  Six month period ended June 30:
     Adjusted NIS (in thousands):
       2001......................................        311                        (135)           176
                                                     =======                      ======        =======
       2002......................................      2,603                      (2,135)           468
                                                     =======                      ======        =======
     Convenience translation into U.S. dollars
       (in thousands)-
       2002......................................        546                        (448)            98
                                                     =======                      ======        =======
Valuation allowance for deferred tax assets:
  Six month period ended June 30:
     Adjusted NIS (in thousands):
       2001......................................     (5,427)         (664)                      (6,091)
                                                     =======        ======                      =======
       2002......................................    (11,198)          380                      (10,818)
                                                     =======        ======                      =======
     Convenience translation into U.S. dollars
       (in thousands) -- 2002....................     (2,348)           80                       (2,268)
                                                     =======        ======                      =======
Warranty provision
  Six month period ended June 30:
     Adjusted NIS (in thousands):
       2001......................................     22,010        (3,845)                      18,165
                                                     =======        ======                      =======
       2002......................................     21,540        (6,084)                      15,456
                                                     =======        ======                      =======
  Convenience translation into U.S. dollars
     (in thousands) -- 2002......................      4,517        (1,276)                       3,241
                                                     =======        ======                      =======

                           O2WIRELESS SOLUTIONS, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
O2WIRELESS SOLUTIONS, INC. AND SUBSIDIARIES
Independent Auditors' Report................................   F-121
Consolidated Balance Sheets as of December 31, 2000 and
  2001......................................................   F-122
Consolidated Statements of Operations for the Years Ended
  December 31, 1999, 2000 and 2001..........................   F-123
Consolidated Statements of Stockholders' Equity for the
  Years Ended December 31, 1999, 2000 and 2001..............   F-124
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1999, 2000 and 2001..........................   F-125
Notes to Consolidated Financial Statements..................   F-127
Consolidated Balance Sheets as of December 31, 2001 and June
  30, 2002 (unaudited)......................................   F-152
Consolidated Statements of Operations for the Six Months
  Ended June 30, 2001 and 2002 (unaudited)..................   F-153
Consolidated Statements of Cash Flows for the Three and Six
  Months Ended June 30, 2001 and 2002 (unaudited)...........   F-154
Notes to Consolidated Financial Statements..................   F-155

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
o2wireless Solutions, Inc.:

     We have audited the accompanying consolidated balance sheets of o2wireless Solutions, Inc. and subsidiaries (the "Company") as of December 31, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of o2wireless Solutions, Inc. and subsidiaries as of December 31, 2000 and 2001 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

                                                /s/ KPMG LLP

Atlanta, Georgia
March 25, 2002, except as to note 4
   which is as of September 17, 2002.

                  O2WIRELESS SOLUTIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 2001

                                                                   2000              2001
                                                              --------------    --------------
                                                              (IN THOUSANDS, EXCEPT SHARE AND
                                                                      PER SHARE DATA)
                                            ASSETS
Current Assets:
  Cash and cash equivalents.................................     $ 12,113          $  4,528
  Cash and cash equivalents of discontinued operations......           55                71
  Contract revenues receivable, net of allowance for
    doubtful accounts of $730 and $3,343 at December 31,
    2000 and 2001, respectively.............................       49,106            23,444
  Costs and estimated earnings in excess of billings on
    uncompleted contracts...................................       14,137            15,456
  Inventories, net of obsolescence reserve of $296 and $421
    at December 31, 2000 and 2001, respectively.............          264               539
  Deferred income taxes.....................................          343                --
  Other current assets......................................        1,047             2,297
  Other assets of discontinued operations...................        5,661             4,890
                                                                 --------          --------
    Total Current Assets....................................       82,726            51,225
Property and equipment, net of accumulated depreciation of
  $2,568 and $3,807 at December 31, 2000 and 2001,
  respectively..............................................        3,801             3,498
Intangible assets, net......................................       27,258            28,887
Deferred income taxes.......................................        2,277                --
Other assets................................................          227               167
                                                                 --------          --------
                                                                 $116,289          $ 83,777
                                                                 ========          ========
               LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
  Affiliate notes payable, current portion..................     $  2,126          $  1,279
  Current portion of other indebtedness.....................          165               442
  Accrued earn-out..........................................        1,650             1,650
  Accounts payable..........................................       18,658             9,144
  Accrued expenses..........................................        9,281             8,956
  Billing in excess of costs and estimated earnings on
    uncompleted contracts...................................        3,748             1,137
  Other current liabilities.................................           --               369
  Liabilities of discontinued operations....................        1,540               915
                                                                 --------          --------
    Total Current Liabilities...............................       37,168            23,892
Affiliate notes payable, less current portion...............        1,626                23
Other long-term indebtedness, less current portion..........        3,440             7,491
Other long-term liability...................................          380               674
                                                                 --------          --------
    Total Liabilities.......................................       42,614            32,080
                                                                 --------          --------
Redeemable preferred stock:
  Class A redeemable convertible preferred stock, $.01 par
    value; 100,000 shares authorized; no shares issued or
    outstanding.............................................           --                --
  Series C redeemable convertible preferred stock, no par
    value; 75,000 shares authorized; no shares issued or
    outstanding.............................................           --                --
  Series D senior redeemable preferred stock, no par value;
    100,000 shares authorized; no shares issued or
    outstanding.............................................           --                --
                                                                 --------          --------
                                                                       --                --
                                                                 --------          --------
Stockholders' equity:
Serial preferred stock, no par value, 10,000,000 shares
  authorized; no shares issued or outstanding...............           --                --
Common stock, $.0001 par value 100,000,000 shares
  authorized; 27,242,021 and 27,937,737 shares issued and
  outstanding at December 31, 2000, and December 31, 2001,
  respectively..............................................            3                 3
Additional paid-in capital..................................       96,571           101,823
Deferred stock compensation.................................       (1,286)             (368)
Accumulated other comprehensive loss........................           --              (114)
Accumulated deficit.........................................      (21,613)          (49,647)
                                                                 --------          --------
    Total stockholders' equity..............................       73,675            51,697
                                                                 --------          --------
                                                                 $116,289          $ 83,777
                                                                 ========          ========

          See accompanying notes to consolidated financial statements

                  O2WIRELESS SOLUTIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1999, 2000 AND 2001

                                                                 1999         2000          2001
                                                              ----------   -----------   -----------
                                                                 (IN THOUSANDS, EXCEPT SHARE AND
                                                                         PER SHARE DATA)
Revenues....................................................  $   47,126   $   128,373   $   106,672
                                                              ----------   -----------   -----------
Operating expenses:
  Cost of revenues..........................................      34,535        91,560        85,111
  Selling, general, and administrative expenses.............       9,346        24,996        31,509
  Warrant dispute reserve...................................          --            --           641
  Restructuring charge......................................          --            --         1,100
  Depreciation and amortization.............................       2,079         4,015         7,379
  Goodwill write-down.......................................          --            --         4,802
                                                              ----------   -----------   -----------
    Operating income (loss).................................       1,166         7,802       (23,870)
Other income (expense):
  Interest income...........................................          20           274           641
  Interest expense..........................................      (2,341)       (3,843)       (1,959)
  Increase in fair value of put warrants....................          --       (13,681)           --
  Other.....................................................          82           272           165
                                                              ----------   -----------   -----------
Loss from continuing operations before taxes, extraordinary
  items and cumulative effect of change in accounting
  principle.................................................      (1,073)       (9,176)      (25,023)
Income tax (benefit) expense................................      (1,226)        2,587         2,620
                                                              ----------   -----------   -----------
Income (loss) from continuing operations before
  extraordinary items and cumulative effect of change in
  accounting principle......................................         153       (11,763)      (27,643)
Discontinued operations:
  Loss from discontinued operations net of tax -- Specialty
    Drilling, Inc. .........................................         (55)         (127)         (196)
  (Loss) income from discontinued operations net of
    tax -- o2wireless Lighting, Inc. .......................         (38)          836           393
  Loss on disposal of discontinued operations net of
    tax -- Specialty Drilling, Inc. ........................          --            --          (588)
                                                              ----------   -----------   -----------
    Total (loss) income on discontinued operations..........         (93)          709          (391)
                                                              ----------   -----------   -----------
Income (loss) before extraordinary items and cumulative
  effect of change in accounting principle..................          60       (11,054)      (28,034)
Extraordinary item -- loss on extinguishment of
  indebtedness, net of income tax benefit of $171 in 1999
  and $2,212 in 2000........................................        (256)       (4,294)           --
                                                              ----------   -----------   -----------
  Loss before cumulative effect of change in accounting
    principle...............................................        (196)      (15,348)      (28,034)
Cumulative effect of change from deferral of organization
  costs to expensing costs as incurred......................        (121)           --            --
                                                              ----------   -----------   -----------
  Net loss..................................................        (317)      (15,348)      (28,034)
Preferred stock dividends and accretion of discount on
  redeemable preferred stock................................        (632)       (6,148)           --
                                                              ----------   -----------   -----------
  Net loss applicable to common stockholders................  $     (949)  $   (21,496)  $   (28,034)
                                                              ==========   ===========   ===========
Earnings per share data:
  Net loss per common share:
    Continuing operations:
      Basic and diluted:
         Loss per share before extraordinary items and
           accounting change................................  $    (0.07)  $     (1.23)  $     (0.99)
         Extraordinary items................................       (0.03)        (0.29)           --
         Accounting change..................................       (0.02)           --            --
                                                              ----------   -----------   -----------
                                                              $    (0.12)  $     (1.52)  $     (0.99)
    Discontinued operations:
      Basic and diluted.....................................       (0.01)         0.08         (0.02)
                                                              ----------   -----------   -----------
    Net loss per common share:
      Basic and diluted.....................................  $    (0.13)  $     (1.44)  $     (1.01)
                                                              ==========   ===========   ===========
Weighted-average common shares outstanding:
  Basic and diluted.........................................   7,188,700    14,980,193    27,890,678
                                                              ==========   ===========   ===========

          See accompanying notes to consolidated financial statements

                  O2WIRELESS SOLUTIONS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1999, 2000 AND 2001

                                                                        SERIES B
                                                    COMMON STOCK       CONVERTIBLE   ADDITIONAL
                                                 -------------------    PREFERRED     PAID-IN
                                                   SHARES     AMOUNT      STOCK       CAPITAL
                                                 ----------   ------   -----------   ----------
                                                       (IN THOUSANDS, EXCEPT SHARE DATA)
Balance at December 31, 1998...................   7,188,700     --       $1,550       $  3,477
Exercise of employee stock options.............         530     --           --              1
Class A redeemable convertible preferred stock
 dividend......................................          --     --           --           (347)
Conversion of Series B convertible preferred
 stock to notes payable........................          --     --       (1,550)            --
Series C convertible preferred stock
 dividend......................................          --     --           --            (88)
Accretion of discount on Class A redeemable
 convertible preferred stock...................          --     --           --            (78)
Accretion of discount on Series D redeemable
 preferred stock...............................          --     --           --           (119)
Issuance of warrants for loan guarantees.......          --     --           --            415
Net loss.......................................          --     --           --             --
                                                 ----------     --       ------       --------
Balance at December 31, 1999...................   7,189,230     --           --          3,261
Exercise of employee stock options.............   1,015,364     --           --            926
Expiration of fair value put feature upon
 initial public offering.......................   4,532,735      1           --         22,712
Class A redeemable convertible preferred stock
 dividend......................................          --     --           --           (172)
Series C convertible preferred stock
 dividend......................................          --     --           --            (92)
Series D redeemable preferred stock dividend...          --     --           --           (615)
Accretion of discount on Class A redeemable
 convertible preferred stock...................          --     --           --           (382)
Unaccreted discount on Series D redeemable
 convertible preferred stock upon redemption...          --     --           --         (4,887)
Conversion of Series A into Common Stock.......   5,575,116      1           --          5,766
Conversion of Series C into Common Stock.......   2,990,328     --           --          3,093
Initial public offering of common stock, net...   5,798,623      1           --         62,742
Deferred stock compensation related to stock
 option grants.................................          --     --           --          1,809
Amortization of stock compensation.............          --     --           --             --
Issuance of common stock for acquisitions......     140,625     --           --            805
Tax benefit on disqualified disposition of
 stock options.................................          --     --           --          1,605
Net loss.......................................          --     --           --             --
                                                 ----------     --       ------       --------
Balance at December 31, 2000...................  27,242,021      3           --         96,571
Exercise of employee stock options.............       8,480     --           --             18
Issuance of common stock for acquisitions......     687,236     --           --          5,391
Forfeiture of stock options....................          --     --           --           (157)
Amortization of stock compensation.............          --     --           --             --
Comprehensive Loss:
 Unrealized loss on interest rate swap
   agreement...................................          --     --           --             --
 Net loss......................................          --     --           --             --
Total Comprehensive loss.......................
                                                 ----------     --       ------       --------
Balance at December 31, 2001...................  27,937,737     $3           --       $101,823
                                                 ==========     ==       ======       ========


                                                   DEFERRED                       OTHER           TOTAL
                                                    STOCK       ACCUMULATED   COMPREHENSIVE   STOCKHOLDERS'
                                                 COMPENSATION     DEFICIT         LOSS           EQUITY
                                                 ------------   -----------   -------------   -------------
                                                     (IN THOUSANDS, EXCEPT SHARE DATA)
Balance at December 31, 1998...................         --       $ (5,948)           --         $   (921)
Exercise of employee stock options.............         --             --            --                1
Class A redeemable convertible preferred stock
 dividend......................................         --             --            --             (347)
Conversion of Series B convertible preferred
 stock to notes payable........................         --             --            --           (1,550)
Series C convertible preferred stock
 dividend......................................         --             --            --              (88)
Accretion of discount on Class A redeemable
 convertible preferred stock...................         --             --            --              (78)
Accretion of discount on Series D redeemable
 preferred stock...............................         --             --            --             (119)
Issuance of warrants for loan guarantees.......         --             --            --              415
Net loss.......................................         --           (317)           --             (317)
                                                   -------       --------         -----         --------
Balance at December 31, 1999...................         --         (6,265)           --           (3,004)
Exercise of employee stock options.............         --             --            --              926
Expiration of fair value put feature upon
 initial public offering.......................         --             --            --           22,713
Class A redeemable convertible preferred stock
 dividend......................................         --             --            --             (172)
Series C convertible preferred stock
 dividend......................................         --             --            --              (92)
Series D redeemable preferred stock dividend...         --             --            --             (615)
Accretion of discount on Class A redeemable
 convertible preferred stock...................         --             --            --             (382)
Unaccreted discount on Series D redeemable
 convertible preferred stock upon redemption...         --             --            --           (4,887)
Conversion of Series A into Common Stock.......         --             --            --            5,767
Conversion of Series C into Common Stock.......         --             --            --            3,093
Initial public offering of common stock, net...         --             --            --           62,743
Deferred stock compensation related to stock
 option grants.................................     (1,809)            --            --               --
Amortization of stock compensation.............        523             --            --              523
Issuance of common stock for acquisitions......         --             --            --              805
Tax benefit on disqualified disposition of
 stock options.................................         --             --            --            1,605
Net loss.......................................         --        (15,348)           --          (15,348)
                                                   -------       --------         -----         --------
Balance at December 31, 2000...................     (1,286)       (21,613)           --           73,675
Exercise of employee stock options.............         --             --            --               18
Issuance of common stock for acquisitions......         --             --            --            5,391
Forfeiture of stock options....................        157             --            --               --
Amortization of stock compensation.............        761             --            --              761
Comprehensive Loss:
 Unrealized loss on interest rate swap
   agreement...................................         --             --          (114)            (114)
 Net loss......................................         --        (28,034)           --          (28,034)
                                                                                                --------
Total Comprehensive loss.......................                                                  (28,148)
                                                   -------       --------         -----         --------
Balance at December 31, 2001...................    $  (368)      $(49,647)        $(114)        $ 51,697
                                                   =======       ========         =====         ========

          See accompanying notes to consolidated financial statements

                  O2WIRELESS SOLUTIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1999, 2000 AND 2001

                                                                1999       2000       2001
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Cash flows from operating activities:
  Net loss from continuing operations.......................  $   (224)  $(16,057)  $(27,643)
  Adjustments to reconcile net loss from continuing
     operations to net cash used in continuing operating
     activities:
     Depreciation and amortization..........................     2,079      3,843      7,336
     Goodwill write-off.....................................        --         --      4,802
     (Gain) loss on disposal of fixed assets................        --        104       (143)
     Accretion of loan discount.............................        94        358         --
     Amortization of deferred stock-based compensation......        --        523        761
     Increase in fair value of common stock put warrants....        --     13,681         --
     Deferred income tax (benefit) expense..................    (1,239)     2,809      2,620
     Extraordinary loss -- Loss on extinguishment of
      indebtedness..........................................       256      4,294         --
     Non-cash interest expense relating to warrants
      issuances.............................................       415         --         --
     Write off of organization costs........................       121         --         --
     Changes in operating assets and liabilities:
       Contract revenues receivable.........................    (8,887)   (28,374)    21,575
       Costs and estimated earnings in excess of billings on
        uncompleted contracts...............................    (3,016)    (8,433)    (1,306)
       Inventories..........................................       961       (245)       (95)
       Other current assets.................................       (91)      (549)     4,949
       Other assets.........................................       (64)       347         54
       Accounts payable.....................................       998      9,346     (9,483)
       Accrued expenses.....................................        32      5,299      1,895
       Billings in excess of cost and estimated earnings on
        uncompleted contracts...............................       715      2,828     (2,611)
       Other long term liability............................        --        380        551
                                                              --------   --------   --------
     Net cash (used in) provided by continuing operating
      activities............................................    (7,850)    (9,846)     3,262
                                                              --------   --------   --------
Discontinued operations:
  Loss from discontinued operations -- Speciality Drilling,
     Inc. ..................................................       (55)      (127)      (196)
  (Loss) gain from discontinued operations -- o2wireless
     Lighting, Inc. ........................................       (38)       836        393
  Loss on disposal of discontinued operations -- Speciality
     Drilling, Inc. ........................................        --         --       (588)
  Adjustment to reconcile loss from discontinued operations
     of Speciality Drilling, Inc. to net cash provided by
     (used in) discontinued operations......................     1,043       (165)       453
  Adjustment to reconcile income (loss) from discontinued
     operations of o2wireless Lighting, Inc. to net cash
     provided by (used in) discontinued operations..........       664     (1,234)    (1,065)
                                                              --------   --------   --------
          Net cash provided by (used in) discontinued
             operating activities...........................     1,614       (690)    (1,003)
                                                              --------   --------   --------
          Net cash (used in) provided by operating
             activities.....................................    (6,236)   (10,536)     2,259
Cash flows used in investing activities:
  Continuing operations:
     Purchase of property and equipment.....................    (1,469)    (1,541)    (1,039)
     Proceeds from fixed asset disposals....................        --         70        240
     Cash paid for acquisitions, net of cash acquired.......    (7,972)    (5,471)   (11,471)
     Proceeds from disposal of discontinued operations......        --         --        640
                                                              --------   --------   --------
     Net cash used in investing activities of continuing
      operations............................................    (9,441)    (6,942)   (11,630)
                                                              --------   --------   --------

                  O2WIRELESS SOLUTIONS, INC. AND SUBSIDIARIES

                                                                1999       2000       2001
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
  Discontinued operations:
     Purchase of property and equipment of o2wireless
      Lighting, Inc. .......................................        --        (90)       (77)
     Cash paid for acquisition of Speciality Drilling, Inc.,
      net of cash acquired..................................      (178)        --         --
     Cash paid for acquisition of o2wireless Lighting, Inc.,
      net of cash acquired..................................    (1,684)        --         --
                                                              --------   --------   --------
     Net cash used in investing activities of discontinued
      operations............................................    (1,862)       (90)       (77)
                                                              --------   --------   --------
     Net cash used in investing activities..................   (11,303)    (7,032)   (11,707)
Cash flows from financing activities:
  Continuing operations:
     Net proceeds from issuance of common stock.............        --     62,742         18
     Restricted cash held in escrow.........................    (1,616)     1,616         --
     Repayment of notes payable converted from Series B
      preferred stock.......................................    (1,550)        --         --
     Preferred stock dividends..............................        (1)      (331)        --
     Exercise of stock options and warrants.................         1        926         --
     Repayment of various notes payable.....................    (4,456)    (2,875)    (2,531)
     Proceeds from (repayment of) Fleet Facility, net.......    (9,750)        --         --
     Proceeds from borrowing under Wachovia Facility........    15,242     19,012     12,442
     Repayment of borrowings under Wachovia Facility........        --    (31,329)    (8,048)
     Repayment of preferred stock...........................        --     (7,918)        --
     Issuance of Series C convertible preferred stock.......     2,961         --         --
     Issuance of Series D redeemable preferred stock and
      warrants..............................................     7,197         --         --
     Issuance (repayment) of Tranche A notes and warrants...    13,000    (13,000)        --
     Payment of loan costs for refinancing..................    (2,803)        --         --
                                                              --------   --------   --------
     Net cash provided by financing activities of continuing
      operations............................................    18,225     28,843      1,881
                                                              --------   --------   --------
  Discontinued operations:
     Proceeds from (repayment of) note payable..............        22         --         (2)
                                                              --------   --------   --------
     Net cash provided by financing activities..............    18,247     28,843      1,879
                                                              --------   --------   --------
Net increase (decrease) in cash and cash equivalents........       708     11,275     (7,569)
Cash and cash equivalents at beginning of period............       185        893     12,168
                                                              --------   --------   --------
Cash and cash equivalents at end of period..................  $    893   $ 12,168   $  4,599
                                                              ========   ========   ========
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest..................  $  2,066   $  3,467   $  1,961
                                                              ========   ========   ========
Non cash investing and financing activities:
  Conversion of Series B preferred stock to notes payable...  $  1,550   $     --   $     --
                                                              ========   ========   ========
  Expiration of fair value put feature upon initial public
     offering...............................................  $     --   $ 22,712   $     --
                                                              ========   ========   ========
  Conversion of preferred stock to common stock.............  $     --   $  8,859   $     --
                                                              ========   ========   ========

          See accompanying notes to consolidated financial statements

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

  (a) BUSINESS AND BASIS OF PRESENTATION

     o2wireless Solutions, Inc. and subsidiaries (formerly Clear Holdings, Inc. and subsidiaries) -- (the "Company") is headquartered in Atlanta, Georgia. The Company provides comprehensive integrated network solutions to all sectors of the global wireless telecommunications industry. This comprehensive end-to-end solution enables the Company to address the current and emerging network infrastructure requirements of their customers. These solutions enable its customers to plan, design, deploy and maintain their wireless networks. The Company also offers business planning and consulting services to wireless telecommunications industry participants.

     The telecommunications market is characterized by significant risks as a result of changes in economic conditions, changes in technology, outsourcing of telecommunications networks, consolidation of equipment vendors and other significant factors. The Company's ability to manage future expansion, personnel levels and third-party subcontractors is critical to achieving profitability. Changes in technology, economic conditions or the loss of one or more of the Company's key customers, among other factors, could have a material adverse effect on the Company's financial position and results of operations. The consolidated financial statements include the financial statements of o2wireless Solutions, Inc. and its wholly owned subsidiaries from the respective dates of acquisition. All significant inter-company accounts or balances have been eliminated in consolidation.

     The Company is working to manage its cash by actively controlling expenses and pursuing additional sources of revenue. For instance, the Company has substantially reduced overhead costs through reduction in employment levels and began efforts to consolidate its physical locations in the first quarter of 2001. In addition, the Company has completed the sale of a non-core business unit, Specialty Drilling, Inc. Based on these actions and the Company's current strategic business plan, management believes the Company's existing liquidity and capital resources will be sufficient to satisfy its cash requirements for the next 12 months. There are no assurances that such actions will ensure cash sufficiency through fiscal 2002 and beyond. The Company may consider additional options, which include, but are not limited to, forming strategic partnerships or alliances, selling other assets or business units, or obtaining additional financing.

  (b) CONTRACT REVENUE AND COST RECOGNITION

     The Company offers its network planning, design and deployment services on either a fixed price or a time and materials basis, with scheduled deadlines for completion times. Revenue on time and materials contracts is recognized as services are rendered. Revenue on fixed price contracts is recognized using the percentage-of-completion method. Under the percentage-of-completion method, in each period expenses are recognized as incurred and revenue is recognized based on a comparison of the current costs incurred for the project to the then estimated total costs of the project. Accordingly, the revenues recognized in a given period depend on the costs incurred for individual projects and the estimate of the total remaining costs to complete individual projects. These estimates are reviewed on a contract-by-contract basis, and are revised periodically throughout the life of the contract such that adjustments to the results of operations relating to these revisions are reflected in the period of revision. Estimated costs to complete a project are based on many factors. Accordingly, the final project cost may vary from the original estimate. Certain project costs can vary significantly from original estimates which may lead to significant fluctuations in actual gross margin compared to projected margins. As a result, gross margins in future periods may be significantly reduced, and in some cases, a loss may be required to be recognized. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. For the year ended December 31, 2001, revenues from fixed-price contracts accounted for approximately 75% of total revenues.

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

     Contract costs include all direct materials, compensation and benefits, living and travel expenses, payments to third-party sub-contractors and other direct project-related expenses, in addition to allocations of indirect overhead. Cost of revenues excludes down-time for direct compensation and benefits and training not required for a specific job. Selling, general and administrative costs are charged to expense as incurred.

     Costs and estimated earnings in excess of billings on uncompleted contracts, represents revenues recognized in excess of amounts billed. Billings in excess of costs and estimated earnings on uncompleted contracts represents billings in excess of revenues recognized.

  (c) CASH EQUIVALENTS

     The Company considers all highly liquid financial instruments with original maturities of three months or less to be cash equivalents.

  (d) INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the average cost method for all inventories. The inventories are primarily composed of raw materials for use in the manufacture of tower lighting systems.

  (e) PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. Significant additions which extend lives are capitalized. Normal maintenance and repair costs are expensed as incurred.

  (f) GOODWILL

     Goodwill, which represents the excess of purchase price over fair value of net assets acquired, has been amortized on a straight-line basis over the expected period of benefit, ranging from 5-10 years. The Company assesses the recoverability of its intangible goodwill assets by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. As a result of the assessment carried out at September 30, 2001, the Company reduced the carrying value of goodwill related to the assets of specific business units, recording a goodwill write-down of $4.8 million.

  (g) OTHER INTANGIBLE ASSETS

     Other intangible assets represent wireless tower design rights, which are amortized on a straight-line basis primarily over five years.

  (h) DERIVATIVE FINANCIAL INSTRUMENTS

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Effective January 1, 2001, the Company adopted SFAS No. 133 which requires that all derivatives be recognized on the balance sheet at their fair value.

     The Company engages in activities that expose it to various market risks, including the effects of changes in interest rates. This financial exposure is managed as an integral part of the Company's risk management

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES program, which seeks to reduce the potentially adverse effect that the volatility in market interest rates may have on operating results. The Company currently maintains an interest rate swap agreement, to minimize significant, unanticipated earnings fluctuations caused by volatility in interest rates. The Company assesses, both at inception and on an ongoing basis, whether the interest rate swap agreement is highly effective in offsetting changes in cash flows of the hedged items.

  (i) ORGANIZATION COSTS

     Effective January 1, 1999, the Company adopted the American Institute of Certified Public Accountants Statement of Position 98-5, Reporting on the Costs of Start-up Activities ("SOP 98-5"), which requires that start-up costs be expensed as incurred.

     Adoption of SOP 98-5 required the write-off of $121,000 in 1999, related to previously capitalized and unamortized organization costs.

  (j) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

     The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair values of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  (k) INCOME TAXES

     The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (l) STOCK OPTION PLANS

     The Company accounts for its stock option plans in accordance with the provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). SFAS No. 123 encourages companies to recognize as expense over the vesting period the fair value of all stock-based awards on the grant date. Alternatively, SFAS No. 123 allows entities to apply the provisions of Accounting Principles Board Opinion No. 25 Accounting for Stock Issued to Employees, ("APB No. 25") and related FIN No. 44, and provide pro forma net earnings and pro forma earnings per share disclosures as if the fair-value-based method defined in SFAS No. 123 had been applied. In accordance with APB No. 25, and related interpretations, compensation expense is generally only recorded to the extent that the market price of the underlying stock at the date of grant exceeds the exercise price. The Company has elected to apply the provisions of APB No. 25 and provide the pro forma disclosures required by SFAS No. 123.

  (m) EARNINGS (LOSS) PER SHARE

     The Company calculates earnings (loss) per share in accordance with SFAS No. 128, Earnings Per Share. Under SFAS No. 128, basic earnings (loss) per share is determined by dividing net earnings (loss) applicable to common stockholders by the weighted average common shares outstanding during the period.

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

Diluted earnings (loss) per share reflects the effects of potentially dilutive securities and other common stock equivalents. Due to losses applicable to common stockholders, potentially dilutive securities and other common stock equivalents are not included in the computation of diluted per share amounts as the effects would be anti-dilutive. Potential weighted average shares of common stock excluded from the computation of diluted per share amounts because their effects would be anti-dilutive approximated 17,452,000, 11,893,000, and 4,734,000 for the years ended December 31, 1999, 2000, and 2001.

  (n) COMMON STOCK PUT WARRANTS

     Common stock put warrants issued by the Company allowed the holders to sell back to the Company at fair value any stock purchased under the warrants at various dates in accordance with the respective agreements, subject to a maximum redeemable value of approximately $22.7 million. Accordingly, the warrants were considered liabilities and recorded at fair value in the accompanying consolidated balance sheets. The fair value of the warrants was determined using the Black-Scholes pricing model. Any changes in fair value of the liability during the period were recorded as components of the results of operations. The put feature on all common stock put warrants expired during 2000. Accordingly, the liability was reclassified to stockholders' equity.

  (o) USE OF ESTIMATES

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and revenues and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ significantly from those estimates.

  (p) COMPREHENSIVE INCOME (LOSS)

     On January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income or loss and its components in a full set of financial statements. Comprehensive income or loss consists of net income or loss and all other gains and losses that are excluded from net income by current accounting standards, and is presented in the statement of stockholders' equity. SFAS No. 130 requires only additional disclosures in the financial statements and does not affect the Company's financial position or results of operations. As discussed in Note 9(c) "Interest rate swap agreements", the Company recorded other comprehensive income of $114,000 during 2001 related to a change in value of the effective portion of its interest rate swap agreement. The Company had no other comprehensive income for the years ended December 31, 2000 or 2001.

  (q) FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, Disclosure About Fair Value of Financial Instruments, requires that fair values be disclosed for the Company's financial instruments. The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses, approximate fair value due to the short-term nature of these instruments. The carrying amounts reported for the Company's line of credit and notes payable to banks approximate their fair value because the underlying instruments bear interest at rates and terms comparable to current terms offered to the Company for instruments of similar risk. The fair values of affiliate notes payable are not estimable due to their related party nature.

  (r) SEGMENT REPORTING

     SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES products, services, geographic areas, and major customers. An operating segment is defined as a component of an enterprise that engages in business activities from which it may earn revenues and incur expenses, and about which separate financial information is regularly evaluated by the chief operating decision maker in deciding how to allocate resources. The Company operates and manages its business as a single segment.

  (s) NEW ACCOUNTING PRONOUNCEMENTS

     In June 2001, FASB issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141"), which is effective for all business combinations initiated after June 30, 2001. SFAS 141 requires companies to account for all business combinations using the purchase method of accounting, recognize intangible assets if certain criteria are met, as well as provide additional disclosures regarding business combinations and allocation of purchase price. The Company adopted SFAS 141 as of July 1, 2001. The adoption of SFAS 141 did not have a material effect on the financial position or results of the operations of the Company.

     In June 2001, FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires non-amortization of goodwill and intangible assets that have indefinite useful lives and annual tests of impairment of those assets. SFAS 142 also provides specific guidance about how to determine and measure goodwill and intangible asset impairment, and requires additional disclosure of information about goodwill and other intangible assets. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001 and applied to all goodwill and other intangible assets recognized in its financial statements at that date. Goodwill and intangible assets acquired after June 30, 2001 will be subject to the non-amortization provisions of the statement. The Company will adopt SFAS 142 beginning January 1, 2002 upon which time the Company will cease amortizing goodwill in accordance with the guidelines set forth in the standard.

     In August 2001, FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. Companies are required to adopt SFAS 143 in the first fiscal year beginning after June 15, 2002. Adoption of SFAS 143 is not currently expected to have a material impact on our results of operations.

     In October 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of and the accounting and reporting provisions of Accounting Principles Board ("APB") Opinion No. 30, Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions for the disposal of a segment of a business. SFAS 144 retains many of the fundamental provisions of SFAS 121, but resolves certain implementation issues associated with that Statement. SFAS 144 will be effective for the Company beginning January 1, 2002. The Company is evaluating the effects of this new accounting standard, however the Company does not anticipate any material effect on its financial statements.

  (t) RECLASSIFICATIONS

     Certain reclassifications of year-to-date and prior year amounts have been made to conform to current year presentation.

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

2.  ACQUISITIONS

     The following is a summary of the details of acquisitions made by the Company over the three year period ending December 31, 2001:

     (a) CELL TECH

          In January 1999, the Company purchased all of the issued and outstanding shares of Cell Tech, a Charlotte, North Carolina based company, for a total initial purchase price of $1.7 million. The initial purchase price consisted of $1.4 million in cash and $299,000 of acquisition costs. An earn-out payment of up to $5.0 million subject to certain adjustments as defined in the purchase agreement, was required. The Company accrued an additional $4 million of goodwill for this earn-out payment as of December 31, 1999, based on management's estimate of the amount to be paid.

          On May 24, 2000 the Company paid $400,000 in cash and issued a promissory note in the amount of $4.1 million to the sellers in settlement of the earn-out and accordingly increased goodwill by $500,000 (note 8). The note bears interest at the prime rate and is payable in eight equal quarterly installments plus interest beginning on July 1, 2000.

          The acquisition has been accounted for under the purchase method of accounting and, accordingly, the results of operations have been included since January, 1999.

          The fair values of the assets purchased and the liabilities assumed in the Cell Tech acquisition are set forth below: (in thousands of dollars)

Current assets..............................................   $2,213
Property and equipment......................................       45
Goodwill....................................................      177
Liabilities assumed.........................................     (750)
                                                               ------
Initial purchase price of Cell Tech.........................   $1,685
                                                               ======

     (b) TWR GROUP

          In November, 1999, the Company purchased all of the issued and outstanding shares of TWR Group, Houston, a group of Texas based companies, for an initial purchase price of $10.1 million. The initial purchase price consisted of $9.9 million in cash and $181,000 of acquisition costs. An earn-out payment of up to $3.3 million may be required based on the excess of EBITDA of the TWR Group, over $3.5 million if any, for the fiscal year ended December 31, 1999. As of December 31, 2001, the Company, based on management's best estimate, has accrued approximately $1.7 million for the potential earn-out payment, which has been recorded to goodwill. An additional deferred payment of $2.3 million was also accrued as of December 31, 2000, and charged to goodwill. This amount was paid one-third in cash and two-thirds in common stock of the Company, in January 2001. The acquisition has been accounted for under the purchase method of accounting and, accordingly, the results of operations have been included since November 1999.

          All future earn-out and additional payments, if any, will be recorded as additional goodwill.

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

          The purchase price was allocated to the assets purchased and the liabilities assumed based upon the fair values determined by the Company as set forth below: (in thousands of dollars)

Current assets..............................................   $ 7,263
Property and equipment......................................     2,157
Initial Goodwill............................................     6,286
Liabilities assumed.........................................    (5,617)
                                                               -------
Initial purchase price of TWR Group.........................   $10,089
                                                               =======

     (c) MTG

          Also in November 1999, the Company purchased substantially all of the assets and liabilities of MTG, a Phoenix, Arizona based company, for an initial purchase price of $269,000. The initial purchase price consisted of $200,000 in cash, and $69,000 of acquisition costs. An earn-out payment based on the excess of fiscal year 2000 EBITDA over a predetermined amount is payable the first year following closing. The earn-out is payable in common stock of the Company. The Company continues to negotiate with the seller but currently estimates that no earn-out will be paid.

          The acquisition has been accounted for under the purchase method of accounting and, accordingly, the results of operations have been included since November, 1999.

          Any future payments will be recorded as additional goodwill.

          The purchase price was allocated to the assets purchased and the liabilities assumed based upon the fair values determined by the Company as set forth below:

Current assets..............................................   $   441
Property and equipment......................................        10
Goodwill....................................................     1,557
Liabilities assumed.........................................    (1,739)
                                                               -------
Initial purchase price of MTG...............................   $   269
                                                               =======

     (d) COMMUNICATION CONSULTING SERVICES, INC.

          In June 2000, the Company acquired all of the issued and outstanding common stock of Communication Consulting Services, Inc. a Chicago, Illinois based company, ("CCS"), for an initial purchase price of $2.3 million. The initial purchase price consisted of $2.3 million in cash, and $94,000 of acquisition costs.

          The acquisition has been accounted for under the purchase method of accounting and, accordingly, the results of operations have been included since June 2000.

          The purchase price was allocated to the assets purchased and the liabilities assumed based upon the fair values determined by the Company as set forth below: (in thousand of dollars)

Current assets..............................................   $1,114
Property and equipment......................................       67
Goodwill....................................................    1,487
Liabilities assumed.........................................     (324)
                                                               ------
Initial purchase price of CCS...............................   $2,344
                                                               ======

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

     (e) WIRELESS SITES DEVELOPMENT, INC.

          In September 2000, the Company purchased substantially all of the assets of Wireless Sites Development, Inc., a New Jersey based company ("WSD"), for a purchase price of $310,000. The purchase price consisted of $50,000 in cash, a note payable for $250,000 (note 6) and $10,000 of acquisition costs.

          The acquisition has been accounted for under the purchase method of accounting and, accordingly, the results of operations have been included since September 2000.

          The purchase price was allocated to the assets purchased and the liabilities assumed based upon the fair values determined by the Company as set forth below:

Current assets..............................................   $ 58
Property and equipment......................................     39
Goodwill....................................................    266
Liabilities assumed.........................................    (53)
                                                               ----
Initial purchase price of WSD...............................   $310
                                                               ====

     (f) CARDINAL ENGINEERING GROUP

          In October 2000, the Company purchased all of the shares of Cardinal Engineering Corporation, a North Carolina based company, for a purchase price of $182,000. The purchase price consisted of $170,000 in cash and $12,000 of acquisition costs.

          The acquisition has been accounted for under the purchase method of accounting.

          The purchase price was allocated to the assets purchased and the liabilities assumed based upon the fair values determined by the Company as set forth below: (in thousands of dollars)

Goodwill....................................................   $182
                                                               ----
Purchase price of Cardinal Engineering......................   $182
                                                               ====

     (g) HAF LIMITED

          In December 2000, the Company purchased substantially all of the issued and outstanding Share Capital of HAF Limited, a United Kingdom based company, for a purchase price of $4.3 million. The purchase price consisted of $2.9 million in cash, $805,000 in common stock of the Company, a note payable for $450,000 (note 8) and $121,000 of acquisition costs.

          The acquisition has been accounted for under the purchase method of accounting and, accordingly, the results of operations have been included since December 2000.

          The purchase price was allocated to the assets purchased and the liabilities assumed based upon the fair values determined by the Company as set forth below: (thousands of dollars)

Current assets..............................................   $  389
Goodwill....................................................    4,155
Liabilities assumed.........................................     (243)
                                                               ------
Purchase price of HAF.......................................   $4,301
                                                               ======

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

     (h) YOUNG & ASSOCIATES, INC.

          In January 2001, the Company purchased substantially all of the issued and outstanding Share Capital of Young & Associates Inc, a San Diego based company, (Y&A) for a purchase price of $12.2 million. The purchase price consisted of $9.7 million in cash, $2.3 million in common stock of the Company, and $194,000 of acquisition costs.

          The acquisition has been accounted for under the purchase method of accounting and, accordingly, the results of operations have been included since January 2001.

          The purchase price was allocated to the assets purchased and the liabilities assumed based upon the fair values determined by the Company as set forth below: (thousands of dollars)

Current assets..............................................   $ 3,201
Property and equipment......................................        41
Initial Goodwill............................................    12,225
Liabilities assumed.........................................    (3,257)
                                                               -------
Purchase price of Y&A.......................................   $12,210
                                                               =======

          Unaudited pro forma results of operations (in thousands, except per share data) for the years ended December 31, 2000 and 2001, assuming the 2000 and 2001 acquisitions occurred as of January 1, 2000 are as follows:
     (in thousands of dollars)

                                                                2000       2001
                                                              --------   --------
Revenues....................................................  $153,541   $117,336
Loss before extraordinary items and cumulative effect of
  change in accounting principle applicable to common
  stockholders..............................................   (11,432)   (28,034)
Net loss applicable to common stockholders..................   (21,874)   (28,034)
Net loss per share applicable to common stockholders........  $  (1.41)  $  (1.01)
                                                              ========   ========

3.  RESTRUCTURING

     During the first quarter of 2001, the Company initiated a restructuring plan to streamline its operations and reduce its cost structure. As part of the restructuring plan, which consisted primarily of a workforce reduction, closure of certain offices and the consolidation of certain facilities, the Company recorded restructuring charges totaling approximately $1.1 million. During the year ended December 31, 2001 approximately $734,000 in costs were paid related to this restructuring.

     Workforce reduction was the main focus of the restructuring. Employee headcount has declined from 770 employees at December 31, 2000 to 573 employees at December 31, 2001. Excluding the addition of 53 employees hired in connection with the acquisition of Young & Associates, Inc. in January 2001, this represents a reduction of 250 employees or approximately 30% of the Company's workforce. The reductions took place in all sectors of operations and at all levels of staff including management. The Company recorded approximately $124,000 to expense for severance and other termination benefits related to the workforce reduction.

     Additionally, the Company closed several regional offices including our offices in Scottsdale, AZ, Memphis, TN, Dallas TX, and Greenville, SC. Remaining costs provided for in the restructuring reserve totaled $366,000 at December 31, 2001.

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

4.  DISCONTINUED OPERATIONS

  Subsequent Disclosure for Discontinued Operations

     On January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", and the accounting and reporting provisions of Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results of
Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" for the disposal of a segment of a business. SFAS 144 retains many of the fundamental provisions of SFAS 121, but resolves certain implementation issues associated with the Statement. As such, the consolidated financial statements have been reclassified to reflect the presentation for the discontinued operations of o2wireless Lighting, Inc., which was discontinued during the second quarter ended June 30, 2002, and Speciality Drilling, Inc., which had been previously discontinued during the first quarter ended March 31, 2001, in accordance with SFAS 144 for all periods presented.

  Specialty Drilling, Inc. Sale

     In March 2001, the Company agreed to sell substantially all of the assets of Specialty Drilling, Inc, a company that was acquired in November 1999 as part of the acquisition of the TWR Group (TWR). The sale of Specialty Drilling, Inc. was completed on April 12, 2001. Pursuant to the Asset Purchase Agreement, substantially all of the assets of Specialty Drilling, Inc. were sold for a purchase price of approximately $640,000. In addition, the purchaser assumed responsibility for accounts payable at the date of sale. The Company also accrued approximately $381,000 of disposal costs at the time of sale.

     Revenues from Specialty Drilling, Inc. were approximately $170,000 and $1.2 million for the years ended December 31, 2001 and December 31, 2000 respectively. Net loss attributed to Specialty Drilling Inc. was approximately $196,000 and $127,000 for the years ended December 31, 2001 and December 31, 2001, respectively.

     The components of net assets of discontinued operations included in the Consolidated Balance Sheet at the time of sale on April 12, 2001 were as follows (in thousands):

Cash........................................................   $  9
Receivables, net............................................    159
Retainage receivable........................................     27
Prepaid expenses............................................      3
Property and equipment, net.................................    669
Accounts Payable............................................    (20)
                                                               ----
                                                               $847
                                                               ====

     During the quarter ended March 31, 2001 the Company incurred approximately $784,000 in total losses composed of $196,000 in period losses of discontinued operations, net of tax, and $588,000 of loss on disposal of discontinued operations, net of tax. As of March 31, 2002, approximately $500,000 in losses had been incurred and paid. The Company does not believe there are any additional amounts to be paid and reversed the remaining $284,000 of accrued disposal costs during the quarter ended March 31, 2002.

  o2wireless Lighting, Inc. Sale

     On June 4, 2002, the Company's Board of Directors formally approved a "Recovery Plan" issued in connection with the signing of the merger agreement with Baran Group, Ltd. (See Note 15 "Baran Group Ltd. Merger" for further discussion). This Plan included certain revenue and other operating performance

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES targets, relocation of the corporate offices, an incentive bonus program for key staff and management, and the sale of o2wireless Lighting, Inc. (the Lighting Division). The Lighting Division installs lighting systems on towers and sells aftermarket lighting systems. Historically, the Company has not accounted for the division as a segment.

     Accordingly, the Company has classified the Lighting Division as held for sale and reflected it as a discontinued operation for all periods presented in accordance with SFAS', "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company expects the sale of the Lighting Division to be completed by the fourth quarter of fiscal year 2002. The consolidated financial statements have been reclassified to segregate the net assets and operating results of these discontinued operations for all periods presented.

     Summary operating results of the discontinued operations for Specialty Drilling, Inc. and o2wireless Lighting, Inc. (in thousands of dollars) are as follows:

                                                                FOR THE YEAR ENDED DECEMBER 31,
                              ---------------------------------------------------------------------------------------------------
                                           1999                              2000                              2001
                              -------------------------------   -------------------------------   -------------------------------
                                SPECIALTY        O2WIRELESS       SPECIALTY        O2WIRELESS       SPECIALTY        O2WIRELESS
                              DRILLING, INC.   LIGHTING, INC.   DRILLING, INC.   LIGHTING, INC.   DRILLING, INC.   LIGHTING, INC.
                              --------------   --------------   --------------   --------------   --------------   --------------
Revenue.....................       $301            $1,204           $1,242          $10,711           $ 170           $10,664
Gross profit (loss).........         21               408              363            3,576              (2)            3,339
Operating (loss) income.....        (55)              (36)            (127)           1,350            (196)              395
Interest expense............         --                (2)              --               (2)             --                (2)
Income tax (expense)........         --                --               --             (512)             --                --
Loss on disposal of
  assets....................         --                --               --               --            (588)               --
                                   ----            ------           ------          -------           -----           -------
Total (loss) income from
  discontinued operations...       $(55)           $  (38)          $ (127)         $   836           $(784)          $   393
                                   ====            ======           ======          =======           =====           =======

     The operating (loss) income for the years ended December 31, 1999, 2000, and 2001 include depreciation of $29, $50, $43 and $12, $73, $79 for Speciality Drilling, Inc. and o2wireless Lighting, Inc., respectively. There were no restructuring costs related to Specialty Drilling, Inc. and o2wireless Lighting, Inc. for the years ended December 31, 1999, 2000, and 2001.

     Assets and liabilities of discontinued operations for Specialty Drilling, Inc. and o2wireless Lighting, Inc. as of December 31, 2000 (in thousands of dollars) are as follows:

                                                                 DECEMBER 31, 2000
                                                      ----------------------------------------
                                                        SPECIALTY        O2WIRELESS
                                                      DRILLING, INC.   LIGHTING, INC.   TOTAL
                                                      --------------   --------------   ------
Cash and cash equivalents...........................       $ 23            $   32       $   55
                                                           ====            ======       ======
Contract revenue receivable, net of allowance for
  doubtful accounts of $8 and $76 at December 31,
  2000, respectively................................        182             1,634        1,816
Inventories, net of allowance of $25 at December 31,
  2000..............................................         --             2,640        2,640
Other current assets................................         --                --           --
Property and equipment, net of accumulated
  depreciation of $201 and $75 at December 31, 2000,
  respectively......................................        712               481        1,193
Other assets........................................          3                 9           12
                                                           ----            ------       ------
Other assets of discontinued operations.............       $897            $4,764       $5,661
                                                           ====            ======       ======
Current portion of other indebtedness...............         --                11           11
Accounts payable....................................         59             1,355        1,414
Accrued expenses....................................         --                96           96
Other current liabilities...........................         --                --           --
Other long-term indebtedness, less current
  portion...........................................         --                19           19
                                                           ----            ------       ------
Liabilities of discontinued operations..............       $ 59            $1,481       $1,540
                                                           ====            ======       ======

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

     Assets and liabilities of discontinued operations for Specialty Drilling, Inc. and o2wireless Lighting, Inc. as of December 31, 2001 (in thousands of dollars) are as follows:

                                                                 DECEMBER 31, 2001
                                                      ----------------------------------------
                                                        SPECIALTY        O2WIRELESS
                                                      DRILLING, INC.   LIGHTING, INC.   TOTAL
                                                      --------------   --------------   ------
Cash and cash equivalents...........................       $ --            $   71       $   71
                                                           ====            ======       ======
Contract revenue receivable, net of allowance for
  doubtful accounts of $13 at December 31, 2001.....         --             1,389        1,389
Inventories, net of allowance of $25 at December 31,
  2001..............................................         --             2,895        2,895
Other current assets................................         --               116          116
Property and equipment, net of accumulated
  depreciation of $154 at December 31, 2001.........         --               479          479
Other assets........................................         --                11           11
                                                           ----            ------       ------
Other assets of discontinued operations.............       $ --            $4,890       $4,890
                                                           ====            ======       ======
Current portion of other indebtedness...............         --                 9            9
Accounts payable....................................         --               436          436
Accrued expenses....................................        284               169          453
Other current liabilities...........................         --                 6            6
Other long-term indebtedness, less current
  portion...........................................         --                11           11
                                                           ----            ------       ------
Liabilities of discontinued operations..............       $284            $  631       $  915
                                                           ====            ======       ======

5.  CONTRACTS IN PROGRESS

     The Company's costs, earnings, and billings on uncompleted contracts at December 31, 2000 and 2001 are as follows: (in thousands of dollars)

                                                                2000       2001
                                                              --------   --------
Costs incurred on uncompleted contracts.....................  $ 71,135   $ 69,547
Estimated earnings..........................................    28,939     22,206
Less billings to date.......................................   (89,685)   (77,434)
                                                              --------   --------
  Total.....................................................  $ 10,389   $ 14,319
                                                              ========   ========
Included in the accompanying balance sheets:
Costs and estimated earnings in excess of billings on
  uncompleted contracts.....................................  $ 14,137   $ 15,456
Billings in excess of costs and estimated earnings on
  uncompleted contracts.....................................    (3,748)    (1,137)
                                                              --------   --------
  Total.....................................................  $ 10,389   $ 14,319
                                                              ========   ========

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

6.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 2000 and 2001: (in thousands of dollars)

                                                     DEPRECIABLE LIFE
                                                         IN YEARS        2000      2001
                                                     ----------------   -------   -------
Land...............................................          --         $   117   $   117
Buildings..........................................          40             979       982
Leasehold improvements.............................         4-5             472       669
Vehicles...........................................         3-7           1,741     1,620
Furniture, fixtures, and equipment.................        3-10           3,060     3,917
                                                                        -------   -------
  Total property and equipment.....................                       6,369     7,305
Less accumulated depreciation......................                      (2,568)   (3,807)
                                                                        -------   -------
  Net property and equipment.......................                     $ 3,801   $ 3,498
                                                                        =======   =======

7.  INTANGIBLE ASSETS

     Intangible assets at December 31, 2000 and 2001 consist of the following (in thousands of dollars):

                                                         ESTIMATED
                                                        USEFUL LIVES
                                                          IN YEARS      2000      2001
                                                        ------------   -------   -------
Goodwill, net of accumulated amortization of $4,026
  and $9,962 for 2000 and 2001, respectively..........      5-10       $26,971   $28,749
Tower design rights, net of accumulated amortization
  of $463 and $613 for 2000 and 2001, respectively....         5           287       138
                                                                       -------   -------
                                                                       $27,258   $28,887
                                                                       =======   =======

     As a result of the Company's continuing assessment of the recoverability of its intangible goodwill assets, during the quarter ended September 30, 2001, the Company reduced the carrying value of goodwill related to the assets of specific business units recording a goodwill write-down of $4.8 million. The Company continues to monitor the performance of its acquisitions and, due to the change in the economic environment in the telecommunications sector, further reductions to previously recorded goodwill related to certain acquisitions may be required if future operating cash flows for previously acquired operations are not achieved.

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

8.  AFFILIATES NOTES PAYABLE

     Affiliates notes payable consist of the following at December 31, 2000 and 2001: (in thousands of dollars)

                                                               2000     2001
                                                              ------   ------
Note payable, resulting from the acquisition of Cell Tech
  (note 2). The note, which bears interest at the prime rate
  (4.75% at December 31, 2001), is payable in 8 quarterly
  installments of $513 plus interest, beginning on July 1,
  2000 .....................................................  $3,076   $1,027
Note payable, resulting from the acquisition of Wireless
  Sites Development Inc., (note 2). The note, which accrued
  interest at 10.00% was payable in 36 monthly installments
  of $7 plus interest, beginning on October 1, 2000. The
  balance outstanding on the note was paid in full in
  August, 2001 .............................................     226       --
Note payable, resulting from the acquisition of HAF Limited,
  (note 2). The note, which bears interest at prime rate
  plus 2 percent is payable in 12 monthly installments of
  $23 plus interest beginning on February 1, 2002...........     450      275
                                                              ------   ------
Total notes payable to affiliates...........................  $3,752   $1,302
Less current portion of notes payable to affiliates.........  $2,126   $1,279
                                                              ------   ------
Long term notes payable to affiliates.......................  $1,626   $   23
                                                              ======   ======

     Required principal repayments on the affiliate notes payable are as follows:

YEAR ENDING DECEMBER 31,
------------------------
2002........................................................   $1,279
2003........................................................       23
                                                               ------
                                                               $1,302
                                                               ======

9.  OTHER LONG-TERM INDEBTEDNESS

     The Company's long-term indebtedness at December 31, 2000 and 2001 is comprised of the following: (in thousands of dollars)

                                                               2000     2001
                                                              ------   ------
Bank revolving line of credit(a)............................  $2,925   $7,318
Notes payable on vehicle and equipment purchases(b).........     680      615
                                                              ------   ------
Total long-term debt........................................   3,605    7,933
Less current portion of long-term debt......................    (165)    (442)
                                                              ------   ------
Long-term indebtedness......................................  $3,440   $7,491
                                                              ======   ======

  (a) BANK CREDIT FACILITIES

     The Company has a credit facility with Wachovia Bank, N.A. the "Wachovia Facility" that was initially composed of the following: (a) a $10.5 million term loan; (b) an $11.5 million revolving working capital facility; and (c) a $3 million acquisition loan facility. At December 31, 1999, $4.7 million was outstanding under the revolving working capital facility. On July 17, 2000 the Company increased its credit facility with Wachovia by $10 million. In August, 2000, the Company repaid all amounts outstanding under the Wachovia Facility with the proceeds from the Company's initial public offering. At that time, the Company wrote off the remaining capitalized loan costs of $2.6 million, comprised of $508,000 related to the Wachovia Facility and

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

$2,092,000 related to American Capital Strategies, Ltd. Tranche A notes (see note 13 "Warrants"). This amount was recorded as an extraordinary item. On September 29, 2000 the Company amended the Wachovia Facility. The new facility consisted entirely of a $35 million revolving loan facility. The maximum amount that could be borrowed under the revolving credit facility was limited to a multiple of trailing earnings before income taxes, depreciation and amortization (EBITDA). Accordingly the Company's ability to borrow under this facility was contingent upon EBITDA. All loans are payable in full on November 1, 2004.

     Effective October 2, 2001 the Company amended the Wachovia Facility, N.A. as agent and reduced the amount available under the facility from $35 million to the lesser of (a) $15 million or (b) a pre-defined borrowing base determined by Eligible Receivables. Accordingly, the Company's ability to borrow under the facility is contingent upon gross receivables, based on a pre-defined borrowing base. The credit facility is due November 1, 2004 and bears interest based on LIBOR plus a margin of up to 3.75%. The interest rate was 7% at December 31, 2001. The line of credit is secured by substantially all of the Company's business assets, is guaranteed by the Company's subsidiaries and is senior to approximately $2.6 million of subordinated indebtedness. The terms of the credit agreement include several covenants and restrictions including but not limited to those discussed herein. The terms of the credit agreement require maintenance of specified levels of earnings (loss) before income taxes, depreciation and amortization (EBITDA). In addition, the Company is required to provide the lenders with periodic budgets, financial statements and periodic reports and filings. Additionally, the Company is restricted in the amount of payments to holders of seller notes. The covenants also limit the Company's ability to sell its assets outside the ordinary course of business, merge with or acquire other businesses. In addition, the Company is limited in capital expenditures that can be incurred during a given period. If the Company continues to experience losses, it could be in violation of the covenants in its credit facility in the future. At December 31, 2001 the Company had capacity to borrow up to $12.9 million under the credit facility and at that date it had $7.3 million in outstanding borrowings. See Note 15 "Subsequent events" for discussion of subsequent amendments to the Credit Agreement.

     As of December 31, 2000, the weighted average interest rate was 7%.

  (b) NOTES PAYABLE

     In addition to the credit facilities and affiliate notes payable, the Company also has various notes payable arising from vehicle and equipment purchases. These notes bear interest at varying rates, require monthly installments of principal and interest, and are secured by vehicles and equipment.

     The aggregate maturities of the Company's long-term indebtedness are as follows: (in thousands of dollars)

                                                          NOTES    REVOLVING LINE
YEAR ENDING DECEMBER 31,                                 PAYABLE     OF CREDIT      TOTAL
------------------------                                 -------   --------------   ------
2002...................................................   $442         $   --          442
2003...................................................     94          7,318        7,412
2004...................................................     53             --           53
2005...................................................     26             --           26
Thereafter.............................................     --             --           --
                                                          ----         ------       ------
  Total................................................   $615         $7,318       $7,933
                                                          ====         ======       ======

  (c) INTEREST RATE SWAP AGREEMENT

     The Company has entered into an interest rate swap agreement with its senior lender in accordance with its loan agreement, which has been classified as a cash flow hedge. The interest rate swap agreement allows the Company to swap interest rate payments from a floating rate of LIBOR to a fixed interest payment of

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

7.25% on a notional principal of $12.5 million and will be in effect until January 2003. Changes in the fair value of the interest rate swap agreement are recognized in other comprehensive income or loss until such point that the interest rate swap no longer qualifies for hedge accounting, at which point, the gain (loss) reported is reported as a component of interest expense.

10.  INCOME TAXES

     The Company files a consolidated income tax return with its majority-owned subsidiaries. The components of the income tax provision (benefit) for the three years ended December 31, 1999 through 2001 are as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                               1999     2000    2001
                                                              -------   ----   ------
Current:
  Federal...................................................  $    --   $ --   $   --
  State.....................................................       12    161       --
  Foreign...................................................       --     --       --
                                                              -------   ----   ------
                                                                   12    161       --
                                                              -------   ----   ------
Deferred:
  Federal...................................................   (1,304)   591    2,285
  State.....................................................     (105)   135      335
  Foreign...................................................       --     --       --
                                                              -------   ----   ------
                                                               (1,409)   726    2,620
                                                              -------   ----   ------
     Total..................................................  $(1,397)  $887   $2,620
                                                              =======   ====   ======

     Income tax expense (benefit) is included in the Consolidated Statement of Operations as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------
                                                            1999      2000      2001
                                                           -------   -------   ------
Continuing operations....................................  $(1,226)  $ 2,587   $2,620
Extraordinary items......................................     (171)   (2,212)      --
Discontinued operations..................................       --       512       --
                                                           -------   -------   ------
     Total...............................................  $(1,397)  $   887   $2,620
                                                           =======   =======   ======

     In connection with the Company's initial public offering of common stock in August of 2000, various employees exercised their incentive stock options and disposed of the underlying common stock of the Company prior to the one-year stock holding period as mandated by Internal Revenue Code Section 422(a)(1). As a result, the Company measured the compensation element associated with such disqualifying dispositions of stock and reported such amounts to the employees as income. The resulting income tax deduction available to the Company created a deferred income tax benefit that is properly chargeable to Additional Paid-in Capital in accordance with Accounting Pronouncements Bulletin No. 25.

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

     As a result of the above transaction, the components of deferred income tax expense (benefit) for the year ended December 31, 2000 are presented below:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   2000
                                                               ------------
Increase in 2000 net deferred income tax asset..............      $ (879)
Stock compensation tax benefit credit to Additional Paid-in
  Capital...................................................       1,605
                                                                  ------
Deferred income tax expense per Consolidated Statement of
  Operations................................................      $  726
                                                                  ======

     A reconciliation of the expected income tax expense (benefit) from continuing operations (based on the Federal statutory rate of 34%) to the actual income tax expense (benefit) for the three years ended December 31, 2001 is as follows (in thousands of dollars):

                                                            YEAR ENDED DECEMBER 31,
                                                          ---------------------------
                                                           1999      2000      2001
                                                          -------   -------   -------
Computed "expected" tax provision (benefit).............     (364)   (3,120)   (8,508)
Nondeductible goodwill amortization and impairment
  charges...............................................      114       523     2,213
Common stock put warrant charges........................       --     4,651        --
Other nondeductible items...............................      104       389       202
State income taxes, net of Federal benefit..............      (61)      241      (893)
Change in valuation allowance...........................     (942)       --     9,802
Other, net..............................................      (77)      (97)     (196)
                                                          -------   -------   -------
Provision (benefit) for income taxes....................  $(1,226)  $ 2,587   $ 2,620
                                                          =======   =======   =======

     The income tax effect of temporary differences that give rise to significant portions of the Company's deferred income tax assets and liabilities at December 31, 2000 and 2001 is presented below (in thousands of dollars):

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              ----------------
                                                               2000     2001
                                                              ------   -------
Deferred income tax assets:
  Net operating loss carryforwards..........................  $1,985   $ 5,667
  Allowance for doubtful accounts...........................      79     1,308
  Amortization of goodwill..................................     400     1,605
  Other, net................................................     417     1,353
                                                              ------   -------
     Total gross deferred income tax asset..................   2,881     9,933
  Less: valuation allowance.................................      --    (9,920)
                                                              ------   -------
     Deferred income tax assets.............................   2,881        13
Deferred income tax liabilities:
  Differences in the book and tax bases of depreciable
     assets.................................................     (86)      (13)
  Deferred compensation.....................................    (175)       --
                                                              ------   -------
Net deferred income tax assets..............................  $2,620   $    --
                                                              ======   =======

     The valuation allowance for deferred income tax assets as of December 31, 1999, 2000 and 2001 was $0, $0 and $9,920, respectively. The net change in the total valuation allowance for the years ended December 31,

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

1999, 2000 and 2001 was an increase (decrease) of ($942), $0, and $9,920, respectively. In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be recognized. The ultimate realization of deferred income tax assets is dependent upon the generation of future table income during the periods in which the temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on these criteria, management has decided to record a full valuation allowance against net deferred income tax assets as of December 31, 2001.

     At December 31, 2001, the Company has net operating loss carryforwards for U.S. Federal income tax purposes of approximately $14.5 million that are available to offset future taxable income, if any, through 2021.

11.  COMMITMENTS AND CONTINGENCIES

  (a) RELATED PARTY LEASES

     During December 1999, the Company entered into an agreement with a member of senior management for the rental of its Northeast regional office. The lease is classified as an operating lease and provides for minimum annual rentals of $129,000 through 2004, with an option for annual extensions. Lease expense incurred under this agreement in 1999, 2000 and 2001 was approximately $11,000, $135,000 and $160,000 respectively.

     In November 1999, the Company entered into an agreement with the former owner of an acquired subsidiary for the rental of its Southwest regional office. The lease is classified as an operating lease and provides for annual rentals of up to $192,000 through 2002, with an option for annual extensions. Lease expense incurred in 1999 under this agreement was approximately $14,000, in 2000 was approximately $154,000 while in 2001 it was $192,000.

     In February 1998, the Company entered into an agreement with a principal stockholder for the rental of its corporate headquarters. The lease is classified as an operating lease and provides for annual rentals of approximately $182,000 through May 2003. The lease allows for cancellation after three years with 180 days' notification. Lease expense was approximately $182,000, $167,000, and $206,000 in 1999, 2000, and 2001, respectively.

     During 1999, the Company rented its Central regional office from a principal stockholder for the period January 1, 1999 to March 1, 1999 and incurred approximately $30,000 of lease expense under the agreement. On March 1, 1999, the Company purchased the office for $325,000 and terminated the rental agreement.

     The Company also purchased approximately $300,000 of equipment from an affiliated company of the majority stockholder during 1999.

     In addition, the Company has commitments with unrelated parties under operating leases, principally for office space, warehouse space, and equipment. These unrelated lease agreements generally cover a period of one to five years.

     Management believes the terms of the above transactions with related parties are comparable to similar transactions among unrelated parties.

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

     The following summarizes the approximate future minimum lease payments under all non-cancelable related and unrelated party operating lease agreements:
(in thousands of dollars)

YEAR ENDING DECEMBER 31,
------------------------
2002........................................................  $2,357
2003........................................................   1,110
2004........................................................     643
2005........................................................     221
2006........................................................       5
                                                              ------
          Total.............................................  $4,336
                                                              ======

     Total lease expense for 1999, 2000 and 2001 approximated $809,000, $2.2 million, and $3.1 million, respectively.

  (b) LEGAL MATTERS

     In the normal course of business, the Company is subject to certain administrative proceedings and litigation. The following is a brief summary of two proceedings currently pending.

     On November 20, 1997, the Company agreed to issue warrants to purchase shares of the Company's common stock to a corporation in consideration for services rendered in connection with the issuance of the Company's Class A Preferred Stock. By virtue of a transaction closed on November 20, 1997, and a subsequent stock split, the number of warrants to be issued was 298,562. Each warrant enabled the holder to purchase one share of common stock for $1.81. The warrants were to expire five years from the issuance date. The estimated value of the warrants was $20,652, at the time of the November 1997 transaction, and was included in the issuance costs of the Class A Preferred Stock. Although the Company believes its obligation to the aforementioned corporation was resolved by an arbitration proceeding decided January 3, 2000, the matter was disputed by the corporation and the matter was again submitted to arbitration. During the third quarter of 2001, an arbitration panel determined that the Company should pay $489,600 to the corporation subject to appeal. During 2001, the Company recognized $641,000 in expense, which includes the expected cost of the award along with associated defense costs incurred to date. Following negotiation between the parties, on March 19, 2002, a settlement agreement was reached whereby the Company agreed to pay the corporation $553,775 in cash, of which $103,775 has been paid. The remainder of the settlement amount will be paid over a period of nine months.

     On November 7, 2000, a suit was filed against the Company and two officers of the Company, (as well as a third individual not affiliated with the Company), asserting that the defendants engaged in a conspiracy to pursue frivolous litigation against the plaintiff, to threaten further litigation and to interfere with the business relations of the plaintiff and that agents of the Company acting to benefit the Company committed acts of fraud against, and violated fiduciary duties to the plaintiff. The Complaint was later amended to reflect that the plaintiff had lost by jury verdict in related litigation in Georgia concerning a sale of a 30 MHz PCS license for Honolulu and to seek a declaratory judgment that claims by the Company to be reimbursed for legal fees expended in connection with that suit are without merit. An additional amendment to the Complaint, filed in August 2001, abandoned plaintiff's claim for interference with business relations and added a subsidiary of the Company as a defendant. The Company believes that the claims are without merit and is vigorously defending all claims against it. In management's opinion, the outcome of the foregoing proceeding will not materially affect the financial position and results of the Company.

  (c) CONTRACT REVENUES RECEIVABLE

     On February 9, 2001, o2wireless obtained a Promissory Note from South Carolina Phone, LLC for the sum of approximately $6.1 million, to cover payment for goods and services provided by the Company to the

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES issuer during 2000. This Note was paid in full on November 2, 2001. The original amount of approximately $6.1 million was included in accounts receivable on the financial statements at December 31, 2000.

12.  STOCK OPTIONS

     The Company's 1998 Stock Option Plan (the "Plan") was adopted by the Board of Directors on July 10, 1998. The Plan was subsequently amended and restated on May 25, 2000. Under the Plan, the Company can grant incentive and nonqualified options to directors, officers, and employees. The Company also increased the number of shares authorized for issuance under the Plan to 1,511,825. During 2000, the Company increased the number of shares of common stock authorized for issuance under the Plan to 2.65 million and in 2001, the Company further increased the number of shares available to 6.2 million. The exercise price of options granted under the Plan may not be less than 100% of the fair market value of the common stock on the grant date. For qualified incentive stock options granted to a Ten Percent Owner, the purchase price shall not be less than 110% of the fair market value of the common stock on the grant date. Options granted under the Plan have a vesting period of up to five years and expire five years after vesting, or earlier under certain conditions. As of December 31, 2001, 4,642,560 options were outstanding under the Plan.

     At various dates in June and July 1999, the Company repriced 791,595 options from exercise prices of $1.89 and $2.49 to $1.14 per share. All of these options were exercised prior to August 16, 2000.

     Stock option activity, including options granted to officers outside of the Plan, for the years ended December 31, 1999, 2000, and 2001 is as follows:

                                                                          APPROXIMATE
                                                           NUMBER OF    WEIGHTED-AVERAGE
                                                             SHARES      EXERCISE PRICE
                                                           ----------   ----------------
Outstanding at December 31, 1998.........................   1,453,305        $0.68
Granted..................................................     654,550         1.55
Forfeited................................................    (484,576)        0.23
Exercised................................................        (530)        1.14
                                                           ----------        -----
Outstanding at December 31, 1999.........................   1,622,749         1.16
Granted..................................................   1,591,616         8.12
Forfeited................................................    (126,992)        5.97
Exercised................................................  (1,015,364)        0.91
                                                           ----------        -----
Outstanding at December 31, 2000.........................   2,072,009         6.35
Granted..................................................   2,913,625         2.61
Forfeited................................................    (333,004)        8.04
Exercised................................................     (10,070)        2.12
                                                           ----------        -----
Outstanding at December 31, 2001.........................   4,642,560        $3.83
                                                           ==========        =====

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

     The following table summarizes information concerning stock options outstanding as of December 31, 2001:

                                                         APPROXIMATE
                     RANGE OF           WEIGHTED-         WEIGHTED-    EXERCISABLE    WEIGHTED-
                   APPROXIMATE     AVERAGE CONTRACTUAL     AVERAGE        AS OF        AVERAGE
       SHARES        EXERCISE        REMAINING LIFE       EXERCISE     DECEMBER 31,   EXERCISE
     OUTSTANDING      PRICES           (IN YEARS)           PRICE          2001         PRICE
     -----------  --------------   -------------------   -----------   ------------   ---------
       3,215,497  $ 1.14 -  2.56           9.5             $ 1.86       1,133,559      $ 1.78
         193,886    3.40 -  5.78           8.7               3.71         123,057        3.49
         819,550    6.10 - 11.51           8.8               7.14         506,100        6.40
         413,627   12.00 - 21.56           9.3              12.59         149,120       12.38
     -----------  --------------           ---             ------       ---------      ------
       4,642,560  $ 1.14 - 21.56           9.1             $ 3.83       1,911,836      $ 3.94
     ===========  ==============           ===             ======       =========      ======

     Disclosures of pro forma net income (loss) and earnings (loss) per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock option grants under the fair value method of that statement. The fair value for stock options granted was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                             YEARS ENDED DECEMBER 31,
                                                            ---------------------------
                                                             1999      2000      2001
                                                            -------   -------   -------
Risk free interest rate...................................     6.33%     9.50      6.33%
Volatility................................................        0       120       137%
Dividend Yield............................................        0         0         0
Expected life in years....................................  5 years   5 years   5 years

     For purposes of pro forma disclosures, the estimated fair value of the option is amortized to expense over the options' vesting period, which includes actual vesting entitlements during the year. The weighted-average fair value of options granted during 1999, 2000 and 2001 was $0.27, $6.75, and $2.61, respectively.

     The Company's pro forma net loss and loss per share using the fair value based method of accounting of SFAS No. 123 is as follows: (in thousands of dollars)

                                                           YEARS ENDED DECEMBER 31,
                                                          ---------------------------
                                                          1999      2000       2001
                                                          -----   --------   --------
Pro forma net loss......................................  $(505)  $(16,822)  $(29,446)
Pro forma basic and diluted loss per share applicable to
  common stockholders...................................  (0.16)     (1.52)     (1.06)

     The effect on net loss and loss per share may not be indicative of the effects in future years as options vest over several years and the Company continues to grant stock options to new employees.

13.  WARRANTS

     On November 1, 1999, the Company executed an agreement with American Capital Strategies, Ltd. ("ACS") to issue up to $17.5 million in senior subordinated convertible notes, designated as $13 million Tranche A notes (the "Notes") and $4.5 million Tranche B notes. The Company issued $13 million of Tranche A notes at closing. These senior subordinated notes were repaid in August 2000 with the proceeds of the Company's initial public offering.

     In connection with the issuance of the Tranche A notes, ACS received warrants to purchase 2,736,821 shares of common stock (the "Warrants") with an exercise price of $.0038. The Warrants were valued in total at $4.3 million at December 31, 1999 using the Black-Scholes pricing model based on an estimated fair value

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES of $1.74 per common share and were recorded as a discount from the face value of the Notes. The discount of $4.3 million was accreted as additional interest expense totaling $94,000 in 1999 and $4.2 million in 2000, $3.9 million of which was recorded as an extraordinary item. On September 11, 2000, in connection with the exercise of the underwriters' over-allotment option, ACS exercised 179,646 of its warrants on a cashless basis with the remaining 2,557,175 still outstanding at December 31, 2001. The warrants contained fair value put features limited to a specified amount. The put feature expired upon completion of the Company's initial public offering.

     Also during 1999, the Company issued warrants to purchase 200,652 shares of common stock to each of its largest stockholder and the holder of its Class A Stock. The warrants were issued in exchange for collateral provided by these stockholders relating to the Company's then outstanding credit facility. Each warrant enabled the holder to purchase one share of common stock for $.0038. The value of the warrants was recorded as additional interest expense. The estimated value of the warrants was $415,000 based on an estimated fair value of $1.0344 per common share at the date of issuance. All of these warrants were exercised during 2000 and converted to 401,225 shares of common stock.

14.  SEGMENT AND CUSTOMER INFORMATION

     The Company operates and manages its business as a single segment. The Company provides comprehensive integrated network solutions to service providers in the wireless telecommunications industry.

     The following is a summary of revenues by geographic area. Revenue from external customers is based on selling location: (in thousands of dollars)

                                                         UNITED
                                                         STATES    OTHER    CONSOLIDATED
                                                        --------   ------   ------------
Year ended December 31, 1999..........................  $ 47,794   $  837     $ 48,631
Year ended December 31, 2000..........................  $136,202   $4,164     $140,366
Year ended December 31, 2001..........................  $112,815   $4,521     $117,336

     For the year ended December 31, 1999, revenues from three unaffiliated customers totaled approximately 36% of revenues. For the year ended December 31, 2000, revenues from two unaffiliated customers totaled approximately 30% of revenues. For the year ended December 31, 2001, revenues from two customers totaled approximately 30% of revenues. There were no other unaffiliated individual customers that accounted for more than 10% of total revenues in 1999, 2000 or 2001.

15.  SUBSEQUENT EVENTS (UNAUDITED)

  (a)  BARAN GROUP LTD.

THE MERGER

     On June 5, 2002, the Company executed a definitive agreement to merge (the "Merger Agreement") with a wholly owned subsidiary ("Baran Sub") of Baran Group Ltd. ("Baran Group" or "Baran"), a diversified engineering services and construction firm based in Tel Aviv, Israel. On August 28, 2002, the parties entered into an amendment to the Merger Agreement for the purpose of reducing the exchange ratio.

     Pursuant to the Merger Agreement, as amended, Baran Group will acquire 100% of the issued and outstanding capital stock of the Company in exchange for approximately 455,000 Baran Group ordinary shares. Under the terms of the Merger Agreement, as amended, each of the Company's shareholders will receive 0.032135 (see note 15(c)) Baran Group ordinary shares for each share of the Company's stock that they hold. The closing of the acquisition is subject to the approval of the Company's shareholders and certain other conditions.

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

     If, while the Merger Agreement is in effect, the Company breaches certain exclusivity obligations or accepts another acquisition proposal, Baran Group will be entitled to receive a termination fee of $1,200,000 (see note 15(f)), plus incurred merger costs of Baran Group.

WORKING CAPITAL LOAN AGREEMENT AND WARRANT

     As part of the Merger Agreement, Baran Sub entered into a working capital loan agreement with the Company. In the loan agreement, Baran Sub agrees to provide working capital advances to the Company, at an initial amount of $5,000,000, and such other amounts as described in the loan agreement, and provided that the representations and warranties of the Company given in the loan agreement remain true and correct on the date of each advance to the Company by Baran Sub. In consideration of Baran Sub's execution of the loan agreement and the extension of the initial working capital advance to the Company, the Company has issued to Baran Sub a warrant to purchase 5,559,610 shares of the Company's common stock, at a purchase price equal to $.45 per share, which may be exercised only in the event that the merger agreement is terminated due to acceptance of an acquisition proposal that is more favorable to the Company than the proposed merger.

MANAGEMENT CONSULTING AGREEMENT

     As part of the Merger Agreement, Baran and the Company entered into a management consulting agreement under which Baran Group has begun providing financial and management consulting services to the Company, on business and financial matters including corporate strategy, budgeting of future corporate investments, acquisition and divestiture decisions, operational matters and debt and equity financing. In consideration for the management consulting services rendered by Baran Group under the agreement, the Company will pay Baran Group a retainer of $400,000, and commencing in July 2002 and continuing each month thereafter that the agreement is in effect, an amount equal to 6% of the Company's consolidated monthly revenues. While the management consulting agreement is in effect, the Company will only be required to pay $40,000 of the monthly fees, with any remaining fees to be paid when the consulting agreement terminates, or on the date on which the Company's obligations to Wachovia Bank, N.A., under its credit agreement with Wachovia Bank, are paid in full.

  (b)  THIRD, FOURTH AND FIFTH AMENDMENTS TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT FACILITY

     Effective March 22, 2002 the Company amended its syndicated credit agreement (the "Third Amendment") with Wachovia Bank, N.A. as agent and reduced the amount available under the credit facility from the lesser of (a) $15.0 million or (b) a pre-defined borrowing base determined by Eligible Receivables to the lesser of (a) $13.0 million or (b) a pre-defined borrowing base determined by Eligible Receivables. The Eligible Receivables balance excludes certain accounts receivable from EBITDA, as defined, covenant calculations. Accordingly, the ability to borrow under the Third Amendment of the facility is contingent upon gross receivables, based on a pre-defined borrowing base. Under the Third Amendment, the credit facility's maturity was shortened from November 1, 2004 to June 30, 2003, and it bears interest based on LIBOR, as defined, plus a margin of up to 3.75%.

FOURTH AMENDMENT TO CREDIT FACILITY

     As of March 31, 2002, the Company had violated certain EBITDA debt covenants under its credit agreement. Effective May 20, 2002, Wachovia Bank, N.A., as agent waived these covenant violations by execution of an amendment to the syndicated credit agreement (the "Fourth Amendment") and reduced the amount available under the Fourth Amendment credit facility from the lesser of (a) $13.0 million or (b) a pre-defined borrowing base determined by Eligible Receivables to the lesser of (a) $9.7 million or (b) a pre-defined borrowing base determined by Eligible Receivables. The Eligible Receivables balance excludes certain accounts receivable from EBITDA covenant calculations. After the Fourth Amendment of the credit facility

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES no more revolving loans or letters of credit will be made available to the Company. In addition, the Fourth Amendment of the facility provides for, among other matters, repayments aggregating $650,000 over the period ending August 15, 2002 and the conversion of the facility into a term loan with a maturity of August 15, 2002.

FIFTH AMENDMENT TO CREDIT FACILITY

     Effective June 5, 2002, the Company amended its syndicated credit agreement (the "Fifth Amendment") with Wachovia Bank, N.A. as agent. The amount available under the Fifth Amendment of the credit facility is limited to the lesser of (a) $9.7 million or (b) a pre-defined borrowing base determined by Eligible Receivables. The Eligible Receivables balance excludes certain accounts receivable from EBITDA covenant calculations. The Fifth Amendment of the facility also provides for, among other matters, repayments aggregating $1.6 million over the period ending November 15, 2002, the maturity date of the term loan.

     Under the terms of the Fifth Amendment of the credit facility, for the quarters ended June 30, 2002 and September 30, 2002, the Company's EBITDA for each such fiscal quarter, adjusted for certain restructuring costs, is required to be at least $1. However, in the event that EBITDA for a fiscal quarter, as so adjusted, is less than $1, the suspension of the Company's compliance shall be permitted provided Baran Sub makes available to the Company, either in the form of an equity contribution or one or more subsequent disbursements under the Baran Sub working capital loan agreement (as described in Note 15(a)), an amount equal to the amount necessary to cover the difference between the EBITDA loss for the fiscal quarter and $1. The amount of the disbursement under the Baran Sub working capital loan agreement is limited to $3 million for the quarter ended June 30, 2002. Additionally, the Company is restricted in the amount of payments to holders of seller notes. The covenants of the Fifth Amendment of the credit facility also limit the Company's ability to sell its assets outside the ordinary course of business, merge with or acquire other businesses.

  (c)  AMENDMENT TO THE BARAN GROUP LTD. MERGER AGREEMENT

     On August 28, 2002; Baran and o2wireless amended the aforementioned merger agreement to allow each holder of o2wireless' common stock to be entitled to receive 0.014919 ordinary shares of Baran in exchange for their shares of o2wireless' common stock, as opposed to the 0.032135 ordinary shares of Baran as originally provided. The remaining terms of the merger agreement remain in effect and Baran will continue to provide management consulting services to o2wireless pursuant to the management consulting agreement entered into by the parties in connection with the execution of the original merger agreement.

  (d)  EXERCISE OF WARRANTS

     On August 29, 2002, American Capital Strategies, Ltd. exercised its remaining 2,557,175 warrants (see note 13) on a cashless basis resulting in the issuance of 2,504,364 shares of common stock.

  (e)  NASDAQ DELISTING

     On September 13, 2002, the Company received notification from the Nasdaq Listing Qualifications Panel that the Company's common stock would be delisted from the Nasdaq Stock Market effective as of the opening of business on September 16, 2002. On September 16, 2002 the Company's common stock initiated trading on the OTC Bulletin Board.

  (f)  SECOND AMENDMENT TO BARAN GROUP LTD. MERGER AGREEMENT

     On September 17, 2002, the Company and Baran further amended the Merger Agreement dated June 5, 2002 as amended on August 28, 2002, to reduce the termination fee from $1,200,000 to $700,000. The termination fee is required to be paid by the Company to Baran if the Company terminates the agreement by entering into a binding agreement for a superior proposal.

                  O2WIRELESS SOLUTIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)

                                                               DECEMBER 31,     JUNE 30,
                                                                   2001           2002
                                                              --------------   -----------
                                                              (IN THOUSANDS, EXCEPT SHARE
                                                                  AND PER SHARE DATA)
ASSETS
Current assets:
  Cash and cash equivalents of continuing operations........     $  4,528       $   4,753
  Cash and cash equivalents of discontinued operations......           71             121
  Contract revenue receivable, net of allowance for doubtful accounts of $3,343 and $4,426 at December 31, 2001 and
    June 30, 2002, respectively.............................       23,444          12,527
  Costs and estimated earnings in excess of billings on
    uncompleted contracts...................................       15,456           7,324
  Inventories, net of obsolescence reserve of $446 and $130
    at December 31, 2001 and June 30, 2002, respectively....          539             134
  Other current assets......................................        2,297           1,889
  Other assets of discontinued operations...................        4,890           4,505
                                                                 --------       ---------
    Total current assets....................................       51,225          31,253
Property and equipment, net of accumulated depreciation of
  $3,807 and $4,119 at December 31, 2001 and June 30, 2002,
  respectively..............................................        3,498           2,431
Intangible assets, net......................................       28,887              --
Other assets................................................          167             124
                                                                 --------       ---------
                                                                 $ 83,777       $  33,808
                                                                 ========       =========
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
  Affiliate notes payable, current portion..................     $  1,279       $     617
  Current portion of other indebtedness.....................          442             106
  Accrued earn-out..........................................        1,650           1,650
  Accounts payable..........................................        9,144           2,676
  Accrued expenses..........................................        8,956          10,013
  Line of credit............................................           --           7,655
  Working capital loan agreement............................           --           4,930
  Billing in excess of costs and estimated earnings on
    uncompleted contracts...................................        1,137             158
  Other current liabilities.................................          369             572
  Liabilities of discontinued operations....................          915           3,735
                                                                 --------       ---------
    Total current liabilities...............................       23,892          32,112
                                                                 --------       ---------
  Affiliate notes payable, less current portion.............           23              --
  Other long-term indebtedness, less current portion........        7,491             429
  Other long-term liabilities...............................          674              --
                                                                 --------       ---------
    Total liabilities.......................................       32,080          32,541
                                                                 --------       ---------
Redeemable preferred stock:
  Class A redeemable convertible preferred stock, $.01 par
    value; 100,000 shares authorized; no shares issued or
    outstanding.............................................           --              --
  Series C redeemable convertible preferred stock, no par
    value; 75,000 shares authorized; no shares issued or
    outstanding.............................................           --              --
  Series D senior redeemable preferred stock, no par value;
    100,000 shares authorized; no shares issued or
    outstanding.............................................           --              --
                                                                 --------       ---------
                                                                       --              --
                                                                 --------       ---------
Stockholders' equity:
  Serial preferred stock, no par value, 10,000,000 shares
    authorized; no shares issued or outstanding.............           --              --
  Common stock, $.0001 par value; 100,000,000 shares
    authorized; 27,937,737 shares issued and outstanding at
    December 31, 2001 and June 30, 2002, respectively.......            3               3
  Additional paid-in capital................................      101,823         101,630
  Deferred stock compensation...............................         (368)            (21)
  Accumulated other comprehensive loss......................         (114)            (57)
  Accumulated deficit.......................................      (49,647)       (100,288)
                                                                 --------       ---------
    Total stockholders' equity..............................       51,697           1,267
                                                                 --------       ---------
                                                                 $ 83,777       $  33,808
                                                                 ========       =========

     See accompanying notes to unaudited consolidated financial statements

                  O2WIRELESS SOLUTIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                              THREE MONTHS ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
                                              ---------------------------   -------------------------
                                                  2001           2002          2001          2002
                                              ------------   ------------   -----------   -----------
                                                            (IN THOUSANDS, EXCEPT SHARE
                                                                AND PER SHARE DATA)
                                                                    (UNAUDITED)
Revenues....................................  $    25,006    $    10,794    $    52,754   $    33,371
Operating expenses:
  Cost of revenues..........................       20,272         14,332         42,728        33,769
  Selling, general, and administrative
     expenses...............................        6,780          6,124         15,623        11,862
  Management fees...........................           --            400             --           400
  Merger-related expenses...................           --          1,124             --         1,124
  Restructuring charge......................           --          3,004          1,100         3,427
  Restructuring credit......................           --             --             --          (314)
  Depreciation..............................          322            413            633           760
  Intangible amortization...................           38            155             75           201
  Goodwill amortization.....................        1,580             --          3,148            --
  Goodwill impairment.......................           --             --             --        28,753
                                              -----------    -----------    -----------   -----------
     Operating loss.........................       (3,986)       (14,758)       (10,553)      (46,611)
Other income (expense):
  Interest income...........................          207              6            442            10
  Interest expense..........................         (430)          (448)          (851)         (676)
  Other.....................................          143              5            157            15
                                              -----------    -----------    -----------   -----------
Loss from continuing operations before
  income taxes..............................       (4,066)       (15,195)       (10,805)      (47,262)
Discontinued operations:
  Loss from discontinued operations net of
     tax -- Specialty Drilling, Inc.........           --             --           (196)           --
  Income (loss) from discontinued operations
     net of tax -- o2wireless Lighting,
     Inc....................................          164            (95)           266          (263)
  (Loss) income on disposal of discontinued
     operations net of tax -- Specialty
     Drilling, Inc..........................           --             --           (588)          284
  Loss on disposal of discontinued
     operations net of tax -- o2wireless
     Lighting, Inc..........................           --         (3,400)            --        (3,400)
                                              -----------    -----------    -----------   -----------
     Total income (loss) from discontinued
       operations...........................          164         (3,495)          (518)       (3,379)
                                              -----------    -----------    -----------   -----------
Net loss....................................  $    (3,902)   $   (18,690)   $   (11,323)  $   (50,641)
                                              ===========    ===========    ===========   ===========
Earnings per share data:
  Net loss per common share:
     Continuing operations:
       Basic and diluted:...................  $     (0.15)   $     (0.54)   $     (0.39)  $     (1.69)
     Discontinued operations:
       Basic and diluted....................  $      0.01    $     (0.13)   $     (0.02)  $     (0.12)
                                              -----------    -----------    -----------   -----------
     Net loss per common share:
       Basic and diluted....................  $     (0.14)   $     (0.67)   $     (0.41)  $     (1.81)
                                              ===========    ===========    ===========   ===========
     Weighted-average common shares
       outstanding:
       Basic and diluted....................   27,937,737     27,937,737     27,842,840    27,937,737
                                              ===========    ===========    ===========   ===========

     See accompanying notes to unaudited consolidated financial statements

                  O2WIRELESS SOLUTIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   SIX MONTHS ENDED
                                                                       JUNE 30,
                                                              --------------------------
                                                                 2001           2002
                                                              -----------    -----------
                                                              (IN THOUSANDS, UNAUDITED)
Cash flows from operating activities:
  Net loss from continuing operations.......................    (10,805)       (47,262)
  Adjustments to reconcile net loss from continuing
     operations to net cash provided by (used in) continuing
     operating activities:
     Depreciation and amortization..........................      3,856            962
     Goodwill impairment....................................         --         28,753
     Amortization of deferred stock-based compensation......        389             71
     (Gain) loss on disposal of assets......................        (30)           421
     Changes in operating assets and liabilities:
       Contract revenues receivable.........................     21,177         10,917
       Costs and estimated earnings in excess of billings on
        uncompleted contracts...............................      2,014          8,132
       Inventories..........................................         15            404
       Other current assets.................................     (1,239)           407
       Other assets.........................................         85             43
       Accounts payable.....................................     (6,886)        (6,469)
       Accrued expenses.....................................       (473)           787
       Billings in excess of cost and estimated earnings on
        uncompleted contracts...............................     (2,543)          (979)
       Other liabilities....................................     (1,443)          (706)
                                                               --------       --------
       Net cash provided by (used in) continuing operating
        activities..........................................      4,117         (4,519)
                                                               --------       --------
Discontinued operations:
  Income (loss) from discontinued operations................         70           (263)
  (Loss) on disposal of discontinued operations.............       (588)        (3,116)
  Adjustment to reconcile (loss) income from discontinued
     operations to net cash (used in) provided by
     discontinued operating activities......................       (154)         3,728
                                                               --------       --------
       Net cash (used in) provided by discontinued operating
        activities..........................................       (672)           349
                                                               --------       --------
       Net cash provided by (used in) operating
        activities..........................................      3,445         (4,170)
                                                               --------       --------
Cash flows used in investing activities:
  Continuing operations:
     Purchase of property and equipment.....................       (564)          (114)
     Cash paid for acquisitions, net........................    (11,036)            --
                                                               --------       --------
       Net cash used in continuing investing activities.....    (11,600)          (114)
                                                               --------       --------
Discontinued operations:
  Purchase of property and equipment, net...................        (56)           (10)
  Proceeds from disposal of discontinued operations.........        640             --
                                                               --------       --------
       Net cash provided by (used in) discontinued investing
        activities..........................................        584            (10)
                                                               --------       --------
       Net cash used in investing activities................    (11,016)          (124)
                                                               --------       --------
Cash flows from financing activities:
  Exercise of stock options and warrants....................         14             --
  Repayment of various notes payable........................     (1,093)          (666)
  Repayment of borrowing under credit facility..............         --         (1,765)
  Proceeds from borrowing under credit facility.............     11,664          7,000
                                                               --------       --------
       Net cash provided by continuing financing
        activities..........................................     10,585          4,569
                                                               --------       --------
Net increase in cash and cash equivalents...................      3,014            275
Cash and cash equivalents at beginning of period............     12,168          4,599
                                                               --------       --------
Cash and cash equivalents at end of period..................   $ 15,182       $  4,874
                                                               ========       ========
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest..................   $    826       $    587
                                                               ========       ========

     See accompanying notes to unaudited consolidated financial statements

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

a) ORGANIZATION, BASIS OF PRESENTATION AND LIQUIDITY

     o2wireless Solutions, Inc. and subsidiaries (the "Company") is headquartered in Cumming, Georgia. The Company provides comprehensive integrated network solutions to all sectors of the wireless telecommunications industry. This comprehensive end-to-end solution enables the Company to address the current and emerging network infrastructure requirements of its customers. These solutions enable its customers to plan, design, deploy and maintain their wireless networks. The Company also offers business planning and consulting services to wireless telecommunications industry participants.

     The accompanying consolidated financial statements as of June 30, 2002, and for the three and six months ended June 30, 2001 and 2002 are unaudited and have been prepared by management. In the opinion of management, these unaudited consolidated financial statements include all adjustments, consisting of normal recurring adjustments and reclassifications, necessary for a fair presentation of the financial condition and results of operations for the interim periods presented. The consolidated balance sheet data for December 31, 2001 was derived from audited consolidated financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. Interim operating results are not necessarily indicative of operating results for the entire year. The financial information presented herein should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2001 which includes information and disclosures not included herein. All significant inter-company accounts or balances have been eliminated upon consolidation.

     The telecommunications market is characterized by significant risks as a result of changes in economic conditions, changes in technology, outsourcing of telecommunications networks, consolidation of equipment vendors and other significant factors. The Company's ability to effectively manage its operations, personnel levels and third-party subcontractors is critical to achieving profitability. Changes in technology, adverse economic or industry conditions or the loss of one or more of the Company's key customers, among other factors, could have a material adverse effect on the Company's financial position and results of operations.

     The Company currently funds its operations with available cash, cash equivalents, and its working capital loan agreement with Baran Group Ltd. ("Baran") (see Note 7 "Baran Group Ltd. Merger" for further discussion). Due to significant cost reduction steps taken in 2001 and early 2002, continuing efforts to further reduce expenses to reflect diminished revenue opportunity, and proceeds presently expected to be received (see paragraph below) in connection with the Baran working capital loan agreement, the Company presently believes that it will have sufficient cash and cash equivalents to fund its operations pending the closing of the merger with Baran.

     Management presently expects that the proposed merger with Baran (as described in Note 7 "Baran Group Ltd. Merger") will close during the fourth quarter of the fiscal year ended December 31, 2002. However, in August 2002, Baran notified the Company that, based upon the results of operations of the Company for the second quarter ended June 30, 2002, the ability of Baran to complete the merger transaction with the Company would be subject to Baran's further review and evaluation of the Company's current financial condition and third quarter operations. As a result of Baran's review, the parties entered into an amendment to the merger agreement to reduce the exchange ratio by approximately one-half to .014919 shares of Baran for every one share of o2wireless common stock. Management expects to receive additional advances in connection with the working capital loan agreement at the completion of Baran's review and evaluation of the Company's current financial condition, assuming Baran proceeds with the merger. If the proposed merger does not close, the Company will not have sufficient liquidity to maintain operations through the early part of the fourth quarter of fiscal year ended December 31, 2002. As such, management would consider re-financing of the existing credit facility, negotiating the sale of the Company to another acquirer, or

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

                                  (UNAUDITED)

pursuing other options available to the Company. However, management expresses no assurances that these alternatives would be available to the Company if the proposed merger with Baran is not completed and, as such, o2wireless would be required to liquidate.

     The Company's bank credit facility requires that it maintain specified levels of earnings (loss) before income taxes, depreciation, and amortization (EBITDA) and its borrowing base is dependent upon the amount of eligible receivables, as defined in the credit agreement. As of June 30, 2002, the Company was not in compliance with its EBITDA covenant under the terms of the fifth amendment to its credit agreement dated June 5, 2002 and was therefore in default. Under the terms of the fifth amendment, if the EBITDA requirements are not met, suspension of the EBITDA requirements under the facility would have been permitted if Baran made cash available to the Company to fund the EBITDA shortfall either in the form of an equity contribution or one or more subsequent disbursements under the working capital loan agreement with Baran. In August 2002, as a result of a higher than anticipated operating loss at o2wireless for the quarter ended June 30, 2002, Baran decided to delay funding of further advances of working capital by Baran Sub to o2wireless under the working capital loan agreement. As of the date hereof, Baran had not provided the Company with additional funding; however, the Company expects to receive additional funding under the working capital loan agreement. On August 15, 2002, the Company obtained a waiver of the default at June 30, 2002 subject to (1) remitting $1 million to the Bank as a permanent reduction in the Company's credit line and
(2) an agreement to pay no further monies to Baran. If the Company fails to achieve its budgeted revenues and margins and/or experiences any significant write-offs, the Company could be in violation of the covenants of its credit facility in the future. Based on the Company's current cash and cash equivalents, it does not have sufficient resources to repay its indebtedness under the credit facility if called by the lenders.

     On June 30, 2002, the Company had cash and cash equivalents of $4.9 million, which included approximately $1.5 million in checks that had not cleared the bank at June 30, 2002. As of June 30, 2002, the Company had outstanding balances of $5.0 million under the Baran Working Capital Loan Agreement (see Note 7 "Baran Group Ltd. Merger" for further discussion) and $7.7 million under the credit facility with no additional availability under the credit facility. As a result of principal reduction payments made subsequent to June 30, 2002, the outstanding balance under the credit facility was $5.1 million as of September 17, 2002.

b) DERIVATIVE FINANCIAL INSTRUMENTS

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Effective January 1, 2001, the Company adopted SFAS No. 133 which requires that all derivatives be recognized on the balance sheet at their fair value.

     The Company engages in activities that expose it to various market risks, including the effects of a change in interest rates. This financial exposure is managed as an integral part of the Company's risk management program, which seeks to reduce the potentially adverse effect that the volatility in interest rates may have on operating results. The Company currently maintains an interest rate swap, to minimize significant, unanticipated earnings fluctuations caused by volatility in interest rates. The Company assesses, both at inception and on an ongoing basis, whether the interest rate swap is effective in offsetting changes in cash flows of the hedged items.

     The Company has entered into an interest rate swap agreement with its senior lender in accordance with its loan agreement, which has been classified as a cash flow hedge. The interest rate swap agreement allows the Company to swap interest rate payments from a floating rate of LIBOR to a fixed interest payment of

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

                                  (UNAUDITED)

7.25% on a notional principal of $12.5 million and will be in effect until January 2003. Changes in the fair value of the interest rate swap agreement are recognized in other comprehensive income or loss until such point that the interest rate swap no longer qualifies for hedge accounting, at which point, the gain (loss) reported is reported as a component of interest expense. During 2001, the Company recognized a comprehensive loss of $200,000 on the interest rate swap agreement. During the three month period ended September 30, 2001, the Company repaid $5 million on its line of credit with the result that its line of credit fell below the notional principal of $12.5 million. Thus the interest rate swap agreement no longer qualifies for hedge accounting and therefore for the quarter ended June 30, 2002 the Company recorded to interest expense a $94,000 decrease in the fair value of the swap agreement. The fair value of the interest rate swap liability was approximately $674,000 and $396,000 at December 31, 2001 and June 30, 2002, respectively.

c) COMPREHENSIVE INCOME (LOSS)

     On January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income or loss and its components in a full set of financial statements. Comprehensive income or loss consists of net income or loss and all other gains and losses that are excluded from net income by current accounting standards. SFAS No. 130 requires only additional disclosures in the financial statements and does not affect the Company's position or results of operations. As discussed above in
Note 1 (b), during 2001 the Company recognized a comprehensive loss on its interest rate swap agreement of $200,000. The Company had no other comprehensive income or loss for the three and six month periods ended June 30, 2001 or June 30, 2002.

d) RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"), which is effective for all business combinations initiated after June 30, 2001. SFAS 141 requires companies to account for all business combinations using the purchase method of accounting, recognize intangible assets if certain criteria are met, as well as provide additional disclosures regarding business combinations and allocation of purchase price. The Company adopted SFAS 141 as of July 1, 2001. The adoption of SFAS 141 did not have a material effect on the financial position or results of the operations of the Company.

     In June 2001, FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires non-amortization of goodwill and intangible assets that have indefinite useful lives and annual tests of impairment of those assets. SFAS 142 also provides specific guidance about how to determine and measure goodwill and intangible asset impairment, and requires additional disclosure of information about goodwill and other intangible assets. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001 and applied to all goodwill and other intangible assets recognized in its financial statements at that date. Goodwill and intangible assets acquired after June 30, 2001 will be subject to the non-amortization provisions of the statement. The Company adopted SFAS 142 beginning January 1, 2002 upon which time the Company ceased amortizing goodwill in accordance with the guidelines set forth in the standard.

     During the first quarter of 2002, as a result of recent economic triggering events, the Company performed an impairment analysis of its goodwill and recorded a $28.8 million pre-tax charge for the impairment of goodwill. The charge reflected changes in the Company's business plan, continued declines in the telecommunications sector, along with the current depressed market price for the Company's common stock. The impairment charge is reflected as an operating expense in the accompanying consolidated financial statements

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

                                  (UNAUDITED)

as the impairment analysis was performed as a result of current period events, and was not attributable to the transition provisions of SFAS 142.

     In August 2001, FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. Companies are required to adopt SFAS 143 in the first fiscal year beginning after June 15, 2002. Adoption of SFAS 143 is not currently expected to have a material impact on the Company's results of operations.

     In October 2001, FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of and the accounting and reporting provisions of Accounting Principles Board ("APB") Opinion No. 30, Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions for the disposal of a segment of a business. SFAS 144 retains many of the fundamental provisions of SFAS 121, but resolves certain implementation issues associated with that Statement. SFAS 144 became effective for the Company beginning January 1, 2002. Adoption of SFAS 144 has not had any material effect on the Company's financial statements.

     In May 2002, the FASB issued SFAS No. 145, Revision of FAS Nos. 4, 44 and 64, "Amendment of SFAS 13 and Technical Corrections as of April 2002." SFAS No. 145 is effective for fiscal periods beginning after May 15, 2002. The Company does not believe that the adoption of SFAS No. 145 will have any material effect on its financial statements.

     In July 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 provides new guidance on the recognition of costs associated with exit or disposal activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. SFAS No. 146 supercedes previous accounting guidance provided by the Emerging Issues Task Force (EITF) EITF 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit and Activity (including Certain Costs Incurred in a Restructuring)." EITF 94-3 required recognition of costs at the date of commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Adoption of SFAS 146 is not currently expected to have a material impact on the Company's results of operations.

2) GOODWILL AND INTANGIBLES

     During the past few years, the Company acquired certain strategically positioned companies in order to create an integrated telecommunications services company with depth and expertise in wireless and wireline technologies and a broad geographical presence. All of the Company's acquisitions have been accounted for under the purchase method of accounting. Aggregate goodwill for all of the Company's acquisitions from 1997 to 2001 was approximately $44.2 million which, prior to December 31, 2001, was generally being amortized on a straight-line basis over 5 to 10 years, the expected period of benefit. Effective January 1, 2002, with the adoption of SFAS 142, the Company is no longer amortizing goodwill on these acquisitions but evaluating the carrying value of the goodwill on an annual basis or as required if an event occurs or circumstances change that would more likely than not reduce the fair value of the Company below its carrying value.

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

                                  (UNAUDITED)

     The following is a pro forma presentation of reported net loss and earnings per share, adjusted for the exclusion of goodwill amortization net of related income tax effect (amounts in thousands of dollars except per share data):

                                              YEAR ENDED                  THREE MONTHS ENDED         SIX MONTHS ENDED
                                             DECEMBER 31,                      JUNE 30,}                 JUNE 30,}
                                  -----------------------------------   -----------------------   -----------------------
                                    1999         2000         2001         2001         2002         2001         2002
                                  ---------   ----------   ----------   ----------   ----------   ----------   ----------
Net loss -- as reported.........  $    (949)  $  (21,496)  $  (28,034)  $   (3,902)  $  (18,690)  $  (11,323)  $  (50,641)
Goodwill amortization, net of
  taxes.........................        769        1,983        5,935        1,484           --        2,968           --
                                  ---------   ----------   ----------   ----------   ----------   ----------   ----------
Net loss -- as adjusted.........  $    (180)  $  (19,513)  $  (22,099)  $   (2,418)  $  (18,690)  $   (8,356)  $  (50,641)
                                  =========   ==========   ==========   ==========   ==========   ==========   ==========
Basic and diluted earnings per
  share:
As reported.....................  $   (0.13)  $    (1.44)  $    (1.01)  $    (0.14)  $    (0.67)  $    (0.41)  $    (1.81)
Goodwill amortization, net of
  taxes.........................       0.11         0.13         0.21         0.05           --         0.11           --
                                  ---------   ----------   ----------   ----------   ----------   ----------   ----------
As adjusted.....................  $    0.02   $    (1.31)  $    (0.80)  $    (0.09)  $    (0.67)  $    (0.30)  $    (1.81)
                                  =========   ==========   ==========   ==========   ==========   ==========   ==========
Weighted-average common shares
  outstanding:
Basic and diluted...............  7,188,700   14,980,193   27,890,678   27,937,737   27,937,737   27,842,840   27,937,737
                                  =========   ==========   ==========   ==========   ==========   ==========   ==========

     During the first quarter of 2002, as a result of recent economic triggering events, the Company performed an impairment review of its goodwill and recorded a $28.8 million pre-tax charge for the impairment of goodwill. The charge reflected declines in the telecommunications sector along with the current depressed market price for the Company's common stock and was reflected as an operating expense in the first quarter of 2002 financial statements.

3) RESTRUCTURING

     During the first quarter of 2002, the Company implemented a restructuring plan to further streamline operations and cost structure to reflect the slowdown in the telecommunications sector and the decline in revenues it has experienced. As part of the restructuring plan, which consists primarily of severances for workforce reduction, write-off of fixed assets -- primarily related to the abandonment of furniture, fixtures, and equipment located at the Company's Charlotte, North Carolina office, closure of certain offices and the consolidation of certain facilities, the Company recorded a restructuring charge of approximately $3.4 million over the first two quarters of 2002. During the three months ended March 31, 2002, the Company recorded a charge of approximately $423,000 of which $283,000 was incurred during that period. During the three months ended June 30, 2002, the Company recorded an additional charge of approximately $3.0 million of which $1.4 million was incurred during that period. The Company anticipates recording an additional restructuring charge of approximately $1 million during the three months ended September 30, 2002.

     Workforce reduction has been the main focus of the restructuring. Employee headcount has been reduced from 573 employees at December 31, 2001 to 352 employees at June 30, 2002, representing a reduction of 221 employees or approximately 39% of the Company's workforce. The reductions took place in all sectors of operations and at all levels of staff, including management. The Company recorded approximately $1.9 million for severance and other termination benefits related to the workforce reduction during the six month period ended June 30, 2002.

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

                                  (UNAUDITED)

     Additionally, as part of the restructuring, the Company is closing certain regional offices. Costs related to remaining office and equipment leases for these offices were included in the Company's restructuring reserve. The Company's fiscal year 2002 restructuring plan utilization was as follows (in thousands of dollars):

                                                             FY 2002 RESTRUCTURING PLAN
                                      ------------------------------------------------------------------------
                                      1ST QTR   1ST QTR      BALANCE AT     2ND QTR   2ND QTR     BALANCE AT
                                      CHARGES   INCURRED   MARCH 31, 2002   CHARGES   INCURRED   JUNE 30, 2002
                                      -------   --------   --------------   -------   --------   -------------
Employee Severance..................   $223      $(223)         $ --        $1,367    $  (446)      $  921
Severance Benefits..................    140         --           140           140        (80)          60
Office Closings.....................     60        (60)           --           951       (453)         498
Fixed Asset Write-off...............     --         --            --           448       (448)          --
Office and Equipment Leases.........     --         --            --            98         (9)          89
                                       ----      -----          ----        ------    -------       ------
     TOTAL..........................   $423      $(283)         $140        $3,004    $(1,436)      $1,568
                                       ====      =====          ====        ======    =======       ======

     During the first quarter of 2001, the Company also implemented a restructuring plan at which time it took a restructuring charge totaling approximately $1.1 million. As of March 31, 2002 approximately $786,000 in costs were paid relating to this restructuring. The Company now believes it has incurred and paid all costs associated with that restructuring. Therefore, during the three months ended March 31, 2002, the Company recorded a restructuring credit for the remaining unused liability of approximately $314,000 related to that initial charge.

4) DISCONTINUED OPERATIONS

  Specialty Drilling, Inc. Sale

     On April 12, 2001 the Company sold substantially all of the assets of Specialty Drilling, Inc. During the quarter ended March 31, 2001 the Company incurred approximately $784,000 in total losses composed of $196,000 in period losses of discontinued operations, net of tax, and $588,000 of losses on disposal of discontinued operations, net of tax. As of March 31, 2002, approximately $500,000 in losses had been incurred and paid. The Company does not believe there are any additional amounts to be paid and reversed the remaining $284,000 of accrued disposal costs during the quarter ended March 31, 2002.

  o2wireless Lighting, Inc. Sale

     On June 4, 2002, the Company's Board of Directors formally approved a "Recovery Plan" issued in connection with the signing of the merger agreement with Baran Group, Ltd. (See Note 7 "Baran Group Ltd. Merger" for further discussion). This Plan included certain revenue and other operating performance targets, relocation of the corporate offices, an incentive bonus program for key staff and management, and the sale of o2wireless Lighting, Inc. ("Lighting Division"). The Lighting Division installs lighting systems on towers and sells aftermarket lighting systems. Historically, the Company has not accounted for the division as a segment.

     In August 2001, FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The definition of a segment under SFAS 144 broadens the definition and scope of a segment. Further the term segment was replaced by the term "component of an entity." The Lighting Division has clearly distinguishable operations and cash flows from other aspects of the turn-key operation. Furthermore, the Lighting Division's operations and cash flows will be eliminated from the ongoing operations of the entity, and the Company will have no further involvement in the operations of the Lighting Division as it is expected to be sold to an independent third party. The Company is presently in negotiations with a third party regarding the sale of the Lighting Division.

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

                                  (UNAUDITED)

     Accordingly, the Company has classified the Lighting Division as held for sale and reflected it as a discontinued operation for all periods presented. The Company expects the sale of the Lighting Division to be completed by the fourth quarter of fiscal year 2002. The condensed consolidated financial statements have been reclassified to segregate the net assets and operating results of these discontinued operations for all periods presented.

     Summary operating results of the discontinued operations of o2wireless Lighting, Inc. (in thousands of dollars) are as follows:

                                                   {THREE MONTHS ENDED    {SIX MONTHS ENDED
                                                        JUNE 30,}             JUNE 30,}
                                                   --------------------   ------------------
                                                     2001       2002       2001       2002
                                                   --------   ---------   -------   --------
Revenue..........................................   $2,822     $ 1,535    $5,412    $ 3,017
Gross profit.....................................      873         514     1,678      1,014
Operating income (loss)..........................      164         (95)      267       (262)
Interest expense.................................       --          --        (1)        (1)
Loss on disposal of assets.......................       --      (3,400)       --     (3,400)
Income tax expense...............................       --          --        --         --
Income (loss) from discontinued operations.......      164      (3,495)      266     (3,663)

     The operating loss for the three months ended June 30, 2001 includes depreciation of $20,000. The operating loss for the three months ended June 30, 2002 includes depreciation of $16,000 and restructuring costs of $19,000.

     The operating loss for the six months ended June 30, 2001 includes depreciation of $39,000. The operating loss for the six months ended June 30, 2002 includes depreciation of $33,000 and restructuring costs of $19,000.

     The loss on disposal of assets of the Lighting Division is based on an offer presented to the Company to purchase only the assets of the Lighting Division. The offer is composed of $1.2 million of cash and $500,000 of buyer financed notes. The Company determined its value of the offer by assigning no value to the buyer financed notes due to current creditworthiness of the buyer syndicate. The expected loss on disposal is as follows (amounts in thousands):

                                                              JUNE 30,
                                                                2002
                                                              --------
Assets for sale.............................................  $ 4,626
  Less: Estimated transaction costs.........................      (26)
                                                              -------
Net assets for sale.........................................  $ 4,600
                                                              -------
  Less: Value of offer......................................  $(1,200)
                                                              -------
Expected loss on disposal of assets.........................  $(3,400)
                                                              =======

     The restructuring costs consist of the following (in thousands of dollars):

                                                          {THREE MONTHS       {SIX MONTHS
                                                         ENDED JUNE 30,}     ENDED JUNE 30,
                                                         ----------------    --------------
                                                          2001      2002     2001     2002
                                                         ------    ------    -----    -----
Employee severance.....................................   $ --      $13      $ --      $13
Severance benefits.....................................     --        6        --        6
                                                          ----      ---      ----      ---
Total..................................................   $ --      $19      $ --      $19
                                                          ====      ===      ====      ===

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

                                  (UNAUDITED)

     Assets and liabilities of discontinued operations for o2wireless Lighting, Inc. as of June 30, 2002 (in thousands of dollars) are as follows:

                                                              JUNE 30,
                                                                2002
                                                              --------
Cash and cash equivalents...................................   $  121
                                                               ======
Contract revenue receivable, net of allowance for doubtful
  accounts of $5 at June 30, 2002...........................    1,116
Inventories net of allowance of $25 at June 30, 2002........    2,867
Other current assets........................................       50
Property and equipment, net of accumulated depreciation of
  $187 at June 30, 2002.....................................      455
Other assets................................................       17
                                                               ------
Other assets of discontinued operations.....................   $4,505
                                                               ======
Current portion of other indebtedness.......................       10
Accounts payable............................................      198
Accrued expenses............................................      116
Other current liabilities...................................        5
Other long-term indebtedness, less current portion..........        6
Reserve for loss on sale and operating losses...............    3,400
                                                               ------
Liabilities of discontinued operations......................   $3,735
                                                               ======

     Assets and liabilities of discontinued operations for Specialty Drilling, Inc. and o2wireless Lighting, Inc. as of December 31, 2001 (in thousands of dollars) are as follows:

                                                                 DECEMBER 31, 2001
                                                      ----------------------------------------
                                                        SPECIALTY        O2WIRELESS
                                                      DRILLING, INC.   LIGHTING, INC.   TOTAL
                                                      --------------   --------------   ------
Cash and cash equivalents...........................       $ --            $   71       $   71
                                                           ====            ======       ======
Contract revenue receivable, net of allowance for
  doubtful accounts of $13 at December 31, 2001.....         --             1,389        1,389
Inventories, net of allowance of $25 at December 31,
  2001..............................................         --             2,895        2,895
Other current assets................................         --               116          116
Property and equipment, net of accumulated
  depreciation of $154 at December 31, 2001.........         --               479          479
Other assets........................................         --                11           11
                                                           ----            ------       ------
Other assets of discontinued operations.............       $ --            $4,890       $4,890
                                                           ====            ======       ======
Current portion of other indebtedness...............         --                 9            9
Accounts payable....................................         --               436          436
Accrued expenses....................................        284               169          453
Other current liabilities...........................         --                 6            6
Other long-term indebtedness, less current
  portion...........................................         --                11           11
                                                           ----            ------       ------
Liabilities of discontinued operations..............       $284            $  631       $  915
                                                           ====            ======       ======

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

                                  (UNAUDITED)

5) SEGMENT AND CUSTOMER INFORMATION

     The Company operates and manages its business as a single segment. The Company provides comprehensive integrated network solutions to service providers in the wireless telecommunications industry. The following is a summary of revenues by geographic area (in thousands of dollars):

                                                 {THREE MONTHS ENDED   SIX MONTHS ENDED
                                                      JUNE 30,             JUNE 30,
                                                 -------------------   -----------------
                                                   2001       2002      2001      2002
                                                 --------   --------   -------   -------
U.S............................................  $23,645    $10,529    $49,648   $32,390
Foreign........................................    1,361        265      3,106       981
                                                 -------    -------    -------   -------
Consolidated...................................  $25,006    $10,794    $52,754   $33,371
                                                 =======    =======    =======   =======

6) LEGAL MATTERS

     In the normal course of business, the Company is subject to certain administrative proceedings and litigation. The following is a summary of three proceedings currently pending:

     On November 7, 2000, a suit was filed against the Company and two officers of the Company, (as well as a third individual not affiliated with the Company), asserting that the defendants engaged in a conspiracy to pursue frivolous litigation against the plaintiff, to threaten further litigation and to interfere with the business relations of the plaintiff and that agents of the Company acting to benefit the Company committed acts of fraud against, and violated fiduciary duties to the plaintiff. The Complaint was later amended to reflect that the plaintiff had lost by jury verdict in related litigation in Georgia concerning a sale of a 30 MHz PCS license for Honolulu. An additional amendment to the Complaint, filed in August 2001, abandoned plaintiff's claim for interference with business relations and added a subsidiary of the Company as a defendant. The Company vigorously defended all claims against it. An agreement has been reached between the parties that all claims against the Company will be dismissed with prejudice in connection with the resolution of related disputes between parties to two other lawsuits to which the Company is not a party. In management's opinion, the outcome of the foregoing proceeding will not materially affect the financial condition and results of the Company.

     On July 12, 2002, an action was filed against o2wireless in the United States District Court for the Northern District of Georgia, McKenzie Telecommunications Group, Inc. v. Clear Holdings, Inc. and o2wireless, Inc. f/k/a Clear Communications Group, Inc. In the Complaint, the Plaintiff alleges that o2wireless breached its obligations under an asset purchase agreement, dated November 1, 1999, in connection with the sale of McKenzie Telecommunications Group, Inc. ("MTG") to o2wireless. The Complaint further alleges that the Plaintiff is entitled to receive an earn-out payment under the terms of the asset purchase agreement. The Plaintiff seeks compensatory damages in excess of $3 million. Management believes that the lawsuit is completely without merit and that o2wireless has meritorious defenses against all of the claims alleged in the Complaint. o2wireless intends to deny all of the allegations contained in the Complaint and to vigorously defend the action. Management believes that the outcome of this litigation will not have a material adverse effect on the Company's results of operations and financial condition; however, the lawsuit is in an early procedural stage and therefore it is not possible to determine with certainty what the effect may be on the Company's results of operations and financial condition.

     On August 6, 2002, an action was filed against o2wireless in the United States District Court for the Southern District of Texas, George A. Jackson and TWR Family of Companies, L.L.C. v. o2wireless, Inc., In the Complaint, the Plaintiff alleges that Plaintiff is entitled to receive an earnout payment of $3.3 million pursuant to the terms of a stock purchase agreement entered into between the parties. The Plaintiff seeks damages in the amount of $3.3 million. Management believes that o2wireless has meritorious defenses against

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

                                  (UNAUDITED)

all of the claims alleged in the Complaint. o2wireless has denied all of the allegations contained in the Complaint and intends to vigorously defend the action. Management believes that the outcome of this litigation will not have a material adverse effect on the Company's results of operations and financial condition; however, the lawsuit is in an early procedural stage and therefore it is not possible to determine with certainty what the effect may be on the Company's results of operations and financial condition.

7) BARAN GROUP LTD. MERGER

     On June 6, 2002, the Company announced the execution of a merger agreement with Baran. On August 28, 2002, as a result of Baran's review of the Company's performance and results of operations for the quarter ended June 30, 2002, the parties entered into an amendment to the merger agreement for the purpose of reducing the exchange ratio. If the merger is completed, the Company will merge with and into a wholly owned subsidiary of Baran. Under the terms of the amended merger agreement, each holder of the Company's common stock will be entitled to receive 0.014919 ordinary shares of Baran in exchange for their shares of the Company's common stock. The closing of the merger is subject to the approval of the Company's shareholders and certain other conditions. If, while the merger agreement is in effect, the Company breaches certain exclusivity obligations or accepts another acquisition proposal, Baran will be entitled to receive a termination fee of $700,000, plus merger related costs incurred by Baran. See note 8(c) -- Second Amendment to Baran Group Ltd. Merger Agreement for additional discussion.

     In August 2002, Baran notified the Company that, based upon the results of operations of the Company for the second quarter ended June 30, 2002 the ability of Baran to complete the merger transaction with the Company would be subject to Baran's further review and evaluation of the Company's current financial condition and third quarter operations. As a result of the review, Baran and the Company amended the merger agreement on August 28, 2002 to allow each holder of the Company's common stock to be entitled to receive 0.014919 ordinary shares of Baran in exchange for their shares of the Company's common stock, as opposed to the 0.032135 ordinary shares of Baran as provided in the original merger agreement. The remaining terms of the merger agreement are in effect and Baran will continue to provide management consulting services to the Company pursuant to the management consulting agreement entered into between the parties in connection with the execution of the merger agreement.

  Management Consulting Agreement

     As part of the merger transaction, Baran and the Company have entered into an agreement under which Baran has begun providing financial and management consulting services to the Company, on business and financial matters as are reasonably requested from time to time by the Company's board of directors, including corporate strategy, budgeting of future corporate investments, acquisition and divestiture decisions, operational matters and debt and equity financing. In consideration for the services rendered by Baran under the agreement, the Company will pay Baran a monthly fee of $400,000 for the remainder of June 2002, and commencing in July 2002 and continuing each month thereafter that the agreement is in effect, an amount equal to six percent (6%) of the Company's consolidated monthly revenues. While the agreement is in effect, $40,000 of the monthly fee will be paid by the fifteenth day of the succeeding month. Any remaining fees due and payable under the agreement to Baran shall be paid by the later of the end of the calendar month succeeding the month in which the agreement terminates, or the date on which the Company's obligations to Wachovia Bank, N.A., as described below are paid in full. As a condition to the waiver received from Wachovia with respect to the default at June 30, 2002, the Company is prohibited from paying additional monies to Baran.

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

                                  (UNAUDITED)

     In addition, the Company will promptly reimburse Baran's reasonable travel accommodation and transportation expenses and other out-of-pocket costs as may be incurred by Baran or its personnel, in connection with services rendered under the agreement. The agreement will terminate on the earlier of:

     - the effective time of the merger,

     - 90 days following a notice of termination sent by the Company to Baran,

     - six months from the date of the agreement,

     - 10 days after the Company notifies Baran of termination for cause, as defined below, which Baran fails to cure,

     - 10 days after Baran gives notice to the Company of breach of the agreement, which the Company fails to cure, and

     - the date of termination of the merger agreement due to the Company accepting an acquisition that is more favorable to the Company than the proposed merger.

     For purposes of this agreement, "cause" is defined as the filing of a bankruptcy petition by Baran, Baran becoming insolvent or making an assignment for the benefit of creditors, or Baran's failing to render services to the Company for a continuous 30 day period, without having provided the Company with advance written notice of the reasons for the failure.

  Working Capital Loan Agreement: Working Capital Note and Warrant

     On June 5, 2002, as part of the merger transaction, Baran Acquisition Sub, Inc. ("Baran Sub"), a wholly owned subsidiary of Baran, entered into a working capital loan agreement with the Company. In the loan agreement, Baran Sub agreed to provide working capital advances to the Company, subject to conditions and covenants imposed on the Company, and provided that the representations and warranties of the Company given in the loan agreement remain true and correct on the date of each advance to the Company by Baran Sub.

     Baran Sub extended the first advance on June 6, 2002, immediately following the execution of the loan agreement and the merger agreement, in the amount of $5,000,000, which was evidenced by a working capital note. In addition, and provided that no event of default has occurred, Baran Sub has agreed to advance to the Company the following:

     - No later than the date the Company files its Form 10-Q for the quarter ended June 30, 2002 or August 15, 2002, the lesser of (x) $3,000,000 or
       (y) the amount of the Company's loss (as defined below) for the quarter ended June 30, 2002; and

     - If the loan agreement is in effect as of the later of the date the Company files its Form 10-Q for the quarter ended September 30, 2002 or November 15, 2002, at its discretion, an amount equal to the Company's loss for the quarter ended September 30, 2002.

     "Loss" is defined in the loan agreement as the Company's consolidated earnings before interest, taxes, depreciation, amortization, non-cash restructuring expenses and any accrued and unpaid management fees due to Baran Sub.

     In August 2002, as a result of a higher than anticipated operating loss at o2wireless for the quarter ended June 30, 2002, Baran decided to delay funding of further advances of working capital by Baran Sub to o2wireless under the working capital loan agreement. As of the date hereof, Baran has not made any additional advances. Management expects to receive additional advances under this agreement.

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

                                  (UNAUDITED)

     In consideration of Baran Sub's execution of the loan agreement and the extension of the initial working capital advance to the Company, the Company has issued to Baran Sub a warrant to purchase 5,559,610 shares of the Company's common stock, at a purchase price equal to $0.45 per share, which warrant may be exercised only in the event that the merger agreement is terminated due to acceptance of an acquisition proposal more favorable to the Company than the proposed merger with Baran. The loan has been discounted to reflect the fair value of the warrants issued, totaling approximately $80,000, using the Black-Scholes option pricing method based on the following weighted-average assumptions: expected volatility -- 159%; expected life -- three years; risk-free interest rate -- 3.9%; expected dividend yield -- 0%, discounted to reflect a 5% probability of occurrence.

  Subordination Agreement

     Also on June 5, 2002, Baran Sub entered into a subordination agreement with Wachovia Bank, N.A. Under the subordination agreement, all rights and remedies of Baran Sub under the loan agreement are and shall continue to be junior in right of payments to the rights of Wachovia Bank under the Company's credit agreement. Under the subordination agreement, Baran Sub agreed that it shall not receive or accept any payment on its advances unless and until all of the Company's obligations under the credit agreement are paid in full. However, Baran Sub shall be entitled to receive, unless there is an event of default under the credit agreement between Wachovia Bank and the Company, up to $40,000 per month and reimbursement of its out-of-pocket expenses in partial payment of the amounts due under the management consulting agreement described above. As a condition to the waiver received from Wachovia with respect to the default at June 30, 2002, the Company is prohibited from paying additional monies to Baran. In addition, Baran Sub has agreed not to accelerate the maturity of its loan to the Company or commence any action against the Company to recover any part of its loans or join with any creditor, unless Wachovia Bank shall also have joined in bringing against the Company any proceeding under any bankruptcy, insolvency or similar law.

     All liens, pledges, and security interest of any nature in any collateral held by or in favor of Baran Sub under the loan agreement were made junior to the liens, pledges and security interests in any collateral held by or in favor of Wachovia Bank.

     Baran Sub has agreed that, unless and until the subordination agreement is terminated, it shall not proceed with any enforcement action against the Company and shall have the sole right to administer and enforce all matters in respect of the collateral.

     If the merger fails to become effective as a result of the Company's acceptance of a superior acquisition proposal, Wachovia Bank has agreed that, as a condition to its consent to the transaction contemplated by the superior proposal, it will require the payment in full of all of its senior debt upon the closing of the transaction constituting the superior proposal and that in no event will the senior debt be sold, assigned or transferred to the party which proposed the superior proposal or to any other party on its behalf.

8)  SUBSEQUENT EVENTS

  (a)  EXERCISE OF WARRANTS

     On August 29, 2002, American Capital Strategies, Ltd. exercised its remaining 2,557,175 warrants on a cashless basis resulting in the issuance of 2,504,364 shares of common stock.

  (b)  NASDAQ DELISTING

     On September 13, 2002, the Company received notification from the Nasdaq Listing Qualifications Panel that the Company's common stock would be delisted from the Nasdaq Stock Market effective as of the

                   O2WIRELESS SOLUTIONS INC. AND SUBSIDIARIES

                                  (UNAUDITED)

opening of business on September 16, 2002. On September 16, 2002 the Company's common stock initiated trading on the OTC Bulletin Board.

  (c)  SECOND AMENDMENT TO BARAN GROUP LTD. MERGER AGREEMENT

     On September 17, 2002, the Company and Baran further amended the Merger Agreement dated June 5, 2002 as amended on August 28, 2002 to reduce the termination fee from $1,200,000 to $700,000, plus incurred merger costs of Baran Group. The termination fee is required to be paid by the Company to Baran if the Company terminates the agreement by entering into a binding agreement for a superior proposal.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JUNE 5, 2002

                                  BY AND AMONG

                               BARAN GROUP, LTD.

                          BARAN ACQUISITION SUB, INC.

                                      AND

                           O2WIRELESS SOLUTIONS, INC.

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              -----
ARTICLE I THE MERGER........................................................   A-1
  Section 1.1   The Merger..................................................   A-1
  Section 1.2   Effective Time..............................................   A-1
  Section 1.3   Closing of the Merger.......................................   A-1
  Section 1.4   Effects of the Merger.......................................   A-1
  Section 1.5   Certificate of Incorporation and Bylaws.....................   A-2
  Section 1.6   Directors...................................................   A-2
  Section 1.7   Officers....................................................   A-2
ARTICLE II CONVERSION OF SHARES.............................................   A-2
  Section 2.1   Conversion of Shares........................................   A-2
  Section 2.2   Stock Options...............................................   A-3
  Section 2.3   Exchange Fund...............................................   A-3
  Section 2.4   Exchange Procedures.........................................   A-3
  Section 2.5   Distributions with Respect to Unsurrendered Certificates....   A-4
  Section 2.6   No Further Ownership Rights in Company Common Stock.........   A-4
  Section 2.7   No Fractional Shares of Parent Stock........................   A-4
  Section 2.8   Dissenting Shares...........................................   A-4
  Section 2.9   Termination of Exchange Fund................................   A-5
  Section 2.10  No Liability................................................   A-5
  Section 2.11  Investment of the Exchange Fund.............................   A-5
  Section 2.12  Lost Certificates...........................................   A-5
  Section 2.13  Withholding Rights..........................................   A-5
  Section 2.14  Stock Transfer Books........................................   A-5
  Section 2.15  Further Assurance...........................................   A-5
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................   A-6
  Section 3.1   Organization and Qualification; Subsidiaries................   A-6
  Section 3.2   Capitalization of the Company and Its Subsidiaries..........   A-6
  Section 3.3   Authority Relative to This Agreement........................   A-7
  Section 3.4   SEC Reports; Financial Statements...........................   A-8
  Section 3.5   No Undisclosed Liabilities..................................   A-8
  Section 3.6   Absence of Changes..........................................   A-8
  Section 3.7   Information Supplied........................................  A-10
  Section 3.8   Consents and Approvals; No Violations.......................  A-10
  Section 3.9   No Default..................................................  A-10
  Section 3.10  Litigation..................................................  A-11
  Section 3.11  Compliance with Applicable Law..............................  A-11
  Section 3.12  Employee Plans..............................................  A-11
  Section 3.13  Labor Matters...............................................  A-12
  Section 3.14  Environmental Matters.......................................  A-13
  Section 3.15  Taxes.......................................................  A-15
  Section 3.16  Material Contracts..........................................  A-16
  Section 3.17  Insurance...................................................  A-17

                                                                              PAGE
                                                                              -----
  Section 3.18  Real Property...............................................  A-17
  Section 3.19  Intellectual Property.......................................  A-18
  Section 3.20  Books and Records...........................................  A-20
  Section 3.21  Opinion of Financial Advisor................................  A-20
  Section 3.22  Brokers.....................................................  A-20
  Section 3.23  Tax Treatment...............................................  A-20
  Section 3.24  Takeover Statute; Dissenters' Rights........................  A-20
  Section 3.25  Bank Accounts, Brokerage Accounts and Powers of Attorney....  A-21
  Section 3.26  Title to Properties.........................................  A-21
  Section 3.27  Significant Customers and Suppliers.........................  A-21
  Section 3.28  Related-Party Transactions..................................  A-21
  Section 3.29  Warranties..................................................  A-22
  Section 3.30  Disclosure..................................................  A-22
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..........  A-22

  Section 4.1   Organization and Qualification; Subsidiaries................  A-22
  Section 4.2   Capitalization of Parent and Its Subsidiaries...............  A-22
  Section 4.3   Authority Relative to This Agreement........................  A-23
  Section 4.4   TASE Reports................................................  A-23
  Section 4.5   Financial Statements........................................  A-23
  Section 4.6   No Undisclosed Liabilities..................................  A-24
  Section 4.7   Information Supplied........................................  A-24
  Section 4.8   Absence of Changes..........................................  A-24
  Section 4.9   Consents and Approvals; No Violations.......................  A-24
  Section 4.10  No Default..................................................  A-25
  Section 4.11  Litigation..................................................  A-25
  Section 4.12  Compliance with Applicable Law..............................  A-25
  Section 4.13  Tax Treatment...............................................  A-26
  Section 4.14  Fees........................................................  A-26
  Section 4.15  No Prior Activities.........................................  A-26
  Section 4.16  Disclosure..................................................  A-26
ARTICLE V COVENANTS RELATED TO CONDUCT OF BUSINESS..........................  A-26
  Section 5.1   Conduct of Business of the Company..........................  A-26
  Section 5.2   Access to Information.......................................  A-28
  Section 5.3   Notices and Consents........................................  A-29
  Section 5.4   Appointment of Directors....................................  A-29
  Section 5.5   Recovery Plan and Management Consulting Agreement...........  A-29
ARTICLE VI ADDITIONAL AGREEMENTS............................................  A-29
  Section 6.1   Preparation of Disclosure Documents.........................  A-29
  Section 6.2   Public Announcements and Confidentiality....................  A-30
  Section 6.3   Affiliate Letters...........................................  A-30
  Section 6.4   Stock Exchange Listing......................................  A-31
  Section 6.5   Reasonable Best Efforts.....................................  A-31
  Section 6.6   Acquisition Proposals.......................................  A-32

                                                                              PAGE
                                                                              ----
  Section 6.7   Indemnification; Directors' and Officers' Insurance.........  A-33
  Section 6.8   Notification of Certain Matters.............................  A-34
  Section 6.9   Tax-Free Reorganization Treatment...........................  A-35
  Section 6.10  Employee Matters............................................  A-35
  Section 6.11  Fees and Expenses...........................................  A-35
  Section 6.12  Obligations of Merger Sub...................................  A-36
  Section 6.13  Antitakeover Statutes.......................................  A-36
  Section 6.14  Consent and Proxy of Certain Company Stockholders...........  A-36
  Section 6.15  Retention Bonuses...........................................  A-36
ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER........................  A-36
                Conditions to Each Party's Obligations to Effect the
  Section 7.1   Merger......................................................  A-36
  Section 7.2   Conditions to the Obligations of Parent and Merger Sub......  A-37
  Section 7.3   Conditions to the Obligations of the Company................  A-37
ARTICLE VIII TERMINATION; AMENDMENT; WAIVER.................................  A-38
  Section 8.1   Termination by Mutual Agreement.............................  A-38
  Section 8.2   Termination by Either Parent or the Company.................  A-38
  Section 8.3   Termination by the Company..................................  A-38
  Section 8.4   Termination by Parent.......................................  A-39
  Section 8.5   Effect of Termination and Abandonment.......................  A-39
  Section 8.6   Amendment...................................................  A-40
  Section 8.7   Extension; Waiver...........................................  A-40
ARTICLE IX MISCELLANEOUS....................................................  A-40
  Section 9.1   Nonsurvival of Representations and Warranties...............  A-40
  Section 9.2   Entire Agreement; Assignment................................  A-40
  Section 9.3   Notices.....................................................  A-40
  Section 9.4   Governing Law; Waiver of Jury Trial.........................  A-41
  Section 9.5   Descriptive Headings........................................  A-42
  Section 9.6   Parties in Interest.........................................  A-42
  Section 9.7   Severability................................................  A-42
  Section 9.8   Specific Performance........................................  A-42
  Section 9.9   Counterparts................................................  A-42
  Section 9.10  Interpretation..............................................  A-42
  Section 9.11  Definitions.................................................  A-43

EXHIBITS:

Exhibit A -- Form of Affiliate Letters

Exhibit B -- Irrevocable Proxy

Exhibit C -- Management Consulting Agreement

Exhibit D -- Recovery Plan

                               GLOSSARY OF TERMS

DEFINED TERMS, PAGE NUMBER

Affiliate Letters, 38
AH&H, 25
Antitrust Law, 39
beneficial ownership, 53
beneficially own, 53
CERCLA, 17
Certificate of Merger, 1
Certificates, 4
Closing, 1
Closing Date, 1
Code, 1
Company, 1
Company Common Stock, 2
Company Disclosure Schedule, 7
Company Permits, 13
Company Real Property Leases, 21
Company Requisite Vote, 9
Company SEC Reports, 10
Company Securities, 8
Company Stockholders Meeting, 37
Confidentiality Agreement, 35
Covered Transactions, 25
DGCL, 1
Dissenting Shares, 5
DOJ, 38
Effective Time, 1
Environmental Costs and Liabilities, 16
Environmental Law, 16
Exchange Act, 9
Exchange Agent, 4
Exchange Fund, 4
Expenses, 44
F-4, 12
FTC, 38
GAAP, 10
Government Entity, 12
Hazardous Material, 17
Indemnified Parties, 41
Indemnified Party, 41
know, 53
knowledge, 53
Law, 13
Lien, 9
Material Adverse Effect, 53
Merger, 1
Merger Consideration, 2
Merger Sub, 1
OSHA, 17
Parent, 1

Parent Common Stock, 2
Parent Disclosure Schedule, 27
Parent Securities, 28
person, 54
Proxy Statement, 12
Release, 17
Remedial Action, 17
Share, 2
Share Issuance, 28
Shares, 2
subsidiary, 54
Superior Proposal, 40
Surviving Corporation, 1
Takeover Statutes, 25
Termination Date, 47

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of June 5, 2002, is by and among o2wireless Solutions, Inc., a Georgia corporation (the "COMPANY"), Baran Group, Ltd., a corporation organized under the laws of Israel ("PARENT"), and Baran Acquisition Sub, Inc., a Georgia corporation and a direct wholly owned subsidiary of Parent ("MERGER SUB").

     WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub each have, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger (as hereinafter defined) is fair to their respective stockholders and in the best interests of such stockholders and (ii) approved the Merger in accordance with this Agreement;

     WHEREAS, Merger Sub is entering into a Working Capital Loan Agreement with the Company and its subsidiaries of even date herewith (the "LOAN AGREEMENT"), pursuant to which it initially may lend U.S.$5,000,000 to the Company for working capital purposes, and the Loan Agreement is being made subject to the terms and conditions of this Agreement and contingent upon the parties entering into this Agreement; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and in accordance with the Georgia Business Corporation Code (the "GBCC"), the Company shall be merged with and into Merger Sub (the "MERGER"). Following the Merger, Merger sub shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of the Company shall cease.

     Section 1.2 Effective Time. Subject to the provisions of this Agreement, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing an appropriate Certificate of Merger or other appropriate documents (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Georgia in such form as required by, and executed in accordance with, the relevant provisions of the GBCC, as soon as practicable on the Closing Date (as hereinafter defined). The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "EFFECTIVE TIME").

     Section 1.3 Closing of the Merger. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo PC, One Fountain Square, 11911 Freedom Drive, Suite 400, Reston, Virginia 20190, or at such other time, date or place as agreed to in writing by the parties hereto.

     Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the GBCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.5 Articles of Incorporation and Bylaws. The articles of incorporation of the Merger Sub in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law. The bylaws of the Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     Section 1.6 Directors. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

     Section 1.7 Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE II

                              CONVERSION OF SHARES

     Section 2.1 Conversion of Shares. (a) At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders thereof, each share of common stock, par value U.S.$.0001 per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (individually a "SHARE" and collectively, the "SHARES") (other than (i) Shares held by the Company, (ii) Shares held by Parent or any of its subsidiaries and (iii) Dissenting Shares (as hereinafter defined)), shall be converted into and exchangeable for the right to receive that number of fully paid and non-assessable ordinary shares, par value NIS 1.00 per share ("PARENT STOCK"), of Parent equal to the Exchange Ratio (as defined below). All such shares of Parent Stock issued, together with any cash in lieu of fractional shares of Parent Stock to be paid pursuant to Section 2.7, are referred to as the "MERGER CONSIDERATION." At the Effective Time, Parent shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or Parent, become the sole stockholder of the Surviving Corporation. For purposes hereof, the "EXCHANGE RATIO" equals 0.032135 shares of Parent Stock for every one share of Company Common Stock, determined by dividing U.S.$0.45 per share of Company Common Stock by the average per share closing price on the Tel Aviv Stock Exchange of a share of Parent Stock during the thirty (30) consecutive trading days prior to June 3, 2002 (converted into a U.S. dollar value using the foreign currency exchange rate on each such date, which rate is published in The Financial Times and is based upon the rate established by the Israel Central
Bank). All calculations made to determine the Exchange Ratio were made through the sixth decimal place (i.e., rounded to the closest one-millionth).

     (b) At the Effective Time, all of the shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate previously evidencing any such shares shall thereafter represent only the right to receive the Merger Consideration. The holders of such Certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by law. Such Certificates previously evidencing shares of Company Common Stock shall be exchanged for certificates evidencing whole shares of Parent Stock issued in consideration therefor in accordance with the allocation procedures of this Section 2.1 and upon the surrender of such Certificates in accordance with the provisions of Section 2.4. No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.7.

     (c) At the Effective Time, each Share held by Parent, each subsidiary of Parent or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, any subsidiary of Parent or the Company be canceled, retired and cease to exist and no payment shall be made with respect thereto.

     (d) If between the date of this Agreement and the Effective Time the outstanding shares of Parent Stock shall have been changed into a different number of shares or different class or a security of a different company by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, merger or exchange of shares or any similar event, the amount of shares of Parent Stock constituting the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, merger or exchange of shares or such similar event.

     Section 2.2 Stock Options and Warrants. (a) At the Effective Time, each outstanding and unexercised option to purchase shares of Company Common Stock ("COMPANY OPTIONS") under the Company's 1998 Stock Option Plan (the "COMPANY OPTION PLAN"), by virtue of the Merger and without any action on the part of the parties hereto or the holders thereof, shall be terminated. Following execution of this Agreement, the Company shall provide each option holder with written notice that any options held by such holder that are exercisable as of the date of this Agreement must be exercised within sixty (60) days after the date of such notice, or they will be terminated. Prior to the Effective Time, Parent agrees to establish a stock option plan (the "PARENT OPTION PLAN") that will be effective following the Effective Time, pursuant to which Parent, in its sole discretion, will be entitled to grant options to purchase Parent Stock (the "PARENT OPTION(S)") to certain employees of the Company that remain employed by the Surviving Corporation or the Parent following the Effective Time. The Parent Options will entitle the recipients to purchase the number of shares of Parent Stock in the amount and on the terms and conditions to be set forth in the Parent Option Plan and stock option agreements to be signed by such recipients.

     (b) At the Effective Time, each warrant or other right to purchase Company Common Stock (other than a Company Stock Option) that is then outstanding either shall be exercised or canceled.

     (c) As soon as practicable after the Effective Time, Parent shall deliver to the employees of the Company who continue to be employed by the Surviving Corporation or any affiliate thereof and to whom Parent grants Parent Options appropriate notices setting forth such employees' rights pursuant to the Parent Options and the Parent Option Plan.

     (d) The shares of Parent Stock issued upon exercise of any Parent Options granted by Parent after the Effective Time shall be listed on the Tel Aviv Stock Exchange ("TASE") and the Nasdaq National Market upon issuance pursuant to the procedures and requirements of the TASE and Nasdaq, as the case may be, and shall be registered under applicable Israeli and United States federal securities laws. As soon as practicable following the Closing, Parent shall take all action necessary to register such shares of Parent Stock to be issued upon the exercise of such Parent Options with the SEC, including the filing of a Registration Statement on Form S-8.

     Section 2.3 Exchange Fund. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company with a United States affiliate reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging Shares for the Merger Consideration (the "EXCHANGE AGENT"). At or immediately after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of Shares, certificates representing Parent Stock issuable pursuant to Section 2.1 in exchange for outstanding Shares. Parent agrees to make available to the Exchange Agent from time to time as needed, additional cash in U.S. dollars sufficient to pay cash in lieu of fractional shares pursuant to Section 2.7 and any dividends and other distributions pursuant to Section 2.5. Any cash and certificates of Parent Stock deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

     Section 2.4 Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent and the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares ("CERTIFICATES") (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates for shares of Parent Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1 (after taking into account all Shares then held by such holder), and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, which amount shall equal the sum of cash dividends pursuant to Section 2.5 and cash in lieu of fractional shares pursuant to Section 2.7(b) (the "CASH PAYMENTS"). No interest will be paid or will accrue on any portion of the Cash Payments. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, shares of Parent Stock evidencing, in the aggregate, the proper number of shares of Parent Stock and a check in the proper amount of the Cash Payments may be issued with respect to such Shares to such a transferee if a Certificate or Certificates representing such Shares are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     Section 2.5 Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made with respect to shares of Parent Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Stock that such holder would be entitled to receive upon surrender of such Certificate. Further, no cash payment in lieu of fractional shares of Parent Stock shall be paid to any such holder pursuant to Section 2.7, until such holder shall surrender such Certificate in accordance with Section 2.4. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Stock issuable in exchange therefor, without interest, promptly after the time of such surrender, the amount of any portion of the Cash Payments payable under this Article II.

     Section 2.6 No Further Ownership Rights in Company Common Stock. All shares of Parent Stock issued and cash paid upon conversion of the Shares in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Sections 2.5 and 2.7) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Shares.

     Section 2.7 No Fractional Shares of Parent Stock. (a) No certificates or scrip of shares of Parent Stock representing fractional shares of Parent Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Parent or a holder of shares of Parent Stock.

     (b) Notwithstanding any other provision of this Agreement, each holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash in U.S. dollars (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Stock multiplied by (ii) the average per share closing price on the Tel Aviv Stock Exchange of a share of Parent Stock during the thirty (30) consecutive trading days prior to June 3, 2002 (converted into a U.S. dollar value using the foreign currency exchange rate on each such date, which rate is published in The Financial Times and is based upon the rate established by the Israel Central Bank). As promptly as practicable after the determination of the aggregate amount of cash to be paid to holders of fractional interests, the Exchange Agent shall notify Parent and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

     Section 2.8 Dissenting Shares. (a) Shares of capital stock of the Company held by a stockholder who has properly exercised dissenters' rights with respect thereto in accordance with Section 14-2-1302 of the GBCC (collectively, the "DISSENTING SHARES") shall not be converted into Merger Consideration. From and after the Effective Time, a stockholder who has properly exercised such dissenters' rights shall no longer retain any rights of a stockholder of the Company or the Surviving Corporation, except those provided under Section 14-2-1323 of the GBCC.

     (b) The Company shall give Parent (i) prompt notice of any written demands under Section 14-2-1321 of the GBCC with respect to any shares of capital stock of the Company, any withdrawal of any such demand and any other instruments served pursuant to the GBCC and received by the Company and (ii) the right to participate in all negotiations and proceedings with respect to any such demands. The Company shall cooperate with Parent concerning, and shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or offer to settle or settle, any such demands.

     Section 2.9 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent for the Merger Consideration with respect to the Shares formerly represented thereby to which such holders are entitled pursuant to Section 2.1 and Section 2.4 and any dividends or distributions with respect to shares of Parent Stock to which such holders are entitled pursuant to Section 2.5. Any such portion of the Exchange Fund remaining unclaimed by holders of Shares seven years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as hereinafter defined)) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claim or interest of any person previously entitled thereto.

     Section 2.10 No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     Section 2.11 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Parent.

     Section 2.12 Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby and unpaid dividends and distributions on shares of Parent Stock deliverable in respect thereof pursuant to this Agreement.

     Section 2.13 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder (e.g., backup withholding), or any provision of a Law relating to Taxes, including the tax laws of Israel. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect to which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

     Section 2.14 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the Shares formerly represented thereby and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.5.

     Section 2.15 Further Assurance. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bill of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly-numbered representation and warranty or covenant to the extent specified therein), the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

          Section 3.1 Organization and Qualification; Subsidiaries. (a) The Company and each of its subsidiaries (as hereinafter defined) is a corporation or legal entity duly organized, validly existing and in good standing (where such concept is recognized) under the Laws of the jurisdiction of its incorporation or formation and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by the Company to be conducted.

          (b) Section 3.1(b) of the Company Disclosure Schedule identifies all subsidiaries of the Company and the state or jurisdiction of incorporation or formation for each subsidiary. Section 3.1(b) of the Company Disclosure Schedule also identifies all other entities that are not subsidiaries in which the Company or any of its subsidiaries has acquired an equity interest, the state or jurisdiction of incorporation or formation of each such entity and the terms and conditions of each such equity interest.

          (c) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (d) The Company has made available to Parent accurate and complete copies of the certificate of incorporation and bylaws or equivalent constituent or organizational documents, as currently in effect, of the Company and each of its subsidiaries.

          Section 3.2  Capitalization of the Company and Its
     Subsidiaries.  (a) The authorized capital stock of the Company consists of:
     (i) 100,000,000 Shares, of which 27,937,737 Shares were issued and outstanding and no Shares of which were held in the Company's treasury, in each case, as of the close of business on the date of this Agreement, (ii) 100,000 shares of Class A Convertible Preferred Stock, par value of $.01 per share, no shares of which are outstanding, and (iii) 10,000,000 shares of Serial Preferred Stock, with no par value, of which none are issued and outstanding. All of the issued and outstanding Shares have been validly issued, and are duly authorized, fully paid, non-assessable and free of preemptive rights. As of April 30, 2002, there were 3,104,247 Shares reserved for issuance and issuable pursuant to the Company Option Plan or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Option Plan. In addition, as of the date of this Agreement, there were 2,557,175 Shares reserved for issuance and issuable pursuant to various warrant agreements with third parties or otherwise deliverable in connection with the exercise of outstanding Common Stock warrants. Section 3.2(a) of the Company Disclosure Schedule includes a list of all holders of Company Options and a summary of the terms of each option including the exercise price, vesting period, grant date and expiration date, as of the date of this Agreement.
     Section 3.2(a) of the Company Disclosure Schedule also lists all persons, to the Company's knowledge, that hold, directly or indirectly (applying the beneficial ownership rules of Rule 13d-3 of the Exchange Act), at least five percent (5%) of the number of shares of the Company's outstanding capital stock or at least five percent (5%) of the Company's voting power outstanding, as of the date of this Agreement, determined on an as-converted and fully-diluted basis, and any terms, conditions, rights, privileges or obligations relating to such ownership that differ from those set forth in the Company's articles of incorporation and bylaws. Except as set forth above or on the Company Disclosure Schedule and except for the warrants to be issued to Parent in connection with the Loan Agreement, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options or other rights to acquire from the Company or its subsidiaries, and no obligations of the Company or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) no equity equivalents, interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "COMPANY SECURITIES"). There are no outstanding obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except for the Irrevocable Proxy to be executed pursuant to
     Section 6.14 of this Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting of any shares of capital stock of the Company, and, to the Company's knowledge, no such agreements exist between any of the Company's security holders.

          (b) Except as set forth on Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as hereinafter defined) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). Except as set forth in paragraph (a) above, there are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of, or granting a right of first refusal, first negotiation, last look or similar right with respect to, any capital stock or other ownership interests in, or any other securities of, the Company or any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "LIEN" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, except for interests relating to the financing or leasing of assets.

          Section 3.3 Authority Relative to This Agreement. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the Company Requisite Vote (as hereinafter defined)). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (b) The Board of Directors of the Company (the "Company Board") has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and has taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Merger, contemplated hereby and, subject to Section 6.6(b), has resolved (i) to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to and in the best interests of the Company and its stockholders, and (ii) to recommend that the stockholders of the Company approve and adopt this Agreement. The Company Board has directed that this Agreement be submitted to the stockholders of the Company for their approval. The affirmative approval of the holders of Shares representing a majority of the votes that may be cast by the holders of all outstanding Shares (the "COMPANY REQUISITE VOTE") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger.

          Section 3.4 SEC Reports; Financial Statements; Other Reports. The Company has filed all required forms, reports and documents with the SEC since August 21, 2000, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), each as in effect on the dates such forms, reports and documents were filed. The Company has heretofore made available to Parent, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for its fiscal years ended December 31, 2000 and December 31, 2001, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001, September 30, 2001 and March 31, 2002,
     respectively, (iii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held or to be held since August 21, 2000, and (iv) all other reports or registration statements filed by the Company with the SEC since August 21, 2000 (the "COMPANY SEC REPORTS"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). All registers required to be kept by the Company or any of the Company's subsidiaries under the provisions of any applicable law are true, complete and accurate in all material respects. All returns, particulars, resolutions, reports and other documents required to be filed with or delivered to any Governmental Entity (as hereinafter defined) in respect of the Company or its subsidiaries are true, complete and accurate in all material respects and have been properly filed or delivered in a timely manner or a proper exemption from such filing was obtained.

          Section 3.5 No Undisclosed Liabilities. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, none of the Company or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation, other than liabilities or obligations provided for in the consolidated balance sheet of the Company (including the notes thereto) as of March 31, 2002, liabilities or obligations under this Agreement and liabilities or obligations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          Section 3.6 Absence of Changes. Except as and to the extent publicly disclosed in the Company SEC Reports or as expressly permitted by Section 5.1, since March 31, 2002, the Company and its subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and there has not been:

             (a) any event, occurrence or development relating to the Company or any of its subsidiaries which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or its subsidiaries;

             (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its subsidiaries, or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any Company Securities;

             (c) any amendment of any term of any outstanding security of the Company or any subsidiary of the Company that would materially increase the obligations of the Company or such subsidiary under such security;

             (d) (x) any incurrence or assumption by the Company or any subsidiary of the Company of any indebtedness for borrowed money, other than borrowings under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) that are incurred (A) in the ordinary and usual course of business consistent with past practice (it being understood that any indebtedness incurred prior to the date hereof in respect of capital expenditures in excess of $100,000 shall not be considered to have been in the ordinary and usual course of business consistent with past practice) or (B) in connection with (1) any acquisition or capital expenditure permitted by Section 5.1 or (2) the transactions contemplated hereby, or (y) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Company or any subsidiary of the Company for the obligations of any other person (other than the Company or any wholly owned subsidiary of the Company), other than in the ordinary and usual course of business consistent with past practice;

             (e) any creation or assumption by the Company or any subsidiary of the Company of any Lien on any asset of the Company or any subsidiary of the Company other than in the ordinary and usual course of business consistent with past practice;

             (f) any making of any loan, advance or capital contribution to or investment in any person by the Company or any subsidiary of the Company other than (i) loans, advances or capital contributions to or investments in wholly owned subsidiaries of the Company or (ii) loans or advances to employees of the Company or any subsidiary made in the ordinary and usual course of business consistent with past practice, provided that any such loan, advance or capital contribution was approved or ratified by the Company Board;

             (g) (i) any contract or agreement entered into by the Company or any subsidiary of the Company on or prior to the date hereof relating to any material acquisition or disposition of any assets or business other than in the ordinary course of business or (ii) any modification, amendment, assignment, termination or relinquishment by the Company or any subsidiary of the Company of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

             (h) any material change in any method of accounting or accounting principles or practice by the Company or any subsidiary of the Company, except for any such change required by reason of a change in GAAP;

             (i) except as disclosed on Section 3.6 of the Company Disclosure Schedule, any (i) grant of any severance or termination pay to any director, officer, employee or individual providing services to the Company or any of its subsidiaries, (ii) entering into any employment, deferred compensation, change in control or other similar agreement (or any amendment to any such existing agreement) with any director, officer, employee or individual providing services to the Company or any of its subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers, employees or individual providing services to the Company or any of its subsidiaries other than, in the case of clause (i) with respect to non-executive employees and clause (iv) only, in the ordinary course of business consistent with past practice; or

             (j) any issuance of stock, convertible securities, options, warrants or other securities of the Company or its subsidiary, other than pursuant to the exercise of outstanding options and warrants; or

             (k) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any of its subsidiaries in the conduct of their respective businesses, to the extent such damage, destruction or other loss was not fully covered by insurance.

          Section 3.7 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form F-4 to be filed with the SEC by Parent in connection with the registration of shares of Parent Stock pursuant to the Merger (the "F-4") will, at the time the F-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the report (the "REPORT") to be filed by the Parent with the Israeli Securities Authority ("ISA") in connection with the Merger, will, at the time the Report is filed with the ISA, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the proxy statement/prospectus relating to the Company Stockholders Meeting (as hereinafter defined) to be held in connection with the Merger, respectively (the "PROXY STATEMENT"), will, at the date mailed to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the F-4, the Report or the Proxy Statement, the Company shall promptly so advise Parent and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be promptly filed with the SEC and the ISA and, as required by Law, disseminated to the stockholders of the Company and Parent, as applicable. The Proxy Statement, insofar as it relates to the Company Stockholders Meeting, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          Section 3.8 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act (as defined herein), state securities or blue sky laws, the filing and recordation of the Certificate of Merger as required by the GBCC and as otherwise set forth in Section 3.8 to the Company Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "GOVERNMENTAL ENTITY") or other third party is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          Section 3.9 No Default. Except as disclosed on Section 3.9 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries are in violation of any term of (i) its articles of incorporation, bylaws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, or (iii) any foreign or domestic law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation enacted by a Governmental Entity ("LAW") applicable to the Company, its subsidiaries or any of their respective properties or assets, the consequence of which violation does or would reasonably be expected to
     (A) have, in the case of (ii) or (iii), individually or in the aggregate, a Material Adverse Effect on the Company or (B) prevent or materially delay the performance of this Agreement by the Company. Except as set forth in
     Section 3.9 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate the articles of incorporation, bylaws or other organizational documents of the Company or any of its subsidiaries, (ii) violate or conflict with, constitute a default under, require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation under, any agreement, note, bond, mortgage, indenture, contract, lease, Company Permit (as hereinafter defined) or other obligation or right to which the Company or any of its subsidiaries is a party or by which any of the assets or properties of the Company or any of its subsidiaries is bound, (iii) violate any applicable Law, or (iv) result in the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its subsidiaries, except, in the case of clauses (ii) through (iv) only, where any of the foregoing do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          Section 3.10 Litigation. Section 3.10 of the Company Disclosure Schedule sets forth each instance in which any of the Company and its subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the knowledge of any of the Company, its subsidiaries and their respective directors and officers (and employees with responsibility for litigation matters), is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as described therein, none of the actions, suits, proceedings, hearings, arbitrations and investigations set forth in
     Section 3.10 of the Company Disclosure Schedule could reasonably be expected to result in any Material Adverse Effect on any of the Company and its subsidiaries.

          Section 3.11 Compliance with Applicable Law. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The businesses of the Company and its subsidiaries are not being conducted in violation of any Law applicable to the Company or its subsidiaries, except for violations or possible violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth on
     Section 3.11 of the Company Disclosure Schedule, to the Company's knowledge, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or threatened, nor, to the Company's knowledge, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The consummation of the Merger will not cause any of the Company Permits to be revoked, annulled, terminated or canceled in any way, except to the extent such revocation, annulment, termination or cancellation would not reasonably be expected to have a Material Adverse Effect on the Company.

          Section 3.12 Employee Plans. (a) Section 3.12(a) of the Company Disclosure Schedule lists all "employee benefit plans," as defined in
     Section 3(3) of ERISA, including any "multiemployer plan", as defined in
     Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN") and all other employee benefit plans or other benefit arrangements, including, without regard to materiality, all executive compensation, directors' benefit, bonus or other incentive compensation, change in control, severance, retention, termination, salary continuation, leave of absence, stock or other equity-related, consulting, employee leasing and deferred compensation plans or arrangements under which the Company or any of its subsidiaries has any obligation (contingent or otherwise) relating to any current or former individual providing services to the Company or any of its subsidiaries (each an "EMPLOYEE BENEFIT PLAN" and collectively, the "EMPLOYEE BENEFIT PLANS"). Section 3.12(a) of the Company Disclosure Schedule separately identifies each Employee Benefit Plan which the Company or any of its subsidiaries maintains or contributes to directly (each a "COMPANY EMPLOYEE BENEFIT PLAN" and collectively, the "COMPANY EMPLOYEE BENEFIT PLANS"). True, correct and complete copies of each Company Employee Benefit Plan (and, where applicable, the most recent summary plan description, actuarial report, determination letter, most recent Form 5500 and trust agreement) have been made available to Parent for review prior to the date hereof.

          (b) As of the date hereof, (i) all payments required to be made by or under any Company Employee Benefit Plan, any related trusts, or any collective bargaining agreement have been made, or, if not made, are properly reflected on the financial statements of the Company; (ii) the Company and its subsidiaries have performed all material obligations required to be performed by them under any Company Employee Benefit Plan;
     (iii) the Company Employee Benefit Plans have been administered in compliance with their terms and the requirements of ERISA, the Code and other applicable Laws, except for such noncompliance which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; (iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefit) pending or, to the knowledge of the Company, threatened with respect to any Company Employee Benefit Plans; (v) to the Company's knowledge, the Company and its subsidiaries have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise tax or civil penalty; and (vi) in particular, no individual who has performed services for the Company or any of its Subsidiaries has been improperly excluded from participation in any Company Employee Benefit Plan.

          (c) Neither the Company nor any of its ERISA Affiliates sponsors, maintains or contributes or has ever sponsored maintained or contributed to any: (i) Employee Benefit Plans subject to Title IV of ERISA; or (ii) Multiemployer Plan. An "ERISA Affiliate" is any trade or business (whether or not incorporated) which is or has been under common control, or which is or has been treated as a single employer, with the Company under Section 414(b), (c), (m) or (o) of the Code.

          (d) Each of the Company Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so "qualified" and has received a favorable determination letter from the Internal Revenue Service (or is the subject of a pending application for such determination that was timely filed) and the Company knows of no fact which could reasonably be expected to adversely affect the qualified status of any such plan.

          (e) Except as set forth in Section 3.12(e) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (either alone or in combination with any other event): (i) result in any payment becoming due, or increase the amount of compensation due, to any current or former employee of the Company or any of its subsidiaries; (ii) increase any benefits otherwise payable under any Company Employee Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such benefits; (iv) result in the failure of any amount payable under any Company Employee Benefit Plan to be deductible for federal income tax purposes by virtue of Sections 280G or 162(m) of the Code; or (v) result in the payment of any excise taxes by the Company or any of its employees under Sections 4999 or 5881 of the Code.

          Section 3.13 Labor Matters. (a) Section 3.13 of the Company Disclosure Schedule sets forth a list of all employment, labor or collective bargaining agreements to which the Company or any subsidiary of the Company is party (other than the Company's standard form of employment agreement required to be signed by all employees containing non-solicitation and non-disclosure covenants and employment agreements that are terminable "at will") and except as set forth therein, there are no employment, labor or collective bargaining agreements which pertain to individuals providing services to the Company or any of its subsidiaries. The Company has heretofore made available to Parent true and complete copies of (A) employment agreements listed on Section 3.13 of the Company Disclosure Schedule and (B) labor or collective bargaining agreements listed on Section 3.13 of the Company Disclosure Schedule, together with all amendments, modifications, supplements and side letters affecting the duties, rights and obligations of any party thereunder.

          (b) (i) No individual providing services to the Company or any of its subsidiaries is represented by any labor organization; no labor organization or group of individuals providing services to the Company or any of its subsidiaries has made a pending written demand for recognition or certification; and, to the Company's knowledge, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Company's knowledge, there are no organizing activities involving the Company or any of its subsidiaries presently being engaged in by any labor organization or group of individuals providing services to the Company or any of its subsidiaries;

          (ii) There have been no strikes, work stoppages, slowdowns, lockouts, unfair labor practice charges, arbitrations, grievances or complaints pending or threatened in writing by or on behalf of any employee or individuals providing services to the Company or any of its subsidiaries; and

          (iii) Except as disclosed in Section 3.13 of the Company Disclosure Schedule, there are no complaints, charges or claims against the Company or any of its subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or services of any individual by the Company or any of its subsidiaries.

          (c) The Company and each of its subsidiaries is in substantial compliance with all Laws relating to the employment of labor, including all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security taxes and similar taxes other than any such non-compliance which does not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in Section
     3.13 of the Company Disclosure Schedule, none of the Company's or the subsidiaries' executive officers have left the Company since December 31, 2001.

          (d) All employment agreements of the Company are terminable "at will," except as set forth on Section 3.13 of the Company Disclosure Schedule. Any severance or termination benefits payable by the Company as a result of the termination of any agreements listed on Section 3.13 of the Company Disclosure Schedule are set forth on such disclosure schedule.

          (e) Except as set forth on Schedule 3.13 of the Company Disclosure Schedule, all of the employees of the Company and any subsidiary of the Company who have responsibility for developing and/or managing the Company's Intellectual Property Rights (as defined in Section 3.19 below) or who have responsibility for sales of products or services to any of the customers of the Company or the Company's subsidiaries have entered into a standard form of non-solicitation and non-disclosure agreement previously provided to Parent by the Company, except where the failure to enter into such agreement or agreements does not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          Section 3.14  Environmental Matters.  (a) For purposes of this
     Agreement:

             (i) "ENVIRONMENTAL COSTS AND LIABILITIES" means any and all losses, liabilities, obligations, damages (including compensatory, punitive and consequential damages), fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and cost to clean up, remove, treat, or in any other way address any Hazardous Materials (as hereinafter defined)) arising from, under or pursuant to any Environmental Law (as hereinafter defined);

             (ii) "ENVIRONMENTAL LAW" means any applicable federal, state, local or foreign law (including common law), statute, rule, regulation, ordinance, decree or other legal requirement relating to the protection of natural resources, the environment and public and employee health and safety or pollution or the release or exposure to Hazardous Materials (as hereinafter defined) and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. sec. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. sec. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. sec. 6901 et seq.), the Clean Water Act (33 U.S.C. sec. 1251 et seq.), the Clean Air Act (33 U.S.C. sec. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. sec. 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. sec. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. sec. 651 et seq.)("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto as such laws have been and may be amended or supplemented through the Closing Date;

             (iii) "HAZARDOUS MATERIAL" means any substance, material or waste which is regulated, classified or otherwise characterized as hazardous, toxic, pollutant, contaminant or words of similar meaning or regulatory effect by any Governmental Entity or the United States, and includes, without limitation, petroleum, petroleum by-products and wastes, asbestos and polychlorinated biphenyls;

             (iv) "RELEASE" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property currently or formerly owned, operated or leased by the applicable party or its subsidiaries; and

             (v) "REMEDIAL ACTION" means all actions, including, without limitation, any capital expenditures, required by a Governmental Entity or required under or taken pursuant to any Environmental Law, or voluntarily undertaken to (A) clean up, remove, treat, or in any other way, ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the indoor or outdoor environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (D) bring the applicable party into compliance with any Environmental Law.

          (b) Except as set forth on Section 3.14 of the Company Disclosure Schedule or as would not reasonably be expected to have, in the aggregate, a Material Adverse Effect,

             (i) The operations of the Company and its subsidiaries have been and are in compliance with all Environmental Laws, and the Company is not aware of any facts, circumstances or conditions, which would prevent compliance in the future;

             (ii) The Company and its subsidiaries have obtained and are in compliance with all permits, authorizations, licenses or similar approvals required under applicable Environmental Laws for the operations of their respective businesses;

             (iii) The Company and its subsidiaries are not subject to any outstanding written orders or contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or
        (C) any Release or threatened Release of a Hazardous Material;

             (iv) Neither the Company nor any of its subsidiaries has any actual or contingent liability, and to the Company's knowledge there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability in connection with the Release of any Hazardous Material (whether on-site or off-site) nor have such entities incurred or do such entities reasonably expect to incur any Environmental Costs and Liabilities;

             (v) The operations of the Company or its subsidiaries do not involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent;

             (vi) No judicial or administrative proceedings are pending or, to the Company's knowledge, threatened against the Company or its subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law and no claim, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigations, actions, suits or proceedings are pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries under Environmental Laws; and

             (vii) The Company has made available to Parent copies of any and all environmentally related assessments, audits, investigations, sampling or similar reports of which the Company has knowledge relating to the Company or its subsidiaries or any real property currently or formerly owned, operated or leased by or for the Company or its subsidiaries.

          Section 3.15 Taxes. Except as disclosed on Section 3.15 of the Company Disclosure Schedule:

             (a) Each of the Company and each subsidiary has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material Tax Returns required to be filed by it, and all such filed Tax Returns are true, complete and accurate in all material respects. All Taxes shown to be due on such Tax Returns, or otherwise required to be paid by the Company or a subsidiary, have been timely paid.

             (b) The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any subsidiary.

             (c) None of the United States income Tax Returns of the Company or any subsidiary of the Company have been examined by or settled with the United States Internal Revenue Service ("IRS")(or the applicable statute of limitations has expired) for all years through and including taxable year ended December 31, 2000. The IRS has made no assessments for Taxes due with respect to such Tax Returns.

             (d) Neither the Company nor any subsidiary has any obligation under any agreement (either with any person or any taxing authority) with respect to Taxes.

             (e) Neither the Company nor any subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code since the later of the effective date of Section 355(e) of the Code or the inception of the Company.

             (f) Neither the Company nor any subsidiary has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, other than the affiliated group of which the Company is the common parent.

             (g) No audit or other administrative or court proceedings are pending with respect to United States income or state income or franchise Taxes of the Company or any subsidiary and no notice thereof has been received. No issue has been raised by any taxing authority in any presently pending United States income or state income or franchise Tax audit that could be material and adverse to the Company or any subsidiary for any period after the Effective Time. Neither the Company nor any of its subsidiaries has any outstanding agreements, waivers, or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of Taxes.

             (h) To the Company's knowledge, no claim has been made by a taxing authority in a jurisdiction where neither the Company nor any subsidiary files state income or franchise Tax Returns that the Company or any subsidiary is or may be subject to income or franchise taxation in that jurisdiction.

             (i) Neither the Company nor any subsidiary is a party to any contract, agreement or other arrangement which provides for the payment of any amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code or which would result in the imposition of excise taxes under Section 4999 or Section 5881 of the Code.

             (j) The Company has made available to Parent true and complete copies of (i) all United States income Tax Returns of the Company and its subsidiaries for the preceding three taxable years and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to United States income Taxes of the Company or any subsidiary.

             (k) No Liens for Taxes exist with respect to any assets or properties of the Company or any of its subsidiaries except for Liens for Taxes not yet due.

             (l) The Company and its Subsidiaries have withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

             (m) For purposes of this Agreement:

                "TAXES" means any United States or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code sec.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, whenever created or imposed, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes.

                "TAX RETURNS" means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

          Section 3.16 Material Contracts. Neither the Company nor any subsidiary of the Company is a party to or bound by, and neither they nor their properties are subject to, any contract or other agreement required to be disclosed in a Form 10-K or Form 10-Q of the SEC which is not disclosed in the Company's 10-K or the Company's 10-Qs. All of such contracts and other agreements are valid, legally enforceable, subsisting, in full force and effect and, following the execution of this Agreement and the Effective Time, will remain in full force and effect, binding upon the Company, and to the knowledge of the Company, binding upon the other parties thereto in accordance with their terms, and the Company and the subsidiaries of the Company have paid in full or accrued all amounts now due from them thereunder and have satisfied in full or provided for all of their liabilities and obligations thereunder which are presently required to be satisfied or provided for and are not in default under any of them, except where failure to take such action or such a default could not reasonably be expected to have a Material Adverse Effect on the Company, nor, to the knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except where such a default could not reasonably be expected to have a Material Adverse Effect on the Company.

          The Company Disclosure Schedule sets forth a list of the following contracts and other material agreements to which the Company or any subsidiary of the Company is a party or by or to which they or their assets or properties are bound or subject:

             (a) any agreement (i) involving research, development or licenses or (ii) that individually requires aggregate expenditures by the Company and/or any subsidiary of the Company, both in any one year of more than $100,000;

             (b) any indenture, trust agreement, loan agreement or note that involves or evidences outstanding indebtedness, obligations or liabilities for borrowed money in excess of $100,000;

             (c) any lease, sublease, installment purchase or similar arrangement for the purchase, use or occupancy of real or personal property (i) that individually requires aggregate expenditures by the Company and/or any subsidiary of the Company in any one year of more than $100,000 or

        (ii) pursuant to which the Company or any subsidiary of the Company is the lessor of any real property which has rentals over $100,000 per year, together with the date of termination of such leases, the name of the other party and the annual rental payments required to be made under such leases;

             (d) any agreement of surety, guarantee or indemnification, other than (i) an agreement in the ordinary course of business with respect to obligations in an amount not in excess of $100,000 or (ii) indemnification provisions contained in leases not otherwise required to be disclosed;

             (e) (i) any agreement, including without limitation employment agreements (other than the Company's standard employment agreement containing non-solicitation and non-disclosure covenants and any employment agreement that is terminable "at will") and bonus plans, relating to the compensation of (A) officers, (B) employees earning more than $100,000, or (C) consultants and (ii) any agreements, contracts or commitments with any such individuals which contain change of control, severance or other obligations;

             (f) any agreement containing covenants of the Company or a subsidiary of the Company not to compete in any line of business, in any geographic area or with any person or covenants of any other person not to compete with the Company or a subsidiary of the Company or in any line of business of the Company or a subsidiary of the Company;

             (g) any agreement granting or restricting the right of the Company or any subsidiary of the Company to use a trade name, trade mark, logo or proprietary rights;

             (h) any agreement with any customer or supplier that cannot be terminated without penalty in excess of $100,000 by the Company or any subsidiary of the Company within a six-month period; and

             (i) any material agreement with a change of control provision or with restrictions or limitations on, or consent requirements with respect to, assignments.

          True and complete copies of all of the contracts and other agreements set forth on the Company Disclosure Schedule have been made available to Parent.

          Section 3.17 Insurance. The insurance policies maintained by the Company or any of its subsidiaries have been issued by insurers, which, to the Company's knowledge, are reputable and financially sound, and provide coverage for the operations conducted by the Company and its subsidiaries of a reasonably prudent scope and coverage. No notice of any termination or threatened termination of any such policies has been received and such policies are in full force and effect. No material insurance claim filed by the Company within the past twelve months has been denied or rejected by the insurer, except as disclosed on Section 3.17 of the Company Disclosure Schedule.

          Section 3.18  Real Property.

          (a) Section 3.18 of the Company Disclosure Schedule sets forth all of the real property owned in fee by the Company and its subsidiaries. Each of the Company and its subsidiaries has good and marketable title to each parcel of real property owned by it free and clear of all Liens, except (i) taxes and general and special assessments not in default and payable without penalty and interest, and (ii) other liens, mortgages, pledges, encumbrances and security interests which do not materially interfere with the Company's or any of its subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof.

          (b) Section 3.18 of the Company Disclosure Schedule sets forth all material leases, subleases and other agreements (the "COMPANY REAL PROPERTY LEASES") under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. Each Company Real Property Lease constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. The consummation of the transactions contemplated by this Agreement will not result in any termination event or condition or default of a material nature on the part of the Company or any such subsidiary under any Company Real Property Lease.

          Section 3.19 Intellectual Property. (a) For purposes of this Agreement, "INTELLECTUAL PROPERTY RIGHTS" shall mean rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction:

             (i) patents and patent applications, including continuation, divisional, continuation-in-part, or reissue patent applications and patents issuing thereon (collectively "PATENTS");

             (ii) copyrights and registrations and mask work rights and registrations and applications therefore (collectively "COPYRIGHTS");

             (iii) fictional business names, trade names, corporate names, trademarks and service marks, logos, Internet domain names (whether registered or unregistered, including any applications for registration of any of the foregoing), trade dress rights and general intangibles of a like nature, industrial or product designs together with the goodwill associated with any of the foregoing (collectively "MARKS"); and

             (iv) trade secrets, know-how, manufacturing and production processes and techniques, inventions, discoveries, concepts, ideas, methods, processes, designs, plans, proposals, copyrightable works, formulae, technical data, drawings, specifications, data bases and other proprietary and confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice)), research and development information, customer and supplier lists and information, financial data and financial and marketing plans (collectively "TRADE SECRETS").

          (b) For purposes of the following, "COMPANY INTELLECTUAL PROPERTY RIGHTS" shall mean all Intellectual Property Rights owned by the Company or any of its subsidiaries or material to the operation of the business of the Company or any of its subsidiaries.

          (c) Section 3.19 of the Company Disclosure Schedule contains a complete and accurate list of all Patents and Marks owned by the Company or any of its subsidiaries or material to the operation of the business of the Company or any of its subsidiaries, for each indicating status (e.g., issued, pending application, registered, unregistered, registration pending, draft), issue or registration date, filing date, jurisdiction, and, in the case of Marks, the applicable class of goods or services.

          (d) Except as indicated in Section 3.19 of the Company Disclosure
     Schedule:

             (i) the Company or its subsidiaries own all right, title and interest in and to all of the Company Intellectual Property Rights, in each case free and clear of any and all liens and free from any requirement of any past, present or future payments (other than maintenance and similar payments), and neither the Company nor any of its subsidiaries has not received any written notice or claim challenging the Company's complete and exclusive ownership of the Company Intellectual Property Rights or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto;

             (ii) there have been no claims made against the Company or any of its subsidiaries and neither the Company nor any of its subsidiaries has received written notice or claim, or, to the knowledge of the Company, the licensors of any such rights have received no written notice asserting the invalidity, misuse or unenforceability of any of the Company Intellectual Property Rights, and, to the knowledge of the Company, there are no grounds for the same;

             (iii) to the Company's knowledge, the conduct of the business of the Company or any of its subsidiaries has not infringed upon or misappropriated and does not infringe upon or misappropriate any Intellectual Property Rights of other Persons, nor, to the knowledge of the Company, would any future conduct of the Company or any of its subsidiaries as presently contemplated infringe upon any Intellectual Property Rights of other Persons and neither the Company nor any of its subsidiaries has received notice from any Person concerning the foregoing;

             (iv) to the knowledge of the Company, the Patents of the Company and its subsidiaries are not presently and have not been infringed upon or misappropriated by any other Person;

             (v) the Company and its subsidiaries have taken reasonable steps to maintain and protect Company Intellectual Property Rights and Company Intellectual Property Rights are currently in compliance in all material respects with legal requirements (including timely payment of filing, examination and maintenance fees, as well as timely post-registration filing of affidavits of use, incontestability and renewal applications);

             (vi) neither the Company nor any of its subsidiaries has granted to any Person any right, license or permission to practice any Company Intellectual Property Rights;

             (vii) no Patents or Marks of the Company or any of its subsidiaries are involved in any interference, reissue, reexamination, opposition or cancellation proceeding or any other material litigation or proceeding of any kind in the United States or in any other jurisdiction;

             (viii) Company Intellectual Property Rights, the value of which is contingent upon maintenance of confidentiality thereof, have not been disclosed to any Person other than employees, independent contractors, consultants, representatives and agents of the Company and its subsidiaries, all of whom are bound by confidentiality agreements and the Company and its subsidiaries have taken reasonable precautions in accordance with standard industry practice to protect the secrecy, confidentiality and value of all Trade Secrets owned by the Company and its subsidiaries and, to the Company's knowledge, there has been no disclosure by the Company or any of its subsidiaries of Trade Secrets to any other Person;

             (ix) for Marks, to the knowledge of the Company, neither the Company nor any of its subsidiaries has taken any action (or failed to take any action), conducted its business, or used or enforced any of the Marks, in each case in a manner that would result in the abandonment, cancellation, forfeiture, relinquishment, or unenforceability of any of the Marks and the Company and its subsidiaries have taken all reasonable steps to protect the Company's and its subsidiaries' rights in and to each of the Marks and to prevent the unauthorized use thereof by any other Person; and

             (x) The Company and its subsidiaries have secured valid written assignments from all consultants and employees who contributed to the creation or development of Company Intellectual Property Rights or the rights to such contributions that the Company or any of its subsidiaries does not already own by operation of law.

          (e) Section 3.19 of the Company Disclosure Schedule contains a complete and accurate list of all licenses, sublicenses, agreements and other rights granted by the Company or any of its subsidiaries to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party (or assigned) to the Company or any of its subsidiaries with respect to any Intellectual Property Rights (other than separate licenses for off-the-shelf software with a retail value less than $1,000) (collectively defined as "INTELLECTUAL PROPERTY RIGHTS AGREEMENTS"), as well as a complete and accurate list of all royalty obligations of the Company or any of its subsidiaries under any of the Intellectual Property Rights Agreements. Except as may be set forth in
     Section 3.19 of the Company Disclosure Schedule, and to the Company's knowledge:

             (i) all Intellectual Property Rights Agreements are, and until and following the Effective Time, are valid and enforceable and will remain, in full force and effect, and the Company and its subsidiaries have performed in all material respects all obligations imposed upon it under the Intellectual Property Rights Agreements, and neither the Company nor, to the knowledge of the Company, any other party thereto, is in breach of or default of any Intellectual Property Rights

        Agreement in any respect nor, to the knowledge of the Company, is there any event which with notice or lapse of time or both would constitute a default thereunder and there are no written notices of any disputes or disagreements with respect to any Intellectual Property Rights Agreements except where such a default, dispute or disagreement would not reasonably be expected to have a Material Adverse Effect on the Company;

             (ii) the rights licensed under each Intellectual Property Rights Agreement shall be exercisable by the Surviving Corporation or any of its subsidiaries after the Effective Time to the same extent as exercisable by the Company or any of its subsidiaries prior to the Effective Time (subject to any applicable consent requirement listed in Section 3.19 of the Company Disclosure Schedule); and

             (iii) to the knowledge of the Company, the Intellectual Property Rights Agreements together expressly confer on the Company or its subsidiaries valid and enforceable rights under or in respect of all of the Intellectual Property Rights that are not owned exclusively by the Company or any of its subsidiaries and that are used by the Company or its subsidiaries for the operation of its business as presently conducted and as presently proposed to be conducted.

          (f) Neither the Company nor any of its subsidiaries is a party to any action or proceeding that involves a claim of infringement, misappropriation or other wrongful use or exploitation, by any Person against the Company or any of its subsidiaries, of any Intellectual Property Rights used or exploited by the Company or any of its subsidiaries in the conduct of its business. To the knowledge of the Company, the Company and each its subsidiaries has the right to bring actions against any Person that is infringing any Company Intellectual Property Rights and to retain for itself any damages recovered in any such action.

          (g) Neither the Company nor any of its subsidiaries uses in its business any software (i) exclusively owned by the Company or any of its subsidiaries or (ii) developed by the Company or any of its subsidiaries at a cost exceeding $100,000.

          Section 3.20 Books and Records. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) the Exchange Act, including the maintenance of an adequate system of internal controls. The Company's minute books contain in all material respects accurate and complete records of all meetings held of, and corporate action taken by, the stockholders or the Company Board, and no meeting of any such stockholders or the Company Board has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Surviving Corporation.

          Section 3.21 Opinion of Financial Advisor. Houlihan, Lokey, Howard & Zukin, Inc. ("HL") has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to the holders of Shares, from a financial point of view, and such opinion has not been withdrawn or modified as of the date hereof.

          Section 3.22 Fees. Neither the Company nor any subsidiary or affiliate of the Company has paid or become obligated to pay any fee or commission to any broker, finder, intermediary or financial adviser in connection with the transactions contemplated by this Agreement, except for fees paid or payable by the Company to HL pursuant to the engagement letter between them dated February 14, 2002, a copy of which letter has been provided by the Company to Parent.

          Section 3.23 Tax Treatment. Neither the Company nor, to the Company's knowledge, any of its affiliates or stockholders, has taken or agreed to take (or failed to so take or agree to take) any action or is aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

          Section 3.24 Takeover Statute The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby (the "COVERED TRANSACTIONS") are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover Laws and regulations of any state (collectively, "TAKEOVER STATUTES"), including, without limitation, Section 14-2-1132 of the GBCC, or any antitakeover provision in the Company's articles of incorporation or bylaws. The provisions of Section 14-2-1132 of GBCC do not apply to the Covered Transactions as they have not been adopted by the Company and the transaction has been approved by the Company Board.

          Section 3.25 Bank Accounts, Brokerage Accounts and Powers of Attorney. Section 3.25 of the Company Disclosure Schedule identifies all bank accounts or brokerage accounts used in connection with the operations of the Company and the subsidiaries of the Company, whether or not such accounts are held in the name of the Company, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from the Company or a subsidiary of the Company and a summary of the terms thereof.

          Section 3.26  Title to Properties.  Except as set forth in Section
     3.26 of the Company Disclosure Schedule, and except for merchandise and other property sold, used or otherwise disposed of in the ordinary course of business, the Company and each of its subsidiaries has good and marketable title to, or, in the case of leased properties and assets a valid leasehold interest in, the personal property reflected in the Company's most recent balance sheet included in the Company SEC Reports, in each case, subject to no Liens, except for those set forth in Section 3.26 of the Company Disclosure Schedule. Except as set forth in Section 3.26 of the Company Disclosure Schedule, each of the Company and its subsidiaries is in compliance with the terms of all leases of personal property to which it is a party or under which it is in occupancy, and all such leases are in full force and effect. All facilities, machinery, computers, hardware, equipment, fixtures, vehicles and other tangible properties material to the business of the Company and each of its subsidiaries are in good operating condition suitable for their intended use, except for (i) maintenance in the ordinary course and (ii) normal wear and tear.

          Section 3.27  Significant Customers and Suppliers.  Set forth on
     Section 3.27 of the Company Disclosure Schedule is a list of the ten largest customers and ten largest suppliers of the Company and its subsidiaries for the most recently completed fiscal year (each a "SIGNIFICANT CUSTOMER" or "SIGNIFICANT SUPPLIER"), together with the amount of sales or purchases attributable to such customers or suppliers in the most recently completed fiscal year expressed in United States dollars and as a percentage of total sales or purchases, as the case may be. Except as set forth on the Company Disclosure Schedule, no Significant Customer or Significant Supplier during fiscal 2001, when compared to fiscal 2000, has terminated or materially reduced its purchases from or provision of products or services to the Company and its subsidiaries, as the case may be. Copies of the standard forms of purchase or supply contracts of the Company and its subsidiaries and sales contracts have been made available to the Parent or its representatives.

          Section 3.28 Related-Party Transactions. To the Company's knowledge, since the Company's proxy statement dated April 24, 2002, no event has occurred that would be required to be reported pursuant to Item 404 of Regulation S-K promulgated by the SEC. To the Company's knowledge, no employee, officer, 5% stockholder or director of the Company or any of its subsidiaries or member of his or her immediate family (each, a "RELATED PARTY") has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or that is a Significant Customer or Significant Supplier of the Company or any of its subsidiaries, or any firm or corporation that competes directly with the Company. Except as set forth in Section 3.28 of the Company Disclosure Schedule and to the best of the Company's knowledge, no officer, director, or 5% stockholder or any member of their immediate families is interested in, directly or indirectly, any contract with the Company or its subsidiaries (other than such contracts as relate to any such person's ownership of capital stock) or any property or assets of the Company or its subsidiaries (other than such person's ownership of capital stock of the Company or any property or assets held indirectly as a result of such ownership), or any person which is currently a party to any material contract or agreement with the Company or its subsidiaries.

          Section 3.29 Warranties. Except as set forth in Section 3.29 of the Company Disclosure Schedule, there have not been any deviations from any warranties and guaranties of the Company or any of its subsidiaries currently in effect with respect to its products and services, and neither the Company, any of its subsidiaries nor any of their respective salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. Neither the Company nor any of its subsidiaries has made any material oral warranty or guaranty with respect to its products or services.

          Section 3.30 Disclosure. All documents and schedules delivered or to be delivered by or on behalf of the Company or its subsidiaries to Parent or its representatives in connection with this Agreement and the transactions contemplated hereby are true, correct and complete. Neither this Agreement, nor any portion of the Company Disclosure Schedule or Exhibit to this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

     Except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly-numbered representation and warranty or covenant to the extent specified therein), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

          Section 4.1 Organization and Qualification; Subsidiaries. (a) Parent is a company limited by shares duly incorporated in and validly existing under the Laws of Israel. Each of Parent's subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing (where such concept is recognized) under the Laws of the jurisdiction of its incorporation or formation. Each of Parent and its subsidiaries has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by Parent to be conducted.

          (b) Section 4.1 of the Parent Disclosure Schedule identifies all subsidiaries of Parent and the state or jurisdiction of incorporation or formation for each subsidiary.

          (c) Each of Parent and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (d) Parent has heretofore made available to Company accurate and complete copies of its articles of association, certificate of registration or equivalent constituent or organizational documents, as currently in effect, of each of Parent and its subsidiaries, including Merger Sub.

          Section 4.2 Capitalization of Parent and Its Subsidiaries. (a) The authorized capital stock of Parent consists of: 20,000,000 shares of Parent Stock, of which 7,921,718 shares were issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Parent Stock are, and all of the shares of Parent Stock to be issued in exchange for Company Common Stock (including any shares issued upon exercise of stock options) upon consummation of the Merger will be authorized and reserved for issuance prior to the Effective Time and, when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and free of preemptive rights. Except as set forth above or in Section 4.2(a) to the Parent Disclosure Schedule, as of the date hereof, there are outstanding (i) no other shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of

     Parent, (iii) no options or other rights to acquire from Parent or its subsidiaries, and no obligations of Parent or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, and (iv) no equity equivalents, interests in the ownership or earnings of Parent or other similar rights (including stock appreciation rights) (collectively, "PARENT SECURITIES"). There are no outstanding obligations of Parent or its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. Except as provided in Section 4.2(a) of the Parent Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or to which it is bound relating to the voting of any shares of capital stock of Parent.

          (b) The percentage of the outstanding capital stock of Parent's subsidiaries, including Merger Sub, owned by Parent, directly or indirectly, is listed in Section 4.2(b) of the Parent Disclosure Schedule, and, except as described in such section of the Parent Disclosure Schedule, is free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of Parent or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Parent or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) or granting a right of first refusal first negotiation, last look or similar right with respect to, providing for the issuance or sale, directly or indirectly, of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of Parent, except as described in
     Section 4.2(b) to the Parent Disclosure Schedule. There are no outstanding contractual obligations of Parent or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Parent.

          Section 4.3 Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and, in the case of Merger Sub, subject to obtaining necessary approval of its sole shareholder, and, in case of Parent, to obtaining its board approval for the issuance of the Merger Consideration, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than the issue of a sufficient amount of authorized ordinary share capital of Parent (the "SHARE ISSUANCE"). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid, legal and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          Section 4.4 ISA and TASE Reports. Since December 31, 1999, Parent has filed, in a timely manner, all forms, reports, documents and announcements with the TASE and the ISA required to be filed by it pursuant to Israeli Law and the rules of the TASE each of which complied in all material respects with applicable requirements of Israeli Law and the rules of the TASE, each as in effect on the dates such forms, reports, documents and announcements were filed. None of such forms, reports, documents or announcements, including without limitation any financial statements or accounts included therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Between the date of this Agreement and the Closing Date, Parent will file in a timely manner all reports, documents and announcements required to be filed by it pursuant to Israeli and United States Laws in relation to the Merger.

          Section 4.5 Financial Statements. The consolidated audited accounts of Parent for the financial years of Parent ended December 31, 1999, 2000 and 2001, respectively, (a) have been prepared from, and are in all material respects in accordance with, the books and records of Parent and its consolidated subsidiaries and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Parent and its consolidated subsidiaries as of those dates and for the financial years covered by those accounts; and (b) were prepared in accordance with the Laws of Israel and, in all material respects and save as otherwise noted or disclosed therein, all applicable Israeli generally accepted accounting principles applied on a consistent basis. All registers required to be kept by Parent or any of Parent's subsidiaries under the provisions of any applicable law are true, complete and accurate in all material respects. All returns, particulars, resolutions, reports and other documents required to be filed with or delivered to any Governmental Entity (as hereinafter defined) in respect of Parent or its subsidiaries are true, complete and accurate in all material respects and have been properly filed or delivered in a timely manner or a proper exemption from such filing was obtained, except where the failure to file such true, complete and accurate returns, particulars, resolutions, reports and other documents does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          Section 4.6 No Undisclosed Liabilities. Except as and to the extent publicly disclosed by Parent in Parent's TASE or ISA documents or Parent's financial statements, none of Parent or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation, other than liabilities or obligations provided for in the consolidated balance sheet of Parent (including the notes thereto) as of March 31, 2002, liabilities or obligations under this Agreement and liabilities or obligations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          Section 4.7 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the F-4 will, at the time the F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Report, will, at the time the Report is filed with the ISA, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to holders of Company Common Stock or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the F-4 or the Proxy Statement, Parent shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company. The F-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

          Section 4.8 Absence of Changes. Except as and to the extent disclosed in Parent's public reports and Section 4.8 of the Parent Disclosure Schedule, since March 31, 2002, the Parent and its subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and there has not been any event, occurrence or development relating to the Parent or any of its subsidiaries which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent or its subsidiaries.

          Section 4.9 Consents and Approvals; No Violations. Except for the Share Issuance and filings, permits, authorizations, consents and approvals as may be required under or by, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, the Nasdaq Stock Market, state securities or blue sky laws, Israeli securities and Companies Law, the TASE, the ISA, and the filing and recordation of the Certificate of Merger as required by the GBCC, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity or other third party is necessary for the execution and delivery by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby, including the issuance of the shares of Parent Stock to the stockholders of the Company, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          Section 4.10 No Default. Neither Parent nor any of its subsidiaries are in violation of any term of (i) its articles of association or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, or (iii) any Law applicable to Parent, its subsidiaries or any of their respective properties or assets, the consequence of which violation does or would reasonably be expected to (A) have, in the case of (ii) or (iii) individually or in the aggregate, a Material Adverse Effect on Parent or (B) prevent or materially delay the performance of this Agreement by Parent or Merger Sub. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate the articles of association or other organizational documents of Parent or any of its subsidiaries, (ii) violate or conflict with, constitute a default under, require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation under, any agreement, note, bond, mortgage, indenture, contract, lease, Parent Permit (as hereinafter defined) or other obligation or right to which Parent or any of its subsidiaries is a party or by which any of the assets or properties of Parent or any of its subsidiaries is bound, (iii) violate any applicable Law, or (iv) result in the creation or imposition of any Lien upon any of the properties or assets of Parent or any of its subsidiaries, except, in the case of clauses (ii) through (iv) only, where any of the foregoing do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          Section 4.11 Litigation. Except as and to the extent publicly disclosed by Parent in Parent's TASE or ISA documents or Parent's financial statements, there is no suit, claim, action or proceeding pending or, to Parent's knowledge, threatened, nor to the knowledge of Parent, is there any investigation pending or threatened, against Parent or any of its subsidiaries or any of their respective properties or assets which (a) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or (b) as of the date hereof, questions the validity of this Agreement or any action to be taken by Parent in connection with the consummation of the transactions contemplated hereby or is reasonably likely to otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as and to the extent publicly disclosed by Parent in Parent's TASE or ISA documents or Parent's financial statements, none of Parent or its subsidiaries is subject to any outstanding order, writ, injunction or decree which does or would reasonably be expected to have a Material Adverse Effect on Parent.

          Section 4.12 Compliance with Applicable Law. Except as disclosed by Parent in Parent's TASE or ISA documents or Parent's financial statements, Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "PARENT PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in Section 4.12 of the Parent Disclosure Schedule, Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in Section 4.12 of the Parent Disclosure Schedule, the businesses of the Parent and its subsidiaries are not being conducted in violation of any Law applicable to Parent or its subsidiaries, except for violations or possible violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. To Parent's knowledge, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or threatened, nor, to Parent's knowledge, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          Section 4.13 Tax Treatment. Neither Parent nor, to Parent's knowledge, any of its affiliates, has taken or agreed to take (or failed to so take or agree to take) any action or is aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

          Section 4.14 Fees. Neither the Parent nor any subsidiary or affiliate of the Parent has paid or become obligated to pay any fee or commission to any broker, finder, intermediary or financial adviser in connection with the transactions contemplated by this Agreement, except for fees paid or payable by the Parent to Mercator Securities, LLC, which has served as financial advisor to Parent in connection with the transactions contemplated hereby.

          Section 4.15 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement, the transactions contemplated hereby and under the Loan Agreement and documents executed in connection therewith, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

          Section 4.16 Disclosure. All documents and schedules delivered or to be delivered by or on behalf of Parent to the Company or its representatives in connection with this Agreement and the transactions contemplated hereby are true, correct and complete. Neither this Agreement, nor any portion of the Parent Disclosure Schedule or Exhibit to this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

                                   ARTICLE V

    COVENANTS RELATED TO CONDUCT OF BUSINESS AND OTHER PRE-CLOSING COVENANTS

     Section 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement or with the written consent of Parent (which consent shall not be unreasonably withheld or delayed) and except to the extent any conduct is inconsistent with the provisions of the Recovery Plan (as defined in Section 5.5 below), during the period from the date hereof to the Effective Time, the Company covenants and agrees that it will, and will cause each of its subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement prior to the Effective Time, the Company agrees that it will not, nor will any of its subsidiaries, without the prior written consent of Parent:

          (a) amend its articles of incorporation or bylaws (or other similar governing instrument);

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights), except (i) for the issuance or sale of shares pursuant to currently outstanding stock options that are exercised prior to Closing as set forth in Section 2.1(d) of this Agreement or (ii) the issuance of other shares of Company Common Stock upon the exercise prior to Closing of outstanding securities convertible into or exchangeable for such shares;

          (c) (i) split, combine or reclassify any shares of its capital stock,
     (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock except for the payment of regular quarterly cash dividends with usual record and payment dates in accordance with past dividend practice, (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries, or (v) increase the number of shares reserved under the Company Option Plan, exchange or cancel any options granted under the Company Option Plan, engage in any transaction that constitutes a repricing of such options, or amend, modify, alter or change any terms or conditions of the Company Option Plan or any agreements entered into with respect to options granted thereunder;

          (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

          (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

          (f) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under the Loan Agreement; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except for obligations of the Company's wholly owned subsidiaries; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to its wholly owned subsidiaries or customary advances to employees in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such advance); (iv) make, or commit to make, any capital expenditure; (v) pledge or otherwise encumber shares of its capital stock or its subsidiaries; or (vi) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

          (g) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, appreciation right, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer, employee or individual providing services to the Company or any of its subsidiaries in any manner (except for normal increases solely with respect to non-executive employees in the ordinary and usual course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, and as required under existing agreements and in accordance with the Recovery Plan), or increase in any manner the compensation or fringe benefits of any director, officer, employee or individual providing services to the Company or any of its subsidiaries or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

          (h) acquire, sell, lease or dispose of any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole or have a net book value in excess of $50,000, enter into any commitment or transaction outside the ordinary and usual course of business and with an aggregate value of more than $25,000 or grant any exclusive distribution rights;

          (i) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles, methods or practices used by the Company or any of its subsidiaries;

          (j) revalue any of its assets, other than in the ordinary and usual course of business consistent with past practice and as required by GAAP;

          (k) make or revoke any Tax election or settle or compromise any Tax liability or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for Tax purposes or permit any insurance policy naming it as a beneficiary or loss-payee to expire, or to be cancelled or terminated, unless a comparable insurance policy reasonably acceptable to Parent is obtained and in effect;

          (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, or satisfaction in the ordinary and usual course of business consistent with past practice of liabilities incurred in the ordinary and usual course of business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which it or any of its subsidiaries is a party;

          (m) settle or compromise any pending or threatened suit, action or claim other than a suit, action or claim in which the amount of the controversy does not exceed $50,000;

          (n) take any action (including any action otherwise permitted by this Section 5.1) that could reasonably be expected to prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code;

          (o) enter into any agreement or arrangement that (i) provides for acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other entity or division thereof or any equity interest therein; (ii) amends, modifies or waives any right under any material contract of the Company or any of its subsidiaries; (iv) modifies its standard warranty terms for its products or services or amends or modifies any product or service warranties in effect as of the date hereof in any material manner that is adverse to the Company or any of its subsidiaries; (v) limits or otherwise restricts it or any of its subsidiaries or any successor thereto or that is reasonably likely to, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area; or (vi) commits the Company to pay any amount in excess of $2,500 or requires the Company to perform any service more than one month following the date of such agreement;

          (p) conduct the business of the Company and its subsidiaries other than in strict compliance with the revised business plan and budget presented by the Company to Parent on or about April 17, 2002, except as such plan and budget may be modified by the Recovery Plan or the Recovery Plan Committee; or

          (q) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(p) or any action which would make any of its representations or warranties contained in this Agreement (i) which are qualified as to materiality untrue or incorrect or (ii) which are not so qualified untrue or incorrect in any material respect.

     Section 5.2 Access to Information. (a) Between the date hereof and the Effective Time, the Company shall give Parent and its authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all the Company's and its subsidiaries employees, offices, and other facilities and to all its and its subsidiaries books and records (except as otherwise prohibited by law) and will permit the other to make such inspections as the other may reasonably require and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to its business, properties and personnel and its subsidiaries as Parent may from time to time reasonably request, provided that no investigation pursuant to this Section 5.2(a) shall affect or be deemed to modify any of the representations or warranties contained herein. Between the date hereof and the Effective Time, the Company shall furnish to Parent at the earliest time they are available, such quarterly and annual financial statements as are prepared for its Company SEC Reports which shall be in accordance with such entity's books and records. Any investigation pursuant to this Section shall be conducted in a manner that will not interfere unreasonably with the conduct of the business of the other party.

     (b) Between the date hereof and the Effective Time, the Parent shall furnish to the Company at the earliest time they are available, such quarterly and annual financial statements as are prepared for its Parent public reports which shall be in accordance with such entity's books and records. Any investigation pursuant to this Section shall be conducted in a manner that will not interfere unreasonably with the conduct of the business of the other party.

     (c) Each of the Company and Parent will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the other in connection with the transactions contem-
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

plated by this Agreement pursuant to the terms of Section 3 of that certain Letter of Intent entered into between the Company and Parent dated February 26, 2002 (the "LOI").

     Section 5.3 Notices and Consents. The Company will give (and will cause each of its subsidiaries to give) any notices to third parties, and the Company will use its commercial best efforts (and will cause each of its subsidiaries to use its commercial best efforts) to obtain any third party consents, that shall be required to consummate the Merger in connection with any notices required to be sent or consents required to be obtained under Article III above.

     Section 5.4 Appointment of Directors. Immediately following the execution of this Agreement, the Company will increase the size of the Company Board to seven (7) members and will appoint Meir Dor and Aviel Raviv (the "PARENT DIRECTORS") as members in the third class of the Company's Board of Directors. The Parent Directors shall serve until the next annual meeting of stockholders of the Company at which the term of directors of the third class of directors expires, unless sooner removed, and until his respective successor shall be elected and qualify. In the event of the resignation, death, removal or disqualification of a Parent Director, Parent shall promptly nominate a new director and after written notice of the nomination has been delivered to the Company, the remaining directors then in office shall elect such nominee to the Company's Board of Directors. Upon execution of this Agreement, the Company and certain stockholders will execute an irrevocable proxy in the form attached hereto as Exhibit B, pursuant to Section 6.14 of this Agreement with respect to the election and removal of a Parent Director. The Company will provide directors and officers insurance for the Parent Directors hereunder on the same terms and conditions as those contained in the Company's existing policies.

     Section 5.5 Recovery Plan and Management Consulting Agreement. In addition to, and without any limitation of, any powers, rights and privileges given to Parent under Section 5.1 above and in consideration for Parent agreeing to enter into this Agreement, the Company Board shall have adopted a detailed business plan and budget acceptable to Parent, pursuant to which the Company shall reorganize its operations and strictly conduct its business (the "RECOVERY PLAN") in a manner so as to preserve cash flow for critical operations, as defined in the Recovery Plan. The Recovery Plan is attached hereto as Exhibit D. Further, the Company Board shall have appointed a committee (the "RECOVERY PLAN COMMITTEE") that will report to the Company Board and will be responsible for implementing the Recovery Plan. The Recovery Plan Committee shall consist of four members, two of whom shall be appointed by the Company and two of whom shall be appointed by Parent. Any Recovery Plan Committee members appointed by the Company may be removed or replaced, and any vacancy shall be filled, solely by the Company at any time and for any reason, and any Recovery Plan Committee members appointed by Parent may be removed or replaced, and any vacancy shall be filled, solely by Parent at any time and for any reason. The Company Board shall resolve any deadlock in voting arising out of decisions made by the Recovery Plan Committee and shall approve in advance of any material changes or modifications to the Recovery Plan. In addition, the Company will enter into a Management Consulting Agreement with Parent in the form attached hereto as Exhibit C, pursuant to which Parent will provide management consulting services to the Company.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     Section 6.1 Preparation of Disclosure Documents. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare the F-4, the Report and Proxy Statement. The Company shall, in cooperation with Parent, file the Proxy Statement with the SEC as its preliminary proxy statement and Parent shall, in cooperation with the Company, prepare and file with the SEC the F-4, in which the Proxy Statement will be included, and the Report with the ISA. Each of the Company and Parent shall use reasonable commercial efforts to have the F-4 filed no later than July 15, 2002 and declared effective under the Securities Act as promptly as practicable after such filing and to keep the F-4 effective as long as is necessary to consummate the Merger. Each of the Company and Parent shall use reasonable commercial efforts to respond to any clarification request issued by the ISA regarding the Report. The Company shall mail the Proxy Statement to its stockholders as promptly as practicable after the F-4 is declared effective under the

Securities Act and, if required under applicable securities laws, after the Proxy Statement shall have been so mailed, promptly circulate supplemental or amended proxy material, and, if required in connection therewith, resolicit proxies. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which Parent is not now so qualified) required to be taken under any applicable United States and state securities laws in connection with the issuance of shares of Parent Stock in connection with the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action.

     (b) (i) The Company shall, as soon as practicable following the date of this Agreement and the effectiveness of the F-4, duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") for the purpose of obtaining the required stockholder votes with respect to this Agreement, (ii) the Company Board unless otherwise required pursuant to the applicable fiduciary duties of the Company Board to the stockholders of the Company (as determined in good faith by the Company Board based upon the advice of outside counsel), shall recommend adoption of this Agreement by its stockholders, and (iii) the Company shall take all lawful action to solicit such adoption.

     (c) (i) Parent shall, with the assistance of the Company as provided above and in accordance with the Securities Law, 1968, and the regulations issued thereunder (the "ISRAELI SECURITIES LAW"), prepare and submit to the ISA the Report, within seven (7) days following approval by the Parent's board of directors of the Share Issuance, and shall use reasonable commercial efforts to respond to any clarification requested by the ISA and shall comply with all applicable legal requirements and (ii) if necessary, after the Report has been so filed, promptly circulate amended, supplemental or supplemented materials.

     (d) Except as required by law, no amendment or supplement to the Proxy Statement or the F-4 or to the Report shall be made by Parent or the Company without the approval of the other party (which approval shall not be unreasonably withheld). Each party shall advise the other party, promptly after it receives notice thereof, of the time when the F-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of shares of Parent Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the F-4 or comments thereon and responses thereto or requests by the SEC for additional information or any request by the ISA for amendment of the Report or comments thereon and responses thereto or requests by the ISA for additional information. Each party shall cooperate with the other party in responding to any request by the SEC or ISA for additional information, and shall promptly provide such information to the other party or to the SEC or ISA, as the situation may require.

     Section 6.2 Public Announcements and Confidentiality. Any press release or other information provided or to be provided to the press or any third party with respect to this Agreement or the transactions contemplated hereby, or relating to the Company and provided or to be provided by Parent (including officers of Parent or entities controlled by Parent), or relating to Parent and provided or to be provided by the Company (including officers of the Company or entities controlled by the Company), shall require the prior approval of Parent and the Company, as the case may be, which approval shall not be unreasonably withheld, provided that a party shall not be prevented from making such disclosure as it shall be advised by counsel is required by law or as required in any listing agreement relating to the Parent Stock to be listed on Nasdaq or the rules of any stock exchange on which shares of Parent Stock are listed or as required by any regulatory authority or court of competent jurisdiction. Each party shall keep confidential and shall not use in any manner any information or documents obtained from the other concerning its assets, properties, business and operations, unless readily ascertainable from public information, already known or subsequently developed by such party independently, received from a third party not under an obligation to keep such information confidential or otherwise required by law. If this Agreement terminates, all copies of any documents obtained from another party will be returned, except that one copy thereof may be retained by counsel to the party returning such documents in order to evidence compliance hereunder.

     Section 6.3 Affiliate Letters. Prior to the Closing Date, the Company shall identify to Parent all persons who, at the time of the Company Stockholders Meeting, the Company believes may be "AFFILIATES" of the Company within the meaning of Rule 145 under the Securities Act. The Company shall use its best efforts to provide Parent with such information as Parent shall reasonably request for purposes of making its own determination of persons who may be deemed to be affiliates of the Company. The Company shall use its best efforts to deliver to Parent prior to the Closing Date a letter from each of such affiliates identified by the Company and Parent in substantially the form attached hereto as Exhibit A (the "AFFILIATE LETTERS").

     Section 6.4 Stock Exchange and Nasdaq Listing; Registration under Exchange Act. Parent shall prepare and submit to the TASE a listing application covering the shares of Parent Stock to be issued in the Merger and shall use reasonable commercial efforts to obtain, prior to the Effective Time, agreement by the TASE for the admission of such shares of Parent Stock for listing on the TASE, and the Company shall cooperate with Parent with respect to such listing. In addition, as soon as practicable following the filing of the F-4, but in no event later than thirty (30) days following the filing of the F-4, Parent shall submit a listing application to Nasdaq to have (i) all of the outstanding shares of Parent Stock and (ii) all of the shares of Parent Stock to be issued in the Merger listed for trading and approved for quotation on Nasdaq and shall use reasonable commercial efforts to obtain, prior to the Effective Time, approval by Nasdaq for the admission of such shares of Parent Stock for listing on the Nasdaq, and the Company shall cooperate with Parent with respect to such filing. In connection with the listing of its shares on Nasdaq, Parent shall file a Form 8-A (or such other form as is acceptable to the SEC) as soon as practicable following the filing of the F-4, but in no event later than thirty (30) days following the filing of the F-4, for the purpose of registering its shares under the Exchange Act, and shall use reasonable commercial efforts to obtain such registration prior to the Effective Time.

     Section 6.5 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement.

     (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.5(a), use reasonable best efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

     (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.5(a) and (b), each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any Antitrust Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section
6.5 shall (i) limit a party's right to terminate this Agreement pursuant to
Section 8.2(i) so long as such party has up to then complied in all material respects with its obligations under this Section 6.5 or (ii) require Parent or the Company to dispose or hold separate any part of its business or operations or agree not to compete in any geographic area or line of business.

     (d) Notwithstanding any other provision in this Agreement, nothing in this Agreement shall be interpreted to prohibit or restrict the ability or right of Parent and its affiliates to engage in any transactions with third parties, and Parent and its affiliates are explicitly permitted to engage in any transaction which Parent determines is in the best interests of its then current shareholders; provided that nothing in this provision shall be interpreted to restrict the right of the Company to enforce its rights under this Agreement.

     Section 6.6 Acquisition Proposals. (a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement, and except as expressly permitted by the following provisions of this Section 6.6, the Company will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any of its or its subsidiaries' respective officers, directors or employees of or any investment banker, attorneys, accountants or other advisors or representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this
Section 6.6(a) shall prohibit the Company Board from furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that (A) the Company Stockholders Meeting shall not have occurred, (B) the Company Board, after consultation with and based upon the advice of outside legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to its stockholders under applicable Law, (C) the Company Board, after consultation with its financial advisor, determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, or could reasonably be expected to, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (any such more favorable Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL") and (D) prior to taking such action, the Company (x) provides reasonable notice to Parent to the effect that the Company is taking such action and (y) receives from such person an executed confidentiality/standstill agreement in reasonably customary form. Prior to providing any information to or entering into discussions or negotiations with any person in connection with an Acquisition Proposal by such person, the Company shall notify Parent of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no case later than the next business day) after its receipt thereof. Thereafter, the Company shall inform Parent on a prompt basis of the status of any discussions or negotiations with such a third party and any material changes to the terms and conditions of such Acquisition Proposal and shall promptly give Parent a copy of any information delivered to such person which has not previously been reviewed by Parent.

     (b) The Company Board will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger unless the Company Board determines in good faith, taking into account all legal, financial and regulatory aspects, that the failure to do so would constitute a breach by the Company Board of its fiduciary duties under applicable Law, provided, however, the Company Board may not approve or recommend (and in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) an Acquisition Proposal unless (i) such an Acquisition Proposal is a Superior Proposal (and the Company first shall have complied with its obligations set forth in Section 8.3(a) and the time period referred to in the last sentence of Section 8.3(a) has expired), and (ii) Parent does not, within five (5) business days of Parent's receipt of the notice specified in Section 6.6(a), make an offer that is at least as favorable to the Company's stockholders as such Superior Proposal. Notwithstanding anything herein to the contrary, the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until it has paid Parent the Termination Fee (as defined in Section 8.5). The Company's provision of (or failure to provide) any notice to Parent of a Superior Proposal and Parent's making of any additional offer shall not be deemed to waive the Company's obligation to pay the Termination Fee to Parent.

     (c) Nothing contained in this Section 6.6 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its stockholders which, in the good faith reasonable judgment of the Company Board, based on the advice of outside legal counsel, is required under applicable Law; provided that, except as otherwise permitted in this Section 6.6, the board of directors of the Company may not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

Notwithstanding anything contained in this Agreement to the contrary, any action by the Company Board permitted by, and taken in accordance with, this Section
6.6 shall not constitute a breach of this Agreement by the Company. Nothing in this Section 6.6 shall (i) permit the Company to terminate this Agreement (except as provided in Article VIII hereof) or (ii) affect any other obligations of the Company under this Agreement.

     (d) Immediately after the execution and delivery of this Agreement, the Company will, and will cause its subsidiaries, affiliates, officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any possible Acquisition Proposal and shall notify each third party that it, or any officer, director, investment advisor, financial advisor, attorney or other representative retained by it, has had discussions with during the 30 days prior to the date of this Agreement that the Company Board no longer seeks the making of any Acquisition Proposal and shall request the return all confidential information heretofore furnished to such person by or on behalf of the Company or any of its subsidiaries. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.6.

     (e) For purposes hereof, the term "ACQUISITION PROPOSAL" means any proposal or offer in writing from any Person (other than Parent, Merger Sub or any of their affiliates) relating to any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination or reorganization, involving the Company or the issuance or acquisition of shares of capital stock or other equity securities of the Company representing at least thirty percent (30%) of the outstanding capital stock or other securities of the Company or any tender or exchange offer that if consummated would result in any Person, together with all affiliates thereof, beneficially owning shares of capital stock or other equity securities of the Company representing at least thirty percent (30%) of the outstanding capital stock or other securities of the Company, or the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company.

     Section 6.7 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, to the fullest extent permitted by applicable Law, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any subsidiary thereof (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part
(i) based on or arising out of the fact and only to the extent that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement, other than a claim of Parent with respect to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective
Time), (i) Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the GBCC and upon receipt of any affirmation and undertaking required by the GBCC, (ii) the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the GBCC and the Surviving Corporation's articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). In the event that any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Surviving Corporation shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

     (b) For four (4) years after the Effective Time, Parent shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company for the benefit of those persons who are covered by such policies at the Effective Time (or Parent may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained or obtained annually at a cost to Parent not greater than 120 percent of the premium for the current Company directors' and officers' liability insurance; provided that if such insurance cannot be so maintained or obtained at such cost, Parent shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 120 percent of the current annual premiums of the Company for such insurance.

     (c) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this
Section 6.7.

     (d) In addition to the indemnification provided pursuant to Section 6.7(a), to the fullest extent permitted by Law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of the Company and its subsidiaries with respect to their activities as such prior to the Effective Time (except with respect to any claims asserted by Parent hereunder), as provided in the Company's articles of incorporation or bylaws, in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than four
(4) years from the Effective Time.

     Section 6.8 Notification of Certain Matters. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement, which is qualified as to materiality, to be untrue or inaccurate, or any representation or warranty not so qualified, to be untrue or inaccurate at or prior to the Effective Time, (ii) any material failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time under any contract or agreement to which it or any of its subsidiaries is a party or is subject material to the financial condition, business or results of operations of it and its subsidiaries, taken as a whole, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or
(v) any Material Adverse Effect with respect to such party; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 6.9 Tax-Free Reorganization Treatment. (a) The Company, Parent and Merger Sub shall execute and deliver to Smith, Gambrell & Russell, LLP, counsel to the Company, certificates in such form and at such time or times as reasonably requested by such law firm in connection with its delivery of an opinion with respect to the transactions contemplated hereby. Prior to the Effective Time, none of the Company, Parent or Merger Sub shall take or cause to be taken any action which would cause to be untrue any of the representations in such certificates.

     (b) The Company shall prepare and timely file all reports, forms, returns, or other information required to be filed by it in order for the Merger to qualify for an exception to the general rule of Section 367(a)(1) of the Code. After the Merger, Parent shall cause the Surviving Corporation to prepare and timely file (to the extent legally entitled to do so) all reports, forms, returns, or other information required to be filed by the Company after the Merger in order for the Merger to qualify for an exception to the general rule of Section 367(a)(1) of the Code.

     Section 6.10 Employee Matters. (a) Parent shall cause the Surviving Corporation to honor the obligations of the Company or any of its subsidiaries under any Company Employee Benefit Plans between and among the Company or any of its subsidiaries and any current or former officer, director, consultant or employee of the Company or any of its subsidiaries (collectively "COMPANY EMPLOYEES") as set forth on Section 3.12(a) of the Company Disclosure Schedule.

     (b) Parent agrees that Company Employees immediately prior to the Effective Time shall become employees of the Surviving Corporation or Parent upon the Effective Time; provided, however, that this Section 6.10(b) shall not be construed to limit the ability of the Surviving Corporation, or the Company to terminate the employment of any Company Employee at any time. Further, after prior consultation with the Company, and effective as of the Effective Time, the Company will terminate such Company Employees as may be designated by Parent.

     (c) The Company shall terminate the Company Option Plan effective as of the close of business on the date of the Effective Time.

     (d) Parent shall reserve for issuance a sufficient number of shares of Parent Stock for delivery upon exercise of Parent Options issued by Parent after the Effective Time. Parent shall make commercially reasonable efforts to file within sixty (60) days after the Effective Date a registration statement on Form S-8 under the Securities Act covering the shares of Parent Stock issuable upon the exercise of the Parent Options issued under this Agreement, and shall use its reasonable efforts to cause such registration statement to become effective as soon thereafter as practicable and to maintain such registration in effect until the exercise or expiration of such Parent Options. In addition, Parent shall prepare and submit to the TASE and Nasdaq separate listing applications covering the shares of Parent Stock to be issued upon exercise of the Parent Options and shall use reasonable commercial efforts to obtain, after the filing of the Form S-8 covering such shares, agreement by the TASE and Nasdaq for the admission of such shares of Parent Stock for listing on the TASE and the Nasdaq, and the Company shall cooperate with Parent with respect to such listings.

     Section 6.11 Fees and Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except
(a) SEC filing fees in connection with the filing of the F-4 shall be paid by Parent, (b) fees incurred in connection with the paper or electronic filing with the SEC (excluding professional fees of each party), and printing and mailing of the Proxy Statement shall be shared equally by Parent and the Company, and (c) if applicable, as provided in Section 8.5. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

     Section 6.12 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     Section 6.13 Antitakeover Statutes. If any Takeover Statute is or may become applicable to the Merger, each of Parent and Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

     Section 6.14 Consent and Proxy of Certain Company Stockholders. The Company stockholders listed on Section 6.14 of the Company Disclosure Schedule have agreed to execute the form of irrevocable proxy attached hereto as Exhibit B and have executed and delivered such proxy. Each of the stockholders listed on
Section 6.14 of the Company Disclosure Schedule agrees to abide by the terms and conditions of such irrevocable proxy.

     Section 6.15 Retention Bonuses. Parent and Company shall jointly develop and announce a retention bonus program for employees of the Company after the Effective Time. The retention bonus program will cover only those employees of the Company and will be subject to such terms and will be payable in such amounts as shall be agreed upon by Parent. Prior to execution of this Agreement, the Company shall provide Parent with evidence of the withdrawal of approval by the Company's Compensation Committee of any pre-existing retention bonus programs, including, without limitation, any "stay/pay" bonus program. Company represents that no further consents, notices, authorizations or approvals are required to terminate any such retention bonus programs.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 7.1  Conditions to Each Party's Obligations to Effect the
Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

          (a) This Agreement shall have been approved and adopted by the Company Requisite Vote.

          (b) Any waiting period applicable to the Merger under the HSR Act shall have expired or early termination thereof shall have been granted without any material limitation, restriction or condition.

          (c) There shall not be in effect any Law of any Governmental Entity of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company), and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

          (d) Any governmental or regulatory notices, consents, approvals or other requirements necessary to consummate the transactions contemplated hereby and to operate the business of the Company and its subsidiaries after the Effective Time in all material respects as it was operated prior thereto (other than under the HSR Act) shall have been given, obtained or complied with, as applicable.

          (e) The F-4 shall have been declared effective by the SEC and shall be effective at the Effective Time, and no stop order suspending its effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all approvals under state securities Laws or the Securities Act or Exchange Act necessary to carry out the transactions contemplated hereby shall have been obtained and be in full force and effect.

          (f) The Parent Stock to be issued in the Merger has been approved for registration on the TASE in accordance with the Listing Rules of the TASE. All approvals and consents of the ISA and other relevant Israeli authorities, to the extent required, have been obtained.

          (g) The outstanding shares of Parent Stock and the shares of Parent Stock issuable to the stockholders of the Company pursuant to this Agreement shall have been approved for quotation on Nasdaq subject to official notice of issuance.

          (h) The shares of Parent Stock shall be registered under the Exchange Act.

     Section 7.2 Conditions to the Obligations of Parent and Merger Sub. The respective obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent and Merger Sub, as the case may be, to the extent permitted by applicable Law:

          (a) The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date).

          (b) The Company shall have performed or complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

          (c) The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b).

          (d) The Dissenting Shares of Company Common Stock shall not exceed ten percent (10%) of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

          (e) Parent shall have received a Certificate of Good Standing of the Company and each of its subsidiaries.

          (f) On or after the date hereof there shall not have occurred a Company Material Adverse Effect.

          (g) Parent shall have received all of the signed Affiliate Letters.

          (h) The Company and its subsidiaries shall have provided all of the notices and shall have procured all of the third party consents specified in Section 5.3 above.

          (i) Parent shall provide the Company with a list of employees who shall have agreed to continue as employees of the Surviving Corporation or an Affiliate of the Parent.

          (j) The Company shall have provided all of the notices to option holders specified in Section 2.2(a) above.

     Section 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

          (a) The representations and warranties of Parent and Merger Sub contained herein shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date); provided, however, that for the purposes of this
     Section 7.3(a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein) has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (b) Parent and Merger Sub shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by them prior to or at the time of the Closing.

          (c) The outstanding shares of Parent Stock and the shares of Parent stock issuable to the stockholders of the Company pursuant to this Agreement shall have been approved for quotation on Nasdaq subject to official notice of issuance.

          (d) Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by a director of Parent (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 7.3(a) and 7.3(b).

          (e) Each holder of a Company Option under the Company Option Plan shall have had his/her Company Option terminated and replaced with an option to purchase shares of the Parent, pursuant to Section 2.2 hereof.

          (f) The Company shall have received an opinion of Smith, Gambrell & Russell, LLP, dated the Effective Time, to the effect that the Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, Smith, Gambrell & Russell, LLP may receive and rely upon representations contained in the certificates of the Company, Parent and Merger Sub referred to in Section 6.9.

          (g) On or after the date hereof, there shall not have occurred a Parent Material Adverse Effect.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

     Section 8.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of this Agreement by the Company Requisite Vote, by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

     Section 8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of either the Board of Directors of Parent or the Company Board if (i) the Merger shall not have been consummated by September 30, 2002, provided that such date shall be extended to November 15, 2002 if as of September 30, 2002 the Proxy Statement shall have been mailed to the shareholders of the Company, but the Company Stockholders Meeting shall not have commenced as of September 30, 2002 (the "TERMINATION DATE"); (ii) the Company Requisite Vote shall not have been obtained at the Company Stockholders Meeting or at any adjournment or postponement thereof; or (iii) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the Company Requisite Vote; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

     Section 8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of this Agreement by the Company Requisite Vote, by action of the Company Board:

          (a) If (i) the Company is not in breach of Section 6.6, (ii) the Company Stockholders Meeting shall not have occurred, (iii) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iv) Parent does not make, within five business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Company Board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal and (v) the Company prior to such termination pays to Parent in immediately available funds the Termination Fee required to be paid pursuant to Section
     8.5. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (iv) above until at least the fifth (5th) business day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into the written agreement referred to in its notification shall change at any time after giving such notification;

          (b) The Board of Directors of Parent shall have withdrawn or adversely modified its approval of this Agreement;

          (c) If there is a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not cured within ten (10) business days and would cause a condition set forth in Section 7.3(a) or 7.3(b) to be incapable of being satisfied as of the Termination Date; or

          (d) The Merger shall not have been approved by the Company Requisite Vote.

     Section 8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Parent if:

          (a) The Company enters into a binding agreement for a Superior Proposal or the Company Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger, in accordance with the terms and conditions set forth in Section 6.6 hereof;

          (b) There is a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not cured within ten (10) business days following delivery of notice thereof by Parent and would cause a condition set forth in Section 7.2(a) or 7.2(b) to be incapable of being satisfied as of the Termination Date;

          (c) Board of Directors of the Company shall have withdrawn or adversely modified its approval of this Agreement or the Merger;

          (d) The Company shall have ceased using reasonable best efforts to call, give notice of, or convene or hold a shareholders' meeting to vote on the Merger as promptly as practicable after the date hereof or shall have adopted a resolution not to effect any of the foregoing; or

          (e) The Company shall have convened a meeting of its shareholders to vote upon the Merger and shall have failed to obtain the Company Requisite Vote at such meeting (including any adjournments thereof) or the Dissenting Shares of Company Common Stock shall exceed ten percent (10%) of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

     Section 8.5 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement (other than as set forth in this Section 8.5 or Sections 5.2(c), 5.4, 6.11, 9.4 and 9.8) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

     (b) In the event that this Agreement is terminated pursuant to (i) Section 8.3(a) or Section 8.4(a), (ii) Section 8.4(b) arising out of a breach of a representation or warranty of the Company or an action by the Company or failure to take an action by the Company which results in a breach of a covenant by the Company; or (iv) Section 8.4(c), (d) or (e) [(other than termination by Parent under Section 8.4(e) if the Dissenting Shares of Company Common Stock exceed ten percent (10%) of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time)]; then the parties acknowledge that Parent will suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent for such damages, and in addition to any other remedies that Parent, Merger

Sub or their affiliates may have with respect to this Agreement, the Company shall pay Parent a termination fee of $1,200,000 and reimburse Parent for reasonable expenses incurred in connection with the transactions contemplated by this Agreement (collectively, the "TERMINATION FEE") in immediately available funds prior to such termination. It is specifically agreed that the amount to be paid pursuant to this Section 8.5(b) represents liquidated damages and is not a penalty. The Company hereby waives any right to set-off or counterclaim against such amount. The Company acknowledges that the agreement contained in this
Section 8.5(b) is an integral part of the transactions contemplated by this Agreement, and that, without such agreement, the Company, Parent and Merger Sub would not have entered into this Agreement; accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for any amount required to be paid pursuant to this Section 8.5, the Company shall pay Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amount owed at the prime rate of Morgan Guaranty Trust Company of New York in effect from time to time during such period plus two percent.

     Section 8.6 Amendment. This Agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after approval of the Merger by the Company Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     Section 8.7 Extension; Waiver. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and Merger Sub shall together be deemed one party and the Company shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX

                                 MISCELLANEOUS

     Section 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

     Section 9.2  Entire Agreement; Assignment.  (a) With the exception of
Section 3 of the LOI, which is incorporated herein by reference, this Agreement and the Loan Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law (including, but not limited to, by merger or consolidation) or otherwise unless consented to by the parties hereto. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 9.3 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile; provided that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

          if to Parent or to Merger Sub, to:

               Baran Group, Ltd.
           Baran House
           8 Omarim St. Industrial Park
           Omer 84965, Israel
           Attention: Chairman & CEO
           Telephone: (972) 8-6200-200
           Facsimile: (972) 8-6200-201

          with a copy to:

               Mintz Levin Cohn Ferris Glovsky and Popeo PC
           One Fountain Square
           11911 Freedom Drive, 4th Floor
           Reston, Virginia 20190
           Attention: Mark J. Wishner, Esq. or Wayne M. Zell, Esq.
           Telephone: (703) 464-4800
           Facsimile: (703) 464-4895

          and with an additional copy to:

               Zellermayer, Pellossof & Co., Adv.
           The Rubinstein House
           20 Lincoln Street
           Tel Aviv 67134 Israel
           Attention: Michael Zellermayer, Adv., or Guy Even-Ezra, Adv.
           Telephone: (972) 3-625-5555
           Facsimile: (972) 3-625-5500

          if to the Company, to:

               o2wireless Solutions, Inc.
           440 Interstate Parkway North
           Atlanta, Georgia 30339
           Attention: President & CEO
           Telephone: (770) 763-5620
           Facsimile: (770) 763-5635

          with a copy to:

               Smith, Gambrell & Russell, LLP
           1230 Peachtree Street, NE
           Promenade II, Suite 3100
           Atlanta, GA 30309
           Attention: Terry F. Schwartz, Esq., or David W. Ghegan, Esq.
           Telephone: (404) 815-3731
           Facsimile: (404) 685-7031

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     Section 9.4 Governing Law; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts executed in and to be fully performed in such state, without giving effect to the choice of law principles thereof, and except to the extent the provisions of this Agreement (including any documents or instruments referred to herein) are expressly governed by the GBCC, or to the extent the provisions of this Agreement relate to corporate matters of Parent, issuance of Parent Stock and required Israeli filings, procedures, permits and consents, which provisions shall be governed by the applicable Laws of the State of Israel.

     (b) Each of the parties hereto hereby waives any right to trial by jury in any action or proceeding in connection with this Agreement or any transaction relating hereto.

     Section 9.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 9.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     Section 9.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Georgia or in Georgia state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Georgia or in Georgia state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Georgia.

     Section 9.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 9.10 Interpretation. (a) The words "HEREOF," "HEREIN" and "HEREWITH" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "WITHOUT LIMITATION." The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     (b) The phrases "THE DATE OF THIS AGREEMENT," "THE DATE HEREOF" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first set forth above. The phrase "MADE AVAILABLE" in this Agreement shall mean that the information referred to has been actually delivered to the party to whom such information is to be made available.

     (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     Section 9.11 Definitions. (a) "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" shall have the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

     (b) "KNOW" or "KNOWLEDGE" means, with respect to any party, the knowledge of such party's executive officers.

     (c) "MATERIAL ADVERSE EFFECT" means with respect to any party, any event, change, effect, occurrence, violation, inaccuracy, circumstance or other matter if such event, change, effect, occurrence, violation, inaccuracy, circumstance or other matter (either individually or when considered together with all other matters that would constitute either exceptions to the representations and warranties or breaches of any covenant set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties or covenants) were, or could reasonably be expected to be, materially adverse to: (i) the business, condition, capitalization, assets, liabilities, prospects, operations or financial performance of such party and any of its subsidiaries taken as a whole, or (ii) the ability of a party to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; provided, however, that any change, effect, occurrence, violation, inaccuracy, circumstance or other matter that results in, or could reasonably be expected to result in, a violation of a criminal Law will be deemed to constitute a Material Adverse Effect in all circumstances. In addition and notwithstanding or in limitation of the above, with respect to any representation or warranty of the Company in Article III hereof which is subject to a material adverse effect qualification, any change, effect, occurrence, violation, inaccuracy, circumstance or other matter that individually results in, or could reasonably be expected to result in, an economic effect in excess of U.S. $500,000 will be deemed to constitute a Material Adverse Effect as to such representation or warranty.

     (d) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

     (e) "SUBSIDIARY" means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such entity or any other subsidiary of such entity is a general or managing partner or (ii) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, are directly or indirectly owned or controlled by such entity or by any one or more of its subsidiaries.

                           [Signature pages follow.]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                          BARAN GROUP, LTD.

                                          By: /s/ MEIR DOR
                                            ------------------------------------
                                          Name: Meir Dor
                                          Title: Chairman of the Board

                                          BARAN ACQUISITION SUB, INC.

                                          By: /s/ MEIR DOR
                                            ------------------------------------
                                          Name: Meir Dor
                                          Title: President

                                          O2WIRELESS SOLUTIONS, INC.

                                          By: /s/ ANDREW D. ROSCOE
                                            ------------------------------------
                                          Name: Andrew D. Roscoe
                                          Title: President, Chairman and CEO

                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                                                                         ANNEX B

                             AMENDMENT TO AGREEMENT
                               AND PLAN OF MERGER

     THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER ("Amendment") is dated as of August 28, 2002 by and among O2WIRELESS SOLUTIONS, INC., a Georgia corporation (the "Company"), BARAN GROUP, LTD., a corporation organized under the laws of Israel ("Parent") and BARAN ACQUISITION SUB, INC., a Georgia corporation and a direct wholly owned subsidiary of Parent ("Merger Sub").

     WHEREAS, the Company, Parent and Merger Sub are parties to an Agreement and Plan of Merger dated as of June 5, 2002 (the "Agreement");

     WHEREAS, the parties have determined that it is in the respective best interests of each of them and, as to the Company and Parent, their respective stockholders to amend the Agreement.

     NOW, THEREFORE, in consideration of the representatives and warranties contained herein, the parties hereto intending to be legally bound hereby, agree as follows:

          1. Capitalized Terms. Capitalized terms within this Amendment shall have the meanings assigned thereto in the Agreement.

          2. Amendment to Exchange Ratio. The Exchange Ratio is hereby amended to equal 0.014919 shares of Parent Stock for every one share of Company Common Stock.

          3. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Merger Sub as follows:

             (a) The Company has all necessary corporate power and authority to execute this Amendment.

             (b) No other corporate proceedings are necessary on behalf of the Company to authorize this Amendment.

             (c) This Amendment has been duly and validly executed by the Company and constitutes a valid, legal and binding agreement enforceable against the Company in accordance with its terms (other than to the extent enforceability is limited by any provisions of the Agreement).

             (d) The Board of Directors of the Company has authorized the execution and delivery of this Amendment and has resolved, notwithstanding the amendment to the Exchange Ratio, (i) that the Agreement and the transactions contemplated thereby, including the Merger, remain advisable and fair and in the best interests of the Company and its stockholders and (ii) to recommend that the stockholders of the Company approve and adopt the Agreement as amended by this Amendment.

          4. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby represent and warrant to the Company as follows:

             (a) Parent and Merger Sub have all necessary corporate power and authority to execute this Amendment.

             (b) No other corporate proceedings are necessary on behalf of Parent or Merger Sub to authorize this Amendment.

             (c) This Amendment has been duly and validly executed by Parent and Merger Sub and constitutes a valid, legal and binding agreement enforceable against each of them in accordance with its terms (other than to the extent enforceability is limited by any provisions of the Agreement).

          5. No Waivers or Releases. No waiver or release of any right or claim in favor of any party under the Agreement or the Loan Agreement shall arise or be deemed to arise as a result of such party's execution of this Amendment.

          6. Effect on Agreement. Except as otherwise provided by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

                                          BARAN GROUP, LTD.

                                          By: /s/ MEIR DOR
                                            ------------------------------------
                                            Meir Dor
                                            Chairman of the Board

                                          BARAN ACQUISITION SUB, INC.

                                          By: /s/ MEIR DOR
                                            ------------------------------------
                                            Meir Dor, President

                                          O2WIRELESS SOLUTIONS, INC.

                                          By: /s/ ANDREW D. ROSCOE
                                            ------------------------------------
                                            Andrew D. Roscoe,
                                            Chairman and Co-CEO

                                          O2WIRELESS SOLUTIONS, INC.

                                          By: /s/ WILLIAM J. LOUGHMAN
                                            ------------------------------------
                                            William J. Loughman,
                                            President and Co-CEO

                                                                         ANNEX C

                         SECOND AMENDMENT TO AGREEMENT
                               AND PLAN OF MERGER

     THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER ("Second Amendment") is dated as of September 17, 2002 by and among O2WIRELESS SOLUTIONS, INC., a Georgia corporation (the "Company"), BARAN GROUP, LTD., a corporation organized under the laws of Israel ("Parent") and BARAN ACQUISITION SUB, INC., a Georgia corporation and a direct wholly owned subsidiary of Parent ("Merger Sub").

     WHEREAS, the Company, Parent and Merger Sub are parties to an Agreement and Plan of Merger dated as of June 5, 2002, and amended as of August 28, 2002 (the "Agreement");

     WHEREAS, the parties have determined that it is in their respective best interests and, as to the Company and Parent, their respective stockholders to further amend the Agreement.

     NOW, THEREFORE, in consideration of the covenants, representations and warranties contained herein, the parties hereto intending to be legally bound hereby, agree as follows:

          1. Capitalized Terms. Capitalized terms within this Second Amendment shall have the meanings assigned thereto in the Agreement.

          2.  Amendment to Termination Fee.  The Termination Fee set forth in
     Section 8.5(b) of the Agreement is hereby amended to equal seven hundred thousand dollars ($700,000) plus reasonable expenses incurred in connection with the transactions contemplated by the Agreement.

          3. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Merger Sub as follows:

             (a) The Company has all necessary corporate power and authority to execute this Second Amendment.

             (b) No other corporate proceedings are necessary on behalf of the Company to authorize this Second Amendment.

             (c) This Second Amendment has been duly and validly executed by the Company and constitutes a valid, legal and binding agreement enforceable against the Company in accordance with its terms (other than to the extent enforceability is limited by any provisions of the Agreement).

             (d) The Board of Directors of the Company has authorized the execution and delivery of this Second Amendment and has resolved, notwithstanding the amendment to the Termination Fee, (i) that the Agreement and the transactions contemplated thereby, including the Merger, remain advisable and fair and in the best interests of the Company and its stockholders and (ii) to recommend that the stockholders of the Company approve and adopt the Agreement as amended by this Second Amendment.

          4. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby represent and warrant to the Company as follows:

             (a) Parent and Merger Sub have all necessary corporate power and authority to execute this Second Amendment.

             (b) No other corporate proceedings are necessary on behalf of Parent or Merger Sub to authorize this Second Amendment.

             (c) This Second Amendment has been duly and validly executed by Parent and Merger Sub and constitutes a valid, legal and binding agreement enforceable against each of them in accordance with its terms (other than to the extent enforceability is limited by any provisions of the Agreement).

          5. No Waivers or Releases. No waiver or release of any right or claim in favor of any party under the Agreement shall arise or be deemed to arise as a result of such party's execution of this Second Amendment.

          6. Effect on Agreement. Except as otherwise provided by this Second Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

                                          BARAN GROUP, LTD.

                                          By: /s/ MEIR DOR
                                            ------------------------------------
                                            Meir Dor
                                            Chairman of the Board

                                          BARAN ACQUISITION SUB, INC.

                                          By: /s/ MEIR DOR
                                            ------------------------------------
                                            Meir Dor, President

                                          O2WIRELESS SOLUTIONS, INC.

                                          By: /s/ ANDREW D. ROSCOE
                                            ------------------------------------
                                            Andrew D. Roscoe,
                                            Chairman and Co-CEO

                                          O2WIRELESS SOLUTIONS, INC.

                                          By: /s/ WILLIAM J. LOUGHMAN
                                            ------------------------------------
                                            William J. Loughman,
                                            President and Co-CEO

                                                                         ANNEX D

               [HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL LETTERHEAD]
September 17, 2002
Board of Directors
o2wireless Solutions, Inc.
440 Interstate North Parkway
Atlanta, GA 30339

Dear Directors:

     We understand that, on August 28, 2002 and September 17, 2002, o2wireless Solutions, Inc. ("o2") entered into amendments (the "Amendments") to the Merger Agreement dated June 5, 2002 (the "Agreement" and as amended, the "Amended Agreement") with Baran Group, Ltd. ("Baran"). Pursuant to this Amended Agreement, and as described below, Baran will acquire 100% of o2 by purchasing all o2 common stock in exchange for Baran common stock, assuming all interest-bearing liabilities of o2 (the "Merger"). We have assumed that all outstanding in-the-money equity-linked and convertible securities are converted into common stock and that all out-of-the-money equity-linked and convertible securities are cancelled for purposes of calculating o2's fully diluted shares of 30,442,101 as of the date of this letter (the "Common Shares"). The consideration for the Merger includes the following: (i) the purchase of Common Shares of the Company for 0.014919 ordinary shares of Baran per Common Share, (the "Offer"), or an aggregate amount of $3.748 million based on the share price of Baran as of August 27, 2002; and (ii) the assumption of $11.278 million in interest-bearing liabilities of o2, based on the amounts outstanding as of August 31, 2002, which includes a $5.0 million working capital Loan extended to o2 by Baran upon execution of the Agreement (the "Loan"). In consideration for the Loan, Baran received a warrant for up to 5,559,610 Common Shares at a price of $0.45 per share. Ordinary shares of Baran are assumed to be priced at $8.25 per share as of August 27, 2002, which is calculated using the Israeli Shekel closing price for Baran from the Tel Aviv Stock Exchange, converted to dollars at the spot Israeli Shekel exchange rate on such date.

     It is our understanding that Baran has filed a Registration Statement on Form F-4 and intends to list its shares on NASDAQ in connection with the tender of o2 shares. Furthermore, Baran and o2 shall prepare a proxy in connection with the tender of the o2 shares and solicit proxies for shareholder approval of the Amended Agreement. In connection with execution of the Agreement, certain shareholders of the Company entered into an irrevocable proxy which provides that, for as long as the Amended Agreement has not been terminated, such shareholders will agree to vote in favor of the adoption of the Amended Agreement and in accordance with Baran's instructions with respect to the election or removal from office of any member of the Company's Board of Directors. The Amended Agreement provides the o2 Board of Directors with fiduciary discretion, which allows o2's Board of Directors to proceed with a higher and better offer but, in that event, o2 must pay Baran's out-of-pocket expenses and a termination fee of $700,000 (the "Termination Fee"). The Merger and all related transactions, identified to us and described above, are referred to collectively herein as the "Transaction." The Opinion does not address (i) o2's underlying business decision to effect the Transaction; or (ii) the solvency of the Company either before or after the consummation of the Transaction.

            [HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL, INC. LETTERHEAD]

Board of Directors
o2wireless Solutions, Inc.
September 17, 2002
Page  2

     We also note that in connection with execution of the Agreement, the Company entered into a Management Consulting Agreement (the "Consulting Agreement") with Baran whereby Baran will provide management consulting services to the Company pursuant to a jointly developed recovery plan (the "Recovery Plan") for up to six months for a monthly fee.

     You have requested our opinion (the "Opinion") as to as to the matters set forth below.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

           1. reviewed the audited financial statements of o2 for the fiscal years ended December 31, 1999, 2000 and 2001; unaudited financial statements for the six months ended June 30, 2002; a preliminary unaudited balance sheet as of July 31, 2002; and preliminary unaudited balances for Cash and Cash Equivalents and interest bearing liabilities as of August 31, 2002, which o2's management has identified as being the most current financial statements available;

           2. reviewed the audited financial statements of Baran for the fiscal years ended December 31, 1999, 2000 and 2001, which Baran's management has identified as being the most current financial statements available;

           3.  reviewed the following documents, which are dated June 5, 2002:
     (i) the Agreement and Plan of Merger Between the Company and Baran; (ii) the Warrant to Purchase Stock of o2wireless Solutions, Inc.; (iii) the Working Capital Loan Agreement and related agreements between o2 and Baran;
     (iv) the Irrevocable Proxy between Baran and certain o2 shareholders; (v) the o2wireless Solutions, Inc. Recovery Plan; and (vi) the Management Consulting Agreement;

           4. reviewed the Amendments dated August 28, 2002 and September 17, 2002, and the press release announcing the August 28 Amendment;

           5. reviewed a preliminary draft stock purchase agreement with a potential buyer, and received verbal updates from o2 management on the status of negotiations, regarding the proposed sale of o2wireless Lighting, Inc.;

           6. met and interviewed certain members of management of o2 to discuss the operations, financial condition, future prospects, and projected operations and performance of the o2 businesses, and met with o2's commercial bankers and counsel to discuss certain matters;

           7. reviewed forecasts and projections prepared by o2's management with respect to o2 for the fiscal years ended December 31, 2002 through 2006;

           8. reviewed forecasts and projections prepared by Baran's management with respect to Baran for the fiscal years ended December 31, 2002 through 2006;

           9. reviewed certain correspondence among and between o2, Baran and Wachovia Bank dated from July 31, 2002 to August 19, 2002;

          10. reviewed minutes of meetings of the Audit Committee of o2's Board of Directors, minutes of actions of o2's Board of Directors, and submissions to o2's M&A files dated from August 14, 2002 to August 28, 2002;

          11. reviewed certain other publicly available financial data for certain companies that we deem comparable to o2 and Baran, and publicly available prices, premiums and termination fees paid in other transactions that we considered similar to the Transaction;

Board of Directors
o2wireless Solutions, Inc.
September 17, 2002
Page  3

          12. reviewed the historical market prices and trading volume for o2's and Baran's publicly traded securities; and

          13. conducted such other studies, analyses and inquiries as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of o2 and Baran, and that there has been no material change in the assets, financial condition, business or prospects of o2 and Baran since the date of the most recent financial statements made available to us. Based upon representations made by the Company's management, in our analysis we have assumed that the Company's only viable course of action aside from completing the Merger is to enter into liquidation proceedings under Chapter 7 of the U.S. Bankruptcy Code.

     Houlihan Lokey has not participated in the negotiation of the Agreement or the Amendments, nor were we asked to solicit interest in the Company from potential buyers of the Company. Houlihan Lokey has not participated in the negotiation of the Management Consulting Agreement and our Opinion does not address the commercial reasonability of any provisions of the Management Consulting Agreement.

     We have not independently verified the accuracy and completeness of the information supplied to us with respect to o2 and Baran and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of o2 or Baran. Our opinion is necessarily based on business, economic, market, and other conditions as they exist and can be evaluated by us as of August 28, 2002.

     Based upon the foregoing, and in reliance thereon, it is our opinion that the proposed consideration to be received by the holders of Common Shares pursuant to the Amended Agreement is fair to the holders from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL, INC.

/s/ HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL, INC.

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

                           O2WIRELESS SOLUTIONS, INC.
                         2355 INDUSTRIAL PARK BOULEVARD
                             CUMMING, GEORGIA 30041

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 12, 2002, AT 5:00 P.M., LOCAL TIME.

      The undersigned hereby appoints Andrew D. Roscoe and William J. Loughman, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Special Meeting of Shareholders of O2WIRELESS SOLUTIONS, INC. to be held on Tuesday, November 12, 2002 at 5:00 p.m. at the Doubletree Guest Suites, Atlanta Galleria, 2780 Windy Ridge Parkway, Atlanta, Georgia 30339, and any adjournment or postponement thereof:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 5, 2002, as amended on August 28 and September 17, 2002, among o2wireless Solutions, Inc., Baran Group, Ltd., an Israel corporation, and Baran Acquisition Sub, Inc., a Georgia corporation and a wholly owned subsidiary of Baran, under which o2wireless will merge with and into Baran Acquisition Sub, with Baran Acquisition Sub as the surviving corporation. A copy of the merger agreement and the amendments thereto are attached to the proxy statement-prospectus as Annexes A, B and C.

          [ ] FOR                [ ] AGAINST              [ ] ABSTAIN

2. To act on any other matters that may properly come before the special meeting and any adjournment or postponement of the special meeting.

                    (continued and to be signed on reverse)

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------
                         (continued from reverse side)

      THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.


                                 Please date and sign this Proxy exactly as name(s) appears on the mailing label.


                                 _______________________________________________
                                                   SIGNATURE

                                 _______________________________________________
                                                   SIGNATURE

                                 _______________________________________________
                                                  PRINT NAME(S):

                                 Date:__________________________________________

                                 NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.